As filed with the Securities and Exchange Commission on August 11, 2000
                                                      Registration No. 333-30322
________________________________________________________________________________
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                        ______________________________

                          AMENDMENT NO. 3 TO FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                        ______________________________
                           CANAAN ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)

          Oklahoma                                             1311                                    73-1300132
(State or other jurisdiction of      (Primary standard industrial classification code number)        (I.R.S. Employer
incorporation or organization)                                                                      Identification No.)

                         119 North Robinson, Suite 600
                        Oklahoma City, Oklahoma  73102
                                (405) 232-3222
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Leo E. Woodard
                         119 North Robinson, Suite 600
                        Oklahoma City, Oklahoma  73102
                                (405) 232-3222
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                        ______________________________
                                  Copies to:

                           Michael M. Stewart, Esq.
                               Crowe & Dunlevy,
                          A Professional Corporation
                            1800 Mid-America Tower
                               20 North Broadway
                        Oklahoma City, Oklahoma  73102
                                (405) 235-7700
                        ______________________________

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
                       OF THE SECURITIES TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                        ______________________________

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and
            -----------
list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                        ______________________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d)
                                                                  -----------
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                        ______________________________

                   Subject to Completion Dated August 11, 2000

                           CANAAN ENERGY CORPORATION

                        PARTNERSHIP ROLLUP TRANSACTION

          Canaan Energy Corporation, an Oklahoma based oil and gas company previously known as Coral Reserves Group, Ltd., is offering shares of common stock in connection with a plan of combination. Under the plan:

          . Canaan will acquire all of the limited partners' interests in eight private oil and gas limited partnerships previously sponsored by Coral Reserves, Inc. and Coral Reserves Energy Corp., affiliates of Canaan.

          . Canaan will acquire 100% of the stock of Coral Reserves, Inc. and Coral Reserves Energy Corp.

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock.

          The owners of each of the entities involved in the transactions will receive shares of Canaan common stock in proportion to the exchange value of such entity relative to the total exchange value of all entities. Limited partners will have a right to receive cash as described in this document. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash. See "Appraisal Rights; Investor Lists" on page 26 for a description of limited partner appraisal rights."

          The plan of combination requires the approval of limited partners and the plan requires that all partnerships adopt the plan. A combined special meeting of the partnerships to vote on the plan is scheduled for __________________, 2000.

          Prior to this transaction there has been no public market for Canaan common stock. Canaan has applied for shares to be quoted in the NASD National Market System under the proposed symbol "KNAN".

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this document or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          The combination transactions involve various risks. Please See "Summary - Risk Factors" beginning on Page 20 and "Risk Factors and Material Considerations" on Page 29. These risks include among others:

 .    Fundamental change in nature of investment from ownership of a limited-life partnership to a perpetual life corporation.

 .    Limited partners will no longer receive cash distributions.

 .    There is no prior market for Canaan common stock and no assurance that a market will develop.

 .    Canaan and the general partners have conflicts of interest in establishing terms of the transaction.

 .    There are a number of uncertainties in the valuation process for establishing the terms of the transaction.

 .    The terms of the transaction will not be adjusted for changes in commodity prices.

 .    Continuation or liquidation of partnerships could be more beneficial to the limited partners.

 .    There is no independent representative of limited partners or fairness opinion to protect limited partners.

The information in this document is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of this Prospectus/Proxy Statement is:  __________________, 2000

                    CORAL RESERVES NATURAL GAS INCOME FUNDS
                         CORAL RESERVES INSTITUTIONAL
                             LIMITED PARTNERSHIPS
                                      AND
                      CORAL RESERVES ENERGY INCOME FUNDS

                Notice of Special Meetings of Limited Partners
                       To Be Held ________________, 2000
To Our Limited Partners:

          A combined meeting of the limited partners of the eight (8) limited partnerships consisting of Coral Reserves Natural Gas Income Fund 1990 Limited Partnership, Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, Coral Reserves Natural Gas Income Fund 1992 Limited Partnership, Coral Reserves Natural Gas Income Fund 1993 Limited Partnership, Coral Reserves 1993 Institutional Limited Partnership, Coral Reserves Energy Income Fund 1995 Limited Partnership, Coral Reserves Energy Income Fund 1996 Limited Partnership and Coral Reserves 1996 Institutional Limited Partnership, collectively (the "Partnerships"), will be held at ____________________________, Oklahoma City, Oklahoma 73102, on _____________, 2000 at _____ a.m. (the "Special Meeting").

          At the Special Meeting, the limited partners of each of the Partnerships will:

          (1) consider and vote upon the adoption of a plan of combination pursuant to which each of the Partnerships will merge with an acquisition subsidiary of Canaan Energy Corporation in which limited partners and the additional general partners will receive shares of Canaan common stock in exchange for their interests in the Partnerships; and

          (2) transact such other business that may properly come before the Special Meeting or any adjournments thereof.

Your attention is directed to the accompanying prospectus/proxy statement and prospectus/proxy statement supplement(s) which contain further information with respect to the proposals to be considered at the Special Meeting.

          Only limited partners of record of one or more of the Partnerships at the close of business on ______________, 2000 are entitled to notice of and to vote at the Special Meeting or any postponements or adjournments thereof. Each Partnership's approval of the plan of combination requires an affirmative vote by a majority-in-interest of the limited partners of the Partnership. Information regarding voting and the revocation of proxies and making of cash elections is set forth under "Special Meeting of the Partnerships".

          Please see the accompanying individual partnership supplement for additional information about the effect of the transaction on your Partnership.

          Whether or not you expect to be personally present at the Special Meeting, please be sure that the enclosed proxy and cash election form and letter of transmittal is properly completed, dated, signed and returned without delay in the enclosed envelope.

                                        CORAL RESERVES ENERGY CORP.
                                        CORAL RESERVES, INC.
                                        Managing General Partners

                                        By: ____________________________________
                                            Leo E. Woodard, President
__________________, 2000

     You should rely only on the information contained in this document and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this document or the accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

                               Table of Contents

                                                                                             Page
QUESTIONS AND ANSWERS......................................................................     1

SUMMARY....................................................................................     3
         The Parties.......................................................................     3
         The Combination Transactions......................................................     7
         Method of Determining Combination Exchange Values.................................     8
         Summary of Estimated Exchange Values..............................................    12
         Determination of Appraised Value..................................................    18
         Risks Related to the Combination Transactions.....................................    20
         Risks Related to Canaan...........................................................    22
         Background and Reasons for the Combination Transactions...........................    22
         Fairness of the Combination Transactions..........................................    25
         Alternatives to the Combination Transactions......................................    26
         Appraisal Rights; Investor Lists..................................................    26
         Accounting Treatment..............................................................    26
         Business After the Completion of the Combination Transactions.....................    27
         Comparative Rights of Security Holders............................................    27
         Resales of Canaan Common Stock....................................................    28
         Conditions to Combination Transactions............................................    28
         Regulatory Approvals..............................................................    28
         Pro Forma Financial Data..........................................................    28

RISK FACTORS AND MATERIAL CONSIDERATIONS...................................................    29
         Risks Related to the Combination Transactions.....................................    29
         Risks Related to Canaan...........................................................    34

BACKGROUND AND REASONS FOR COMBINATION TRANSACTIONS........................................    37
         Background of Partnerships........................................................    37
         Background of Combination Transactions............................................    39
         Reasons for the Combination Transactions..........................................    40
         Other Transactions................................................................    44

THE COMBINATION TRANSACTIONS...............................................................   45
         Description of the Combination Transactions.......................................   45
         The Plan of Combination and Indian Acquisition Agreement..........................   45
         Effective Time of the Combination Transactions....................................   47
         Consideration to be Received in the Combination Transactions......................   48
         Issuance of Shares; Fractional Shares.............................................   48
         Limited Partner Cash Election.....................................................   49
         Revocation of Limited Partner Cash Election.......................................   49
         Conditions........................................................................   49
         Representations and Warranties....................................................   50
         Covenants.........................................................................   51
         Indian Excluded Assets............................................................   54
         Termination or Amendment..........................................................   54
         Appraisal Rights..................................................................   55
         NASDAQ Listing....................................................................   55
         Interest of Certain Persons in the Transaction....................................   55
         Resales of Canaan Common Stock....................................................   55
         Shareholder's Agreement...........................................................   56
         Accounting Treatment..............................................................   56
         Expenses and Fees.................................................................   57

METHOD OF DETERMINING COMBINATION EXCHANGE VALUES
         AND APPRAISED VALUES..............................................................   58
         General  .........................................................................   58
         Partnership Exchange Values and Allocation to Partners, Canaan Securities and
                  Placing Brokers..........................................................   63
         Canaan Securities Exchange Value..................................................   65
         Canaan Exchange Value.............................................................   65
         Indian Exchange Value.............................................................   65
         Summary of Allocation of Exchange Values..........................................   66
         Method of Determining Appraised Value.............................................   66

RECOMMENDATION OF THE GENERAL PARTNERS AND
         FAIRNESS OF THE COMBINATION TRANSACTIONS..........................................   71
         General  .........................................................................   71
         Consideration of Alternatives.....................................................   75
         Comparison of Alternatives........................................................   80
         Fiduciary Duties of General Partners..............................................   81
         Access to Investor List...........................................................   83
         Conflicts of Interest.............................................................   83
         No Independent Representative.....................................................   84

FAILURE TO APPROVE THE COMBINATION TRANSACTIONS............................................     84

SPECIAL MEETING OF THE PARTNERSHIPS........................................................     85
         General...........................................................................     85
         Voting Rights.....................................................................     85
         Proxy and Cash Election Form and Letter of Transmittal............................     86
         Approval/Revocation of Proxy and Cash Election Form...............................     86
         Solicitation......................................................................     86
         Voting Requirements...............................................................     86
         Rights of Appraisal...............................................................     87

MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................................     87
         General...........................................................................     87
         Limited Partners..................................................................     88
         Holders of Common Stock of the General Partners and Indian........................     90
         Canaan Securities.................................................................     90
         Placing Brokers...................................................................     90
         Canaan............................................................................     90
         Reporting Requirements of Limited Partners and Shareholders of Corporate Combining
                  Entities.................................................................     90

INFORMATION CONCERNING CANAAN..............................................................     91
         General...........................................................................     91
         Costs Incurred and Drilling Results...............................................     91
         Acreage...........................................................................     92
         Productive Well Summary...........................................................     92
         Selected Historical Financial and Operating Data..................................     93
         Management's Discussion and Analysis of Financial Condition and Results of
                  Operations...............................................................     95

INFORMATION CONCERNING THE GENERAL PARTNERS................................................    103
         General...........................................................................    103
         Selected Historical Financial and Operating Information...........................    104

INFORMATION CONCERNING PARTNERSHIPS........................................................    107
         1990 Partnership..................................................................    107
         1991 Partnership..................................................................    108
         1992 Partnership..................................................................    109
         1993 Partnership..................................................................    110
         1993-I Partnership................................................................    111
         1995 Partnership..................................................................    112
         1996 Partnership..................................................................    113
         1996-I Partnership................................................................    114
         Acreage and Productive Wells for All Partnerships.................................    115
         Beneficial Owners of Partnerships.................................................    117

         Selected Historical Financial and Operating Data For Individual Partnerships......    118

INFORMATION CONCERNING INDIAN..............................................................    127
         General...........................................................................    127
         Costs Incurred and Drilling Results...............................................    127
         Acreage...........................................................................    128
         Productive Well Summary...........................................................    129
         Selected Historical Financial and Operating Information...........................    129
         Security Ownership................................................................    131

INFORMATION CONCERNING CANAAN SECURITIES...................................................    131
         General...........................................................................    131
         Selected Financial Data...........................................................    132

BUSINESS OF CANAAN AFTER COMPLETION OF THE
         COMBINATION TRANSACTIONS..........................................................    133
         General...........................................................................    133
         Costs Incurred and Drilling Results...............................................    134
         Acreage...........................................................................    135
         Productive Well Summary...........................................................    136
         Production Summary and Prices.....................................................    136
         Marketing.........................................................................    137
         Competition.......................................................................    138
         Regulation........................................................................    139
         Operating Hazards and Uninsured Risks.............................................    140
         Employees.........................................................................    141
         Facilities........................................................................    141
         Legal Proceedings.................................................................    141
         Capitalization....................................................................    142
         Credit Facilities.................................................................    143
         Financing Plans...................................................................    144
         Quantitative and Qualitative Disclosures about Market Risk........................    144

MANAGEMENT.................................................................................    146
         Officers and Directors............................................................    146
         Committees........................................................................    149
         Compensation of Directors.........................................................    149
         Executive Compensation............................................................    149
         Change in Control Agreements......................................................    151
         Compensation Decisions............................................................    151
         Stock Option Plan.................................................................    151
         Profit Sharing Plan...............................................................    152
         Certain Transactions..............................................................    153

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
         OWNERS AND MANAGEMENT.............................................................    153

COMPARISON OF SECURITYHOLDER RIGHTS........................................................    154
         Introduction......................................................................    154
         Federal Income Taxation...........................................................    155
         Management and Compensation.......................................................    155
         Operating Strategy................................................................    156
         Fiduciary Duties..................................................................    156
         Voting Rights.....................................................................    157
         Special Meetings..................................................................    157
         Amendment to Organizational Documents.............................................    158
         Anti-Takeover Provisions..........................................................    159
         Distributions and Dividends.......................................................    160
         Liquidation Rights................................................................    162
         Limited Liability.................................................................    162
         Continuity of Existence...........................................................    163
         Financial Reporting...............................................................    163
         Redemption and Conversion.........................................................    163
         Right to Compel Dissolution.......................................................    164
         Liquidity, Marketability and Restriction on Transfer..............................    164
         Limitations on Liability of Management............................................    165
         Right to Investor List; Inspection of Books and Records...........................    166
         Compensation and Distributions to General Partners................................    166

DESCRIPTION OF CAPITAL STOCK...............................................................    167
         General...........................................................................    167
         Common Stock......................................................................    167
         Preferred Stock...................................................................    168
         Oklahoma Law and Certificate and Bylaw Provisions - Anti-Takeover Effects.........    168
         Transfer Agent and Registrar......................................................    172

LEGAL MATTERS..............................................................................    172

EXPERTS....................................................................................    172

AVAILABLE INFORMATION......................................................................    173

FORWARD LOOKING STATEMENTS.................................................................    174

DEFINITIONS................................................................................    174

INDEX TO FINANCIAL STATEMENTS..............................................................     F-1

APPENDIX A     Summary of Netherland, Sewell & Associates, Inc
               Estimated Reserves..........................................................     A-1

APPENDIX B     Unaudited Pro Forma Financial Information...................................     B-1

APPENDIX C     Combining balance sheet as of March 31, 2000 of the partnerships and combining statements of operations and cash flows for the year ended December 31, 1999 and the three months ended March 31,
               2000........................................................................     C-1

                             QUESTIONS AND ANSWERS


Q:   What is being proposed?

A: Canaan is proposing a series of combination transactions to combine eight private limited partnerships previously sponsored by its affiliates and Indian Oil Company and Canaan Securities, Inc. into a new publicly traded oil and gas company.

Q:   What will I receive as a result of the combination transactions?

A: Limited partners will receive shares of Canaan common stock based on the relative value of their ownership interest in a partnership compared to the total value of all entities involved in the transaction. The number of shares limited partners will receive in each partnership is estimated on page 16. The method of determining relative value is described on page
     58.

Q:   What happens to my partnership cash distributions?

A: The partnerships currently pay limited partners regular cash distributions. Cash distributions from the partnerships will be suspended after July 31 to the date of the meetings to vote on the combination transactions. If the combination transactions are approved and closed you will receive no further cash distributions from the partnerships or dividends as Canaan does not anticipate paying dividends on its common stock. If the combination transactions are not approved or closed, the partnerships will immediately pay any suspended cash distributions.

Q:   What if I do not want Canaan common stock?

A: A limited partner may elect to receive cash in lieu of Canaan common stock in an amount equal to the appraisal value of his interest based on an appraisal of the partnership assets by an independent appraiser. There is a limit of $15 million on the amount of cash payable to electing limited partners.

Q:   What are the tax consequences of the combination transactions?

A: The combination transaction will be treated as a transfer of your interest in a partnership to Canaan and be tax free to you, unless you elect to receive cash. After the combination transactions, you will be a shareholder rather than a limited partner so you will no longer receive the pass-through tax treatment accorded to partners and you will no longer receive a Schedule K-1. You should consult your tax advisor concerning the Federal and other tax consequences of the proposed combination transactions.

Q:   What do I need to do now?

A: After carefully considering the enclosed information, please indicate how you want to vote and sign and return your proxy and cash election form and letter of transmittal in the enclosed envelope as soon as possible. Your interest will then be voted at the special meeting in accordance with your instructions.

Q:   What happens if I don't vote my interest?

A: The failure to vote at the special meeting will have the same effect as voting against the combination transactions.

Q:   When do you expect the combination transactions to be completed?

A: We expect the combination transactions to be completed within one or two business days after receiving approvals of all partnerships at the special meeting.

Q:   When will shares of Canaan begin trading?

A: We anticipate that Canaan shares will begin trading on the NASDAQ National Market System on the day after the combination transactions are completed.

Q:   How do I sell my shares of Canaan?

A: Once you receive your new certificate for shares of Canaan common stock you can sell your shares of Canaan through any brokerage firm. We anticipate that certificates for Canaan common stock will be issued promptly after completion of the combination transactions if you have previously submitted a properly completed and executed letter of transmittal.

Q:   What do the general partners of the partnerships recommend?

A: The general partners and Canaan recommend that limited partners vote for approval of the combination transactions.

Q:   Who can help answer additional questions that I may have?

A: Canaan Energy Corporation - (405) 232-3222. However, Canaan has conflicts of interests in connection with the transaction as described elsewhere in this document.

                                    SUMMARY

          The following summary highlights selected information from this document and may not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred you. Terms used in this document are defined under the Section "Definitions".

The Parties

Canaan Energy Corporation
119 N. Robinson, Suite 600
Oklahoma City, OK 73102

          Canaan, formerly known as Coral Reserves Group, Ltd., is an independent oil and gas company headquartered in Oklahoma City, Oklahoma. Canaan was formed in March, 1987, as an Oklahoma corporation, by Leo E. Woodard and John K. Penton. Mr. Woodard continues to serve the company as chief executive officer and Mr. Penton serves as president.

          Canaan has been continuously engaged in the acquisition, production, development and operation of oil and natural gas properties. As of December 31, 1999, Canaan operated 110 wells in which it or the partnerships own an interest. Operations are located entirely within the state of Oklahoma and are concentrated in Kingfisher County in north central Oklahoma and Garvin and McClain counties in south central Oklahoma. As of December 31, 1999, the estimated present value of Canaan's proved oil and gas reserves was less than $500,000.

          Since 1990, when Coral Reserves, Inc. and Coral Reserves Energy Corp. began sponsoring partnerships, Canaan has provided management services to them as the general partners of the partnerships.

          As a result of the combination transactions, Canaan will acquire all of the other parties to the combination transactions and the equity owners of the other parties to the combination transactions will become shareholders of Canaan. Canaan will continue the combined businesses of the entities involved after the completion of the combination transactions.

          Canaan is currently 100% owned by its management, Leo E. Woodard, 47.5%, John K. Penton, 47.5%, and Michael S. Mewbourn, 5%.

Coral Reserves, Inc. and Coral Reserves Energy Corp.
119 N. Robinson, Suite 600
Oklahoma City, OK 73102

          Coral Reserves, Inc., which we refer to as Coral, Inc., serves as general partner of three of the partnerships and conducts no other business activities.

          Coral Reserves Energy Corp., which we refer to as Coral Corp., serves as general partner of the remaining five partnerships and conducts no other business activities.

          We occasionally refer to Coral, Inc. and Coral Corp. individually as "general partner" and collectively as "general partners".

          Coral Reserves, Inc. and Coral Reserves Energy Corp. are affiliated with Canaan by common management and ownership. Each of these companies is owned by management of Canaan in the same ownership percentages that they own of Canaan which are Leo E. Woodard, 47.5%, John K. Penton, 47.5%, and Michael S. Mewbourn, 5%.

Indian Oil Company
9400 North Broadway, Suite 800
Oklahoma City, OK 73114

          Indian Oil Company is a privately-held Oklahoma corporation which is engaged in oil and gas exploration, development and production, primarily in Oklahoma. Indian is not affiliated with Canaan or the general partners. On February 15, 1999, Indian, Canaan and the General Partners entered into an agreement for Canaan to acquire Indian as a part of the combination transactions and since that date Canaan has been responsible for the day to day management of Indian subject to control by the Indian board of directors.

          Indian is owned by five stockholders who are not currently affiliated with Canaan, including Anthony Lasuzzo, a proposed executive officer of Canaan.

Canaan Securities, Inc.
21 Locust Avenue, Suite 2A
New Canaan, CT 06840

          Canaan Securities, Inc. is not affiliated with Canaan and the general partners and is a registered broker/dealer with the SEC and the National Association of Securities Dealers. Canaan Securities served as a placement agent in connection with the private placement of the limited partnership interests in the partnerships. Canaan Securities also engaged other unaffiliated brokers to assist in the placement, which are referred to as "placing brokers". Canaan Securities and the placing brokers receive fees for these services based on the partnerships' ongoing cash distributions from oil and gas properties. In addition, Canaan Securities provides ongoing reporting services to the limited partners for which it has received and continues to receive fees based on the partnerships' revenues from oil and gas properties. Canaan Securities does not engage in any other business activities.

         Canaan Securities is 100% owned by Thomas H. Henson, a proposed executive officer and director of Canaan.

The Partnerships
119 N. Robinson, Suite 600
Oklahoma City, OK 73102

         The partnerships consist of Oklahoma limited partnerships previously sponsored by the general partners for purposes of acquiring producing oil and gas properties primarily in Oklahoma and conducting limited additional development activity relating to the acquired properties. In each of the partnerships, Leo Woodard and John Penton, officers and shareholders of Canaan, serve as "additional general partners". Each of the partnerships raised capital in private offerings from limited partners, primarily individuals and substantially all of whom are considered "accredited investors" under the federal securities laws. There is no market for the limited partnership interests and Canaan and the general partners are not aware of any purchases or sales of interests within the last five years except for isolated transactions not involving brokers or other market participants. The following table sets forth information about the partnerships:

                                                                                                          Cumulative Cash
                                                                                                          Distributions to
                                                                                  Total Initial Capital   Limited Partners
                                           Identity of                   Date       Contributions of       Through March
                                             General    # of Limited  Commenced     Limited Partners          31, 2000
Name of Partnership                          Partner      Partners    Operations      (000 Omitted)        (000 Omitted)
-------------------                          -------      --------    ----------      -------------        -------------
Coral Reserves Natural Gas Income Fund
 1990 Limited Partnership ("1990")         Coral, Inc.         109      04/30/90          $   3,888              $ 5,550

Coral Reserves Natural Gas Income Fund
 1991 Limited Partnership ("1991")         Coral Corp.         124      04/30/91              4,480                6,456

Coral Reserves Natural Gas Income Fund
 1992 Limited Partnership ("1992")         Coral Corp.         191      06/17/92              7,500                7,243

Coral Reserves Natural Gas Income Fund
 1993 Limited Partnership ("1993")         Coral Corp.         173      07/02/93              6,525                5,933

Coral Reserves 1993 Institutional
 Limited Partnership ("1993-I")            Coral, Inc.          21      09/01/93              2,363                2,639

Coral Reserves Energy Income Fund 1995
 Limited Partnership ("1995")              Coral Corp.         196      12/13/94              6,805                5,199

Coral Reserves Energy Income Fund 1996
 Limited Partnership ("1996")              Coral Corp.         226      05/30/96              9,635                3,088

Coral Reserves 1996 Institutional
 Limited Partnership ("1996-I")            Coral, Inc.          54      12/21/95              6,520                3,042
                                                           -------                        ---------              -------
   Totals                                                    1,094                        $  47,715              $39,150
                                                           =======                        =========              =======

         The cost sharing in each partnership provided for limited partners to bear all of the costs of acquisition and development of the partnership's oil and gas properties until capital contributions of limited partners were fully expended. Thereafter, capital expenditures are shared based on revenue sharing percentages. As provided by the terms of each partnership, the general partner and additional general partners did not make any capital contributions for their interests in the partnership. The sharing of partnership net revenues and cash distributions for all partnerships except 1993-I and 1996-I vary depending on whether "payout" has occurred. Payout is calculated on an individual limited partner basis and is the point when cash distributions to such partner equal the amount of original investment. As of December 31, 1999, the 1990 and 1991 partnerships have achieved payout for all limited partners and the 1992 partnership has achieved payout as to some of the limited partners. The other partnerships have not reached payout. The following table sets forth information about the ongoing net revenue and cash distribution sharing in each of the partnerships:

                             Before Payout Net Revenues                                 After Payout Net Revenues
                                and Cash Distributions                                     and Cash Distributions
               ---------------------------------------------------  -------------------------------------------------------------
                           Add'l                                                Add'l
               General    General    Limited     Canaan             General    General    Limited     Canaan     Placing
 Partnership   Partner   Partners   Partners   Securities   Total   Partner   Partners   Partners   Securities   Brokers   Total
-------------  --------  ---------  ---------  -----------  ------  --------  ---------  ---------  -----------  --------  ------
1990               8.0%       1.0%      90.0%   1.0%/(1)/     100%     17.0%       1.0%      75.0%         2.0%      5.0%    100%
1991               8.0%       1.0%      90.0%   1.0%/(1)/     100%     17.0%       1.0%      75.0%         2.0%      5.0%    100%
1992               8.0%       1.0%      90.0%   1.0%          100%     17.0%       1.0%      75.0%         3.0%      4.0%    100%
1993               8.0%       1.0%      90.0%   1.0%          100%     17.0%       1.0%      75.0%         3.0%      4.0%    100%
1993-I             7.2%       0.5%      87.5%   4.8%          100%      7.2%       0.5%      87.5%         2.8%      2.0%    100%
1995               8.0%       1.0%      90.0%   1.0%          100%     17.0%       1.0%      75.0%         3.0%      4.0%    100%
1996               8.0%       1.0%      90.0%   1.0%          100%     17.0%       1.0%      75.0%         3.0%      4.0%    100%
1996-I             7.0%       0.5%      87.5%   5.0%          100%      7.2%       0.5%      87.5%         2.9%      1.9%    100%

(1) Canaan Securities assigned its Before Payout 1% interest in the 1990 partnership to the 1991 partnership and its interest in the 1991 partnership to the 1993-I partnership in exchange for negotiated cash payments.


         Canaan Securities also receives a fee equal to 1.5% of the gross revenues of the partnerships, except 1993-I and 1996-I, for providing reporting services to the limited partners. The table above reflects the net revenue and cash distribution sharing after the payment of such fee. Canaan Securities assigned its rights to this 1.5% fee in the 1990 partnership to the 1991 partnership in 1992 and its interest in the 1991 partnership to the 1993-I partnership in 1994 in exchange for negotiated cash payments. Canaan Securities and placing brokers also receive shares of cash otherwise distributable to general partners.

Coral Group

         The Coral Group consists of Canaan, the partnerships, Coral, Inc., Coral Corp., the additional general partners, Canaan Securities and the placing brokers.

 The Combination Transactions

         The combination transactions consist of:

         . The acquisition of all of the limited partners' interests in each of the partnerships by Canaan by a merger between each partnership and separate acquisition corporations organized by Canaan for purposes of the transactions;

         . The acquisition of 100% of the stock of the general partners of the partnerships by Canaan;

         .     The acquisition of 100% of the stock of Indian by Canaan.

         . The acquisition of 100% of the stock of Canaan Securities by Canaan; and

         . An increase in Canaan's outstanding common stock held by its current shareholders to result in the appropriate number of shares outstanding based on Canaan's relative share of the total exchange value.

         A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash. The owners of each of the entities will receive shares of Canaan common stock in proportion to the "exchange value" of such entity relative to the total exchange value of all entities. The exchange value has been determined by Canaan and is based on a valuation of each entity's oil and gas reserves and other assets and liabilities. Any limited partner in any partnership may elect to receive cash in lieu of Canaan common stock equal to the appraised value of his interest in a partnership.

         A combined special meeting of the partnerships will be held to consider and vote upon the proposal to adopt the plan of combination on __________, 2000 at _____ a.m. at _________________, Oklahoma City, Oklahoma. Proxies are being solicited by Canaan and the general partners of the partnerships. Adoption of the plan of combination by a partnership requires the consent of the General Partners of the partnership and a majority-in-interest of limited partners and the plan requires that all partnerships adopt the plan. Owners of Canaan, the general partners, and Canaan Securities have already unanimously approved the plan of combination. The shareholders of Indian owning a majority of Indian common stock must also vote in favor of the plan of combination.

Method of Determining Combination Exchange Values

General

         The exchange values for each of the entities was determined based on methods determined by Canaan. The first component of the exchange value is the oil and gas reserve values for each entity's oil and gas properties as estimated by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm. Netherland Sewell estimated the reserves, future net revenues therefrom, and the present value of such future net revenues for each entity involved in the transaction as of September 30, 1999 using the following assumptions:

         .    Gas prices were established for each well separately based on a 12
              ----------
              month average of gas prices for the 12 months ending March 31, 2000. This average was constructed using the average of composite spot wellhead prices as published by Natural Gas Week for the 8 months ending November 30, 1999 and the forward market prices for the 4 months ending March 31, 2000 based on futures prices quoted on the New York Mercantile Exchange as of October 29, 1999 adjusted for the historical differential between New York Mercantile Exchange and Natural Gas Week composite spot wellhead prices. The prices for all wells averaged $2.52 per MMbtu before adjustment by well for transportation fees, BTU content and regional price differentials and were held constant for the life of the properties. After adjustments by well for transportation fees, BTU content and regional price differentials, the weighted average gas price for all wells in the report was $2.43/Mcf. The actual weighted average gas price for all wells for all entities as of September 30, 1999 was $2.49/Mcf.

         .    Oil prices were established for each well separately based on an 8
              ----------
              year average of West Texas Intermediate crude oil posted prices for the 8 year period beginning in 1992 and ending on December 31, 1999. This average was constructed using average posted prices for West Texas Intermediate crude oil for 1992 through October 1999 and the forward market prices for November and December of 1999 as quoted on New York Mercantile Exchange as of October 29, 1999 adjusted for the differential between such forward market prices and West Texas Intermediate posted prices. The prices for all wells averaged $18.10 per barrel before adjustment by well for gravity, transportation fees and regional price differentials and were held constant for the life of the properties. After adjustments by well for gravity, transportation fees and regional price differentials, the weighted average oil price for all wells in the report was $19.68/Bbl. The actual weighted average oil price for all wells for all entities as of September 30, 1999 was $22.81/Bbl.

         .    Operating costs and production taxes were based on costs and tax
              ------------------------------------
              rates in effect as of September 30, 1999 and were not escalated.

         .    A discount rate of 10% was used to discount future net revenues to
              ---------------
              present value at September 30, 1999.

         We refer to the evaluation date of September 30, 1999 as the "effective date" and we refer to the present value of the estimated future net revenues from oil and gas reserves as of the effective date as the "reserve value" for each entity involved in the combination transaction. A summary of the reserve reports prepared by Netherland, Sewell & Associates showing the reserve value for each entity is included in Appendix A.

         We refer to the reserves estimated by Netherland Sewell as "exchange reserves". They include estimates of proved undeveloped reserves as well as proved developed reserves, both producing and nonproducing, as the term proved reserves is defined by the Society of Petroleum Engineers. However, because the reserves are estimated using prices different from those required by the Securities and Exchange Commission, we use the term "exchange" instead of "proved" to describe the reserve estimates for the exchange value. Properties with developed reserves have less risk than properties with undeveloped reserves. However, there was no risk factor assigned to the type of reserves for purposes of determining the reserve values. No attempt was made to assign value to oil and gas reserves categorized as probable or possible because the general partners and Canaan believe such reserves are too speculative to value. Further, no value has been assigned for purposes of the combination transaction to any undeveloped acreage or prospects owned by any entity which does not contain Exchange Reserves.

         In addition to the reserve value, the exchange value will take into consideration other assets and liabilities for each entity and additional adjustments will be made to the value of Canaan, Indian and the 1996 and 1996-I Partnerships for purposes of determining the exchange value as described below.


         The exchange value for each entity will be equal to:

         .    Reserve value as of the effective date.

         .    Less bank debt at the effective date.

         .    Plus or minus working capital at the effective date.

         . Minus interest paid or accrued on bank debt from the effective date through July 31, 2000.

         . For limited partners, additional general partners, Canaan Securities and placing brokers, minus their share of cash distributions from production subsequent to the effective date and through July 31, 2000.

         . An adjustment for any gas imbalances which we do not expect to be material.

         . For Canaan, an upward adjustment for the value of its "operating rights" as described below.

         . For the 1996 and 1996-I Partnerships, upward adjustments, and for Indian, a downward adjustment, for a production payment obligation of Indian described below.

Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

         The exchange value for each of the partnerships will first be determined as described above.

         As between the limited partners, the general partner and the additional general partners in each partnership and Canaan Securities and the placing brokers, the exchange value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the general partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the effective date, the reserve value was allocated first among the parties in their respective before payout sharing ratios until payout occurred and any remaining reserve value and other components of exchange value were allocated in after-payout sharing ratios.

         For the limited partners, the additional general partners, Canaan Securities and the placing brokers, an adjustment to their exchange values will be made for cash distributions from production subsequent to the effective date and through July 31, 2000. Cash distributions from the partnerships will be suspended after July 31, 2000 to the date of the meetings to vote on the combination transactions. If the combination transactions are approved and closed, the partnerships will not make further cash distributions. If the combination transactions are not approved or closed, the partnerships will immediately pay any suspended cash distributions.

         If the allocation of exchange value within a partnership, plus historical cash distributions, is not at least 115% of capital contributions of the limited partners as a group, the exchange value shall be first allocated to limited partners until this amount is achieved and the balance of the exchange value will be allocated based on revenue sharing percentages. Canaan and the general partners believe that the 1996 partnership will be the only partnership in which this priority allocation of exchange value may be necessary.

Canaan Exchange Value

         The exchange value for Canaan will be determined based on its reserve value, bank debt and working capital in the same manner as other entities as described above.

         Canaan's exchange value within the Coral Group will be further adjusted to take into account its operating rights. As of December 31, 1999, Canaan served as operator of 110 wells in which the partnerships owned interests. As such, Canaan receives monthly operating fees which represent a source of additional income to Canaan. For purposes of calculation of Canaan's exchange value within the Coral Group, the future cash flows attributable to these operating fees, based on existing reimbursement rights without escalation, has been determined and the present value thereof as of the effective date will be an additional component of its exchange value. The amount of this adjustment is $5.0 million.

         For purposes of determining relative exchange values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group results in the elimination of a significant portion of Canaan's operating fees. After the combination transaction, Canaan will no longer receive operating fees from the partnerships but will continue to receive fees from other unrelated owners. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the exchange value. This agreement is advantageous to the Coral Group because Indian's operating fees are higher than Canaan's.

Indian Exchange Value

         The exchange value for Indian will be determined using the reserve value, bank debt and working capital in the same manner as described above.

         In connection with the negotiation of the acquisition agreement between Indian and Canaan, Indian agreed that its exchange value would be reduced by its production payment obligation to the 1996 and 1996-I partnerships, in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a contingent production payment from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The contingent production payment is $9 million if the combination transactions are consummated and $6 million if they are not. Accordingly, Indian's exchange value will be adjusted downward by the remaining amount of the contingent production payment obligation as of the effective date, $5,602,250, plus the additional $3 million as a result of the combination transactions, and the exchange values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount. As between the 1996 and 1996-I partnerships, the contingent production payment adjustment will be shared in the same percentages as their original advances to Indian of 53% for 1996 and 47% for 1996-I.

Summary of Estimated Exchange Values

         The following tables summarize the estimated exchange values allocated to the various parties. All of these tables assume closing of the combination transactions on July 31, 2000, and use actual cash distributions and interest expense through March 31, 2000, and estimated revenues and expenses from the Netherland Sewell reserve reports for purposes of calculating estimated cash distributions thereafter. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the exchange value for any entity affected. July 31, 2000 is used as the estimated closing date because the partnerships will suspend cash distributions after July 31, 2000 and, accordingly, the adjustments to the exchange value after that date will not be material. In addition, there will be no further adjustments to exchange value for any party for interest accrued after July 31, 2000.

         The "Estimated Exchange Value" as of the closing date for the partnerships and Canaan set forth in the table is approximately 96.3% of the sum of their respective components of exchange value because the operating rights adjustment to Canaan's exchange value within the Coral Group is excluded for purposes of computing the relative exchange value between the Coral Group and Indian.

         "Closing Date Estimated Exchange Value" and percentages reflect effects of elimination of the Canaan operating rights adjustment for purposes of the relative exchange values between the Coral Group and Indian. "Total Coral Group with Operating Fees" calculates reserve value including operating fees paid by partnerships to Canaan. "Total Coral Group without Operating Fees" excludes operating fees paid to Canaan so that it is calculated on a consistent basis with the exchange value calculation for Indian.

                                                                                                                  Estimated
                                                                         Effective Date                              Cash
                                                            -----------------------------------------
                                                                                                                 Distributions
                                                             Reserve           Bank           Working            Through July
          Entity                                              Value            Debt           Capital              31, 2000
          ------                                              -----            ----           -------              --------
Partnerships
1990
   Limited Partners.....................................    $1,524,177     $   491,591      $  113,069            $  312,130
   General Partner......................................       345,481         111,427          25,629                     -
   Additional General Partners..........................        20,322           6,555           1,508                 4,162
   Canaan Securities....................................        85,908          13,109           3,015                17,002
   Placing Brokers......................................       101,612          32,773           7,538                20,809
                                                            ----------     -----------      ----------            ----------
     Total..............................................    $2,077,500     $   655,454      $  150,759            $  354,102
                                                            ==========     ===========      ==========            ==========

   Limited Partner per $1,000 Investment................    $      392     $       126      $       29            $       80
                                                            ==========     ===========      ==========            ==========

1991
   Limited Partners.....................................    $1,958,656     $   557,051      $  163,470            $  408,320
   General Partner......................................       443,963         126,265          37,053                     -
   Additional General Partners..........................        26,115           7,427           2,180                 5,444
   Canaan Securities....................................       110,089          14,855           4,359                22,143
   Placing Brokers......................................       130,577          37,137          10,898                27,221
                                                            ----------     -----------      ----------            ----------
     Total..............................................    $2,669,400     $   742,734      $  217,960            $  463,129
                                                            ==========     ===========      ==========            ==========

   Limited Partner per $1,000 Investment................    $      437     $       124      $       36            $       91
                                                            ==========     ===========      ==========            ==========

1992
   Limited Partners.....................................    $4,118,669     $   418,500      $  200,681            $  760,942
   General Partner......................................       859,962          94,860          45,488                     -
   Additional General Partners..........................        53,728           5,580           2,676                 8,790
   Canaan Securities....................................       274,280          11,160           5,352                30,581
   Placing Brokers......................................       191,162          27,900          13,379                 7,962
                                                            ----------     -----------      ----------            ----------
     Total..............................................    $5,497,800     $   558,000      $  267,575            $  808,274
                                                            ==========     ===========      ==========            ==========

   Limited Partner per $1,000 Investment................    $      549     $        56      $       27            $      101
                                                            ==========     ===========      ==========            ==========

1993
   Limited Partners.....................................    $3,613,799     $   359,850      $  211,544            $  770,969
   General Partner......................................       703,595          81,566          47,950                     -
   Additional General Partners..........................        46,321           4,798           2,821                 8,588
   Canaan Securities....................................       239,673           9,596           5,641                28,201
   Placing Brokers......................................       148,014          23,990          14,103                   523
                                                            ----------     -----------      ----------            ----------
     Total..............................................    $4,751,400     $   479,800      $  282,059            $  808,281
                                                            ==========     ===========      ==========            ==========

   Limited Partner per $1,000 Investment................    $      554     $        55      $       32            $      118
                                                            ==========     ===========      ==========            ==========

                                                                                               --------------------------------
                                                          Estimated                                       Closing Date
                                                                                               --------------------------------
                                                            Cash
                                                        Distributions                             Estimated
                                                        Through July         Other                Exchange           % of
          Entity                                          31, 2000        Adjustments               Value         Partnership
          ------                                          --------        -----------             ---------       -----------
Partnerships
1990
   Limited Partners.....................................  $   37,685      $        -           $       766,701        70.98%
   General Partner......................................       8,542               -                   241,945        22.39%
   Additional General Partners..........................         502               -                    10,222         0.95%
   Canaan Securities....................................       1,005         (47,196) /(1)/             10,222         0.95%
   Placing Brokers......................................       2,512               -                    51,114         4.73%
                                                          ----------      ----------           ---------------       ------
     Total..............................................  $   50,247      $  (47,196)/(1)/     $     1,080,205       100.00%
                                                          ==========      ==========           ===============       ======

   Limited Partner per $1,000 Investment................  $       10      $        -           $           197
                                                          ==========      ==========           ===============

1991
   Limited Partners.....................................  $   40,971      $   34,809  /(1)/    $     1,108,466        71.41%
   General Partner......................................       9,287           7,890  /(1)/            340,417        21.93%
   Additional General Partners..........................         546             464  /(1)/             14,779         0.95%
   Canaan Securities....................................       1,093         (61,017) /(1)/             14,779         0.95%
   Placing Brokers......................................       2,731           2,321  /(1)/             73,898         4.76%
                                                          ----------      ----------           ---------------       ------
     Total..............................................  $   54,628      $  (15,533) /(1)/    $     1,552,339       100.00%
                                                          ==========      ==========           ===============       ======

   Limited Partner per $1,000 Investment................  $        9      $        8 /(1)/     $           247
                                                          ==========      ==========           ===============

1992
   Limited Partners.....................................  $   33,722      $        -           $     2,992,455        71.34%
   General Partner......................................       7,644               -                   773,546        18.44%
   Additional General Partners..........................         450               -                    40,062         0.96%
   Canaan Securities....................................         899               -                   228,314         5.44%
   Placing Brokers......................................       2,248               -                   160,337         3.82%
                                                          ----------      ----------           ---------------       ------
     Total..............................................  $   44,963      $        -           $     4,194,714       100.00%
                                                          ==========      ==========           ===============       ======

   Limited Partner per $1,000 Investment................  $        4      $        -           $           399
                                                          ==========      ==========           ===============

1993
   Limited Partners.....................................  $   27,795      $        -           $     2,569,088        71.91%
   General Partner......................................       6,300               -                   639,378        17.90%
   Additional General Partners..........................         371               -                    34,089         0.95%
   Canaan Securities....................................         741               -                   199,204         5.58%
   Placing Brokers......................................       1,853               -                   130,780         3.66%
                                                          ----------      ----------           ---------------       ------
     Total..............................................  $   37,060      $        -           $     3,572,540       100.00%
                                                          ==========      ==========           ===============       ======

   Limited Partner per $1,000 Investment................  $        4      $        -           $           394
                                                          ==========      ==========           ===============

                                                                                                       Estimated        Estimated
                                                                         Effective Date                   Cash           Interest
                                                             --------------------------------------
                                                                                                      Distributions      Expense
                                                              Reserve        Bank         Working     Through July     Through July
          Entity                                               Value         Debt         Capital       31, 2000         31, 2000
          ------                                               -----         ----         -------       --------         --------
1993-I
   Limited Partners......................................    $1,836,887   $   303,188    $  168,661    $  417,013      $   21,416
   General Partner.......................................       151,151        24,948        13,878             -           4,112
   Additional General Partners...........................        10,496         1,733           964         2,383             286
   Canaan Securities.....................................        58,780         9,702         5,397        13,344           1,599
   Placing Brokers.......................................        41,986         6,930         3,855         9,532           1,142
                                                             ----------   -----------    ----------    ----------      ----------
     Total...............................................    $2,099,300   $   346,500    $  192,755    $  442,273      $   28,555
                                                             ==========   ===========    ==========    ==========      ==========

   Limited Partner per $1,000 Investment.................    $      778   $       128    $       71    $      177      $        9
                                                             ==========   ===========    ==========    ==========      ==========

1995
   Limited Partners......................................    $4,914,736   $         -    $  526,143    $1,060,357      $        -
   General Partner.......................................       873,600             -       119,259             -               -
   Additional General Partners...........................        61,652             -         7,015        11,782               -
   Canaan Securities.....................................       262,578             -        14,030        36,228               -
   Placing Brokers.......................................       203,434             -        35,076             -               -
                                                             ----------   -----------    ----------    ----------      ----------
     Total...............................................    $6,316,000   $         -    $  701,524    $1,108,367      $        -
                                                             ==========   ===========    ==========    ==========      ==========

   Limited Partner per $1,000 Investment.................    $      722   $         -    $       77    $      156      $        -
                                                             ==========   ===========    ==========    ==========      ==========

1996
   Limited Partners......................................    $6,151,521   $ 1,660,500    $2,933,895    $1,349,859      $  125,141
   General Partner.......................................     1,073,125       376,380       258,376             -          28,365
   Additional General Partners...........................        76,839        22,140        15,199        14,998           1,669
   Canaan Securities.....................................       425,145        44,280        30,397        48,680           3,337
   Placing Brokers.......................................       222,870       110,700        75,993             -           8,343
                                                             ----------   -----------    ----------    ----------      ----------
     Total...............................................    $7,949,500   $ 2,214,000    $3,313,859    $1,413,537      $  166,855
                                                             ==========   ===========    ==========    ==========      ==========

   Limited Partner per $1,000 Investment.................    $      638   $       172    $      305    $      140      $       13
                                                             ==========   ===========    ==========    ==========      ==========

1996-I
   Limited Partners......................................    $5,383,525   $ 1,662,500    $2,650,766    $1,093,850      $  106,662
   General Partner.......................................       446,064       137,750       219,635             -          20,621
   Additional General Partners...........................        30,763         9,500        15,147         6,251           1,422
   Canaan Securities.....................................       177,195        54,720        87,248        36,003           8,192
   Placing Brokers.......................................       115,053        35,530        56,651        23,377           5,319
                                                             ----------   -----------    ----------    ----------      ----------
     Total...............................................    $6,152,600   $ 1,900,000    $3,029,447    $1,159,481      $  142,216
                                                             ==========   ===========    ==========    ==========      ==========

   Limited Partner per $1,000 Investment.................    $      826   $       255    $      407    $      168      $       16
                                                             ==========   ===========    ==========    ==========      ==========

                                                                                       --------------------------------
                                                                                                 Closing Date
                                                                                       --------------------------------
                                                                                          Estimated
                                                                  Other                    Exchange          % of
          Entity                                               Adjustments                  Value         Partnership
          ------                                               -----------                ---------       -----------
1993-I
   Limited Partners......................................      $   54,888 /(1)/        $     1,270,531       85.78%
   General Partner.......................................           4,516 /(1)/                135,342        9.13%
   Additional General Partners...........................             314 /(1)/                  7,103        0.48%
   Canaan Securities.....................................           1,756 /(1)/                 39,776        2.69%
   Placing Brokers.......................................           1,255 /(1)/                 28,412        1.92%
                                                               ----------              ---------------      ------
     Total...............................................      $   62,729 /(1)/        $     1,481,164      100.00%
                                                               ==========              ===============      ======

   Limited Partner per $1,000 Investment.................      $       23 /(1)/        $           538
                                                               ==========              ===============

1995
   Limited Partners......................................      $        -              $     4,220,132       74.13%
   General Partner.......................................               -                      956,506       16.80%
   Additional General Partners...........................               -                       54,803        0.96%
   Canaan Securities.....................................               -                      231,580        4.07%
   Placing Brokers.......................................               -                      229,777        4.04%
                                                               ----------              ---------------      ------
     Total...............................................      $        -              $     5,692,797      100.00%
                                                               ==========              ===============      ======

   Limited Partner per $1,000 Investment.................      $        -              $           620
                                                               ==========              ===============

1996
   Limited Partners......................................      $1,440,000 /(2)/              7,526,357 /(3)/ 86.14%
   General Partner.......................................         128,000 /(2)/                760,454 /(3)/  8.71%
   Additional General Partners...........................          16,000 /(2)/                 49,914 /(3)/  0.57%
   Canaan Securities.....................................          16,000 /(2)/                270,543 /(3)/  3.10%
   Placing Brokers.......................................               -                      129,646 /(3)/  1.48%
                                                               ----------              ---------------      ------
     Total...............................................      $1,600,000 /(2)/        $     8,736,913      100.00%
                                                               ==========              ===============      ======

   Limited Partner per $1,000 Investment.................      $      149 /(2)/        $           766
                                                               ==========              ===============

1996-I
   Limited Partners......................................      $1,225,000 /(2)/        $     6,162,084       86.67%
   General Partner.......................................         101,500 /(2)/                586,536        8.25%
   Additional General Partners...........................           7,000 /(2)/                 34,429        0.48%
   Canaan Securities.....................................          40,320 /(2)/                198,311        2.79%
   Placing Brokers.......................................          26,180 /(2)/                128,764        1.81%
                                                               ----------              ---------------      ------
     Total...............................................      $1,400,000 /(2)/        $     7,110,123      100.00%
                                                               ==========              ===============      ======

   Limited Partner per $1,000 Investment.................      $      188 /(2)/        $           945
                                                               ==========              ===============

-----------------------------------------------------------------------------------------------------------------------------------

                                                                        Estimated     Estimated
                                        Effective Date                    Cash         Interest                      ---------------
                          ------------------------------------------                                                  Closing Date
                                                                      Distributions    Expense                          Estimated
            Entity           Reserve       Bank          Working      Through July   Through July       Other           Exchange
            ------            Value        Debt          Capital      ------------   ------------
                                                                        31, 2000       31, 2000      Adjustments          Value
                              -----        ----          -------        --------      ---------      -----------          -----
Total Partnerships......     $37,513,500    $6,896,488    $8,155,939  $6,557,445     $  524,524      $3,000,000/(2)/   $33,420,796

Canaan..................         490,900             -       484,891           -              -       5,010,676/(4)/     5,767,277
                             -----------    ----------    ----------  ----------     ----------      ----------        -----------

Total Coral Group with
Operating Fees..........     $38,004,400    $6,896,488    $8,640,830  $6,557,445     $  524,524      $8,010,676        $39,188,073
                             ===========    ==========    ==========  ==========     ==========      ==========        ===========
                                                                                                                     ---------------

------------------------------------------------------------------------------------------------------------------------------------

                                             CORAL GROUP/INDIAN RELATIVE EXCHANGE VALUES

                                                                        Estimated     Estimated
                                        Effective Date                    Cash         Interest
                          ------------------------------------------                                                  Closing Date
                                                                      Distributions    Expense                          Estimated
            Entity           Reserve       Bank          Working      Through July   Through July       Other           Exchange
            ------            Value        Debt          Capital      ------------   ------------
                                                                        31, 2000       31, 2000      Adjustments          Value
                              -----        ----          -------        --------      ---------      -----------          -----
Total Coral Group without
Operating Fees...........  $41,525,700     $ 6,896,488   $ 8,640,830   $6,557,445     $  524,524      $ 3,000,000/(2)/  $39,188,073
                           -----------     -----------   -----------

Indian...................   45,467,800      24,536,000    (4,991,609)           -      1,754,606       (3,000,000)/(2)/  11,185,585
                           -----------     -----------   -----------   ----------     ----------      -----------       -----------

Total....................  $86,993,500     $31,432,488   $ 3,649,221   $6,557,445     $2,279,130      $         -       $50,373,658
                           ===========     ===========   ===========   ==========     ==========      ===========       ===========
------------------------------------------------------------------------------------------------------------------------------------


______________________

/(1)/ Adjustments to reflect sale of a portion of Canaan Securities' interests in the 1990 partnership to the 1991 partnership and in the 1991 partnership to the 1993-I partnership.

/(2)/ Reflects $3 million adjustment in contingent production payment due to the 1996 and 1996-I partnerships from Indian's existing obligation of $5,606,250 as of effective date, included in working capital of partnerships and working capital of Indian as of effective date.

/(3)/ Estimated exchange value for limited partners in 1996 partnership adjusted to increase exchange value to limited partners to 115% of original investment and to decrease other participants accordingly.

/(4)/ Adjustment for Canaan operating rights.

         The following table sets forth the historical and estimated cash distributions, estimated exchange value, cash distributions plus exchange value as a percent of original investment and estimated ownership of Canaan by each ownership group and assuming no limited partners elect to receive cash.

                                       Actual and                           Cash Distributions
                                     Estimated Cash         Estimated          Plus Exchange             Canaan Common Stock
                                                                                                  ---------------------------------
                                      Distributions          Exchange           Value as %          Number             % of Total
      Entity or Group             Through July 31, 2000       Value            of Investment       of Shares          Outstanding
      ---------------             ---------------------       -----            -------------       ---------          -------------
Partnerships
1990
 Limited Partners...............          $ 5,668,121     $   766,701                 165.53%         77,490            1.55%
 General Partner................              756,502         241,945                                 24,470            0.49%
 Additional General Partners....               67,054          10,222                                  1,020            0.02%
 Canaan Securities..............               68,327          10,222                                  1,020            0.02%
 Placing Brokers................              122,258          51,114                                  3,000  /(1)/     0.06%  /(1)/
                                          -----------     -----------                              ---------          ------
       Total....................          $ 6,682,263     $ 1,080,205                                107,000            2.14%
                                          ===========     ===========                              =========          ======
 Limited Partner
    per $1,000 Investment.......          $     1,458     $       197                 165.53%             20            0.00%
                                          ===========     ===========

1991
 Limited Partners...............          $ 6,604,408     $ 1,108,466                 172.16%        112,253            2.25%
 General Partner................              881,024         340,417                                 34,185            0.68%
 Additional General Partners....               78,125          14,779                                  1,531            0.03%
 Canaan Securities..............              111,372          14,779                                  1,531            0.03%
 Placing Brokers................              142,282          73,898                                  4,500  /(1)/     0.09%  /(1)/
                                          -----------     -----------                              ---------          ------
       Total....................          $ 7,817,211     $ 1,552,339                                154,000            3.08%
                                          ===========     ===========                              =========          ======
 Limited Partner
    per $1,000 Investment.......          $     1,474     $       247                 172.16%             25            0.00%
                                          ===========     ===========

1992
 Limited Partners...............          $ 7,551,877     $ 2,992,455                 140.59%        301,746            6.03%
 General Partner................              655,202         773,546                                 78,230            1.57%
 Additional General Partners....               79,515          40,062                                  4,064            0.08%
 Canaan Securities..............              241,068         228,314                                 22,860            0.46%
 Placing Brokers................                8,314         160,337                                  9,600  /(1)/     0.19%  /(1)/
                                          -----------     -----------                              ---------          ------
       Total....................          $ 8,535,974     $ 4,194,714                                416,500            8.33%
                                          ===========     ===========                              =========          ======
 Limited Partner
    per $1,000 Investment.......          $     1,007     $       399                 140.59%             40            0.00%
                                          ===========     ===========

1993
 Limited Partners...............          $ 6,240,600     $ 2,569,088                 135.01%        258,883            5.18%
 General Partner................              556,070         639,378                                 63,959            1.27%
 Additional General Partners....               69,362          34,089                                  3,553            0.07%
 Canaan Securities..............              224,135         199,204                                 20,305            0.41%
 Placing Brokers................                  523         130,780                                  7,800            0.16%
                                          -----------     -----------                              ---------          ------
       Total....................          $ 7,090,690     $ 3,572,540                                354,500  /(1)/     7.09%  /(1)/
                                          ===========     ===========                              =========          ======
 Limited Partner
    per $1,000 Investment.......          $       956     $       394                 135.01%             40            0.00%
                                          ===========     ===========

1993-I
 Limited Partners...............          $ 2,777,761     $ 1,270,531                 171.36%        127,050            2.54%
 General Partner................              228,487         135,342                                 13,613            0.27%
 Additional General Partners....               15,873           7,103                                    504            0.01%
 Canaan Securities..............               88,764          39,776                                  4,033            0.08%
 Placing Brokers................               63,699          28,412                                  1,800  /(1)/     0.04%  /(1)/
                                          -----------     -----------                              ---------          ------
       Total....................          $ 3,174,584     $ 1,481,164                                147,000            2.94%
                                          ===========     ===========                              =========          ======
 Limited Partner
    per $1,000 Investment.......          $     1,176     $       538                 171.36%             54            0.00%
                                          ===========     ===========

1995
   .............................
 Limited Partners...............          $ 5,615,642     $ 4,220,132                 144.54%        426,113            8.52%
 General Partner................              499,168         956,506                                 96,104            1.92%
 Additional General Partners....               62,396          54,803                                  5,593            0.11%
 Canaan Securities..............              192,513         231,580                                 23,390            0.47%
 Placing Brokers................                    -         229,777                                 13,800  /(1)/     0.28%  /(1)/
                                          -----------     -----------                              ---------          ------
       Total....................          $ 6,369,719     $ 5,692,797                                565,000           11.30%
                                          ===========     ===========                              =========          ======
 Limited Partner
    per $1,000 Investment.......          $       825     $       620                 144.54%             63            0.00%
                                          ===========     ===========

1996
 Limited Partners...............          $ 3,561,232     $ 7,526,357  /(2)/          115.08%        751,548  /(2)/    15.03%  /(2)/
 General Partner................              316,554         760,454  /(2)/                          75,457  /(2)/     1.51%  /(2)/
 Additional General Partners....               39,569          49,914  /(2)/                           5,031  /(2)/     0.10%  /(2)/
 Canaan Securities..............              124,541         270,543  /(2)/                          27,164  /(2)/     0.54%  /(2)/
 Placing Brokers................                    -         129,646  /(2)/                           7,800  /(2)/     0.15%  /(2)/
                                          -----------     -----------                              ---------          ------
       Total....................          $ 4,041,896     $ 8,736,913                                867,000           17.34%
                                          ===========     ===========                              =========          ======
 Limited Partner
    per $1,000 Investment.......                  370     $       781                 115.08%             78            0.00%
                                          ===========     ===========

1996-I
 Limited Partners...............          $ 3,452,140     $ 6,162,084                 147.46%        616,092           12.32%
 General Partner................              286,228         586,536                                 58,434            1.17%
 Additional General Partners....               19,726          34,429                                  3,527            0.07%
 Canaan Securities..............              113,780         198,311                                 19,647            0.39%
 Placing Brokers................               73,428         128,764                                  7,800  /(2)/     0.16%  /(2)/
                                          -----------     -----------                              ---------          ------
       Total....................          $ 3,945,303     $ 7,110,123                                705,500           14.11%
                                          ===========     ===========                              =========          ======
 Limited Partner
    per $1,000 Investment.......          $       529     $       945                 147.46%             94            0.00%
                                          ===========     ===========

Total Partnerships
 Limited Partners...............          $41,471,782     $26,615,814                 142.70%      2,671,175           53.42%
 General Partner................            4,179,235       4,434,125                                444,452            8.88%
 Additional General Partners....              431,620         245,401                                 24,823            0.49%
 Canaan Securities..............            1,164,501       1,192,729                                119,950            2.40%
 Placing Brokers................              410,504         932,727                                 56,100  /(2)/     1.14%  /(2)/
                                          -----------     -----------                              ---------          ------
       Total....................          $47,657,642     $33,420,796                 142.70%      3,316,500           66.33%
                                          ===========     ===========                              =========          ======

Indian..........................                  n/a     $11,185,585                              1,110,500           22.21%
Canaan..........................                  n/a       5,767,277                                573,000           11.46%
                                          -----------     -----------                              ---------          ------
       Total....................          $47,657,642     $50,373,658                n/a           5,000,000          100.00%
                                          ===========     ===========                              =========          ======

_________________________
*Percent of ownership less than 0.1%


(1) Estimated Number of Shares and % of Total Shares Outstanding for placing brokers is based on 60% of exchange value for which Canaan common stock will be issued. Placing brokers will receive 40% of exchange value in cash estimated to be: 1990 - $20,445; 1991 - $29,559; 1992 - $ 64,135; 1993 - $
     52,312; 1993-I - $11,365; 1995 - $91,911; 1996 - $51,858; and, 1996-I -
     $51,506;

(2) Estimated Exchange Value, Number of Shares and % of Total Shares Outstanding for limited partners in the 1996 partnership increased to allocate 115% of the original investment and decreased for other participants accordingly.

Determination of Appraised Value

          A limited partner may elect to receive cash equal to the "appraised value" of his interest in a partnership. The appraised value was determined based on an appraisal by Madison Energy Advisors of each partnership's oil and gas properties as of the effective date. The oil and gas properties of each partnership were valued as if sold in an orderly manner and in a reasonable period of time and in a manner consistent with appropriate industry practice, taking into consideration costs of sale. An adjustment was made to reduce the appraised value of the properties for oil and gas net revenues between the effective date and the closing date, so the property value is established on the same date as the exchange value.

          Canaan and the general partners then computed the estimated value of each limited partner's interest in a partnership based on the assumption that the partnership's oil and gas properties were sold for the resulting value and the gain on sale was allocated to the partners in accordance with the provisions of the applicable partnership agreement and that each partnership was liquidated, with the proceeds of liquidation, including estimated working capital at the closing date, and after payment of any partnership debt as of the closing date being distributed as required by the partnership agreement. A further adjustment will be made for any gas imbalances which Canaan and the general partners do not expect to be material. The resulting amount is referred to as the "appraised value".

          The economic terms of each of the partnerships generally provided for the limited partners to provide all of the capital of the partnership and to bear a greater percentage of the share of costs associated with each partnership's initial acquisition and development of properties. As a result, the limited partners in each partnership have capital account balances which are higher, on a relative capital account basis, than their interest in revenues of the partnership. The partnership agreement for each partnership requires that the capital accounts be recognized or "balanced" in connection with any liquidation of a partnership. These balancing provisions result in the limited partners receiving a priority allocation of the liquidation proceeds as a result of their relatively higher capital account balances. The effect of this priority allocation is that the limited partners receive a greater share of liquidation proceeds than what limited partners would have received from the production of the oil and gas properties owned by each partnership had the properties been produced to depletion. Any liquidation of a partnership would therefore result in a relative higher proportion of value being allocated to the limited partners than is being done in connection with the combination transactions in which the allocation between the limited partners and the general partners is being done based on revenue sharing percentages. However, Canaan and the general partners believe that the discounted prices expected to be realized in a sale of properties in a liquidation offsets any potential incremental liquidation value allocated to limited partners.

          For purposes of determining the appraised value of partnership oil and gas properties, Madison calculated the estimated present value of future net revenues from production of oil and gas reserves, but used price assumptions different from those being used to calculate Exchange Value, applied risk factors to nonproducing or undeveloped reserves and used a discount rate of 20%.

          Madison Energy Advisors provides oil and gas reserve acquisition, divestment and valuation advisory services to the upstream oil and gas industry, including fair market value assessments of oil and gas properties. Madison Energy has offices in Houston, Texas and Denver, Colorado, and has a staff of professionals with significant experience in advising both buyers and sellers of oil and gas properties. Madison Energy was selected to perform this appraisal because it is one of the recognized valuation experts in the industry.

          For additional information concerning the methodology used in calculating the appraised value, see "Method of Determining Combination Exchange Values and Appraised Values - Method of Determining Appraised Value" beginning on page 66.

          If the appraised value of a limited partner's interest plus historical cash distributions is less than 110% of the amount of the limited partner's original investment, the appraised value for a limited partner electing cash will be increased to equal such amount. Canaan and the general partners believe that the 1996 and 1996-I partnerships will be the only partnerships in which the appraised value plus historical cash distributions may not meet the 110% of original investment amount.

          The appraised value for each partnership ranges from 56% to 93% of the exchange values. The following table sets forth for each partnership the historical and estimated cash distributions, the estimated appraised value, and cash distributions and appraised value as a percent of original investment for the limited partners as a group and for each limited partner per $1,000 of investment. All of these tables assume closing of the combination transactions on July 31, 2000, and use actual cash distributions and interest expense through March 31, 2000, and estimated revenues and expenses from the Netherland Sewell reserve reports for purposes of calculating estimated cash distributions thereafter. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the appraised value for any entity affected.

                                                                                                Cash
                                                  Actual and                               Distributions Plus
                                                Estimated Cash                             Appraised Value
                                                 Distributions             Estimated           as % of
       Partnership                           Through July 31, 2000      Appraised Value      Investment
       -----------                           ---------------------      ---------------      ----------
1990
   Limited Partners.......................              $5,668,121        $  433,154           156.95%
   Limited Partners per $1,000 Investment                    1,458               111

1991
   Limited Partners.......................              $6,604,408        $  712,074           163.31%
   Limited Partners per $1,000 Investment                    1,474               159

1992
   Limited Partners.......................              $7,551,877        $2,308,438           131.47%
   Limited Partners per $1,000 Investment                    1,007               308

1993
   Limited Partners.......................              $6,240,600        $2,219,543           129.66%
   Limited Partners per $1,000 Investment                      956               340

1993-I
   Limited Partners.......................              $2,777,761        $  843,903           153.30%
   Limited Partners per $1,000 Investment                    1,176               357

1995
   Limited Partners.......................              $5,615,642        $3,642,283           136.05%
   Limited Partners per $1,000 Investment                      825               535

1996
   Limited Partners.......................              $3,561,232        $7,037,268  (1)      110.00%      (1)
   Limited Partners per $1,000 Investment                      370               730  (1)

1996-I
   Limited Partners.......................              $3,452,140        $3,969,059  (1)      113.82%      (1)
   Limited Partners per $1,000 Investment                      529               609  (1)

   (1) Estimated appraised value in 1996 and 1996-I partnerships adjusted to increase "Cash Distributions Plus Appraised Value as % of Investment" to 110% of original investment amount.

Risk Factors

               There are numerous risks associated with the combination transactions which are summarized below. For a more complete description of these risk factors, please see "Risk Factors".

Risks Related to the Combination Transactions

 .    Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with a limited life resulting in material changes in the nature of their investment.

 .    Limited partners have received cash distributions from the partnerships but will receive no cash distributions or dividends in the foreseeable future from Canaan.

 .    There has been no prior market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the common stock received by a limited partner will be equal to the exchange value. The exchange values are being used solely to determine the relative ownership of Canaan by each entity involved and do not necessarily represent the fair value of Canaan or its net assets.

 .    The consideration to be received by the limited partners and the general partners and Canaan and the other terms of the combination transactions were determined by Canaan and the general partners, which have inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnership if sold to an unaffiliated third party in an arms length negotiation.

 .    The exchange values were based primarily on estimates of reserves and future net cash flows which has inherent uncertainties. Exchange values do not represent fair market value.

 .    The price assumptions used to calculate the reserve value will not be modified for changes in prices which could alter the relative values of the entities involved or the relative share of the limited partners and general partners in partnerships which have not achieved payout.

 .    The alternative of continuing the partnerships or liquidating their assets could potentially be more beneficial to limited partners than the combination transactions.

 .    No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions which may be inferior to those that could have been negotiated by an independent representative. No fairness opinion has been obtained regarding the fairness of the combination transactions to limited partners.

 .    The cash being offered to limited partners who elect to receive cash is intended to approximate the fair market value of their interests in a partnership based on a liquidation of the partnerships, but there is no assurance such value is in fact fair market value.

 .    The combination transactions will reduce and dilute a limited partner's voting rights.

 .    The combination transactions will result in a limited partner being exposed to risks of a larger enterprise without restrictions on leverage.

 .    For the 1996 and 1996-I partnerships, failure to approve the combination transactions may result in a material adverse effect on returns to limited partners due to a $3 million downward adjustment in the Indian contingent production payment.

 .    We have not requested a ruling from the IRS on the tax consequences of the combination transactions and the IRS may disagree with the opinion of our counsel on the tax consequences.

 .    If the combination transactions are not approved, limited partners in each partnership will bear a portion of the transaction expenses.

Risks Related to Canaan

 .    Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

 .    We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our shareholders.







 .    We will need additional financing to grow and our ability to raise further financing is uncertain.











 .    We are subject to risks related to the oil and gas industry.

 .    We may incur writedowns of the net book value of our oil and gas properties which would adversely affect our shareholders' equity and earnings.











Background and Reasons for the Combination Transactions

          The partnerships were formed between 1990 and 1996. As contemplated when the partnerships were organized, the oil and gas production from the producing properties owned by the older partnerships has steadily declined over time. These reductions are due to the natural decline occurring in connection with the depletion of oil and gas properties. These production declines have contributed to a reduction in cash distributions, particularly in the earlier partnerships. Similar production declines from the recently formed 1996 and 1996-I partnerships are likely to occur in the future. Please see "Information Concerning the Partnerships - Selected Historical Financial and Operating Data for Individual Partnerships" on page 118 for cash distribution information.

          Each partnership has a specified term of existence of 20 years and can be terminated earlier upon recommendation of the general partner with approval of the majority-in-interest of limited partners. At the time the partnerships were organized, there were no specific plans to terminate any partnership on the occurrence of any specific events.

          In 1997, Canaan and the general partners began to consider the possibility of combining the partnerships into a publicly held oil and gas company in order to achieve the benefits of a corporate entity with a larger asset base and greater growth potential than available to any individual partnership. Actions to implement the plan were not taken at that time pending the closing of the offering of partnership interests for the 1996 and 1996-I partnerships and the investment of the capital contributions in oil and gas properties. In addition, Canaan entered into an agreement in February 1999 to include Indian in the combination transaction so the new company would have a larger size.

          Canaan and the general partners recommend that the limited partners in each of the partnerships vote in favor of the combination transactions. In considering the combination transactions, Canaan and the general partners took into account various advantages and disadvantages of the combination transactions to each of the partnerships and its respective limited partners. The advantages they considered included:

          . Canaan believes that shares of publicly-held oil and gas companies generally trade at values greater than their cash liquidation values affording limited partners potentially greater value than represented by the cash value of the partnership's oil and gas properties, either in immediate liquidation or in continuing the partnership. Canaan believes publicly-held oil and gas companies generally trade at premiums to their potential cash liquidation values due to values attributable to going concern and potential growth and due to the fact that public company stock valuations do not reflect discounts for nonproducing reserves typically applied in cash transactions.

          . The partnerships may not have the cash nor the ability to borrow funds necessary to develop their non-producing reserves. This may result in reduction or temporary suspension of cash distributions in order to participate in proposals to place these non-producing reserves on production, or the partnerships may be forced to forego participation in these proposals.

          . The continuation of the partnerships will likely result in declining cash distributions to limited partners as a result of the natural depletion of each of the partnership's oil and gas properties and the requirement that partnerships other than the 1995 partnership repay borrowings with cash flow otherwise distributable to partners.

          . The combination transactions permit the limited partners to participate in an investment in a larger company with a more diversified property base and a potential for growth and appreciation in the future. Each partnership owns interests in 40 to 103 gross (2.3 to 18.9 net) wells whereas, on a pro forma basis as of December 31, 1999, Canaan will have interests in 965 gross (192 net) wells.

          . For limited partners whose investment is based on the potential for increases in oil or gas prices, ownership of stock in a publicly traded oil and gas company continues to afford an opportunity to benefit indirectly from these price increases.

          . The structure of the transaction gives limited partners the opportunity to exchange their interest in the partnerships for common stock without immediate tax consequences or to receive cash equal to appraised value in a taxable transaction if they do not wish to receive Canaan common stock.

          . The ownership of common stock in a publicly traded company will afford the limited partners the opportunity to liquidate their investment should they desire to do so.

          . The organization of a publicly held oil and gas company will potentially afford access to capital and other resources that will provide Canaan opportunities for future growth that are not available in the partnerships or the other entities.

          . The inclusion of Indian in the combination transactions adds reserves in the same areas as reserves owned by the Coral Group and further diversifies Canaan's reserve base and property ownership. Indian and the Coral Group are being valued in a consistent manner for purposes of the combination transactions.

          . For the 1996 and 1996-I partnerships, the terms of the Indian contingent production payment obligation to them effectively provide an enhanced return compared to the return such partnerships could realistically achieve if the combination transactions are not consummated.

          Canaan and the general partners also considered disadvantages of the combination transactions that included:

          . Limited partners will own stock in a corporation which is a different investment objective from investing in a partnership designed to generate recurring cash distributions. However, the cash election is intended to provide limited partners the option to receive cash if they prefer.

          . Limited partners will no longer receive cash distributions. However, most limited partners are high income or high net worth individuals classified as "accredited investors" under the SEC rules and are likely to be less dependent on partnership cash distributions than individuals with lower incomes or net worths.

          . Canaan will engage in the acquisition and exploitation of new oil and gas properties which will expose limited partners to all of the attendant risks associated with such activities. The partnerships generally do not conduct significant drilling activities, but own producing properties. The activities of Canaan may, therefore, involve greater risks than the activities of the partnerships, but also offer the potential for additional benefits if the acquisition and exploitation activities are successful.

          . Increases in prices for oil and gas may have a more direct effect on limited partners in the partnerships due to the immediate effect on potential cash distribution. However, Canaan and the general partners believe that an increase in oil and gas prices will also have an indirect beneficial effect on the market price for Canaan common stock.

          . Limited partners will become subject to the volatility of the market value of Canaan common stock. Market factors that may affect the common stock price will include factors other than those that affect the value of a limited partner's interest in a partnership, such as general market conditions.

Fairness of the Combination Transactions

          Canaan and the general partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships receiving Canaan common stock or cash at appraised value, and are fair to the partnerships as a whole.

          The principal structural element affecting the limited partners and the other parties to the combination transactions receiving Canaan common stock is the determination of the exchange values. As noted elsewhere, the exchange values are based primarily on the reserve value based on Netherland Sewell's independent valuations.

          By using reserve values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the general partners believe that the relative value of each of the entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions. Canaan and the general partners also considered various other factors in evaluating the fairness of the combination transactions as described under "Recommendation of the General Partners and Fairness of the Combination Transaction" beginning on page 71.

          The cash amount being offered to limited partners electing to receive cash is based on an appraisal of the value of each partnership's oil and gas properties by an independent appraiser and, accordingly, Canaan and the general partners believe such cash election amount is fair for limited partners electing to receive cash.

Alternatives to the Combination Transactions

          Canaan and the general partners have given consideration to the alternatives of continued operation of the partnerships for a longer period or the possibility of selling the partnership assets and liquidation of the partnerships prior to proposing the combination transactions to limited partners for their approval.

          Continuation of the partnerships, while avoiding the risks associated with the combination transactions and the discontinuance of cash distributions, would result in declining operating results and distribution rates for each of the partnerships due to the depletion of reserves, ongoing general and administrative expense and debt service requirements for all partnerships. A sale of the partnership assets and liquidation of the partnership would result in immediate cash distributions to the limited partners and avoid the market risks associated with the ownership of Canaan common stock. However, Canaan and the general partners believe liquidation of the partnerships is less beneficial to limited partners primarily because the properties owned by many of the partnerships consist of small non-operated interests which are not likely to be valued favorably in the property market, resulting in discounted sale prices.

          Canaan and the general partners conducted an analysis of the going concern and liquidation values of each partnership compared to the exchange value. Please see "Recommendation of the General Partners and Fairness of the Combination Transactions -Consideration of Alternatives" beginning on page 75 for a more detailed analysis of the alternatives.

Appraisal Rights; Investor Lists

          Under Oklahoma law, limited partners of the partnerships are not entitled to dissenters' rights. However, pursuant to the rules of the National Association of Securities Dealers applicable to rollup transactions, limited partners in each partnership will be entitled to exercise appraisal rights. The right of a limited partner to receive a cash payment for their interest in a partnership equal to the appraised value provides limited partners with the required appraisal rights.

          A limited partner may obtain a list of limited partners in his partnership by making a written request to the general partners at 119 North Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

Accounting Treatment

          The combination transactions will be accounted for as:

          . A reorganization of entities under common control for the general partners and the partnerships. As a result, the value of the assets and liabilities of the partnerships and the general partners will be recorded at their historical cost.

          . A purchase of Indian. As a result, the purchase price equal to the fair value of Indian's assets acquired and liabilities assumed will be allocated to the assets and liabilities of Indian as of the date of closing of the combination transactions.

          . A purchase of Canaan Securities. As a result, the purchase price equal to the fair value of Canaan Securities' right to receive cash distributions and future fees for services based on the partnerships' ongoing revenues from oil and gas properties will be allocated to the assets and liabilities of Canaan Securities based on their estimated values as of the date of closing of the combination transactions.

Business After the Completion of the Combination Transactions

          Canaan will become an independent publicly held oil and gas company after the completion of the combination transactions.

          Canaan will seek growth through an active development drilling program, identification and development of extension prospects and impact acquisitions. The company will utilize in-house geological and engineering expertise to identify and evaluate prospective locations, whether proved or unproved. Canaan will employ aggressive land strategies to increase ownership in existing properties with development potential and to obtain acreage in areas of interest through acquisitions, leases or farm-ins. Canaan will concentrate its efforts in the Mid-Continent area, with a preference for natural gas producing properties, and will seek operations whenever possible.

          On a pro forma basis as of December 31, 1999, Canaan will have interests in 754 gross (132 net) gas wells, 211 gross (60 net) oil wells for a total of 965 gross (192 net) wells, of which 201 or 21% will be operated by Canaan. Its proved reserves will consist of 103.6 Bcfe with an estimated Present Value of $75.6 million.

          Canaan intends to finance its growth through various methods including public and private offerings of equity and debt securities and bank and other borrowings. Canaan expects to complete a public offering of common stock after closing of the combination transactions when Canaan determines market conditions are desirable.

Comparative Rights of Security Holders

          For comparison of the rights of Canaan's shareholders under Oklahoma law and Canaan's certificate of incorporation and bylaws with rights of the partners of each of the partnerships under Oklahoma law and the respective partnership agreements, please see "Comparative Rights of Security Holders".

Resales of Canaan Common Stock

          The shares of Canaan common stock that will be issued to limited partners and the shareholders of Indian in connection with the combination transactions have been registered under the Securities Act. All shares of common stock received by limited partners will be freely tradeable after completion of the combination transactions.

          The shares of Canaan common stock issued in the combination transactions to the shareholders of Canaan, the general partners and Canaan Securities will not be registered under the Securities Act and may not be sold unless registered or in transactions exempt from registration. In addition, all of the shareholders of Canaan, the general partners and Canaan Securities and all but two shareholders of Indian have entered into an agreement granting to each other reciprocal rights of first refusal in connection with any proposed sales of Canaan common stock by them, except sales of less than a nominal number of shares. The shareholders who are parties to this agreement will collectively own 42% -60% of Canaan's common stock, depending on the level of limited partner cash elections.

Conditions to Combination Transactions

          The closing of the combination transactions is conditioned upon, among other things:

          . The approval of the Plan of Combination by a majority in interest of the limited partners in all of the partnerships.

          . The absence of any material adverse change affecting any of the entities participating in the combination transactions.

          . No more than $15 million will be required to be paid in cash to limited partners electing to receive cash.

Regulatory Approvals

          No federal or state regulatory approvals are required in connection with the consummation of the combination transactions by the partnerships, the general partners, Indian or Canaan Securities.

Pro Forma Financial Data

          Unaudited pro forma financial information based on Canaan's historical financial statements, adjusted to give effect to the combination transactions, is included in Appendix B. The pro forma data is not necessarily indicative of results that actually would have occurred if the combination transactions had been in effect on the dates indicated or which may be obtained in the future.

                   RISK FACTORS AND MATERIAL CONSIDERATIONS

          In addition to the material contained elsewhere in this document, the following factors should be considered.

Risks Related to the Combination Transactions

Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with a limited life resulting in material changes in the nature of their investments.

          Limited partners currently own interests in the partnerships which are subject to a single level of federal and state income taxes at the partner level and which were organized for the purposes of acquiring producing properties and making cash distributions to limited partners. The partnerships have a limited life and a limited purpose. Upon consummation of the transaction, the limited partners will become shareholders of a corporation subject to income tax at both the corporate and shareholder levels with perpetual existence and with a broad business purpose. While the rights of limited partners and shareholders are in some respects similar, there are material differences to the nature of an investment in a limited partnership and a corporation.

Limited partners have received cash distributions from the partnerships, but will receive no cash distributions or dividends in the foreseeable future.

          The combination transactions will result in the limited partners holding shares of our common stock, unless a limited partner elects to receive cash. We do not anticipate paying dividends on our common stock in the foreseeable future. Limited partners have historically received cash distributions as described under "Information Concerning the Partnerships - Selected Historical and Financial Operating Information".

There has been no public market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the Canaan common stock received by a limited partner will be equal to the exchange value. The exchange values are being used solely to determine the relative ownership of Canaan by the owners of each entity involved and do not represent the fair value of Canaan or its net assets.

          Our common stock will be listed on the NASDAQ National Market System but there has been no prior market for our common stock. The price at which the common stock will trade will be established by the market and there is no assurance such price will bear any relationship to the exchange value.
Liquidity for our common stock may be limited because the number of holders will be relatively small. There may be a large number of shares of our common stock offered for sale immediately after the closing date for various reasons, including the liquidity that the combination transactions will afford to limited partners, who have not had access to a trading market for the partnership interests and now may wish to liquidate their investment at the first opportunity. The inclusion of the cash election for limited partners may mitigate some of this risk. However, sales by limited partners may tend to lower the market price for our common stock.

          A decline in oil or gas prices or depressed conditions in the oil and gas industry in general could adversely affect the market price of our common stock. A downturn in the general economic and stock market conditions or in our drilling record and production performance or results of our operations that are lower than expected by the marketplace may also have a negative effect on the market price of our common stock.

The consideration limited and general partners receive and the other terms of the combination transactions were determined by Canaan and the general partners, which have inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnerships if sold to an unaffiliated third party in an arm's length transaction.

          Canaan and the general partners determined the exchange values of the partnerships based, in part, on the estimated value of each of the partnerships' oil and gas reserves as of September 30, 1999 as estimated by Netherland Sewell, its bank debt and net working capital. The determination of the exchange values involves a conflict of interest because the general partners serve as general partners of the partnerships, their principal shareholders have been involved in the organization and promotion of the combination transactions, and Canaan will be allocated additional exchange value for its operating rights. Accordingly, the determination of the exchange values may not reflect the allocation of relative value between the limited partners and the general partners if the combination transactions were negotiated with an unaffiliated third party in an arm's length transaction.

The exchange values are based primarily on estimates of oil and gas reserves and future net cash flows which have inherent uncertainties. Exchange values do not represent fair market value.

          The present value of estimated future net cash flows from oil and gas reserves is the primary factor considered in determining the exchange values. However, reserves cannot be determined with a high degree of certainty. There are numerous uncertainties inherent in estimating quantities of oil and gas reserves and in projecting future rates of production, future development, recompletion and workover expenditures, prices to be received upon the sale, and costs to be incurred in production. The reserve value for each of the entities involved only represents an estimate and may vary materially from the quantities of oil and gas actually recovered, and consequently the future net cash flows received upon the sale thereof. The use of these estimates in determining the exchange values for the entities involved could therefore result in an undervaluation or overvaluation of the various entities, including the partnership interests owned by limited partners. For these reasons the exchange values do not represent fair market value.

The price assumptions used to calculate the reserve value will not be modified for changes in prices which could alter the relative values of the entities involved in the combination transaction or the relative share of the limited partners and general partners which have not achieved payout.

          Canaan and the general partners established the oil and gas prices used by Netherland Sewell & Associates to calculate the reserve value of the entities involved in the combination transaction. These prices did not take into consideration existing hedge transactions which the partnerships and Indian have entered into which expire on or before December 31, 2000 and which are at prices different from the prices used to calculate reserve value. Further, the reserve value will not be adjusted for any changes in oil and gas prices that occur subsequent to the effective date and prior to the closing date. Although the reserve value of all of the entities should be equally affected by changes in oil and gas prices, different oil and gas prices from those used to calculate the reserve value would have an effect on the timing of payout in the partnerships which have not yet achieved payout and thereby affect the allocation of reserve value between the limited partners and the general partner. In addition, changes in prices would affect the exchange value of the entities differently because of the differences in relative levels of indebtedness of these entities.

The alternatives to continuing the partnerships or liquidating their assets potentially could be more beneficial to limited partners than the combination transactions.

          Instead of entering into the combination transactions, a partnership instead could continue to operate, or with the approval of the limited partners of the partnership, seek to liquidate the partnership's assets and distribute the liquidation proceeds in accordance with the provisions of the respective partnership agreement, enabling limited partners to reinvest proceeds from the asset sales in the case of a liquidation and avoid the market risks associated
with the ownership of Canaan common stock.   Please see "Background and Reasons
For the Combination Transactions -Alternatives to the Combination Transactions".

No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions, which terms may be inferior to those that could have been negotiated by an independent representative. Furthermore, no fairness opinion has been obtained regarding the fairness of the combination transactions.

          We did not engage an independent representative, such as an investment bank, to negotiate the terms of the combination transactions. As a result, the exchange values and other terms of the combination transactions may not be as favorable as the terms that an independent representative might have obtained. In addition, we did not retain an independent third party to render an opinion with regard to the fairness of the combination transactions to the limited partners and/or the partnerships.

The cash being offered to limited partners who elect to receive cash is intended to approximate the fair market value of their interests in a partnership, but there is no assurance such value is in fact fair market value.

          A limited partner may elect to receive cash equal to the appraised value of his partnership interest, which is based on an appraisal of the partnership's oil and gas properties by an independent appraiser. This appraisal represents an opinion and the appraised value may or may not represent the fair market value of the limited partner's interest in the partnership. The cash election is being offered as a means for limited partners who do not wish to bear the market risk associated with ownership of Canaan common stock to receive cash in lieu of stock and to meet a requirement of the National Association of Securities Dealers that limited partners be offered the right to receive appraised value.

The combination transactions will reduce and dilute a limited partner's voting rights.

          The combination transactions will result in each limited partner receiving a smaller proportionate ownership interest in Canaan than the interest such partner owns in the partnership. This will reduce a limited partner's ability to influence the taking of action in those instances where the partnership agreements provide for the vote or consent of limited partners.

The combination transactions will result in a limited partner being exposed to risks of a larger enterprise without restrictions on leverage.

          Each of the partnerships acquired specific producing properties and they have not engaged in material additional development activities. The limited additional development that has been conducted by the partnerships was financed using borrowings which under the terms of each of the partnership agreements was limited to 20-30% of original capital contributions. After the combination transactions, Canaan will engage in additional oil and gas property acquisitions and development drilling without any specific limitations on the amount of leverage that may be incurred to conduct its activities. As of December 31, 1999, the level of indebtedness in partnerships ranged from 9% to 39% of the present value of estimated future net revenues from proved reserves, whereas Canaan's pro forma percentage was 42%. While the limited partners in an individual partnership will reduce the risk of ownership of specific properties by obtaining an indirect ownership interest in a more diversified group of properties, they will forsake the economic benefit of any extraordinary increase in value attributable to the specific oil and gas properties now held by their individual partnerships. In addition, the additional property acquisition and development activities will expose limited partners to all of the risks associated with the conduct of those activities and the absence of any limitation on the amount of leverage that may be incurred by Canaan exposes its shareholders to greater risk than exists in the partnerships.

The 1996 and 1996-I partnerships' failure to approve the combination transactions may result in a material adverse effect on returns to limited partners due to the loss of a $3 million upward adjustment in the Indian contingent production payment.

          In connection with the negotiation of the acquisition agreement between Indian and Canaan, Indian agreed that its exchange value would be reduced by its production payment obligation to the 1996 and 1996-I Partnerships in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a contingent production payment from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The contingent production payment is $9 million if the combination transactions are consummated and $6 million if they are not. The 1996 share of the contingent production payment is 53% and the 1996-I share of the contingent production payment is 47%. If the combination transactions are not consummated, Indian is expected to be liquidated and proceeds of liquidation after payment of all obligations to be shared 50% by the Indian shareholders and 50% by the Coral Group. Accordingly, if the combination transactions are consummated, the 1996 and 1996-I partnerships may not receive any gain or return on the amount of their investments in the contingent production payment. The payment of this obligation is subordinate to Indian's obligations to its bank lenders and depending upon the amount of liquidation proceeds, the contingent production payment may not be paid in full. The amount invested in the contingent production payment represented 33% of the initial capital of the 1996 partnership and 43% of the initial capital of the 1996-I partnership.

We have not requested a ruling from the IRS on the tax consequences of the combination transactions and the IRS may disagree with the opinion of our counsel on the tax consequences.

          Canaan has received an opinion of counsel relating to material income tax consequences of the combination transactions. However, counsel has not expressed an opinion on all consequences. No rulings have been, or will be, requested from the IRS with respect to the tax consequences resulting from the proposed combination transactions and, accordingly, we can give no assurance that the IRS or the courts would agree with the opinion described in "Material Federal Income Tax Consequences."

          The partnerships presently are taxed as limited partnerships and, as such do not generally pay federal income tax at the partnership level. Rather, the items of income, gain, loss and deduction flow through to their partners. The limited partners will receive Canaan common stock in the proposed combination transactions. Because Canaan is a corporation, its income will be taxed at the corporate level and, to the extent distributions are made to its shareholders, such distributions will be taxable to the shareholders to the extent of Canaan's accumulated and current earnings and profits. As a result of the proposed combination transactions, the former limited partners who become Canaan shareholders will no longer receive the pass-through tax treatment accorded to partners.

If the combination transactions are not approved, limited partners in each partnership will bear a portion of the transaction expenses.

          The transaction and fees and expenses incurred in connection with the proposed combination transactions will be allocated to the limited partnerships in proportion to their relative exchange values. The general partner will bear a portion of the fees allocated to the partnership equal to its percentage interest in the partnership operating costs plus a percentage equal to the percentage of limited partners who abstain or vote against the combination transactions. The limited partners will bear a percentage of the allocated expenses in proportion to the percentages of limited partners who voted to approve the combination transactions. The estimated expenses allocatable to the limited partnerships range from an estimated $25,500 for the low value partnerships to $187,000 for the highest value partnership. The maximum expenses chargeable to the limited partners in any partnership if the combination transactions are not approved range from approximately $19,000 in the lowest value partnership to approximately $168,000 in the highest value partnership. Please see "The Combination Transactions - Expenses and
Fees".

Risks Related to Canaan

Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

          Unless we successfully replace the reserves that we produce, our reserves will decline, resulting eventually in a decrease in oil and gas production and lower revenues and cash flow from operations. While we believe that we can replace reserves through drilling and acquisitions, we may not be able to replace such reserves at acceptable costs. The business of exploring for, developing or acquiring reserves is capital intensive. We may not be able to make the necessary capital investment to maintain or expand our oil and gas reserves if cash flow from operations is reduced, due to lower oil and gas prices or otherwise, or if external sources of capital become limited or unavailable. In addition, our drilling activities will be subject to numerous risks, including the risk that no commercially productive oil or gas reserves will be encountered. Exploratory drilling involves more risk than development drilling because exploratory drilling is designed to test formations for which proved reserves have not been discovered.

          Although we will continually identify and evaluate acquisition opportunities, we cannot assure you that we will successfully consummate any acquisition, that we will be able to acquire producing oil and gas properties that contain economically recoverable reserves or that any acquisition will be profitably integrated into our operations.

We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our shareholders.

          Our certificate of incorporation, our bylaws, Oklahoma law and management contracts contain provisions which could make it more difficult for a third party to acquire us even if doing so might be beneficial to our shareholders. These provisions include:

          . A classified board, the members of which serve staggered three-year terms and may be removed by shareholders only for cause;

          . A prohibition on shareholders calling special meetings and acting by written consent;

          . A requirement for advance notice of shareholder proposals and director nominations; and,

          . Restrictions on business combinations with interested shareholders and limitations on voting power of control share acquisitions.

          . Contracts providing severance benefits to management of a change in control.

Please see "Management - Change in Control Agreements" and "Description of Securities."


We will need additional financing to grow and our ability to raise further financing is uncertain.

          After completion of the combination transactions, we anticipate that our cash flow from operations will be sufficient to meet our anticipated working capital and debt service requirements, but such cash flow may not be sufficient to finance significant growth through additional acquisitions or drilling. On a pro forma basis, Canaan will have 110 undeveloped locations containing proved reserves with an estimated present value as of December 31, 1999 of $9,178,700. Costs to develop these reserves are estimated at $13,125,600 over a seven-year period. Upon the completion of the combination transactions, we anticipate seeking additional equity financing by an underwritten public offering of common
stock at such time as we believe market conditions are appropriate.   There is
no assurance we will complete such an offering. We may pursue alternative sources of financing through private placements of equity or debt securities or through asset sales. If financing is not obtained, we may not be able to develop all of our reserves.

          If additional funds are raised through the issuance of equity or convertible securities, the percentage ownership of our shareholders will be reduced and these newly issued securities may have rights, preferences or privileges senior to those of existing shareholders, including those receiving shares in the combination transactions. We cannot assure you that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or not available on acceptable terms, our ability to fund our operations and take advantage of unanticipated opportunities will be significantly limited.



We are subject to risks relating to the oil and gas industry.

          The acquisition and development of oil and gas properties involves numerous risks common to the oil and gas industry, including risks relating to:

          . price volatility of oil and gas which can affect our revenues and cash flows;

          . operational risks associated with drilling for, and production and transportation of oil and gas, such as unanticipated pressures in formations and risks of explosions, blowouts and accidents;

          .    operating in a highly regulated industry;

          .    compliance with environmental laws and regulations; and

          . competition for proved reserved and undeveloped acreage acquisitions, the development, production and marketing of oil and gas and contracting for equipment and recruiting and retaining qualified employees.


We may incur write-downs of the net book values of our oil and gas properties which would adversely affect our shareholders equity and earnings.

          The full cost method of accounting which we follow requires that we periodically compare the net book value of our oil and gas properties, less related deferred taxes, to a calculated "ceiling". The ceiling is the estimated after-tax present value of the future net revenues from proved reserves using a 10% discount rate and using constant prices and costs. Any excess of net book value of oil and gas properties is written off as an expense and may not be reversed in subsequent periods even though higher oil and gas prices may have increased the ceiling in these periods. A write-off constitutes a charge to earnings and reduces shareholders equity, but does not impact our cash flows from operating activities. Future write-offs may occur which would have a material adverse effect on our net income in the period taken, but would not affect our cash flows.

              BACKGROUND AND REASONS FOR COMBINATION TRANSACTIONS

Background of Partnerships

          Each of the partnerships was organized by the General Partners for the purpose of acquiring interests in producing oil and gas properties and to engage in drilling of development and offset wells, for the reworking, recompletion, deepening or plugging back of existing wells and secondary or tertiary recovery operations and other production enhancement techniques incident to the operation of producing properties acquired by the partnerships. The partnerships were not organized to engage in exploratory drilling activities. The objective of each of the partnerships is to provide cash distributions generated by the sale of oil and gas from the properties acquired. Each of the partnerships raised capital in private offerings from limited partners, primarily individuals and substantially all of whom are considered "accredited investors" under the federal securities laws. In each of the partnerships, Leo E. Woodard and John Penton, officers and shareholders of Canaan, serve as "Additional General Partners". As provided by the terms of each partnership, the General Partner and Additional General Partners did not make any capital contributions for their interests in the partnership.

          All of the funds invested by limited partners have been invested in oil and gas properties as contemplated by the partnership agreements, after required payments of organization and offering costs. Properties acquired by each partnership have generated revenues from the sale of oil and gas and cash distributions have been made to limited partners in accordance with the terms of the partnership agreements. Accordingly, the investment objectives of each of the partnerships have been achieved. The following table sets forth information about the partnerships:



                                                                                                                Cumulative Cash
                                                                                    Total Initial Capital      Distributions to
                                             Identity of                   Date        Contributions of        Limited Partners
                                               General    # of Limited  Commenced      Limited Partners     Through March 31, 2000
Name of Partnership                            Partner      Partners    Operations      (000 Omitted)            (000 Omitted)
-------------------                            -------      --------    ----------       ------------            -------------
Coral Reserves Natural Gas Income Fund       Coral, Inc.        109       04/30/90             $ 3,888              $ 5,550
1990 Limited Partnership

Coral Reserves Natural Gas Income Fund       Coral Corp.        124       04/30/91               4,480                6,456
1991 Limited Partnership

Coral Reserves Natural Gas Income Fund       Coral Corp.        191       06/17/92               7,500                7,243
1992 Limited Partnership

Coral Reserves Natural Gas Income Fund       Coral Corp.        173       07/02/93               6,525                5,933
1993 Limited Partnership

Coral Reserves 1993 Institutional Limited    Coral, Inc.         21       09/01/93               2,363                2,639
Partnership

Coral Reserves Energy Income Fund 1995       Coral Corp.        196       12/13/94               6,805                5,199
Limited Partnership

Coral Reserves Energy Income Fund 1996       Coral Corp.        226       05/30/96               9,635                3,088
Limited Partnership

Coral Reserves 1996 Institutional Limited    Coral, Inc.         54       12/21/95               6,520                3,042
Partnership                                                   -----                            -------              -------

   Totals                                                     1,094                            $47,715              $39,150
                                                              =====                            =======              =======

          Neither Canaan, the General Partners nor Canaan Securities have experienced since January 1, 1998 or is likely to experience any material adverse financial development. All of the partnerships except the 1995 partnership have incurred significant indebtedness in order to finance limited development activities. Through March 31, 2000, all of the partnerships have generally paid interest only on such borrowings and no material principal payments have been made because the collateral value of each partnership's oil and gas properties has been substantially more than required by the partnership's lender. In some of the partnerships, the level of debt in relation to the collateral value of the partnership's oil and gas properties is sufficiently high that repayment of principal of the debt will need to be commenced in 2000 if the combination transactions do not occur. The partnerships likely to require debt repayment are the 1990 and 1991 partnerships. Commencement of principal payments on indebtedness of these partnerships will reduce cash distributions to limited partners in these partnerships, and limited partners will also be required to report as income their share of partnership principal repayments. If the combination transactions are consummated, the partnerships' debt will be paid by Canaan.

          Each partnership has a specified term of existence of 20 years and could be terminated earlier upon recommendation of the General Partner with approval of the majority-in-interest of limited partners. At the time the partnerships were organized, there were no specific plans to terminate any partnership on the occurrence of any specific events.

Background of Combination Transactions

          The partnerships were formed between 1990 and 1996. As contemplated when the partnerships were organized, the oil and gas production from the producing properties owned by the older partnerships has steadily declined over time. These reductions are due to the natural decline occurring in connection with the depletion of oil and gas properties. These production declines have contributed to a reduction in cash distributions, particularly in the earlier partnerships. Similar production declines from the recently formed 1996 and 1996-I partnerships are likely to occur in the future. Please see "Information Concerning the Partnerships - Selected Historical Financial and Operating Data for Individual Partnerships".

          In 1997, Canaan and the General Partners began to consider the possibility of combining the partnerships in order to achieve the benefits of a corporate entity with a larger asset base and greater growth potential than available to the General Partners or any individual partnership. Actions to implement the Plan were not taken at that time pending the closing of the offering of partnership interests for the 1996 and 1996-I partnerships and the investment of the capital contributions in oil and gas properties.

          In evaluating the possible combination of the partnerships into a publicly traded corporation, management of Canaan considered whether the size of the combined partnerships would be sufficient to attract a market following and determined it would be desirable to include additional oil and gas properties in the new entity. Canaan sought another company to join in the transaction and management became aware that Indian was considering a possible sale or business combination from information provided to them by employees of Indian. Canaan and Indian executed an acquisition agreement in February 1999 providing for Indian to be included in the combination transactions with Indian and the Coral Group to receive shares of the new entity based on their relative exchange values. In order to induce Indian to make this agreement, the 1996 and 1996-I partnerships advanced to Indian a combined sum of $6 million. The partnerships received in exchange a "Contingent Production Payment" from Indian payable out of production revenues at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not, less any payments previously made. At the same time, Indian and Canaan entered into a management agreement providing for Canaan to manage the business of Indian subject to the control of Indian's board of directors.

          After the execution of the Indian acquisition agreement and the full investment of the 1996 and 1996-I partnerships, Canaan and the General Partners began the process of evaluating the combination transactions and reviewing the oil and gas properties of all of the entities involved to prepare them for a reserve evaluation by Netherland Sewell. Canaan also engaged Crowe & Dunlevy, a Professional Corporation, Oklahoma City, Oklahoma, as legal counsel and KPMG LLP, as independent certified public accountants, to audit the financial statements of Canaan in connection with the transaction. Neither Crowe & Dunlevy nor KPMG LLP had any prior relationship with Canaan, the General Partners, the partnerships or Canaan Securities. Crowe & Dunlevy also had no prior relationship with Indian. KPMG LLP has served as independent auditors of Indian's financial statements since 1991.

Reasons for the Combination Transactions

          Canaan and the General Partners recommend that the limited partners in each of the partnerships vote in favor of the combination transactions. In considering the combination transactions, Canaan and the General Partners took into account various advantages and disadvantages of the combination transactions to each of the partnerships and its respective limited partners. The advantages they considered included:

          . Canaan believes that shares of publicly held oil and gas companies generally trade at values greater than their cash liquidation values, affording limited partners potentially greater value than represented by the cash value of the partnership's oil and gas properties, either in immediate liquidation or in continuing the partnership. Canaan believes that publicly-held oil and gas companies generally trade at premiums to their potential cash liquidation values due to value attributable to going concern and potential growth and due to the fact that public company stock valuations do not reflect discounts for nonproducing reserves typically applied in cash transactions.

          . The partnerships may not have the cash nor the ability to borrow funds necessary to develop their non-producing reserves. This may result in reduction or temporary suspension of cash distributions in order to participate in proposals to place these non-producing reserves on production, or the partnerships may be forced to forego participation in these proposals.

          . The continuation of the partnerships will likely result in declining cash distributions to limited partners as a result of the natural depletion of each of the partnership's oil and gas properties and the requirement that partnerships, other than the 1995 partnership, repay borrowings with cash flow otherwise distributable to partners.

          . The combination transactions permit the limited partners to participate in an investment in a larger company with a more diversified property base and a potential for growth and appreciation in the future. Each partnership owns interests in 52 to 163 gross wells whereas, on a pro forma basis as of December 31, 1999, Canaan will have interests in 965 gross (192 net) wells.

           . For limited partners whose investment is based on the potential for increases in oil or gas prices, ownership of stock in a publicly traded oil and gas company continues to afford an opportunity to benefit indirectly from these price increases.

          . The structure of the transaction gives limited partners the opportunity to exchange their interest in the partnerships for Canaan common stock without immediate tax consequences or to receive cash in a taxable transaction if they do not wish to receive Canaan common stock.

          . The ownership of common stock in a publicly traded company will afford those limited partners the opportunity to liquidate their investment should they desire to do so.

          . The organization of a publicly held oil and gas company will potentially afford access to capital and other resources that will provide Canaan opportunities for future growth that are not available in the partnerships or the other entities.

          . The inclusion of Indian in the combination transactions adds reserves in the same areas as reserves owned by the Coral Group and enhances Canaan's reserve base and property ownership. Indian and the Coral Group are being valued in a consistent manner for purposes of the combination transactions.

          . For the 1996 and 1996-I partnerships, the terms of the Indian Contingent Production Payment obligations to them effectively provide an enhanced return compared to the return such partnerships could realistically achieve if the combination transactions are not consummated.

          Canaan and the General Partners also considered disadvantages of the combination transactions that included:

          . Limited partners will own stock in a corporation which is a different investment objective from investing in a partnership designed to generate recurring cash distributions. However, the cash election is intended to provide limited partners the option to receive cash if they prefer.

          . Limited partners will no longer receive cash distributions. However, most limited partners are high income or high net worth individuals classified as "accredited investors" under the SEC rules and are likely to be less dependent on partnership cash distributions than individuals with lower incomes or net worths.

          . Canaan will engage in the acquisition and exploitation of new oil and gas properties which will expose limited partners to all of the attendant risks associated with such activities. The partnerships generally do not conduct significant drilling activities, but own producing properties. The activities of Canaan may, therefore, involve greater risks than the activities of the partnerships, but also offer the potential for additional benefits if the acquisition and exploitation activities are successful.

          . Increases in prices for oil and gas may have a more direct effect on limited partners in the partnerships due to the immediate effect on potential cash distributions. However, Canaan and the General Partners believe that an increase in oil and gas prices will also have an indirect beneficial effect on the market price for Canaan common stock.

          . Limited partners will become subject to the volatility of the market value of Canaan common stock. Market factors that may affect the common stock price will include factors other than those that affect the value of a limited partner's interest in a partnership, such as general market conditions.

          . Canaan will incur the costs required to maintain its status as a reporting company under the Exchange Act listed on the NASDAQ National Market System. These costs will likely exceed the continuing administrative costs which would be incurred by the partnerships if they continue in existence.

          Canaan and the General Partners also considered the advantages and disadvantages of the combination transactions for individual partnerships as described below:

          . None of the individual partnerships have a concentrated investment in a single property or group of properties that exposes any partnership to the individual risks and potential benefits of ownership of a property that might be materially different from the properties owned by any other partnership.

          . The 1995 Partnership does not have any significant bank indebtedness whereas the other partnerships have bank indebtedness as a percentage of present value of reserves as of December 31, 1999 as follows:

                         1990      39%       1993-I      18%
                         1991      32%       1996        31%
                         1992      11%       1996-I      33%
                         1993       9%

               If the 1995 Partnership were continued and it did not borrow funds in the future for development costs, its partners would continue to receive cash distributions without a requirement to amortize bank indebtedness as exists in the remaining partnerships unless the 1995 partnership incurs significant debt for development drilling or other purposes. Therefore, the continuation of the 1995 Partnership might not result in a reduction in cash distributions to limited partners for debt service unless additional indebtedness is incurred.

          . The terms of the Indian Contingent Production Payment obligation to the 1996 and 1996-I partnerships effectively provide an enhanced return compared to the return such partnerships could realistically achieve if the combination transactions are not consummated. The terms of such obligation increase the Exchange Value of the 1996 partnership by 21% and the 1996-I partnership by 23% over the Exchange Value without the Contingent Production Payment.

          . Except the 1996 partnership, the Exchange Value for all partnerships plus historical cash distributions is more than 115% of the limited partners' original investment. Because the 1996 partnership was formed later and its cash distributions to limited partners have been less, Canaan and the General Partners agreed to reduce their share of the Exchange Value in the 1996 partnership so that the limited partners receive at least 115% of their original investment from the Exchange Value plus prior cash distributions so that the limited partners will receive value in this form closer to that received by limited partners in the other partnerships. For the same reason, the Appraised Value plus prior cash distributions for the 1996 and 1996-I partnerships will be at least 110% of a limited partner's original investment for a cash electing partner.

          Canaan and the General Partners are proposing the combination transactions at this time because

          . The size of the combined partnerships and Indian are, in their opinion, sufficient to become an independent oil and gas company that will gain some market following in the public securities markets;

          . Oil and gas company stocks are trading at relatively favorable levels primarily due to relatively high commodity prices; and

          . Deferring the combination transactions will result in a resulting entity of smaller size due to depletion of reserves and cash distributions to partners.

          The combination transactions are structured as an exchange of partnership interests or stock of all of the entities involved for stock in Canaan because, in the opinion of Canaan and the General Partners:

          . The most common form of organization for a publicly held independent oil and gas company is a corporation;

          . Including all of the partnerships in the combination transaction, rather than only some, treats all partnerships the same and maximizes the size of the resulting entity;

          . Structuring the combination transactions by vote of the limited partners permits the combination transactions to be consummated by a majority vote; and

          . The structure is designed to be tax-free to the owners of all entities, except limited partners electing to receive cash.

          Canaan and the General Partners have given consideration to alternatives of continued operation of the partnerships for a longer period or the possibility of selling the partnership assets and liquidation of the partnerships prior to proposing the combination transactions to limited partners for their approval. See "Recommendation of the General Partners and Fairness of the Combination Transactions" for a complete discussion of these alternatives.

Other Transactions

          Since January 1, 1997, there have been no contacts, negotiations or transactions concerning any of the following matters relating to the partnerships, except the contacts, negotiations and transactions with respect to the Indian acquisition described above:

          . A merger, consolidation or combination of any of the partnerships;

          . An acquisition of any of the partnerships or of a material amount of any of their assets;

          . A tender offer for or other acquisition of securities of any class issued by any of the partnerships; or

          .    A change in control of any of the partnerships.

                          THE COMBINATION TRANSACTIONS

Description of the Combination Transactions

          The combination transactions consist of:

          . The acquisition of all of the limited partners' and additional general partners' interests in each of the partnerships by Canaan by a merger between each partnership and acquisition corporations organized by Canaan for purposes of the transaction;

          . The acquisition of 100% of the stock of the General Partners of the partnerships by Canaan;

          .    The acquisition of 100% of the stock of Indian by Canaan;

          . The acquisition of 100% of the stock of Canaan Securities by Canaan; and

          . An increase in Canaan's outstanding common stock held by its current shareholders to result in the appropriate number of shares outstanding based on Canaan's relative share of the total Exchange Value.

          As a result of the combination transactions, the partnerships, the General Partners, Indian and Canaan Securities will be wholly-owned subsidiaries of Canaan. We refer to Canaan, the General Partners, Indian, the partnerships and Canaan Securities as the "Combining Entities".

          A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of such entity relative to the total Exchange Value of all Combining Entities. The Exchange Value has been determined by Canaan and is based on a valuation of each Combining Entity's oil and gas reserves and other assets and liabilities. The Reserve Values were determined by Netherland, Sewell & Associates, an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership may also elect to receive cash equal to the "Appraised Value" of his interest in the partnership.

The Plan of Combination and Indian Acquisition Agreement

          In February 1999, Canaan and the General Partners entered into an agreement for Canaan to acquire Indian based on their relative Exchange Values simultaneously with the consummation of the remaining portions of the combination transactions. We refer to this agreement as the "Indian Acquisition Agreement". Because the details of the combination transactions had not been finalized at the time of execution of the Indian Acquisition Agreement, the Combining Entities subsequently entered into the "Plan of Combination" in February 2000, which supplements the Indian Acquisition Agreement and provides for the details of the combination transactions. The Plan of Combination was amended in May 2000 to modify the terms of the transaction as it relates to limited partner cash elections after Canaan received comments from the Securities and Exchange Commission on a preliminary filing of this document. The Plan of Combination was further amended in July 2000 to extend the closing date and to set forth the agreement of the parties relating to the calculation of the Exchange Value and additional borrowings of Indian.

          Copies of the Indian Acquisition Agreement and the Plan of Combination, as amended, have been filed as exhibits to the registration statement of which this document is a part, are incorporated in this document by reference and are available to limited partners upon request to Canaan at 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102, (405) 232-3222.

          The Indian Acquisition Agreement obligated the Coral Group to advance to Indian the sum of $6 million in return for a contingent production payment ("the Contingent Production Payment") payable out of Indian's oil and gas production proceeds at the rate of $56,250 per month until paid in full. The 1996 partnership provided 53% of the $6 million in funding and the 1996-I partnership provided 47% of the $6 million in funding. The Indian Acquisition Agreement provides that for purposes of calculating the Exchange Values, the Indian Exchange Value will be adjusted downward by the remaining amount of the Contingent Production Payment obligation as of the Effective Date, plus an additional $3 million and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount.

          If the combination transactions do not occur, the Indian Acquisition Agreement provides that the Contingent Production Payment remains at $6 million, less any payments previously made, and Indian will be liquidated, with the proceeds of the liquidation after payment of all liabilities, including the Contingent Production Payment, to be shared 50% by the shareholders of Indian and 50% by the Coral Group.

          Simultaneously with the execution of the Indian Acquisition Agreement, Indian entered into a management agreement with Canaan providing for Canaan to manage the business of Indian pending the consummation of the combination transactions subject to the control of Indian's board of directors with respect to specified matters. The management agreement provides for Canaan to be responsible for the day to day operations of Indian, including the authority to make employment hiring and termination decisions and to manage the collection of Indian's revenues and payment of Indian's obligations and expenses. The management agreement reserved authority to Indian's board of directors to approve:

          . Any sales of Indian's oil and gas properties except as contemplated by the Indian Acquisition Agreement;

          . Actions that would change or substantially expand or enlarge the business of Indian;

          .    The conduct of any exploratory or development drilling;

          . Any agreement to create liens on Indian's oil and gas properties or refinance any of its indebtedness;

          .    Loans to any person from the funds of Indian;

          . The use of insurance proceeds received upon a total or substantial destruction of Indian's oil and gas properties in any manner other than may be dictated by any of Indian's loan agreements;

          . Execute or deliver any assignment to the benefit of creditors of Indian, confess a judgment against Indian or do any act that would make it impossible to carry on the ordinary business of Indian;

          . Any act that would subject a shareholder or member of the board of directors of Indian to personal liability; or

          . Any changes in the terms of the Indian Acquisition Agreement or any action which would cause Indian to be in default or in breach of any of its representations, warranties or obligations under the Indian Acquisition Agreement.

          In order to carry out the management agreement, Leo E. Woodard, chairman and chief executive officer of Canaan was appointed as president of Indian and John K. Penton, president of Canaan was appointed as executive vice president of Indian.

Effective Time of the Combination Transactions

          Closing of the combination transactions. Unless the Combining Entities otherwise agree, the closing of the combination transactions will occur on the first business day after the date on which all closing conditions have been satisfied or waived. The closing of the combination transactions will take place immediately after the approval of the combination transactions by the partnerships at the special meeting.

          Effective time of the combination transactions. At the closing, certificates of merger for the partnership mergers into separate acquisition corporations organized by Canaan, and a certificate of acquisition for the share acquisition of Indian by Canaan will be filed with the Oklahoma Secretary of State and the mergers and share acquisition will be effective at the time the certificates are so filed. Simultaneously, Canaan will acquire 100% of the stock of the General Partners and Canaan Securities, and Canaan's existing common stock will be reclassified.

          Surviving corporation. Canaan will be the parent company of the other Combining Entities. Indian, the partnerships, the General Partners and Canaan Securities will become wholly-owned subsidiaries of Canaan. The certificate of incorporation and bylaws of Canaan in effect immediately prior to the closing will be the certificate of incorporation and bylaws of the surviving entity.
See "Comparison of Security Holder Rights".

          The initial directors and senior executive officers of Canaan following the combination transactions will be as described in "Management".

Consideration to be Received in the Combination Transactions

          A total of 5,000,000 shares of Canaan common stock will be issued and outstanding immediately after the combination transactions, less the number of shares otherwise issuable to limited partners in the partnerships who elect to receive cash. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the Exchange Value of such entity relative to the total Exchange Value of all Combining Entities. Placing Brokers will receive cash equal to 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

Issuance of Shares; Fractional Shares

          Exchange agent. Prior to consummation of the combination transactions, Canaan will appoint UMB Bank, N.A., Kansas City, Kansas or another exchange agent reasonably acceptable to Canaan to effect the issuance of certificates representing shares of Canaan common stock in the combination transactions.

          Issuance of shares. The owners of the Combining Entities other than limited partners in the partnerships will receive certificates for Canaan common stock issuable in the combination transactions at the closing in exchange for the surrender of the certificates of stock in the Combining Entities. Canaan common stock will be issued to a limited partner in the partnerships by the exchange agent as soon as the limited partner has submitted a properly completed and signed proxy and cash election form and letter of transmittal. The proxy and cash election form and letter of transmittal is being provided to limited partners with this document and should be submitted prior to the special meeting. For limited partners who have not previously submitted a proxy and cash election form and letter of transmittal, after consummation of the combination transactions, the exchange agent will mail to each of these limited partners a letter of transmittal and instructions explaining how to complete and submit the letter. Limited partners will receive a certificate for the number of shares that he is entitled to receive in accordance with the terms of the combination transactions rounded to the nearest whole share. No fractional shares of Canaan common stock will be issued.

Limited Partner Cash Election

          A limited partner in any partnership may elect to receive cash in lieu of Canaan common stock equal to the Appraised Value of his interest in the partnership regardless of whether the limited partner has voted in favor of the combination transactions.

          In order to make an election to receive cash, limited partners must properly complete the cash election portion of the proxy and cash election form and letter of transmittal accompanying this document and return it to the General Partner prior to the special meeting. If an election to receive cash is properly indicated and the combination transactions are approved, the electing limited partner will receive cash as provided above. If no specific election is made, and the combination transactions are consummated, the limited partner will receive Canaan common stock.

          Canaan will make payments to cash electing limited partners within five days after the completion of the combination transactions.

          There is a limit on the amount of cash payable to limited partners electing to receive cash of $15 million. If the amount of cash elections is more than this limit, the combination transactions will not be consummated.


          Please see "Method of Determining Combination Exchange Values and Appraised Values - Method of Determining Appraised Value for information about the calculation of Appraised Value.

Revocation of Limited Partner Cash Election

          A limited partner may revoke his election at any time before the special meeting. Any limited partner who attends a special meeting and wishes to change his election may change his election at that time. Otherwise, a limited partner must advise the General Partner of any change to his election in writing, which writing must be received by the General Partner at its offices at 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102, prior to the time the vote is taken at the special meeting.

Conditions

          The obligations of the Combining Entities to effect the combination transactions are subject to the following conditions:

          . All representations and warranties of each of the Combining Entities contained in the Plan of Combination or Indian Acquisition Agreement being true and correct in all material respects;

          . Material compliance by all of the Combining Entities with the agreements and covenants in the Plan of Combination and Indian Acquisition Agreement;

          . Approval of the Plan of Combination by the shareholders of Indian;

          . The delivery of certificates of existence and good standing by each of the Combining Entities;

          . The approval of the partnership mergers by each of the partnerships;

          . All consents, approvals, permits and authorizations from governmental authority having been obtained;

          . None of the parties being subject to any order or injunction of the court which prohibits or restricts consummation of the combination transactions or any pending or threatened actions seeking such relief or seeking damages;

          . The effectiveness of the registration statement of which this document is a part and the SEC not issuing a stop order suspending the effectiveness;

          . The approval of the shares of Canaan common stock to be issued in the combination transactions for listing on the NASDAQ National Market System;

          . The absence of any material adverse change in the financial condition, results of operations or business of Indian or the Coral Group excluding any change or effect resulting from general economic conditions, any occurrence or condition affecting the oil and gas industry generally, and any occurrence or condition arising out the transactions contemplated by the Indian Acquisition Agreement;

          . No more than $15 million will be required to be paid in cash to limited partners electing to receive cash.


Representations and Warranties

          The Indian Acquisition Agreement and the Plan of Combination contain representations and warranties by the Combining Entities as to themselves concerning, among other things:

          .    Organization, standing and authority;

          .    Capital structure;

          . Absence of defaults caused by execution and delivery of the agreements;

          . Authorization to enter into the agreements and all related transactions;

          .    Accuracy of disclosure of all information;

          .    Absence of brokers' or finders' fees;

          .    Compliance with all government permits;

          .    Title to assets;

          .    Accuracy of financial statements;

          .    All material oil and gas leases in full force and effect;

          . Absence of material adverse changes since most recent financial statements;

          .    Absence of undisclosed liabilities;

          .    Compliance with laws;

          .    Compliance with environmental and safety regulations;

          .    Required board and shareholder approvals;

          .    Level of bank debt with respect to Indian;

          .    Accuracy of information provided for registration statement.

Covenants

          The Indian Acquisition Agreement and the Plan of Combination provide various agreements of each the Combining Entities for actions to occur from the date of the agreements to the closing date, including, among other things, agreements with respect to:

          . Reciprocal access to information and agreements to maintain the confidentiality of confidential information;

          .    Conduct of the business only in the ordinary course of business.

          Canaan and the General Partners also agreed in the Indian Acquisition Agreement that they would not:

          . Issue shares of capital stock except pursuant to existing contractual commitments or in connection with the combination transactions;

          . Amend their certificates of incorporation or bylaws except as contemplated by the Indian Acquisition Agreement;

          .    Waive any rights of substantial value;

          . Enter into any agreement not in the ordinary course of business or take any action or meant to take any action which would result in any of their representations or warranties to become untrue.

          Indian agreed in the Indian Acquisition Agreement that it would not:

          .    Issue, sell or otherwise dispose of share of its capital stock;

          . Declare, set aside or pay any dividend or distribution with respect to its stock;

          .    Redeem, purchase or otherwise acquire any of its stock;

          . Effect a split or reclassification of any capital stock of Indian;

          .    Change the charter or bylaws of Indian;

          . Permit Indian to grant any increase in compensation payable to its employees other than regularly scheduled merit increases;

          .    Borrow any funds except for working capital purposes;

          .    Waive any rights of substantial value;

          . Enter into any material agreements, contracts or commitments or materially amend or change the terms of any existing material agreement, contract or commitment or take any action or meant to take any action which would result in any of its representations or warranties becoming untrue;

          The plan of combination contains additional agreements relating to:

          .    Public announcements of the transaction;

          . Approval by all of the shareholders of Canaan, the General Partners, and Canaan Securities of the Plan of Combination;

          . The shareholders of Canaan, the General Partners, Indian and Canaan Securities entering into a shareholders agreement as described below;

          . The elimination of any indebtedness between Canaan Securities and its principal shareholder;

          . The release of personal guaranties of shareholders of Indian and the General Partners relating to bank debt of Indian and the partnerships;

          . An agreement to use best efforts to cause persons who are affiliates of Indian to enter into written agreements prior to the closing of the combination transactions not to sell, pledge, transfer or otherwise dispose of any shares of Canaan common stock issued to them except in compliance with Rule 145 under the Securities Act or unless the shares have been registered under the Securities Act or there is an available exemption from registration from the registration requirements;

          . The cancellation or contribution to capital of all Indian debt to its shareholders in the amount of approximately $3.7 million, as of December 31, 1999;

          . Agreements relating to obligations between Indian and an entity owned by major shareholders of Indian that purchased assets from Indian and loaned Indian $500,000 in working capital;

          . An agreement that up to $2 million in additional bank indebtedness incurred by Indian in July 2000 will not be an adjustment to Indian's Exchange Value;

          . An agreement that interest accrued on any party's bank debt after July 31, 2000, whether or not actually paid, will not be an adjustment to any party's Exchange Value.

Indian Excluded Assets


          The Indian Acquisition Agreement provides that specified undeveloped oil and gas prospects, art, furniture and fixtures, automobiles and Section 29 tax credits will be excluded from the combination transactions. These assets, other than the Section 29 tax credits, have been transferred by Indian to a company owned by major shareholders of Indian in exchange for notes in the amount of $1,088,000. These notes have been distributed by Indian to such shareholders as a dividend. The Section 29 tax credits which have a potential value of approximately $300,000 may be expected to be transferred in the future for no additional consideration unless Canaan agrees to acquire these credits for mutually acceptable consideration.

Termination or Amendment

          Prior to the consummation of the combination transactions, the Indian Acquisition Agreement and the Plan of Combination may be terminated:

          .    By mutual consent of Indian, Canaan and the General Partners;

          .    By either Indian or Canaan and the General Partners, if:

               . The combination transactions are not consummated on or before December 31, 2000;

               . If limited partners of all of the partnerships shall not have approved the partnership mergers;

               . If the shareholders of Indian do not approve the Plan of Combination;

               . There is a legal prohibition to closing the combination transactions arising from the issuance of an order, decree or ruling of a governmental body enjoining or prohibiting the combination transactions by any Combining Entity if there has been a material breach by any other Combining Entity of any representations or warranties set forth in the agreement or any condition to closing in such party's favor has not been satisfied or waived.

          The Indian Acquisition Agreement may not be amended except with the approval of Indian and Canaan and the General Partners and the Plan of Combination may not be amended except with the approval of all of the Combining Entities.

Appraisal Rights

          The right of limited partners in any partnership to elect to receive cash based on the Appraised Value of their interest in a partnership effectively provides appraisal rights to all limited partners.


          Please see "The Combination Transactions - Limited Partner Cash Election" for additional information.

NASDAQ Listing

          Canaan has applied to the NASDAQ National Market System for the listing on a "when issued" basis of the shares of Canaan common stock to be issued in the combination transactions under the proposed symbol "KNAN".

Interest of Certain Persons in the Transaction


          Leo E. Woodard and John K. Penton, directors and officers of Canaan, are Additional General Partners of each of the partnerships and have each personally guaranteed the partnerships' bank borrowings. Major shareholders of Indian have personally guaranteed Indian bank borrowings. The Plan of Combination requires that at the closing all personal guarantees be released. Upon completion of the combination transactions, Canaan will enter into a new credit facility to refinance all existing debt of the Combining Entities and, as a result of the repayment of existing debt, all of the existing personal guarantees will be released.

          Anthony Lasuzzo, a proposed executive officer of Canaan, is a consultant to Indian and assists Indian in reserve evaluation and property sale and drilling decisions. Mr. Lasuzzo received a consulting fee of $75,000 paid on March 1, 2000 for services from the period April 1, 1999 through March 1, 2001. If the combination transactions are consummated, Mr. Lasuzzo is entitled to a bonus of an additional $75,000 payable on consummation. In addition, pursuant to an agreement with Richard R. Dunning, a shareholder and director of Indian, Mr. Lasuzzo has an option to purchase common stock of Indian from Mr. Dunning immediately preceding consummation of the combination transactions having a value equal to $150,000 based on Indian's Exchange Value for a price of $1.00 per share, subject to the right of Mr. Dunning to deliver $150,000 cash in lieu of shares of Indian common stock.

Resales of Canaan Common Stock

          Shares of Canaan common stock to be issued to limited partners in connection with the combination transactions have been registered under the
Securities Act.   All shares of common stock received by them will be freely tradeable after completion of the combination transactions.

          Likewise, all shares of Canaan common stock issued in the combination transactions to shareholders of Indian will be registered under the Securities Act. The shareholders of Indian who are affiliates will be subject to restrictions on sale pursuant to Rule 145 under the Securities Act. The shares issued to shareholders of the General Partners and Canaan Securities will not be registered under the Securities Act and will not be freely tradable unless registered or exempt from registration.

Shareholder's Agreement

          Shareholders of Indian owning 81% of Indian's outstanding common stock and the shareholders of Canaan and Canaan Securities will enter into a shareholders' agreement among themselves and with Canaan which will go into effect on closing of the combination transactions. This agreement grants Canaan a right of first refusal on any sales of Canaan common stock by these shareholders to the extent the sales by any shareholder would exceed 1% of the outstanding Canaan common stock in any three month period. In addition, these shareholders have a pro rata right to participate in any purchases of shares by any one of the shareholders that exceed 1% of the outstanding Canaan common stock in any three month period. The shareholders' agreement has a term of five years. All of the existing directors and executive officers of Canaan are parties to the shareholders' agreement. The shareholders who are parties to this agreement will own 42%-60% of Canaan's outstanding common stock, depending on the level of limited partner cash elections.

Accounting Treatment


          The combination transactions will be accounted for as:

          . A reorganization of entities under common control for the Coral Companies and the partnerships. As a result, the value of the assets and liabilities of the partnerships and the General Partners will be recorded at their historical cost.

          . A purchase of Indian. As a result, the purchase price equal to the fair value of Indian's assets acquired and liabilities assumed will be allocated to the assets and liabilities of Indian as of the date of closing of the combination transactions.

          . A purchase of Canaan Securities. As a result, the purchase price equal to the fair value of Canaan Securities' right to receive cash distributions and future fees for service based on the partnerships ongoing revenues from oil and gas properties will be allocated to the assets and liabilities of Canaan Securities based on their estimated values as of the date of closing of the combination transactions.

Expenses and Fees


          Canaan estimates the costs and expenses incurred in connection with the combination transactions to be approximately $1,000,000, as summarized below:


                                                  Estimated Amount
                                                  ----------------

SEC registration fee............................        $    6,250
NASDAQ listing fees.............................            60,000
Legal fees......................................           300,000
Accounting fees.................................           100,000
Reserve report preparation fees.................           300,000
Printing costs..................................           150,000
Solicitation expenses...........................            25,000
Transfer agent fees.............................            10,000
Miscellaneous other fees........................            48,750
                                                        ----------
   Total........................................        $1,000,000
                                                        ==========


          All of such fees and expenses will be borne by either Canaan or Indian and will not be borne by the partnerships, unless the combination transactions do not occur. Indian has incurred and expensed its share of the combination expenses totaling $150,000 related to the reserve report preparation fees. If the combination transactions do not occur, the remaining combination costs will be borne by the Coral Group. The partnerships will bear a share of the total transaction costs based on their relative Exchange Values. With respect to each partnership, its share of the transaction costs will be allocated:

          . To the General Partner in proportion to their percentage interest in the partnership operating costs, plus a percentage equal to the percentage of limited partners who abstain or vote against the Plan of Combination; and

          . To the limited partners in proportion to the percentages of limited partners who voted to approve the plan of combination.

          The following table sets forth the allocation of the estimated expenses within the Coral Group, the minimum amount of expenses allocable to the General Partner and the Additional General Partners and the balance of expenses to be allocated between the General Partner and the limited partners based on the percentages of limited partners voting in favor of the combination transactions.

                                                             % of       Estimated       Minimum
                                              Exchange     Exchange      Expense    General Partner
Entity                                         Value        Value        Share           Share       Balance/(1)/
------                                         -----        -----        -----                       ------------
1990 Partnership.........................       $ 1,080         3.00%    $ 25,500       $  6,375         $ 19,125

1991 Partnership.........................         1,552         4.00%      34,000          8,500           25,500

1992 Partnership.........................         4,195        11.00%      93,500          9,350           84,150

1993 Partnership.........................         3,573         9.00%      76,500          7,650           68,850

1993-I Partnership.......................         1,481         4.00%      34,000          4,250           29,750

1995 Partnership.........................         5,698        15.00%     127,500         12,750          114,750

1996 Partnership.........................         8,737        22.00%     187,000         18,700          168,300

1996-I Partnership.......................         7,110        18.00%     153,000         19,125          133,875

Canaan...................................         5,757        15.00%     127,500        127,500                -
                                                -------       ------     --------       --------         --------

   Totals                                       $39,188       100.00%    $850,000       $214,200         $644,300
                                                =======       ======     ========       ========         ========

/(1)/The balance will be allocated to limited partners in each partnership based on the percentage held by limited partners approving the combination transactions and the remaining balance will be allocated to the General Partner.

          Funds for purposes of making cash payments to Placing Brokers and limited partners electing to receive cash are expected to be borrowed by Canaan pursuant to a line of credit to be provided by a commercial bank. The terms of the existing line of credit are described under "Business of Canaan After Completion of Combination Transactions - Credit Facilities".


               METHOD OF DETERMINING COMBINATION EXCHANGE VALUES
                             AND APPRAISED VALUES

General

          Canaan and the General Partners determined the Exchange Value for each of the Combining Entities. The following discussion describes all of the factors considered in the determination of the Exchange Value. The Exchange Value takes into consideration the value of each of the Combining Entity's oil and gas reserves determined as described below and the other assets and liabilities of each Combining Entity as adjusted for other items for Canaan, Indian and the 1996 and 1996-I partnerships. The Exchange Value is used to allocate the shares of Canaan common stock to each Combining Entity based on relative Exchange Values. This methodology is used based on the arm's length negotiated agreement between Indian and Canaan and the General Partners in connection with the negotiation of the Indian Acquisition Agreement and because it is a consistent methodology for establishing the relative value of each Combining Entity.

          Canaan engaged Netherland, Sewell & Associates, Inc. to estimate a value of the oil and gas reserves for each Combining Entity. Netherland Sewell is a nationally recognized international petroleum consulting firm with significant experience in petroleum engineering and geology. Netherland Sewell was selected by Canaan to perform the reserve studies being used for purposes of the combination transactions based on its reputation in the industry and its experience in evaluating reserves in the Mid-Continent basin where substantially all of the reserves owned by the Combining Entities are located. Netherland Sewell & Associates is an international petroleum consulting firm with offices in Dallas and Houston. Netherland Sewell's staff includes petroleum engineers and geological consultants. Services they provide include reserve estimates, fair value estimates, geological studies, expert witness testimony and arbitration. Netherland Sewell has previously performed isolated consulting services for Canaan, for which it has received fees of less than $15,000 since January 1, 1997. There are no other relationships between Netherland Sewell and any of the Combining Entities. The fees paid to Netherland Sewell in connection with the performance of its reserve analysis for the combination transactions are not contingent in any respect on the approval or completion of the combination transactions.

          Upon written request by a limited partner or his representative who has been so designated in writing, a copy of the Netherland Sewell reserve report shall be transmitted promptly, without charge, by the General Partner. Request for copies of the reserve report should be directed to Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102. A summary of the reserve reports of Netherland Sewell for each Combining Entity is included in Appendix A.

          Neither Canaan nor the General Partner have had any contacts with any other person concerning the possible preparation of reports by such persons concerning the estimated reserves of the Combining Entities, evaluation of any of the partnerships or their assets, the fairness of the combination transactions or any other report with respect to the combination transactions other than with Madison Energy Advisors who prepared appraisals of the partnership oil and gas properties as described elsewhere in this document.

          Netherland Sewell estimated the reserves, future net revenues therefrom and the present value of such future net revenues for each Combining Entity as of September 30, 1999. We refer to the evaluation date of September 30, 1999 as the "Effective Date" and the present value of the estimated future net revenues from estimated reserves as of the Effective Date as the "Reserve Value" for each Combining Entity. Netherland Sewell estimated each Combining Entity's oil and gas reserves and applied the assumptions described below regarding prices and costs for purposes of calculating future net revenue. Future net revenue by year was calculated for each property. The future net revenue was then discounted at 10% for time using mid-year discounting. The 10% discount factor, as used by Netherland Sewell, is considered to be an industry standard for valuing oil and gas properties and it is the standard promulgated by the SEC for the valuation of oil and gas reserves reported on the balance sheet. However, this discount factor does not necessarily represent fair market value.

          We refer to the reserves estimated by Netherland Sewell as "Exchange Reserves". They include estimates of proved undeveloped reserves as well as proved developed reserves, both producing and nonproducing, as the term "proved" is defined by the Society of Petroleum

Engineers. However, because the reserves are estimated using prices different from those required by the Securities and Exchange Commission, we use the term"Exchange" instead of "proved" to describe the reserve estimates for the Exchange Value. Properties with developed reserves have less risk than properties with undeveloped reserves. However, there was no risk factor assigned to the type of reserves for purposes of determining the Reserve Values. No attempt was made to assign value to oil and gas reserves categorized as probable or possible, because the General Partners and Canaan believe such reserves are too speculative to value. Further no value has been assigned for purposes of the combination transaction to any undeveloped acreage or prospects owned by any Combining Entity which does not contain Exchange Reserves. Assigning a risk factor to reserves would cause a Combining Entity with higher risk reserves to receive a lower Reserve Value. Because none of the Partnerships have significant reserves classified as undeveloped, or probable or possible, Canaan does not expect the lack of "risk weighting" would materially affect the relative Reserve Values of the partnerships. However, Indian's reserves are approximately 34% undeveloped and assigning a risk factor to Indian's undeveloped reserves would likely lower Indian's relative Reserve Value and its relative ownership of Canaan.

          The Reserve Value is an estimate only and does not represent the fair market value of the underlying properties. The Reserve Values are being used solely for purposes of determining the relative value of each of the Combining Entities in the combination transactions. See "Risk Factors and Material Considerations" for additional information concerning risks associated with the estimation of oil and gas reserves.

          The future net revenues from the properties for purposes of computing the Reserve Value were based on the following assumptions which were provided to Netherland Sewell by Canaan and the General Partners:

          .    Gas prices were established for each well separately based on a
               ----------
               12 month average of gas prices for the 12 months ending March 31, 2000. This average was constructed using the average of composite spot wellhead prices as published by Natural Gas Week for the 8 months ending November 30, 1999 and the forward market prices for the 4 months ending March 31, 2000 based on future prices quoted on the New York Mercantile Exchange ("NYMEX") as of October 29, 1999 adjusted for the historical differential between the New York Mercantile Exchange and Natural Gas Week composite spot wellhead prices. The prices for all wells averaged $2.52 per MMbtu before adjustment by well for transportation fees, BTU content and regional price differentials and were held constant for the life of the properties. After adjustments by well for transportation fees, BTU content and regional price differentials, the weighted average gas price for all wells in the report was $2.43/Mcf. The actual weighted average gas price for all wells for all entities as of September 30, 1999 was $2.49/Mcf.

          .    Oil prices were established for each well separately based on an
               ----------
               8 year average of West Texas Intermediate crude oil posted prices for the 8 year period beginning in 1992 and ending on December 31, 1999. This average was constructed using average posted prices for West Texas Intermediate crude oil for 1992 through October 1999 and the forward market prices for November and December of 1999 as quoted on the NYMEX as of October 29, 1999 adjusted for the differential between such forward market prices and West Texas Intermediate posted prices. The prices for all wells averaged $18.10 per barrel before adjustment by well for gravity, transportation fees and regional price differentials and were held constant for the life of the properties. After adjustments by well for gravity, transportation fees and regional price differentials, the weighted average oil price for all wells in the report was $19.68/Bbl. The actual weighted average oil price for all wells for all entities as of September 30, 1999 was $22.81/Bbl.

          .    Operating costs and production taxes were based on costs and tax
               ------------------------------------
               rates in effect as of September 30, 1999 and were not escalated.

          .    A discount rate of 10% was used to discount future net revenues
               ---------------
               to present value at September 30, 1999.

          The Reserve Value will not be adjusted to take into account any actual changes in oil and gas prices or costs subsequent to the Effective Date. The prices for gas used to compute the Reserve Value were based on average prices for a one year period ending on March 31, 2000 in order to eliminate seasonal variances, which included forward market prices quoted on October 29, 1999 for periods subsequent to October 31, 1999. The prices for oil were based on average prices for the 8 years ending December 31, 1999. In excess of 70% of the reserves of each of the Combining Entities is gas and the Reserve Value is more sensitive to changes in gas prices than oil prices. Further, the Reserve Value is being used to calculate the relative ownership of Canaan by each Combining Entity and the Reserve Value of each entity is affected similarly by changes in prices.

          Information concerning the ownership interest owned by each Combining Entity was provided to Netherland Sewell by the Coral Group or Indian. With respect to undeveloped properties, the timing of planned development expenditures was also provided by Canaan.

          The Reserve Value for each Combining Entity will be reduced by any bank debt owed by each entity at the Effective Date. No adjustments for principal payments subsequent to the Effective Date are made because such payments would be offset by a reduction in Reserve Value which would otherwise be used to make such payments.

          The Exchange Value for each Combining Entity will also include an amount attributable to its "working capital" as of the closing date of the combination transactions. Working capital includes cash, short term investments, oil and gas sales receivables and other accounts receivable and other current assets less any current liabilities other than bank debt. All of these assets and liabilities were valued at book value, which in the opinion of Canaan and the General Partners represents fair market value.

          The Reserve Value of the properties for each Combining Entity has been established as of the Effective Date. Interest paid or accrued on bank or any other debt being assumed by Canaan subsequent to the Effective Date through July 31, 2000 will be a reduction to Exchange Value. Interest accrued from August 1, 2000 will not be an adjustment to the Exchange Value because July 31, 2000 was the original estimated date for closing of the combination transactions when Indian and the Coral Group agreed to the Exchange Value methodology. In July 2000, the Coral Group and Indian agreed to extend the deadline for closing to December 31, 2000 and agreed that interest accrued after July 31, 2000, whether or not paid, would not be an adjustment to the Exchange Value. This agreement is favorable to Indian because it has more bank debt than the Coral Group. If the combination transactions are consummated as expected prior to November 1, 2000, Canaan expects any relative benefit to Indian to be immaterial.

          The Exchange Value for limited partners, Additional General Partners, Canaan Securities and the Placing Brokers will also be adjusted by reducing the Exchange Value for their share of cash distributions after the Effective Date and through July 31, 2000. No similar adjustments are being made for the other Combining Entities including the General Partners because the revenues received by them will not be distributed to owners or lenders and will be retained and used in their respective businesses between the Effective Date and the closing date. Cash distributions from the partnerships will be suspended after July 31 to the date of the meetings to vote on the combination transactions. If the combination transactions are approved and closed, the partnerships will not make any further cash distributions. If the combination transactions are not approved or closed, the partnerships will immediately pay any suspended cash distributions.

          In addition, an adjustment will be made at the closing for any gas imbalances. If a Combining Entity has produced and sold more than its share of oil and gas from a property, its Exchange Value will be reduced by the estimated value of the overproduction and if it has produced and sold less than its share of oil and gas from a property, its Exchange Value will be increased by the estimated value of the underproduction. Canaan does not expect the amount of this adjustment to have a material effect on the relative Exchange Values of all Combining Entities.

          Additional adjustments will be made to the value of Canaan, Indian and the 1996 and 1996-I partnerships as described below.

          The "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank or other debt assumed by Canaan from the Effective Date through July 31, 2000.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and through July 31, 2000.

          . An adjustment for any gas imbalances which Canaan and the General Partners do are not expect to be material.

          . For Canaan, an upward adjustment of $5.0 million for the value of its "operating rights" as described below.

          . For the 1996 and 1996-I Partnerships, upward adjustments, and for Indian, a downward adjustment, for the Indian Contingent Production Payment as described below.

          The Exchange Values do not take into consideration any other assets or liabilities of the Combining Entities. In the case of Canaan, Indian and Canaan Securities, other assets would include furniture and equipment which Canaan and Indian consider to be immaterial for purposes of establishing their relative values. The partnerships do not own any furniture and equipment. In the case of Indian, additional assets also include approximately $5.7 million of net operating loss carryforwards and $1.6 million of statutory depletion carryforwards as of March 31, 2000, the use of which by Canaan in future periods will be subject to limitations under Section 382 of the Internal Revenue Code because the acquisition of Indian by Canaan will constitute a change in control.

Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which revenues and cash distributions are shared. This allocation method was selected because it fairly represents the ongoing economic rights of the partners. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value, calculated based on gross revenues, will be allocated to Canaan Securities representing rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Reserve Value to the limited partners and the General Partners.

          The Exchange Value for the General Partner and Additional General Partners of the partnerships will be determined based on their share of the Exchange Value for each of the partnerships as described above.

          The marketing arrangements entered into in connection with the sale of interests in the partnerships provided for specified fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to 40% of their Exchange Value and their share of Canaan common stock for the balance.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Reserve Values will be made for cash distributions from production subsequent to the Effective Date and through July 31, 2000.

          If the allocation of Exchange Value within a partnership does not produce an "assumed return" of 100% of capital contributions plus 15% for the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this assumed return is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. The assumed return is based on the sum of historical cash distributions to limited partners as a group through the closing date plus allocated Exchange Value as a percentage of the original capital contributions of all limited partners. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value may be necessary.

Canaan Securities Exchange Value

          The Exchange Value for Canaan Securities will be determined in the same manner as described above and will include an allocation to it attributable to its rights to receive cash distributions from the partnerships and the General Partners, less the Exchange Value allocated to Placing Brokers, as described above under "Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers".

Canaan Exchange Value

          The Exchange Value for Canaan will be determined based on its Reserve Value, bank debt and working capital in the same manner as other entities as described above.

          Canaan's Exchange Value will be further adjusted to take into account its operating rights. As of December 31, 1999, Canaan served as operator of 110 wells in which the partnerships own interests. As such, Canaan receives monthly operating fees which represent a source of additional income to Canaan. For purposes of calculation of Canaan's Exchange Value within the Coral Group, the future cash flows attributable to these operating fees, based on existing reimbursement rights without escalation, will be determined and the present value of these cash flows as of the Effective Date will be an additional component of its Exchange Value. The amount of this adjustment is approximately $5.0 million. Canaan's net working capital adjustment will exclude any receivables attributable to these fees.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group results in the elimination of a significant portion of Canaan's operating fees. After the combination transaction, Canaan will no longer receive operating fees from the partnerships but will continue to receive fees from other unrelated owners. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value. This agreement is advantageous to the Coral Group because Indian's operating fees are higher than Canaan's.

 Indian Exchange Value

          The Exchange Value for Indian will be determined using the Reserve Value, bank debt and working capital in the same manner as described above.

          In connection with the negotiation of the acquisition agreement between Indian and the General Partners, Indian agreed that its Exchange Value would be reduced by its production payment obligation to the 1996 and 1996-I partnerships, in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a "Contingent Production Payment" from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and

$6 million if they are not. Accordingly, Indian's Exchange Value will be adjusted downward by the remaining amount of the Contingent Production Payment obligation as of the Effective Date, $5,606,250, plus the additional $3 million as a result of the combination transactions, and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount. As between the 1996 and 1996-I partnerships, the Contingent Production Payment adjustment will be shared in the same percentages as their original advances to Indian of 53% for the 1996 partnership and 47% for the 1996-I partnership.

          In July 2000, Indian incurred an additional $2 million in bank debt in order to pay costs associated with the drilling and completion of oil and gas wells. This additional bank debt and any interest accrued will not be an adjustment to Indian's Exchange Value but it will be assumed by Canaan in the combination transaction. Canaan believes that the reserves established by the development activities funded by this borrowing have value greater than the amount of the debt and, accordingly, believes that no adjustment to Indian's Exchange Value is necessary.

 Summary of Allocation of Exchange Values

          Summaries of the allocation of the estimated Exchange Values for the partnerships, Canaan, Indian, the limited partners, the General Partners, the Additional General Partners, Canaan Securities and Placing Brokers are contained in the tables in the "Summary - Summary of Estimated Exchange Values". More detailed information concerning the calculation of the Exchange Value for each individual partnership is contained in the individual partnership supplement for each partnership.

 Method of Determining Appraised Value

          A limited partner may elect to receive cash equal to the Appraised Value of his interest in a partnership. The Appraised Value was determined based on an appraisal by Madison Energy Advisors of each partnership's oil and gas properties valuing them as if sold in an orderly manner and in a reasonable period of time and in a manner consistent with appropriate industry practice. Other assets and liabilities of each partnership, consisting primarily of bank debt and working capital were valued at their respective book values. The Appraised Value also takes into consideration the cost associated with the sale of the partnership oil and gas properties and assumes the proceeds of sale of the partnership properties and working capital after payment of liabilities are distributed in a liquidation of the partnership. The appraisal was obtained in order to satisfy the requirements of the National Association of Securities Dealers that limited partners be offered the opportunity to receive cash equal to the Appraised Value of their interest in the partnership.

          Madison Energy Advisors provides oil and gas reserve acquisition, divestment and valuation advisory services to the upstream oil and gas industry, including fair market value assessments of oil and gas properties. Madison Energy Advisors has offices in Houston, Texas and Denver, Colorado and has a staff of professionals with significant experience in advising both buyers and sellers of oil and gas properties. Madison Energy Advisors was selected to perform this appraisal because it is one of the recognized valuation experts in the industry. None of the Combining Entities has had any prior relationship with Madison Energy Advisors. The fees paid to Madison Energy Advisors are not contingent in any respect on the approval or completion of the combination transactions. Canaan paid a fee of $5,000 to Madison Energy Advisors for its appraisal report.

          A copy of the appraisal report of Madison Energy Advisors is included as an exhibit to this document. Upon written request by a limited partner or his representative who has been so designated in writing, a copy of the report shall be transmitted promptly, without charge, by the General Partner. Request for copies of the appraisal report should be directed to Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma, 73102.

          Madison Energy Advisors prepared the estimate of the appraised value of the partnerships' oil and gas properties as of September 30, 1999, the Effective Date for the calculation of the Exchange Value. Madison performed an audit review of the major value properties contained in the partnerships. The major value properties are defined as those whose combined value represents approximately eighty percent of the Reserve Value of all partnerships summed together. In performing the audit review, Madison conducted an evaluation of the methods and procedures utilized by Netherland Sewell in the preparation of the estimates of Exchange Reserves and Reserve Value and performed tests and procedures considered necessary to render its opinions. Madison accepted without independent verification the accuracy and completeness of information and data provided by Netherland Sewell including, but not limited to, oil and gas production, ownership interests, and development and operating costs. Madison performed this audit review in Netherland Sewell's Dallas office and met with three engineers and a geologist that evaluated the properties for the Reserve Value. Based on such review, Madison Energy Advisors concluded that the Netherland Sewell estimated reserve quantities were reasonable and prepared in accordance with generally accepted petroleum engineering and evaluation principles.

          For purposes of determining the appraised value of the oil and gas properties, Madison Energy Advisors used the following criteria:


          .  Oil and gas prices.  For purposes of determining the estimated
             ------------------
             future net revenues from the Exchange Reserves, Madison Energy Advisors applied more current pricing based on its April 1, 2000 quarterly pricing poll for active middle market buyers. These prices reflect representative prices used in connection with the purchase and sale of oil and gas properties. Before adjustment for transportation fees, BTU content and gravity and regional price differentials, the prices used by Madison Energy Advisors were $2.74/Mcf for gas and $25.97/Bbl for crude oil. These prices were adjusted as follows:

           Year           Oil Price per BBL              Gas Price per MMBtu
       ------------      -------------------             -------------------
           2001                $22.53                           $2.77
           2002                 21.40                            2.71
           2003                 21.44                            2.77
           2004                 21.54                            2.83
        Thereafter       1% per year increase            2.44% per year increase


     . Operating costs and production taxes were based on costs and tax rates in effect as of the Effective Date and costs were escalated at the rate of 1.75% per year.

     . A discount rate of 20% was used to discount future net revenues to present value as of the Effective Date. Madison Energy Advisors believes the 20% discount rate is appropriate due to the classification of the partnership properties as "lower tier". Lower tier properties are those which are small non-operated interests with no field or basin concentration or control.

     . Risk factors were applied to the present value of the estimated future net revenues from the oil and gas reserves to reduce to the percentage of estimated present value set forth below:

               .    Developed non-producing - 65%

               .    Undeveloped - 35%

     . The appraised value of the properties also reflects a 5% reduction for estimated commissions and transaction expenses payable in connection with the sale of the properties and winding-up of the partnership affairs.

     . The individual partnership properties would be sold separately rather than all partnerships as a group, thereby putting individual sale packages in the $1-$8 million range.

     Madison Energy Advisors prepared its appraisal of the partnership oil and gas properties on May 3, 2000, using its price assumptions for oil and gas as of April 1, 2000. The appraisal of Madison Energy Advisors will not be updated for changes in prices since April 1, 2000. Canaan and the General Partners are not aware of any conditions that have changed since the date of the appraisals that would have caused material change in the value of the appraised value of the partnerships' oil and gas properties as estimated by Madison Energy Advisors. Although oil and gas prices have increased since April 1, 2000, Canaan and the General Partners believe that the prices used by Madison continue to represent prices used in cash acquisitions of oil and gas properties.

          The following table sets forth the appraised value of each of the partnerships' oil and gas properties in comparison to the Reserve Value used for purposes of calculating the Exchange Value, both as of September 30, 1999. As noted elsewhere in this document, the Reserve Value is used solely for purposes of calculating the Exchange Value and does not represent the fair market value of the partnerships' oil and gas properties. The appraised value of the properties represents Madison Energy Advisor's opinion of the price at which they could be sold. These values are different primarily due to the differing assumptions with respect to oil and gas prices, costs, discount rates and risk factors.

                                                                                            Appraised Value
                                                                Appraised Value             of Properties as
                                                                      of                     % of Reserve
        Partnership                  Reserve Value                Properties                    Value
        -----------                  -------------                ----------                ----------------
           1990                      $  2,077,500               $  1,510,000                     73%
           1991                         2,669,400                  1,953,000                     73%
           1992                         5,497,800                  3,815,000                     69%
           1993                         4,751,400                  3,549,000                     75%
           1993-I                       2,099,300                  1,571,000                     75%
           1995                         6,316,000                  4,317,000                     68%
           1996                         7,949,500                  5,398,000                     68%
           1996-I                       6,152,600                  4,205,000                     70%
                                      -----------                -----------                    ---
           TOTAL                      $37,513,500                $26,317,000                     70%
                                      ===========                ===========                    ===

          After the appraised value of the partnerships' oil and gas properties was established by Madison Energy Advisors for each partnership as of the Effective Date, such property values were reduced for actual and estimated net revenues from the properties for the period from the Effective Date to the closing date to arrive at the estimated appraised value as of such date. This adjustment is made so that the appraised value of the properties is computed as of a date consistent with the date of calculation of the Exchange Value.

          Canaan and the General Partners then computed the estimated value of each limited partner's interest in the partnership based on the assumption that the partnership's oil and gas properties were sold for the resulting value and the gain on sale was allocated to the partners in accordance with the provisions of the applicable partnership agreement and that each partnership was liquidated, with the proceeds of liquidation, including estimated working capital at the closing date and after payment of any partnership debt as of the closing date, being distributed as required by the partnership agreement. The resulting amount is referred to as the "Appraised Value".

          The economic terms of each of the partnerships generally provided for the limited partners to provide all of the capital of the partnership and to bear a greater percentage of the share of costs associated with each partnership's initial acquisition and development of properties. As a result, the limited partners in each partnership have capital account balances which are higher, on a relative capital account basis, than their interest in revenues of the partnership. The partnership agreement for each partnership requires that the capital accounts be recognized or "balanced" in connection with any liquidation of the partnership. These balancing provisions result in the limited partners receiving a priority allocation of the liquidation proceeds as a result of their relatively higher capital account balances. The effect of this priority allocation is that the limited partners receive a greater share of liquidation proceeds than what limited partners would have received from the production of the oil and gas properties owned by each partnership had the properties been produced to depletion. Any liquidation of a partnership would therefore result in a relative higher proportion of liquidation value being allocated to the limited partners than is being done in connection with the combination transactions in which the allocation of Exchange Value between the limited partners and the general partners is being done based on revenue sharing percentages. However, Canaan and the General Partners believe that the discounted prices expected to be realized in a sale of properties in a liquidation based on the appraisal of Madison Energy Advisors offsets the potential incremental liquidation value allocated to limited partners.

          If the Appraised Value of a limited partner's interest plus historical cash distributions is less than 110% of the amount of the limited partner's original investment, the Appraised Value for a limited partner electing cash will be increased to equal such amount. Canaan and the General Partners believe that the 1996 and 1996-I partnerships will be the only partnerships in which the Appraised Value plus historical cash distributions may not meet the 100% of original investment amounts.

          The Appraised Value for each partnership ranges from 54% to 83% of the Exchange Values. The following table sets forth for each partnership the historical and estimated cash distributions, the estimated Appraised Value plus cash distributions and Appraised Value as a percent of original investment for the limited partners as a group and for each limited partner per $1,000 of investment. All of these tables assume closing of the combination transactions on July 31, 2000, and use actual property net revenues through March 31, 2000, and estimated revenues and expenses from the Netherland Sewell reserve reports for purposes of calculating estimated property net revenues thereafter. Variances in net revenues or a change in the closing date will result in a change in the Appraised Value for any entity affected. See "Recommendation of the General Partners and Fairness of the Combination Transactions - Comparison of the Alternatives" for a discussion of the variances between the partnerships in the measure of Appraised Value in relation to Exchange Value.

                                                     Actual and                                  Cash Distributions
                                                   Estimated Cash             Estimated           Plus Appraised
                                                    Distributions             Appraised            Value as % of
             Partnership                          thru Closing Date             Value               Investment
             -----------                          -----------------             -----               ----------
1990
   Limited Partners.............................     $  5,668,121            $   433,154             156.95%
   Limited Partners per $1,000 Investment.......            1,458                    111

1991
   Limited Partners.............................     $  6,604,408            $   712,074             163.31%
   Limited Partners per $1,000 Investment.......            1,474                    159

1992
   Limited Partners.............................     $  7,551,877            $ 2,308,438             131.47%
   Limited Partners per $1,000 Investment.......            1,007                    308

1993
   Limited Partners.............................     $  6,240,600            $ 2,219,543             129.66%
   Limited Partners per $1,000 Investment.......              956                    340

1993-I
   Limited Partners.............................     $  2,777,761            $   843,903             153.30%
   Limited Partners per $1,000 Investment.......            1,176                    357

1995
   Limited Partners.............................     $  5,615,642            $ 3,642,283             136.05%
   Limited Partners per $1,000 Investment.......              825                    535

1996
   Limited Partners.............................     $  3,561,232            $ 7,037,268 (1)         110.00% (1)
   Limited Partners per $1,000 Investment.......              370                    730

1996-I
   Limited Partners.............................     $  3,452,140            $ 3,969,059 (1)         113.82% (1)
   Limited Partners per $1,000 Investment.......              529                    609

(1) Estimated Appraised Value in 1996 and 1996-I partnership adjusted to increase "Cash Distributions Plus Appraised Value as % of Investment" to 110% of original investment amount.

               See "Background and Reasons For the Combination Transactions - Alternatives to the Combination Transactions" for a comparison of the Appraised Value to the Exchange Value and the Continuation Value.

                  RECOMMENDATION OF THE GENERAL PARTNERS AND
                   FAIRNESS OF THE COMBINATION TRANSACTIONS

General

               Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships receiving Canaan common stock or cash at Appraised Value and are fair to the partnerships as a whole.

          See "Background and Reasons For the Combination Transactions", for information concerning factors Canaan and the General Partners considered in recommending the combination transaction in addition to those discussed in this section.

          The principal structural element affecting the limited partners and the other parties to the combination transactions receiving Canaan common stock is the determination of the Exchange Values. As noted elsewhere in this document, the Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. By using Reserve Values calculated in a consistent manner by a single engineering firm based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions. Further, Canaan and the General Partners believe the following facts support the fairness of the transaction to the limited partners:

          . Owners of all of the Combining Entities in the combination transactions are receiving the same form of consideration, consisting of common stock of Canaan, except limited partners who elect to receive cash, and the relative number of shares to be received by the owners of each entity is being calculated on a consistent basis for each Combining Entity.

          . Canaan believes that shares of publicly held oil and gas companies generally trade at values greater than their cash liquidation values, affording limited partners potentially greater value than represented by the cash value of the partnership's oil and gas properties, either in immediate liquidation or in continuing the partnership. Canaan believes publicly held oil and gas companies generally trade at premiums to their potential cash liquidation values due to value attributable to going concern and potential growth and due to the fact that public company stock valuations do not reflect discounts for nonproducing reserves typically applied in cash transactions.

          . All of the partnerships had similar investment objectives and all own similar properties, principally non-operating interests in proved developed producing gas properties located primarily in Oklahoma in the Mid- Continent basin. Therefore, Canaan and the General Partners do not believe that there are material differences in the assets of the partnerships that would cause their values to vary based on quality of reserves or differences in commodity prices for gas or oil.

          . The use of Reserve Value to evaluate the Combining Entities is a commonly used method in valuing oil and gas properties.

          . As between the General Partners and the limited partners, the allocation of Exchange Value in each partnership is based on the profit sharing percentages provided in the partnership agreements and there is no additional consideration being allocated to the General Partners or Canaan which is not currently being received.

          . The actual market value of the Canaan common stock received by limited partners may be more or less than their Exchange Value, but the owners of Canaan, the General Partners and Indian will all be similarly affected by any differences.

          . The methodology for determining Exchange Values as between Indian and the Coral Group was agreed to by the owners of Indian in an arms length negotiated transaction between Indian and Canaan.

          . The combination transactions will not be approved unless the holders of a majority of the interests in each partnership approve the combination transactions. Further, all partnerships are required to be included in the combination transactions for it to be consummated so it is not possible that any one partnership will be excluded.

          . A limited partner of a partnership may elect to receive cash in lieu of Canaan common stock in an amount equal to the Appraised Value of such limited partner's interest. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value based on an appraisal of the partnership oil and gas properties performed by an independent appraiser.

          . In each partnership, the General Partner is entitled to receive a reimbursement for a portion of its overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel and any other overhead expenses which the General Partner deems reasonable. The amount of the overhead reimbursement is limited to 5% of the amount of distributable cash. This overhead reimbursement amount is not being taken into consideration in the calculation of the General Partner's share of the Exchange Value. However, if the partnerships continued to operate, the General Partner would continue to be entitled to such reimbursement. Thus, the present value of future cash distributable to limited partners, if the partnerships were continued, based on the same projections of future net revenues used to calculate the Exchange Values would be less than the Exchange Value allocated to limited partners.

          The Exchange Value does not represent the absolute fair market value of a partnership's oil and gas properties or the interest of a limited partner. No firm offer has been made by any person during the preceding 18 months regarding the merger or consolidation of any of the partnerships, the sale or transfer of all or any substantial part of the assets of any partnership or securities of any partnership which would enable the holder of securities to exercise control over a partnership.

          For purposes of determining the relative Exchange Value of Canaan within the Coral Group, Canaan's Exchange Value includes, in addition to the valuation of its oil and gas properties, a value attributable to its operating rights. The allocation of value to Canaan for its operating rights recognizes that Canaan is entitled to receive fees for these activities from the partnerships and other nonoperating owners which Canaan would be entitled to continue to receive if the combination transactions did not occur. This allocation of Exchange Value to Canaan is intended to recognize the economic benefits that Canaan currently receives in connection with the partnerships and is not intended to allocate additional new economic benefits to Canaan.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of a significant portion of Canaan's operating fees. After the combination transaction, Canaan will no longer receive operating fees from the partnerships but will continue to receive fees from other unrelated owners. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value. This agreement is advantageous to the Coral Group because Indian's operating fees are higher than Canaan's.

          The Reserve Value for each of the Combining Entities will not be adjusted for any changes in oil and gas prices subsequent to the Effective Date. The gas prices used to calculate the Reserve Value were based on an average of 12 months of prices for a period ending on March 31, 2000 using 8 months of historical actual prices and 4 months of forward market prices in effect at the Effective Date. The oil prices were based on an 8 year average price ending December 31, 1999. The Reserve Value thus takes into effect seasonal fluctuations in gas prices and historical volatility of oil prices. Further, more than 69% of the Reserve Value of each Combining Entity is gas and the Reserve Values are, therefore, more sensitive to gas price changes than oil price changes. Canaan and the General Partners believe that the Reserve Value of all of the Combining Entities would be affected similarly by changes in prices. Canaan and the General Partners have also disregarded short term hedges of oil and gas production by the partnerships and Indian in the calculation of Reserve Values because these hedges expire on or before the end of 2000 and are not expected to have a material effect on production revenues over the life of the properties. However, because all of the partnerships except the 1995 Partnership and Indian have bank indebtedness, the Exchange Value for such entities will be more than proportionately benefited by increases in oil and gas prices and more than proportionately disadvantaged by decreases in oil and gas prices. Because Indian has more debt relative to Reserve Value than any other Combining Entity, its

Exchange Value is more dramatically affected by changes in prices. However, because of the numerous uncertainties associated with the calculation of the Reserve Value in addition to the price assumptions, Canaan and the General Partners do not believe that a recalculation of the Reserve Value based on temporary changes in product prices is appropriate.

Consideration of Alternatives

          In evaluating the fairness of the transaction, Canaan and the General Partners also considered the possible value of the consideration to be received in the combination transactions compared to the values that limited partners would receive if the partnerships were continued or liquidated.

          Continuation. Continuation of the partnerships, while avoiding the risks associated with the combination transactions and the discontinuance of cash distributions, would result in declining operating results and distribution rates for each of the partnership because:

          . Reserves will be depleted in the ordinary course from ongoing production.

          . Lease operating costs will remain the same or increase and potentially become a greater percentage of oil and gas revenues as production declines regardless of the operating results of the partnerships assets.

          . The partnerships would have to incur the costs of plugging and abandoning partnership wells when they become uneconomic or any future sale of the partnerships' wells would be at a price which would reflect the anticipated costs of such plugging and abandonment expenses. Canaan will bear these expenses if the combination transactions are consummated but may be able to achieve some expense savings by being a larger organization.

          . The partnerships do not have additional sources of capital to support growth or additional development activity. The partnerships may not have the cash nor the ability to borrow funds necessary to develop their non-producing reserves. This may result in reduction or temporary suspension of cash distributions in order to participate in proposals to place these non-producing reserves on production, or the partnerships may be forced to forego participation in these proposals.

          . All of the partnerships except the 1995 partnership have incurred significant debt to engage in additional development. This debt has not been amortized in any material respect. Principal payments on partnership debt will adversely affect cash distributions and require limited partners to report taxable income on principal repayments.

          . The partnerships will continue to incur general and administrative reimbursement costs in favor of the General Partner.

          Canaan and the General Partners have prepared an analysis of the present value of the estimated future net cash flows to the limited partners assuming that each partnership was continued. This value is referred to as the "Continuation Value". The Continuation Value is based on the following assumptions:

          . The estimated future net revenues from the sale of oil and gas after July 31, 2000 are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

          . The partnerships will continue to incur general and administrative expenses in favor of the General Partner as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

          . Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

          . The estimated future net cash flows were then discounted at a discount rate of 10% to arrive at the Continuation Value.

          The following table sets forth by partnership the Continuation Value for all limited partners as a group and per $1,000 of investment.

             Partnership                       Continuation Value
             -----------                       ------------------
1990
   Limited Partner                                   $    710,147
   Limited Partner per $1,000 Investment                      183

1991
   Limited Partners                                  $    995,442
   Limited Partners per $1,000 Investment                     222

1992
   Limited Partners                                  $  2,768,081
   Limited Partners per $1,000 Investment                     369

1993
   Limited Partners                                  $  2,311,366
   Limited Partners per $1,000 Investment                     354

1993-I
   Limited Partners                                  $  1,084,232
   Limited Partners per $1,000 Investment                     459

1995
   Limited Partners                                  $  3,603,349
   Limited Partners per $1,000 Investment                     526

1996
   Limited Partners                                  $  4,991,147
   Limited Partners per $1,000 Investment                     518

1996-I
   Limited Partners                                  $  4,231,779
   Limited Partners per $1,000 Investment                     649


          The actual amount that limited partners would receive if the partnerships continue their respective operations will depend on production levels and future oil and gas prices, which cannot be predicted with certainty. To the extent that future prices for those commodities are materially higher or lower than the pricing assumptions made to Continuation Value, those fluctuations would likely have a similar effect on the operating of wells, distribution rates and Continuation Value.

          Liquidation. A sale of the partnership assets and liquidation of the partnership would result in immediate cash distributions to the limited partners and avoid the market risks associated with the ownership of Canaan common stock. Canaan and the General Partners believe that the material risks relating to a liquidation of any one or more of the partnerships outweigh the potential benefits. The principal benefits to limited partners of any partnership of liquidation as opposed to continuation or participation in the combination transactions would be the immediate realization of the cash proceeds of the sale of such properties and the avoidance of the risks and uncertainties associated with realizing the value of such properties over time or ownership of Canaan common stock. The material risks of such liquidation would be that the prices the partnership would receive for its properties upon liquidation from third party purchasers would be materially less than the value of the future cash flows from such property discounted solely for the time value of money and less than the market value of Canaan common stock received.

     Canaan and the General Partners believe the liquidation of the partnerships would be less beneficial to limited partners because:

     . The prices paid by purchasers of partnership properties in liquidation would likely include a substantial discount for the risks and uncertainties of future cash flows which are not included in the calculation of Reserve Values. Purchasers typically apply risk discounts to reserve values for reserves which are not proved developed producing reserves.

     . In addition, Canaan and the General Partners believe that additional discounts would be applied in the valuation of partnership oil and gas properties related to:

          . The relative large number of individual properties owned by each partnership and the relatively small working and revenue interests owned by the partnerships in each of its properties;

          . The fact that all partnership's properties are non-operated and many third party purchasers prefer to operate properties;

          . The additional costs incurred during the extended amount of time it would take to orderly dispose of a large number of properties including the costs of brokers and agents employed to facilitate the sale of properties;

          . The complexity involved administratively to transfer a large number of properties from several entities to a third party purchaser.

     . Liquidation would result in a taxable transaction to all limited partners, many of whom may not desire such consequences. The ability of limited partners to receive shares of Canaan common stock in a tax-free transaction gives them the benefit of an investment in a larger more diversified property base, together with the ability to liquidate their investment in whole or in part in the market by selling their common stock if they desire to do so and to determine the timing of any tax consequences. In addition, a cash liquidation would result in a material portion of the liquidation proceeds being taxed as ordinary income as a result of the requirement to recapture cumulative tax deductions for depletion, depreciation and intangible drilling costs. A sale of Canaan common stock will be potentially taxable at lower long-term capital gain rates.

     . Canaan and the General Partners believe that shares of publicly held oil and gas companies are generally traded in the market at prices in excess of net liquidation value based on estimated oil and gas property values. As a result, limited partners are expected to have more value in Canaan common stock than if the underlying assets were sold.

     . Liquidation would deprive limited partners of the ability to benefit from future increases in prices for oil and gas which Canaan and the General Partners believe would have an indirect beneficial effect on the price of Canaan common stock.

     . Liquidation would require additional administrative, legal and accounting costs for winding up of the partnerships.

     In order to offer limited partners who do not desire to receive Canaan common stock an alternative, Canaan and the General Partners have structured the transaction to permit limited partners to receive cash equal to the Appraised Value of their partnership interests which they believe, based on the independent opinion of Madison Energy Advisors, approximates the liquidation value of their interests.

     The economic terms of each of the partnerships generally provided for the limited partners to provide all of the capital of the partnership and to bear a greater percentage of the share of costs associated with each partnership's initial acquisition and development of properties. As a result, the limited partners in each partnership have capital account balances which are higher, on a relative capital account basis, than their interest in revenues of the partnership. The partnership agreements for each partnership require that the capital accounts be recognized or "balanced" in connection with any liquidation of a partnership. These balancing provisions result in the limited partners receiving a priority allocation of the liquidation proceeds as a result of their relatively higher capital account balances. The effect of this priority allocation is that the limited partners receive a greater share of liquidation proceeds than what limited partners would have received from the production of the oil and gas properties owned by each partnership had the properties been produced to depletion. Any liquidation of a partnership would therefore result in a relative higher proportion of value being allocated to the limited partners than is being done in connection with the combination transactions in which the allocation between the limited partners and the general partners is being done based on revenue sharing percentages. However, Canaan and the General Partners believe that the discounted prices expected to be realized in a sale of properties in a liquidation offsets any potential incremental liquidation value allocated to limited partners.

     Canaan and the General Partners have computed a liquidation analysis of each of the partnerships which for each partnership is equal to the Appraised Value based on the appraisal of the partnership's oil and gas properties conducted by Madison Energy Advisors. The appraisal by Madison supported the belief of Canaan and the General Partners that substantial discounts are applied in calculating the market value of the partnership's properties due to the nature of the properties. A description of the methodology for computing the Appraised Value is set forth under "Method of Determining Combination Exchange Values - Determination of Appraised Value".

Comparison of Alternatives

     The following table sets forth the comparison of the Continuation Value, Appraised Value and Exchange Value for each partnership for the limited partners as a group and for each limited partner per $1,000 of investment.

             Partnership                     Liquidation/Appraised Value       Continuation Value       Exchange Value
             -----------                     ---------------------------       ------------------       --------------
1990
   Limited Partners                                $       433,154               $     710,147           $     766,701
   Limited Partners per $1,000 Investment                      111                         183                     197

1991
   Limited Partners                                $       712,074               $     995,442           $   1,108,466
   Limited Partners per $1,000 Investment                      159                         222                     247

1992
   Limited Partners                                $     2,308,438               $   2,768,081           $   2,992,455
   Limited Partners per $1,000 Investment                      308                         369                     399

1993
   Limited Partners                                $     2,219,543               $   2,311,366           $   2,569,088
   Limited Partners per $1,000 Investment                      340                         354                     394

1993-I
   Limited Partners                                $       843,903               $   1,084,232           $   1,270,531
   Limited Partners per $1,000 Investment                      357                         459                     538

1995
   Limited Partners                                $     3,642,283               $   3,603,349           $   4,220,132
   Limited Partners per $1,000 Investment                      535                         526                     620

1996
   Limited Partners                                $     7,037,268               $   4,991,147           $   7,526,357
   Limited Partners per $1,000 Investment                      730                         518                     781

1996-I
   Limited Partners                                $     3,969,059               $   4,231,779           $   6,162,084
   Limited Partners per $1,000 Investment                      609                         649                     945

          Variances in Appraised Value in relation to Exchange Value for the limited partners of each of the partnerships as a group result primarily from the following factors:

     . The appraisal value of the oil and gas properties is substantially less than the Reserve Value used to calculate the Exchange Value. While the property appraisal values were based on higher future prices than used for the Reserve Value, the Appraised Value is based on a 20% discount rate and applies risk factors to non-producing reserve categories, whereas the Reserve Value is based on a 10% discount rate and no risk factors.

     . The level of debt in each partnership in relation to the appraisal value of the properties varies. Partnerships with higher debt levels relative to property values, such as the 1990 and 1991 partnerships, have relatively lower Appraised Value in relation to Reserve Value.

     . The Appraised Values of the 1996 and 1996-I partnerships are adversely affected by the elimination of the $3 million Indian Contingent Production Payment adjustment, which increases the Exchange Values of such partnerships, but is not applicable in a liquidation assumption for the Appraised Value.

     . The 1993 and 1995 partnerships have relatively high Appraised Values in relation to Exchange Values for the limited partners of each partnership as a group. This is primarily attributable to the before-payout, priority allocation of liquidation proceeds to the limited partners, and, in the case of the 1995 partnership, the absence of significant debt.

     . The 1990, 1991 and 1992 partnerships' Appraised Values for limited partners are relatively lower in each case because, in these partnerships, payout has already occurred or is near occurring resulting in a greater percentage of liquidation proceeds being allocated to the General Partners.

     As noted elsewhere, the Exchange Value does not necessarily represent the fair value of the partnerships or any partnership's net assets, and is being used solely for purposes of determining the relative ownership of Canaan by each of the entities involved. Accordingly, there is no assurance that the value of the common stock received by a limited partner will be equal to the Exchange Value allocable to such limited partner. Notwithstanding the foregoing, Canaan and the General Partners believe that the combination transactions are fair because:

     . Canaan and the General Partners believe that shares of publicly held oil and gas companies generally trade at values greater than their underlying reserve cash liquidation values, affording limited partners potentially greater value than represented by a partnership's liquidation or continuation value; and

     . The cash election affords limited partners desiring to receive liquidation value the opportunity to do so in lieu of accepting Canaan common stock.

Fiduciary Duties of General Partners

     General. The General Partners' fiduciary duties to the limited partners include legal responsibilities of loyalty, care and good faith. The General Partners may not profit by any conduct or transaction in contravention of its fiduciary obligations to limited partners. Rights of action by or on behalf of the limited partners for any breach of these duties are provided under

Oklahoma partnership law. If a limited partner believes that the proposed Plan of Combination or the consummation thereof would constitute a breach of his General Partner's fiduciary duties, the limited partner could institute legal action against the General Partner to enjoin the consummation transactions or to recover damages resulting from the consummation of the transactions. In appropriate circumstances, a limited partner may institute a class action against his General Partner on behalf of himself and the other similarly situated limited partners or a derivative action against his General Partner on behalf of the partnership to recover damages for a breach of his General Partner's fiduciary duties. A limited partner who votes to approve the combination transactions may not be able to assert claims for breaches of fiduciary duty by the General Partners in the absence of a claim that all facts necessary for the limited partner to make an informed decision were not properly disclosed. This is a developing area of the law, and limited partners who have questions concerning the General Partners' duties should consult with their own legal counsel.

     Operating Rights. As of March 31, 2000, Canaan served as operator of 107 of the wells in which the partnerships own non-operating working interests and received operating fees for such services from the partnerships. This arrangement is permitted by the terms of the applicable partnership agreements. While Canaan is not the General Partner of the partnerships, it is owned by the same persons who own the General Partners and its principal business activity is providing services to the General Partners. As a result of this relationship, it is possible that Canaan could be considered to be a fiduciary to the limited partners and owe to them the same duties of loyalty, care and good faith as owed by the General Partners. The limited partners may therefore have the same rights with respect to Canaan as they have with respect to the General Partners. Further, the value of the partnership oil and gas properties might be enhanced if the partnerships had the right to operate the properties rather than Canaan or if Canaan would relinquish its operating rights in connection with a sale of properties by a partnership. In such event, the liquidation value of the partnership properties may be greater than the value of the properties without the right to operate. However, the partnerships do not have the administrative and other staff necessary to serve as operator of wells.

     Limitations on Limited Partners' Remedies. The partnership agreements for the partnerships provide that the General Partner and its affiliates are not liable to the partnership or any partner for any losses arising out of any action or inaction of the general partners if the general partners, in good faith, determine that such course of conduct was in the best interest of the partnership and such course of conduct did not constitute negligence or misconduct of the general partners. In addition, the partnership agreements provide that the partnerships will indemnify the general partners for any losses, judgments and amounts paid in settlement of any claims sustained by them in connection with the partnership provided that they were not the result of negligence or misconduct on the part of the general partners. The partnership agreements further provide for the advancement of legal expenses and other costs incurred by the general partner in connection with any proceeding arising by reason of the fact that it is or was a general partner of the partnership, but such advancement of legal expenses and other costs is not available to a general partner when an action is initiated by a limited partner.

Access to Investor List

     Under Oklahoma law and the partnership agreement of each partnership, a limited partner may obtain a list of limited partners in his partnership by making a written request to the General Partners at 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102. Limited partners also have the right under the partnership agreements to inspect the books and records of his partnership at reasonable times and upon reasonable notice.

Conflicts of Interest

     Canaan and the General Partners have conflicts of interest with the limited partners with respect to the combination transactions arising from, among other things:

     . Canaan and the General Partners determined the structure of the proposed combination transactions and the Exchange Values without any independent third party representing the limited partners of any partnership. As a result, the determination of the Exchange Values and the relative ownership of Canaan by limited partners may not reflect the allocation of relative value that would result if the combination transactions were negotiated with an unaffiliated third party in an arms length transaction.

     . Officers and directors of Canaan and the General Partners will continue to serve as officers and directors of Canaan. They may receive compensation and other benefits associated with this employment as determined by the board of directors and which may be higher than their current compensation arrangements.

     . Legal counsel engaged to assist with the preparation of the documentation for the combination transactions, including this document was engaged by Canaan and did not serve, or purport to serve, as legal counsel for the limited partners.

     . For purposes of the allocation of the Exchange Value within the Coral Group, Canaan is being allocated additional Exchange Value attributable to its rights to operate partnership properties. Approximately 62% of Canaan's ongoing operating fees come from the partnerships. For purposes of determining the relative value of the Coral Group as a whole and Indian, these operating fees are disregarded because after giving effect to the combination transactions, this intercompany item as between Canaan and the partnerships is eliminated. Canaan and the General Partner believe this allocation of value is consistent with industry practices generally, but it has not been established on an arms length basis and may have the effect of allocating to Canaan a greater share of the total Exchange Value.

No Independent Representative

     No independent representative of the limited partners was engaged for purposes of negotiating the terms of the combination transactions, nor was a fairness opinion obtained from an unaffiliated third party. The absence of these protections was considered, but was not judged to be significant by Canaan and the General Partners, in determining the fairness of the proposed combination transaction to the limited partners. Because the Exchange Values used in determining the shares of Canaan common stock to be received by the limited partners in the partnerships in exchange for their interest were primarily based on the Reserve Values determined by Netherland Sewell with immaterial adjustment based on such variables as cash, short term investments, liabilities and cash flow, Canaan and the General Partners determined that the likelihood that such an unaffiliated representative of the limited partners or a fairness opinion would add value to the process of structuring the combination transactions was minimal and outweighed the costs of retaining such a representative or fairness opinion. As a result, the Exchange Values and other terms of the combination transactions may not be as favorable as the terms that might have been obtained had an independent representative been retained or a fairness opinion requested.


                FAILURE TO APPROVE THE COMBINATION TRANSACTIONS

     If one of the partnerships fails to approve the combination transactions, the combination transactions will not be consummated for any of the partnerships. If the combination transactions are not approved, each partnership will continue in its business as previously conducted. However, it is possible that a new transaction might be proposed by Canaan or the General Partners, but no other terms have been discussed or considered by them. In addition, Canaan and the General Partners may also explore other alternatives, such as sale of the Coral Group to a third party, but there is no assurance that Canaan or the General Partners could find a third party interested in purchasing the assets or that the terms and conditions of any such purchase and sale agreement would be as favorable as the terms offered pursuant to the combination transactions.

     If the combination transactions are not consummated, costs and expenses incurred in connection with the combination transaction proposals will be borne by the Combining Entities, including the partnerships. Limited partners in each partnership will bear a portion of the costs allocated to each partnership based on the percentage interests of limited partners voting in favor of the combination transactions. Please see "The Combination Transactions- Expenses and Fees" for a discussion of the sharing of transaction costs.

     If the combination transactions are not consummated, the amount of the remaining balance of the Contingent Production Payment owing from Indian to the 1996 and 1996-I partnerships will be reduced by $3 million. This will result in no gain or return on the amount of these partnerships' investments in the Contingent Production Payment. The payment of this obligation is subordinate to Indian's obligations to its bank lenders and depending on the amount of the liquidation proceeds, the Contingent Production Payment may not be paid in full. These partnerships would also be entitled to share a portion of the 50% of the remaining proceeds of liquidation otherwise distributable to Indian shareholders, which is uncertain. The amount invested in the Contingent Production Payment represented 33% of the initial capital of the 1996 partnership and 43% of the initial capital of the 1996-I partnership. Thus, the failure to approve the combination transactions would adversely affect the returns to the limited partners in these partnerships unless the Contingent Production Payment repayment proceeds are successfully reinvested.


                      SPECIAL MEETING OF THE PARTNERSHIPS

General

     A combined special meeting of the partnerships is being called by the General Partners for limited partners to consider and vote to approve or disapprove of the Plan of Combination relating to the combination transactions and to transact such other business as may be properly presented at the special meeting or any adjournments or postponements of the meeting.

     The combined special meeting will be held on ___________________, at ______ p.m. at _______________________, Oklahoma City, Oklahoma ____.

Voting Rights

     Each limited partner appearing on the records of each of the partnerships as of ___________, 2000 is entitled to notice of the special meeting and is entitled to vote his partnership interests at the meeting. Each partnership is voting separately on the Plan of Combination. Accordingly, not all of the partnerships may approve the Plan of Combination. Limited partners in each partnership may vote "FOR" or "AGAINST" their respective partnership participating in the Plan of Combination.

     The General Partners appointed UMB Bank, N.A., Kansas City, Kansas to receive and tabulate all votes and dissents of limited partners in each partnership. UMB Bank has no other relationship with the Combining Entities other than being appointed to serve as exchange agent and transfer agent for Canaan's common stock. UMB Bank will make the tabulation available to the General Partners and any limited partner upon request at any time during and after the voting occurs. Requests should be addressed to UMB Bank, N.A., P. O. Box 410064, Kansas City, Kansas 64141-0064, Attention: Nancy Hoffman.

Proxy and Cash Election Form and Letter of Transmittal

     A form of proxy and cash election form and letter of transmittal ("Voting Form") accompanies this document. The Voting Form to be used to register your vote on the plan of combination involving your partnership is the separate green sheet of paper included with this document. Please Use the Green Proxy and Cash Election Form and Letter of Transmittal to Cast Your Vote on the Plan of Combination.

Approval/Revocation of Proxy and Cash Election Form

     If a Voting Form is properly signed and is not revoked by a limited partner, the partnership interest it represents will be voted in accordance with the instructions of the limited partner. If no specific instructions are given, the partnership interest will be voted FOR the Plan of Combination involving your partnership. A limited partner may revoke his vote at any time before it is voted at the special meeting. Any limited partner who attends the special meeting and wishes to vote in person may revoke his vote at that time. Otherwise, a limited partner must advise the General Partner of revocation of his vote in writing, which revocation must be received by the General Partner at 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102 prior to the time the vote is taken.

     The Voting Form also includes methods by which a limited partnership in each partnership can make an election to receive cash as described under "The Combination Transactions - Limited Partner Cash Election".

Solicitation

     The solicitations of proxies are being made by Canaan, the General Partners of the partnerships and Canaan Securities. The proxies will be solicited in person, through the mail and over the telephone. No solicitation will occur over the Internet and no special compensation will be paid for such solicitations. The costs of the preparation of this document and of the solicitation of proxies and such costs for each partnership will be borne as described under "The Combination Transactions - Expenses and Fees".

Voting Requirements

     Approval of the Plan of Combination by each partnership requires the approval of each General Partner, the Additional General Partners and the approval of holders of more than fifty percent (50%) of the partnership interests owned by limited partners calculated based on the limited partners' share in the profits of the partnership. If any one partnership fails to receive approval of the Plan of Combination, the combination transactions will not be consummated.

     For purposes of determining the requisite percentage of partnership interests, votes will be tabulated based on the percentage interests each partner, including the General Partner and the Additional General Partner, has in the profits of the applicable partnership as of the record date. The table below sets forth information concerning the percentage interest in each partnership as of the record date:

                                      Voting Percentages
                  ---------------------------------------------------
                  General and Additional General
   Partnership        Partners Combined              Limited Partners
   -----------        ------------------             ----------------
      1990                 25.00%                         75.00%
      1991                 25.00%                         75.00%
      1992                 14.18%                         85.82%
      1993                 10.34%                         89.66%
      1993-I               12.50%                         87.50%
      1995                 10.00%                         90.00%
      1996                 10.00%                         90.00%
      1996-I               12.50%                         87.50%

     The General Partners and the Additional General Partners intend to vote in favor of the Plan of Combination.

Rights of Appraisal

     Under the rules adopted by the NASD, limited partners in roll-up transactions such as the combination transactions are entitled to appraisal rights. The right to make an election to receive cash equal to the Appraised Value of a limited partner's interest is intended to satisfy this requirement.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     This section summarizes the material Federal income tax consequences of general application that should be considered by holders of interests in the partnerships and holders of common stock of Indian and the General Partners, resulting from their participation in the proposed combination transactions. This section does not, however, comment on all tax matters that may affect the partnerships, the General Partners, Indian, Canaan Securities or holders of interests in the partnerships, holders of the General Partners common stock, holders of Indian common stock and holders of Canaan Securities common stock, and this section does not consider various facts or limitations applicable to any particular participant that may modify or alter the results described in this document. It may not be applicable to various classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, securities dealers, broker-dealers, and foreign persons.

          Except as otherwise indicated, statements of legal conclusion regarding tax treatments, tax effects or tax consequences are the opinions of Crowe & Dunlevy, A Professional Corporation, counsel for Canaan and the General Partners, based on laws, regulations, rulings, practice and judicial decisions in effect at the date of this document. However, legislative, judicial or administrative changes or interpretations may be forthcoming that could repeal, overrule or modify any of these authorities. Any such change could be retroactive and, accordingly, could alter or modify the statements and conclusions set forth in this document. No rulings have been requested from the Internal Revenue Service with respect to any aspect of the proposed combination transactions. The IRS has announced generally that it will not issue rulings regarding the tax consequences of transactions similar to the combination transactions. Furthermore, there can be no assurance that the IRS or the courts would agree with the conclusions set forth in this discussion below.

          A copy of the tax opinion of Crowe & Dunlevy has been filed as an exhibit to the registration statement of which this document is a part. Crowe & Dunlevy's tax opinion is based, in part, on various assumptions of fact and certificates. Upon receipt of a written request by a limited partner or his representative designated in writing, a copy of the opinion and related certificates will be provided promptly, without charge, by Canaan. Please make any written request to Canaan Energy Corporation, 119 North Robinson, Suite 600, Oklahoma City, Oklahoma, 73102.

          All persons affected by proposed combination transactions are urged to consult their own tax advisor as to the particular federal income and other tax consequences of the combination transactions.

Limited Partners

          In the combination transactions, a Canaan subsidiary acquisition corporation will merge with and into each separate partnership. The limited partners of each merging partnership will receive Canaan common stock based on their share of the partnership's Exchange Value. Because the merging partnership survives the merger transaction, each merger will be treated for Federal income tax purposes as if the limited partners transferred their interests in each respective merging limited partnership to Canaan in exchange for common stock of Canaan in a transaction described in Section 351(a) of the Code or for cash. Each merging partnership will not recognize any gain or loss as a result of each respective partnership merger.

          A limited partner who receives Canaan common stock in the combination transactions will not recognize gain or loss as a result of the receipt of the stock.

          A limited partner who elects to receive cash will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis in his partnership interest on the date of the merger.

          Gain, if any, recognized by a limited partner will be treated as gain from the sale or exchange of his interest in the partnership. Therefore, gain recognized by a limited partner generally will be capital except to the extent of the cash received in exchange for his share of the partnership's ordinary income assets, i.e. unrealized receivables and any inventory items. Unrealized receivables include some types of recapture items, including depreciation, depletion and intangible drilling costs with respect to deductions previously taken by the limited partnership.

          A limited partner's basis in Canaan common stock received will be equal to his aggregate basis in his partnership interest transferred. Such basis will be prorated among all of the shares of Canaan common stock received.

          The holding period required for long-term capital gain treatment is one year. In tax- free and partially tax-free exchanges where the relinquished property is a capital or Section 1231 asset, the Code generally provides that the holding period of the property received in the exchange includes the holding period of the property relinquished. However, the IRS has published authority providing that the holding period of common stock received in a tax-free exchange for a partnership interest does not include the holding period of the partnership interest to the extent the value of the common stock received is attributable to unrealized receivables of the partnership that are neither capital assets nor Section 1231 assets. If the IRS ruling position applies, the holding period of a portion of the Canaan common stock received by each limited partner for the value of the partnership's ordinary income assets will begin on the day following the date of the exchange, and the holding period for the remaining portion of the Canaan common stock will include each respective limited partner's holding period for the partnership interest exchanged therefor. The IRS cites no authority for its ruling position and, accordingly, it is questionable whether the IRS ruling position is valid. If a limited partner takes the position that the general tacking principles apply, the IRS may assert its ruling position on the examination of a limited partner's federal income tax return.

          The Code provides special rules suspending a partner's ability to deduct his allocable share of partnership losses when the partner lacks tax basis in his partnership interest, the losses are generated by "passive activities", or by activities with respect to which the partner is not "at risk." Following the combination transactions, any prior partnership loss allocated to a limited partner that was suspended by the at risk rules or by a lack of basis will continue to be suspended and effectively will be lost. Losses suspended by the at risk rules, however, should be available to offset any taxable gain recognized as a result of the combination transactions, as described above. Any prior partnership loss allocated to a limited partner that was suspended by the passive activity loss rules should be available to offset any gain recognized as a result of the combination transactions, because that income should be passive income, but will not be available to offset nonpassive income, including dividends receive on Canaan common stock, until such limited partner has sold all of his Canaan common stock to any unrelated party in a fully taxable transaction.

Holders of Common Stock of the General Partners and Indian

          The contribution by the holders of all of the outstanding capital stock of the General Partners and Indian to Canaan in exchange for Canaan common stock should be treated for Federal income tax purposes as a transaction described in Section 351(a) of the Code.

          No gain or loss should be recognized by the shareholders of the General Partners and Indian as a result of the proposed combination transactions.

          A shareholder of the General Partners or Indian will have an aggregate income tax basis in all of the Canaan common stock received in the proposed combination transactions equal to the Federal income tax basis of the General Partners and Indian common stock surrendered in exchange therefor.

          The holding period of the Canaan common stock received by the shareholders of the General Partners and Indian will include the period for which the common stock exchanged therefor was held, provided the exchanged common stock was held as a capital asset by such shareholder on the date of the exchange.

Canaan Securities

          Crowe & Dunlevy expresses no opinion regarding the Federal income tax consequences of the proposed combination transaction to Canaan Securities and its shareholder.

Placing Brokers

          The receipt of cash and shares of Canaan common stock by the Placing Brokers will be treated as ordinary income to the Placing Brokers in the amount equal to the amount of cash and the fair market value of the Canaan common stock received.

Canaan

          Canaan will not recognize any gain or loss upon the issuance of the Canaan common stock to the shareholders of the General Partners, the shareholders of Indian, the shareholder of Canaan Securities or the limited partners.

Reporting Requirements of Limited Partners and Shareholders of Corporate Combining Entities

          Under the United States Treasury regulations, each limited partner and each shareholder of the corporate Combining Entities who receives shares of Canaan common stock must provide a statement concerning the exchange with his federal income tax return for the year in which the combination transactions occur. The partnerships and the corporate Combining

Entities will provide their respective limited partners or shareholders with information to assist them in preparing such statement.

                         INFORMATION CONCERNING CANAAN

General

          Canaan, formerly known as Coral Reserves Group, Ltd., is an independent oil and gas company headquartered in Oklahoma City, Oklahoma. Canaan was formed in March, 1987, as an Oklahoma corporation, by Leo E. Woodard, who continues to serve the company as chief executive officer, and John K. Penton, who continues to serve the company as president.

          Canaan has been continuously engaged in the acquisition, production, development and operation of oil and natural gas properties. As of December 31, 1999, Canaan operated 110 wells in which it or the partnerships own an interest. Operations are located entirely within the state of Oklahoma and are concentrated in Kingfisher County in north central Oklahoma and Garvin and McClain counties in south central Oklahoma. As of December 31, 1999, the estimated value of Canaan's proved oil and gas reserves was less than $500,000.

          Since 1990, when the General Partners began sponsoring partnerships, Canaan has provided management services to them.

Costs Incurred and Drilling Results

          The following table shows information regarding the costs incurred by Canaan from acquisition and development activities during the periods indicated.

                                                          Year ended December 31,
                                           -------------------------------------------------
                                               1996         1997        1998        1999
                                           ------------ ------------ ---------- ------------
Acquisition costs.......................     $   --       $ 16,000     $ 18,000     $   --

Development costs.......................       21,025      139,433       50,816      106,671
                                             --------     --------     --------     --------
Total...................................     $ 21,025     $155,433     $ 68,816     $106,671
                                             ========     ========     ========     ========

          Canaan has acquired or drilled or participated in the drilling of wells as set out in the table below for the periods indicated. These acquisition and drilling activities do not include drilling activities of the partnerships.

                                                                Years Ended December 31,
                           --------------------------------------------------------------------------------------------------
                                   1996                       1997                     1998                     1999
                           --------------------     ---------------------       --------------------   ----------------------
                             Gross       Net         Gross        Net             Gross       Net          Gross     Net
                           ----------  --------     ---------  ----------       ----------  --------   ----------  ----------
Acquired  wells:
Gas.......................          1      .001             7        .579               12      .088            -           -
Oil.......................          1      .001            11        .836                5      .035            -           -
Dry.......................          -         -             -           -                -         -            -           -
                           ----------  --------     ---------  ----------       ----------  --------   ----------  ----------
Total.....................          2      .002            18       1.415               17      .123            -           -
                           ==========  ========     =========  ==========       ==========  ========   ==========  ==========
Development well drilling:
Gas.......................          -         -             -           -                -         -            2        .063
Oil.......................          -         -             1        .023                1      .053            -           -
Dry.......................          -         -             1        .050                1      .001            -           -
                           ----------  --------     ---------  ----------       ----------  --------   ----------  ----------
Total.....................          2         -             2        .073                2      .054            2        .063
                           ==========  ========     =========  ==========       ==========  ========   ==========  ==========

          As of December 31, 1999, Canaan was involved in the drilling, testing or completing of 1 gross (.00625 net) development well.

Acreage

          The following table shows the developed and undeveloped oil and gas lease and mineral acreage as of December 31, 1999 owned by Canaan. It does not include acreage owned by the partnerships. Also excluded is acreage in which an interest is limited to royalty, overriding royalty and other similar interests.

                                                            Developed                    Undeveloped
                                                  ---------------------------   -------------------------
                                                       Gross          Net          Gross          Net
                                                  --------------  -----------   ------------  -----------
     Oklahoma.................................         18,086         187            480          270
     Other....................................            362           1             --           --
                                                  --------------  -----------   ------------  -----------
     Total....................................         18,448         188            480          270
                                                  ==============  ===========   ============  ===========

Productive Well Summary

          The following table shows the ownership of Canaan in productive wells at December 31, 1999. It does not include wells owned by the partnerships. Gross oil and gas wells include 1 well with multiple completions. Wells with multiple completions are counted only once for purposes of the following table.

                                                 Productive Wells
                                      -----------------------------------
                                           Gross               Net
                                      -----------------  ----------------
     Gas.........................            57                 0.455
     Oil.........................            72                 0.729
                                      -----------------  ----------------
     Total.......................           129                 1.184
                                      =================  ================

Selected Historical Financial and Operating Data

          The following table presents a summary of selected financial information and operating data for Canaan for the periods indicated. It should be read in conjunction with the financial statements and related notes and the section "Information Concerning Canaan - Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this document. The information contained under the headings Operations Data and Cash Flow Data for the years ended December 31, 1996, 1997, 1998 and 1999 and Balance Sheet Data as of December 31, 1996, 1997, 1998 and 1999, were derived from audited financial statements. All other information is unaudited. The results for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for a full year.

                                                                                                               Three months ended
                                                                    Years Ended December 31,                       March 31,
                                                 -----------------------------------------------------------  ---------------------
                                                    1995        1996         1997        1998        1999       1999       2000
                                                 ---------  -----------  -----------  ----------  ----------  ---------  ----------
Operations Data:
  Revenues:
     Oil and natural gas sales...................$ 114,523  $    95,675  $   112,412  $   83,652  $  140,446  $  14,455  $   37,740
  Expenses:
     Operating costs.............................   26,454       15,845       25,005      33,170      28,531      3,765       6,895
     Depreciation and amortization...............   42,061       44,248       40,134      18,650      23,338      2,748       3,764
     General and administrative costs............  848,042    1,188,039    1,281,143     945,720     881,142    149,135     297,634
     Less: Partnership management fees........... (777,754)  (1,072,000)  (1,281,143)   (945,720)   (818,135)  (149,135)   (289,000)
     Interest....................................    2,645            -            -           -           -          -           -
                                                 ---------  -----------  -----------  ----------  ----------  ---------  ----------
           Total expenses........................  141,448      176,132       65,139      51,820     114,876      6,513      19,293
                                                 ---------  -----------  -----------  ----------  ----------  ---------  ----------
  Other income, principally interest.............    7,454       28,938       38,059      41,544      36,423     10,161      13,379
  Earnings (loss) before income taxes............  (19,471)     (51,519)      85,332      73,376      61,993     18,103      31,826
  Income taxes (benefit).........................  (19,000)     (26,000)      16,000      40,000      29,000     17,000       9,000
                                                 ---------  -----------  -----------  ----------  ----------  ---------  ----------
  Net earnings (loss)............................$    (471) $   (25,519) $    69,332  $   33,376  $   32,993  $   1,103  $   22,826
                                                 =========  ===========  ===========  ==========  ==========  =========  ==========
  Earnings (loss) per average common share
     outstanding - basic and diluted.............$   (0.78) $    (42.53) $    115.55  $    55.35  $    52.20  $    1.75  $    36.12
                                                 =========  ===========  ===========  ==========  ==========  =========  ==========
  Weighted average common shares outstanding -
     basic and diluted...........................      600          600          600         603         632        632         632
                                                 =========  ===========  ===========  ==========  ==========  =========  ==========
  Cash dividends.................................$       -  $         -  $         -  $        -  $        -  $       -  $        -
  Cash dividends per share.......................$       -  $         -  $         -  $        -  $        -  $       -  $        -
  Ratio of earnings to fixed changes.............        -           (1)          (1)         (1)         (1)        (1)         (1)
Cash Flow Data:
  Net cash provided by (used in)
     operating activities........................$ 205,461  $   (73,867) $   100,734  $  318,399  $  (64,767) $(369,007) $ (244,898)
  Net cash provided by (used in)
     investing activities........................   40,979       88,893      (47,224)     17,517    (135,505)     6,346     (59,093)

  Net cash provided by (used in)
     financing activities........................  (30,000)           -            -      53,350      38,414     38,414           -
  Net increase (decrease) in cash and
     cash equivalents............................  216,941       15,026       53,510     389,266    (161,858)  (324,247)   (303,991)
  EBITDA*........................................   22,590       (7,271)     125,466      92,026      85,331     20,851      35,590

Balance Sheet Data (as of period end):
  Cash and cash equivalents......................$ 291,737  $   306,762  $   360,272  $  749,538  $  587,680  $ 425,291  $  283,689
  Oil and natural gas properties, net............  134,396       20,159        8,412           -      40,704          -      19,748
  Total assets...................................  604,445      545,096      669,562   1,051,510   1,247,100    936,175   1,388,827
  Total liabilities..............................  316,501      282,671      337,805     616,754     733,664    383,222     850,746
  Stockholders' equity...........................  287,944      262,425      331,757     434,756     513,436    552,953     538,081
  Book value per share...........................      480          437          553         721         812        875         851

Production:
  Oil production (Bbls)..........................    1,515        1,036        1,570       1,903       1,585        310         390
  Natural gas production (Mcf)...................   63,098       35,102       31,828      29,263      46,506      6,705      12,433
     Equivalent production (Mcfe)................   72,187       41,318       41,248      40,681      56,016      8,565      14,773

Average Sales Price*:
  Oil price (per/Bbl)............................$   16.87  $     17.40  $     22.08  $    13.52  $    18.10  $   11.89  $    24.07
  Natural gas price (per/Mcf)....................     1.41         2.21         2.44        1.98        2.40       1.61        2.28
     Average sales price (per Mcfe)..............     1.59         2.32         2.73        2.06        2.51       1.69        2.55

Operating Costs (per Mcfe):
  Lease operating expense........................$    0.26  $      0.21  $      0.43  $     0.67  $     0.29  $    0.37  $     0.29
  Production Taxes...............................     0.11         0.18         0.17        0.14        0.22       0.07        0.18

Estimated Net Proved Reserves (as
of period end):
  Natural gas (Mcf)..............................  594,000      512,000      515,000     511,000     507,000         NA          NA
  Oil (Bbls).....................................    9,000       10,000       12,000      11,000      15,000         NA          NA
  Total  (Mcfe)..................................  648,000      572,000      587,000     577,000     597,000         NA          NA

Exchange Data:
Total assets for purposes of Exchange Value............................................................................ $ 6,431,475
Exchange Value per share............................................................................................... $    10,176


________________________
*See Definitions

(1) Canaan incurred no fixed charges in respective periods.

Management's Discussion and Analysis of Financial Condition and Results of Operations

               The following discussion is intended to assist in an understanding of Canaan's financial position as of December 31, 1998 and 1999, and March 31, 2000, and its results of operations for each year in the three-year period ended December 31, 1999, and for the three months ended March 31, 1999 and 2000. The financial statements and notes thereto included elsewhere in this document contain additional information and should be referred to in conjunction with this discussion.

General

               Canaan is an Oklahoma corporation formerly known as Coral Reserves Group, Ltd., organized in March of 1987 for the purpose of originating, evaluating, engineering, negotiating, closing and managing producing oil and gas property acquisitions on a contract basis for several limited partnerships sponsored by others. Since 1990, its primary activities have consisted of acquiring, developing, producing and operating oil and natural gas properties. Also, since 1990, when the General Partners began sponsoring partnerships, Canaan has managed the limited partnerships on behalf of the General Partners. In February 1999, as a result of the Indian Acquisition Agreement, Canaan has and will continue to manage Indian's operations until completion of the combination transactions.

               As a result of the combination transactions, Canaan will acquire all of the other parties to the combination transactions while the equity owners of the other parties to the combination transactions will become shareholders of Canaan. Canaan will continue the combined businesses of the partnerships, the General Partners and Indian after the completion of the combination transactions in a manner similar to the business activities of such entities prior to such transactions. Canaan does not anticipate that any of the parties to the combination transactions have any material unrecognized contingencies that will affect Canaan's future operating results, liquidity or financial condition.

               Canaan has been continuously engaged in the acquisition, production, development and operation of oil and natural gas properties. As of March 31, 2000, Canaan operated 107 of the 129 wells in which it owns an interest. Operations are located entirely within the state of Oklahoma and are concentrated in Kingfisher County in north central Oklahoma and Garvin and McClain counties in south central Oklahoma. Canaan's net production during the three months ended March 31, 2000 was approximately 164 Mcfe per day, of which 84% was natural gas. Canaan's production is located entirely within Oklahoma, except for one lease in Texas. As of December 31, 1999, the total value of Canaan's proved oil and gas reserves approximated $500,000.

               Historically, Canaan has utilized cash flows from operations and debt to fund its capital expenditure programs. Management intends to fund future capital expenditures through cash flows from operations and other various capital markets made possible by the combination transactions. Canaan believes that once the combination transactions are complete, it will be better positioned to pursue many of the prospects resulting from the combination, as well as projects that are likely to arise as a result of Canaan's ongoing activities.

          The markets for oil and gas have been volatile and are likely to remain so in the future. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond the control of Canaan. In the future, lower oil and gas prices may reduce the attractiveness or viability of exploration prospects and the amount of oil and gas reserves that may be produced economically, Canaan's cash flow from operations, the amount of outstanding borrowings under Canaan's credit facilities, and Canaan's net income and capital expenditures.

          Canaan may from time to time enter into oil and gas price swap agreements in an attempt to manage its exposure to oil and gas price volatility. To the extent Canaan is unable to effect such transactions, continued fluctuations in oil and gas prices could have an effect on Canaan's operating results. Canaan and the combined entities have entered into price swap contracts to fix the sales price of a portion of its oil and gas production for the remainder of 2000 through May, 2001.

          Canaan uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs of acquisition, exploration and development of oil and gas reserves are capitalized into a "full cost pool" as incurred, and properties in the pool are amortized and charged to operations using the units-of-production method based on the ratio of current production to total proved oil and gas reserves. To the extent that such capitalized costs, net of depreciation, and amortization and deferred income taxes, exceed the present value of estimated future net revenues, discounted at 10%, from proved oil and gas reserves, after income tax effects, such excess costs are charged to operations. Once incurred, a write down of oil and gas properties is not reversible at a later date, even if oil or gas prices increase. Revenues from services provided to affiliates and other working interest owners (salt water disposal services and production engineering services) and management fees received for managing affiliated partnerships in excess of related costs incurred are accounted for as reductions of capitalized costs of oil and natural gas properties. Net reserve revenues and management fees in excess of net capitalized costs of oil and natural gas properties are accounted for as increases to additional paid-in capital.

          During the course of normal operation, Canaan will take more or less than its respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements.

          Canaan follows the sales method of accounting for natural gas imbalances. A liability is recorded only if Canaan's excess takes of natural gas volumes exceed its estimated remaining recoverable reserves. No receivables are recorded for those wells where Canaan has taken less that its ownership share of natural gas production. Canaan's production imbalance position in terms of volumes and value was not significant as of March 31, 2000. Such imbalance position will not significantly impact Canaan's future operating results or financial position.

Year Ended December 31, 1998 Compared with the Year Ended December 31, 1997

          Revenues. Revenues from oil and natural gas sales decreased $28,760 to $83,652 in 1998, from $112,412 in 1997. The primary reason for the decrease in oil and natural gas sales in 1998 is a result of a significant decrease of $8.56 per barrel in the average price received for oil in 1998 when compared to 1997, and a significant decrease of $.46 per Mcf in the average price received for gas in 1998, when compared to 1997. The average price per barrel of oil and Mcf of gas received in 1998 and 1997 was $13.52 and $1.98, and $22.08 and $2.44,
respectively. Production of oil and natural gas was 1,903 Bbls and 29,263 Mcf, respectively, in 1998, as compared to 1,570 Bbls and 31,828 Mcf, respectively, in 1997. On an equivalent basis, there was only a slight decrease in production in 1998, as compared to 1997, resulting from the late 1997 Boswell Acquisition of producing properties and development activities adding production, offset by normal declines in production rates, and the sale of marginal wells in 1998. Canaan acquired producing properties in December 1998 (the Marathon Acquisition), which did not significantly impact 1998 production.

          Lease operating expense. Lease operating expense increased $9,801 to $27,593 in 1998, as compared to $17,792 in 1997, as a result of the continued operation of marginal wells acquired in the late 1997 Boswell Acquisition which were plugged in mid-1998. On a Mcfe basis, lease operating expense increased 58% in 1998 to $0.67 per Mcfe from $0.43 per Mcfe in 1997, due to the reason discussed above.

          Gross Production Taxes. Gross production taxes decreased 23% to $5,577 in 1998, as compared to $7,213 in 1997. This decrease was a result of a 26% decrease in oil and natural gas revenues in 1998, as compared to 1997.

          Depreciation and amortization expense. Depreciation and amortization expense decreased $21,484 to $18,650 in 1998, from $40,134 in 1997. There was no depreciation and amortization expense from oil and natural gas properties in 1998 compared to $9,914 in 1997 due to no depreciable capitalized oil and gas properties in 1998. Depreciation and amortization expense resulting from non-oil and natural gas properties decreased $11,654 as a result of assets being fully depreciated in 1996 and 1997.

          General and administrative expense. There were no net general and administrative expenses in 1997 or 1998 as fees received from managing affiliated partnerships exceeded associated costs. The excess fees reduced net capitalized oil and gas costs. Gross general and administrative expense decreased 26% to $945,720 in 1998, from $1,281,143 in 1997. Gross general and administrative expense decreased primarily as a result of decreased salaries and bonuses of $260,000 in 1998, compared to 1997, due to lower levels of earnings in 1998. Also impacting the decrease was a $122,000 increase in general and administrative costs recovered from the other working interest owners in 1998, compared to 1997. This increase resulted from an increase in the reimbursement rates Canaan was able to charge to the other interest owners in 1998, compared to 1997 and an increase in the number of operated properties in 1998, compared to 1997. The decrease in gross general and administrative expenses were offset by a decrease in the management fees Canaan earns from the partnerships it manages on behalf of the General Partners. The management fees are based primarily on the General Partners' net distributable cash flows from the limited partnerships. Therefore, the decrease in the 1998 management fees is attributable to the decrease in the net distributable cash flows from the limited partnerships.

          Income taxes. Income tax expense increased $24,000 to $40,000 in 1998 from $16,000 in 1997. The change in tax expense was due to an increase in permanent tax differences in 1998, primarily due to approximately $53,000 of contract services revenues net of costs being recognized as capital contributions for financial statement purposes. Canaan's effective tax rate was 55% and 19% in 1998 and 1997, respectively.

Year Ended December 31, 1999 Compared with the Year Ended December 31, 1998

          Revenues. Revenues from oil and natural gas sales increased 68% or $56,794 to $140,446 in 1999, from $83,652 in 1998. One reason for the increase in oil and natural gas sales in 1999 is a significant increase of $4.58 per barrel and $.42 per Mcf in the average price received for oil and gas, respectively, in 1999, when compared to 1998. The average price per barrel of oil and Mcf of gas received in 1999 and 1998 was $18.10 and $2.40, and $13.52 and $1.98, respectively. Production of oil and natural gas was 1,585 barrels and 46,506 Mcf, respectively, in 1999, as compared to 1,903 Bbls and 29,263 Mcf, respectively, in 1998. On an equivalent basis, there was a 38% increase in production in 1999, as compared to 1998, as a result of drilling and completing one significant natural gas well in April 1999, and the acquisition of producing properties from Marathon in December 1998.

          Lease operating expense. Lease operating expense decreased $11,332 to $16,261 in 1999, as compared to $27,593 in 1998, as a result of the cessation of operations of the marginal wells acquired in the 1997 Boswell Acquisition which were plugged in mid-1998. On a Mcfe basis, lease operating expense decreased 57% in 1999 to $.29 per Mcfe from $0.67 per Mcfe in 1998 due to a significant increase in production from the drilling and completion of a significant natural gas well in April 1999, and the December 1998 Marathon Acquisition, and as a result of the reduction in lease operating expenses as discussed above.

          Gross Production Taxes. Gross production taxes increased $6,693 to $12,270 in 1999 as compared to $5,577 in 1998. This increase was a result of a 68% increase in oil and natural gas revenues in 1999 as compared to 1998.

          Depreciation and amortization expense. Depreciation and amortization expense increased $4,688 to $23,388 in 1999, from $18,650 in 1998. Depreciation and amortization expense from oil and natural gas properties increased $12,346 in 1999, as compared to no such expense in 1998. This increase was a result of increased depreciable oil and natural gas property costs as a result of increased development activities during 1998. Depreciation and amortization expense resulting from non-oil and natural gas properties decreased $7,658 as a result of additional assets being fully depreciated in 1999 at the end of 1998.


          General and administrative expense. Net general and administrative expense increased to $63,007 in 1999, as compared to no net general and administrative expense in 1998. Gross general and administrative expense decreased $64,578 to $881,142 in 1999 from $945,720 in 1998. This resulted from an increase of $105,000 in general and administrative costs recovered from the other working interest owners in 1999 as compared to 1998 resulting from the increase in operated properties acquired in late 1998. Also increasing the general and administrative costs recovered was a 5.8% increase in recovery rates charged to other working interest owners in 1999. Offsetting this increase was an increase in salary and related costs resulting from increased staffing needs. The increase in net general and administrative expenses was attributable to a 13% decrease in the management fees Canaan earns from the partnerships it manages on behalf of the General Partners. The management fees are based primarily on the General Partners' net distributable cash flows from the limited partnerships. Therefore, the decrease in the 1999 management fees is attributable to the decrease in the net distributable cash flows from the limited partnerships.

          Income taxes. Income tax expense decreased $11,000 to $29,000 in 1999, from $40,000 in 1998. The change in tax expense was due to the decrease in earnings before income taxes in 1999, compared to 1998, as well as a decrease in permanent tax differences recognized in 1998 compared to 1999. Canaan recognized approximately $38,000 of net contract service revenues as capital contributions for financial statement purposes in 1999, compared to $53,000 in 1998. Canaan's effective tax rate was 47% in 1999 and 55% 1998.

Three Months Ended March 31, 2000 Compared with the Three Months Ended March 31, 1999

          Revenues. Revenues from oil and natural gas sales increased 161% or $23,285 to $37,740 for the three months ended March 31, 2000, from $14,455 for the same period in 1999. One reason for the increase in oil and natural gas sales for the three months ended March 31, 2000 was a significant increase of $12.18 per barrel and $0.67 per Mcf in the average price received for oil and gas, respectively, for the three months ended March 31, 2000 compared to the same period in 1999. The average price per barrel of oil and Mcf of gas received for the three months ended March 31, 2000 and 1999 was $24.07 and $2.28 and $11.89 and $1.61, respectively. Production of oil and natural gas was 390 barrels and 12,433 Mcf, respectively, for the three months ended March 31, 2000, as compared to 310 barrels and 6,705 Mcf, respectively, for the same period in 1999. On an equivalent basis, there was a 72% increase in production for the three months ended March 31, 2000, as compared to the same period in 1999, as a result of drilling and completing one significant natural gas well in April, 1999.

          Lease operating expense. Lease operating expense increased $1,085 to $4,225 for the three months ended March 31, 2000, as compared to $3,140 for the three months ended March 31, 1999, as a result of costs associated with the operating costs of a significant natural gas well drilled and completed in April, 1999. On a Mcfe basis, lease operating expense decreased 22% to $.29 for the three months ended March 31, 2000, as compared to $.37 per Mcfe during the same period in 1999 due to a 72% increase in production on an Mcfe basis.

          Gross Production Taxes. Gross production taxes increased $2,045 to $2,670 for the three months ended March 31, 2000, as compared to $625 for the three months ended March 31, 1999. This increase was a result of a 161% increase in oil and natural gas revenues for the three months ended March 31, 2000, as compared to the same period in 1999. In addition, during the three months ended March 31, 1999, the company recognized some gross production tax credits not available in the same period in 2000.

          Depreciation and amortization expense. Depreciation and amortization expense increased $1,016 to $3,764 for the three months ended March 31, 2000, from $2,748 for the same period in 1999. Depreciation and amortization expense from oil and natural gas properties increased to $1,426 for the three months ended March 31, 2000, as compared to no expense for the three months ended March 31, 1999. There was no depreciable capitalized oil and gas cost in the first quarter of 1999, therefore, no amortization was recorded.

          General and administrative expense. Net general and administrative expense increased to $8,634 for the three months ended March 31, 2000, as compared to no net general and administrative expense for the three months ended March 31, 1999. Gross general and administrative expense increased $148,499 to $297,634 for the three months ended March 31, 2000, from $149,135 for the same period in 1999. $45,000 of the increase is a result of accounting fees incurred during the three months ended March 31, 2000, which are not directly related to the combination transactions. The other increases are a result of increases in salary related costs caused by salary level increases and an increase in personnel for the three months ended March 31, 2000, compared to the same period in 1999. This increase in gross general and administrative expense was partially offset by an increase of $10,000 in general and administrative expenses recovered from the other working interest owners in the three months ended March 31, 2000, as compared to the same period in 1999. The increase in gross general and administrative expense was also offset by a $139,865 or 94% increase in the management fees Canaan earns from the partnerships it manages on behalf of the General Partners. The management fees are based primarily on the General Partners' net distributable cash flows from the limited partnerships. Therefore, the increase in the management fee is attributable to an increase in the limited partnerships' net distributable cash flows for the three months ended March 31, 2000, compared to the same period in 1999.

          Income taxes. Income tax expense decreased $8,000 to $9,000 for the three months ended March 31, 2000, from $17,000 for the same period in 1999. The change in tax expense is due to a decrease in permanent tax differences for the three months ended March 31, 2000, when compared to the same period in 1999. Canaan recognized approximately $38,000 of net contract service revenues as capital contributions for financial statement purposes during the three months ended March 31, 1999. No such capital contributions were recorded during the same period in 2000. Canaan's effective tax rate approximated 94% for the three months ended March 31, 1999 and 28% for the three months ended March 31, 2000.

Capital Expenditures, Capital Resources and Liquidity

          As of December 31, 1999 and 1998, Canaan had cash balances of $587,680 and $749,538, respectively. The decrease in working capital to $238,443 as of December 31, 1999, from $369,930 as of December 1998, relates primarily to an increase of $346,000 of costs incurred related to the combination transactions in 1999, as compared to the same period in 1998. This decrease was offset by an increase in accounts receivable at December 31, 1999 compared to December 31, 1998, resulting from increased levels of acquiring oil and gas assets on behalf of the limited partnerships. Also offsetting the decrease is an increase of current deferred tax assets as of December 31, 1999, compared to December 31, 1998. The decrease in working capital of $262,408 to $(23,965) for the three months ended March 31, 2000, as compared to $238,443 for the period ending 1999 reflects mainly an increased level of costs incurred in connection with the combination transactions during the three months ended March 31, 2000.

          For 1999, net cash used operating activities was $64,767, as compared to cash provided of $318,399 in 1998. The decrease in net cash provided by operating activities in 1999 as compared to 1998, relates primarily to the timing and disbursements of payments made for accounts payable, accrued expenses and other liabilities and the changes in operating results in 1999 compared to 1998, discussed above. For the three months ended March 31, 2000, net cash used in operating activities was $244,898 as compared to $369,007 for the same period in 1999. This decrease in net cash used in operating activities for the period ended March 31, 2000, as compared to the same period in 1999, relates primarily to timing and disbursements of payments made for accounts payable, accrued expenses and other liabilities and the changes in operating results during the three months ended March 31, 2000, compared to the same period in 1999, discussed above.

          Net cash used in investing activities in 1999 was $135,505, as compared to $17,517 provided by investing activities for the same period in 1998. This was a result of drilling and completing a significant natural gas well in April, 1999 and costs associated with the proposed combination transactions incurred during 1999. Capital expenditures in 1998 were offset by sales of property and not proceeds from contract services. Net cash used in investing activities for the three months ended March 31, 2000, was $59,093, as compared to $6,346 provided by investing activities for the same period in 1999. Again, this was mainly a result of costs associated with the proposed combination transactions incurred during 2000.

          Cash flows from financing activities consist exclusively of net cash proceeds from contract services which were $53,350 in 1998, $38,414 in 1999, and in the first three months of 1999. No such proceeds were recognized in the first three months of 2000. These represent amounts received that exceeded Canaan's net capitalized oil and gas costs and are recognized as a contribution to equity.

          Capital expenditures. Canaan's capital expenditures to date have focused primarily on the development of oil and natural gas properties in Oklahoma and to a lesser extent on acquisitions of proved developed producing oil and natural gas properties located in Oklahoma.

          Canaan's capital expenditures to date have been financed with cash flow provided by operations. After completion of the combination transactions, Canaan's capital expenditures will increase. The actual level of capital expenditures and the allocation of such expenditures have not been specifically determined.

          Capital Resources. Canaan's cash requirements have been met primarily in the past through cash generated from operations. See "Business of Canaan After Completion of the Combination Transactions" elsewhere in this document for a discussion of Canaan's anticipated future capital resources.

          Liquidity. Canaan intends to meet the remainder of its 2000 capital requirements primarily from existing cash balances, cash flow from operations, and subsequent to the combination, with funding under a credit facility. Canaan's cash flow from operations will be dependent upon its future performance, which will be subject to prevailing economic conditions and to financial and business conditions and other factors, many of which are beyond its control. At some point, Canaan also intends to seek additional capital through offerings of equity securities. Canaan, as needed will also seek additional financing through a credit facility to be available subsequent to the completion of the combination transactions. The expected terms of the credit facility are described under "Business of Canaan After Completion of the Combination Transactions" on page 133. There can be no assurance, however, that the lenders will extend or increase the borrowing limits under the credit facility or that such offerings can be successfully completed. Should sufficient financing not be available from these or other sources, implementation of Canaan's business plan would be delayed and, accordingly, Canaan's growth strategy could be adversely affected.

          Canaan does not intend to pay dividends on its common stock in the near future. Earnings generated will be redeployed by Canaan as it continues its growth strategies.

                  INFORMATION CONCERNING THE GENERAL PARTNERS

General

          Coral, Inc. was organized in 1989 and Coral Corp. was organized in 1991 for the sole purpose of acting as a general partner of the partnerships. Coral, Inc. serves as managing general partner of the 1990, 1993-I and 1996-I partnerships. Coral Corp. serves as managing general partner of all of the remaining partnerships. The sole assets of the General Partners consist of their respective interests in the partnerships for which they serve as managing general partner. All of the revenues received by Coral, Inc. and Coral Corp. from the partnerships are paid either to Canaan to reimburse Canaan for costs incurred in providing management services relating to the partnerships or to Canaan Securities for services rendered by Canaan Securities in connection with the organization of the partnerships.

Selected Historical Financial and Operating Information

          The following tables present summary of selected financial information and operating data for Coral Inc. and Coral Corp. for the periods indicated. It should be read in conjunction with the financial statements and related notes included elsewhere in this document. The information contained under the headings Statement of Operations Data, Statement of Cash Flows Data, Production, Average Sales Price and Operating and Overhead Costs (per Mcfe), Cash Operating Margin and Other for the years ending December 31, 1996, 1997, 1998 and 1999 and Balance Sheet Data as of December 31, 1997, 1998 and 1999 were derived from audited financial statements. All other information is unaudited. The results for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for a full year.

                             CORAL RESERVES, INC.

                                                              Years ended December 31,                  Three months ended March 31,
                                                 ------------------------------------------------------ ----------------------------
                                                 1995          1996      1997        1998        1999           1999      2000
                                                -------      -------    -------     -------     -------        -------   --------
                                             (in thousands, except per share date and as otherwise indicated)
Statement of Operations Data:
Oil and natural gas sales...................    $ 1,393      $ 2,475    $ 2,736     $ 2,605     $ 2,960        $   570    $   818
Other income................................         34           50        146         105          34              8          4
                                                -------      -------    -------     -------     -------        -------    -------
  Total revenues............................      1,427        2,525      2,882       2,710       2,994            578        822
                                                -------      -------    -------     -------     -------        -------    -------
Operating costs.............................        317          479        478         604         673            123        186
General and administrative costs............        119          323        479         452         443             89        128

Depreciation, depletion and amortization....        541          649        711         927         765            194        188
Interest....................................         21           64         70          74         205             25         66
Reduction of carrying cost
   of oil and natural gas properties........          -            -          -         749           -              -          -
                                                -------      -------    -------     -------     -------        -------    -------
   Total expenses...........................        998        1,515      1,738       2,806       2,086            432        568
                                                -------      -------    -------     -------     -------        -------    -------

Net earnings before minority interest
   in operations of consolidated
   subsidiaries.............................        429        1,010      1,144         (96)        908            146        254
Minority interest in operations of
   consolidated subsidiaries................        456          980      1,125         (31)        927            150        270
                                                -------      -------    -------     -------     -------        -------    -------
Net earnings (loss).........................    $   (27)     $    30    $    19     $   (65)    $   (19)       $    (4)   $   (16)
                                                =======      =======    =======     =======     =======        =======    =======

Earnings per average common share
   outstanding - basic and diluted..........    $(26.81)     $ 30.40    $ 18.63     $(64.50)    $(17.67)       $ (3.59)   $(15.39)
                                                =======      =======    =======     =======     =======        =======    =======
Weighted average common shares outstanding -
   basic and diluted........................      1,000        1,000      1,000       1,004       1,053          1,053      1,053
                                                =======      =======    =======     =======     =======        =======    =======
Cash dividends..............................          -            -          -           -           -              -          -
Cash dividend per share.....................         NA           NA         NA          NA          NA             NA         NA
Ratio of earnings to fixed charges..........         NA        1.5:1      1.3:1       0.1:1       0.9:1          0.8:1      0.8:1
Statement of Cash Flows Data:
Net cash provided by operating activities...    $ 1,028      $ 1,716    $ 1,830     $ 1,690     $ 1,681        $   308    $   407
Net cash provided by (used in) investing
  activities................................     (2,170)        (677)    (1,580)     (2,987)     (2,829)        (2,845)        70
Net cash provided by (used in) financing
  activities................................        (45)         504      1,899      (1,655)        247          1,586       (526)
EBITDA*.....................................        529          728        800       1,686         951            215        238
Balance Sheet Data (at end of period):
Cash........................................    $   411      $ 1,954    $ 4,103     $ 1,153     $   252        $   202    $   203
Oil and natural gas properties, net.........      4,230        4,258      5,127       6,438       5,964          6,289      5,784
Total assets................................      5,102        6,797      9,892       8,115       9,339          9,830      9,046
Total liabilities...........................      5,118        6,783      9,859       8,145       9,386          9,866      9,109
Stockholders' equity (deficit)..............        (16)          14         33         (30)        (47)           (36)       (63)
Book value per share........................     (16.08)       14.33      32.96      (28.24)     (44.90)        (24.65)    (60.04)
Production:
Gas production (MMcf).......................        657          861        841       1,061       1,011            260        250
Oil production (MBbls)......................         22           25         29          36          38              9          9
Equivalent production (MMcfe)...............        789        1,014      1,017       1,280       1,238            314        304

Average Sales Price*:
Gas price (per Mcf).........................    $  1.56      $  2.25    $  2.56     $  2.00     $  2.26        $  1.75    $  2.43
Oil price (per Bbl).........................      16.86        21.01      19.77       13.15       17.89          12.92      23.15
Average sales price (per Mcfe)..............       1.77         2.44       2.69        2.04        2.39           1.82       2.69
Operating and Overhead Costs (per Mcfe):
Lease operating expense.....................       0.28         0.29       0.30        0.30        0.36           0.31       0.39
Production taxes............................       0.12         0.18       0.17        0.18        0.18           0.08       0.22
General and administrative..................       0.15         0.32       0.47        0.35        0.36           0.39       0.54
                                                -------      -------    -------     -------     -------        -------    -------
Total.......................................    $  0.55      $  0.79    $  0.94     $  0.83     $  0.90        $  0.78    $  1.15
                                                -------      -------    -------     -------     -------        -------    -------
Cash Operating Margin (per Mcfe)............    $  1.22      $  1.65    $  1.75     $  1.21     $  1.49        $  1.04    $  1.54
                                                =======      =======    =======     =======     =======        =======    =======
Other per (Mcfe):
Depreciation, depletion and amortization -
   oil and gas properties...................    $  0.68      $  0.64    $  0.70     $  0.72     $  0.62        $  0.62    $  0.62
Estimated Net Proved Reserves (as of period
   end):
Natural gas (MMcf)..........................      6,287        6,952      7,255       9,518       9,248             NA         NA
Oil (MBbls).................................        135          167        168         280         304             NA         NA
Total (MMcfe)...............................      7,099        7,951      8,265      11,196      11,075             NA         NA

Exchange Data:
Total assets for purposes of Exchange Value.............................................................................. $ 1,273
Exchange Value per share................................................................................................. $   689

* See "Definitions."

                          CORAL RESERVES ENERGY CORP.

                                                 Years ended December 31,                               Three months ended March 31,
                                        ------------------------------------------------------------    ----------------------------
                                            1995           1996        1997         1998       1999           1999           2000
                                        --------       --------     -------     --------    -------     ----------        ----------
                                        (in thousands, except per share date and as otherwise indicated)
Statement of Operations Data:
Oil and natural gas sales..........     $  5,018       $  8,004     $ 8,163     $  6,830    $ 7,815       $  1,414        $ 2,265
Other income.......................          484            257         490          177         60             18             11
                                        --------       --------     -------     --------    -------       --------        -------
  Total revenues...................        5,502          8,261       8,653        7,007      7,875          1,432          2,276
                                        --------       --------     -------     --------    -------       --------        -------
Operating costs....................        1,470          1,927       1,965        2,039      2,126            442            629
General and administrative costs...          951          1,056       1,323        1,044      1,024            205            321
Depreciation, depletion and
  amortization.....................        1,725          1,988       1,879        2,263      1,793            468            426
Interest...........................           47            104         108          130        292             42             90
Reduction of carrying cost
  of oil and natural gas
  properties.......................            -              -           -        1,132          -              -              -
                                        --------       --------     -------     --------    -------       --------        -------
  Total expenses...................        3,193          5,075       5,275        6,607      5,235          1,156          1,466
                                        --------       --------     -------     --------    -------       --------        -------

Net earnings before minority interest
  in operations of consolidated
  subsidiaries.....................        2,309          3,186       3,378          400      2,640            276            810
Minority interest in operations of
  consolidated subsidiaries........        2,115          3,346       3,378          511      2,629            295            829
                                        --------       --------     -------     --------    -------       --------        -------
Net earnings (loss).................    $    194       $   (160)    $     -     $   (111)   $    11       $    (19)       $   (19)
                                        ========       ========     =======     ========    =======       ========        =======
Earnings per average common share
  outstanding - basic and diluted..     $ 193.67       $(160.13)    $ (0.30)    $(110.82)   $ 10.62       $ (18.74)       $(18.93)
                                        ========       ========     =======     ========    =======       ========        =======
Weighted average common shares
  outstanding - basic and diluted..        1,000          1,000       1,000        1,004      1,053          1,053          1,053
                                        ========       ========     =======     ========    =======       ========        =======
Cash dividends.....................            -              -           -            -          -              -              -
Cash dividend per share............           NA             NA          NA           NA         NA             NA             NA
Ratio of earnings to fixed charges         5.1:1             NA       1.0:1        0.2:1      1.0:1          0.5:1          0.8:1
Statement of Cash Flows Data:
Net cash provided by
  operating activities.............     $  3,374       $  5,440     $ 5,206     $  4,315    $ 4,173       $    772        $ 1,081
Net cash provided by (used in)
  investing activities.............       (6,738)        (2,012)     (3,088)      (4,051)    (3,895)        (3,279)           (62)
Net cash provided by (used in)
  financing activities.............        1,491         (2,072)         15       (4,293)    (1,660)        (1,307)        (1,156)
EBITDA*............................        1,966          1,932       1,987        3,418      2,096            491            497
Balance Sheet Data (at end of
period):
Cash...............................     $  2,577       $  3,933     $ 6,066     $  2,037    $   655       $    837        $   518
Oil and natural gas properties,
   net.............................       13,681         13,704      14,915       15,574     14,778         15,187         14,504
Total assets.......................       17,666         19,303      22,798       18,782     20,014         20,313         19,521
Total liabilities..................       17,688         19,296      22,791       18,879     20,098         20,430         19,624
Stockholders' equity (deficit).....         (153)             7           7          (97)       (84)          (117)          (103)
Book value per share...............      (153.16)          6.97        7.27       (92.48)    (79.38)       (111.22)        (97.69)
Production:
Gas production (MMcf)..............        2,151          2,662       2,336        2,764      2,660            690            625
Oil production (MBbls).............          116            119         115          115        114             31             28
Equivalent production (MMcfe)......        2,845          3,378       3,025        3,456      3,345            874            791
Average Sales Price*:
Gas price (per Mcf)................     $   1.43       $   2.07     $  2.53     $   1.93    $  2.18       $   1.51        $ 24.49
Oil price (per Bbl)................        16.82          20.82       19.72        12.95      17.67          12.13           2.54
Average sales price (per Mcfe).....         1.76           2.37        2.70         1.98       2.34           1.62           2.86
Operating and Overhead Costs
(per Mcfe):
Lease operating expense............         0.40           0.40        0.45         0.43       0.46           0.40           0.55
Production taxes...................         0.12           0.17        0.20         0.16       0.18           0.10           0.24
General and administrative.........         0.62           0.62        0.66         0.69       0.62           0.58           0.65
                                        --------       --------     -------     --------    -------       --------        -------
Total..............................         1.14           1.19        1.31         1.28       1.26           1.08           1.44
                                        --------       --------     -------     --------    -------       --------        -------
Cash Operating Margin (per Mcfe)...     $   0.62       $   1.18     $  1.39     $   0.70    $  1.08       $   0.54        $  1.42
                                        ========       ========     =======     ========    =======       ========        =======
Other per (Mcfe):
Depreciation, depletion and
   amortization - oil and
   gas properties..................     $   0.61       $   0.59     $   0.62    $   0.65    $  0.54       $   0.53        $  0.54
Estimated Net Proved Reserves
(as of period end):
Natural gas (MMcf).................       22,382         25,141       24,449      26,125     27,792             NA             NA
Oil (MBbls)........................          790            761          778         707      1,126             NA             NA
Total (MMcfe)......................       27,121         29,709       29,116      30,369     34,548             NA             NA
Exchange Data:
Total assets for purposes of
Exchange Value...........................................................................................................   $4,487
Exchange Value per share.................................................................................................   $  776

* See "Definitions."

                      INFORMATION CONCERNING PARTNERSHIPS


1990 Partnership

General

          The 1990 partnership was formed in April, 1990 and raised $3.9 million of limited partner capital contributions. As of March 31, 2000, the 1990 partnership had returned to limited partners 143% of their original investment.

          The 1990 partnership owns an interest in 52 oil and gas wells, with 49 located in Oklahoma and 3 in Texas. Total net production from properties is 95% gas consisting of 760 Mcf/day of gas and 7 Bbls/day of oil as of March 31, 2000. Approximately 28% of the 1990 partnership's total Reserve Value is concentrated in 3 wells. The largest property is the Sewell #1- 36, a 15,000 feet deep Atoka gas well located in western Oklahoma's Custer County, which represents 12.3% of the total Reserve Value as of December 31, 1999. The Hussey #1-10, a 14,300 feet deep Sycamore/ Woodford/ Hunton/ Viola gas well located in southern Oklahoma's Stephens County represents 8.5% of total Reserve Value, and the Cathie Ruth #1-12, an 8,400 feet deep Sycamore gas well located in southern Oklahoma's Garvin County, represents 7.5% of total Reserve Value as of December 31, 1999.

          Proved developed reserves account for almost 89% of the 1990 partnership's total proved reserves at December 31, 1999 and 97% of total proved reserves at such date is gas. The partnership has two well locations with proved undeveloped reserves, one offsetting the Hussey #1-10 in Stephens County, Oklahoma and one Redfork development well in Roger Mills County in western Oklahoma.

Acquisition and Drilling Activity

          The 1990 partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated. The 1990 partnership has not participated in the drilling of any exploratory wells.

                                                                 Years Ended December 31,
                          ------------------------------------------------------------------------------------------------------
                                    1996                      1997                      1998                       1999
                          -----------------------   -----------------------   ------------------------   -----------------------
                             Gross         Net         Gross         Net         Gross          Net         Gross         Net
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   ----------
Acquired  wells:
Gas...................             1        0.003           --           --            --           --           --           --
Oil...................            --           --           --           --            --           --           --           --
Dry...................            --           --           --           --            --           --           --           --
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   ----------
Total.................             1        0.003           --           --            --           --           --           --
                          ==========   ==========   ==========   ==========   ===========   ==========   ==========   ==========
Development well
drilling:
Gas...................             3        0.175            2            1             1        0.027            1        0.010
Oil...................            --           --           --           --            --           --           --           --
Dry...................            --           --           --           --            --           --           --           --
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   ----------
Total.................             3        0.175            2            1             1        0.027            1        0.010
                          ==========   ==========   ==========   ==========   ===========   ==========   ==========   ==========

1991 Partnership

General

          The 1991 partnership was formed in April, 1991 and raised $4.5 million of limited partner capital contributions. As of March 31, 2000, the 1991 partnership had returned to limited partners 144% of their original investment.

          The 1991 partnership owns an interest in 57 oil and gas wells, with 50 located in Oklahoma and 7 in Texas. Total net production from properties is 89% gas, consisting of 928 Mcf/day of gas and 20 Bbls/day of oil as of March 31, 2000. The 1991 partnership's Reserve Value is broadly diversified, with the largest single well accounting for only 6.9% of total Reserve Value as of December 31, 1999. The largest well is the Lucky 7 #1, a 9,500 feet deep Davis Sand well located in Grayson County in North Texas.

          Proved developed reserves account for 90% of the 1991 partnership's total proved reserves at December 31, 1999 and 89% of total proved reserves is gas. The partnership has three additional development well locations with proved undeveloped reserves, none of which represent significant reserve value.

Acquisition and Drilling Activity

          The 1991 partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated. The 1991 partnership has not participated in the drilling of any exploratory wells.

                                                                 Years Ended December 31,
                          ------------------------------------------------------------------------------------------------------
                                    1996                      1997                      1998                       1999
                          -----------------------   -----------------------   ------------------------   -----------------------
                             Gross         Net         Gross         Net         Gross          Net         Gross         Net
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   ----------
Acquired wells:
Gas...................             1        0.003            1        0.034            --           --            1        0.007
Oil...................            --           --           --           --            --           --           --           --
Dry...................            --           --           --           --            --           --           --           --
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   ----------
Total.................             1        0.003            1        0.034            --           --            1        0.007
                          ==========   ==========   ==========   ==========   ===========   ==========   ==========   ==========
Development well
drilling:
Gas...................             4        0.175            3        0.166             2        0.166           --           --
Oil...................            --           --            1        0.044             1        0.056           --           --
Dry...................            --           --           --           --            --           --           --           --
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   ----------
Total.................             4        0.175            4        0.210             3        0.222           --           --
                          ==========   ==========   ==========   ==========   ===========   ==========   ==========   ==========

1992 Partnership

General

          The 1992 partnership was formed in June 1992 and raised $7.5 million of limited partner capital contributions. As of March 31, 2000, the 1992 partnership had returned to limited partners 97% of their original investment.

          The 1992 partnership owns an interest in 106 oil and gas wells, with 90 located in Oklahoma, 4 in Nebraska, 3 in Texas and 9 in Wyoming. Total net production from the properties is 79% gas, consisting of 1,319 Mcf/day of gas and 58 Bbls/day of oil as of March 31, 2000. The 1992 partnership's Reserve Value is broadly diversified, with the largest single property accounting for only 8.3% of total Reserve Value as of December 31, 1999. The largest property is the Lucky Ditch Unit, a 15,000 feet deep Dakota sand producer located in southwestern Wyoming.

          Proved developed reserves account for almost 84% of the 1992 partnership's total proved reserves at December 31, 1999 and 83% of total proved reserves is gas. The partnership has 9 well locations with proved undeveloped reserves, all located in western Oklahoma. The largest proved undeveloped reserve value is a Redfork development well location in Custer County, Oklahoma.

Acquisition and Drilling Activity

          The 1992 partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated. The 1992 partnership has not participated in the drilling of any exploratory wells.

                                                                 Years Ended December 31,
                          ------------------------------------------------------------------------------------------------------
                                    1996                      1997                      1998                       1999
                          -----------------------   -----------------------   ------------------------   -----------------------
                             Gross         Net         Gross         Net         Gross          Net         Gross         Net
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   ----------
Acquired  wells:
Gas...................             7        0.071            1        0.047            --           --           --           --
Oil...................            --           --           --           --            --           --           --           --
Dry...................            --           --           --           --            --           --           --           --
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   ----------
Total.................             7        0.071            1        0.047            --           --           --           --
                          ==========   ==========   ==========   ==========   ===========   ==========   ==========   ==========
Development well
drilling:
Gas...................             4        0.118            3        0.149             1        0.005            1        0.042
Oil...................            --           --            1        0.029            --           --           --           --
Dry...................            --           --           --           --            --           --           --           --
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   ----------
Total.................             4        0.118            4        0.178             1        0.005            1         0.04
                          ==========   ==========   ==========   ==========   ===========   ==========   ==========   ==========

1993 Partnership

General

          The 1993 partnership was formed in July 1993 and raised $6.5 million of limited partner capital contributions. As of March 31, 2000, the 1993 partnership had returned to limited partners 91% of their original investment.

          The 1993 partnership owns an interest in 163 oil and gas wells, with 134 located in Oklahoma, 4 in Nebraska, 16 in Colorado and 9 in Wyoming. Total net production from the properties is 71% gas, consisting of 1,207 Mcf/day of gas and 81 Bbls/day of oil as of March 31, 2000. The 1993 partnership's Reserve Value is broadly diversified, with the largest single property accounting for only 6.5% of total Reserve Value as of December 31, 1999. The largest property is the Lucky Ditch Unit, a 15,000 feet deep Dakota sand producer located in southwestern Wyoming.

          Proved developed reserves account for over 92% of the 1993 partnership's total proved reserves at December 31, 1999 and 69% of total proved reserves is gas. The partnership has eight additional development well locations with proved undeveloped reserves, none of which represent significant reserve value.

Acquisition and Drilling Activity

          The 1993 partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated. The 1993 partnership has not participated in the drilling of any exploratory wells.

                                                                 Years Ended December 31,
                          ------------------------------------------------------------------------------------------------------
                                    1996                      1997                      1998                       1999
                          -----------------------   -----------------------   ------------------------   -----------------------
                             Gross         Net         Gross         Net         Gross          Net         Gross         Net
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   ----------
Acquired  wells:
Gas...................            --           --           --           --            --           --           --            --
Oil...................            --           --           --           --            --           --           --            --
Dry...................            --           --           --           --            --           --           --            --
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   -----------
Total.................            --           --           --           --            --           --           --            --
                          ==========   ==========   ==========   ==========   ===========   ==========   ==========   ===========
Development well
drilling:
Gas...................             1        0.041            8        0.456             1        0.050            1         0.034
Oil...................            --           --           --           --            --           --           --            --
Dry...................             1        0.059           --           --            --           --           --            --
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   -----------
Total.................             2        0.100            8        0.456             1        0.050            1         0.034
                          ==========   ==========   ==========   ==========   ===========   ==========   ==========   ===========

1993-I Partnership

General

          The 1993-I partnership was formed in September 1993 and raised $2.4 million of limited partner capital contributions. As of March 31, 2000 the 1993-I partnership had returned to limited partners 112% of their original investment.

          The 1993-I partnership owns an interest in 63 oil and gas wells, with 44 located in Oklahoma, 4 in Nebraska, 6 in New Mexico and 9 in Wyoming. Total net production from the properties is 80% gas, consisting of 564 Mcf/day of gas and 24 Bbls/day of oil as of March 31, 2000. The 1993-I partnership's Reserve Value is broadly diversified, with the largest two wells accounting for only 7.0% of total Reserve Value each as of December 31, 1999. The largest wells are the Lucky Ditch Unit, a 15,000 feet deep Dakota sand producer located in Southwestern Wyoming and the Harrell C #1-3, an 8,100 feet deep Sycamore producer located in southern Oklahoma's Stephens County.

          Proved developed reserves account for over 93% of the 1993-I partnership's total proved reserves at December 31, 1999 and 71% of total proved reserves is gas. The partnership has three additional development well locations with proved undeveloped reserves, none of which represent significant reserve value.

Acquisition and Drilling Activity

          The 1993-I partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated. The 1993-I partnership has not participated in the drilling of any exploratory wells.

                                                                 Years Ended December 31,
                          ------------------------------------------------------------------------------------------------------
                                    1996                      1997                      1998                       1999
                          -----------------------   -----------------------   ------------------------   -----------------------
                             Gross         Net         Gross         Net         Gross          Net         Gross         Net
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   ----------
Acquired  wells:
Gas...................            --           --           --           --             1        0.048           --            --
Oil...................            --           --           --           --            --           --           --            --
Dry...................            --           --           --           --            --           --           --            --
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   -----------
Total.................            --           --           --           --             1        0.048           --            --
                          ==========   ==========   ==========   ==========   ===========   ==========   ==========   ===========
Development well
drilling:
Gas...................            --           --            4        0.144             2        0.114            1         0.030
Oil...................            --           --           --           --            --           --           --            --
Dry...................            --           --           --           --            --           --           --            --
                          ----------   ----------   ----------   ----------   -----------   ----------   ----------   -----------
Total.................            --           --            4        0.144             2        0.114            1         0.030
                          ==========   ==========   ==========   ==========   ===========   ==========   ==========   ===========


1995 Partnership

General

          The 1995 partnership was formed in December 1994 and raised $6.8 million of limited partner capital contributions. As of March 31, 2000, the 1995 partnership had returned to limited partners 76% of their original investment.

          The 1995 partnership owns an interest in 127 oil and gas wells, with 95 located in Oklahoma, 23 in Arkansas and 9 in Wyoming. Total net production from the properties is 82% gas, consisting of 1,810 mcf/day of gas and 64 Bbls/day of oil as of March 31, 2000. The 1995 partnership's Reserve Value is broadly diversified, with the largest single property accounting for only 5.7% of total Reserve Value as of December 31, 1999. The largest property is the Lucky Ditch Unit, a 15,000 feet deep Dakota sand producer located in southwestern Wyoming.

          Proved developed reserves account for 83% of the 1995 partnership's total proved reserves at December 31, 1999 and 78% of total proved reserves is gas. The partnership has eight well locations with proved undeveloped reserves in the Anadarko Basin of western Oklahoma, and one well location in southern Oklahoma.

Acquisition and Drilling Activity

          The 1995 partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated. The 1995 partnership has not participated in the drilling of any exploratory wells.

                                                                    Years Ended December 31,
                        ------------------------------------------------------------------------------------------------------------
                                  1996                        1997                         1998                          1999
                        ------------------------   -------------------------   -------------------------    ------------------------
                          Gross          Net         Gross           Net          Gross          Net          Gross          Net
                        ----------    ----------   ----------     ----------   -----------    ----------    ----------   -----------
Acquired  wells:
Gas...................           9         0.088           --             --            --            --            --            --
Oil...................           4         0.127           --             --            --            --            --            --
Dry...................          --            --           --             --             1         0.094            --            --
                        ----------    ----------   ----------     ----------   -----------    ----------    ----------   -----------
Total.................          13         1.014           --             --             1         0.094            --            --
                        ==========    ==========   ==========     ==========   ===========    ==========    ==========   ===========
Development well
drilling:
Gas...................          --            --            4          0.213            --            --             2         0.167
Oil...................          --            --            1          0.022             1         0.043            --            --
Dry...................          --            --           --             --            --            --             1         0.090
                        ----------    ----------   ----------     ----------   -----------    ----------    ----------   -----------
Total.................          --            --            5          0.235             1         0.043             3         0.257
                        ==========    ==========   ==========     ==========   ===========    ==========    ==========   ===========

               As of December 31, 1999, the 1995 partnership was involved in the drilling of 2 gross (.12 net) development wells.

1996 Partnership

General

               The 1996 partnership was formed in May 1996 and raised $9.6 million of limited partner capital contributions. As of March 31, 2000, the 1996 partnership had returned to limited partners 32% of their original investment.

               The 1996 partnership owns an interest in 127 oil and gas wells, with 125 located in Oklahoma and two in Texas. Total net production from the properties is 76% gas, consisting of 1,600 Mcf/day of gas and 82 Bbls/day of oil as of March 31, 2000. The 1996 partnership's Reserve Value is broadly diversified, with the largest single property accounting for 9.0% of total Reserve Value as of December 31, 1999. The largest property is the Ehlers #1-15, a 7,000 feet deep Viola oil well located in Garfield County, Oklahoma.

               In addition to oil and gas reserves, the 1996 partnership owns 53% of a Contingent Production Payment purchased from Indian. This Contingent Production Payment has a balance of $5,437,500 as of December 31, 1999, of which the partnership's share is $2,900,000. If the combination transactions are consummated the Contingent Production Payment will be increased by $3 million of which $1.6 million would be payable to the 1996 partnership. Please see "Failure to Approve the Combination Transactions".

               Proved developed reserves account for over 91% of the 1996 partnership's total proved reserves at December 31, 1999 and 88% of total proved reserves is gas. The partnership has eight additional development well locations with proved undeveloped reserves, none of which represents significant Reserve Value. Wells with proved undeveloped reserves include five locations in the Anadarko Basin of Western Oklahoma and three locations in southern Oklahoma.

Acquisition and Drilling Activity

                  The 1996 partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated.

                                                                        Years Ended December 31,
                            -------------------------------------------------------------------------------------------------------
                                      1996                       1997                         1998                          1999
                            ----------------------    ---------------------    ------------------------     -----------------------
                              Gross         Net         Gross        Net         Gross          Net           Gross         Net
                            ----------   ---------    ---------   ---------    ----------   -----------     ----------  -----------
Acquired  wells:
Gas........................         23        2.73           29        3.44            74        20.320             --        0.164
Oil........................          2        0.02           14        2.84            11         2.600             --           --
Dry........................         --          --           --          --            --            --             --           --
                            ----------   ---------    ---------   ---------    ----------   -----------     ----------  -----------
Total......................         25        2.75           43        6.28            85        22.920             --        0.164
                            ==========   =========    =========   =========    ==========   ===========     ==========  ===========
Development well drilling:
Gas........................         --          --            3        0.40            --            --              2        0.183
Oil........................         --          --            2        0.12             1         0.043             --           --
Dry........................         --          --           --          --             1         0.094              1        0.073
                            ----------   ---------    ---------   ---------    ----------   -----------     ----------  -----------
Total......................         --          --            5        0.53             2         0.137              3        0.256
                            ==========   =========    =========   =========    ==========   ===========     ==========  ===========
Exploratory well drilling:
Gas........................         --          --           --          --            --            --             --           --
Oil........................         --          --            1        0.07            --            --             --           --
Dry........................         --          --           --          --            --            --             --           --
                            ----------   ---------    ---------   ---------    ----------   -----------     ----------  -----------
Total......................         --          --            1        0.07            --            --             --           --
                            ==========   =========    =========   =========    ==========   ===========     ==========  ===========

                  As of December 31, 1999, the 1996 partnership was involved in the drilling of 1 gross (.011 net) development well.

1996-I Partnership

General

                  The 1996-I partnership was formed in December 1995 and raised $6.5 million of limited partner capital contributions. As of March 31, 2000, the 1996-I partnership had returned to limited partners 47% of their original investment.

                  The 1996-I partnership owns an interest in 98 oil and gas wells, all located in Oklahoma. Total net production from the properties is 77% gas, consisting of 1,421 Mcf/day of gas and 69 Bbls/day of oil as of March 31, 2000. The 1996-I partnership Reserve Value is broadly diversified, with the largest single property accounting for only 13.9% of total Reserve Value as of December 31, 1999. The largest property is the Ehlers #1-15, a 7,000 feet deep Viola oil well located in Garfield County, Oklahoma.

                  In addition to oil and gas reserves, the 1996-I partnership owns 47% of a Contingent Production Payment purchased from Indian. This Contingent Production Payment has a balance of $5,437,500 as of December 31, 1999, of which the partnership's share is $2,537,500. If the combination transactions are consummated, the Contingent Production Payment will be increased by $3 million of which $1.4 million would be payable to the 1996-I partnership. Please see "Failure to Approve the Combination Transactions".

                  Proved developed reserves account for over 91% of the 1996-I partnership's total proved reserves and 83% of proved reserves is gas as of December 31, 1999. The partnership has seven additional development well locations with proved undeveloped reserves, none of which represents significant reserve value. Wells with proved undeveloped reserves include five locations to be drilled in the Anadarko Basin of western Oklahoma and two locations in southern Oklahoma.

Acquisition and Drilling Activity

                  The 1996-I partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated.

                                                                        Years Ended December 31,
                          ----------------------------------------------------------------------------------------------------------
                                   1996                       1997                       1998                       1999
                          ----------------------    ------------------------    -----------------------    -------------------------
                             Gross        Net          Gross         Net          Gross          Net         Gross           Net
                          ---------   ----------    ----------    ----------    ----------    ---------    ----------    -----------
Acquired  wells:
Gas......................         9        0.422            18         2.285            30         4.45             1          0.223
Oil......................         4        0.106             2         0.663             5         1.26             3          0.296
Dry......................        --           --            --            --            --           --            --             --
                          ---------   ----------    ----------    ----------    ----------    ---------    ----------    -----------
Total....................        13        0.528            20         2.948            35         5.71             4          0.519
                          =========   ==========    ==========    ==========    ==========    =========    ==========    ===========
Development well drilling:
Gas......................        --           --            10         1.034             2         0.05             3          0.055
Oil......................        --           --             1         0.011             1         0.04            --             --
Dry......................        --           --             1         0.020             1         0.09            --             --
                          ---------   ----------    ----------    ----------    ----------    ---------    ----------    -----------
Total....................        --           --            12         1.065             4         0.19             3          0.055
                          =========   ==========    ==========    ==========    ==========    =========    ==========    ===========
Exploratory well drilling:
Gas......................        --           --            --            --            --           --            --             --
Oil......................         1        0.050             1         0.070            --           --            --             --
Dry......................        --           --            --            --            --           --            --             --
                          ---------   ----------    ----------    ----------    ----------    ---------    ----------    -----------
Total....................         1        0.050             1         0.070            --           --            --             --
                          =========   ==========    ==========    ==========    ==========    =========    ==========    ===========

                  As of December 31, 1999, the 1996-I partnership was involved in the drilling of 1 gross (.02 net) development well.


Acreage and Productive Wells for All Partnerships

                  The following table shows the developed and undeveloped oil and gas lease and mineral acreage as of December 31, 1999 owned by each partnership. The table does not include acreage in which an interest is limited to a royalty, overriding royalty or other similar interest.

                                                      Developed                       Undeveloped
                                           ------------------------------     ----------------------------
          Partnership                          Gross              Net            Gross             Net
                                           ------------       -----------     ------------     -----------
              1990.......................     15,724               927             -                -
              1991.......................     15,117             1,451             -                -
              1992.......................     48,904             3,933             -                -
              1993.......................     38,343             3,679             -                -
              1993-I.....................     27,132               865             -                -
              1995.......................     27,087             3,774            320              112
              1996.......................     37,086             6,121             -                -
              1996-I.....................     26,246             3,019             -                -
                                           ---------          --------        -------          -------
          Total..........................    235,639            23,769            320              112
                                           =========          ========        =======          =======

               The following table shows the ownership of each partnership in productive wells at December 31, 1999. Gross oil and gas wells include 6 wells with multiple completions. Wells with multiple completions are counted only once for purposes of the table.

                                                                     Productive Wells
                                               -------------------------------------------------------------
                                                            Gas                              Oil
                                               -----------------------------     ---------------------------
          Partnership                             Gross              Net            Gross            Net
                                               ------------     ------------     ----------     ------------
              1990...........................       46                2.8913          6               0.5583
              1991...........................       42                4.5241         15               1.3173
              1992...........................       72                5.3259         34               3.0843
              1993...........................       94               10.8681         69              16.4578
              1993-I.........................       40                 2.324         23               1.3156
              1995...........................       69               10.1345         58              15.6181
              1996...........................      103               18.9048         24               5.1631
              1996-I.........................       80                9.7998         18               2.4203
                                               -------            ----------     ------           ----------
          Total..............................      546               64.7725        247              45.9347
                                               =======            ==========     ======           ==========

Beneficial Owners of Partnerships

          Information concerning the percentage ownership of each partnership is set forth on page 37 under "Background and Reasons for Combination
Transactions -Background of the Partnerships" and on page 86 under "Special Meeting of the Partnerships - Voting Requirements". No limited partner in any partnership owns more than 5% of a partnership based on revenue sharing percentages except as set forth below:

                                                  Name and Address of
              Partnership                           Limited Partner                        Percent Ownership
-------------------------------------------------------------------------------------------------------------------
1993-I Partnership                      Ralph T. Corelli                                         5.26%
                                        154 Cross Ridge Road
                                        New Canaan, CT 06840

                                        John M. Pratt, Jr.                                       7.37%
                                        P. O. Box 206
                                        Thomaston, CT 06787

                                        Estate of Robert H. Krieble                             10.53%
                                        One Gold St., Apt 24H
                                        Hartford, CT 06103

                                        John P. Caval                                           21.05%
                                        2971 S.E. St Lucie Blvd.
                                        Stuart, FL 34997

1996-I Partnership                      John P. Caval                                            7.67%
                                        2971 S.E. St Lucie Blvd.
                                        Stuart, FL 34997

                                        Shanghai Pacific Credit                                  5.37%
                                        Corporation
                                        13th Floor, Gloucester Tower
                                        The Landmark, 11 Peddler St
                                        Central, Hong Kong

Selected Historical Financial and Operating Data For Individual Partnerships

          The following tables present summary selected financial information and operating data for each individual partnership for the periods indicated. It should be read in conjunction with the financial statements and related notes for the partnerships included elsewhere in this document. The information contained under the headings Statement of Operations Data, Statement of Cash Flows Data, Production, Average Sales Price, and Operating and Overhead Costs (per Mcfe), Cash Operating Margin and Other for the years ending December 31, 1996, 1997, 1998 and 1999 and Balance Sheet Data as of December 31, 1997, 1998 and 1999 were derived from audited financial statements. All other information is unaudited. The results for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for a full year.

1990 PARTNERSHIP

               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                                                         Three months ended
                                                             Year ended December 31,                          March 31,
                                            -----------------------------------------------------------  ----------------------
                                              1995        1996         1997       1998         1999         1999        2000
                                            ---------  -----------  ---------- -----------  -----------  ----------  ----------
Statement of Operations Data:                       (in thousands, except per share data and where otherwise indicated)
   Revenues:
      Oil and natural gas sales..........   $     804  $     1,144  $    1,014 $       700  $       696  $      123  $       176
      Interest and other.................           6            5           6           6            3           1            1
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
        Total revenues...................         810        1,149       1,020         706          699         124          177
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
   Expenses:
      Operating costs....................         187          204         149         158          144          32           37
      General and administrative costs...          46           51          55          53           46          11           13
      Depreciation, depletion, and
           amortization..................         344          301         257         234          194          46           47
      Interest...........................          21           49          50          48           56          16           15
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
        Total expenses...................         598          605         511         493          440         105          112
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
   Net income (loss).....................   $     212  $       544  $      509 $       213  $       259  $       19  $        65
                                            =========  ===========  ========== ===========  ===========  ==========  ===========
   Ratio of earnings to fixed charges....      11.1:1       12.1:1      11.1:1       5.4:1        5.6:1       2.1:1        5.3:1

Statement of Cash Flows Data:
   Net cash provided by operating
     activities..........................   $     555  $       704  $      822 $       589  $       443  $      105  $       109
   Net cash used in investing
     activities..........................        (319)         (46)       (198)        (48)         (75)         (2)          (3)
   Net cash provided by (used in)
     financing activities................        (272)        (653)       (625)       (582)        (358)       (110)        (127)
   Net increase (decrease) in cash and
     cash equivalents....................         (36)           5           0         (40)          10          (7)         (21)
   EBITDA*...............................         576          894         816         495          509          81          127
   Cash distributions/(1)/...............         601          670         762         612          420         110          127
   Limited partner's cash distributions
      per $1,000 investment/(1)/.........         138          142         147         118           81          21           25
Balance Sheet Data:
   Cash and cash equivalents.............   $     109  $       114  $      114 $        74  $        84  $       67  $        63
   Oil and gas properties, net at book
     value...............................       1,886        1,631       1,572       1,385        1,266       1,341        1,222
   Total assets..........................       2,212        2,068       1,970       1,582        1,497       1,492        1,426
   Total liabilities.....................         521          503         657         669          745         670          737
   Limited partners' equity..............       1,715        1,563       1,312         955          787         876          729
   General partners' equity..............         (24)           2           1         (42)         (35)        (54)         (40)
   Limited partner's book value per
      $1,000 investment..................         441          402         337         246          202         225          187
Production:
   Oil production (MBbls)................           7            7           5           3            3           1            1
   Natural gas production (MMcf).........         441          417         344         313          281          67           69
      Equivalent production (MMcfe)......         486          460         373         333          297          71           73
Average Sales Price*:
   Oil price (per/Bbl) ..................   $   16.82  $     21.27  $    20.11 $     13.45  $     17.58  $    11.84  $     24.16
   Natural gas price (per/Mcf)...........        1.54         2.38        2.66        2.09         2.31        1.72         2.34
      Average sales price (per Mcfe).....        1.66         2.49        2.72        2.10         2.34        1.73         2.42
Operating and Overhead Costs (per Mcfe):
   Lease operating expense ..............        0.26         0.27        0.28        0.32         0.32        0.34         0.32
   Production taxes......................        0.12         0.18        0.12        0.16         0.17        0.12         0.19
   General and administrative expense ...        0.10         0.11        0.15        0.16         0.16        0.15         0.17
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
      Total..............................        0.48         0.56        0.55        0.64         0.65        0.61         0.68
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
Cash Operating Margin (per Mcfe).........   $    1.18  $      1.93  $     2.17 $      1.46  $      1.69  $     1.12  $      1.74
                                            =========  ===========  ========== ===========  ===========  ==========  ===========
Other:
   Depreciation, depletion and
      amortization--oil and gas
      properties (per Mcfe)..............   $    0.71  $      0.65  $     0.69 $      0.70  $      0.65  $     0.65  $      0.66
Estimated Net Proved Reserves (as
   of period end):
   Natural gas (MMcf)....................       2,804        2,724       2,524       2,217        2,173          NA           NA
   Oil (MBbls)...........................          17           21          17          14           11          NA           NA
   Total (MMcfe).........................       2,904        2,853       2,628       2,301        2,240          NA           NA

Exchange Data:
Total assets for purposes of Exchange Value...............................................................................$1,802
Exchange Value per $1,000 investment........................................................................................$197

--------------
*See Definitions
(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

1991 PARTNERSHIP

               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                                                         Three months ended
                                                            Year ended December 31,                           March 31,
                                            -----------------------------------------------------------  -----------------------
                                              1995        1996         1997       1998         1999         1999        2000
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
Statement of Operations Data:                       (in thousands, except per share data and where otherwise indicated)
   Revenues:
      Oil and natural gas sales..........   $   1,427  $     1,454  $    1,145 $     1,088  $     1,016  $      191  $       237
      Interest and other.................           6            5           5          10            4           1            2
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
        Total revenues...................       1,433        1,459       1,150       1,098        1,020         192          239
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
   Expenses:
      Operating costs....................         349          298         234         241          210          45           58
      General and administrative costs...          75           71          61          67           64          16           16
      Depreciation, depletion, and
           amortization..................         466          362         249         304          232          68           54
      Interest...........................          47           62          51          48           67          18           16
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
        Total expenses...................         937          793         595         660          573         147          144
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
   Net income (loss).....................   $     496  $       666  $      555 $       438  $       447  $       45  $        95
                                            =========  ===========  ========== ===========  ===========  ==========  ===========
   Ratio of earnings to fixed charges....      11.5:1       11.7:1      11.9:1      10.0:1        7.7:1       3.5:1        6.8:1
Statement of Cash Flows Data:
   Net cash provided by operating
     activities..........................   $     963  $     1,013  $      832 $       772  $       674  $      169  $       161
   Net cash used in investing
     activities..........................         (94)         (61)         12        (196)         (35)          1           (2)
   Net cash provided by (used in)
      financing activities...............        (893)        (942)       (831)       (613)        (614)       (180)        (173)
   Net increase (decrease) in cash and
      cash equivalents...................         (24)           9          13         (38)          25         (10)         (14)
   EBITDA*...............................       1,010        1,089         856         791          746         131          165
   Cash distributions/(1)/...............       1,004          956         808         788          661         180          173
   Limited partner's cash distributions
      per $1,000 investment/(1)/.........   $     202  $       183  $      137 $       132  $       111  $       30  $        29
Balance Sheet Data:
   Cash and cash equivalents.............   $     100  $       109  $      122 $        84  $       109  $       74  $        95
   Oil and gas properties, net at book
     value...............................       2,214        1,914       1,653       1,545        1,348       1,476        1,296
   Total assets..........................       2,535        2,291       1,999       1,822        1,651       1,682        1,581
   Total liabilities.....................         582          628         589         762          809         756          813
   Limited partners' equity..............       1,973        1,677       1,427       1,091          871         975          804
   General partners' equity..............         (20)         (14)        (17)        (31)         (29)        (49)         (36)
   Limited partner's book value per
      $1,000 investment..................         440          374         319         244          194         218          179
Production:
   Oil production (MBbls)................          20           13           9          11            8           2            2
   Natural gas production (MMcf).........         681          489         362         429          360         105           84
      Equivalent production (MMcfe)......         803          569         414         497          407         119           96
Average sales price:
   Oil price (per/Bbl) ..................   $   16.91  $     20.86  $    19.18 $     12.42  $     16.54  $    10.95  $     29.18
   Natural gas price (per/Mcf)...........        1.59         2.41        2.71        2.21         2.46        1.57         2.17
      Average sales price (per Mcfe).....        1.78         2.56        2.77        2.19         2.50        1.60         2.48
Operating and Overhead Costs (per Mcfe):.
   Lease operating expense...............        0.31         0.35        0.37        0.31         0.33        0.29         0.42
   Production taxes......................        0.13         0.18        0.19        0.18         0.19        0.09         0.18
   General and administrative expense....        0.09         0.13        0.15        0.13         0.16        0.13         0.17
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
      Total..............................        0.53         0.66        0.71        0.62         0.68        0.51         0.77
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
Cash Operating Margin (per Mcfe).........   $    1.25  $      1.90  $     2.06 $      1.57  $      1.82  $     1.09  $      1.71
                                            =========  ===========  ========== ===========  ===========  ==========  ===========
Other:
   Depreciation, depletion and
      amortization--oil and gas
      properties (per Mcfe)..............   $    0.58  $      0.64  $     0.60 $      0.61  $      0.57  $     0.57  $      0.57
Estimated Net Proved Reserves (as of
   period end):
   Natural gas (MMcf)....................       4,354        3,570       2,862       2,673        2,485          NA           NA
   Oil (MBbls)...........................          93           73          47          42           53          NA           NA
   Total (MMcfe).........................       4,915        4,010       3,147       2,925        2,801          NA           NA
Exchange Data:
Total assets for purposes of Exchange Value...............................................................................$2,475
Exchange Value per $1,000 investment........................................................................................$247

--------------
*See Definitions

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

1992 PARTNERSHIP

               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                                                           Three months ended
                                                            Year ended December 31,                            March 31,
                                            -----------------------------------------------------------  -----------------------
                                              1995        1996         1997       1998         1999         1999        2000
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
Statement of Operations Data:                       (in thousands, except per share date and where otherwise indicated)
   Revenues:
      Oil and natural gas sales............ $   1,366  $     2,038  $    1,865 $     1,383  $     1,346  $      188  $       400
      Interest and other...................        30            7          11          11            5           1            2
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
        Total revenues.....................     1,396        2,045       1,876       1,394        1,351         189          402
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
   Expenses:
      Operating costs......................       397          432         384         382          339          64          102
      General and administrative costs.....        75          103         106          95           84          19           27
      Depreciation, depletion, and
           amortization....................       518          521         455         456          330          92           87
      Interest.............................         -            4          25          39           51          13           13
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
        Total expenses.....................       990        1,060         970         972          804         188          229
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
   Net income (loss)....................... $     406  $       985  $      906 $       422  $       547  $        1  $       173
                                            =========  ===========  ========== ===========  ===========  ==========  ===========
    Ratio of earnings to fixed charges.....        NA      247.2:1      37.1:1      12.0:1       11.8:1       1.1:1       14.0:1

Statement of Cash Flows Data:
   Net cash provided by operating
     activities............................ $     923  $     1,434  $    1,389 $       963  $       825  $      158  $       224
   Net cash used in investing
     activities............................    (1,297)        (107)       (226)       (118)        (103)         (8)          (6)
   Net cash provided by (used in)
     financing activities..................      (796)      (1,269)     (1,237)       (903)        (669)       (166)        (214)
   Net increase (decrease) in cash and
      cash equivalents.....................    (1,169)          58         (74)        (58)          53         (16)           5
   EBITDA*.................................       923        1,511       1,386         916          928         106          273
   Cash distributions(1)...................     1,030        1,371       1,410       1,028          769         166          264
   Limited partner's cash distributions
      per $1,000 investment(1)............. $     124  $       165  $      169 $       123  $        92  $       20  $        31

Balance Sheet Data:
   Cash and cash equivalents............... $     144  $       202  $      128 $        70  $       123  $       54  $       127
   Oil and gas properties, net at book
     value.................................     4,318        3,905       3,676       3,338        3,111       3,253        3,029
   Total assets............................     4,743        4,485       4,149       3,613        3,598       3,440        3,514
   Total liabilities.......................       192          319         487         557          764         548          772
   Limited partners' equity................     4,561        4,169       3,674       3,086        2,857       2,931        2,766
   General partners' equity................       (10)          (3)        (12)        (30)         (23)        (39)         (24)
   Limited partner's book value per
      $1,000 investment....................       608          556         490         411          381         391          369
Production:
   Oil production (MBbls)..................         3           29          25          25           21           6            5
   Natural gas production (MMcf)...........       607          670         564         553          447         128          120
      Equivalent production (MMcfe)........       796          842         714         701          575         162          152
Average sales price:
   Oil price (per/Bbl) .................... $   16.58  $     20.52  $    19.13 $     12.68  $     17.13  $    11.27  $     24.82
   Natural gas price (per/Mcf).............      1.39         2.16        2.46        1.94         2.19         .97         2.24
      Average sales price (per Mcfe).......      1.72         2.42        2.61        1.97         2.34        1.16         2.63
Operating and Overhead Costs (per Mcfe):
   Lease operating expense ................      0.37         0.33        0.35        0.39         0.42        0.35         0.46
   Production taxes........................      0.13         0.18        0.18        0.16         0.17        0.05         0.21
   General and administrative expense .....      0.09         0.12        0.15        0.14         0.15        0.11         0.18
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
      Total................................      0.59         0.63        0.68        0.69         0.74        0.51         0.85
                                            ---------  -----------  ---------- -----------  -----------  ----------  -----------
Cash Operating Margin (per Mcfe)........... $    1.13  $      1.79  $     1.93 $      1.28  $      1.60  $     0.65  $      1.78
                                            =========  ===========  ========== ===========  ===========  ==========  ===========
Other:
   Depreciation, depletion and
      amortization--oil and gas
      properties (per Mcfe)................ $    0.65  $      0.62  $     0.64 $      0.65  $      0.57  $     0.57  $      0.57

Estimated Net Proved Reserves
 (as of period end):
   Natural gas (MMcf)......................     6,508        6,832       6,389       5,850        5,817          NA           NA
   Oil   (MBbls)...........................       210          182         157         132          193          NA           NA
   Total  (MMcfe)..........................     7,768        7,927       7,334       6,647        6,973          NA           NA

Exchange Data:
Total assets for purposes of Exchange Value............................................................................. $4,860
Exchange Value per $1,000 investment.................................................................................... $  399

______________
*See Definitions
(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

1993 PARTNERSHIP

               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                                                          Three months ended
                                                             Year ended December 31,                          March 31,
                                           -----------------------------------------------------------  -----------------------
                                             1995        1996         1997       1998         1999         1999        2000
                                           ---------  -----------  ---------- -----------  -----------  ----------  -----------
Statement of Operations Data:                      (in thousands, except per share data and where otherwise indicated)
   Revenues:
      Oil and natural gas sales..........  $   1,454  $     2,471  $    2,368 $     1,514  $     1,497  $      299  $       420
      Interest and other.................         45            6           9           9            6           1            2
                                           ---------  -----------  ---------- -----------  -----------  ----------  -----------
        Total revenues...................      1,499        2,477       2,377       1,523        1,503         300          422
                                           ---------  -----------  ---------- -----------  -----------  ----------  -----------
   Expenses:
      Operating costs....................        451          698         689         584          529         118          140
      General and administrative costs...         69          116         119          95           84          18           27
      Depreciation, depletion, and
           amortization..................        481          645         540         518          284          78           68
      Reduction of carrying value
           of oil and gas properties.....          -            -           -         245            -           -            -
      Interest...........................          -           38          32          43           41          12           11
                                           ---------  -----------  ---------- -----------  -----------  ----------  -----------
        Total expenses...................      1,001        1,497       1,380       1,485          938         226          246
                                           ---------  -----------  ---------- -----------  -----------  ----------  -----------
   Net income (loss).....................  $     498  $       980  $      997 $        38  $       565  $       74  $       176
                                           =========  ===========  ========== ===========  ===========  ==========  ===========
    Ratio of earnings to fixed charges...         NA       26.8:1      32.6:1       1.9:1       14.9:1       7.3:1       17.0:1
Statement of Cash Flows Data:
   Net cash provided by operating
     activities..........................  $     979  $     1,824  $    1,549 $     1,003  $       854  $      142  $       218
   Net cash used in investing
     activities..........................     (2,828)         (62)       (372)         82         (136)         (2)           6
   Net cash provided by (used in)
     financing activities................     (1,085)      (1,709)     (1,188)     (1,115)        (695)       (149)        (210)
   Net increase (decrease) in cash and
      cash equivalents...................     (2,933)          53         (12)        (29)          23          (8)          13
   EBITDA*...............................        979        1,663       1,569         599          890         164          255
   Cash distributions/(1)/...............        973        1,530       1,545       1,051          734         149          258
   Limited partner's cash distributions
      per $1,000 investment/(1)/.........  $     134  $       211  $      213 $       145  $       101  $       21  $        36
Balance Sheet Data:
   Cash and cash equivalents.............  $      71  $       124  $      112 $        83  $       106  $       74  $       119
   Oil and gas properties, net at book
     value...............................      4,305        3,723       3,556       2,712        2,564       2,635        2,490
   Total assets..........................      5,012        4,311       4,114       3,018        2,964       2,926        2,886
   Total liabilities.....................        452          301         651         569          683         552          687
   Limited partners' equity..............      4,561        4,009       3,467       2,484        2,308       2,411        2,227
   General partners' equity..............         (1)           1          (4)        (35)         (27)        (37)         (29)
   Limited partner's book value per
      $1,000 investment..................        699          614         531         381          354         370          341
Production:
   Oil production (MBbls)................          4           50          44          33           32           9            7
   Natural gas production (MMcf).........        549          775         573         591          456         126          110
      Equivalent production (MMcfe)......        803        1,075         836         788          647         178          154
Average sales price:
   Oil price (per/Bbl) ..................  $   16.97  $     20.74  $    19.82 $     12.86  $     17.55  $    12.21  $     21.56
   Natural gas price (per/Mcf)...........       1.34         1.85        2.61        1.85         2.06        1.53         2.37
      Average sales price (per Mcfe).....       1.81         2.30        2.83        1.92         2.31        1.68         2.72
Operating and Overhead Costs (per Mcfe):
   Lease operating expense ..............       0.44         0.49        0.60        0.59         0.64        0.53         0.69
   Production taxes......................       0.13         0.16        0.22        0.15         0.18        0.13         0.22
   General and administrative expense....       0.09         0.11        0.14        0.12         0.13        0.10         0.17
                                           ---------  -----------  ---------- -----------  -----------  ----------  -----------
      Total..............................       0.66         0.76        0.96        0.86         0.95        0.76         1.08
                                           ---------  -----------  ---------- -----------  -----------  ----------  -----------
Cash Operating Margin (per Mcfe)           $    1.15  $      1.54  $     1.87 $      1.06  $      1.36  $     0.92  $      1.64
                                           =========  ===========  ========== ===========  ===========  ==========  ===========
Other:
   Depreciation, depletion and
      amortization--oil and gas
      properties (per Mcfe)..............  $    0.60  $      0.60  $     0.64 $      0.66  $      0.44  $     0.44  $      0.44
Estimated Net Proved Reserves (as of
   period end):
   Natural gas (MMcf)....................      6,152        5,249       4,763       4,072        4,684          NA           NA
   Oil (MBbls)...........................        303          251         210         154          359          NA           NA
   Total (MMcfe).........................      7,971        6,759       6,029       5,004        6,838          NA           NA

Exchange Data:
Total assets for purposes of Exchange Value............................................................................  $4,158
Exchange Value per $1,000 investment...................................................................................  $  394

--------------
*See Definitions

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

1993-I PARTNERSHIP
               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                                                             Three months ended
                                                                  Year ended December 31,                         March 31,
                                                  --------------------------------------------------------  ----------------------
                                                    1995         1996        1997       1998         1999      1999        2000
                                                  ---------  -----------  ---------- -----------  --------  ----------  ----------
Statement of Operations Data:                             (in thousands, except per share data and where otherwise indicated)
  Revenues:
    Oil and natural gas sales.................    $     589  $       952  $      938 $       691  $    621  $      112  $      181
    Interest and other........................           27            2           3           3        13           1           1
                                                  ---------  -----------  ---------- -----------  --------  ----------  ----------
       Total revenues.........................          616          954         941         694       634         113         182
                                                  ---------  -----------  ---------- -----------  --------  ----------  ----------
  Expenses:
    Operating costs...........................          130          213         197         189       162          26          41
    General and administrative costs..........           13           24          23          22        24           4           6
    Depreciation, depletion, and
      amortization............................          198          255         229         249       157          44          39
    Reduction of carrying value
      of oil and gas properties...............            -            -           -         100         -           -           -
    Interest..................................            -           15          20          25        31           9           8
                                                  ---------  -----------  ---------- -----------  --------  ----------  ----------
       Total expenses.........................          341          507         469         585       374          83          94
                                                  ---------  -----------  ---------- -----------  --------  ----------  ----------
  Net income (loss)...........................    $     275  $       447  $      472 $       109  $    260  $       30  $       88
                                                  =========  ===========  ========== ===========  ========  ==========  ==========
  Ratio of earnings to fixed charges..........           NA       30.8:1      25.1:1       5.3:1     9.3:1       4.4:1      11.5:1
Statement of Cash Flows Data:
  Net cash provided by operating
    activities................................    $     473  $       725  $      684 $       426  $    511  $       67  $       98
  Net cash used in investing
    activities................................       (1,431)         (74)        (99)        (82)      (79)         (1)          7
  Net cash provided by (used in)
    financing activities......................         (464)        (617)       (604)       (363)     (412)        (71)       (108)
  Net increase (decrease) in cash and
    cash equivalents..........................       (1,422)          34         (19)        (19)       20          (4)         (4)
  EBITDA*.....................................          473          717         721         384       448          83         135
  Cash distributions/(1)/.....................          445          689         681         474       441          71         120
  Limited partner's cash distributions
    per $1,000 investment/(1)/................    $     165  $       255  $      252 $       175  $    163  $       26  $       45
Balance Sheet Data:
  Cash and cash equivalents...................    $      29  $        63  $       44 $        25  $     46  $       21  $       42
  Oil and gas properties, net at book
    value.....................................        1,925        1,743       1,614       1,334     1,268       1,303       1,222
  Total assets................................        2,148        1,948       1,820       1,550     1,424       1,486       1,383
  Total liabilities...........................          152          193         274         368       424         344         415
  Limited partners' equity....................        1,992        1,752       1,543       1,184     1,007       1,144         974
  General partners' equity....................            4            3           3          (2)       (7)         (2)         (6)
  Limited partner's book value per
     $1,000 investment........................          843          741         653         501       426         484         412
Production:
  Oil production (MBbls)......................           15           16          14          11         9           2           2
  Natural gas production (MMcf)...............          216          276         260         278       205          58          51
    Equivalent production (MMcfe).............          303          372         342         344       260          73          65
Average sales price:
  Oil price (per/Bbl).........................    $   16.88  $     21.19  $    19.40 $     12.05  $  17.61  $    11.38  $    21.79
  Natural gas price (per/Mcf).................         1.59         2.22        2.59        2.01      2.24        1.45        2.59
     Average sales price (per Mcfe)...........         1.94         2.56        2.74        2.01      2.39        1.54        2.80
Operating and Overhead Costs (per Mcfe):
  Lease operating expense.....................         0.30         0.38        0.36        0.35      0.43        0.29        0.42
  Production taxes............................         0.13         0.19        0.22        0.20      0.19        0.06        0.22
  General and administrative expense..........         0.04         0.06        0.07        0.06      0.09        0.06        0.10
                                                  ---------  -----------  ---------- -----------  --------  ----------  ----------
      Total...................................         0.47         0.63        0.65        0.61      0.71        0.41        0.74
                                                  ---------  -----------  ---------- -----------  --------  ----------  ----------
Cash Operating Margin (per Mcfe)..............    $    1.47  $      1.93  $     2.09 $      1.40  $   1.68  $     1.13  $     2.06
                                                  =========  ===========  ========== ===========  ========  ==========  ==========
Other:
  Depreciation, depletion and amortization
    oil and gas properties (per Mcfe).........    $    0.65  $      0.69  $     0.67 $      0.72  $   0.60  $     0.60  $     0.60
Estimated Net Proved Reserves
(as of period end):
   Natural gas (MMcf).........................        2,462        2,150       2,106       1,789     1,650          NA          NA
   Oil (MBbls)  ..............................          108           90          76          57       113          NA          NA
   Total (MMcfe) .............................        3,111        2,690       2,565       2,136     2,327          NA          NA
Exchange Data:
Total assets for purposes of Exchange Value..............................................................................   $1,863
Exchange Value per $1,000 investment.....................................................................................   $  538

__________________
*See Definitions
(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

1995 PARTNERSHIP

               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                                                          Three months ended
                                                                 Year ended December 31,                       March 31,
                                            -----------------------------------------------------------  -----------------------
                                               1995        1996        1997        1998        1999        1999         2000
                                            ---------  -----------  ----------  ----------  -----------  ----------  -----------
Statement of Operations Data:                       (in thousands, except per share data and where otherwise indicated)
   Revenues:
      Oil and natural gas sales..........   $     771  $     1,919  $    2,143  $    1,553  $     1,803  $      333  $       531
      Interest and other.................          46           51          47          31           23           6            4
                                            ---------  -----------  ----------  ----------  -----------  ----------  -----------
        Total revenues...................         817        1,970       2,190       1,584        1,826         339          535
                                            ---------  -----------  ----------  ----------  -----------  ----------  -----------
   Expenses:
      Operating costs....................         273          478         525         454          483         106          129
      General and administrative costs...          36           94         109         101          114          23           34
      Depreciation, depletion, and
           amortization..................         260          435         469         474          386          95           99
                                            ---------  -----------  ----------  ----------  -----------  ----------  -----------
        Total expenses...................         569        1,007       1,103       1,029          983         224          262
                                            ---------  -----------  ----------  ----------  -----------  ----------  -----------
   Net income (loss).....................   $     248  $       963  $    1,087  $      555  $       843  $      115  $       273
                                            =========  ===========  ==========  ==========  ===========  ==========  ===========
   Ratio of earnings to fixed charges....          NA           NA          NA          NA           NA          NA           NA
Statement of Cash Flows Data:
   Net cash provided by operating
     activities..........................   $     508  $     1,123  $    1,603  $    1,186  $     1,193  $      217  $       294
   Net cash used in investing
     activities..........................   $  (2,519)      (1,075)       (534)       (135)        (427)         (1)        (107)
   Net cash provided by (used in)
      financing activities...............       4,264       (1,210)     (1,502)     (1,193)      (1,054)       (216)        (354)
   Net increase (decrease) in cash and
      cash equivalents...................       2,253       (1,163)       (433)       (142)        (289)          -         (167)
   EBITDA*...............................         508        1,398       1,556       1,030        1,229         210          372
   Cash distributions/(1)/...............         452        1,210       1,502       1,193        1,055         216          364
   Limited partner's cash distribution
      per $1,000 investment/(1)/.........   $      60  $       160  $      199  $      158  $       139  $       29  $        48
Balance Sheet Data:
   Cash and cash equivalents.............   $   2,260  $     1,098  $      664  $      523  $       234  $      523  $        68
   Oil and gas properties, net at book..
     value...............................       2,844        3,485       3,551       3,212        3,254       3,118        3,262
   Total assets..........................       5,373        5,054       4,659       4,011        3,881       3,906        3,721
   Total liabilities.....................         126           54          74          64          146          61           77
   Limited partners' equity..............       5,245        4,985       4,570       3,951        3,727       3,853        3,637
   General partners' equity..............           2           15          15          (4)           8          (8)           7
   Limited partner's book value per
      $1,000 investment..................         771          733         672         581          548         566          534
Production:
   Oil production (MBbls)................          21           26          28          26           25           7            6
   Natural gas production (MMcf).........         314          676         655         654          651         153          165
      Equivalent production (MMcfe)......         443          833         824         810          801         197          200
Average sales price:
   Oil price (per/Bbl) ..................   $   16.80  $     21.17  $    20.29  $    13.33  $     18.03  $    13.06  $     24.53
   Natural gas price (per/Mcf)...........        1.31         2.02        2.40        1.85         2.08        1.54         2.36
      Average sales price (per Mcfe).....        1.74         2.30        2.60        1.92         2.25        1.69         2.66
Operating and Overhead Costs (per Mcfe..
   Lease operating expense ..............        0.52         0.42        0.45        0.42         0.43        0.41         0.42
   Production taxes......................        0.09         0.16        0.19        0.14         0.17        0.13         0.23
   General and administrative expense....        0.08         0.11        0.13        0.12         0.14        0.11         0.17
                                            ---------  -----------  ----------  ----------  -----------  ----------  -----------
      Total..............................        0.69         0.69        0.77        0.68         0.74        0.65         0.82
                                            ---------  -----------  ----------  ----------  -----------  ----------  -----------
Cash Operating Margin (per Mcfe).........   $    1.05  $      1.61  $     1.83  $     1.24  $      1.51  $     1.04  $      1.84
                                            =========  ===========  ==========  ==========  ===========  ==========  ===========
Other:
   Depreciation, depletion and
      amortization--oil and gas
      properties (per Mcfe)..............   $    0.59  $      0.52  $     0.57 $      0.59  $      0.48  $     0.48  $      0.48
Estimated Net Proved Reserves (as of
   period end):
   Natural gas (MMcf)....................       5,368        7,079       6,556       5,902        7,052          NA           NA
   Oil (MBbls)...........................         183          232         222         196          338          NA           NA
   Total (MMcfe).........................       6,466        8,471       7,885       7,075        9,079          NA           NA

Exchange Data:

Total assets for purposes of Exchange Value...............................................................................$5,750
Exchange Value per $1,000 investment........................................................................................$620

______________
*See Definitions

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

1996 PARTNERSHIP
               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                                                      Three months ended
                                                                Year ended December 31,                    March 31,
                                                     ------------------------------------------------  -----------------------
                                                        1996        1997        1998         1999         1999        2000
                                                     -----------  ---------  -----------  -----------  ----------  -----------
Statement of Operations Data:                           (in thousands, except per share data and where otherwise indicated)
   Revenues:
      Oil and natural gas sales...................   $       122  $     642  $     1,292  $     2,153  $      403  $       677
      Interest and other..........................            32        147          111           19           8            1
                                                     -----------  ---------  -----------  -----------  ----------  -----------
        Total revenues............................           154        789        1,403        2,172         411          678
                                                     -----------  ---------  -----------  -----------  ----------  -----------
   Expenses:
      Operating costs.............................            21        133          378          564         108          200
      General and administrative costs............            11         33           99          151          21           42
      Depreciation, depletion, and
        and amortization..........................            26        166          510          561         133          118
      Reduction of carrying value
           of oil and gas properties..............             -          -          887            -           -            -
      Interest....................................             -          -            -          134           -           50
                                                     -----------  ---------  -----------  -----------  ----------  -----------
        Total expenses............................            58        332        1,874        1,410         262          410
                                                     -----------  ---------  -----------  -----------  ----------  -----------
   Net income (loss)..............................   $        96  $     457  $      (471) $       762  $      149  $       268
                                                     ===========  =========  ===========  ===========  ==========  ===========
   Ratio of earnings to fixed charges.............            NA         NA           NA        6.7:1          NA        6.4:1
Statement of Cash Flows Data:
   Net cash provided by operating activities......   $        46  $     458  $       968  $     1,149  $      194  $       356
   Net cash used in investing activities..........          (707)    (1,967)      (3,685)      (3,195)        (69)          48
   Net cash provided by (used in)
     financing activities.........................         3,058      4,149       (1,046)         852      (1,291)        (378)
   Net increase (decrease) in cash and cash
      equivalents.................................         2,398      2,639       (3,762)      (1,194)     (1,166)          26
   EBITDA*........................................           122        623           39        1,457         282          436
   Cash distributions(1)..........................            88        417        1,035        1,420         191          471
   Limited partner's cash distributions per
      $1,000 investment(1)........................   $         8  $      39  $        97  $       133  $       17  $        44
Balance Sheet Data:
   Cash and cash equivalents......................   $     2,398  $   5,037  $     1,275  $        81  $      109  $       107
   Oil and gas properties, net at book value......           677      2,479        4,767        4,502       4,704        4,426
   Total assets...................................         3,159      7,875        6,316        7,918       8,356        7,817
   Total liabilities..............................             5        115           72        2,332       2,154        2,434
   Limited partners' equity.......................         3,151      7,740        6,248        5,604       6,201        5,410
   General partners' equity.......................             3         20           (4)         (18)          1          (27)
   Limited partner's book value per $1,000
      investment..................................           327        803          648          582         644          561
Production:
   Oil production (MBbls).........................             1          9           21           28           6            7
   Natural gas production (MMcf)..................            53        183          537          745         178          146
      Equivalent production (MMcfe)...............            59        236          661          915         217          190
Average sales price:
   Oil price (per/Bbl) ...........................   $     23.22  $   19.59  $     13.23  $     18.19  $    12.16  $     25.95
   Natural gas price (per/Mcf)....................          1.86       2.56         1.90         2.20        1.82         3.32
      Average sales price (per Mcfe)..............          2.06       2.72         1.95         2.35        1.85         3.56
Operating and Overhead Costs (per Mcfe):
   Lease operating expense .......................          0.15       0.36         0.38         0.43        0.40         0.73
   Production taxes...............................          0.19       0.21         0.19         0.19        0.10         0.32
   General and administrative expense ............          0.19       0.14         0.15         0.17        0.10         0.22
                                                     -----------  ---------  -----------  -----------  ----------  -----------
      Total.......................................          0.53       0.71         0.72         0.79        0.60         1.27
                                                     -----------  ---------  -----------  -----------  ----------  -----------
Cash Operating Margin (per Mcfe)..................   $      1.53  $    2.01  $      1.23  $      1.56  $     1.25  $      2.29
                                                     ===========  =========  ===========  ===========  ==========  ===========
Other:
   Depreciation, depletion and amortization
   --oil and gas properties (per Mcfe)............   $      0.43  $    0.70  $      0.77  $      0.61  $     0.61  $      0.62
Estimated Net Proved Reserves
(as of period end):
   Natural gas (MMcf).............................         2,412      3,879        7,628        7,754          NA           NA
   Oil   (MBbls)..................................            22        141          182          184          NA           NA
   Total  (MMcfe).................................         2,541      4,722        8,719        8,856          NA           NA
Exchange Data:
Total assets for purposes of Exchange Value......................................................................      $11,073
Exchange Value per $1,000 investment.............................................................................      $   781

______________
*See Definitions

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

1996-I PARTNERSHIP
               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                                                             Three months ended
                                                             Year ended December 31,                               March 31,
                                                  ------------------------------------------------------    -----------------------
                                                        1996          1997           1998           1999          1999         2000
                                                  ----------   -----------    -----------    -----------    ----------    ---------
Statement of Operations Data:                            (in thousands, except per share data and where otherwise indicated)
   Revenues:
      Oil and natural gas sales................   $      379   $       784    $     1,214    $     1,643    $      335    $     461
      Interest and other.......................           43            84             97             18             6            2
                                                  ----------   -----------    -----------    -----------    ----------    ---------
        Total revenues.........................          422           868          1,311          1,661           341          463
                                                  ----------   -----------    -----------    -----------    ----------    ---------
   Expenses:
      Operating costs..........................           61           133            257            367            65          108
      General and administrative costs.........            9            19             47             70            17           17
      Depreciation, depletion, and
           amortization........................           94           226            444            414           104          102
      Reduction of carrying value
           of oil and gas properties...........            -             -            649              -             -            -
      Interest.................................            -             -              -            118             -           43
                                                  ----------   -----------    -----------    -----------    ----------    ---------
        Total expenses.........................          164           378          1,397            969           186          270
                                                  ----------   -----------    -----------    -----------    ----------    ---------
   Net income (loss)...........................   $      258   $       490    $       (86)   $       692    $      155    $     193
                                                  ==========   ===========    ===========    ===========    ==========    =========
   Ratio of earnings to fixed charges..........           NA            NA             NA          6.9:1            NA        5.5:1
Statement of Cash Flows Data:
   Net cash provided by operating activities...   $      287   $       652    $     1,005    $     1,028    $      193    $     292
   Net cash used in investing activities.......         (557)       (1,284)        (2,858)           263           (42)           -
   Net cash provided by (used in)
      financing activities.....................        1,774         2,799         (1,038)           715        (1,091)        (382)
   Net increase (decrease) in cash and cash
      equivalents..............................        1,504         2,168         (2,891)          (931)         (940)         (24)
   EBITDA*.....................................          352           716          1,007          1,224           259          338
   Cash distributions/(1)/.....................          270           533          1,038          1,233           191          384
   Limited partner's cash distributions per
      $1,000 investment/(1)/...................   $       36   $        72    $       139    $       165    $       26    $      52
Balance Sheet Data:
   Cash and cash equivalents...................   $    1,775   $     3,943    $     1,052    $       121    $      112    $      97
   Oil and gas properties, net at book value...          883         1,942          3,707          3,430         3,645        3,341
   Total assets................................        2,779         6,100          4,981          6,415         6,851        6,235
   Total liabilities...........................           13            45             50          2,024         1,956        2,035
   Limited partners' equity....................        2,759         6,029          4,919          4,398         4,877        4,219
   General partners' equity....................            7            26             12             (7)           18          (19)
   Limited partner's book value per $1,000
      investment...............................          423           924            752            675           748          647
Production:
   Oil production (MBbls)......................            2            11             22             26             6            6
   Natural gas production (MMcf)...............          169           238            471            525           134          129
      Equivalent production (MMcfe)............          183           302            603            681           170          167
Average sales price:
   Oil price (per/Bbl) ........................   $    18.96   $     20.09    $     13.65    $     18.02    $    13.70    $   23.54
   Natural gas price (per/Mcf).................         1.98          2.39           1.94           2.24          1.89         2.42
      Average sales price (per Mcfe)...........         2.07          2.60           2.01           2.41          1.97         2.76
Operating and Overhead Costs (per Mcfe):
   Lease operating expense ....................         0.17          0.24           0.26           0.36          0.31         0.41
   Production taxes............................         0.16          0.19           0.17           0.18          0.08         0.24
   General and administrative expense .........         0.05          0.06           0.08           0.10          0.10         0.10
                                                  ----------   -----------    -----------    -----------    ----------    ---------
      Total....................................         0.38          0.49           0.51           0.64          0.49         0.75
                                                  ----------   -----------    -----------    -----------    ----------    ---------
Cash Operating Margin (per Mcfe)...............   $     1.69   $      2.11    $      1.50    $      1.77    $     1.48    $    2.01
                                                  ==========   ===========    ===========    ===========    ==========    =========
Other:
   Depreciation, depletion and
      amortization--oil and gas properties
      (per Mcfe)...............................   $     0.51   $      0.75    $      0.74    $      0.61    $     0.61    $    0.61
Estimated Net Proved Reserves
(as of period end):
   Natural gas (MMcf)..........................        2,078         2,624          5,510          5,425            NA           NA
   Oil (MBbls).................................           55            75            208            180            NA           NA
   Total (MMcfe)...............................        2,408         3,073          6,759          6,508            NA           NA
Exchange Data:
Total assets for purposes of Exchange Value.............................................................................     $9,138
Exchange Value per $1,000 investment....................................................................................     $  945

----------------
*See Definitions

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                         INFORMATION CONCERNING INDIAN

General

          Indian is an Oklahoma corporation founded in 1981 and engaged in the exploration, development and production of natural gas, and to a lessor extent, crude oil. In addition to the above activities, Indian has made significant acquisitions of producing oil and natural gas properties during the last 19 years. The most significant acquisition was in December 1997. For approximately $30.2 million, Indian acquired producing Oklahoma and western Arkansas properties. Indian funded the purchase through borrowings under a line of credit and term note.

          As of March 31, 2000, Indian operated 94 of the 307 wells in which it owns a working interest. Operations are concentrated in Oklahoma and Arkansas. Total net production is 10,988 Mcf/day of natural gas and 171 Bbls/day of oil and condensate as of March 31, 2000. The company's production is located primarily in Oklahoma and western Arkansas, with minor amounts of production in Kansas and Texas. As of December 31, 1999, total net proved reserves are 57.4 Bcfe of which 93% was natural gas, with proved developed reserves representing 66% of the total and proved undeveloped reserves accounting for 34% of the total. The total Present Value of Indian's proved reserves has been estimated at $37.6 million as of December 31, 1999.

          Indian has an inventory of 70 proved undeveloped locations to be drilled. Of these locations, 64 are located in Oklahoma, primarily in the Strong City field in the Anadarko Basin of western Oklahoma. The remaining six locations are in the Massard field of western Arkansas, but they represent 53% of the total proved undeveloped reserve value.

          On March 31, 2000, Indian sold minor properties consisting of nonoperated interests in approximately 183 gross wells or 18.38 net wells with an aggregate Reserve Value of approximately $1.5 million. Because Reserve Values have been established as of September 30, 1999 and these properties were included, no adjustment to Indian's Exchange Value will be made to reflect this sale.

          In July 2000, Indian incurred an additional $2 million in bank debt in order to pay costs associated with the drilling and completion of oil and gas wells. This additional bank debt and any interest accrued will not be an adjustment to Indian's Exchange Value but it will be assumed by Canaan in the combination transaction. Canaan believes that the reserves established by the development activities funded by this borrowing have value greater than the amount of the debt and, accordingly, believes that no adjustment to Indian's Exchange Value is necessary.

Costs Incurred and Drilling Results

          The following table shows information regarding the costs incurred by Indian in acquisition, exploration and development activities during the periods indicated.

                                                           Year ended December 31,
                                 ---------------------------------------------------------------------
                                      1996              1997             1998              1999
                                 --------------   ---------------   ---------------  -----------------
     Acquisition costs........   $      451,500   $    30,622,885   $             -  $         123,000
     Development costs........          935,995         1,681,672         1,298,316          1,186,837
                                 --------------   ---------------   ---------------  -----------------
     Total....................   $    1,387,495   $    32,304,557   $     1,298,316  $       1,309,837
                                 ==============   ===============   ===============  =================

          Indian has acquired or drilled or participated in the drilling of wells as set out in the table below for the periods indicated.

                                                                    Years Ended December 31,
                      --------------------------------------------------------------------------------------------------------------
                                 1996                            1997                        1998                         1999
                      -------------------------   -------------------------    -------------------------    ------------------------
                         Gross          Net         Gross          Net           Gross           Net          Gross          Net
                      -----------   -----------   ----------   ------------    ----------     ----------    ----------    ----------
Acquired wells:
Gas.................            2         0.439          374        64.702            1          0.008            --         0.004
Oil.................            7         1.988            8         2.379           --             --            --         0.100
Dry.................           --            --           --            --           --             --            --            --
                      -----------   -----------   ----------   -----------   ----------     ----------    ----------    ----------
Total...............            9         2.427          382        67.081            1          0.008            --         0.104
                      ===========   ===========   ==========   ===========   ==========     ==========    ==========    ==========
Development wells:
Gas.................            5         0.605            3         0.118           12          1.267             6         0.855
Oil.................           --            --           --            --           --             --            --            --
Dry.................            1         0.305           --            --           --             --             1         0.043
                      -----------   -----------   ----------   -----------   ----------     ----------    ----------    ----------
Total...............            6         0.910            3         0.118           12          1.267             7         0.898
                      ===========   ===========   ==========   ===========   ==========     ==========    ==========    ==========
Exploratory wells:
Gas.................            4         0.726            3         0.344            2          0.392            --            --
Oil.................           --            --           --            --            1          0.254            --            --
Dry.................            7         1.043            4         0.847            3          0.475            --            --
                      -----------   -----------   ----------   -----------   ----------     ----------    ----------    ----------
Total...............           11         1.769            7         1.190            6          1.121            --            --
                      ===========     =========   ==========   ===========   ==========     ==========    ==========    ==========


          As of December 31, 1999, Indian was involved in the drilling, testing or completing of 3 gross (.332 net) development wells and no exploratory wells.

Acreage

          The following table shows the developed and undeveloped oil and gas lease and mineral acreage as of December 31, 1999 owned by Indian. Excluded is acreage in which an interest is limited to royalty, overriding royalty and other similar interests.


                                Developed                  Undeveloped
                       ------------------------   --------------------------
                          Gross           Net          Gross           Net
                       ----------   -----------   ------------   -----------
     Oklahoma........     149,542        24,855         15,813         2,653
     Arkansas........      24,960         7,626              -             -
     Other...........       4,000         1,838              -             -
                       ----------   -----------   ------------   -----------
     Total...........     178,502        34,319         15,813         2,653
                       ==========   ===========   ============   ===========

Productive Well Summary

          The following table shows the ownership of Indian in productive wells at December 31, 1999. Gross oil and gas wells include 4 wells with multiple completions. Wells with multiple completions are counted only once for purposes of the following table.


                                               Productive Wells
                                    ---------------------------------------
                                          Gross                  Net
                                    -----------------      ----------------
     Gas........................           390                   68.11
     Oil........................           71                    12.27
                                    -----------------      ----------------
     Total......................           461                   80.38
                                    =================      ================


Selected Historical Financial and Operating Information

          The following table presents a summary of selected financial information and operating data for Indian for the periods indicated. It should be read in conjunction with the financial statements and related notes included elsewhere in this document. The information contained under the headings Operations Data and Cash Flow Data and Other for the years ending December 31, 1996, 1997, 1998 and 1999 and Balance Sheet Data as of December 31, 1995, 1996, 1997, 1998 and 1999 were derived from audited financial statements. All other information is unaudited. The results for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for a full year.

                                                           Years ended December 31,                      Three Months ended March
                                                                                                                    31,
                                        --------------------------------------------------------------   ------------------------
                                          1995         1996          1997         1998          1999       1999            2000
                                        --------     --------      --------     --------      --------   --------        --------
                                        (in thousands, except per share data and as otherwise indicated)
Operations Data:
Gas sales.............................. $  1,312     $  1,984      $  2,358     $  9,232      $  8,054   $  1,711        $  2,155
Oil sales..............................      709        1,114           998          783           997        147             355
Other income...........................      154          144           313          235           318         86              36
                                        --------     --------      --------     --------      --------   --------        --------
  Total revenues.......................    2,175        3,243         3,669       10,249         9,369      1,944           2,546
                                        --------     --------      --------     --------      --------   --------        --------
Operating costs........................      875        1,175         1,259        3,476         3,192        744             820
General and administrative costs.......      541          826         1,139        1,659         2,396        822             180
Depreciation and amortization..........      591          533           739        4,029         3,048        919             692
Interest...............................      461          477           509        3,120         2,709        726             599
Reduction of carrying cost of oil and
  natural gas properties...............        -            -             -        4,000             -          -               -
                                        --------     --------      --------     --------      --------   --------        --------
  Total expenses.......................    2,468        3,011         3,647       16,284        11,345      3,211           2,291
                                        --------     --------      --------     --------      --------   --------        --------
Earnings (loss) before income
   taxes...............................     (293)         233            22       (6,035)       (1,976)    (1,267)            255
Income taxes...........................      125          (50)            -        2,195           529        430             (87)
                                        --------     --------      --------     --------      --------   --------        --------
Net earnings (loss).................... $   (168)    $    183      $     22     $ (3,840)     $ (1,447)  $   (837)       $    168
                                        ========     ========      ========     ========      ========   ========        ========
Cash dividends......................... $      -     $      -      $      -     $      -      $      -   $      -        $      -
Cash dividend per share................ $      -     $      -      $      -     $      -      $      -   $      -        $      -
Ratio of earnings to fixed charges.....       (1)        1.49          1.04           (1)         0.27         (1)           1.43

Cash Flow Data:
Net cash provided by (used in)
   operating activities................ $    741     $    244      $   1,451    $  2,395      $  2,103   $    (32)       $  1,293
Net cash provided by (used in)
   investing activities................     (238)        (671)       (33,492)         59          (404)       177            (282)
Net cash provided by (used in)
   financing activities................      325          498         33,070      (3,199)       (2,379)         -            (600)
EBITDA.................................      759        1,243          1,270       1,114         3,781        378           1,546

Balance Sheet Data (at end of period):
Oil and natural gas properties, net.... $  5,395     $  5,527      $  36,938    $ 29,912      $ 26,788   $ 28,911        $ 24,929
Total assets...........................    7,748        9,035         42,818      36,704        32,125     35,423          32,906
Long-term debt, including current
   portion.............................    4,260        4,765         37,950      35,334        33,436     35,421          29,519
Total liabilities......................    6,241        7,323         41,083      38,809        37,215     38,364          33,090
Stockholders' equity (deficit).........    1,507        1,712          1,735      (2,105)       (4,090)    (2,941)           (184)
Book value per share...................     0.06         0.07           0.07       (0.08)        (0.14)     (0.12)          (0.01)
Production:
Gas production (MMcf)..................      875          894            953       4,552         4,305      1,103           1,000
Oil production (MBbls).................       42           53             51          59            55         13              16
Equivalent production (MMcfe)..........    1,129        1,215          1,258       4,904         4,640      1,181           1,096

Average Sales Price*:
Gas price (per Mcf):................... $   1.50     $   2.22      $    2.48    $   2.03      $   1.87   $   1.55        $   1.97
Oil price (per Bbl):...................    16.77        20.88          19.65       13.33         18.13      11.31           22.19
Average sales price (per Mcfe).........     1.79         2.55           2.67        2.04          1.95       1.57            2.29

Operating and Overhead Costs (per
   Mcfe):
Lease operating expense................ $   0.65     $   0.80      $    0.83    $   0.61      $   0.58   $   0.55        $   0.62
Production taxes.......................     0.12         0.17           0.18        0.10          0.11       0.08            0.13
General and administrative.............     0.48         0.68           0.91        0.34          0.43       0.70            0.16
                                        --------     --------      ---------    --------      --------   --------        --------
Total.................................. $   1.25     $   1.65      $    1.91    $   1.05      $   1.12   $   1.33        $   0.91
                                        ========     ========      =========    ========      ========   ========        ========

Cash Operating Margin (per Mcfe)....... $   0.54     $   0.90      $    0.76    $   1.00      $   0.83   $   0.24        $   1.38
Other per (Mcfe):
Depreciation, depletion and
  amortization - oil and gas
  properties........................... $   0.47     $   0.39      $    0.52    $   0.80      $   0.63   $   0.75        $   0.61

Estimated Net Proved Reserves (as of
  period end):
Natural gas (MMcf).....................    8,229        8,141         55,994      50,783        53,600         NA              NA
Oil (MBbls)............................      195          264            387         330           639         NA              NA
Total (MMcfe)..........................    9,399        9,725         57,316      52,763        57,431         NA              NA

Exchange Data:
Total assets for purposes of Exchange Value............................................................................. $ 46,871
Exchange Value per share................................................................................................ $    714


* See "Definitions."

(1) Earnings were insufficient to cover fixed charges by $293 in 1995, $2,915 in 1998 and $541 for the three months ended March 31, 1999, respectively.

Security Ownership

                  The following table sets forth information regarding the record and beneficial ownership of Indian Common Stock as of July 25, 2000 by each director, each of the executive officers, all executive officers and directors of Indian as a group, and all those known by Indian to be beneficial owners of more than five percent of Indian's Common Stock.


                                                              Beneficial Ownership
                                                   -----------------------------------------
                                                    Number of                 Percentage
Beneficial Owner                                      Shares                   of Total
----------------                                   ----------------      -------------------
Dunning Family Limited Partnership...........         23,872                    36.37%
Larry D. Hartzog.............................         12,220                    18.62%
Michael C. Black, Trustee of the
     Michael C. Black Revocable
     Trust...................................         10,467                    15.94%
Roger Graham ................................          9,169                    13.97%
Anthony Lasuzzo..............................          6,599                    10.05%
Frank Harrison...............................          3,316                     5.05%
                                                      ------                   ------
All executive officers and directors as a
group (5 persons) ...........................         65,643                   100.00%
                                                      ======                   ======

                   INFORMATION CONCERNING CANAAN SECURITIES

General

                  Canaan Securities was incorporated in 1989 by its sole owner Tom Henson. Canaan Securities is an SEC registered broker dealer and a member of the National Association of Securities Dealers. It is also currently licensed as a broker dealer in Connecticut. Canaan Securities' sole business activity consists of serving as dealer manager for the private placement of the partnership offerings sponsored by the General Partners and providing ongoing reporting services to the partnerships for which it receives fee income from the partnerships or Canaan. In connection with the original sale of interests in the partnerships, Canaan Securities entered into agreements with Placing Brokers and agreed that these Placing Brokers would receive a portion of the compensation payable to Canaan Securities. Please see "Summary - The Parties - The

Partnerships" for information concerning the share of cash distributions from the partnerships that Canaan Securities and the Placing Brokers are entitled to receive.

Selected Financial Data

         The following table presents a summary of selected financial data for Canaan Securities for the periods indicated. It should be read in conjunction with financial statements and related notes included elsewhere in this prospectus. All of the information presented has been derived from the audited financial statements of Canaan Securities except for the information as of and for the three months ended March 31, 1999 and 2000, which is unaudited. The results for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for a full year.

                                                                                                            Three Months Ended
                                                            Years Ended December 31,                             March 31,
                                         ------------------------------------------------------------  -------------------------

                                           1995        1996        1997         1998         1999        1999         2000
                                        ----------- ----------- ----------- ------------ ------------  --------- ---------------
Statement of Operations Data:
Net operating revenues..................   $798,036    $774,661  $1,118,472     $298,809     $276,878    $54,604    $88,695
Net income..............................      4,720       2,313       3,768        1,008        2,853     18,839     47,835
Cash dividends..........................          -           -           -            -            -          -          -
Cash dividends per share................          -           -           -            -            -          -          -
Balance Sheet Data (at end of period):
Total assets............................    $24,084     $20,149     $28,634      $25,592      $23,681    $29,896    $63,516
Long-term debt, including current portion    10,000      10,000           -            -            -          -          -
Stockholders' equity....................     14,084      10,149      28,384       25,342       23,431     29,321     63,266
Book value per share....................      28.17       20.30       56.77        50.68        46.86      58.64     126.53

Exchange Data

Total assets for purposes of Exchange Value......................................................................$1,547,361
Exchange Value per share...............................................................................................$343

                  BUSINESS OF CANAAN AFTER COMPLETION OF THE
                           COMBINATION TRANSACTIONS

General

          Canaan will become an independent publicly held oil and gas company after the completion of the combination transactions.

          Canaan will seek growth through an active development drilling program, identification and development of extension prospects and impact acquisitions. The company will utilize in-house geological and engineering expertise to identify and evaluate prospective locations, whether proved or unproved. Aggressive land strategies will be employed to increase ownership in existing properties with development potential and to obtain acreage in areas of interest through acquisitions, leases or farm-ins. Canaan will concentrate its efforts in the Mid-Continent area, with a preference for natural gas producing properties, and will seek operations whenever possible.

          On a pro forma basis as of December 31, 1999, Canaan operates 201 of the 965 wells in which it owns a working interest, and these wells represent 38% of total net production. Pro forma total net production is 20,734 Mcf/day of natural gas and 580 Bbls/day of oil and condensate as of March 31, 2000. As indicated below, total net reserves are 103.6 Bcfe, of which 88% are natural gas, with proved developed reserves representing 76% of the total and proved undeveloped reserves accounting for 24% of the total as indicated below:


                                           Pro Forma Reserve Information
                                              All Combining Entities
                                                  December 31, 1999
                                                  -----------------
     Proved developed:
          Gas (Mmcf).........................            65,237
          Oil (MBbls)........................             1,703
              Total (Mmcfe)                              75,455
     Proved undeveloped:
          Gas (MMcf).........................            25,909
          Oil (MBbls)........................               379
              Total (Mmcfe)                              28,183
     Total proved:
          Gas (MMcf).........................            91,146
          Oil (MBbls)........................             2,082
              Total (Mmcfe)                             103,638
     Estimated future net cash
        flows before income taxes
        ($000s)..............................          $142,438
     Present value of estimated future net cash
     flows before income taxes discounted at 10%
        ($000s)..............................          $ 75,620


          Netherland, Sewell & Associates, Inc., our independent reserve engineers, prepared the estimates of the proved reserves and the future net cash flows and Present Value.

          There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and their values, including many factors beyond our control. The reserve data included in this document represents only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data, the precision of the engineering and geological interpretation, and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC, and are inherently imprecise. Actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from our estimates. Also, the use of a 10% discount factor for reporting purposes may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which our business or the oil and gas industry in general are subject.

          Quantities of proved reserves are estimated based on economic conditions, including oil and gas prices in existence at the date of assessment. Our reserves and future cash flows may be subject to revisions, based upon changes in economic conditions, including oil and gas prices, as well as due to production results, results of future development, operating and development costs, and other factors. Downward revisions of our reserves could have an adverse effect on our financial condition and operating results.

          Neither Canaan nor any other Combining Entity has filed any reports with other federal agencies which contain an estimate of their net proved oil and gas reserves.

          Independent engineering has confirmed an inventory of 110 proved undeveloped locations. The greatest areas of interest are 80 locations in the Strong City field, located in the Anadarko Basin of western Oklahoma, and six high-value locations in the Massard field, located in the Arkoma Basin of western Arkansas. The Golden Trend in south central Oklahoma will also be an area of interest.

          Canaan has no plans to sell any of the properties acquired in the combination transactions and has not identified any specific properties to acquire.

Costs Incurred and Drilling Results

          The following table shows the pro forma combined results of the costs incurred by all of the Combining Entities in acquisition and exploration and development activities during the periods indicated.

                                                          Pro Forma All Combining Entities
                                     --------------------------------------------------------------------------
                                                                As of December 31,
                                     --------------------------------------------------------------------------
                                         1996                1997                1998                1999
                                     --------------     ---------------     --------------     ----------------
      Property acquisition costs:
      Proved........................  $   2,843,102      $  319,989,203      $   6,195,938       $      129,094
      Development costs.............      1,439,513           4,969,291          2,159,133            2,080,865

         The following table shows the pro forma combined results of acquisition and drilling activities by all of the Combining Entities. You should not consider the results of prior acquisition and drilling activities as necessarily indicative of future performance, nor should you assume that there is necessarily any correlation between the number of productive wells drilled and the oil and gas reserves generated by those wells.

                                                                 Pro Forma All Combining Entities
                           ---------------------------------------------------------------------------------------------------------
                                                                     Years Ended December 31,
                           ---------------------------------------------------------------------------------------------------------
                                    1996                        1997                        1998                     1999
                           ----------------------     ------------------------    ----------------------    -----------------------
                             Gross          Net         Gross           Net          Gross         Net       Gross           Net
                           ---------    ---------     ---------      ---------    ---------    ---------    --------     ----------
Acquired wells:
Gas......................         52         4.84           399         71.476           75       24.949           2          0.398
Oil......................         14         2.24            23          6.721           11        3.892           3          0.396
Dry......................         --           --            --             --           --           --          --             --
                           ---------    ---------     ---------      ---------    ---------    ---------    --------     ----------
Total....................         66         7.09           422         78.197           86       28.842           5          0.794
                           =========    =========     =========      =========    =========    =========    ========     ==========
Development well drilling:
Gas......................         16         1.00            22          2.709           18        1.733           8          0.958
Oil......................         --           --             4          0.252            2        0.185          --             --
Dry......................          1         0.31            --             --            1        0.094           3          0.206
                           ---------    ---------     ---------      ---------    ---------    ---------    --------     ----------
Total....................         17         1.30            26          2.960           21        2.012          11          1.164
                           =========    =========     =========      =========    =========    =========    ========     ==========
Exploratory well drilling:
Gas......................          4         0.73             3          0.344            2        0.392          --             --
Oil......................          1         0.05             3          0.201            2        0.274          --             --
Dry......................          7         1.04             4          0.847            3        0.475          --             --
                           ---------    ---------     ---------      ---------    ---------    ---------    --------     ----------
Total....................         12         1.82            10          1.340            7        1.141           0          0.000
                           =========    =========     =========      =========    =========    =========    ========     ==========

Acreage

          The following table shows the pro forma combined developed and undeveloped oil and gas lease and mineral acreage as of December 31, 1999, owned by Canaan assuming completion of the combination transactions at that date. Excluded is acreage in which an interest is limited to royalty, overriding royalty and other similar interests.

                                                          Pro Forma All Combining Entities
                                           ---------------------------------------------------------------
                                                     Developed                        Undeveloped
                                           ------------------------------     ----------------------------
                                               Gross              Net            Gross             Net
                                           -------------      -----------     ------------     -----------
          Oklahoma.......................        291,378           45,843           17,253           3,267
          Other..........................         58,585           12,520                -               -
                                           -------------      -----------     ------------     -----------
          Total..........................        349,963           58,363           17,253           3,267
                                           =============      ===========     ============     ===========

Productive Well Summary

     The following table shows the pro forma combined ownership of Canaan in productive wells at December 31, 1999, assuming the completion of the combination transactions as of such date. Gross oil and gas wells include 10 wells with multiple completions. Wells with multiple completions are counted only once for purposes of the following table.

                                                                 Pro Forma All Combining
                                                                        Entities
                                                              ------------------------------
                                                                    Productive Wells
                                                              ------------------------------
                                                                 Gross             Net
                                                              ------------    --------------
     Gas....................................................       754              132
     Oil....................................................       211               60
                                                              ------------    --------------
     Total..................................................       965              192
                                                              ============    ==============

Production Summary and Prices

     The following table sets forth the pro forma combined production and prices for all of the Combining Entities for the periods indicated.

                                                                            Pro Forma All Combining Entities
                                                 --------------------------------------------------------------------------------
                                                                                                         Three Months Ended
                                                               Years Ended December 31,                       March 31,
                                                 -------------------------------------------------   ----------------------------
                                                    1996         1997          1998         1999        1999            2000
                                                 ----------   ----------    -----------   --------   -----------    -------------
                                                                  (in thousands, except as otherwise indicated)
Production:
Gas production (MMcf)...........................      4,453        4,162          8,406      7,814          2,059            1,895
Oil production (Mbbls)..........................        199          197            213        201             53               54
Equivalent production (Mmcfe)...................      5,648        5,341          9,680      9,025          2,378            2,216
Average Sales Price:
Gas price (per Mcf):............................   $   2.14     $   2.63        $  2.04   $   2.08    $      1.56        $    2.31
Oil price (per Bbl):............................      20.84        18.87          12.31      18.50          12.07            23.42
Average sales price (per Mcfe)..................       2.42         2.75           2.04       2.21           1.62             2.54
Operating and Overhead Costs (per Mcfe):
Lease operating expenses........................   $    .42     $    .46        $   .47   $    .52    $       .46        $     .56
Production taxes................................        .17          .19            .13        .15            .09              .18
General and administrative......................        .49          .61            .36        .39            .46              .30
                                                 ----------   ----------    -----------   --------    -----------    -------------
Total...........................................       1.08         1.26            .96       1.06           1.01             1.04
                                                 ----------   ----------    -----------   --------    -----------    -------------
Cash Operating Margin (per Mcfe)................   $   1.34     $   1.49        $  1.08   $   1.15    $      0.61        $    1.50
                                                 ==========   ==========    ===========   ========    ===========    =============
Other:
Depreciation, depletion and amortization -
oil and gas properties (per Mcfe)...............   $    .57     $    .63        $   .78   $    .63    $       .67        $     .60

Marketing

          The ability of Canaan to market oil and gas often depends on factors beyond its control. The potential effects of governmental regulation and market factors, including alternative domestic and imported energy sources, available pipeline capacity, and general market conditions are not entirely predictable.

          Natural Gas. Natural gas is generally sold pursuant to individually negotiated gas purchase contracts, which vary in length from spot market sales of a single day to term agreements that may extend several years. Customers who purchase natural gas include marketing affiliates of the major pipeline companies, natural gas marketing companies, and a variety of commercial and public authorities, industrial, and institutional end-users who ultimately consume the gas. Gas purchase contracts define the terms and conditions unique to each of these sales. The price received for natural gas sold on the spot market may vary daily, reflecting changing market conditions. The deliverability and price of natural gas are subject to both governmental regulation and supply and demand forces. During the past several years, regional surpluses and shortages of natural gas have occurred, resulting in wide fluctuations in prices achieved. During 1999, the average monthly gas prices received by the Combining Entities ranged from $1.89 to $2.46 per mcf.

          The lengths of the contracts vary widely. Substantially all of Canaan's gas will be sold under contracts providing for market sensitive terms.



          Crude Oil. Oil produced from Canaan's properties will be sold at the prevailing field price to one or more of a number of unaffiliated purchasers in the area. Generally, purchase contracts for the sale of oil are cancelable on 30-days notice. The price paid by these purchasers is generally an established, or "posted," price that is offered to all producers. During 1999, the average monthly prices received by the Combining Entities ranged from $16.54 to $18.19 per barrel. During the last several years prices paid for crude oil have fluctuated substantially. Future oil prices are difficult to predict due to the impact of worldwide economic trends, coupled with supply and demand variables, and such non-economic factors as the impact of political considerations on OPEC pricing policies and the possibility of supply interruptions. Oil production comprised approximately 14% of Canaan's total pro forma oil and gas production calculated on an equivalent Mcf basis for 1999. Therefore, an increase or decrease in oil prices has a minimal effect on revenues when compared to the effect on the price of natural gas.

          Canaan's future financial condition and results of operations are dependent upon the prices it receives for its oil and gas production. Oil and gas prices historically have been volatile and likely will continue to be volatile in the future. This price volatility also affects Canaan's common stock price. Canaan cannot predict oil and gas prices and such prices may decline in the future. The following factors have an influence on oil and gas prices:

          . relatively minor changes in the supply of and demand for oil and gas;

          .    storage availability;

          .    weather conditions;

          .    market uncertainty;

          .    domestic and foreign governmental regulations;

          .    the availability and cost of alternative fuel sources;

          .    the domestic and foreign supply of oil and gas;

          .    the price of foreign oil and gas;

          . political conditions in oil and gas producing regions, including the Middle East; and

          .    overall economic conditions.

Competition

          The oil and natural gas industry is intensely competitive. Competition is particularly intense in the acquisition of prospective oil and natural gas properties and oil and gas reserves. Canaan's competitive position depends on our geological, geophysical and engineering expertise, our financial resources, our ability to develop properties and our ability to select, acquire and develop proved reserves. We compete with a substantial number of other companies having larger technical staffs and greater financial and operational resources. Many such companies not only engage in the acquisition, exploration, development and production of oil and natural gas reserves, but also carry on refining operations, generate electricity and market refined products. We also compete with major and independent oil and gas companies in the marketing and sale of oil and gas to transporters, distributors and end users. The oil and natural gas industry competes with other industries supplying energy and fuel to industrial, commercial and individual consumers. Canaan also competes with other oil and natural gas companies in attempting to secure drilling rigs and other equipment necessary for drilling and completion of wells. Such equipment may be in short supply from time to time. Finally, companies not previously investing in oil and natural gas may choose to acquire reserves to establish a firm supply or simply as an investment. Such companies also provide competition for Canaan.

          Canaan's business is affected not only by such competition, but also by general economic developments, governmental regulations and other facts that affect out ability to market our oil and natural gas production. Our financial position and resources may also adversely affect our competitive position. Lack of available funds or financing alternatives will prevent us from executing our operating strategy and from deriving the expected benefits therefrom.

Regulation

          Exploration and Production. The exploration, production and sale of oil and gas are subject to various types of local, state and federal laws and regulations. These laws and regulations govern a wide range of matters, including the drilling and spacing of wells, allowable rates of production, restoration of surface areas, plugging and abandonment of wells and requirements for the operation of wells. These regulations may adversely affect the rate at which wells produce oil and gas.

          Environmental Matters. The discharge of oil, gas or other pollutants into the air, soil or water may give rise to liabilities to the government and third parties and may require Canaan to incur costs to remedy discharges. Natural gas, oil or other pollutants, including salt water brine, may be discharged in many ways, including from a well or drilling equipment at a drill site, leakage from pipelines or other gathering and transportation facilities, leakage from storage tanks and sudden discharges from damage or explosion at natural gas facilities of oil and gas wells. Discharged hydrocarbons may migrate through soil to water supplies or adjoining property, giving rise to additional liabilities.

          A variety of federal and state laws and regulations govern the environmental aspects of natural gas and oil production, transportation and processing and may, in addition to other laws, impose liability in the event of discharges, whether or not accidental, failure to notify the proper authorities of a discharge, and other noncompliance with those laws. Compliance with such laws and regulations may increase the cost of oil and gas exploration, development and production, although Canaan does not currently anticipate that compliance will have a material adverse effect on capital expenditures or earnings of Canaan. Failure to comply with the requirements of the applicable laws and regulations could subject Canaan to substantial civil and/or criminal penalties and to the temporary or permanent curtailment or cessation of all or a portion of our operations.

          Canaan does not believe that its environmental risks will be materially different from those of comparable companies in the oil and gas industry. Canaan believes the present activities of the Combining Entities substantially comply, in all material respects, with existing environmental laws and regulations. Nevertheless, Canaan cannot assure you that environmental laws will not result in a curtailment of production or material increase in the cost of production, development or exploration or otherwise adversely affect Canaan's financial condition and results of operations. Although Canaan maintains liability insurance coverage for liabilities from pollution, environmental risks generally are not fully insurable.

          Marketing and Transportation. The interstate transportation and sale for resale of natural gas is regulated by the Federal Energy Regulatory Commission under the Natural Gas Act of 1938. The sale and transportation of natural gas also is subject to regulation by various state agencies. The Natural Gas Wellhead Decontrol Act of 1989 eliminated all gas price regulation effective January 1, 1993. In addition, FERC recently has proposed several rules and orders concerning transportation and marketing of natural gas. We cannot predict the impact of these rules and other regulatory developments on Canaan.

          In 1992, FERC finalized Order 636, and also has promulgated regulations pertaining to the restructuring of the interstate transportation of natural gas. Pipelines serving this function have since been required to "unbundle" the various components of their service offerings, which include gathering, transportation, storage, and balancing services. In their current capacity, pipeline companies must provide their customers with only the specific service desired, on a non- discriminatory basis. Although Canaan is not an interstate pipeline, Canaan believes the changes brought about by Order 636 have increased competition in the marketplace, resulting in greater market volatility.

          Various rules, regulations and orders, as well as statutory provisions may affect the price of natural gas production and the transportation and marketing of natural gas.

Operating Hazards and Uninsured Risks

          Canaan's operations involve operational risks and uncertainties associated with drilling for, and production and transportation of, oil and gas, all of which can affect operating results. Operations may be materially curtailed, delayed or canceled as a result of numerous factors, including:

          . the presence of unanticipated pressure or irregularities in formations;

          .       accidents;

          .       title problems;

          .       weather conditions;

          .       compliance with governmental requirements; and

          .       shortages or delays in the delivery of equipment.

          Also, Canaan's ability to market oil and gas production depends upon numerous factors, many of which are beyond its control, including:

          . capacity and availability of oil and gas systems and pipelines;

          . effect of federal and state production and transportation regulations; and

                  .  changes in supply and demand for oil and gas.

                  Canaan's operations are subject to the risks inherent in the oil and gas industry, including the risks of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental accidents, such as oil spills, gas leaks, salt water spills and leaks, ruptures or discharges of toxic gases. If any of these risks occur Canaan could experience substantial losses due to:

                  .  injury or loss of life;

                  . severe damage to or destruction of property, natural resources and equipment;

                  .  pollution or other environmental damage;

                  .  clean-up responsibilities;

                  .  regulatory investigation and penalties; and

                  .  other losses resulting in suspension of our operations.

                  In accordance with customary industry practice, Canaan maintains insurance against some, but not all, of the risks described above. The occurrence of an uninsured loss could have a material adverse effect on Canaan's financial condition or results of operations.

Employees

                  At March 31, 2000, on a pro forma basis Canaan had 23 full and part-time employees in its Oklahoma City headquarters and eight employees in various field offices. None of these employees is represented by a union and Canaan believes that it maintains good relations with its employees. After consummation of the combination transactions, Canaan expects to add nine additional office employees to manage its greater size.

Facilities

                  Canaan currently leases 5,867 square feet in downtown Oklahoma City for its corporate headquarters and expects to add additional space after consummation of the combination transactions.

Legal Proceedings

                  Canaan expects to be involved from time to time in various legal and administrative proceedings and threatened legal and administrative proceedings incidental to the ordinary course of its business. Neither Canaan nor any of the Combining Entities is now involved in any litigation, individually or in the aggregate, which could have a material adverse effect on Canaan's business, financial condition, results of operations, or cash flows.

Capitalization

                  The following table sets forth as of March 31, 2000 the pro forma capitalization of Canaan giving effect to the combination transactions assuming consummation of the combination transactions as of such date and no limited partners elect to receive cash or exercise dissenters rights. The table also reflects the pro forma capitalization assuming that limited partners elect to receive cash or exercise dissenters rights to the maximum $15.0 million limit.

                                                                                                March 31, 2000
                                                                                ------------------------------------------
                                                                                                          $15 Million in
                                                                                     No Cash                    Cash
                                                                                    to Limited               to Limited
                                                                                     Partners                 Partners
                                                                                     --------                 --------
          Long term debt, including current maturities
               Senior bank credit facility.........................             $       24,701,489      $       39,701,489
               Subordinated bank debt..............................                      6,876,583               6,876,583
                                                                                ------------------     -------------------
                   Total long term debt............................             $       31,578,072      $       46,578,072
                                                                                ------------------      ------------------
          Shareholders' Equity
               Preferred Stock, $.01 par
               value, 1,000,000 shares
               authorized, none
               outstanding.........................................             $                -      $                -
               Common Stock $.01 par
               value, 50,000,000 shares
               authorized, 5,000,000 and 3,106,938
               shares outstanding..................................             $           50,000      $           31,069
               Additional paid in capital..........................                     46,084,418              46,084,418
               Stock subscription receivables......................                         (8,213)                 (8,213)
               Accumulated deficit.................................                    (21,559,533)            (24,030,486)
                                                                                ------------------      ------------------
                   Total                                                                24,566,652              22,076,788
                                                                                ------------------      ------------------
          Total capitalization                                                  $       56,144,724     $        68,654,860
                                                                                ==================      ==================

Credit Facilities

                  As a result of the combination transactions, Canaan expects to succeed to the obligations of Indian on its senior bank debt under a secured credit facility provided by Bank One, Oklahoma, N.A., unless Canaan elects to seek similar financing from another commercial lender. The Bank One credit facility provides for a line of credit of up to $50 million, subject to a borrowing base which is based on a periodic valuation of oil and gas reserves (the "Borrowing Base"). The amount of credit available to Indian at any time under the credit facility is the lesser of the Borrowing Base or the amount of commitment. As of March 31, 2000, Indian's Borrowing Base was $20 million. Canaan expects that its borrowing base under the Bank One credit facility will be increased significantly upon consummation of the combination transactions based on its pro forma reserves to make available sufficient funds for its general corporate purposes. The credit facility has a maturity date of January 15, 2001, which Canaan expects to extend upon consummation of the combination transactions. Indian has, and Canaan expects to have, the option of either borrowing at the LIBOR rate plus a margin currently ranging from 2.5% to 2.75% depending on the amount of advances outstanding in relation to the Borrowing Base or at a base rate which will approximate the prime rate. Indian is obligated to make monthly principal payments in amounts determined by Bank One after taking into consideration the expected reductions in the borrowing base as a result of production. Indian's most recent determination of the Borrowing Base was as of January 15, 2000 and Indian is currently making monthly principal reductions in the amount of $215,000. Canaan expects that the monthly principal reduction amount will be reset at the completion of the combination transactions based on Canaan's Borrowing Base which will lead to a material reduction in the required principal payments.

                  The Bank One credit facility contains various affirmative and restrictive covenants. These covenants, among other things, limit additional indebtedness, sales of assets, mergers and consolidations, dividends and distributions and require the maintenance of various financial ratios. Borrowings under the Indian agreement with Bank One are secured by substantially all of Indian's oil and gas properties and Canaan expects that such security arrangements will remain in effect following consummation of the combination transactions with the addition of Coral Group properties to the security.


                  Funding for any cash payments to be made to Placing Brokers or to limited partners electing to receive cash or exercising dissenters rights will be provided under the Bank One credit facility. In addition, the partnerships collectively are indebted to Bank One in the amount of $7.327 million as of March 31, 2000 under separate individual partnership loans. Canaan expects to repay these obligations at the closing with advances under the Bank One credit facility.


                  Indian also has outstanding $6.376 million in debt to Mid-First Bank which matures on March 1, 2001. On July 1, 2000, Indian made an interim principal payment of $376,000 plus accrued interest. Thereafter, interest only is payable quarterly commencing September 30, 2000 until maturity. The Mid-First debt is subordinate and junior to the Bank One debt. The Mid-First debt bears interest at the rate of the prime rate as published in The Wall Street Journal which was 8.25% at March 31, 2000 and is
             -----------------------
secured by the personal guarantees of Indian shareholders, the security for which is limited to the guarantor's stock and other securities of an affiliated company, and a corporate guaranty from this same affiliated company that is secured by a pledge of investment accounts. The personal guarantees and pledges are required to be released as a part of the combination transactions. Canaan expects that it will borrow under the Bank One facility to repay Mid-First upon consummation of the combination transactions or will negotiate a further extension of payment of the Mid-First debt.

                  Pro forma total long term debt outstanding as of March 31, 2000 will be $31.578 million, assuming no limited partners elect to exercise dissenters' rights and Canaan's pro forma long term debt as a percentage of its total pro forma capitalization will be 56%. Canaan believes that the borrowing capacity that will be available under the Bank One credit facility, combined with the company's internal cash flows, will be adequate to finance the initial capital expenditure programs of Canaan. Repayment of the Bank One credit facility will be made from cash flow from operations.

Financing Plans

                  Canaan intends to finance its growth through various methods, including bank debt and public and private offerings of equity and debt securities. Canaan believes that a public offering of its common stock would be desirable in order to improve the trading market for its common stock and to raise additional capital for specified purposes. Canaan expects to complete a public offering of its common stock after closing of a combination transaction when Canaan determines market conditions are desirable for such purpose and an appropriate use of proceeds can be determined.

Quantitative and Qualitative Disclosures about Market Risk

                  The following information provides quantitative and qualitative information about Canaan's potential exposure to market risks. The term "market risk" refers to the risk of loss arising from adverse changes in oil and gas prices and interest rates. The disclosures are not meant to be precise indicators of expected future losses, but rather indicators of reasonably possible losses. All of the historical market risk sensitive instruments entered into by Indian and the partnerships were for purposes other than trading.

                  Commodity Price Risk. Canaan's major market risk exposure will be in the pricing applicable to its oil and gas production. Realized pricing will be primarily driven by the prevailing worldwide price for crude oil and spot market prices applicable to its U.S. natural gas production. Pricing for oil and gas production has been volatile and unpredictable for several years.

                  Indian and the partnerships have entered into, and Canaan expects to periodically enter into, financial hedging activities with respect to a portion of projected oil and gas production through financial price swaps whereby they receive a fixed price for production and pay a variable market price to the contract counterparty. These financial hedging activities are intended to reduce exposure to oil and gas price fluctuations. Realized gains or losses from the settlement of these financial hedging instruments are recognized in oil and gas sales when the associated production occurs. The gains and losses realized as a result of these hedging activities are substantially offset in the cash market when the hedged commodity is delivered.

                  During 1999, the partnerships and Indian entered into financial oil and gas price hedging instruments which represented approximately 3,001,950 MMBtu of gas production during the period from April 1, 1999 to December 31, 1999 at the rate of 333,550 MMBtu per month at a weighted average price of $2.01 per MMBtu. The hedged gas volumes represented approximately 33% of pro forma combined total production for the year ending December 31, 1999.

                  At March 31, 2000, the Coral Group and Indian had financial hedging arrangements as follows:


                                                                                               Weighted
                                                                           Monthly             Average            Fair Value at
      Party               Commodity                 Period                 Volumes              Price             March 31, 2000
-----------------     -----------------     -----------------------     --------------     ----------------     ------------------
                                               October 1, 1999 -            50,000
Indian                       Gas                March 31, 2000              MMBtu             $    1.86              $   (86,500)

                                               October 1, 1999 -           250,000
Indian                       Gas              September 30, 2000            MMBtu             $    2.19              $  (977,424)

                                               October 1, 1999 -           100,650
Coral Group                  Gas              September 30, 2000            MMBtu             $    2.60              $  (147,253)

Indian and                                     January 1, 2000 -            12,000
Coral Group                  Oil               December 31, 2000             Bbls             $   22.00              $  (370,332)

                  These arrangements hedged approximately 35% of Canaan's pro forma combined estimated production on an Mcfe basis for the balance of calendar year 2000 based on the Netherland Sewell reserve reports.

                  Interest Rate Risk. On a pro forma combined basis, Canaan had long-term debt outstanding of $31.578 million as of March 31, 2000. All of the debt outstanding at March 31, 2000 bears interest at floating rates which averaged 8.52% as of March 31, 2000. A 10% increase in short-term interest rates on the floating-rate debt outstanding at March 31, 2000 would equal approximately 85 basis points. Such an increase in interest rates would have increased Canaan's interest expense on a pro forma basis for 1999 and the first three months of 2000 by approximately $261,000 and $69,000, respectively.

                  The above sensitivity analysis for interest rate risk excludes accounts receivable, accounts payable and accrued liabilities because of the short-term maturity of such instruments.


                                  MANAGEMENT

Officers and Directors

     The executive officers and directors of Canaan following completion of the combination transactions will be as follows:

                                                                                            Term as
                                                                                           Director
Name                         Age    Position                                                Expires
----                         ---    --------                                                -------
Leo E. Woodard                51    Chairman and Chief Executive Officer                      2003

John K. Penton                43    President and Director                                    2002

Michael S. Mewbourn           45    Senior Vice President, Chief Financial Officer            2001
                                    and Director

Thomas H. Henson              53    Senior Vice President-Investor Relations and              2001
                                    Director

Anthony Lasuzzo/1/            49    Senior Vice President and Chief Operating                  N/A
                                    Officer

Michael P. Cross              48    Director                                                  2001

Mischa Gorkuscha              53    Director                                                  2002

Randy Harp                    44    Director                                                  2003

_____________________
/1/ Canaan and Mr. Lasuzzo have not yet reached final agreement on his employment.

                  The board of directors of Canaan will initially consist of 7 members and is divided into three classes, with the terms of office expiring as described above.

                  The executive officers of Canaan are elected by the board of directors and serve at its discretion.

           The following is a brief description of the business background of each of the executive officers and directors of Canaan.

     Leo E. Woodard

           Mr. Woodard graduated from the University of Oklahoma in May, 1972 with a Bachelor of Science degree in Chemical Engineering. From 1972 to 1977 he was employed in a variety of engineering positions with Exxon Co., U.S.A. From 1977 to 1979, Mr. Woodard was a petroleum engineer with J. M. Huber Corporation in Oklahoma City. From 1979 to 1982, he served as Chief Engineer for Post Petroleum Co., Inc. until he co-founded Wood/Gate Engineering, Inc. in Oklahoma City where he served as President. In 1987, he formed Canaan with John K. Penton and served as its President until 1999 when he became Chairman and Chief Executive Officer. He serves as Chairman of the Board of Canaan, as President of the Coral Companies and as an additional general partner of each partnership. He also has served as President of Indian since the February 1999 acquisition agreement between Canaan and Indian.

     John K. Penton

           Mr. Penton received a Bachelor of Science degree in Economics from Oklahoma City University in 1978 and a Masters of Business Administration degree from Central State University in 1980. Mr. Penton was employed as a petroleum landman by Hunt Energy Corporation in its Oklahoma City office from 1980 through 1984. From 1984 until 1987, Mr. Penton owned and managed an independent exploration company based in Oklahoma City called Newport Resources, Inc. In 1987, he co-founded Canaan with Leo Woodard and served as its Vice-President until 1999 when he became President. He serves as a director of Canaan, as Vice-President of the General Partners and as an additional general partner of each partnership. He also has served as Executive Vice President of Indian since the February 1999 acquisition agreement between Canaan and Indian.

     Michael S. Mewbourn

           Mr. Mewbourn is a graduate of the University of Oklahoma, and received Bachelor of Business Administration degrees in Marketing and Accounting in 1977 and 1980, respectively. He has served as Canaan's Vice President -- Finance and Chief Financial Officer since June 1993, and was named Senior Vice President and Chief Financial Officer in 1999. From 1989 to 1993, Mr. Mewbourn worked in private practice as a Certified Public Accountant, which included accounting and tax work performed for Canaan as well as the partnerships. From 1983 to 1989, he was with Devon Energy Corporation, Oklahoma City, Oklahoma, where he served as Manager of Financial Accounting. From 1983 to 1985, Mr. Mewbourn was Controller and Treasurer of Sabre Oil and Gas Co., Oklahoma City, Oklahoma, and from 1980 through 1983 was employed by Arthur Young & Company, Oklahoma City, Oklahoma, with various duties including senior auditor. Mr. Mewbourn is a Certified Public Accountant and a member of the Oklahoma Society of Certified Public Accountants.

     Thomas H. Henson

           Mr. Henson received a Bachelor of Arts degree in Economics from the University of Michigan and a Master of Business Administration degree from Michigan State University. Since June of 1989, he has served as the owner and President of Canaan Securities. Mr. Henson will become Senior Vice President - Investor Relations and a director of Canaan upon completion of the combination transactions.

     Anthony Lasuzzo

           Mr. Lasuzzo, has served as a consultant to Indian since April 1, 1999. He previously served as a Director and Executive Vice President of Indian from March 1997 to April 1, 1999. Mr. Lasuzzo has been in the oil and gas business since 1974. He graduated with Bachelor of Science. and Master of Science degrees in Geology from Northeast Louisiana University in 1972 and 1974, respectively. Mr. Lasuzzo was employed by several major and independent oil and gas companies and was an independent geologist prior to joining Indian in March, 1997.

     Michael P. Cross

           Mr. Cross will become a director of Canaan upon completion of the combination transactions. He has served as President and Manager of Twister Gas Services, L.L.C., an oil and gas exploration, production and marketing company based in Oklahoma City, Oklahoma, since its inception in 1996, and he joined Twister Transmission Company, a predecessor of the gas marketing division of Twister Gas Services, L.L.C. in 1988. Mr. Cross has more than 10 years of experience in the gas marketing industry. He currently serves as Treasurer and Member of the Executive Committee of the Oklahoma Independent Petroleum Association and is a Member of the National Gas Association of Oklahoma. Mr. Cross received a Bachelor of Science degree in Business Administration from Oklahoma State University in 1973.

     Mischa Gorkuscha

           Mr. Gorkuscha will become a director of Canaan upon completion of the combination transactions. Since 1998, Mr. Gorkuscha has been self-employed. From 1990 until 1998, he served as Chief Financial Officer of Liberty Bancorp, Inc., a publicly-traded bank holding company headquartered in Oklahoma City, Oklahoma, which was acquired in 1998 by Bank One, N.A. Mr. Gorkuscha received a Bachelor of Science degree in Mathematics from the University of Oklahoma in 1968, and a Master of Business Administration from Harvard Business School in 1974. He is a director of several not-for-profit charitable institutions.

     Randy Harp

           Mr. Harp will become a director of Canaan upon completion of the combination transactions. For more than the past five years, Mr. Harp has served as an officer and director of Pre-Paid Legal Services, Inc., a publicly-traded pre-paid legal insurance company headquartered in Ada, Oklahoma. From 1990 until May 2000, he served as Chief Financial Officer and since 1996 he has served as Chief Operating Officer of Pre-Paid Legal Services, Inc. From 1982 until 1988, Mr. Harp was employed by RATEX Resources, Inc., a then publicly-traded oil and gas exploration company located in Oklahoma City, Oklahoma, serving as its President, Treasurer, Chief Financial Officer and a director. From 1978 until 1981, he was employed by KPMG LLP, Oklahoma City, Oklahoma, with various duties including senior auditor. Mr. Harp received a Bachelor of Science degree in Accounting in 1978 from East Central University, Ada, Oklahoma. Mr. Harp is a Certified Public Accountant.

Committees

           The board of directors of Canaan will establish an Audit Committee consisting of Mssrs. Cross, Gorkuscha and Harp. The Audit Committee's functions will include recommending to the board of directors the engagement of Canaan's independent public accountants, reviewing with such accountants the results and scope of their auditing engagement and various other matters.

Compensation of Directors

           Each director who is not an employee of Canaan or any affiliate of Canaan will be reimbursed for expenses in connection with attendance at such meetings. Canaan's Certificate of Incorporation provides for the mandatory indemnification of directors and officers of Canaan and limits the liability of directors of Canaan to Canaan or its shareholders for breaches of the directors' fiduciary duty to the fullest extent permitted by Oklahoma law. In addition, Canaan will enter into indemnification agreements with each non-employee director of Canaan.

Executive Compensation

           The following table sets forth information with respect to compensation received by the chief executive officer of Canaan and the other executive officers of Canaan. Such individuals are hereinafter referred to as the "named executive officers".

                          Summary Compensation Table

                                                                 Annual Compensation
                                                -----------------------------------------------------
                                                                                     Other Annual          All Other
Name and Principal Position             Year         Salary         Bonus/(1)/     Compensation/(2)/    Compensation/(3)/
---------------------------             ----         ------         -----          ------------         ------------
Leo E. Woodard                          1999        $150,000         $100,000          $29,481              $24,000
   Chairman and Chief Executive         1998         150,000          125,000           32,315               24,000
   Officer                              1997         150,000          260,000           34,829               24,000

John Penton                             1999         150,000          100,000           29,481               24,000
   President                            1998         150,000          125,000           32,315               24,000
                                        1997         150,000          260,000           34,829               24,000

Michael S. Mewbourn                     1999         100,800            6,017            ----                26,963
   Senior Vice-President and            1998          98,400            6,017            ----                26,603
   Chief Financial Officer              1997          96,000           20,000            ----                17,400

____________________________

(1) Bonuses were determined based on the amount of available year end cash reserves and relative responsibilities of the three named individuals who also serves as the directors of Canaan. Messrs. Woodard and Penton received equal amounts because their responsibilities are considered equal. Mr. Mewbourn's amount was based primarily on an agreement described under "Certain Transactions" on page 153.

(2) Includes cash distributions to Mr. Woodard and Mr. Penton as Additional General Partners of the partnerships.

(3) Includes amounts contributed by Canaan for the account of the named executive officers under Canaan's tax qualified profit sharing plan for the benefit of all employees and for Mr. Mewbourn, in 1998 and 1999, $10,939 in each year of debt forgiveness in connection with indebtedness incurred to purchase stock of Canaan.

                  Upon completion of the combination transactions, the annual base salary of Canaan's chief executive officer and each of its four other most highly compensated executive officers will be as follows, which, in the case of Mr. Lasuzzo is subject to anaan's reaching final agreement with him on the terms of his employment:

          Name                                                    Salary
          Leo E. Woodard ....................................   $  300,000
          John Penton .......................................      300,000
          Michael S. Mewbourn ...............................      120,000
          Anthony Lasuzzo....................................      150,000
          Thomas H. Henson ..................................      120,000

Change in Control Agreements

           Canaan has entered into agreements with Messrs. Woodard, Penton, Mewbourn and Henson providing for the payment of severance benefits upon involuntary termination of such persons, other than for cause, within two years after a Change in Control (as defined in these agreements) of Canaan, including constructive termination as a result of changes in duties or reduction of compensation. Canaan expects to enter into similar agreements with other officers including Mr. Lasuzzo, if he is employed. The agreements are intended to promote the retention of these officers by providing them with an extra measure of financial security in the event of a Change of Control of Canaan. In the event of involuntary termination within two years after a Change in Control, the agreements provide that the officers will receive a lump sum severance payment equal to three times the officers' annual compensation defined as annual salary immediately prior to the Change in Control plus the highest annual bonus received by the officer in the three years immediately preceding the Change in Control or any lesser period the officer has been employed by Canaan. No amounts are payable by Canaan under these agreements unless a Change in Control occurs and the Change in Control is followed within two years by the involuntary termination of the officer. The amounts payable under the agreement are subject to a limitation that the amounts paid may in no event be greater than the amount that would be deductible by Canaan under applicable Internal Revenue Code (golden parachute) payment limitations, after taking into consideration all payments to the officer covered by such limitation, which would include payments deemed to have been received due to any acceleration of vesting of stock options or other benefits.

Compensation Decisions

           Canaan does not currently have a compensation committee. Messrs. Woodard and Penton participated in the decision making process with respect to each of their compensation and the compensation of Mr. Mewbourn.

Stock Option Plan

           In January, 2000, the board of directors and Canaan's shareholders adopted Canaan's 2000 Stock Option Plan (the "Option Plan"). Under the Option Plan, Canaan may grant both incentive stock options intended to qualify under
Section 422 of the Internal Revenue Code and options which are not qualified as incentive stock options.

           The maximum number of shares of Common Stock issuable under the Option Plan is 500,000, subject to appropriate equitable adjustment in the event of a reorganization, stock split, stock dividend, reclassification or other change affecting Canaan's Common Stock. All executive officers of Canaan and other key employees who hold positions of significant responsibility are eligible to receive awards under the Option Plan. The exercise price of options granted under the Plan is not less than 100% of the fair market value of the shares on the date of grant. Options granted under the Plan become exercisable at such time as the board may determine in connection with the grant of each option. In addition, the board may at any time accelerate the date that any option granted becomes exercisable. Limitations exist on the duration, exercise price and number of shares that may be subject to or exercised in connection with incentive stock options. The exercise price of options may be paid in cash, in shares of Common Stock (valued at fair market value at the date of exercise), by surrender of a portion of the option, or by a combination of such means of payment, as may be determined by the board of directors.

           In the event of any reorganization, merger, consolidation or sale of substantially all of the assets of Canaan while options remain outstanding under the Option Plan, the Option Plan provides for substitute options with an appropriate number of shares or other securities of the reorganized, merged, consolidated or acquiring corporation which were distributed to the shareholders of Canaan. Unless the board of directors expressly provides otherwise, in the event of a Change in Control (as defined in the Option Plan) of Canaan, all outstanding options will become immediately and fully exercisable and optionees will be entitled to surrender, within 60 days following the Change in Control, unexercised options or portions of options in return for cash payment equal to the difference between the aggregate exercise price of the surrendered options and the fair market value of the shares of Common Stock underlying the surrendered options.

           The board of directors may amend or terminate the Option Plan at any time, except that no amendment will become effective without the approval of the shareholders except to the extent such approval may be required by applicable law or by the rules of any securities exchange upon which the Canaan shares are admitted to listed trading. The Option Plan will terminate in 2010, except with respect to awards then outstanding.

           Prior to the offering, no options have been granted by Canaan pursuant to the Option Plan. Upon completion of the Offering, Canaan expects to grant to executive officers and eligible participants under the Option Plan incentive and nonqualified stock options in amounts which will be determined at a later date.

Profit Sharing Plan

           Canaan has historically maintained a tax qualified profit sharing plan pursuant to which Canaan makes annual discretionary contributions for the benefit of all eligible employees based on a percentage of covered compensation. In 1997, 1998 and 1999, Canaan accrued discretionary contributions to the plan in the aggregate amount of $132,000, $124,000 and $132,000 respectively, including $65,400, $63,663 and $64,033 respectively, for the account of Canaan's named executive officers.

Certain Transactions

           In 1998 Michael S. Mewbourn, Senior Vice President and Chief Financial Officer of Canaan, purchased 5% of the stock of Canaan and the General Partners for an aggregate purchase price of $32,819 payable on or before November 30, 2001 with interest at the Federal Reserve discount rate. Canaan and the General Partners agreed to forgive such indebtedness over a three year period and to pay an annual bonus equal to 40% of the amount of debt forgiveness, subject to Mr. Mewbourn continuing his employment. In 1999, $10,939 of the indebtedness was forgiven by Canaan and the General Partners and Mr. Mewbourn received a bonus of $6,017 of which $ 4,376 related to this arrangement. At December 31, 1999, the amount of the remaining indebtedness to Canaan and the General Partners was a total of $10,939.

           Canaan Securities, of which Thomas H. Henson is sole owner and President, receives fees from the partnerships for services in connection with providing reports and distribution information to limited partners. Canaan Securities also receives fees from the general partner of each partnership for services in connection with the sale of partnership interests in the partnerships. In 1999, Canaan received $89,810 in fees from the partnerships and $185,586 in fees from the General Partners.

           Twister Gas Services L.L.C., of which Michael P. Cross is President and a principal owner, has purchased natural gas from certain Coral partnerships in the ordinary course of Twister's gas marketing business for more than the past five years. In 1999, the aggregate sales of natural gas by the Coral partnerships to Twister was $1,529,930. This represented 14.2% of the total 1999 sales by the Coral partnerships, and less than 2% of Twister's total 1999 purchases.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

           The following table sets forth information regarding the beneficial ownership of Canaan's Common Stock as of July 25, 2000 and the pro forma ownership after completion of the combination transactions based on the estimated Exchange Values and assuming no limited partners elect to receive cash or exercise dissenters rights by (i) each director, (ii) each of the named executive officers, (iii) all executive officers and directors of Canaan as a group, and (iv) all those known by Canaan to be beneficial owners of more than five percent of Canaan's Common Stock.

                                                                                                     Pro Forma
                                                                  Current                            Estimated
                                                         Beneficial Ownership (1)             Beneficial Ownership (1)
                                                    -------------------------------------------------------------------
                                                      Number of            Percentage        Number of       Percentage
Beneficial Owner                                        Shares              of Total          Shares          of Total
----------------                                      ---------            ----------        ---------       ---------
Leo E. Woodard.......................................    300                  47.5%            495,447          9.91%
John Penton..........................................    300                  47.5%            495,447          9.91%
Michael S. Mewbourn..................................     32                   5.0%             51,382          1.03%
Thomas H. Henson.....................................     --                    --             119,950          2.40%
Anthony Lasuzzo......................................     --                    --             111,637          2.23%
Michael P. Cross.....................................     --                    --                  --            --
Mischa Gorkuscha.....................................     --                    --                  --            --
Randy Harp...........................................     --                    --                  --            --
                                                       -----                 -----           ---------         -----
All executive officers and directors as a group (8
persons).............................................    632                 100.0%          1,273,863         25.48%
                                                       =====                 =====           =========         =====

--------------------------

(1) Based on estimated Exchange Values and assuming no limited partners elect to receive cash.


                      COMPARISON OF SECURITYHOLDER RIGHTS

Introduction

                  The following comparative information is a summary of the material differences associated with rights of a limited partner in the partnerships versus a shareholder in Canaan, and the effect such differences likely will have on shareholders. The rights and duties of the limited partners in the partnerships summarized below are the same for each of the partnerships, except as otherwise noted. Capitalized terms used in this section shall have the meaning ascribed to them in this document or in the partnership agreements.

---------------------------------------------------------------------------------------------------------
               PARTNERSHIPS                                                   CANAAN
---------------------------------------------------------------------------------------------------------
                                         Federal Income Taxation
---------------------------------------------------------------------------------------------------------
None of the partnerships is subject to federal or       Canaan is subject to federal income tax on its
state income taxes.  Each partner is allocated          income after allowable deductions and
his pro rata share of the partnership's taxable         credits.  Shareholders will not be taxed on
income.                                                 Canaan's income, but generally will be
                                                        subject to federal and state income taxes on
                                                        any dividends received from Canaan.
---------------------------------------------------------------------------------------------------------
Each of the partnerships is a pass-through entity for tax purposes, in which income is not taxed at the entity level but instead is allocated, along with losses, directly to the partners.  The partners are taxed on income allocated to them, whether or not actual cash distributions are made to the partners.  On the other hand, to the extent that Canaan has any net income, such income will be taxed at the corporate level at the standard corporate tax rates.
---------------------------------------------------------------------------------------------------------
                                   Management and Compensation
---------------------------------------------------------------------------------------------------------

Coral and Coral Corp. each serve as the                 The shareholders of Canaan elect directors of
General Partner of the partnerships.  The               Canaan.  The board of directors appoints
General Partner makes all decisions regarding           officers to serve at the discretion of the board
the business and operations of the partnerships,        of directors.  Executive officer salaries and
including production, development and other             incentive compensation are determined by
activities, and any sale of properties and the          the board of directors and/or the Chief
acquisition of additional properties subject to         Executive Officer of Canaan.
limitations.  The General Partner received an
organization and acquisition fee in connection
with the organization of the partnerships equal
to 6% of the total capital contributions.  The
General Partner also receives compensation as
a result of the cost and revenue sharing
structure of the partnerships which allocates a
greater portion of revenues to it than its
proportionate capital investments.
Furthermore, the partnerships reimburse the
General Partners for their general and
administrative expenses.
---------------------------------------------------------------------------------------------------------

Shareholders have greater control over management of Canaan than the limited partners have over the management of the partnerships because the members of the board of directors of
Canaan are elected on an annual basis by the shareholders of Canaan.  However, in both cases, limited partners and shareholders must rely upon management for the prudent administration of their investments.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
               PARTNERSHIPS                                                   CANAAN
---------------------------------------------------------------------------------------------------------
                                            Operating Strategy
---------------------------------------------------------------------------------------------------------

The partnerships were each formed to invest in          Canaan will be primarily engaged in the
producing oil and gas properties and to engage          acquisition, development and production of
in limited drilling activities associated with          oil and gas properties.  Canaan's business
such properties.  Each of the partnership               strategy is to seek new reserves in areas of
agreements restricts the amount of money that           low geologic risk and to exploit
could be borrowed to finance additional                 underdeveloped existing oil and gas fields.
activities.                                             Canaan will not be subject to any restrictions
                                                        on the methods of financing its activities.
---------------------------------------------------------------------------------------------------------
The basic operating strategy of Canaan will be substantially similar to the operating strategies of the partnerships.  However, Canaan's oil and natural gas interests will be substantially larger and more diversified than any of the individual partnerships or all of the partnerships taken together.  Furthermore, unlike the partnerships, Canaan has substantial flexibility to raise equity, through the sale of common stock or preferred stock, to finance its operations.
---------------------------------------------------------------------------------------------------------
                                         Fiduciary Duties
---------------------------------------------------------------------------------------------------------

The General Partner's fiduciary duties to the           The fiduciary duties owed by the directors of
limited partners include legal responsibilities         Canaan to its shareholders under the
of loyalty, care and good faith.                        Oklahoma General Corporation Act  include
                                                        duties of loyalty, care and good faith.
---------------------------------------------------------------------------------------------------------

The fiduciary duty owed to shareholders of Canaan is substantially the same as the fiduciary duty owed to the limited partners in the partnerships. Therefore, the combination transactions generally will not involve any reduction in the standard of care owed to investors or any reduction in the remedies available for any breach of those duties.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
               PARTNERSHIPS                                                   CANAAN
---------------------------------------------------------------------------------------------------------
                                           Voting Rights
---------------------------------------------------------------------------------------------------------
Limited partners in the partnerships are entitled       Shareholders of Canaan are entitled to one
to vote on matters submitted to them for a vote,        vote per share on all matters submitted to
including any sale of all or substantially all of       them for a vote, including the election and
the assets, the borrowing of funds in excess of         removal of directors, amendments to the
specific limits and removal of the General              certificate of incorporation, mergers and
Partner.  Each of these matters requires the            share exchanges, dissolution and the sale of
consent of a majority in interest of the limited        all or substantially all of Canaan's assets.
partners, except removal of a General Partner,          These matters require the approval of the
either with or without cause, which requires a          holders of a majority of the outstanding
vote of 75% in interest of the limited partners.        common stock, and removal of directors may
                                                        only be for cause.  Furthermore, Canaan has
                                                        adopted several anti-takeover provisions
                                                        which could have the effect of delaying or
                                                        impeding an unfriendly takeover of Canaan.
                                                        Please see "Description of Capital Stock."
---------------------------------------------------------------------------------------------------------
With the exception of the right to participate in annual elections of directors, the voting rights of shareholders of Canaan will be substantially the same as the voting rights of limited partners in the partnerships; however, because the former limited partners will own a smaller percentage interest in Canaan than they did of their respective partnerships, the former limited partners will experience a corresponding decrease in their relative voting power once they become shareholders of Canaan.
---------------------------------------------------------------------------------------------------------
                                        Special Meetings
---------------------------------------------------------------------------------------------------------

Meetings of the limited partners may be called          Special meetings of Canaan's shareholders
upon written request of a majority in interest of       may be called by the President, the Chairman
the limited partners.                                   of the board of directors, or the board of
                                                        directors.  Special meetings may not be
                                                        called by shareholders.  Actions requiring a
                                                        vote may be taken without a meeting only
                                                        upon written consent of all the shareholders.
---------------------------------------------------------------------------------------------------------
The ability of the shareholders of Canaan to call a special meeting of the shareholders will be more difficult than the ability of the limited partners to call a meeting of the limited partners.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
               PARTNERSHIPS                                                   CANAAN
---------------------------------------------------------------------------------------------------------
                                  Amendment to Organizational Documents
---------------------------------------------------------------------------------------------------------

Each of the partnership agreements may be              The certificate of incorporation of Canaan,
modified or amended at any time by a writing           subject to limitations, may be amended by
signed by all the general partners and a               affirmative vote of the holders of at least a
majority in interest of the limited partners of        majority of the shares of Canaan common
each partnership.  No modification or                  stock outstanding.  The Eleventh Article of
amendment of the partnership agreements,               the certificate, relating to the number and
however, may change the interest of any                term of the board of directors, provides that
partner in the capital, profit or cash                 an affirmative vote of the holders of at least
distributions of the partnership or his, her or its    sixty-six and two third percent (66 2/3%) of
right of contribution or withdrawal with respect       the outstanding Canaan shares then entitled
thereto, or amend the term of the partnership,         to be voted in an election of directors is
the provisions of the partnership agreement            required to alter, amend or repeal, or to adopt
relating to dissolution of the partnership or the      any provision inconsistent with, Article
provisions of the partnership agreement                Eleventh.  The bylaws of Canaan may be
relating to its amendment, without the express         amended or repealed by the board of
written consent of each partner materially             directors at any meeting or by the
affected thereby.                                      shareholders at any meeting, except that the
                                                        amendment or repeal of bylaws relating to
                                                        written consents, the number and term of the
                                                        board of directors or the removal of members
                                                        of the board of directors or the
                                                        entire board of directors, is prohibited unless
                                                        the certificate of incorporation is amended to
                                                        permit the amendment or repeal of such
                                                        sections of the bylaws.
---------------------------------------------------------------------------------------------------------

With the exception of the ability to amend the certificate of incorporation of Canaan relating to the number and term of the board of directors, the ability of the shareholders of Canaan to amend the organizational documents of Canaan will be substantially similar to the ability of the limited partners to amend the organizational documents relating to the partnerships.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
               PARTNERSHIPS                                                   CANAAN
---------------------------------------------------------------------------------------------------------
                                        Anti-Takeover Provisions
---------------------------------------------------------------------------------------------------------

There are no anti-takeover provisions in the            The certificate and bylaws of Canaan, and the
partnership agreements under Oklahoma                   Oklahoma General Corporation Act include a
partnership law.                                        number of provisions which may have the
                                                        effect of encouraging persons considering
                                                        unsolicited tender offers or other unilateral
                                                        takeover proposals to negotiate with the
                                                        Canaan board of directors rather than pursue
                                                        non-negotiated takeover attempts.  These
                                                        provisions include a classified board of
                                                        directors, advance notice requirements for
                                                        shareholder proposals and director
                                                        nominations, restrictions on certain business
                                                        combinations and stock repurchases,
                                                        prohibition against actions approved by
                                                        written consent without the approval of all
                                                        the shareholders, and the adoption of the
                                                        Oklahoma Control Share Provisions.
---------------------------------------------------------------------------------------------------------

The shareholders of Canaan are subject to various anti-takeover provisions in the certificate of incorporation and bylaws of Canaan which the limited partners did not face in the partnership.
These anti-takeover provisions could work to delay or frustrate the assumption of control of
Canaan by a holder of a large block of common stock or the removal of incumbent members of the board of directors of Canaan, even if such actions would be beneficial to the shareholders of Canaan.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
               PARTNERSHIPS                                                   CANAAN
---------------------------------------------------------------------------------------------------------
                                    Distributions and Dividends
---------------------------------------------------------------------------------------------------------

Under the terms of the 1990, 1991, 1992, 1993,         Although holders of common stock are
1995 and 1996 partnership agreements,                  entitled to receive any dividends declared by
revenues (other than net proceeds from the sale        Canaan's board of directors out of legally
or other disposition of all or part of an oil and      available funds, no dividends are expected to
gas property) available for distribution after the     be paid on the common stock for the
payment of partnership expenses and the                foreseeable future.  Under Oklahoma law,
establishment of any necessary reserves                dividends may be paid out of Canaan's
("Distributable Cash") will be distributed 90%         surplus or out of its net profits for the fiscal
to the limited partners, and 10% to the General        year in which the dividend is declared and/or
Partners (9% to the General Partner and .5% to         the preceding fiscal year.
each of the Additional General Partners) until
such time as Payout is achieved.  "Payout" is
defined as the time at which the amount of
Distributable Cash and any proceeds from the
sale of partnership property distributed to a
limited partner, equals the capital contributions
of such limited partner.  Distributable Cash
after Payout will be distributed 75% to the
limited partners, and 25% to the General
Partners (24% to the General Partner and .5%
to each of the Additional General Partners).
Net proceeds from nonliquidating sales and
other dispositions of all or a portion of an oil
and gas property shall be distributed, to the
extent available after paying creditors and
setting up reserves, in the following manner: (i)
first, to the partners in proportion to and to the
extent of their respective share of the tax basis
of the property; (ii) to the extent next, until
Payout is achieved, 90% to the limited partners
and 10% to the General Partners
(9% to the General Partner and .5% to each of
the Additional General Partners); and (iii)
thereafter, 75% to the limited partners and 25%
to the General Partners (24% to the
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             PARTNERSHIPS                                      CANAAN
--------------------------------------------------------------------------------
General Partner and .5% to each of the
Additional General Partners). Liquidating distributions will be made, pro rata, in accordance with the positive capital account balances of the partners.

Under the terms of the 1993-I and 1996-I partnership agreements, revenues (other than net proceeds from the sale or other disposition of all or part of an oil and gas property) available for distribution after the payment of partnership expenses and the establishment of any necessary reserves ("Distributable Cash") will be distributed 87.5% to the limited partners, and 12.5% to the General Partners
(12% to the General Partner and .25% to each of the Additional General Partners).

Net proceeds from nonliquidating sales and
other dispositions of all or a portion of any oil
and gas property shall be distributed, to the
extent available after paying creditors and
setting up reserves, in the following manner: (i)
first, to the partners in proportion to and to the
extent of their respective share of the basis of
the property; and, (ii) thereafter 87.5% to the
limited partners, and 12.5% to the General
Partners (12% to the General Partner and .25%
to each of the Additional General Partners).
--------------------------------------------------------------------------------

Both the partnership interests of the partnerships and the common stock of Canaan represent equity interests entitling the holders to participate in the growth of the partnership and Canaan, respectively. Distributions and dividends payable with respect to the partnership interests and the common stock of Canaan depend upon the performance of the partnerships and the company, respectively. However, Canaan's board of directors does not anticipate paying any dividends on the common stock for the foreseeable future.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
             PARTNERSHIPS                                             CANAAN
------------------------------------------------------------------------------------------------------
                                          Liquidation Rights
------------------------------------------------------------------------------------------------------
In the event of liquidation, the partners are           In the event of liquidation, holders of
entitled to a distribution in proportion to their       common stock would be entitled to share
positive capital account balances after the             ratably in any assets of Canaan remaining
creditors, including partners who are creditors         after satisfaction of obligations to its
(to the extent permitted by law), have been             creditors and liquidation preferences on any
paid.  If the liabilities of the partnership exceed     series of preferred stock of Canaan then
the assets upon liquidation, or otherwise if any        outstanding.
General Partner then has a negative balance in
its capital account, the General Partner must
contribute funds to the partnership in the ratio
of their negative capital accounts until the
negative capital accounts are eliminated.
------------------------------------------------------------------------------------------------------
The liquidation rights of shareholders of Canaan will be substantially the same as the liquidation rights of limited partners in the partnerships.
------------------------------------------------------------------------------------------------------
                                           Limited Liability
------------------------------------------------------------------------------------------------------
Under the terms of the partnership agreements,          Canaan's shareholders will not be subject to
limited partners are not subject to additional          assessments or to personal liability for
assessments.  The liability of the limited              obligations of Canaan.
partners generally is limited to their capital
contributions and, in certain circumstances, the
amount of any capital distributed or returned to
them.
------------------------------------------------------------------------------------------------------
The limitation on personal liability of shareholders of Canaan will be substantially the same as the limitation on personal liability of limited partners in the partnerships.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
             PARTNERSHIPS                                          CANAAN
---------------------------------------------------------------------------------------------------------
                                         Continuity of Existence
---------------------------------------------------------------------------------------------------------
The partnership agreements provide for terms            Canaan has a perpetual term.
ending as follows:

1990    --   December 31, 2009
1991    --   January 1, 2011
1992    --   January 1, 2012
1993    --   January 1, 2013
1993-I  --   January 1, 2014
1995    --   January 1, 2015
1996    --   January 1, 2016
1996-I  --   January 1, 2016
---------------------------------------------------------------------------------------------------------
Because Canaan has a perpetual term of existence, the shareholders of Canaan have more of an opportunity to share in any future growth of Canaan beyond the dates on which the respective partnerships would have terminated.
---------------------------------------------------------------------------------------------------------
                                           Financial Reporting
---------------------------------------------------------------------------------------------------------
The limited partners in the partnerships are            Canaan will be subject to the reporting
entitled to receive audited financial statements        requirements of the Exchange Act and will
each fiscal year, until the payout for each             be required to file periodic reports as well as
particular partnership.  After payout, the              proxy statements with the SEC, copies of
General Partner will not be required to furnish         which will be provided or made available to
audited financial statements unless requested to        shareholders.
do so by a majority in interest of the limited
partners.
---------------------------------------------------------------------------------------------------------
Because Canaan will be subject to the reporting requirements of the Exchange Act and the
SEC, shareholders of Canaan will receive substantially more information in the periodic financial reports than they would have received as limited partners in the partnerships.
---------------------------------------------------------------------------------------------------------
                                        Redemption and Conversion
---------------------------------------------------------------------------------------------------------
The interests in the partnerships are not               Canaan common stock is not redeemable or
redeemable or convertible into other securities.        convertible.
---------------------------------------------------------------------------------------------------------
There is no difference between the redemption and conversion rights of Canaan and the partnerships.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
             PARTNERSHIPS                                                CANAAN
---------------------------------------------------------------------------------------------------------
                                       Right to Compel Dissolution
---------------------------------------------------------------------------------------------------------
There is no right to compel the dissolution of          Under Oklahoma law, Canaan shareholders
any of the partnerships.  However, the                  may not vote to compel dissolution of
withdrawal, bankruptcy, insolvency or                   Canaan without prior action by its board of
dissolution of any of the General Partners will         directors.
cause the dissolution of the partnership.  The
partnership agreement provides, however, that
(i) in any such event if there is at least one
remaining General Partner, the business of the
partnership may be continued without
dissolution by a remaining General Partner or
(ii) within ninety (90) days of a General
Partner's withdrawal, all the remaining partners
may agree in writing to continue the business
of the partnership and elect additional General
Partners, if necessary or desired.
---------------------------------------------------------------------------------------------------------
Although the partnerships provide for dissolution upon the events described above, there are no unilateral rights of the limited partners to compel a dissolution of the partnerships.  As such, the right of the shareholders to compel dissolution of Canaan will be substantially the same as the limited partners rights to compel dissolution of the partnerships.
---------------------------------------------------------------------------------------------------------
                           Liquidity, Marketability and Restriction on Transfer
---------------------------------------------------------------------------------------------------------
There is no trading market for the interests in         Canaan's common stock will be traded on the
the partnership.  The General Partners may not          NASDAQ-NMS and the shares issued
assign or transfer any portion of its interest in       pursuant to the combination transactions will
the partnership without the consent of a                be freely tradable by non-affiliates of
majority in interest of the limited partners of         Canaan.
the partnership.  No limited partners of the
partnership may assign or transfer their Units
or any interest therein without the prior written
consent of the General Partner, which consent
may be withheld for any reason at the sole
discretion of the General Partner.
---------------------------------------------------------------------------------------------------------
Because the common stock of Canaan will be traded on the NASDAQ-NMS, the shareholders of Canaan will have substantially more liquidity than the limited partners of the partnerships.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
             PARTNERSHIPS                                                CANAAN
---------------------------------------------------------------------------------------------------------
                                  Limitations on Liability of Management
---------------------------------------------------------------------------------------------------------
The partnership agreement provides that in any          Canaan's certificate provides for the
threatened, pending or completed action, suit           elimination of directors' liability for
or proceeding to which the General Partners             monetary damages arising from the breach of
were or are a party or are threatened to be made        fiduciary obligations and for the
a party by reason of the fact that they were or         indemnification of directors, officers,
are a general partner of the partnership                employees or agents of Canaan to the fullest
involving any alleged cause of action for               extent provided by the Oklahoma General
damages, the partnership will indemnify the             Corporation Act and any other law of the
General Partners against expenses actually and          State of Oklahoma.  These provisions
reasonably incurred by them in connection with          generally provide for indemnification so long
such action, suit or proceeding if they acted in        as the indemnitee acted in good faith and in a
good faith and in a manner they reasonably              manner he or she reasonably believed to be in
believed to be in or not opposed to the best            or not opposed to the best interests of
interests of the partnership, and provided that         Canaan.
their conduct does not constitute negligence,
misconduct, or a breach of their fiduciary
obligations to the limited partners of the
partnerships.  Under the partnership agreement
the limited partners of the partnerships are each
solely and individually responsible only for
their initial capital contribution to the
partnership.
---------------------------------------------------------------------------------------------------------
The limitation on liability of management of Canaan will be substantially the same as the limitation on liability of management of the partnerships.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
             PARTNERSHIPS                                                CANAAN
---------------------------------------------------------------------------------------------------------
                         Right to Investor List; Inspection of Books and Records
---------------------------------------------------------------------------------------------------------
The partnership agreements provide, in                  Canaan is required to maintain a list of the
accordance with Oklahoma law, that the                  names and addresses of all shareholders at its
General Partner will maintain or cause to be            principal office and make such information
maintained full and accurate books and records          available for review to shareholders of record
of the partnerships, and all partners will have         during normal business hours for any proper
the right to inspect and examine the same at            purpose.  Also, Canaan must make all books
reasonable times and upon reasonable notice.            and records available for shareholder review
The records to be kept at the partnership's             during normal business hours for a proper
office in Oklahoma shall include, without               purpose.
limitation, (i) a current list of the full name and
last known business address of each partner set
forth in alphabetical order; (ii) a copy of the
certificate of limited partnership and all
certificates of amendment thereto, together
with executed copies of any powers of attorney
pursuant to which any certificate has been
executed, (iii) copies of the partnership's
federal, state and local tax returns and reports,
if any, for the three most recent years, and (iv)
copies of any then effective written partnership
agreement and any financial statements of the
partnership for the three most recent years.
---------------------------------------------------------------------------------------------------------
The rights of shareholders of Canaan to inspect the investor list and books and records of
Canaan will be substantially the same as the rights of the limited partners to inspect the investor list and the books and records of the partnerships.
---------------------------------------------------------------------------------------------------------

              Compensation and Distributions to General Partners

          The following table sets forth the amount of compensation and distributions paid by all partnerships on a combined basis to the General Partners and their affiliates for the periods indicated:


                                                                   Year Ended December 31,        Three Months
                                                              ---------------------------------      Ended
                                                                 1997        1998        1999    March 31, 2000
                                                              -----------  ---------  ---------  --------------
Reimbursement of expenses paid to General Partners..........   $  380,199   $327,386   $335,498     $100,637
Operating fees paid to Canaan...............................      253,565    328,294    393,941       99,565
Cash distributions paid to General Partners.................   $  954,261   $905,016   $821,870     $263,073
                                                               ----------   --------   --------     --------
Cash distributions paid to Additional General Partners......       70,515     64,633     58,963       19,079
                                                               ----------   --------   --------     --------
  Total.....................................................   $1,024,776   $969,649   $880,833     $282,152
                                                               ==========   ========   ========     ========

          After the completion of the combination transactions, any distributions or compensation paid by the partnerships will be paid to Canaan for the benefit of all shareholders of Canaan.

                         DESCRIPTION OF CAPITAL STOCK

General

          Canaan's authorized capital stock consists of 50,000,000 shares of common stock, $.01 par value, and 1,000,000 shares of preferred stock, $.01 par value.

Common Stock

          The holders of common stock are entitled to one vote for each share of common stock held on all matters voted upon by shareholders, including the election of directors. Subject to the rights of any then outstanding shares of preferred stock, the holders of common stock are entitled to dividends as may be declared in the discretion of the board of directors out of funds legally available for the payment of dividends. The holders of common stock are entitled to share ratably in Canaan's net assets upon liquidation after Canaan pays or provides for all liabilities and for any preferential liquidation rights of any preferred stock then outstanding. The common shareholders have no preemptive rights to purchase shares of Canaan stock. Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities. All of the shares of common stock which we are going to issue in the combination transactions will be fully paid and nonassessable.

Preferred Stock

          Our board of directors has the authority, without further action by shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of preferred stock could:

          . decrease the amount of earnings and assets available for distribution to holders of common stock;

          . adversely affect the rights and powers, including voting rights, of holders of common stock; and

          . have the effect of delaying , deferring or preventing a change in control.

 Oklahoma Law and Certificate and Bylaw Provisions - Anti-Takeover Effects

          General. Canaan's certificate and bylaws, and the Oklahoma General Corporation Act include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with Canaan's board of directors rather than pursue non-negotiated takeover attempts. These provisions include a classified board of directors, advance notice requirements for shareholder proposals and director nominations, restrictions on business combinations and stock repurchases, prohibition against actions approved by written consent without the approval of all the shareholders, and the adoption of the Oklahoma control share provisions. These certificate and bylaws provisions could work to delay or frustrate the assumption of control of Canaan by the holder of a large block of common stock or the removal of incumbent directors, even if such actions would be beneficial to the shareholders as a whole. Furthermore, these provisions may discourage or prevent a merger, tender offer or proxy contest even if it would be favorable to the interests of the shareholders as a whole. The following is a more specific description of each of these certificate and bylaws provisions:

          Classified Board of Directors. Canaan's certificate and bylaws contain provisions for a staggered board of directors with one-third (1/3) of the board standing for election each year. The term of each director is three years, and in each year the terms of the directors in one class will expire. Directors may be removed only for cause and by the affirmative vote of the holders of a majority of the shares entitled to vote in an election of directors. A staggered board of directors makes it more difficult for shareholders to change the majority of the members of the board of directors and instead promotes continuity of existing management.

          Advance Notice Requirements for Shareholder Proposals and Director Nominations. Under the bylaws, a notice of intent of a shareholder to bring any matter before a meeting of the shareholders must be made in writing and received by our corporate secretary not more than one hundred fifty (150) days and not less than ninety (90) days in advance of the annual meeting, or, in the event of a special meeting of shareholders, such notice must be received by the secretary not later than the close of the fifteenth (15th) day following the day on which notice of the special meeting is first mailed to the shareholders. Every notice by a shareholder must state:

          . The name and address of the shareholder who intends to bring up any matter.

          . A representation that the shareholder is a registered holder of Canaan's voting stock and intends to appear in person or by proxy at the meeting to bring up the matter specified in the notice.

          . With respect to notice of an intent to make a director nomination, a description of all understandings among the shareholder and each nominee and any other person, naming such person or persons, pursuant to which the nomination or nominations are to be made by the shareholder and such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the board of directors of Canaan.

          . With respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter.

          . Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as a director, if elected.

          Business Combinations with Interested Shareholders. Canaan's certificate contains a provision expressly electing to be governed by Section 1090.3 of the Oklahoma General Corporation Act which places restrictions on Canaan's ability to enter into business combinations and effect stock repurchases. Specifically, Section 1090.3 of the Oklahoma General Corporation Act generally prevents an "interested shareholder" from engaging in a "business combination" with a corporation for three years following the date such person became an interested shareholder, unless:

          . Prior to the time such person became an interested shareholder, the board of directors of the corporation approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

          . Upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by some employee stock plans; or

          . On or subsequent to the time of the transaction in which such person became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds (2/3) of the outstanding voting stock of the corporation not owned by the interested shareholder.

The statute defines a "Business Combination" to include:

          . any merger or consolidation involving the corporation and an interested shareholder;

          . any sale, transfer, pledge or other disposition involving an interested shareholder of ten percent (10%) or more of the assets of the corporation;

          . subject to exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested shareholder;

          . any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder;

          . the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation; or

          .    any share acquisition by the interested shareholder pursuant to
               Section 1090.1 of the Oklahoma General Corporation Act.

          In addition, the statutes define "interested shareholder" as any entity or person beneficially owning fifteen percent (15%) or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

               Prohibition Against Actions by Written Consent. Canaan's certificate provides for any action required by the Oklahoma General Corporation Act to be taken or otherwise permitted to be taken at any annual or special meeting of shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, only if a consent or consents in writing, setting forth the action taken, shall be signed by the holders of all outstanding stock entitled to vote thereon. This provision effectively prevents any actions without a meeting, notice and a vote of our shareholders.

               Control Share Provisions. Canaan's certificate specifically provides that we will be subject to the Oklahoma control share acquisition statute ("Oklahoma Control Share Statute"), codified at Sections 1145-1155 of the Oklahoma General Corporation Act. Section 1145 defines "control shares" as those issued and outstanding shares of an "issuing public corporation" that, in the absence of the Oklahoma Control Share Statute, would have voting power, when added to all the other shares of the issuing public corporation which are owned, directly or beneficially, by an acquiring person or over which the acquiring person has the ability to exercise voting power, that would entitle the acquiring person, immediately after the acquisition of the shares to exercise, or direct the exercise of, the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

     . one-fifth (1/5) or more but less than one-third (1/3) of all voting power;

     . one-third (1/3) or more but less than a majority of all voting power; or

     .         a majority of all voting power.

               A "control share acquisition" means the acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, "control shares." After a control share acquisition occurs, the acquiring person is subject to limitations on the ability to vote such control shares. Specifically, Section 1149 provides in pertinent part that under most control share acquisition scenarios, "the voting power of control shares having voting power of one-fifth (1/5) or more of all voting power is reduced to zero unless the shareholders of the issuing public corporation approve a resolution .
 . . according the shares the same voting rights as they had before they became control shares." Section 1153 provides the procedures for obtaining shareholder consent of a resolution of an "acquiring person" to determine the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition. Accordingly, "to be approved, the resolution shall receive the affirmative votes of a majority of all voting power, excluding all interested shares." Therefore, Canaan's adoption of the Oklahoma Control Share Statute makes it more difficult for a person acquiring "control shares" to exercise his voting rights as a shareholder.

               General Result of Anti-Takeover Measures. By discouraging takeover attempts, these provisions may have the incidental effect of inhibiting the temporary fluctuations of the market price of Canaan's common stock or other securities which may result from actual or rumored takeover attempts. In addition, these provisions could limit or reduce the price that investors might be willing to pay for our shares and may limit the ability of Canaan's shareholders to receive premium prices for their shares which an acquiring party might be willing to pay in connection with the acquisition of control of Canaan.

Transfer Agent and Registrar

               The transfer agent and registrar for the common stock is UMB Bank, n.a., Kansas City, Kansas.


                                 LEGAL MATTERS

               Crowe & Dunlevy, A Professional Corporation, Oklahoma City, Oklahoma, as our counsel, will issue an opinion for Canaan regarding the validity of the common stock to be issued in the combination transactions and material federal income tax matters related to the combination transactions.

                                    EXPERTS


               The financial statements of Canaan Energy Corporation and Indian Oil Company as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, have been included in this document and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere in this document, and upon the authority of said firm as experts in accounting and auditing.

               The financial statements of Coral Reserves, Inc., Coral Reserves Energy Corp. and of each of the partnerships as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, have been included in this document and in the registration statement in reliance upon the reports of William T. Zumwalt, Inc., independent certified public accountants, appearing elsewhere in this document, and upon the authority of said firm as experts in accounting and auditing.

               The financial statements of Canaan Securities, Inc. as of December 31, 1998 and 1999, and for each of the years in the two year period ended December 31, 1999, have been included in this document and in the registration statement in reliance upon the reports of Nishball, Carp, Niedermeier, Pacowta & Co., P.C., independent certified public accountants, appearing elsewhere in this document, and upon the authority of said firm as experts in accounting and auditing.

               The information appearing in this document with respect to proved oil and gas reserves of Canaan, the partnerships and Indian, as of December 31, 1999, to the extent stated in this document, was estimated by Netherland, Sewell & Associates, Inc. independent petroleum engineers, and is included in this document on the authority of such firm as experts in petroleum engineering.


                             AVAILABLE INFORMATION

               Canaan has filed with the SEC a registration statement on Form S-4, including all amendments and exhibits, under the Securities Act with respect to the common stock in this offering. As permitted by the rules and regulations of the SEC, this document omits some of the information contained in the registration statement. For further information with respect to Canaan and the common stock offered in this offering, you should refer to the registration statement and its exhibits and schedules. You may obtain copies of all or any portion of the registration statement at prescribed rates from the public reference facilities maintained by the SEC at:

               .    Room 1024, Judiciary Plaza
                    450 Fifth Street, N.W.,
                    Washington, D.C. 20549

               .    7 World Trade Center
                    New York, New York 10007

               .    CitiCorp Center
                    500 W. Madison Street, Suite 1400
                    Chicago, IL 60661

               You may also call the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website that contains reports, proxy statements and information statements and other information regarding registrants, including Canaan, that file electronically with the SEC, which can be accessed at http://www.sec.gov.

               Canaan intends to furnish to our shareholders annual reports containing financial statements audited by an independent public accounting firm and to make available to shareholders quarterly reports for each of the quarters of each fiscal year containing unaudited financial statements.

                          FORWARD LOOKING STATEMENTS

               All statements made in this document and accompanying supplements other than purely historical information are "forward looking statements" within the meaning of the federal securities laws. These statements reflect expectations and are based on historical operating trends, proved reserve positions and other currently available information. Forward looking statements include statements regarding future plans and objectives, exploration and development budgets and number and location of planned wells and statements regarding the quality of our properties and potential reserve and production levels. This statement may be preceded or followed by or otherwise include the words "believes", "expects", "anticipates", "intends", "plans", "estimates", "projects" or similar expressions or statements that events "will" or "may" occur. These statements assume that no significant changes will occur in the operating environment for oil and gas properties and that there will be no material acquisitions or divestitures except as otherwise described.

               The forward looking statements are subject to all the risks and uncertainties incident to the combination transactions and acquisition, exploration, development, marketing of oil and gas reserves, including the risks described under "Risk Factors." Canaan may also make material acquisitions or divestitures or enter into financing transactions. None of these events can be predicted with certainty or not taken into consideration in the forward looking statements.

               For all of these reasons, actual results may vary materially from the forward looking statements and there is no assurance that the assumptions used are necessarily the most likely. Canaan will not update any forward looking statements to reflect events or circumstances occurring after the date the statement is made except as may be required by federal securities laws.


                                  DEFINITIONS

               When the following words are used in the text of this document, they have the following meaning:

               Appraised Value. "Appraised Value" means the value of a limited
               ---------------
partner's interest in a partnership determined based on an appraisal of the partnership's oil and gas properties by Madison Energy Advisors as if the properties were sold in an orderly manner in a reasonable period time less the cost of sale and in a manner consistent with appropriate industry practice, plus or minus the book value of the partnership's other assets and liabilities, and assuming the proceeds of sale are distributed to partners in accordance with the liquidation provisions of the applicable partnership agreement.

               Average Sales Price. "Average Sales Price" means total revenues
               -------------------
from the sale of oil or natural gas or on a per Mcfe basis for the applicable period divided by the units of production for the applicable period.

               Bbl. "Bbl" means one stock tank barrel, or 42 U.S. gallons liquid
               ---
volume, used in this document  in reference to oil or other liquid hydrocarbons.

               Bcf. "Bcf" means billion cubic feet.
               ---

               Bcfe. "Bcfe" means billion cubic feet of natural gas equivalent,
               ----
determined using the ratio of one Bbl of oil or condensate to six Mcf of natural gas.

               Btu. "Btu" means british thermal unit, which is the heat required
               ---
to raise the temperature of a one pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

               Bbtu. "Bbtu" means billion Btus.
               ----

               Capital Expenditures. "Capital Expenditures" means costs
               --------------------
associated with exploratory and development drilling, including exploratory dry holes; leasehold acquisitions; seismic data acquisitions; geological, geophysical and land-related overhead expenditures; delay rentals; producing property acquisitions; and other miscellaneous capital expenditures.

               Combining Entities.  "Combining Entities" means Canaan, Indian,
               ------------------
the General Partners, the Partnerships and Canaan Securities.

               Completion Costs. "Completion Costs" means as to any well, all
               ----------------
those costs incurred after the decision to complete the well as a producing well. Generally, these costs include all costs, liabilities and expenses, whether tangible or intangible, necessary to complete a well and bring it into production, including installation of service equipment, tanks and other materials necessary to enable the well to deliver production.

               Developed Acreage. "Developed Acreage" means the number of acres
               -----------------
which are allocated or assignable to producing wells or wells capable of production.

               Development Location. "Development Location" means a location on
               --------------------
which a development well can be drilled.

               Development Well. "Development Well" means a well drilled within
               ----------------
the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive in an attempt to recover proved undeveloped reserves.

               Drilling Unit. "Drilling Unit" means an area specified by
               -------------
governmental regulations or orders or by voluntary agreement for the drilling of a well to a specified formation or formations which may combine several smaller tracts or subdivides a large tract, and within which there is usually some right to share in production or expense by agreement or by operation of law.

               Dry Hole. "Dry Hole" means a well found to be incapable of
               --------
producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

               EBITDA. "EBITDA" is defined as income or loss before interest,
               ------
income taxes, depreciation, depletion and amortization and impairment. We believe that EBITDA is a financial measure commonly used in the oil and gas industry as an indicator of a company's ability to service and incur debt. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows provided by operating activities or other data prepared in accordance with generally accepted accounting principles, or as a measure of a company's profitability or liquidity. EBITDA measures as presented may not be comparable to other similarly titled measures of other companies.

               Estimated Future Net Revenues. "Estimated Future Net Revenues"
               -----------------------------
means revenues from production of oil and gas, net of all production-related taxes, lease operating expenses, capital costs and abandonment costs.

               Exchange Reserves. "Exchange Reserves" means oil and gas reserves
               -----------------
estimated for purposes of the combination transactions as of September 30, 1999. Exchange Reserves consist of proved reserves as defined by the Society of Petroleum Engineers based on the oil and gas prices specified by Canaan and the General Partners for purposes of the calculation of Exchange Reserves. Because the prices specified by Canaan and the General Partners for the calculation of Exchange Reserves do not use prices in effect as of September 30, 1999, the Exchange Reserves do not constitute Proved Reserves as defined by the Securities and Exchange Commission.

               Exchange Value. "Exchange Value" means the value assigned to the
               --------------
Combining Entities and their respective owners for purposes of the combination transactions as described under "Method of Determining Combination Exchange Values" beginning on page 58.

               Exploratory Well. "Exploratory Well" means a well drilled to find
               ----------------
and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir.

               Future Development Cost. "Future Development Cost" means Future
               -----------------------
Development Cost of proved non-producing reserves, expressed in dollars per BOE, is calculated by dividing the amount of future capital expenditures related to development properties by the amount of total proved non-producing reserves associated with such activities.

               Gross Acre. "Gross Acre" means an acre in which a working
               ----------
interest is owned.

               Gross Well. "Gross Well" means a well in which a working interest
               ----------
is owned.

               Infill Drilling. "Infill Drilling" means drilling for the
               ---------------
development and production of proved undeveloped reserves that lie within an area bounded by producing wells.

               Lease Operating Expense. "Lease Operating Expense" means all
               -----------------------
direct costs associated with and necessary to operate a producing property.

               Lifting Costs. "Lifting Costs" means the expenses of lifting oil
               -------------
from a producing formation to the surface, consisting of the costs incurred to operate and maintain wells and related equipment and facilities, including labor costs, repair and maintenance, supplies, insurance, production, severance and windfall profit taxes.

               MBbls. "MBbls" means thousand barrels.
               -----

               MBtu. "MBtu" means thousand Btus.
               ----

               Mcf. "Mcf" means thousand cubic feet.
               ---

               Mcfe. "Mcfe" means thousand cubic feet of natural gas equivalent,
               ----
determined using the ratio of one Bbl of oil or condensate to six Mcf of natural gas.

               MMBbls. "MMBbls" means million barrels.
               ------

               MMBtu. "MMBtu" means million Btus.
               -----

               MMcf. "MMcf" means million cubic feet.
               ----

               MMcfe. "MMcfe" means million cubic feet of natural gas
               -----
equivalent, determined using the ratio of one Bbl of oil or condensate to six Mcf of natural gas.

               Natural Gas Liquids. "Natural Gas Liquids" means liquid
               -------------------
hydrocarbons which have been extracted from natural gas, e.g., ethane, propane, butane and natural gasoline.

               Net Acres or Net Wells. "Net Acres or Net Wells" means the sum of
               ----------------------
the fractional working interests owned in gross acres or gross wells.

               Oil and Gas Lease. "Oil and Gas Lease" means an agreement whereby
               -----------------
the grantee receives for a period of time of the full or partial interest in oil and gas properties, oil and gas mineral rights, fee rights or other rights of the grantor granting the grantee the right to drill for, produce and sell oil and gas upon payment of rentals, bonuses and/or royalties. Oil and Gas Leases are generally acquired from private landowners and federal and state governments.

               Overriding Royalty Interest. "Overriding Royalty Interest" means
               ---------------------------
an interest in an oil and gas property entitling the owner to a share of oil and gas production free of well or production costs.

               Present Value. "Present Value," when used with respect to oil and
               -------------
gas reserves, means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production, future development costs, future income tax expense and future abandonment costs, using prices and costs in effect as of the date of the report or estimate, without giving effect to non-property related expenses such as general and administrative expenses and debt service or to deprecation, depletion and amortization, discounted using an annual discount rate of 10%. Present Value is the same as the "Standard Measure of Discounted Future Net Cash Flows" as prescribed by Statement of Financial Accounting Standards No. 69 promulgated by the Financial Accounting Standards Board.

               Productive Well. "Productive Well" means a well that is producing
               ---------------
oil or gas or that is capable of production.

               Proved Developed Reserves. "Proved Developed Reserves" means
               -------------------------
proved reserves that are expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as proved developed reserves only after testing by pilot project or after the operation of an installed program as confirmed through production response that increased recovery will be achieved.

               Proved Reserves. "Proved Reserves" means the estimated quantities
               ---------------
of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

               Proved Undeveloped Reserves. "Proved Undeveloped Reserves" means
               ---------------------------
proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances do estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery techniques is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

               Recompletion. "Recompletion" means the completion for production
               ------------
of an existing wellbore in another formation from that in which the well has previously been completed.

               Reserve Value. "Reserve Value" means the estimated future gross
               -------------
revenue to be generated from production of Exchange Reserves, net of estimated production, future development costs and future abandonment costs, using prices as specified by Canaan and the General Partners. The Reserve Value is calculated for purposes of the calculation of the Exchange Value and is not the same as the term present value.

               Royalty Interest. "Royalty Interest" mean an interest in an oil
               ----------------
and gas property entitling the owner to a share of oil and gas production, or the proceeds of the sale, free of the costs of production.

               3-D Seismic. "3-D Seismic" means the method by which a three
               -----------
dimensional image of the earth's substance is created through the interpretation of aerially collected seismic data. 3-D surveys allow for a more detailed understanding of the subsurface than do conventional surveys and contribute significantly to field appraisal, development and production.

               Undeveloped Acreage. "Undeveloped Acreage" means lease acreage on
               -------------------
which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains proved reserves.

               Working Interest. "Working Interest" means the operating interest
               ----------------
which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

                           CANAAN ENERGY CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

Canaan Energy Corporation
        Independent Auditors' Report..................................................................  F-4
        Balance Sheets, December 31, 1998 and 1999 and March 31, 2000.................................  F-5
        Statements of  Operations, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000.........................................  F-6
        Statements of Cash Flows, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000................................  F-7
        Statements of Stockholders' Equity, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 2000.........................................  F-8
        Notes to Financial Statements.................................................................  F-9

Indian Oil Company
        Independent Auditors' Report.................................................................. F-21
        Balance Sheets, December 31, 1998 and 1999 and March 31, 2000................................. F-22
        Statements of  Operations, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000......................................... F-23
        Statements of Cash Flows, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000................................ F-24
        Statements of Stockholders' Equity (Deficit), Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 2000......................................... F-26
        Notes to Financial Statements................................................................. F-27

Coral Reserves Natural Gas Income Fund 1990 Limited Partnership
        Independent Auditor's Report.................................................................. F-43
        Balance Sheets, December 31, 1998 and 1999 and March 31, 2000................................. F-44
        Statements of  Operations, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000......................................... F-45
        Statements of Cash Flow, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000................................ F-46
        Statements of Partners' Equity, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 2000......................................... F-47
        Notes to Financial Statements................................................................. F-48

Coral Reserves Natural Gas Income Fund 1991 Limited Partnership
        Independent Auditor's Report.................................................................. F-57
        Balance Sheets, December 31, 1998 and 1999 and March 31, 2000................................. F-58
        Statements of  Operations, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000......................................... F-59
        Statements of Cash Flow, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000................................ F-60
        Statements of Partners' Equity, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 2000......................................... F-61
        Notes to Financial Statements................................................................. F-62

Coral Reserves Natural Gas Income Fund 1992 Limited Partnership
        Independent Auditor's Report.................................................................. F-71
        Balance Sheets, December 31, 1998 and 1999 and March 31, 2000................................. F-72
        Statements of  Operations, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000......................................... F-73

       Statements of Cash Flow, Years ended December 31, 1997, 1998,
             and 1999 and Three Months ended March 31, 1999 and 2000..........................    F-74
       Statements of Partners' Equity, Years ended December 31, 1997, 1998,
             and 1999 and Three Months ended March 31, 2000...................................    F-75
       Notes to Financial Statements..........................................................    F-76

Coral Reserves Natural Gas Income Fund 1993 Limited Partnership
       Independent Auditor's Report...........................................................    F-85
       Balance Sheets, December 31, 1998 and 1999 and March 31, 2000..........................    F-86
       Statements of  Operations, Years ended December 31, 1997, 1998, and 1999
               and Three Months ended March 31, 1999 and 2000.................................    F-87
       Statements of Cash Flow, Years ended December 31, 1997, 1998,
               and 1999 and Three Months ended March 31, 1999 and 2000........................    F-88
       Statements of Partners' Equity, Years ended December 31, 1997, 1998,
               and 1999 and Three Months ended March 31, 2000.................................    F-89
       Notes to Financial Statements..........................................................    F-90

Coral Reserves 1993 Institutional Limited Partnership
       Independent Auditor's Report...........................................................    F-99
       Balance Sheets, December 31, 1998 and 1999 and March 31, 2000..........................   F-100
       Statements of  Operations, Years ended December 31, 1997, 1998, and 1999
               and Three Months ended March 31, 1999 and 2000.................................   F-101
       Statements of Cash Flow, Years ended December 31, 1997, 1998,
               and 1999 and Three Months ended March 31, 1999 and 2000........................   F-102
       Statements of Partners' Equity, Years ended December 31, 1997, 1998,
               and 1999 and Three Months ended March 31, 2000.................................   F-103
       Notes to Financial Statements..........................................................   F-104

Coral Reserves Energy Income Fund 1995 Limited Partnership
       Independent Auditor's Report...........................................................   F-113
       Balance Sheets, December 31, 1998 and 1999 and March 31, 2000..........................   F-114
       Statements of  Operations, Years ended December 31, 1997, 1998, and 1999
               and Three Months ended March 31, 1999 and 2000.................................   F-115
       Statements of Cash Flow, Years ended December 31, 1997, 1998,
               and 1999 and Three Months ended March 31, 1999 and 2000........................   F-116
       Statements of Partners' Equity, Years ended December 31, 1997, 1998,
               and 1999 and Three Months ended March 31, 2000.................................   F-117
       Notes to Financial Statements..........................................................   F-118

Coral Reserves Energy Income Fund 1996 Limited Partnership
       Independent Auditor's Report...........................................................   F-127
       Balance Sheets, December 31, 1998 and 1999 and March 31, 2000..........................   F-128
       Statements of  Operations, Years ended December 31, 1997, 1998, and 1999
               and Three Months ended March 31, 1999 and 2000.................................   F-129
       Statements of Cash Flow, Years ended December 31, 1997, 1998,
               and 1999 and Three Months ended March 31, 1999 and 2000........................   F-130
       Statements of Partners' Equity, Years ended December 31, 1997, 1998,
               and 1999 and Three Months ended March 31, 2000.................................   F-131
       Notes to Financial Statements..........................................................   F-132

Coral Reserves 1996 Institutional Limited Partnership
       Independent Auditor's Report................................................................  F-141
       Balance Sheets, December 31, 1998 and 1999 and March 31, 2000...............................  F-142
       Statements of  Operations, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000......................................  F-143
       Statements of Cash Flow, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000.............................  F-144
       Statements of Partners' Equity, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 2000......................................  F-145
       Notes to Financial Statements...............................................................  F-146

Canaan Securities, Inc.
       Independent Auditor's Report................................................................  F-155
       Balance Sheets, December 31, 1998 and 1999 and March 31, 2000...............................  F-156
       Statements of  Income and Retained Earnings, Years ended December 31, 1998, and 1999 and Three Months ended March 31, 1999 and 2000......................................  F-157
       Statements of Cash Flow, Years ended December 31, 1998 and
               1999 and Three Months ended March 31, 1999 and 2000.................................  F-158
       Notes to Financial Statements...............................................................  F-159

Coral Reserves, Inc.
       Independent Auditor's Report................................................................  F-162
       Consolidated Balance Sheets, December 31, 1998 and 1999 and March 31, 2000..................  F-163
       Consolidated Statements of  Operations, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000......................................  F-164
       Consolidated Statements of Cash Flow, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000.............................  F-165
       Consolidated Statements of Stockholders' Equity, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 2000......................................  F-166
       Notes to Financial Statements...............................................................  F-167

Coral Reserves Energy Corp.
       Independent Auditor's Report................................................................  F-176
       Consolidated Balance Sheets, December 31, 1998 and 1999 and March 31, 2000..................  F-177
       Consolidated Statements of  Operations, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000......................................  F-178
       Consolidated Statements of Cash Flow, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 1999 and 2000.............................  F-179
       Consolidated Statements of Stockholders' Equity, Years ended December 31, 1997, 1998, and 1999 and Three Months ended March 31, 2000......................................  F-180
       Notes to Financial Statements...............................................................  F-181

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Canaan Energy Corporation:

We have audited the accompanying balance sheets of Canaan Energy Corporation, as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canaan Energy Corporation, as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.


                                         KPMG LLP

Oklahoma City, Oklahoma
April 17, 2000

                           CANAAN ENERGY CORPORATION

                                Balance Sheets


                                                                          December 31,
                                                             ----------------------------------            March 31,
                     Assets                                      1998                   1999                 2000
                                                             ------------           -----------           -----------
                                                                                                           (Unaudited)
Current assets:
 Cash and cash equivalents                                   $    749,538           $   587,680           $   283,689
 Accounts receivable (Note 4)                                     231,745               273,136               427,801
 Other assets                                                       1,401                 1,291                 1,291
 Deferred tax asset (Note 6)                                        4,000                62,000                68,000
                                                             ------------           -----------           -----------
     Total current assets                                         986,684               924,107               780,781
                                                             ------------           -----------           -----------
Property and equipment, at cost, based on the
 full cost method of accounting for oil and
 natural gas properties (Note 5)                                  547,775               595,584               596,917
  Less accumulated depreciation
   and amortization                                              (506,949)             (530,287)             (534,051)
                                                             ------------           -----------           -----------
                                                                   40,826                65,297                62,866
                                                             ------------           -----------           -----------
Deferred tax asset  (Note 6)                                       24,000                     -                     -
Other assets                                                            -               257,696               545,180
                                                             ------------           -----------           -----------
     Total assets                                            $  1,051,510           $ 1,247,100           $ 1,388,827
                                                             ============           ===========           ===========

     Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable:
  Trade                                                      $     32,728           $   203,019           $   456,894
  Revenue and royalties due to others                             289,553               263,937               291,447
  Payroll income tax withholdings                                 117,381                77,388                     -
 Accrued profit sharing contributions                             124,092               126,320                27,405
 Income taxes payable                                              53,000                15,000                29,000
                                                             ------------           -----------           -----------
     Total current liabilities                                    616,754               685,664               804,746
                                                             ------------           -----------           -----------
Deferred income taxes (Note 6)                                          -                48,000                46,000
Stockholders' equity:
 Common stock, $1.00 par value; 25,000 shares
  authorized, 632 shares outstanding                                  632                   632                   632
 Additional paid-in capital                                       608,106               646,520               646,520
 Common stock subscriptions receivable                            (14,547)               (7,274)               (5,455)
 Accumulated deficit                                             (159,435)             (126,442)             (103,616)
                                                             ------------           -----------           -----------
     Total stockholders' equity                                   434,756               513,436               538,081
                                                             ------------           -----------           -----------
     Total liabilities and stockholders' equity              $  1,051,510           $ 1,247,000           $ 1,388,827
                                                             ============           ===========           ===========


See accompanying notes to financial statements.

                           CANAAN ENERGY CORPORATION

                           Statements of Operations


                                                                                            Three months ended
                                                      Year ended December 31,                    March 31,
                                           -----------------------------------------   -------------------------
                                                1997           1998         1999          1999          2000
                                           -------------   -----------   -----------   -----------   -----------
                                                                                              (Unaudited)
Revenues:
 Oil and natural gas sales                 $     112,412   $    83,652   $   140,446   $    14,455   $    37,740

Costs and expenses:
 Lease operating                                  17,792        27,593        16,261         3,140         4,225
 Production taxes                                  7,213         5,577        12,270           625         2,670
 Depreciation and amortization (Note 5)           40,134        18,650        23,338         2,748         3,764
 General and administrative expenses           1,281,143       945,720       881,142       149,135       297,634
  Less partnership management
   fees (Note 9)                              (1,281,143)     (945,720)     (818,135)     (149,135)     (289,000)
                                           -------------   -----------   -----------   -----------   -----------
 Net general and administrative
  expenses                                            --            --        63,007            --         8,634
                                           -------------   -----------   -----------   -----------   -----------
     Total costs and expenses                     65,139        51,820       114,876         6,513        19,293
                                           -------------   -----------   -----------   -----------   -----------
Other income, principally interest                38,059        41,544        36,423        10,161        13,379
                                           -------------   -----------   -----------   -----------   -----------
Earnings before income taxes                      85,332        73,376        61,993        18,103        31,826
Income taxes (Note 6)                             16,000        40,000        29,000        17,000         9,000
                                           -------------   -----------   -----------   -----------   -----------
Net earnings                               $      69,332   $    33,376   $    32,993   $     1,103   $    22,826
                                           =============   ===========   ===========   ===========   ===========

Net earnings per average common
 share outstanding - basic and
 diluted                                   $      115.55   $     55.35   $     52.20   $      1.75   $     36.12
                                           =============   ===========   ===========   ===========   ===========
Weighted average common shares
 outstanding - basic and diluted                     600           603           632           632           632
                                           =============   ===========   ===========   ===========   ===========



See accompanying notes to financial statements.

                           CANAAN ENERGY CORPORATION

                           Statements of Cash Flows


                                                                                              Three months ended
                                                         Year ended December 31,                   March 31,
                                                 -------------------------------------    ------------------------
                                                    1997         1998          1999          1999          2000
                                                 ----------    ---------    ----------    ----------    ----------
                                                                                                 (Unaudited)
Cash flows from operating activities:
 Net earnings                                   $    69,332   $   33,376   $    32,993   $     1,103   $    22,826
 Adjustments to reconcile net earnings
  to net cash provided by (used in)
  operating activities:
   Depreciation and amortization                     40,134       18,650        23,338         2,748         3,764
   Deferred income tax expense (benefit)            (12,000)     (20,000)       14,000        (3,000)       (8,000)
   Forgiveness of subscription receivable                --        7,273         7,273         1,819         1,819
   Stock based compensation expense                      --        9,000            --            --            --
   Changes in:
     Accounts receivable                            (68,671)         552       (41,391)      (95,144)     (154,665)
     Other assets                                     4,805       (1,401)          110            --            --
     Accounts payable, accrued
      expenses and other liabilities                 67,134      270,949      (101,090)     (276,533)     (110,642)
                                                 ----------    ---------    ----------    ----------    ----------
Net cash provided by (used in)
 operating activities                               100,734      318,399       (64,767)     (369,007)     (244,898)
                                                 ----------    ---------    ----------    ----------    ----------
Cash flows from investing activities:
 Proceeds from sales of property
  and equipment                                          --       32,915            --            --            --
 Capital expenditures                              (204,490)     (59,711)     (106,671)       (9,752)      (22,349)
 Net proceeds from contract services                157,266       44,313        58,862        16,098        21,016
 Costs related to business combinations                  --           --       (87,696)           --       (57,760)
                                                 ----------    ---------    ----------    ----------    ----------
Net cash provided by (used in) investing
 activities                                         (47,224)      17,517      (135,505)        6,346       (59,093)
                                                 ----------    ---------    ----------    ----------    ----------
Cash flows from financing activities:
 Net proceeds from contract services                     --       53,350        38,414        38,414            --

Net increase (decrease) in cash and cash
 equivalents                                         53,510      389,266      (161,858)     (324,247)     (303,991)

Cash and cash equivalents at beginning
 of period                                          306,762      360,272       749,538       749,538       587,680
                                                 ----------    ---------    ----------    ----------    ----------
Cash and cash equivalents at end of period      $   360,272   $  749,538   $   587,680   $   425,291   $   283,689
                                                 ==========    =========    ==========    ==========    ==========
Supplemental cash flow information:
 Cash payments for income taxes                 $    29,000   $    4,000   $    53,000   $    35,000   $     3,000
                                                 ==========    =========    ==========    ==========    ==========
Supplemental schedule of non-cash
 investing and financing activities:
  Costs related to business combinations
   incurred with accounts payable               $        --   $       --   $   170,000   $        --   $   229,724
                                                 ==========    =========    ==========    ==========    ==========
  Issuance of common stock for
   subscription receivable                      $        --   $   21,820   $        --   $        --   $        --
                                                 ==========    =========    ==========    ==========    ==========


See accompanying notes to financial statements.

                            CANAAN ENERGY CORPORATION

                       Statements of Stockholders' Equity


                                     Number of
                                     Shares of                                    Common
                                      Common                     Additional        Stock                               Total
                                       Stock         Common        Paid-in     Subscription       Accumulated      Stockholders'
                                    Outstanding      Stock         Capital      Receivable         Deficit            Equity
                                    -----------     ---------     ----------   ------------      ------------      -------------
Balance at December 31, 1996                600     $     600     $  523,968   $         --      $   (262,143)     $     262,425
    Net earnings                             --            --             --             --            69,332             69,332
                                    -----------     ---------     ----------   ------------      ------------      -------------
Balance at December 31, 1997                600           600        523,968             --          (192,811)           331,757
   Net earnings                              --            --             --             --            33,376             33,376
   Contract service
     revenues, net of expenses               --            --         53,350             --                --             53,350
   Common stock issued through
     subscription receivable                 32            32         30,788        (21,820)               --              9,000
   Forgiveness of subscription
     receivable                              --            --             --          7,273                --              7,273
                                    -----------     ---------     ----------   ------------      ------------      -------------
Balance at December 31, 1998                632           632        608,106        (14,547)         (159,435)           434,756
   Net earnings                              --            --             --             --            32,993             32,993
   Contract service
     revenues, net of expenses               --            --         38,414             --                --             38,414
   Forgiveness of subscription
     receivable                              --            --             --          7,273                --              7,273
                                    -----------     ---------     ----------   ------------      ------------      -------------
Balance at December 31, 1999                632           632        646,520         (7,274)         (126,442)           513,436
   Net earnings (unaudited)                  --            --             --             --            22,826             22,826
   Forgiveness of subscription
     receivable (unaudited)                  --            --             --          1,819                --              1,819
                                    -----------     ---------     ----------   ------------      ------------      -------------
Balance at March 31, 2000
   (unaudited)                              632     $     632     $  646,520   $     (5,455)     $   (103,616)     $     538,081
                                    ===========     =========     ==========   ============      ============      =============

See accompanying notes to financial statements.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements

                       December 31, 1997, 1998 and 1999
           (Information insofar as it relates to March 31, 2000 and
         the three months ended March 31, 1999 and 2000 is unaudited)


1.   Organization and Basis of Presentation

     Canaan Energy Corporation (Canaan) is engaged primarily in the acquisition, development and production of oil and natural gas properties. Canaan serves as operator for approximately 107 producing oil and natural gas wells located in Oklahoma.

     Canaan also manages eight oil and natural gas limited partnerships (the Coral Limited Partnerships) on behalf of Coral Reserves, Inc. and Coral Reserves Energy Corporation, the general partners of the Coral Limited Partnerships (the General Partners). Canaan and the General Partners have the same ownership.

     Canaan, the Coral Limited Partnerships, the General Partners and Canaan Securities, Inc. (CSI), an unaffiliated broker/dealer which has previously participated in marketing of the limited partnership interests, are in the process of merging (subject to the approval of all parties), whereby the Coral Limited Partnerships, the General Partners and CSI will merge with and into Canaan for shares of Canaan's common stock. The merger with the Coral Limited Partnerships and the General Partners is expected to be accounted for as a reorganization of interests in a manner similar to a pooling of interests and the merger with CSI is expected to be accounted for as a purchase. Additionally, on February 15, 1999 Canaan entered into an agreement and plan of merger with Indian Oil Company (Indian), an unaffiliated oil and natural gas company. Under the agreement, Indian will merge with and into Canaan for shares of Canaan's common stock in a business combination to be accounted for as a purchase. The mergers are anticipated to be completed in July 2000.

     On January 3, 2000, Coral Reserves Group, Ltd. changed its name to Canaan Energy Corporation but continues to conduct business as Coral Reserves Group, Ltd.

     Accounting policies employed by Canaan reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     In the opinion of management, the accompanying unaudited financial statements as of March 31, 2000 and for the three months ended March 31, 1999 and 2000, reflect all adjustments (which were normal and recurring) which, in the opinion of management, are necessary for a fair statement of the financial position and results of operations of the interim periods presented.


2.   Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)


     Cash and Cash Equivalents

     Canaan considers all highly liquid investments with a maturity of three months or less at time of purchase to be cash equivalents. Cash equivalents consist of overnight investments in money market funds.

     Fair Value of Financial Instruments

     Canaan's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, other liabilities and oil and natural gas price swap contracts. Fair value of nonderivative financial instruments approximates carrying value due to the short-term nature of the instruments. See "Hedging Activities" policy note for estimated fair values of the price swap contracts.

     Property and Equipment

     Canaan follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and natural gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Net capitalized costs (capitalized costs less accumulated amortization and deferred income taxes) are limited to the estimated future net revenues using period-end pricing, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves plus the lower of cost or estimated fair value of unproven properties subject to amortization less the effects of income taxes, including the difference between book and tax basis of capitalized oil and gas properties. Canaan subjects all costs of unproven properties to amortization as such costs are insignificant. Canaan compares the carrying value of its oil and gas properties to the calculated limitation at each period end. Capitalized costs less accumulated amortization plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves plus estimated dismantlement and abandonment costs, net of estimated salvage values, if any, are amortized by an equivalent unit-of-production method, converting natural gas to oil at the ratio approximating their relative energy content of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and natural gas properties unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves. Revenues from services provided to affiliates and other working interest owners (salt water disposal services and production engineering services) and management fees received for managing affiliated partnerships in excess of related costs incurred are accounted for as reductions of capitalized costs of oil and natural gas properties. Net services revenues and management fees in excess of net capitalized costs of oil and natural gas properties are accounted for as increases to additional paid-in capital.

     Canaan has restated previously reported financial statements to record services revenues and the excess of partnership management fees over general and administrative expenses as reductions of capitalized costs of oil and natural gas properties. Such amounts were previously included in net earnings. The effect of the restatement was to reduce net earnings by $89,096 in 1997 ($143.50 per share), $70,963 in 1998 ($117.68 per share), $54,851 in 1999 ($86.79 per share), and $44,678 and $6,442 in the three months ended March 31, 1999 and 2000, respectively ($70.69 and $10.19 per share, respectively).

     Depreciation and amortization of other equipment are provided using the straight-line method based on estimated useful lives of the related assets, which range from 3 to 7 years.

     Canaan accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of". SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

     Other Assets

     Other assets as of December 31, 1999 and March 31, 2000, represent legal, accounting and engineering costs incurred in connection with Canaan's proposed merger with the Coral Limited Partnerships, the General Partners, Indian and CSI, discussed above. Costs incurred in connection with the proposed merger of the Coral Limited Partnerships and the General Partners are deferred as incurred and will be

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)


expensed when the merger is completed or terminated since the transactions are being accounted for as reorganization of interests under common control in a manner similar to a pooling of interests. Costs incurred and deferred in connection with the proposed merger of the Coral Limited Partnerships and the General Partners approximated $258,000 and $526,000 for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively. Costs incurred in connection with the acquisitions of Indian and CSI are being deferred and will be included in the purchase price upon completion of the acquisitions or will be expensed if the transactions are terminated.

     Revenue and Royalty Distributions Payable

     For certain oil and natural gas properties, Canaan receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. Canaan accrues revenue for only its net interest in its oil and natural gas properties.

     Hedging Activities

     Canaan periodically enters into oil and natural gas price swap agreements to manage its exposure to oil and natural gas price volatility. These contracts have no cash requirements at inception and are with counterparties that Canaan believes have minimal credit risks. The oil and natural gas reference prices upon which the price hedging instruments are based reflect various market indices that have a high degree of historical correlation with actual prices received by Canaan.

     Canaan accounts for it's hedging contracts using the deferral method of accounting. Under this method, realized gains and losses from Canaan's price risk management activities are recognized in oil and natural gas revenues when the associated production occurs and the resulting cash flows are reported as cash flows from operating activities. In the event of a loss of correlation between changes in oil and natural gas reference prices under a hedging contract and actual oil and natural gas prices, a gain or loss is recognized currently to the extent the hedging contract has not offset changes in actual oil and natural gas prices.

     Canaan was not a party to any hedging contracts as of December 31, 1998. On September 24, 1999, Canaan, as a participating party with the Coral Limited Partnerships, entered into a natural gas price swap covering 1,500,000 cubic feet of monthly production, or approximately 30% of its natural gas production beginning October 1999 through September 2000. The price to be received for this production is $2.60 per Mcf, while Canaan will pay the counterparty a floating index price. On November 18, 1999, Canaan as a participating party with the Coral Limited Partnerships, entered into an oil price swap covering 100 barrels of monthly oil production or approximately 70% of its oil production beginning January 2000 through December 2000. The price to be received for this production is $22.00 per barrel, while Canaan will pay the counterparty a floating index price.

     In April 2000, Canaan, as a participating party with the Coral Limited Partners, entered into an additional natural gas price swap covering 1,500,000 cubic feet of monthly production or approximately 30% of its natural gas production beginning June 2000 through May 2001. The price to be received for this production is $2.97 per Mcf, while Canaan will pay the counterparty a floating index price.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

     The fair value of Canaan's natural gas and oil price hedging contracts approximated $4,000 and $(6,000) at December 31, 1999 and March 31, 2000, respectively. This asset (liability) represents the estimated amount Canaan would receive (pay) to cancel the contracts or transfer them to other parties. No deferred hedging gains or losses were recorded as of December 31, 1999 or March 31, 2000.

     Revenue Recognition and Natural Gas Balancing

     Oil and natural gas sales are recognized in the month in which the oil and natural gas reserves are produced and sold by Canaan.

     During the course of normal operations, Canaan and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. Canaan follows the sales method of accounting for natural gas imbalances. A liability is recorded only if Canaan's excess takes of natural gas volumes exceed its estimated remaining recoverable reserves. No receivables are recorded for those wells where Canaan has taken less than its ownership share of natural gas production. Canaan's production imbalance position in terms of volumes and value was not significant as of December 31, 1998 and 1999 and March 31, 2000.

     Production Costs

     Lease operating costs, including costs incurred to maintain or increase production levels from an existing completion interval, along with production related taxes are expensed as incurred.

     Major Purchasers

     Canaan markets its oil and natural gas production to numerous purchasers under a variety of contracts. Three purchasers accounted for 58%, four purchasers accounted for 64% and three purchasers accounted for 66% of Canaan's 1997, 1998 and 1999 oil and natural gas revenues, respectively. Canaan had no other purchasers that accounted for greater than 10% of its oil and natural gas revenues. Canaan does not believe that the loss of any single customer would have a material effect on the results of its operations.

     General and Administrative Expenses

     General and administrative expenses are reported net of amounts allocated to working interests of the oil and natural gas properties operated by Canaan, and net of amounts capitalized pursuant to the full cost method of accounting. No general and administrative costs were capitalized for the years ended December 31, 1997, 1998 and 1999 or the three months ended March 31, 1999 and 2000, due to nominal exploration and development activities of Canaan.

     General and administrative costs recovered through allocation to other working interest owners approximated $416,000, $538,000, $643,000, $156,000 and $166,000 for the years ended December 31, 1997, 1998 and 1999 and the three months ended March 31, 1999 and 2000, respectively.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)


     Income Taxes

     Canaan accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized at the enacted tax rates for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases and tax operating losses and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Earnings Per Share

     Basic earnings per share data is computed by dividing net earnings attributable to common shareholders by the weighted average number of common shares outstanding during the period. Canaan has no other securities that would dilute its basic earnings per share.

     Comprehensive Income

     SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of "comprehensive income" and its components in a set of financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Canaan had no items of comprehensive income as defined by SFAS No. 130 not included in the accompanying statements of operations; therefore, statements of comprehensive income have not been presented in the accompanying financial statements.


3.   Property Acquisitions

     In November 1997, Canaan acquired oil and natural gas producing properties located in Oklahoma from Boswell Energy Corp. (Boswell) for $16,000. Estimated proved reserves acquired in the Boswell acquisition approximated 31,000 Mcf of natural gas equivalent (unaudited). As a result of the acquisition, Canaan assumed operations of 15 of the producing oil and natural gas properties.

     In December 1998, Canaan acquired oil and natural gas producing properties located in Oklahoma from Marathon Oil Co. (Marathon) for $18,000. Estimated proved reserves acquired in the Marathon acquisition approximated 24,000 Mcf of natural gas equivalent (unaudited). As a result of the acquisition, Canaan assumed operations of 16 of the producing oil and natural gas properties.

     The acquired properties described above were accounted for by the purchase method and accordingly, operations have been included in the financial statements from the date of the respective acquisitions. Supplemental pro forma results of operations of Canaan for the year of acquisition of the producing properties and the immediately preceding year, assuming the acquisitions occurred at the beginning of the year, have not been presented because the pro forma amounts of revenue, net earnings, and net earnings per share would not be materially different from actual amounts.

                            CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

4.       Accounts Receivable

         Accounts receivable consisted of the following:

                                                                         December 31,               March 31,
                                                                ----------------------------
                                                                   1998              1999              2000
                                                                ----------        ----------        ----------
                                                                                                     (Unaudited)
           Oil and natural gas revenue accruals                 $   13,424        $   28,843        $   28,617
           Joint interest billings                                 197,563           198,889           290,980
           Receivables from affiliates                              14,542            41,906           106,204
           Receivables from officers                                 1,924             2,209             2,000
           Other                                                     4,292             1,289                --
                                                                ----------        ----------        ----------
           Total                                                $  231,745        $  273,136        $  427,801
                                                                ==========        ==========        ==========

5.       Property and Equipment

         Property and equipment consisted of the following:

                                                                         December 31,                 March 31,
                                                                ----------------------------
                                                                   1998              1999              2000
                                                                ----------        ----------        ----------
                                                                                                    (Unaudited)
           Oil and natural gas properties - subject to
             amortization                                       $  368,218        $  421,268         $  401,738
           Accumulated depreciation and
             amortization                                         (368,218)         (380,564)          (381,990)
                                                                ----------        ----------         ----------
           Net oil and natural gas properties                           --            40,704             19,748
                                                                ----------        ----------         ----------
           Other equipment                                         179,557           174,316            195,179
           Accumulated depreciation                               (138,731)         (149,723)          (152,061)
                                                                ----------        ----------         ----------
           Net other equipment                                      40,826            24,593             43,118
                                                                ----------        ----------         ----------
           Property and equipment, net of accumulated
             depreciation and amortization                      $   40,826        $   65,297         $   62,866
                                                                ==========        ==========         ==========

         Depreciation, and amortization expense consisted of the following:

                                                                                               Three months ended
                                                           Year ended December 31,                 March 31,
                                                     ----------------------------------      ---------------------
                                                       1997         1998         1999          1999         2000
                                                     --------     --------     --------      --------     --------
                                                                                                  (Unaudited)
           Depreciation and amortization of oil
             and natural gas properties              $  9,914     $     --     $ 12,346      $     --     $  1,426
           Depreciation of other equipment             30,220       18,650       10,992         2,748        2,338
                                                     --------     --------     --------      --------     --------
                    Total expense                    $ 40,134     $ 18,650     $ 23,338      $  2,748     $  3,764
                                                     ========     ========     ========      ========     ========

                            CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

6.       Income Taxes

         The components of income tax expense (benefit) were as follows:

                                                                               Year ended December 31,
                                                                   ---------------------------------------------
                                                                     1997              1998               1999
                                                                   ---------         ---------         ---------
           Current income tax expense:
             U.S. Federal                                          $  22,000         $  50,000         $  11,000
             State                                                     6,000            10,000             4,000
                                                                   ---------         ---------         ---------
                  Total current tax expense                           28,000            60,000            15,000
                                                                   ---------         ---------         ---------
           Deferred income tax expense (benefit):
             U.S. Federal                                            (11,000)          (19,000)           12,000
             State                                                    (1,000)           (1,000)            2,000
                                                                   ---------         ---------         ---------
                  Total deferred tax expense (benefit)               (12,000)          (20,000)           14,000
                                                                   ---------         ---------         ---------
                  Total income tax expense (benefit)               $  16,000         $  40,000         $  29,000
                                                                   =========         =========         =========

         Total income tax expense for the respective years differed from the amounts computed by applying the U.S. federal income tax rate to earnings before income taxes as a result of the following:

                                                                              Year ended December 31,
                                                                   ---------------------------------------------
                                                                      1997              1998              1999
                                                                   ---------         ---------         ---------
           U.S. statutory tax rate                                    34%               34%               34%
           State income taxes                                          4                 4                 4
           Affiliate contract service revenues                        --                26                28
           Effect of graduated tax rates                             (14)              (10)              (19)
           Non conventional fuel source tax credits                   (5)               (3)               (3)
           Other                                                      --                 4                 3
                                                                   ---------         ---------         ---------
           Effective income tax rate                                  19%               55%               47%
                                                                   =========         =========         =========

         The tax effects of temporary differences that gave rise to the deferred tax assets and liabilities at December 31, 1997, 1998 and 1999 are presented below:

                                                                     1997              1998              1999
                                                                  ----------        ----------        ----------
           Deferred tax assets:
             Effect of cash-basis tax reporting                   $       --        $    4,000        $   62,000

             Property and equipment                                    8,000            24,000            17,000
                                                                  ----------        ----------        ----------
             Total deferred tax assets                                 8,000            28,000            79,000

           Deferred tax liabilities:
             Capitalized business combination costs                       --                --           (65,000)
                                                                  ----------        ----------        ----------
           Net deferred tax asset                                 $    8,000        $   28,000        $   14,000
                                                                  ==========        ==========        ==========

                            CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

7.   Employee Benefit Plan

     Canaan maintains a qualified profit sharing plan pursuant to which it may make annual discretionary contributions subject to Internal Revenue Code limits. The plan allows employees to make voluntary deferred contributions subject to Internal Revenue Code limits. Benefits payable under the plan are limited to the amount of plan assets allocable to the account of each plan participant. Canaan retains the right to modify, amend or terminate the plan at any time. Canaan recorded $132,000, $124,000, $126,000, $27,000 and $27,000 of expenses related to discretionary contributions to the plan for the years ended December 31, 1997, 1998 and 1999 and the three months ended March 31, 1999 and 2000, respectively. Such costs were accrued by Canaan during the year and funded in the following year.


8.   Commitments and Contingencies

     Canaan leases office space and equipment under operating leases expiring over the next three years. Future minimum lease payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1999 are as follows:

                                 2000                     $   41,706
                                 2001                         37,224
                                 2002                         34,131
                                 2003                         16,530
                                 2004                          3,135
                                                          ----------
                                      Total               $  132,726
                                                          ==========

     Rent expense for the years ended December 31, 1997, 1998 and 1999 approximated $61,000, $63,000 and $73,000, respectively. Rent expense for the three months ended March 31, 1999 and 2000 approximated $18,000 and $21,000, respectively.


9.   Related Party Transactions

     Canaan manages the Coral Limited Partnerships on behalf of the General Partners which reimburse Canaan for such services with payments equal to operating fees received from the Coral Limited Partnerships, as defined in the partnership agreements plus the General Partners' monthly distributions received from the Coral Limited Partnerships. Partnership management fees in excess of general and administrative expenses are recognized as a reduction in capitalized oil and natural gas costs. To the extent such excess fees reduce net capitalized oil and natural gas costs, such amounts are recognized as a contribution to equity.

     In November 1998, Canaan issued 32 shares or 5% of its common stock to one of its officers in exchange for a $22,000 promissory note. The note earns interest at the annual rate equal to the discount rate charged by the New York Federal Reserve Bank, redetermined semi-annually, and is secured by the common stock. The note matures in November 2001; however, it allows Canaan to forgive the note as services are provided by the officer over the term of the note. Canaan forgave approximately $7,000 of the note in 1998 and 1999 and approximately $2,000 for the three months ended March 31, 2000. The note is reflected in the accompanying balance sheets and statements of stockholders' equity as a stock subscription receivable. Compensation

                            CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)


expense is recorded pro ratably over the term of the note. The shares issued to the officer have rights equal to Canaan's other common shares. Canaan estimated the fair value of the shares issued to the officer exceeded the promissory note principal balance by $9,000 which was recorded as additional compensation expense in 1998.


10.  Oil and Natural Gas Operations

     The following table reflects the costs incurred in oil and natural gas property acquisition and development activities:

                                                                                         Three months ended
                                                      Year ended December 31,                 March 31,
                                               -----------------------------------      ---------------------
                                                  1997         1998         1999          1999         2000
                                               ---------    ---------    ---------      --------     --------
                                                                                             (Unaudited)
           Acquisition costs                   $  16,000    $  18,000    $      --      $     --     $     --
           Development costs                     139,433       50,816      106,671         4,986        1,486

     Results of Operations for Oil and Natural Gas Activities

     Below is a summary of results of operations for oil and natural gas producing activities. The results do not include any allocation of Canaan's general corporate overhead and, therefore, are not necessarily indicative of the contribution to net earnings of its oil and natural gas operations. Income tax expense has been calculated by applying statutory income tax rates to oil and natural gas sales after deducting costs, including depreciation and amortization and considering permanent differences, tax credits and allowances related to oil and gas producing activities.

                                                                                               Three months ended
                                                           Year ended December 31,                 March 31,
                                                  -------------------------------------   ------------------------
                                                      1997         1998         1999         1999         2000
                                                  -----------   ----------   ----------   -----------  -----------
                                                                                                  (Unaudited)
           Oil and natural gas sales              $   112,412   $   83,652   $  140,446   $    14,455  $    37,740
           Production and operating expenses          (25,005)     (33,170)     (28,531)       (3,765)      (6,895)
           Depreciation and amortization               (9,914)          --      (12,346)           --       (1,426)
           Income tax expense                         (13,000)      (5,000)     (16,000)       (2,000)      (6,000)
                                                  -----------   ----------   ----------   -----------  -----------
           Results of operations from oil and
             natural gas producing activities     $    66,493   $   45,482   $   83,569   $     8,690  $    23,419
                                                  ===========   ==========   ==========   ===========  ===========
           Depreciation and amortization
             per equivalent Mcf of production     $      0.24   $       --   $     0.22   $        --  $      0.10
                                                  ===========   ==========   ==========   ===========  ===========

11.  Supplemental Information on Oil and Natural Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and natural gas activities of Canaan is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission (SEC) and SFAS No. 69, "Disclosures About Oil and Gas Producing Activities".

                            CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)


     Quantities of Oil and Natural Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three year period ended December 31, 1999. Canaan's proved reserves at December 31, 1998 and 1999 were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. Canaan cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     Canaan prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, Canaan used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. Canaan has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

                            CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

         Changes in Proved Reserves


                                                                          Oil             Natural Gas
                                                                         (Bbls)              (Mcf)
                                                                        --------          -----------
         Proved reserves as of December 31, 1996                          10,000              513,000
             Extensions and discoveries                                    1,000               18,000
             Purchases of reserves                                         3,000               16,000
             Production                                                   (1,000)             (32,000)
             Sale of reserves                                             (1,000)                  --
                                                                        --------             --------
         Proved reserves as of December 31, 1997                          12,000              515,000
             Purchases of reserves                                         1,000               25,000
             Production                                                   (2,000)             (29,000)
                                                                        --------             --------
         Proved reserves as of December 31, 1998                          11,000              511,000
             Extensions and discoveries                                    2,000                   --
             Revisions of previous estimates                               3,000               43,000
             Production                                                   (1,000)             (47,000)
                                                                        --------             --------
         Proved reserves as of December 31, 1999                          15,000              507,000
                                                                        ========             ========

                                                                          Oil             Natural Gas
                                                                         (Bbls)              (Mcf)
                                                                        --------          -----------
         Proved developed reserves as of:
             December 31, 1996                                             8,000              267,000
             December 31, 1997                                             9,000              249,000
             December 31, 1998                                             9,000              245,000
             December 31, 1999                                            11,000              390,000

         Standardized Measure of Discounted Future Net Cash Flows:

         The following table reflects the standardized measure of discounted future net cash flows relating to Canaan's interest in proved reserves:

                                                                                   December 31,
                                                                 -----------------------------------------------
                                                                     1997              1998              1999
                                                                 ----------        -----------       -----------
           Future cash inflows                                   $ 1,364,000       $ 1,178,000       $ 1,476,000
           Future development costs                                 (131,000)         (133,000)          (95,000)
           Future production costs                                  (474,000)         (399,000)         (420,000)
           Future income tax expense                                (134,000)         (113,000)         (206,000)
                                                                 -----------       -----------       -----------
           Future net cash flows                                     625,000           533,000           755,000
           10% discount to reflect timing of cash flows             (355,000)         (291,000)         (426,000)
                                                                 -----------       -----------       -----------
           Standardized measure of discounted future
             net cash flows                                      $   270,000       $   242,000       $   329,000
                                                                 ===========       ===========       ===========

         Future cash inflows are computed by applying year-end prices for each year presented (averaging $23.06 per barrel of oil, adjusted for transportation and other charges, and $2.25 per Mcf of natural gas at December 31, 1999) to the respective year-end quantities of proved reserves, except where

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of each year, based on respective year-end costs and assuming continuation of existing economic conditions.

         Future income tax expenses are computed by applying the appropriate statutory rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved giving effect to permanent differences, tax credits and allowances relating to proved oil and gas reserves.

         Principal changes in the standardized measure of discounted future net cash flows attributable to Canaan's proved reserves are as follows:

                                                                           Year ended December 31,
                                                            ----------------------------------------------------
                                                                  1997               1998              1999
                                                            ----------------    --------------    --------------
       Beginning balance                                    $        510,000    $      270,000    $      242,000
       Sales of oil and natural gas, net of
         production costs                                            (87,000)          (50,000)         (112,000)
       Net changes in year-end sales prices and
          production costs                                          (380,000)          (48,000)          102,000
       Extensions and discoveries, net of future
          development costs                                           20,000                --            16,000
       Revisions of previous estimates, net of future
          development costs                                               --                --            53,000
       Development costs incurred during the period
         which reduced future development costs                           --                --            57,000
       Purchase of reserves, net future development costs             26,000            19,000                --
       Sales of reserves in place, net of future
          development costs                                           (8,000)               --                --
       Accretion of discount                                          74,000            36,000            31,000
       Net change in income taxes                                    143,000            12,000           (52,000)
       Other, primarily timing                                       (28,000)            3,000            (8,000)
                                                            ----------------    --------------    --------------
       Ending balance                                       $        270,000    $      242,000    $      329,000
                                                            ================    ==============    ==============

         Segment Information

         Canaan manages its business by country, which results in one operating segment during the years ended December 31, 1997, 1998 and 1999 and the three months ended March 31, 2000.

         Canaan is engaged primarily in the acquisition, development and production of oil and natural gas properties located in Oklahoma. Canaan also operates 107 oil and natural gas producing properties located in Oklahoma, and manages eight oil and natural gas limited partnerships on behalf of those partnership's general partners.

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Indian Oil Company:

We have audited the accompanying balance sheets of Indian Oil Company as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indian Oil Company as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.


                                                    KPMG LLP

Oklahoma City, Oklahoma
May 8, 2000

                              INDIAN OIL COMPANY

                                Balance Sheets

                                                                          December 31,                    March 31,
                                                                ---------------------------------
                          Assets                                    1998                1999                2000
                                                                -------------       -------------       -------------
                                                                                                         (Unaudited)
Current assets:
    Cash and cash equivalents                              $       1,990,838    $       1,310,811   $      1,722,644
    Accounts receivable, net (Note 4)                              2,744,729            2,715,707          4,157,949
    Prepaid expenses and other current assets                         95,247              130,524             38,525
                                                               -------------        -------------      -------------
          Total current assets                                     4,830,814            4,157,042          5,919,118
                                                               -------------        -------------      -------------
Property and equipment - at cost, based on
    the full cost method of accounting for oil
    and natural gas properties (Note 5):
       Oil and natural gas properties subject
          to amortization                                         37,598,702           38,114,089         36,926,012
       Oil and natural gas properties not
          subject to amortization                                    812,929              117,368            117,368
       Other equipment and leasehold
          improvements                                               690,604              499,412            507,012
                                                               -------------        -------------      -------------
                                                                  39,102,235           38,730,869         37,550,392
Accumulated depreciation and amortization                         (8,912,392)         (11,862,802)       (12,555,247)
                                                               -------------        -------------      -------------
                                                                  30,189,843           26,868,067         24,995,145
                                                               -------------        -------------      -------------
Debt issuance costs, net (Note 2)                                    133,714               20,498                 --
Deferred tax asset (Note 7)                                        1,520,000            2,049,000          1,962,000
Other assets                                                          30,000               30,000             30,000
                                                               -------------        -------------      -------------
          Total assets                                     $      36,704,371    $      33,124,607   $     32,906,263
                                                               =============        =============      =============
          Liabilities and Stockholders' Deficit

Current liabilities:
    Accounts payable:
       Trade                                               $         505,239    $         462,770   $        506,847
       Revenues and royalties due to others                        2,558,373            2,257,864          2,462,338
    Accrued expenses                                                 192,195              924,741            488,124
    Current portion of long-term debt (Note 6)                            --            3,603,000         24,425,583
    Other current liabilities                                         84,778               84,778             84,778
                                                               -------------        -------------      -------------
          Total current liabilities                                3,340,585            7,333,153         27,967,670
                                                               -------------        -------------      -------------
Long-term debt, less current portion (Note 6)                     35,333,968           29,832,505          5,093,750
Other non-current liabilities                                        134,232               49,454             28,259
Stockholders' deficit:
    Common stock, $0.005 par value; 2,000,000
       shares authorized, 62,360 shares
       outstanding (less treasury shares of
       37,187) in 1998, and 65,643 shares
       outstanding (less treasury shares of
       37,187) in 1999 and 2000, respectively                            312                  328                328
    Additional paid-in capital                                     1,332,603              793,332          4,532,435
    Accumulated deficit                                           (3,437,329)          (4,884,165)        (4,716,179)
                                                               -------------        -------------      -------------
          Total stockholders' deficit                             (2,104,414)          (4,090,505)          (183,416)
                                                               -------------        -------------      -------------
          Total liabilities and stockholders' deficit      $      36,704,371    $      33,124,607   $     32,906,263
                                                               =============        =============      =============

See accompanying notes to financial statements.

                              INDIAN OIL COMPANY

                           Statements of Operations

                                                                                                   Three months ended
                                                      Year ended December 31,                          March 31,
                                             -------------------------------------------       --------------------------
                                                1997            1998             1999             1999            2000
                                             ----------     -----------      -----------       ----------      ----------
                                                                                                      (Unaudited)
Revenues:
    Oil and natural gas sales             $  3,356,616   $   10,014,808    $   9,050,664     $  1,858,291    $  2,509,655
    Other income                               312,656          234,599          318,412           85,944          36,380
                                            ----------      -----------      -----------       ----------      ----------
          Total revenue                      3,669,272       10,249,407        9,369,076        1,944,235       2,546,035
                                            ----------      -----------      -----------       ----------      ----------
Costs and expenses:
    Lease operating                          1,038,562        2,971,006        2,684,875          646,676         672,735
    Production taxes                           220,810          504,833          506,854           96,374         147,506
    Depreciation and amortization
       (Note 5)                                739,397        4,029,243        3,047,718          919,311         692,445
    General and administrative               1,138,632        1,659,255        2,395,974          822,247         179,662
    Interest expense (Note 6)                  509,381        3,119,786        2,709,491          726,459         598,701
    Reduction  of carrying  cost of oil
      and natural gas properties (Note 12)          --        4,000,000               --               --              --
                                            ----------      -----------      -----------       ----------      ----------
          Total costs and expenses           3,646,782       16,284,123       11,344,912        3,211,067       2,291,049
                                            ----------      -----------      -----------       ----------      ----------
Earnings (loss) before income taxes             22,490       (6,034,716)      (1,975,836)      (1,266,832)        254,986
Income tax expense (benefit) (Note 7)               --       (2,195,000)        (529,000)        (430,000)         87,000
                                            ----------      -----------      -----------       ----------      ----------
          Net earnings (loss)             $     22,490   $   (3,839,716)   $  (1,446,836)    $   (836,832)   $    167,986
                                            ==========      ===========      ===========       ==========      ==========



See accompanying notes to financial statements.

                              INDIAN OIL COMPANY

                           Statements of Cash Flows

                                                                                                     Three months ended
                                                          Year ended December 31,                        March 31,
                                              ---------------------------------------------    ---------------------------
                                                   1997            1998            1999            1999           2000
                                              -------------    ------------    ------------    ------------    -----------
                                                                                                        (Unaudited)
Cash flows from operating activities:
 Net earnings (loss)                         $       22,490   $  (3,839,716)  $  (1,446,836)  $    (836,832)  $    167,986
 Adjustments to reconcile net earnings
  (loss) to net cash provided by
  operating activities:
   Depreciation and amortization                    739,397       4,029,243       3,047,718         919,311        692,445
   Reduction in carrying cost of oil
     and natural gas properties                          --       4,000,000              --              --             --
   Amortization of debt issuance costs                9,000         136,000         233,616          33,949         20,498
   Accretion of discount on long-term
     debt                                            35,000          40,200          46,700          10,900          6,300
   Deferred income tax expense
     (benefit)                                           --      (2,195,000)       (529,000)       (430,000)        87,000
   Gain on sale of equipment                        (32,858)        (35,258)        (34,067)        (21,195)       (21,195)
   Accrued interest expense increasing
     debt                                                --         343,769         313,337          75,894         39,258
   Compensation expense from
     issuance of common stock and
     common stock purchase options                       --              --         549,000              --             --
   Changes in operating assets and
     liabilities:
      Accounts receivable                           749,452      (1,490,850)       (432,249)        719,504         19,758
      Other current assets                         (132,639)         94,889         (35,277)          7,473         91,999
      Accounts payable and accrued
       expenses                                      61,267       1,312,031         389,568        (510,605)       188,934
                                              -------------    ------------    ------------    ------------    -----------
Net cash provided by (used in)
 operating activities                             1,451,109       2,395,308       2,102,510         (31,601)     1,292,983
                                              -------------    ------------    ------------    ------------    -----------
Cash flows from investing activities:
 Purchases of property and equipment            (33,769,226)     (1,809,140)     (1,346,325)       (393,714)      (356,523)
 Proceeds from sales of property and
  equipment                                         276,776         334,293         570,222         570,222         75,000
 Cash received from post closing
  adjustments to purchase price of
  property and equipment                                 --       1,533,769         372,066              --             --
                                              -------------    ------------    ------------    ------------    -----------
Net cash provided by (used in)
 investing activities                           (33,492,450)         58,922        (404,037)        176,508       (281,523)
                                              -------------    ------------    ------------    ------------    -----------
Cash flows from financing activities:
 Borrowings on long-term debt                    35,068,000              --       6,500,000       6,000,000             --
 Repayments of long-term debt                    (1,918,000)     (3,000,000)     (8,758,500)     (6,000,000)      (599,627)
 Payments for debt issuance costs                   (80,000)       (198,713)       (120,000)             --             --
                                              -------------    ------------    ------------    ------------    -----------
Net cash provided by (used in)
 financing activities                            33,070,000      (3,198,713)     (2,378,500)             --       (599,627)
                                              -------------    ------------    ------------    ------------    -----------
Net increase (decrease) in cash and
 cash equivalents                                 1,028,659        (744,483)       (680,027)        144,907        411,833

Cash and cash equivalents at beginning
 of period                                        1,706,662       2,735,321       1,990,838       1,990,838      1,310,811
                                              -------------    ------------    ------------    ------------    -----------
Cash and cash equivalents at end of period   $    2,735,321   $   1,990,838   $   1,310,811   $   2,135,745   $  1,722,644
                                              =============    ============    ============    ============    ===========

See accompanying notes to financial statements.

                              INDIAN OIL COMPANY

                                                                                                            Three months ended
                                                                 Year ended December 31,                        March 31,
                                                     ---------------------------------------------       -------------------------
                                                          1997            1998             1999             1999          2000
                                                     ------------    ------------     ------------       -----------   ------------
                                                                                                                 (Unaudited)
Supplemental cash flow information:

   Cash payments for interest                        $    366,000    $  2,600,000     $  1,836,000       $   605,716   $    532,645
                                                     ============    ============     ============       ===========   ============
   Cash payments for income taxes                    $     13,000    $         --     $         --       $        --   $         --
                                                     ============    ============     ============       ===========   ============
Supplemental schedule of non-cash
 investing and financing activities:

     Debt issuance costs included
       in accounts payable                           $    198,713    $         --     $         --       $        --   $         --
                                                     ============    ============     ============       ===========   ============
     Purchases of property and equipment
       included in accounts payable                  $    315,101    $         --     $         --       $        --   $         --
                                                     ============    ============     ============       ===========   ============
     Post closing adjustments to purchase
       price of property and equipment
       included in accounts receivable               $  1,533,769    $    372,066     $         --       $        --   $         --
                                                     ============    ============     ============       ===========   ============
     Sale of property and equipment for
       notes receivable                              $         --    $     30,000     $         --       $        --   $         --
                                                     ============    ============     ============       ===========   ============
     Distribution of assets to stockholders          $         --    $         --     $  1,088,253       $        --   $         --
                                                     ============    ============     ============       ===========   ============
     Issuance of common stock and common
       stock purchase options by
       principal stockholders                        $         --    $         --     $    417,000       $        --   $         --
                                                     ============    ============     ============       ===========   ============
     Issuance of common stock                        $         --    $         --     $    132,000       $        --   $         --
                                                     ============    ============     ============       ===========   ============
     Sale of property and equipment
       for accounts receivable                       $         --    $         --     $         --       $        --   $  1,462,000
                                                     ============    ============     ============       ===========   ============
     Contribution of stockholder
       debt to equity                                $         --    $         --     $         --       $        --  $   3,739,103
                                                     ============    ============     ============       ===========   ============
     Accrued interest added to debt                  $         --    $         --     $         --       $        --  $     377,000
                                                     ============    ============     ============       ===========   ============

See accompanying notes to financial statements.

                               INDIAN OIL COMPANY

                  Statements of Stockholders' Equity (Deficit)


                                           Number of Shares                                         Retained            Total
                                           of Common Stock                          Additional      Earnings        Stockholders'
                                     -----------------------------     Common        Paid-in      (Accumulated         Equity
                                      Outstanding     Treasury          Stock        Capital         Deficit)         (Deficit)
                                     ------------    -------------   -----------   -----------    ------------      ------------
Balance at December 31, 1996               62,360         37,725     $       312   $ 1,332,603    $    379,897      $  1,712,812
   Retirement of treasury stock                --           (538)             --            --              --                --
   Net earnings                                --             --              --            --          22,490            22,490
                                      -----------    -----------     -----------   -----------    ------------      ------------
Balance at December 31, 1997               62,360         37,187             312     1,332,603         402,387         1,735,302
   Net loss                                    --             --              --            --      (3,839,716)       (3,839,716)
                                      -----------    -----------     -----------   -----------    ------------      ------------
Balance at December 31, 1998               62,360         37,187             312     1,332,603      (3,437,329)       (2,104,414)
   Net loss                                    --             --              --            --      (1,446,836)       (1,446,836)
   Issuance of common stock and
     common stock purchase options
     by principal stockholders                 --             --              --       417,000              --           417,000
     (Note 8)
   Issuance of common stock
     (Note 8)                               3,283             --              16       131,984              --           132,000
   Distribution to stockholders
     (Note 8)                                  --             --              --    (1,088,255)             --        (1,088,255)
                                      -----------    -----------     -----------   -----------    ------------      ------------
Balance at December 31, 1999               65,643         37,187             328       793,332      (4,884,165)       (4,090,505)
   Net earnings (unaudited)                    --             --              --            --         167,986           167,986
   Contribution of stockholder
     debt (unaudited) (Note 6)                 --             --              --     3,739,103              --         3,739,103
                                      -----------    -----------     -----------   -----------    ------------      ------------
Balance at March 31, 2000
   (unaudited)                             65,643         37,187     $       328   $ 4,532,435    $ (4,716,179)     $   (183,416)
                                      ===========    ===========     ===========   ===========    ============      ============

See accompanying notes to financial statements.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements

                       December 31, 1997, 1998 and 1999
           (Information insofar as it relates to March 31, 2000 and
         the three months ended March 31, 1999 and 2000 is unaudited)

1.   Organization and Basis of Presentation

     Indian Oil Company (Indian) is engaged in the exploration, development and production of natural gas, and to a lesser extent, crude oil. Indian's oil and natural gas operations are concentrated in Oklahoma and western Arkansas, and to a lesser extent in Texas, Kansas and Louisiana.

     On February 15, 1999, Indian entered into an Agreement and Plan of Merger with Canaan Energy Corporation (Canaan) and its affiliates (the Coral Group). Under the plan, within 18 months, Indian will merge with and into Canaan and all of its issued and outstanding shares will be converted into shares of Canaan. During the interim period prior to the merger, Indian authorized Canaan to manage Indian on a day-to-day basis.

     In the opinion of management, the accompanying unaudited financial statements as of March 31, 2000 and for the three months ended March 31 1999 and 2000, reflect all adjustments (which were normal and recurring) which, in the opinion of management, are necessary for a fair statement of the financial position and results of operations of the interim periods presented.


2.   Summary of  Significant Accounting Policies

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Indian considers all highly liquid investments with maturity of three months or less at time of purchase to be cash equivalents. Cash equivalents consist of overnight investments in money market funds.

Property and Equipment

     Indian follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and natural gas properties are capitalized, including nonproductive costs and overhead costs directly identified with acquisition, exploration and development activities. Indian capitalized $240,000, $200,000, $60,000 and $60,000 for the years ended December 31, 1997, 1998 and 1999, and the three months ended March 31, 2000, respectively, of overhead costs related to acquisition, exploration and development activities. No costs were capitalized for the three months ended March 31, 1999 due to nominal acquisition, exploration and development activities of Indian during the period. Capitalized overhead costs consist of salaries related to Indian's geological personnel and

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

do not include costs related to production of oil and gas reserves or general corporate overhead. Net capitalized costs (capitalized costs less accumulated amortization and deferred income taxes) are limited to the estimated future net revenues based on period end pricing, discounted at 10% per year, from proved oil and natural gas reserves plus the cost of properties not subject to amortization plus the lower of cost or estimated fair value of unproven properties subject to amortization less the effects of income taxes, including the differences between the book and tax basis of capitalized oil and natural gas properties. Indian compares the carrying value of its oil and natural gas properties to the calculated limitation at each period end. Capitalized costs less accumulated amortization plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves plus estimated dismantlement and abandonment costs, net of estimated salvage values, if any, are amortized by an equivalent units-of-production method, converting barrels to natural gas at the ratio approximating their relative energy content of one barrel of oil to six Mcf of natural gas. No gain or loss is recognized upon the disposal of oil and natural gas properties, unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

     Oil and natural gas properties not subject to amortization consist of the cost of undeveloped leaseholds which have not been assigned proved reserves. These unproven properties are evaluated annually, on an individual basis, by management for impairment, with the impairment provision included in the cost of oil and natural gas properties subject to amortization. Factors considered by management in its impairment assessment include drilling results by Indian and other operators, the terms of oil and natural gas leases not held by production, and available funds for exploration and development.

     Depreciation and amortization of other property and equipment, including leasehold improvements, are provided using the straight-line method based on estimated useful lives of the related assets, which range from 3 to 7 years.

     Indian accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

Debt Issuance Costs

     Indian capitalized $279,000 of costs related to the issuance of debt in December 1997. Included in the amount capitalized was $125,000 of costs paid to certain stockholders and an affiliated company for their guaranty of a portion of the debt and for modifications to the terms of the subordinated 1998 notes payable to stockholders. Also included in the amount capitalized was $45,000 paid to the president of Indian for his role as legal counsel in the preparation and review of the related debt agreements. In 1999, Indian capitalized $120,000 of costs related to the modification of its debt agreements. Amortization of debt issuance costs is recognized as interest expense over the repayment terms of the related debt using the straight-line method, which does not materially differ from the use of the effective interest method.

     Accumulated amortization of debt issuance costs as of December 31, 1998 and 1999, and March 31, 2000, approximated $145,000, $379,000 and $399,000, respectively.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

Revenue and Royalty Distributions Payable

     For certain oil and natural gas properties, Indian receives production proceeds from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. Indian accrues revenue for only its net revenue interest in oil and natural gas properties.

Hedging Activities

     Indian periodically enters into oil and natural gas price swap agreements to manage its exposure to oil and natural gas price volatility. These contracts have no cash requirements at inception and are with counterparties that Indian believes have minimal credit risks. The oil and natural gas reference prices upon which the price hedging contracts are based reflect various market indices that have a high degree of historical correlation with actual prices received by Indian.

     Indian accounts for its hedging contracts using the deferral method of accounting. Under this method, realized gains and losses from Indian's price risk management activities are recognized in oil and natural gas revenues when the associated production occurs and the resulting cash flows are reported as cash flows from operating activities. In the event of a loss of correlation between changes in oil and natural gas reference prices under a hedging contract and actual oil and natural gas prices, a gain or loss is recognized currently to the extent the hedging contract has not offset changes in actual oil and natural gas prices.

     Indian was not a party to any hedging contracts as of December 31, 1998. At December 31, 1999, Indian was a party to two natural gas price-hedging contracts covering 300 million cubic feet of monthly natural gas production. One price hedging contract covering 50 million cubic feet of monthly natural gas production terminates on April 1, 2000. The remaining hedge contract terminates on October 1, 2000. The weighted average price to be received for the hedged production is $2.14 per Mcf, while Indian will pay the counterparty a floating index price.

     On November 18, 1999, Indian as a participating party with the Coral Group, entered into an oil price swap covering 2,000 barrels of its monthly oil production beginning January 2000 through December 2000. The price to be received for this production is $22.00 per barrel, while Indian will pay the counterparty a floating index price.

     The fair value of Indian's natural gas and oil price hedging contract liability approximated $208,000 and $1,348,000 at December 31, 1999 and March 31, 2000, respectively. This liability represents the estimated amount Indian would have to pay to cancel the contracts or transfer them to other parties. No deferred hedging gains or losses were recorded as of December 31, 1998, 1999 or March 31, 2000, respectively.

Natural Gas Balancing

     During the course of normal operation, Indian and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

     Indian follows the sales method of accounting for natural gas imbalances. A liability is recorded only if Indian's excess takes of natural gas volumes exceed its estimated remaining recoverable reserves. No receivables are recorded for those wells where Indian has taken less that its ownership share of natural gas production. As of December 31, 1998 and 1999 and March 31, 2000, Indian had a net underproduced imbalance position of 822 million, 834 million and 366 million cubic feet of natural gas, respectively. The fair value of the net underproduced imbalance position as of December 31, 1998, 1999 and March 31, 2000, approximated $1,600,000, $1,790,000 and $950,000, respectively, using natural gas prices at the end of the respective periods.

General and Administrative Expenses

     General and administrative expenses are reported net of amounts allocated to working interest owners of the oil and natural gas properties operated by Indian and net of amounts capitalized pursuant to the full cost method of accounting.

Production Costs

     Lease operating costs, including costs incurred to maintain or increase production levels from existing completion intervals, along with production related taxes are expensed as incurred.

Major Purchasers

     Indian markets its oil and gas production to numerous purchasers under a variety of short-term contracts. During 1997, 1998 and 1999, Indian's two, three and one largest purchasers accounted for 40%, 38% and 28%, respectively, of its oil and natural gas revenues. Indian had no other purchasers that accounted for greater than 10% of its oil and natural gas revenues. Indian does not believe that the loss of any single customer would have a material effect on the results of its operations.

Income Taxes

     Indian accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized at the enacted tax rates for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases and tax operating losses and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive Income

     SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of "comprehensive income" and its components in a set of financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Indian had no items of comprehensive income as defined by SFAS No. 130 not included in the accompanying statements of operations; therefore, statements of comprehensive income have not been presented in the accompanying financial statements.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

3.   Property Acquisition

     In December 1997, Indian acquired certain producing Oklahoma and western Arkansas properties from Sonat Exploration Inc. (Sonat) for approximately $30.2 million. Estimated proved reserves of the Sonat properties as of December 31, 1997 were 48.8 billion cubic feet of natural gas equivalent (unaudited). Indian funded the purchase through borrowings under a line of credit and a term note. Indian and Sonat agreed to a post closing purchase price adjustment whereby in October 1999, Indian was reimbursed approximately $372,000. The adjustment was in accordance with the provisions of the purchase and sale agreement, as amended, and was related to the estimated unknown net volumetric natural gas imbalances Indian assumed in the acquisition. Indian recognized the purchase price adjustment in 1998 as a reduction in the capitalized oil and natural gas costs.

     Included in the acquisition were numerous natural gas properties in which Sonat had taken more or less than its ownership share of natural gas volumes produced. On the acquisition date and through December 31, 1998, Indian was unable to estimate the value of the volumetric imbalances which may ultimately be settled in cash with other working interest owners. Accordingly, the purchase price of the Sonat properties did not include a value for these acquired volumetric imbalances. If the volumetric imbalances are settled in cash with other working interest owners, Indian will record the settlements as other revenues/expenses. Most of the volumetric imbalances between Indian and other working interest owners are expected to be eliminated through production; however, cash receipts or payments may occur as the individual properties approach depletion. The timing of cash receipts or payments, if any, on these volumetric imbalances is uncertain. No revenue or expense for these unknown volumetric imbalances was recorded in periods prior to March 31, 2000.

     The acquisition of the Sonat properties described above was accounted for by the purchase method and accordingly have been included in Indian's financial statements from the date of the acquisition. The following unaudited pro forma financial information presents the combined results of operations of Indian and the Sonat properties as if the acquisition occurred as of the beginning of 1997, after giving effect to certain adjustments, including additional amortization expense, increased interest expense on debt related to the acquisition, and related income tax effects. The unaudited pro forma financial information does not necessarily reflect the results of operations that would have occurred had the acquisition of the Sonat properties occurred at the beginning of 1997.

                Total revenues          $13,105,000
                Net income              $   729,000


4.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                                    December 31,                March 31,
                                                          ------------------------------
                                                             1998               1999              2000
                                                          -----------        -----------       -----------
                                                                                               (Unaudited)
Oil and natural gas revenue accruals                      $ 1,946,000        $ 2,427,000       $ 2,562,064
Joint interest billings                                       341,508            328,962           181,790
Receivables from officers                                      86,885                 --                --
Receivables from affiliates                                    18,270             24,520            22,095
Other                                                         372,066              5,225         1,462,000
Allowance for doubtful accounts                               (20,000)           (70,000)          (70,000)
                                                          -----------        -----------       -----------
Net accounts receivable                                   $ 2,744,729        $ 2,715,707       $ 4,157,949
                                                          ===========        ===========       ===========

     Indian requires other joint interest owners to pay drilling costs in advance. The advances are recorded as liabilities by Indian. Indian does not require parties to collaterize amounts owing for joint interest billings after completion of the well. To mitigate this credit risk, Indian has the ability to offset amounts owed through application of revenues of joint interest owners and also has the ability to file liens on the related properties.

     Accounts receivable - other, at December 31, 1998 represents amounts due from Sonat for post closing adjustments to the purchase price of oil and natural gas assets discussed in Note 3. Accounts receivable - other, at March 31, 2000, represents amounts due from Indian selling numerous low-margin oil and natural gas assets on March 31, 2000 for $1,462,000. The sales proceeds were received on April 14, 2000.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

5.   Property and Equipment

     Accumulated amortization of oil and natural gas properties subject to amortization at December 31, 1998 and 1999 and March 31, 2000, was $8,500,000, $11,443,000 and $12,114,000, respectively.

     Oil and natural gas assets not subject to amortization at December 31, 1999, consisted only of acquisition costs of undeveloped leaseholds in the following years:

                    1999                               $       --
                    1998                                   10,819
                    1997                                   66,188
                    Prior to 1997                          40,361
                                                       ----------

                               Total                   $  117,368
                                                       ==========


     Depreciation and amortization expense consisted of the following:

                                                                                              Three months ended
                                                       Year ended December 31,                      March 31,
                                             ------------------------------------------    --------------------------
                                                 1997           1998           1999           1999            2000
                                             -----------    -----------    ------------    -----------    -----------
                                                                                                   (Unaudited)
     Depreciation and amortization of
       oil and natural gas properties        $   650,000    $  3,900,000   $  2,943,000    $   887,000    $   671,000

     Depreciation and amortization of other
       equipment and leasehold
       improvements                               89,397         129,243        104,718         32,311         21,445
                                             -----------    ------------   ------------    -----------    -----------
              Total expense                  $   739,397    $  4,029,243   $  3,047,718    $   919,311    $   692,445
                                             ===========    ============   ============    ===========    ===========

6.       Long-Term Debt

         Long-term debt consisted of the following:

                                                                        December 31,
                                                              -------------------------------         March 31,
                                                                   1998              1999               2000
                                                              -------------     -------------      -------------
                                                                                                     (Unaudited)
          Credit facilities:
            1997 line of credit                               $  20,000,000     $  17,804,000      $  17,374,000
            1997 term loan                                       12,000,000         6,000,000          6,376,583
          Production payment obligation                                  --         5,437,500          5,268,750
          Subordinated 2003 notes payable                         1,999,644         2,249,122                 --
          Subordinated 1998 notes payable                         1,334,324         1,444,883                 --
          Note payable to affiliate                                      --           500,000            500,000
                                                              -------------     -------------      -------------
                                                                 35,333,968        33,435,505         29,519,333
          Current portion                                                --        (3,603,000)       (24,425,583)
                                                              -------------     -------------      -------------
          Net long-term debt                                  $  35,333,968     $  29,832,505      $   5,093,750
                                                              =============     =============      =============

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

1997 Line of Credit
-------------------

     In conjunction with the Sonat property acquisition in December 1997, Indian established a line of a credit pursuant to which it can borrow up to an amount determined by the bank based on evaluation of the assets and cash flow of Indian. The established borrowing base at December 31, 1999 and March 31, 2000 was $20 million. Amounts borrowed under the line of credit bear interest at various fixed rate options, which Indian may elect for periods up to 90 days. Such rates are generally less than the prime rate. Indian may also elect to borrow at the prime rate. The average interest rate at December 31, 1998 and 1999 and March 31, 2000 was 7.80%, 8.13% and 8.55%, respectively. The line of credit is secured by essentially all of Indian's oil and natural gas properties.

     On March 31, 1999, in conjunction with the merger agreement with the Coral Group, a monthly borrowing base reduction of $244,000 per month was established for a period of eighty-two (82) months. On January 1, 2000, the bank renewed the line of credit extending the maturity to January 15, 2001 and lowering the borrowing base reduction to $215,000 per month.

1997 Term Loan
--------------

     Also in conjunction with the Sonat property acquisition in December 1997, Indian established a $12 million term loan with a bank. Amounts borrowed under the term loan bear interest at a specified prime rate redetermined annually. The interest rate at December 31, 1998 and 1999 and March 31, 2000 was 8.00%, 8.25% and 8.25%, respectively. The term loan is secured by certain assets of affiliates of Indian.

     As discussed below, in March 1999, Indian repaid $6 million of the term loan with proceeds received from its issuance of a $6 million production payment obligation to the Coral Group.

     On February 1, 2000, the bank amended the term loan agreement extending its maturity to March 1, 2001 and increased the loan's principal balance by approximately $377,000 for accrued interest on the loan.

     As of December 31, 1999, Indian was not in compliance with certain financial covenants required to be met under the 1997 line of credit and 1997 term loan. The financial institutions waived noncompliance with the debt covenants.

Production Payment Obligation
-----------------------------

     In March 1999, as a result of the Agreement and Plan of Merger with the Coral Group, the Coral Group loaned Indian $6 million in return for a monthly production payment of $56,250 until the obligation is paid in full. The production payment obligation is unsecured and interest free.

Subordinated 2003 Notes Payable
-------------------------------

     As of December 31, 1998 and 1999, Indian had $2 million of 10% (discounted using a 13.7% interest rate) subordinated, unsecured notes payable to stockholders. In conjunction with the December 1997 Sonat property acquisition and execution of the 1997 line of credit, the terms of the subordinated 2003 notes were modified to defer all payments of interest until maturity of the 1997 line of credit. In connection with the

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

planned merger with the Coral Group, on February 14, 2000 the stockholders contributed the notes to Indian's equity.

Subordinated 1998 Notes Payable
-------------------------------

     As of December 31, 1998 and 1999, Indian had two subordinated notes payable, secured by treasury stock, outstanding. The notes were held by two former stockholders and in April 1996 the notes were purchased by an affiliate of Indian. The notes accrued interest at the national prime rate plus one half percent, redetermined annually. The interest rate at December 31, 1998 and 1999 was 8.0% and 8.25%, respectively. In conjunction with the December 1997 Sonat property acquisition and execution of the 1997 line of credit, the terms of the subordinated notes were modified to defer all payments of interest until maturity of the 1997 line of credit. In connection with the planned merger with the Coral Group, on February 14, 2000 the affiliate contributed the notes to Indian's equity.

Note Payable to Affiliate
-------------------------

     In October 1999, INDCO L.L.C. (INDCO), an entity with substantially the same ownership as Indian loaned Indian $500,000 for an unsecured promissory note. The note payable accrues interest at an annual rate of 6%. The principal balance and accrued interest thereon are due December 31, 2001.

Future Maturities

     The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1999, are as follows:

                        2000                       $   3,603,000
                        2001                          25,745,000
                        2002                             675,000
                        2003                             675,000
                        2004                             675,000

7.   Income Taxes

     At December 31, 1999, Indian had the following carryforwards available to reduce future income taxes:

                               Types of                                   Years of                 Carryforward
                             Carryforwards                               Expiration                  Amounts
         --------------------------------------------------        -----------------------    -----------------------
         Net operating loss - U.S. Federal                              2006 - 2019             $       6,237,000
         Net operating loss - various states                            2006 - 2019             $       9,023,000
         Statutory depletion                                                 --                 $       1,387,000

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

         The components of income tax expense (benefit) for the years ended December 31, 1997, 1998, and 1999 were as follows:

                                                                   1997             1998             1999
                                                               ------------     ------------    ------------
         Current income tax expense:
           U.S. Federal                                        $         --     $         --    $         --
           Various states                                                --               --              --
                                                               ------------     ------------    ------------
           Total current tax expense                                     --               --              --
                                                               ------------     ------------    ------------
         Deferred income tax expense (benefit):
           U.S. Federal                                                  --       (1,954,000)       (473,000)
           Various states                                                --         (241,000)        (56,000)
                                                               ------------     ------------    ------------
           Total deferred tax expense (benefit)                          --       (2,195,000)       (529,000)
                                                               ------------     ------------    ------------
         Total income tax expense (benefit)                    $         --     $ (2,195,000)   $   (529,000)
                                                               ============     ============    ============

         Total income tax expense (benefit) for the years ended December 31, 1997, 1998 and 1999 differed from the amounts computed by applying the U.S. federal income tax rate to earnings (loss) before income taxes as a result of the following:

                                                                    1997               1998             1999
                                                                -----------        -----------      -----------
         Expected income tax (benefit) rate                            34%                (34)%            (34)%
         State income tax (benefit)                                     4                  (4)              (4)
         Effect of graduated tax rates                                (19)                 --               --
         Increase in the valuation allowance
            for deferred tax assets                                    --                   5               --
         Nondeductible meals and entertainment                        271                   1                3
         Nondeductible life insurance premiums                        316                   1                3
         Nondeductible stock based compensation                        --                  --                7
         Deductible statutory depletion                              (608)                 (5)              (3)
         Other                                                          2                  --                1
                                                                -----------        -----------      -----------
         Effective income tax benefit rate                             --%                (36)%            (27)%
                                                                -----------        -----------      -----------

         The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities at December 31, 1997, 1998 and 1999 are as follows:

                                                                    1997              1998             1999
                                                                -----------        -----------      -----------
         Deferred tax assets:
           Net operating loss carryforwards                     $   347,000        $ 1,555,000      $ 2,482,000
           Statutory depletion carryforwards                        378,000            471,000          471,000
                                                                -----------        -----------      -----------
           Total deferred tax assets                                725,000          2,026,000        2,953,000
           Less valuation allowance                                      --            283,000          283,000
                                                                -----------        -----------      -----------
           Net deferred tax assets                                  725,000          1,743,000        2,670,000
                                                                -----------        -----------      -----------
         Deferred tax liabilities:
           Property and equipment, principally due
              to differences in depreciation, and the
              expensing of intangible drilling costs
              for tax purposes                                   (1,400,000)          (223,000)        (621,000)
                                                                -----------        -----------      -----------
         Net deferred tax asset (liability)                     $  (675,000)       $ 1,520,000      $ 2,049,000
                                                                ===========        ===========      ===========

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

     Indian has recognized $2.67 million of net deferred tax assets as of December 31, 1999, which consist of various carryforwards available to offset future income taxes. The carryforwards include federal net operating loss carryforwards, the majority of which do not begin to expire until 2018, and state net operating loss carryforwards, which expire primarily between 2006 and 2019. The tax benefits of carryforwards are recorded as an asset to the extent that management assesses the utilization of such carryforwards to be "more likely than not" realizable. When the future utilization of some portion of the carryforwards is determined not to be likely, a valuation allowance is provided to reduce the recorded tax benefits from such assets.

     Indian believes that its future taxable income will be sufficient to utilize a significant amount of its carryforwards prior to their expiration. Indian expects the tax benefit from the net operating loss and statutory depletion carryforwards to be utilized between 2000 and 2009. Such expectation is based upon current estimates of taxable income during this period. Significant changes in such estimates caused by variables such as future oil and natural gas prices or capital expenditures could alter the timing and amount of utilization of such carryforwards. There can be no assurance that Indian will generate any specific level of continuing taxable earnings.


8.   Stockholders' Equity

     On April 1, 1999, certain Indian stockholders transferred a total of 6,632 shares of their common stock, equal to 10% of Indian's outstanding shares, to two individuals as additional compensation for prior services performed. The individuals were officers of Indian who were terminated in March of 1999, as a result of the Agreement and Plan of Merger with Canaan. Also on April 1, 1999, as a result of a consulting arrangement between Indian and one of the individuals discussed above, Indian issued 3,283 shares of its common stock to the individual as additional compensation. Indian estimated the common shares transferred and issued had an aggregate value of $400,000, which was recorded as compensation expense in 1999.

     Indian has restated previously reported financial statements to record additional non-cash stock-based compensation expense in 1999. The effect of the restatement was to increase the net loss for 1999 by $400,000.

     On September 29, 1999, Indian's Chief Executive Officer and principal stockholder granted the individual providing consulting services to Indian, an option to purchase shares of the principal stockholders' common stock for $1.00 per share. The option may only be exercised when the individual's consulting agreement is terminated as a result of a liquidation, reorganization or the occurrence of other such transactions (a Transaction Event) by Indian. The number of shares subject to the option is dependent on Indian's Transaction Event value. The value of shares subject to the option is limited to $150,000.

     As disclosed in Note 1, Indian entered into an Agreement and Plan of Merger with Canaan. Effective September 30, 1999, Indian and Canaan agreed to Indian's merger value, thereby establishing the Transaction Event value and the number of shares subject to the purchase option. Indian recorded compensation expense of $149,000 based on the option's fair value.

     On October 10, 1999, Indian transferred certain assets to be excluded from the merger with Canaan to INDCO, for two notes approximating $1,088,000. The transferred assets included certain undeveloped leases, office fixtures, other equipment and receivables due from Indian's officers and stockholders. The notes'

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

principal amount equaled the book value (which approximated fair value) of transferred assets on the date of transfer. Also in October 1999, Indian issued INDCO a $500,000 note for cash (see Note 6). The $500,000 note payable to INDCO is expected to be repaid; however, the notes receivable from INDCO are not expected to be collected and have been accounted for as a distribution to stockholders.


9.   Employee Benefit Plan

     Employees of Indian, if eligible, may participate in a defined contribution plan with features under Section 401(k) of the Internal Revenue Code. The plan allows employees to make voluntary deferral contributions up to a maximum of 15% of their compensation. Indian matches 50% of each employee's contribution up to 6% of such employee's compensation. Benefits payable under the plan are limited to the amount of plan assets allocable to the account of each plan participant. Indian retains the right to modify, amend or terminate the plan at any time. For the years ended December 31, 1997, 1998 and 1999 and the three months ended March 31, 1999 and 2000, Indian made matching contributions of $35,000, $44,000, $31,000, $11,000 and $4,300, respectively.


10.  Related Party Transactions

     Indian subleased a condominium and leased a boat and an automobile from an affiliate in 1997 and 1998. Indian reimbursed the affiliate for related expenses incurred. Lease and reimbursement costs incurred by Indian approximated $77,000 and $71,000 for the years ended December 31, 1997 and 1998, respectively.

     Terms of the sublease and lease allowed Indian to cancel upon 30 days notice. Indian terminated the lease in September 1998.

     During 1997, Indian received $100,000 from an affiliate, as a reimbursement for management services provided. Such services were not provided in either 1998 or 1999.


11.  Commitments and Contingencies

     Indian leases its corporate offices through several lease obligations expiring August 1, 2001 and leases field operations equipment expiring in July 2001. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1999 are as follows:

                                     2000               $   381,000
                                     2001                   231,000
                                                        -----------
                                          Total         $   612,000
                                                        ===========

     Rent expense for the years ended December 31, 1997, 1998 and 1999 approximated $118,000, $292,000 and $389,000, respectively. Rent expense for the three months ended March 31, 1999 and 2000 approximated $101,000 and $94,000, respectively.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)



12.      Reduction of Carrying Cost of Oil and Natural Gas Properties

         Under the full cost method of accounting, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and natural gas properties. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value less deferred income taxes is compared to the ceiling with any excess written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

         At December 31, 1998, the carrying value of Indian's oil and natural gas properties, less related deferred income taxes, exceeded the full cost ceiling by $4 million. Accordingly, a $4 million pre-tax reduction of the carrying value of such properties was recorded. This reduction was partially offset by a $1.5 million deferred income tax benefit, resulting in an after-tax charge of $2.5 million.


13.      Oil and Natural Gas Operations

         Below is a summary of results of operations for oil and natural gas producing activities. The results do not include any allocation of Indian's interest costs or general corporate overhead. Income tax expense (benefit) has been calculated by applying statutory income tax rates to oil and gas sales after deducting costs, including depreciation, depletion and amortization and after giving effect to permanent differences, tax credits and allowances relating to proved oil and gas reserves.

                                                                                                  Three months ended
                                                      Year ended December 31,                          March 31,
                                           -----------------------------------------------   ----------------------------
                                               1997            1998             1999             1999             2000
                                           --------------  --------------   --------------   --------------  ------------
                                                                                                       (Unaudited)
Oil and natural gas sales               $    3,356,616   $   10,014,808     $  9,050,664     $  1,858,291     $ 2,509,655
Lease operating expenses and
  production taxes                          (1,259,372)      (3,475,839)      (3,191,729)        (743,050)       (820,241)
Depreciation and amortization                 (650,000)      (3,900,000)      (2,943,000)        (887,000)       (671,000)
Reduction of carrying value of oil
  and natural gas properties                        --       (4,000,000)              --              --              --
Income tax (expense) benefit                  (492,000)         462,000         (991,000)         (78,000)       (346,000)
                                           -----------    -------------      -----------      -----------      ----------
Results of operations from oil and
  natural gas producing activities      $      955,244   $     (899,031)    $  1,924,935     $    150,241     $   672,414
                                           ===========    =============      ===========      ===========      ==========
Depreciation and amortization
  per equivalent Mcf of production      $         0.52   $         0.80     $       0.63     $       0.75     $      0.61
                                           ===========    =============      ===========      ===========      ==========

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)



         The following is a summary of costs incurred, all of which were capitalized, for oil and gas property development and acquisition activities:

                                                                                                   Three months ended
                                                      Year ended December 31,                          March 31,
                                           -----------------------------------------------   -------------------------------
                                               1997            1998             1999             1999             2000
                                           --------------  --------------   --------------   --------------  ---------------
                                                                                                     (Unaudited)
Development costs                         $   1,681,672    $  1,298,316     $   1,186,837     $    393,714    $    356,523
Acquisition costs                            30,622,885              --           123,000               --              --

14.      Supplemental Information on Oil and Natural Gas Operations (Unaudited)

         The following supplemental unaudited information regarding the oil and natural gas activities of Indian is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission (SEC) and SFAS No. 69 "Disclosures About Oil and Gas Producing Activities."

Oil and Natural Gas Quantities
------------------------------

         The reserve information for the year ended December 31, 1998 and 1999 presented below was prepared by the independent engineering firm of Netherland, Sewell & Associates, Inc. Indian cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

         Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

         Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

         Indian prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, Indian used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. Indian has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

         On March 31, 2000, Indian sold 230 non-strategic oil and gas properties to a third party for $1.46 million. The information as to changes in proved reserves, standardized measure of discounted future net cash flows and changes in the standardized measure does not include the effect of the sale.


Changes in Proved Reserves
--------------------------

                                                                                   Oil                Natural Gas
                                                                                  (Bbls)                 (Mcf)
                                                                           ----------------       -----------------
         Proved reserves at December 31, 1996                                       264,000               8,141,000
              Extensions and discoveries                                              1,000                  59,000
              Purchase of reserves                                                  174,000              47,772,000
              Production                                                            (51,000)               (953,000)
              Sales of reserves in place                                             (1,000)                (25,000)
                                                                            ---------------          --------------
         Proved reserves at December 31, 1997                                       387,000              54,994,000
              Extensions and discoveries                                              2,000                 467,000
              Production                                                            (59,000)             (4,552,000)
              Sales of reserves in place                                                 --                (126,000)
                                                                            ---------------          --------------
         Proved reserves at December 31, 1998                                       330,000              50,783,000
              Extensions and discoveries                                             38,000               3,448,000
              Revisions of previous estimates                                       300,000               3,647,000
              Purchase of reserves                                                   26,000                  36,000
              Production                                                            (55,000)             (4,305,000)
              Sales of reserves in place                                                 --                  (9,000)
                                                                            ---------------          --------------
         Proved reserves at December 31, 1999                                       639,000              53,600,000
                                                                            ===============          ==============

Proved Developed Reserves as of:
-------------------------------

                                                                                   Oil                Natural Gas
                                                                                  (Bbls)                 (Mcf)
                                                                            -------------------    ------------------
         December 31, 1996                                                          241,000               5,575,000
         December 31, 1997                                                          292,000              38,162,000
         December 31, 1998                                                          236,000              33,952,000
         December 31, 1999                                                          519,000              34,956,000

Standardized Measure of Discounted Future Net Cash Flows
--------------------------------------------------------

         The following table sets forth the standardized measure of the discounted future net cash flows attributable to Indian's proved oil and natural gas reserves. Future cash inflows were computed by applying year-end prices of oil and natural gas for each year presented to the estimated future production of proved oil and natural gas reserves. All prices were held constant except where definite price escalation is provided for in the sales contracts.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

         Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of each year, based on respective year-end costs and assuming continuation of existing economic conditions.


         Future income tax expenses are computed by applying appropriate statutory rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved giving effect to permanent differences and tax credits and allowances relating to proved oil and gas reserves.

                                                                             Year ended December 31,
                                                              ----------------------------------------------------
                                                                    1997               1998               1999
                                                              -------------      --------------     --------------
         Future cash inflows                               $    128,942,000    $    103,279,000   $    129,862,000
         Future development costs                                (8,425,000)         (8,425,000)        (9,760,000)
         Future production costs                                (40,694,000)        (40,526,000)       (48,088,000)
         Future income tax expense                               (7,888,000)                 --         (5,237,000)
                                                              -------------      --------------     --------------

         Future net cash flows                                   71,935,000          54,328,000         66,777,000
         10% discount to reflect timing of cash flows           (33,395,000)        (25,221,000)       (32,289,000)
                                                              -------------      --------------     --------------
         Standardized measure of discounted future
           net cash flows                                  $     38,540,000    $     29,107,000   $     34,488,000
                                                              =============      ==============     ==============

         The weighted average prices at December 31, 1999 used in the computations in the table above were $23.66 per barrel of oil and $2.14 per Mcf of natural gas.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


Changes Relating to Standardized Measure of Discounted Future Net Cash Flows
----------------------------------------------------------------------------

         Principle changes in the standardized measure of discounted future net cash flows attributable to Indian's proved reserves are as follows:

                                                                             Year ended December 31,
                                                              ----------------------------------------------------
                                                                    1997               1998               1999
                                                              -------------      --------------     --------------
         Beginning balance                                 $     10,318,000    $     38,540,000   $     29,107,000
         Sales of oil and natural gas, net of
           production costs                                      (2,097,000)         (6,839,000)        (5,935,000)
         Net changes in year-end sales prices
           and production costs                                  (6,455,000)        (10,222,000)         4,764,000
         Purchase of reserves, net of future
           development costs                                     35,943,000                  --            276,000
         Revisions of previous estimates, net of
           future development costs                                      --                  --          5,323,000
         Extensions and discoveries net of future
           development costs                                         53,000             307,000          1,649,000
         Development costs incurred during the period
           which reduced future development costs                        --                  --            845,000
         Sales of reserves in place, net of future
           development costs                                        (25,000)            (81,000)            (8,000)
         Accretion of discount                                    1,437,000           4,277,000          2,911,000
         Net change in income taxes                                (170,000)          4,226,000         (3,070,000)
         Other, primarily timing                                   (464,000)         (1,101,000)        (1,374,000)
                                                              -------------      --------------     --------------
         Ending balance                                    $     38,540,000    $     29,107,000   $     34,488,000
                                                              =============      ==============     ==============

15.      Liquidity

         As of March 31, 2000, Indian had a working capital deficiency of $22 million as a result of inclusion in Indian's current liabilities of $23.8 million of borrowings from the 1997 line of credit which matures in January 2001 and from the 1997 term loan which matures in March 2001.

         As disclosed in Note 1, Indian entered into an Agreement and Plan of Merger with the Coral Group, whereby Indian will be acquired by Canaan for shares of Canaan. If the merger is completed, Canaan will assume Indian's 1997 line of credit and 1997 term loan obligations and Canaan will seek to extend the maturity date of the obligations or seek alternative financing from other commercial lenders.

         If the merger with Canaan is not completed, the merger agreement provides for the liquidation of Indian's assets, with any remaining proceeds after satisfying Indian's obligations being shared equally between Indian's stockholders and the Coral Group. If Indian is liquidated, management currently believes proceeds from the sale of its assets would be sufficient to satisfy its obligations. However, due to the effect of oil and natural gas prices on the value of Indian's assets, there can be no assurance actual sales proceeds would be sufficient to satisfy all of the obligations.

                         INDEPENDENT AUDITOR'S REPORT


To the Partners
Coral Reserves Natural Gas Income Fund
         1990 Limited Partnership
Oklahoma City, Oklahoma


         We have audited the balance sheets of Coral Reserves Natural Gas Income Fund 1990 Limited Partnership as of December 31, 1998 and 1999 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves Natural Gas Income Fund 1990 Limited Partnership as of December 31, 1998 and 1999, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.



                                         William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
March 10, 2000

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                                Balance Sheets

                                                                    December 31,
                                                               -----------------------        March 31,
                                                                  1998            1999           2000
                                                               ----------     -----------     -----------
                                                                                      (Unaudited)
      Assets
      Current assets:
               Cash and cash equivalents                      $    73,681     $     83,622    $     62,521
               Accounts receivable, net (Note  2)                 123,388          146,903         141,947
                                                               ----------      -----------     -----------
                    Total current assets                          197,069          230,525         204,468
                                                               ----------      -----------     -----------

      Property and equipment, at cost, based on the full
      cost method of
           accounting for oil and gas properties                3,537,870        3,613,177       3,616,129
               Accumulated depreciation, depletion and
                 amortization                                  (2,152,633)      (2,346,870)     (2,394,546)
                                                               ----------      -----------     -----------
                                                                1,385,237        1,266,307       1,221,583
                                                               ----------      -----------     -----------

                        Total assets                          $ 1,582,306     $  1,496,832    $  1,426,051
                                                               ==========      ===========     ===========

      Liabilities and Partners' Equity
      Current liabilities:
               Accounts payable                               $    15,937     $     24,359    $     14,985
               Revenue and royalty distributions payable           24,680           30,311          31,251
                                                               ----------      -----------     -----------
                    Total current liabilities                      40,617           54,670          46,236
                                                               ----------      -----------     -----------

      Long-term debt (Note 3)                                     628,455          690,455         690,455

      Partners' equity (deficit):
               General partners                                   (41,951)         (35,719)        (39,863)
               Limited partners                                   955,185          787,426         729,223
                                                               ----------      -----------     -----------
                    Total partners' equity                        913,234          751,707         689,360
                                                               ----------      -----------     -----------

                    Total liabilities and partners' equity    $ 1,582,306     $  1,496,832    $  1,426,051
                                                               ==========      ===========     ===========

See accompanying notes to financial statements.

CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                           Statements of Operations

                                                                               Three months ended
                                           Year ended December 31,                  March 31
                                    ---------------------------------------  ------------------------
                                      1997            1998         1999         1999         2000
                                   ------------    -----------  -----------  -----------  -----------
                                                                                   (Unaudited)
                                                                                   -
Revenues:
  Oil and gas sales              $  1,014,006    $   700,257  $   695,597  $   122,935  $   176,329
  Other income                          6,317          5,588        3,560          880        1,143
                                   ------------    -----------  -----------  -----------  -----------
    Total revenues                  1,020,323        705,845      699,157      123,815      177,472
                                   ------------    -----------  -----------  -----------  -----------

Costs and expenses:

  Lease operating                     103,886        105,603       93,983       23,801       23,132
  Production taxes                     45,033         52,015       49,817        8,354       14,155
  Depreciation, depletion
    and amortization                  256,591        234,422      194,237       46,164       47,676
  General and administrative           55,483         52,775       46,502       10,870       12,641
  Interest                             50,364         48,475       56,102       16,183       15,113
                                   ------------    ----------   -----------  -----------  -----------
    Total costs and expenses          511,357        493,290      440,641      105,372      112,717
                                   ------------    ----------   -----------  -----------  -----------

    Net earnings                 $    508,966    $   212,555  $   258,516  $    18,443  $    64,755
                                   ============    ===========  ===========  ===========  ===========

See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                            Statements of Cash Flow

                                                                                                   Three months ended
                                                            Year ended December 31,                      March 31,
                                                    -----------------------------------------    -----------------------
                                                        1997          1998           1999          1999          2000
                                                    ------------   ------------  ------------    ----------   ----------
                                                                                                      (Unaudited)
Cash flows from operating activities:
  Net earnings                                    $   508,966     $  212,555   $   258,516    $    18,443   $    64,755
  Adjustments to reconcile net earnings to net
   Cash provided by operating activities:
   Depreciation, depletion and amortization           256,591        234,422       194,237         46,164        47,676
   Changes in operating assets and liabilities:
      Accounts receivable                              39,285        160,256       (23,515)        39,385         4,956
    Increase (decrease) in:
      Accounts payable and Revenue and royalties
       payable                                         17,243        (17,810)       14,053            691        (8,434)
                                                    ---------      ---------     ---------      ---------     ---------
Net cash provided by operating activities             822,085        589,423       443,291        104,683       108,953
                                                    ---------      ---------     ---------      ---------     ---------

Cash flows from investing activities:
   Proceeds from sales of property and equipment        8,072              -             -              -             -
   Capital expenditures                              (205,604)       (47,542)      (75,307)        (2,258)       (2,952)
                                                    ---------      ---------     ---------      ---------     ---------
Net cash (used) provided by investing activities     (197,532)       (47,542)      (75,307)        (2,258)       (2,952)
                                                    ---------      ---------     ---------      ---------     ---------

Cash flows from financing activities:
   Borrowings on long-term debt                       276,500         29,500        62,000              -             -
   Repayments of long-term debt                      (139,500)             -             -              -             -
   Distributions to partners                         (761,700)      (611,700)     (420,043)      (109,578)     (127,102)
                                                    ---------      ---------     ---------      ---------     ---------
Net cash (used) provided by financing activities     (624,700)      (582,200)     (358,043)      (109,578)     (127,102)
                                                    ---------      ---------     ---------      ---------     ---------

Net increase (decrease) in cash and cash
equivalents                                              (147)       (40,319)        9,941         (7,153)      (21,101)

Cash and cash equivalents at beginning of year        114,147        114,000        73,681         73,681        83,622
                                                    ---------      ---------     ---------      ---------     ---------

Cash and cash equivalents at end of year          $   114,000     $   73,681   $    83,622    $    66,528   $    62,521
                                                    =========      =========     =========      =========     =========

Supplemental cash flow information:
   Cash payments for interest                     $    50,364     $   48,475   $    56,102    $    16,183   $    15,113
                                                    =========      =========     =========      =========     =========

See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                        Statements of Partners' Equity

                                        General        Limited       Total
                                       Partners'      Partners'    Partners'
                                        Equity         Equity       Equity
                                       ---------      ---------    ---------
 Balance at December 31, 1997        $     1,575  $   1,310,804  $ 1,312,379

    Net Earnings                         109,400        103,155      212,555
    Distributions to partners           (152,926)      (458,774)    (611,700)
                                       ---------      ---------    ---------

 Balance at December 31, 1998            (41,951)       955,185      913,234

    Net Earnings                         111,244        147,272      258,516
    Distributions to partners           (105,012)      (315,031)    (420,043)
                                       ---------      ---------    ---------

 Balance at December 31, 1999            (35,719)       787,426      751,707

    Net Earnings (Unaudited)              27,631         37,124       64,755
    Distributions to partners
(Unaudited)                              (31,775)       (95,327)    (127,102)
                                       ---------      ---------    ---------
 Balance at March  31, 2000
(Unaudited)                          $   (39,863)  $    729,223  $   689,360
                                       =========      =========    =========

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1997, 1998 and 1999
                (Information insofar as it relates to March 31, 2000 or the three months ended March 31, 1999 and 2000 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Natural Gas Income Fund 1990 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves, Inc., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 109 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

          . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . All other items of income and expense, with certain limited exceptions, and cash distributions are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership. A portion of the Limited Partners reached payout status during 1995, and the remainder reached payout during 1996.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 38.875 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma and Texas.

     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less at the time of purchase to be cash equivalents.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. The Partnership does not capitalize any internal costs as part of the full cost pool. Net capital costs (capitalized costs less accumulated amortization) are limited to the estimated future net revenues using period end pricing, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves plus the lower of cost or estimated fair market value of unproven properties subject to amortization. The Partnership subjects all costs of unproved properties to amortization, as such costs are insignificant. The Partnership compares the carrying value of its oil and gas properties to the calculated limitation at each period end. Capitalized costs less accumulated amortization plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves plus estimated dismantlement and abandonment costs, net of estimated salvage values, if any, are amortized by an equivalent unit-of-production method, converting natural gas to oil at the ratio approximating their relative energy content of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and natural gas properties unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

        CORAL RESERVE NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP
                         Notes to Financial Statements
                                  (Continued)

     The Partnership accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

     Production Costs

     Lease operating costs, including costs incurred to maintain or increase production levels from an existing completion interval, along with production related taxes are expensed as incurred.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

        CORAL RESERVE NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1997 and 1998, the Partnership's largest two purchasers accounted for approximately 35%, and during 1999 the Partnership's three largest purchasers accounted for 35%, of its oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                                  December 31,
                                                          --------------------------   March 31,
                                                             1998            1999         2000
                                                          ----------      ----------   ----------
                                                                                       (Unaudited)
      Oil and natural gas revenue accruals.........      $ 122,254       $ 144,157      $ 139,525
      Other........................................          1,134           2,746          2,422
                                                          --------        --------       --------

      Total........................................      $ 123,388       $ 146,903      $ 141,947
                                                          ========        ========       ========

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


3.   Long-Term Debt

     The balances at December 31, 1999 and 1998 consist of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on April 15, 2001. The established borrowing base available to the Partnership under this credit facility was $750,000 at December 31, 1999 and 1998, respectively. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at December 31, 1999 was 8.15%. At December 31, 1999 and 1998, the balances of the revolving line of credit facility were classified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in May 2000, extending the maturity date to April 15, 2001.

4.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

5.   Related Party Transactions

     During the years ended December 31, 1999, 1998 and 1997, the Partnership engaged in certain transactions with Coral Reserves, Inc., the Managing General Partner of the Partnership, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. or Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $22,883, $30,676 and $40,086 for 1999, 1998 and 1997, respectively, and are

        CORAL RESERVE NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Under an agreement between the Partnership and the Selling Agent, the Selling Agent is to receive compensation for services performed in the amount of 1 1/2% of Partnership gross annual revenues, plus 1% of Partnership monthly distributable cash before payout and an additional 1% after payout (paid solely out of the Managing General Partner's share of monthly distributable cash). Effective January 1, 1992, the Selling Agent sold the rights to these fees to Coral Reserves Natural Gas Income Fund 1991 Limited Partnership ("Coral 1991"), with the sole exception being that the Selling Agent retained the additional 1% after payout interest in Partnership monthly distributable cash. Fees subsequently paid to Coral 1991, in lieu of the Selling Agent, totaled $13,397, $18,603 and $22,191 for the years ended December 31, 1999, 1998 and 1997, respectively. The Selling Agent must continue to perform the services for the Partnership as originally contracted.

6.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                                      Three months ended
                                                   Year ended December 31                  March 31,
                                                   ----------------------                  ---------
                                           1997            1998            1999       1999          2000
                                           ----            ----            ----       ----          ----
                                                                                          (Unaudited)
                                                                                          -----------
   Development costs..........       $     93,428   $     28,620    $      24,454  $     -          $ 10,765

     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

                                                                                        Three Months Ended
                                                     Year ended December 31,                 March 31,
                                             --------------------------------------    ----------------------
                                                 1997          1998          1999        1999        2000
                                             ----------  -------------  -----------    ---------   ----------
                                                                                            (Unaudited)
                                                                                            -----------
Oil and natural gas sales...............    $ 1,014,006   $    700,257  $   695,597  $   122,935   $  176,329
Production and operating expenses.......       (148,919)      (157,618)    (143,800)     (32,155)     (37,287)
Depreciation, depletion and amortization       (256,591)      (234,422)    (194,237)     (46,164)     (47,676)
                                              ---------     ----------    ---------    ---------     --------
Results of operations for oil and gas
producing activities ...................    $   608,496   $    308,217  $   357,560  $    44,616   $   91,366
                                              =========     ==========    =========    =========     ========
Depreciation, depletion and amortization
per equivalent MCF of production.......     $      0.69   $       0.70  $      0.65  $      0.65    $    0.66
                                              =========     ==========    =========    =========     ========

        CORAL RESERVE NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

7.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1999. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     The Partnership prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, the Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information

        CORAL RESERVE NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

     Changes in Proved Reserves:

                                                                         Oil          Gas
                                                                        ----          ---
                                                                       (Bbls)        (Mcf)
                                                                        -----        -----
    Proved Reserves as of December 31, 1996.....................       21,000      2,724,000
         Extensions and discoveries.............................        1,000        144,000
         Production.............................................       (5,000)      (344,000)
                                                                     --------     ----------
    Proved Reserves as of December 31, 1997.....................       17,000      2,524,000
         Extensions and discoveries.............................            -          6,000
         Production.............................................       (3,000)      (313,000)
                                                                     --------     ----------
    Proved Reserves as of December 31, 1998.....................       14,000      2,217,000
         Revisions..............................................            -        237,000
         Production.............................................       (3,000)      (281,000)
                                                                     --------     ----------
    Proved Reserves as of December 31, 1999.....................       11,000      2,173,000
                                                                     ========     ==========
    Proved developed reserves as of:
         December 31, 1996......................................       20,000      2,600,000
         December 31, 1997......................................       15,000      2,256,000
         December 31, 1998......................................       12,000      1,943,000
         December 31, 1999......................................        9,000      1,802,000

     Standardized Measure of Discounted Future Net Cash Flows

     The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:


                                                                 Year ended December 31,
                                                     ---------------------------------------------
                                                         1997             1998            1999
                                                     -------------    -------------    -----------
      Future cash inflows..........................  $   6,344,000    $  4,415,000      $ 4,903,000
      Future production costs......................     (1,244,000)     (1,670,000)      (1,715,000)
      Future development costs.....................       (235,000)       (235,000)        (198,000)
                                                      ------------      ----------      -----------

      Future net cash flows........................      4,865,000       2,510,000        2,990,000
      10% discount to reflect timing of
      cash flows...................................     (1,794,000)       (926,000)      (1,211,000)
                                                      ------------      ----------      -----------
      Standardized measure of discounted future
      net cash flows..............................   $   3,071,000    $  1,584,000     $  1,779,000
                                                      ============      ==========      ===========

        CORAL RESERVE NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Future cash inflows are computed by applying year-end prices (averaging $22.75 per barrel of oil, adjusted for transportation and other charges, and $2.25 per Mcf of gas at December 31, 1999) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                  Year ended December 31,
                                                      ---------------------------------------------
                                                             1997            1998           1999
                                                      -------------    ------------   -------------
     Beginning balance..............................  $   5,943,000    $  3,071,000   $ 1,584,000
     Sales of oil and natural gas, net of
        production costs............................       (836,000)       (514,000)     (544,000)
     Net changes in year-end sales prices and
       production costs.............................     (2,524,000)     (1,167,000)      421,000
     Extensions, discoveries, and improved
        recovery, net of future development costs...        180,000           5,000        37,000
     Revisions......................................              -               -       191,000
     Purchases of reserves, net of future
        development costs...........................              -               -             -
     Sales of reserves in place.....................              -               -             -
     Accretion of discount..........................        594,000         307,000       158,000
     Other, primarily changes in timing.............       (286,000)       (118,000)      (68,000)
                                                      -------------    ------------   -----------
     Ending balance.................................  $   3,071,000    $  1,584,000   $ 1,779,000
                                                      =============    ============   ===========

                         INDEPENDENT AUDITOR'S REPORT


To the Partners
Coral Reserves Natural Gas Income Fund
         1991 Limited Partnership
Oklahoma City, Oklahoma


         We have audited the balance sheets of Coral Reserves Natural Gas Income Fund 1991 Limited Partnership as of December 31, 1998 and 1999 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves Natural Gas Income Fund 1991 Limited Partnership as of December 31, 1998 and 1999, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.



                                                 William T. Zumwalt, CPA, Inc.

Tulsa, Oklahoma
March 10, 2000

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED
                            PARTNERSHIP

                                           Balance Sheets
                                                                                    December 31,
                                                                            --------------------------     March 31,
                                                                                1998         1999            2000
                                                                            ------------- ------------  --------------
                                                                                                          (Unaudited)
Assets
Current assets:
          Cash and cash equivalents                                         $     84,107 $   109,161   $   95,224
          Accounts receivable, net (Note  2)                                     193,120     194,274      189,897
                                                                               ---------   ---------   ----------
            Total current assets                                                 277,227     303,435      285,121
                                                                               ---------   ---------   ----------

Property and equipment, at cost, based on the full cost method of
    accounting for oil and gas properties                                      4,056,139   4,090,856    4,093,352
          Accumulated depreciation, depletion and amortization                (2,511,090) (2,743,199)  (2,797,614)
                                                                              ----------   ---------   ----------
                                                                               1,545,049   1,347,657    1,295,738
                                                                              ----------   ---------   ----------

            Total assets                                                    $  1,822,276 $ 1,651,092  $ 1,580,859
                                                                              ==========   =========   ==========

Liabilities and Partners' Equity
Current liabilities:
          Accounts payable                                                  $     38,425 $    22,918  $    24,349
          Revenue and royalty distributions payable                               28,186      39,451       45,596
                                                                               ---------   ---------   ----------
            Total current liabilities                                             66,611      62,369       69,945
                                                                               ---------   ---------   ----------

Long-term debt (Note 3)                                                          695,734     742,734      742,734

Partners' equity (deficit):

          General partners                                                       (31,644)    (29,424)     (35,815)

          Limited partners                                                     1,091,575     875,413      803,995
                                                                              ----------   ---------   ----------

            Total partners' equity                                             1,059,931     845,989      768,180
                                                                              ----------   ---------   ----------
               Total liabilities and partners' equity                       $  1,822,276 $ 1,651,092  $ 1,580,859
                                                                               =========   =========   ==========

     See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP


                           Statements of Operations

                                                                                      Three months ended
                                                Year ended December 31,                    March 31
                                        ---------------------------------------  ---------------------------
                                           1997            1998         1999         1999          2000
                                        ------------   -----------  -----------  -----------  --------------
                                                                                         (Unaudited)
     Revenues:
       Oil and gas sales                $  1,145,085   $ 1,088,300  $ 1,016,200  $   190,918  $      237,394
       Other income                            5,375        10,201        4,251        1,034           1,529
                                        ------------   -----------  -----------  -----------  --------------
            Total revenues                 1,150,460     1,098,501    1,020,451      191,952         238,923
                                        ------------   -----------  -----------  -----------  --------------

     Costs and expenses:
       Lease operating                       155,094       154,048      134,644       34,500          39,970
       Production taxes                       78,715        86,911       75,389       10,188          17,510
       Depreciation, depletion
     and amortization                        249,661       304,149      232,109       68,052          54,415
       General and
     administrative                           61,071        66,824       64,143       15,877          15,857
       Interest                               51,117        48,463       67,135       17,915          16,258
                                        ------------   -----------  -----------  -----------  --------------
           Total costs and expenses          595,658       660,395      573,420      146,532         144,010
                                        ------------   -----------  -----------  -----------  --------------
       Net earnings                     $    554,802   $   438,106  $   447,031  $    45,420  $       94,913
                                        ============   ===========  ===========  ===========  ==============

See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                            Statements of Cash Flow

                                                                                                           Three months ended
                                                                    Year ended December 31,                     March 31,
                                                            -----------------------------------------   -------------------------
                                                                1997          1998           1999          1999          2000
                                                            ------------   ------------  -------------  -----------   -----------
                                                                                                              (Unaudited)
Cash flows from operating activities:
    Net earnings                                            $   554,802    $    438,106  $  447,031     $    45,420   $   94,913
    Adjustments to reconcile net earnings to
    net
       Cash provided by operating activities:
          Depreciation, depletion and amortization              249,661         304,149     232,109          68,052       54,415
          Changes in operating assets and liabilities:
                Accounts receivable                              43,216          31,140      (1,154)         61,878        4,377
             Increase (decrease) in:
                Accounts payable and Revenue and royalties
                   payable                                      (15,578)         (1,893)     (4,242)         (6,257)       7,576
                                                            -----------    ------------  ----------     -----------   ----------
Net cash provided by operating activities                       832,101         771,502     673,744         169,093      161,281
                                                            -----------    ------------  ----------     -----------   ----------

Cash flows from investing activities:
    Proceeds from sales of property and equipment               193,246               -           -               -            -
    Capital expenditures                                       (181,612)       (196,468)    (34,717)            492       (2,496)
                                                            -----------    ------------  ----------     -----------   ----------
Net cash (used) provided by investing activities                 11,634        (196,468)    (34,717)            492       (2,496)
                                                            -----------    ------------  ----------     -----------   ----------

Cash flows from financing activities:
    Borrowings on long-term debt                                415,000         175,500      47,000               -            -
    Repayments of long-term debt                               (438,246)              -           -               -            -
    Distributions to partners                                  (807,827)       (788,241)   (660,973)       (179,766)    (172,722)
                                                            -----------    ------------  ----------     -----------   ----------
Net cash (used) provided by financing activities               (831,073)       (612,741)   (613,973)       (179,766)    (172,722)
                                                            -----------    ------------  ----------     -----------   ----------

Net increase (decrease) in cash and cash equivalents             12,662         (37,707)     25,054         (10,181)     (13,937)

Cash and cash equivalents at beginning of year                  109,152         121,814      84,107          84,107      109,161
                                                            -----------    ------------  ----------     -----------   ----------

Cash and cash equivalents at end of year                    $   121,814    $     84,107  $  109,161     $    73,926   $   95,224
                                                            ===========    ============  ==========     ===========   ==========

Supplemental cash flow information:
    Cash payments for interest                              $    51,117    $     48,463  $   67,135     $    17,915   $   16,258
                                                            ===========    ============  ==========     ===========   ==========

See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                        Statements of Partners' Equity

                                                                         General       Limited        Total
                                                                        Partners'      Partners'    Partners'
                                                                         Equity         Equity       Equity
                                                                      ------------   ------------  -----------
                    Balance at December 31, 1997                      $   (17,107)   $ 1,427,173   $ 1,410,066

                       Net Earnings                                       182,522        255,584       438,106
                       Distributions to partners                         (197,059)      (591,182)     (788,241)
                                                                      -----------    -----------   -----------

                    Balance at December 31, 1998                          (31,644)     1,091,575     1,059,931

                       Net Earnings                                       167,463        279,568       447,031
                       Distributions to partners                         (165,243)      (495,730)     (660,973)
                                                                      -----------    -----------   -----------

                    Balance at December 31, 1999                          (29,424)       875,413       845,989

                       Net Earnings (Unaudited)                            36,789         58,124        94,913
                       Distributions to partners (Unaudited)              (43,180)      (129,542)     (172,722)
                                                                      -----------    -----------   -----------
                    Balance at March 31, 2000 (Unaudited)             $   (35,815)   $   803,995   $   768,180
                                                                      ===========    ===========   ===========

See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1997, 1998 and 1999
                (Information insofar as it relates to March 31,
               2000 or the three months ended March 31, 1999 and
                              2000 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Natural Gas Income Fund 1991 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves, Inc., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 124 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

        . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

        . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

        . All other items of income and expense, with certain limited exceptions, and cash distributions are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership. A portion of the Limited Partners reached payout status during 1996, and the remainder reached payout during 1997.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 44.80 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)


     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma and Texas.

     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less at the time of purchase to be cash equivalents.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. The Partnership does not capitalize any internal costs as part of the full cost pool. Net capital costs (capitalized costs less accumulated amortization) are limited to the estimated future net revenues using period end pricing, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves plus the lower of cost or estimated fair market value of unproven properties subject to amortization. The Partnership subjects all costs of unproven properties subject to amortization, as such costs are insignificant. The Partnership compares the carrying value of its oil and gas properties to the calculated limitation at each period end. Capitalized costs less accumulated amortization plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves plus estimated dismantlement and abandonment costs, net of estimated salvage values, if any, are amortized by an equivalent unit-of-production method, converting natural gas to oil at the ratio approximating their relative energy content of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and natural gas properties unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)


     The Partnership accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

     Production Costs

     Lease operating costs, including costs incurred to maintain or increase production levels from an existing completion interval, along with production related taxes are expensed as incurred.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)


     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1998 and 1999, the Partnership's single largest purchaser accounted for approximately 30% and 20%, respectively, of its oil and natural gas revenues. During 1997, no single purchaser accounted for more than 10% of oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                               December 31,              March 31,
                                                        ---------------------------
                                                           1998            1999            2000
                                                        -----------     -----------    --------------
                                                                                         (Unaudited)
    Oil and natural gas revenue accruals.........    $   193,120    $    193,100    $     189,015
    Other........................................              -           1,174              882
                                                        -----------     -----------      ----------

    Total........................................    $   193,120    $    194,274    $     189,897
                                                        ===========     ===========      ==========

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


3.   Long-Term Debt

     The balances at December 31, 1998 and 1999 consist of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on April 15, 2001. The established borrowing base available to the Partnership under this credit facility was $750,000 at December 31, 1999 and 1998. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at December 31, 1999 was 8.15%. At December 31, 1999 and 1998, the balances of the revolving line of credit facility were classified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in May 2000, extending the maturity date to April 15, 2001.

4.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

5.   Related Party Transactions

     During the years ended December 31, 1999, 1998 and 1997, the Partnership engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnership, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. or Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $35,154, $39,606, and $42,908 for 1999, 1998 and 1997, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)


     During 1997, the Partnership sold interests in various producing oil and gas properties to Coral Reserves Energy Income Fund 1996 Limited Partnership and Coral Reserves 1996 Institutional Limited Partnership, two affiliated partnerships, for aggregate consideration of $193,246. The proceeds were accounted for as an adjustment to the capitalized oil and gas properties.

     Effective January 1, 1992, the Partnership purchased for $67,500 the rights to consulting fees paid by Coral Reserves Natural Gas Income Fund 1990 Limited Partnership ("Coral 1990") to the Selling Agent of Coral 1990. The fees are paid by Coral 1990 for services performed by the Selling Agent, and consist of 1 1/2% of Coral 1990's gross annual revenues, plus 1% of monthly distributable cash before payout and an additional 1% after payout. The sole exception to this fee structure as purchased is that the Selling Agent will retain the additional 1% after payout interest in Partnership monthly distributable cash. Revenues received by the Partnership under this arrangement totaled $13,397, $18,603, and $22,191 for the years ended December 31, 1999, 1998 and 1997, respectively.

     Under an agreement between the Partnership and the Selling Agent, the Selling Agent is to receive compensation for services performed in the amount of 1 1/2% of Partnership gross annual revenues, plus 1% of Partnership monthly distributable cash before payout and an additional 1% after payout (paid solely out of the Managing General Partner's share of monthly distributable cash). Effective January 1, 1994, the Selling Agent sold the rights to these fees to Coral Reserves 1993 Institutional Limited Partnership ("Coral 1993-I"), with the sole exception being that the Selling Agent retained the additional 1% after payout interest in Partnership monthly distributable cash. Fees subsequently paid to Coral 1993-I, in lieu of the Selling Agent, totaled $20,603, $23,936, and $24,188, for the years ended December 31, 1999, 1998 and 1997, respectively. The Selling Agent must continue to perform the services for the Partnership as originally contracted.

6.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                  Year ended December 31                  Three months ended
                                                  ----------------------
                                                                                               March 31,
                                                                                               ---------
                                           1997            1998            1999           1999          2000
                                           ----            ----            ----           ----          ----
                                                                                              (Unaudited)
   Development costs..........       $    127,917   $     178,706   $         228   $           -  $      7,004


        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)


     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

                                                                                         Three months ended
                                                     Year ended December 31,                  March 31,
                                              ---------------------------------------  ------------------------
                                                 1997          1998          1999         1999         2000
                                              ----------    -----------    ---------   -----------  -----------
                                                                                             (Unaudited)
Oil and natural gas sales.................   $ 1,145,085    $1,088,300    $1,016,200   $ 190,918    $ 237,394
Production and operating expenses.........      (233,809)     (240,959)     (210,033)    (44,688)     (57,480)
Depreciation, depletion and amortization..      (249,661)     (304,149)     (232,109)    (68,052)      54,415
                                              ----------    ----------    ----------   ---------    ---------
Results of operations for oil and gas
  producing activities....................   $   661,615    $  543,192    $  574,058   $  78,178    $ 125,499
                                             ===========    ==========    ==========   =========    =========
Depreciation, depletion and amortization
  per equivalent MCF of production........   $      0.60    $     0.61    $     0.57   $    0.57    $    0.57
                                             ===========    ==========    ==========   =========    =========

7.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1999. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)


     Estimates of net quantities of proved reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     The Partnership prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

     Changes in Proved Reserves:

                                                                        Oil          Gas
                                                                       -----        -----
                                                                       (Bbls)        (Mcf)
                                                                       ------        -----
    Proved Reserves as of December 31, 1996.....................       73,000      3,570,000
         Extensions and discoveries.............................        1,000        201,000
         Production.............................................       (9,000)      (362,000)
         Sale of reserves.......................................      (18,000)      (547,000
                                                                      --------     ---------
    Proved Reserves as of December 31, 1997.....................       47,000      2,862,000
         Extensions and discoveries.............................        6,000        240,000
         Production.............................................      (11,000)      (429,000)
                                                                      -------      ---------
    Proved Reserves as of December 31, 1998.....................       42,000      2,673,000
         Revisions..............................................       19,000        172,000
         Production.............................................       (8,000)      (360,000)
                                                                      -------      ---------
    Proved Reserves as of December 31, 1999.....................       53,000      2,485,000
                                                                      =======      =========
    Proved developed reserves as of:
         December 31, 1996......................................       62,000      3,226,000
         December 31, 1997......................................       52,000      2,824,000
         December 31, 1998......................................       41,000      2,395,000
         December 31, 1999......................................       51,000      2,082,000

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)


     Standardized Measure of Discounted Future Net Cash Flows

     The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                                Year ended December 31,
                                                       -------------------------------------------
                                                          1997             1998           1999
                                                       -----------     -----------    ------------
     Future cash inflows........................... $    7,999,000  $   5,449,000   $   6,587,000
     Future production costs.......................     (1,527,000)    (2,057,000)     (2,465,000)
     Future development costs......................       (246,000)      (246,000)       (244,000)
                                                       -----------  -------------   -------------
     Future net cash flows.........................      6,226,000      3,146,000       3,878,000
     10% discount to reflect timing of cash flows..     (2,242,000)    (1,133,000)     (1,571,000)
                                                       -----------  -------------   -------------
     Standardized measure of discounted future
     net cash flows................................ $    3,984,000  $   2,013,000   $   2,307,000
                                                       ===========  =============   =============

     Future cash inflows are computed by applying year-end prices (averaging $22.75 per barrel of oil, adjusted for transportation and other charges, and $2,25 per Mcf of gas at December 31, 1999) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                    Year Ended December 31,
                                                         -------------------------------------------
                                                             1997            1998           1999
                                                         -------------------------------------------
   Beginning balance................................  $    8,126,000   $  3,984,000   $   2,013,000
   Sales of oil and natural gas, net of production
      costs.........................................        (882,000)      (818,000)       (778,000)
   Net changes in year-end sales prices and
   production costs.................................      (2,975,000)     (1,648,000)       614,000
   Extensions, discoveries, and improved recovery,
      net of future development costs...............         270,000        201,000           3,000
   Revisions........................................               -              -         326,000
   Sales of reserves in place.......................        (873,000)             -               -
   Accretion of discount............................         813,000        398,000         201,000
   Other, primarily changes in timing...............        (495,000)      (104,000)        (72,000)
                                                        ------------   ------------   -------------
   Ending balance...................................  $    3,984,000   $  2,013,000   $   2,307,000
                                                        ============   =============  =============

                         INDEPENDENT AUDITOR'S REPORT


To the Partners
Coral Reserves Natural Gas Income Fund
         1992 Limited Partnership
Oklahoma City, Oklahoma


         We have audited the balance sheets of Coral Reserves Natural Gas Income Fund 1992 Limited Partnership as of December 31, 1998 and 1999 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves Natural Gas Income Fund 1992 Limited Partnership as of December 31, 1998 and 1999, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.



                                        William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
March 10, 2000

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                                Balance Sheets

                                                                                  December 31,              March 31,
                                                                           ----------------------------
                                                                               1998           1999            2000
                                                                           ------------  --------------   -------------
                                                                                                           (Unaudited)
      Assets
      Current assets:
               Cash and cash equivalents                                   $    70,000    $   122,922     $   127,492
               accounts receivable, net (Note 2)                               204,706        364,073         357,902
                                                                           -----------    -----------     -----------
                    Total current assets                                       274,706        486,995         485,394
                                                                           -----------    -----------     -----------

      Property and equipment, at cost, based on the full cost method of
           Accounting for oil and gas properties                             6,334,587      6,437,143       6,442,794
               Accumulated depreciation, depletion and amortization         (2,996,451)    (3,326,469)     (3,413,690)
                                                                           -----------    -----------     -----------
                                                                             3,338,136      3,110,674       3,029,104
                                                                           -----------    -----------     -----------

                        Total assets                                       $ 3,612,842    $ 3,597,669     $ 3,514,498
                                                                           ===========    ===========     ===========

      Liabilities and Partners' Equity
      Current liabilities:
               Accounts payable                                            $    58,677    $    98,674     $    54,700
               Revenue and royalty distributions payable                         9,209         76,090          78,792
                                                                           -----------    -----------     -----------
                    Total current liabilities                                   67,886        174,764         133,492
                                                                           -----------    -----------     -----------

      Long-term debt (Note 3)                                                  489,000        589,000         639,000

      Partners' equity (deficit):
               General partners                                                (30,242)       (22,254)        (23,574)
               Limited partners                                              3,086,198      2,856,159       2,765,580
                                                                           -----------    -----------     -----------
                    Total partners' equity                                   3,055,956      2,833,905       2,742,006
                                                                           -----------    -----------     -----------

                        Total liabilities and partners' equity             $ 3,612,842    $ 3,597,669     $ 3,514,498
                                                                           ===========    ===========     ===========

See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP


                           Statements of Operations

                                                                                              Three months ended
                                                        Year ended December 31,                    March 31
                                                ----------------------------------------  ---------------------------
                                                   1997            1998         1999         1999          2000
                                                ------------    -----------  -----------  -----------  --------------
                                                                                                   (Unaudited)
        Revenues:
          Oil and gas sales                     $  1,865,150    $ 1,382,833  $ 1,346,054  $   188,376    $   399,936
          Other income                                11,233         10,771        5,168        1,110          1,814
                                                ------------    -----------  -----------  -----------    -----------
                Total revenues                     1,876,383      1,393,604    1,351,222      189,486        401,750
                                                ------------    -----------  -----------  -----------    -----------

        Costs and expenses:
          Lease operating                            252,570        269,910      243,633       56,636         69,622
          Production taxes                           131,376        112,372       95,866        7,662         32,401
          Depreciation, depletion
            and amortization                         454,823        456,249      330,018       92,363         87,221
          General and administrative                 106,147         95,138       83,888       18,582         26,949
          Interest                                    25,136         38,430       50,472       12,592         13,245
                                                ------------    -----------  -----------  -----------    -----------
                 Total costs and expenses            970,052        972,099      803,877      187,835        229,438
                                                ------------    -----------  -----------  -----------    -----------

          Net earnings                          $    906,331    $   421,505  $   547,345  $     1,651    $   172,312
                                                ============    ===========  ===========  ===========    ===========

See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                            Statements of Cash Flow

                                                                                                           Three months ended
                                                                    Year ended December 31,                     March 31,
                                                            -----------------------------------------   -------------------------
                                                                1997          1998           1999          1999          2000
                                                            ------------   ------------  -------------  -----------   -----------
                                                                                                              (Unaudited)
Cash flows from operating activities:
    Net earnings                                            $   906,331    $    421,505  $   547,345    $     1,651   $    172,312
    Adjustments to reconcile net earnings to net
       Cash provided by operating activities:
          Depreciation, depletion and amortization              454,823         456,249      330,018         92,363         87,221
          Changes in operating assets and liabilities:
                Accounts receivable                              33,961         139,012     (159,367)        72,160          6,171
             Increase (decrease) in:
                Accounts payable and Revenue and royalties
                   payable                                       (5,790)        (54,007)     106,878         (8,370)       (41,272)
                                                            -----------    ------------  -----------    -----------   ------------
Net cash provided by operating activities                     1,389,325         962,759      824,874        157,804        224,432
                                                            -----------    ------------  -----------    -----------   ------------

Cash flows from investing activities:
    Proceeds from sales of property and equipment                 7,500               -       35,419              -              -
    Capital expenditures                                       (233,562)       (117,902)    (137,975)        (7,691)        (5,651)
                                                            -----------    ------------  -----------    -----------   ------------
Net cash (used) provided by investing activities               (226,062)       (117,902)    (102,556)        (7,691)        (5,651)
                                                            -----------    ------------  -----------    -----------   ------------

Cash flows from financing activities:
    Borrowings on long-term debt                                208,200         164,500      100,000              -         50,000
    Repayments of long-term debt                                (35,000)        (40,000)           -              -              -
    Distributions to partners                                (1,410,055)     (1,027,753)    (769,396)      (165,849)      (264,211)
                                                            -----------    ------------  -----------    -----------   ------------
Net cash (used) provided by financing activities             (1,236,855)       (903,253)    (669,396)      (165,849)      (214,211)
                                                            -----------    ------------  -----------    -----------   ------------

Net increase (decrease) in cash and cash equivalents            (73,592)        (58,396)      52,922        (15,736)         4,570

Cash and cash equivalents at beginning of year                  201,988         128,396       70,000         70,000        122,922
                                                            -----------    ------------  -----------    -----------   ------------

Cash and cash equivalents at end of year                    $   128,396    $     70,000  $   122,922    $    54,264   $    127,492
                                                            ===========    ============  ===========    ===========   ============

Supplemental cash flow information:
    Cash payments for interest                              $    25,136    $     38,430  $    50,472    $    12,592   $     13,245
                                                            ===========    ============  ===========    ===========   ============

See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP


                        Statements of Partners' Equity

                                                                        General          Limited         Total
                                                                       Partners'         Partners'     Partners'
                                                                        Equity            Equity        Equity
                                                                      -----------      ------------   -----------
                    Balance at December 31, 1997                      $  (10,689)      $  3,672,893   $ 3,662,204

                       Net Earnings                                       83,222            338,283       421,505
                       Distributions to partners                        (102,775)          (924,978)   (1,027,753)
                                                                      ----------       ------------   -----------

                    Balance at December 31, 1998                         (30,242)         3,086,198     3,055,956

                       Net Earnings                                       88,447            458,898       547,345
                       Distributions to partners                         (80,459)          (688,937)     (769,396)
                                                                      ----------       ------------   -----------

                    Balance at December 31, 1999                         (22,254)         2,856,159     2,833,905

                       Net Earnings (Unaudited)                           33,553            138,759       172,312
                       Distributions to partners (Unaudited)             (34,873)          (229,338)     (264,211)
                                                                      ----------       ------------   -----------

                    Balance at March 31, 2000 (Unaudited)             $  (23,574)      $  2,765,580   $ 2,742,006
                                                                      ==========       ============   ===========

See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1997, 1998 and 1999
                (Information insofar as it relates to March 31,
               2000 or the three months ended March 31, 1999 and
                              2000 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Natural Gas Income Fund 1992 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves Energy Corp., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 191 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

          . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . All other items of income and expense, with certain limited exceptions, and cash distributions are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership. A portion of the Limited Partners reached payout status during 1999.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 75.00 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma, Texas, Nebraska and Wyoming.

     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less at the time of purchase to be cash equivalents.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. The Partnership does not capitalize any internal costs as part of the full cost pool. Net capital costs (capitalized costs less accumulated amortization) are limited to the estimated future net revenues using period end pricing, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves plus the lower of cost or estimated fair market value of unproven properties subject to amortization. The Partnership subjects all costs of unproven properties subject to amortization, as such costs are insignificant. The Partnership compares the carrying value of its oil and gas properties to the calculated limitation at each period end. Capitalized costs less accumulated amortization plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves plus estimated dismantlement and abandonment costs, net of estimated salvage values, if any, are amortized by an equivalent unit-of-production method, converting natural gas to oil at the ratio approximating their relative energy content of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and natural gas properties unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     The Partnership accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

     Production Costs

     Lease operating costs, including costs incurred to maintain or increase production levels from an existing completion interval, along with production related taxes are expensed as incurred.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1997, 1998 and 1999, the Partnership's largest three purchasers accounted for approximately 50%, of its oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.


     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.   Accounts Receivable

     Accounts receivable consisted of the following:


                                                                December 31,              March 31,
                                                         ---------------------------
                                                            1998            1999            2000
                                                         -----------     -----------    --------------
                                                                                          (Unaudited)
     Oil and natural gas revenue accruals.........    $   198,082    $     293,349   $     280,820
     Other........................................          6,624           70,724          77,082
                                                         -----------     -----------      ----------

     Total........................................    $   204,706    $     364,073   $     357,902
                                                         ===========     ===========      ==========

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

3.   Long-Term Debt

     The balances at December 31, 1999 and 1998 consist of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on April 15, 2001. The established borrowing base available to the Partnership under this credit facility was $725,000 and $600,000 at December 31, 1999 and 1998, respectively. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at December 31, 1999 was 8.15%. At December 31, 1999 and 1998, the balances of the revolving line of credit facility were classified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in May 2000, extending the maturity date to April 15, 2001.

4.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

5.   Related Party Transactions

     During the years ended December 31, 1999, 1998 and 1997, the Partnership engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnership.

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $42,042, $50,165, and $74,405 for 1999, 1998 and 1997, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (continued)

6.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                                          Three months ended
                                                  Year ended December 31                      March 31,
                                                  ----------------------                      ---------
                                           1997            1998            1999           1999          2000
                                           ----            ----            ----           ----          ----
                                                                                              (Unaudited)
   Development costs..........       $    163,754   $      84,983   $      52,186   $         266  $     60,620

     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.


                                                                                       Three months ended March
                                                     Year ended December 31,                      31,
                                              ---------------------------------------  --------------------------
                                                 1997          1998          1999         1999          2000
                                              -----------   -----------   -----------  ------------  -------------
                                                                                              (Unaudited)
Oil and natural gas sales...............    $ 1,865,150  $   1,382,833  $  1,346,054  $  188,376  $    399,936
Production and operating expenses.......       (383,946)      (382,282)     (339,499)    (64,298)     (102,023)
Depreciation, depletion and
amortization.............................      (454,823)      (456,249)     (330,018)    (92,363)      (87,221)
                                              -----------   ------------  -----------  -----------  -------------
Results of operations for oil and gas
producing activities.....................   $ 1,026,381   $    544,302  $    676,537  $   31,715  $    210,692
                                              ===========   ============  ===========  ===========  =============
Depreciation, depletion and amortization
per equivalent MCF of production.........   $      0.64   $       0.65  $       0.57  $     0.57  $       0.57
                                              ===========   ============  ===========  ===========  =============

7.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1999. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     The Partnership prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Changes in Proved Reserves:

                                                                        Oil           Gas
                                                                        ---           ---
                                                                       (Bbls)        (Mcf)
                                                                       ------        -----
    Proved Reserves as of December 31, 1996.....................      182,000      6,832,000
         Extensions and discoveries.............................            -        121,000
         Production.............................................      (25,000)      (564,000)
                                                                     ----------  -------------
    Proved Reserves as of December 31, 1997.....................      157,000      6,389,000
         Extensions and discoveries.............................            -         14,000
         Production.............................................      (25,000)      (553,000)
                                                                     ----------  -------------
    Proved Reserves as of December 31, 1998.....................      132,000      5,850,000
         Revisions..............................................       81,000        415,000
         Production.............................................      (21,000)      (447,000)
                                                                     ----------  -------------
    Proved Reserves as of December 31, 1999.....................      192,000      5,818,000
                                                                     ==========  =============
    Proved developed reserves as of:
         December 31, 1996......................................      176,000      5,753,000
         December 31, 1997......................................      151,000      5,189,000
         December 31, 1998......................................      126,000      4,637,000
         December 31, 1999......................................      184,000      4,291,000

     Standardized Measure of Discounted Future Net Cash Flows


     The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                                Year ended December 31,
                                                       -------------------------------------------
                                                          1997             1998           1999
                                                       ------------    -------------   -----------
     Future cash inflows..........................   $ 16,988,000   $   12,269,000  $  16,823,000
     Future production costs......................     (4,000,000)      (4,723,000)    (5,970,000)
     Future development costs.....................       (989,000)        (989,000)      (891,000)
                                                      -----------      -----------    -----------
     Future net cash flows........................     11,999,000        6,557,000      9,962,000
     10% discount to reflect timing of cash
     flows........................................     (5,716,000)      (3,124,000)    (4,776,000)
                                                      -----------      -----------     ----------
     Standardized measure of discounted future
      net cash flows................................ $  6,283,000    $   3,433,000   $  5,186,000
                                                      ===========      ===========     ==========

     Future cash inflows are computed by applying year-end prices (averaging $22.75 per barrel of oil, adjusted for transportation and other charges, and $2.25 per Mcf of gas at December 31, 1999) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:


                                                                  Year ended December 31,
                                                          ----------------------------------------
                                                                1997         1998         1999
                                                          ----------   ------------   ------------
   Beginning balance................................  $   12,337,000   $  6,283,000   $ 3,433,000
   Sales of oil and natural gas, net of production
      costs.........................................      (1,455,000)     (965,000)      (989,000)
   Net changes in year-end sales prices and
   production costs.................................      (5,401,000)    (2,353,000)    1,196,000
   Extensions, discoveries, and improved recovery,
      net of future development costs...............         109,000          8,000        98,000
   Revisions........................................               -              -     1,047,000
   Purchases of reserves, net of future development
      costs.........................................               -              -
   Sales of reserves in place.......................               -              -
   Accretion of discount............................       1,234,000        628,000       343,000
   Other, primarily changes in timing...............        (541,000)      (168,000)       58,000
                                                          ----------     ----------    ----------
   Ending balance...................................  $    6,283,000    $ 3,433,000   $ 5,186,000
                                                          ==========     ==========    ==========

                         INDEPENDENT AUDITOR'S REPORT





To the Partners
Coral Reserves Natural Gas Income Fund
         1993 Limited Partnership
Oklahoma City, Oklahoma


         We have audited the balance sheets of Coral Reserves Natural Gas Income Fund 1993 Limited Partnership as of December 31, 1998 and 1999 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves Natural Gas Income Fund 1993 Limited Partnership as of December 31, 1998 and 1999, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.



                                        William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
March 10, 2000

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                                Balance Sheets

                                                                                         December 31,       March 31,
                                                                                -------------------------
                                                                                    1998         1999         2000
                                                                                -----------  ------------ -----------
            Assets                                                                                         (Unaudited)
      Current assets:
               Cash and cash equivalents                                        $    82,750  $   105,993  $   119,491
               Accounts receivable, net (Note  2)                                   218,626      291,044      272,536
               Inventories                                                            4,580        3,142        3,142
                                                                                -----------  -----------  -----------
                    Total current assets                                            305,956      400,179      395,169
                                                                                -----------  -----------  -----------

      Property and equipment, at cost, based on the full cost method of
           accounting for oil and gas properties                                  5,181,469    5,317,479    5,311,908
               Accumulated depreciation, depletion and amortization              (2,469,847)  (2,753,444)  (2,821,403)
                                                                                -----------  -----------  -----------
                                                                                  2,711,622    2,564,035    2,490,505
                                                                                -----------  -----------  -----------

                        Total assets                                            $ 3,017,578  $ 2,964,214  $ 2,885,674
                                                                                ===========  ===========  ===========

      Liabilities and Partners' Equity
      Current liabilities:
               Accounts payable                                                 $    65,559  $   137,662  $    93,174
               Revenue and royalty distributions payable                             46,992       51,295       51,418
                                                                                -----------  -----------  -----------
                    Total current liabilities                                       112,551      188,957      144,592
                                                                                -----------  -----------  -----------

      Long-term debt (Note 3)                                                       455,800      494,800      542,800

      Partners' equity (deficit):
               General partners                                                     (35,599)     (26,923)     (29,024)
               Limited partners                                                   2,484,826    2,307,380    2,227,306
                                                                                -----------  -----------  -----------
                    Total partners' equity                                        2,449,227    2,280,457    2,198,282
                                                                                -----------  -----------  -----------

                        Total liabilities and partners' equity                  $ 3,017,578  $ 2,964,214  $ 2,885,674
                                                                                ===========  ===========  ===========

See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP


                           Statements of Operations

                                                                                              Three months ended
                                                          Year ended December 31,                  March 31
                                                   ---------------------------------------  ------------------------
                                                     1997            1998         1999         1999         2000
                                                  ------------    -----------  -----------  -----------  -----------
                                                                                                  (Unaudited)
        Revenues:
          Oil and gas sales                       $  2,368,201    $ 1,513,449  $ 1,496,834  $   299,030  $   419,626
          Other income                                   9,310          9,402        5,823        1,273        2,009
                                                  ------------    -----------  -----------  -----------  -----------
               Total revenues                        2,377,511      1,522,851    1,502,657      300,303      421,635
                                                  ------------    -----------  -----------  -----------  -----------

        Costs and expenses:
          Lease operating                              504,583        464,498      410,970       94,886      105,925
          Production taxes                             184,610        119,430      118,445       23,507       34,337
          Depreciation, depletion
            and amortization                           539,825        517,793      283,597       78,425       67,959
          General and administrative                   119,377         95,096       83,528       17,878       26,287
          Interest                                      31,582         42,900       40,682       11,737       11,021
          Reduction in carrying
            value of oil and gas
            properties (Note 6)                              -        245,000            -            -            -
                                                  ------------    -----------  -----------  -----------  -----------
                 Total costs and expenses            1,379,977      1,484,717      937,222      226,433      245,529
                                                  ------------    -----------  -----------  -----------  -----------

               Net earnings                       $    997,534    $    38,134  $   565,435  $    73,870  $   176,106
                                                  ============    ===========  ===========  ===========  ===========

     See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                            Statements of Cash Flow

                                                                                                 Three months ended
                                                                                               ----------------------
                                                          Year ended December 31,                    March 31,
                                                  -----------------------------------------
                                                      1997          1998           1999          1999         2000
                                                  ------------   ------------  -------------  -----------   ----------
                                                                                                    (Unaudited)
Cash flows from operating activities:
    Net earnings                                  $   997,534    $    38,134   $  565,435     $    73,870    $  176,106
    Adjustments to reconcile net earnings to
    net cash provided by operating activities:
         Depreciation, depletion and
          amortization                                539,825        517,793      283,597          78,425        67,959
         Reduction in carrying value of oil and
          gas properties                                    -        245,000            -               -             -
         Changes in operating assets and
          liabilities:
                Accounts receivable                     9,071        221,947      (72,418)          6,582        18,508
                Inventories                             9,078           (520)       1,438               -             -
             Increase (decrease) in:
                Accounts payable and Revenue
                 and royalties payable                 (6,540)       (19,356)      76,406         (16,678)      (44,365)
                                                  ------------   ------------  -----------    -------------   ----------
Net cash provided by operating activities           1,548,968      1,002,998      854,458         142,199       218,208
                                                  ------------   ------------  -----------    -------------   ----------

Cash flows from investing activities:
    Proceeds from sales of property and
     equipment                                              -        141,770            -               -             -
    Capital expenditures                             (372,766)       (59,340)    (136,010)         (1,819)        5,571
    Increase in other assets                              315              -            -               -             -
                                                  ------------   ------------  -----------    -------------   ----------
Net cash (used) provided by investing
activities                                           (372,451)        82,430     (136,010)         (1,819)        5,571
                                                  ------------   ------------  -----------    -------------   ----------

Cash flows from financing activities:
    Borrowings on long-term debt                      437,000         61,100       39,000               -        48,000
    Repayments of long-term debt                      (80,000)      (124,500)           -               -             -
    Distributions to partners                      (1,545,358)    (1,051,362)    (734,205)       (148,718)     (258,281)
                                                  ------------   ------------  -----------    -------------   ----------
Net cash (used) provided by financing
 activities                                        (1,188,358)    (1,114,762)    (695,205)       (148,718)     (210,281)
                                                  ------------   ------------  -----------    -------------   ----------

Net increase (decrease) in cash and cash
 equivalents                                          (11,841)       (29,334)      23,243          (8,338)       13,498

Cash and cash equivalents at beginning of year        123,925        112,084       82,750          82,750       105,993
                                                  ------------   ------------  -----------    -------------   ----------

Cash and cash equivalents at end of year          $   112,084    $    82,750   $  105,993     $    74,412     $ 119,491
                                                  ============   ============  ===========    =============   ==========

Supplemental cash flow information:
    Cash payments for interest                    $    31,582    $    42,900   $   40,682     $    11,737     $  11,021
                                                  ============   ============  ===========    =============   ==========



See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP


                        Statements of Partners' Equity

                                                         General     Limited        Total
                                                       Partners'     Partners'     Partners'
                                                         Equity       Equity        Equity
                                                     -----------   ------------   -----------

           Balance at December 31, 1997               $   (2,935)  $  3,465,390   $ 3,462,455

             Net Earnings                                 72,472        (34,338)       38,134
             Distributions to partners                  (105,136)      (946,226)   (1,051,362)
                                                      ----------   ------------   -----------

          Balance at December 31, 1998                   (35,599)     2,484,826     2,449,227

             Net Earnings                                 82,097        483,338       565,435
             Distributions to partners                   (73,421)      (660,784)     (734,205)
                                                      ----------   ------------   -----------

          Balance at December 31, 1999                   (26,923)     2,307,380     2,280,457

             Net Earnings (Unaudited)                     23,727        152,379       176,106
             Distributions to partners (Unaudited)       (25,828)      (232,453)     (258,281)
                                                      ----------   ------------   -----------

          Balance at March 31, 2000 (Unaudited)       $  (29,024)  $  2,227,306   $ 2,198,282
                                                      ==========   ============   ===========

     See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1997, 1998 and 1999
             (Information insofar as it relates to March 31, 2000
        or the three months ended March 31, 1999 and 2000 is unaudited)

1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Natural Gas Income Fund 1993 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves Energy Corp., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 173 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

     . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

     . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

     . All other items of income and expense, with certain limited exceptions, and cash distributions are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 65.250 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma, Nebraska, Wyoming and Colorado.

     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less at the time of purchase to be cash equivalents.

     Inventories

     Inventories are comprised of salvaged lease and well equipment and are accounted for at the lower of cost or fair market value. Items are removed from inventory utilizing the first-in, first-out method.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. The Partnership does not capitalized any internal costs as part of the full cost pool. Net capital costs (capitalized costs less accumulated amortization) are limited to the estimated future net revenues using period end pricing, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves plus the lower of cost or estimated fair market value of unproven properties subject to amortization. The Partnership subjects all costs of unproven properties subject to amortization, as such costs are insignificant. The Partnership compares the carrying value of its oil and gas properties to the calculated limitation at each period end. Capitalized costs less accumulated amortization plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves plus estimated dismantlement and abandonment costs, net of estimated salvage values, if any, are amortized by an equivalent unit-of-production method, converting natural gas to oil at the ratio approximating their relative energy content of

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and natural gas properties unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

     The Partnership accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

     Production Costs

     Lease operating costs, including costs incurred to maintain or increase production levels from an existing completion interval, along with production related taxes are expensed as incurred.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1998 and 1999, the Partnership's largest two purchasers accounted for approximately 50% and 55%, respectively, and in 1997 its largest single purchaser accounted for 35% of its oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                             December 31,              March 31,
                                                      ---------------------------
                                                         1998            1999            2000
                                                      -----------     -----------      ----------
                                                                                       (Unaudited)
    Oil and natural gas revenue accruals.........    $   210,151    $    291,044    $     272,536
    Other........................................          8,475               -                -
                                                      -----------     -----------      ----------

    Total........................................    $   218,626    $    291,044    $     272,536
                                                      ===========     ===========      ==========

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

3.   Long-Term Debt

     The balances at December 31, 1999 and 1998 consist of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on April 15, 2001. The established borrowing base available to the Partnership under this credit facility was $600,000 at December 31, 1999 and 1998, respectively. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at December 31, 1999 was 8.15%. At December 31, 1999 and 1998, the balances of the revolving line of credit facility were classified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in May 2000, extending the maturity date to April 15, 2001.

4.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

5.   Related Party Transactions

     During the years ended December 31, 1999, 1998 and 1997, the Partnership engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnership, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. or Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $41,374, $50,869, and $80,000 for 1999, 1998 and 1997, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


6.   Reduction of Carrying Cost of Oil and Natural Gas Properties

     Under the full cost method of accounting, the net book value of oil and natural gas properties may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and natural gas properties. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value is compared to the ceiling with any excess written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

     At December 31, 1998, the carrying value of the Partnership's oil and natural gas properties exceeded the full cost ceiling by $244,823. Accordingly, a $245,000 reduction of the carrying value of such properties was recorded.

7.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                                         Three months ended
                                                  Year ended December 31                      March 31,
                                                  ----------------------                      ---------
                                           1997            1998            1999           1999          2000
                                           ----            ----            ----           ----          ----
                                                                                              (Unaudited)
   Development costs..........        $   317,038     $    24,423     $    43,728     $        -     $   61,079

     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


                                                                                              Three months ended
                                                        Year ended December 31,                     March 31,
                                                 --------------------------------------    --------------------------
                                                    1997          1998          1999          1999           2000
                                                 ---------     ----------    ----------    -----------    ------------
                                                                                                  (Unaudited)
Oil and natural gas sales.................     $ 2,368,201    $ 1,513,449  $  1,496,834    $   299,030    $   419,626
Production and operating expenses.........        (689,193)       583,928)     (529,415)      (118,393)      (140,262)
Depreciation, depletion and amortization..        (539,825)      (517,793)     (283,597)       (78,425)       (67,959)
Reduction of carrying value of oil and
  gas assets..............................               -       (245,000)            -              -              -
                                                 ---------     ----------    ----------     ----------    -----------
Results of operations for oil and gas
  producing activities....................     $ 1,139,183    $   166,728  $    683,822   $    102,212    $   211,405
                                                 =========     ==========    ==========     ==========    ===========
Depreciation, depletion and amortization
  per equivalent MCF of production........     $      0.64    $      0.66  $       0.44   $       0.44    $      0.44
                                                 =========     ==========    ==========     ==========    ===========

8.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1999. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     The Partnership prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, the Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

Changes in Proved Reserves:

                                                                        Oil          Gas
                                                                        ---          ---
                                                                       (Bbls)        (Mcf)
                                                                       ------        -----
    Proved Reserves as of December 31, 1996.....................      251,000      5,249,000
         Extensions and discoveries.............................        3,000         87,000
         Production.............................................      (44,000)      (573,000)
                                                                   ----------     ----------
    Proved Reserves as of December 31, 1997.....................      210,000      4,763,000
         Extensions and discoveries.............................            -         40,000
         Production.............................................      (33,000)      (591,000)
         Sale of reserves.......................................      (23,000)      (140,000)
                                                                   ----------     ----------
    Proved Reserves as of December 31, 1998.....................      154,000      4,072,000
         Revisions..............................................      193,000      1,051,000
         Extensions and discoveries.............................       43,000         17,000
         Production.............................................      (32,000)      (456,000)
                                                                   ----------     ----------
    Proved Reserves as of December 31, 1999.....................      358,000      4,684,000
                                                                   ==========     ==========
    Proved developed reserves as of:
         December 31, 1996......................................      254,000      5,104,000
         December 31, 1997......................................      210,000      4,531,000
         December 31, 1998......................................      154,000      3,800,000
         December 31, 1999......................................      315,000      4,362,000

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Standardized Measure of Discounted Future Net Cash Flows

     The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                                 Year ended December 31,
                                                        --------------------------------------------
                                                            1997            1998            1999
                                                        ------------    ------------     -----------
     Future cash inflows...........................    $  13,837,000   $   8,884,000   $  17,987,000
     Future production costs.......................       (4,469,000)     (3,800,000)     (6,543,000)
     Future development costs......................         (330,000)       (330,000)       (458,000)
                                                        ------------    ------------     -----------
     Future net cash flows.........................        9,038,000       4,754,000      10,986,000
     10% discount to reflect timing of cash flows..       (3,883,000)     (2,042,000)     (5,360,000)
                                                        ------------    ------------     -----------
     Standardized measure of discounted future
        net cash flows.............................    $   5,155,000   $   2,712,000   $   5,626,000
                                                        ============    ============     ===========

     Future cash inflows are computed by applying year-end prices (averaging $22.75 per barrel of oil, adjusted for transportation and other charges, and $2.25 per Mcf of gas at December 31, 1999) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:


                                                                  Year Ended December 31,
                                                       ---------------------------------------------
                                                            1997            1998           1999
                                                       -------------     -----------    ------------
     Beginning balance..............................  $   10,182,000   $   5,155,000  $   2,712,000
     Sales of oil and natural gas, net of
        production costs............................      (1,657,000)       (900,000)      (959,000)
     Net changes in year-end sales prices and
        production costs............................      (4,176,000)     (1,799,000)     1,097,000
     Extensions, discoveries, and improved
        recovery, net of future development costs...          93,000          25,000        385,000
     Revisions......................................               -               -      2,359,000
     Sales of reserves in place.....................               -        (155,000)             -
     Accretion of discount..........................       1,018,000         515,000        271,000
     Other, primarily changes in timing.............        (305,000)       (129,000)      (239,000)
                                                       -------------     -----------    -----------
     Ending balance.................................  $    5,155,000   $   2,712,000  $   5,626,000
                                                       =============     ===========    ===========

                         INDEPENDENT AUDITOR'S REPORT



To the Partners
Coral Reserves 1993 Institutional Limited Partnership
Oklahoma City, Oklahoma


         We have audited the balance sheets of Coral Reserves 1993 Institutional Limited Partnership as of December 31, 1998 and 1999 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves 1993 Institutional Limited Partnership as of December 31, 19978 and 1999, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.



                                          William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
March 10, 2000

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                                Balance Sheets


                                                                             December 31,        March 31,
                                                                       ----------------------
                                                                         1998         1999         2000
                                                                       ---------    ---------   -----------
      Assets                                                                                    (Unaudited)
      Current assets:
               Cash and cash equivalents                             $    25,260  $    45,694  $    41,839
               Accounts receivable, net (Note 2)                         178,634      111,365      119,200
                                                                       ---------    ---------    ---------
                    Total current assets                                 203,894      157,059      161,039
                                                                       ---------    ---------    ---------

      Property and equipment, at cost, based on the full
         cost method of accounting for oil and gas properties          2,361,098    2,439,816    2,433,103
               Accumulated depreciation, depletion and
               amortization                                           (1,015,158)  (1,172,253)  (1,211,025)
                                                                       ---------    ---------    ---------
                                                                       1,345,940    1,267,563    1,222,078
                                                                       ---------    ---------    ---------

                    Total assets                                     $ 1,549,834  $ 1,424,622  $ 1,383,117
                                                                       =========    =========   ==========

      Liabilities and Partners' Equity
      Current liabilities:
               Accounts payable                                      $    18,265  $    47,309  $    25,325
               Revenue and royalty distributions payable                   3,224        1,203        2,536
                                                                       ---------    ---------    ---------
                    Total current liabilities                             21,489       48,512       27,861
                                                                       ---------    ---------    ---------

      Long-term debt (Note 3)                                            346,500      375,500      387,500

      Partners' equity (deficit):
               General partners                                             (581)      (5,170)      (4,819)
               Limited partners                                        1,182,426    1,005,780      972,575
                                                                       ---------    ---------    ---------
                    Total partners' equity                             1,181,845    1,000,610      967,756
                                                                       ---------    ---------    ---------

                        Total liabilities and partners' equity       $ 1,549,834  $ 1,424,622  $ 1,383,117
                                                                       =========    =========    =========

See accompanying notes to financial statements.

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP


                           Statements of Operations

                                                                                Three months ended
                                           Year ended December 31,                   March 31
                                   ----------------------------------------  -----------------------
                                         1997           1998         1999         1999         2000
                                   ------------    -----------  -----------  -----------  ----------
                                                                                   (Unaudited)
Revenues:
  Oil and gas sales                 $ 938,252      $ 691,149    $ 621,568    $ 112,742    $ 181,073
  Other income                          3,017          3,090       12,757          437          806
                                    ---------      ---------    ---------    ---------    ---------
    Total revenues                    941,269        694,239      634,325      113,179      181,879
                                    ---------      ---------    ---------    ---------    ---------

Costs and expenses:
  Lease operating                     122,434        119,979      111,371       21,259       26,973
  Production taxes                     74,213         69,161       50,559        4,632       14,032
  Depreciation, depletion
    and amortization                  228,730        249,343      157,095       43,951       38,772
  General and administrative           23,590         21,394       24,465        4,239        6,316
  Interest                             19,631         25,336       31,145        8,922        8,315
  Reduction in carrying
    value of oil and gas
    properties (Note 6)                     -        100,000            -            -            -
                                    ---------      ---------    ---------    ---------    ---------
    Total costs and expenses          468,598        585,213      374,635       83,003       94,408
                                    ---------      ---------    ---------    ---------    ---------

    Net earnings                    $ 472,671      $ 109,026    $ 259,690    $  30,176    $  87,471
                                    =========      =========    =========    =========    =========


See accompanying notes to financial statements.

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                            Statements of Cash Flow

                                                                                                         Three months ended
                                                                    Year ended December 31,                     March 31,
                                                            -----------------------------------------   -------------------------
                                                                 1997          1998           1999          1999          2000
                                                            ------------   ------------  -------------  -------------   -----------
                                                                                                               (Unaudited)
Cash flows from operating activities:
    Net earnings                                            $   472,671   $    109,026   $   259,690    $    30,176     $  87,471
    Adjustments to reconcile net earnings to
    net
       Cash provided by operating activities:
          Depreciation, depletion and amortization              228,730        249,343       157,095         43,951        38,772
           Reduction in carrying value of oil and
           gas properties                                             -        100,000             -              -             -
          Changes in operating assets and liabilities:
                Accounts receivable                             (21,358)       (16,139)       67,269         16,865        (7,835)
             Increase (decrease) in:
                Accounts payable and revenue
                and royalties payable                             3,627        (16,065)       27,023        (23,984)      (20,651)
                                                            -----------    -----------   -----------    -----------   -----------
Net cash provided by operating activities                       683,670        426,165       511,077         67,008        97,757
                                                            -----------    -----------   -----------    -----------   -----------

Cash flows from investing activities:
    Proceeds from sales of property and
    equipment                                                         -         47,257             -              -             -
    Capital expenditures                                        (99,020)      (128,791)      (78,718)          (733)        6,713
                                                            -----------    -----------   -----------    -----------   -----------
Net cash (used) provided by investing
activities                                                      (99,020)       (81,534)      (78,718)          (733)        6,713
                                                            -----------    -----------   -----------    -----------   -----------

Cash flows from financing activities:
    Borrowings on long-term debt                                137,000        151,800        29,000              -        12,000
    Repayments of long-term debt                                (60,000)       (41,500)            -              -             -
    Distributions to partners                                  (680,657)      (473,731)     (440,925)       (70,531)     (120,325)
                                                            -----------    -----------   -----------    -----------   -----------
Net cash (used) provided by financing
activities                                                     (603,657)      (363,431)     (411,925)       (70,531)     (108,325)
                                                            -----------    -----------   -----------    -----------   -----------

Net increase (decrease) in cash and cash
equivalents                                                     (19,007)       (18,800)       20,434         (4,256)       (3,855)

Cash and cash equivalents at beginning of year                   63,067         44,060        25,260         25,260        45,694
                                                            -----------    -----------   -----------    -----------   -----------

Cash and cash equivalents at end of year                    $    44,060    $    25,260   $    45,694    $    21,004   $    41,839
                                                            ===========    ===========   ===========    ===========   ===========

Supplemental cash flow information:
    Cash payments for interest                              $    19,631    $    25,336   $    31,145    $     8,922   $     8,315
                                                            ===========    ===========   ===========    ===========   ===========



See accompanying notes to financial statements.

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP


                        Statements of Partners' Equity

                                        General       Limited        Total

                                      Partners'      Partners'    Partners'

                                        Equity         Equity       Equity
                                      -----------   ------------  -----------

 Balance at December 31, 1997         $   4,831     $1,541,719    $1,546,550

    Net Earnings                         53,805         55,221       109,026
    Distributions to partners           (59,217)      (414,514)     (473,731)
                                      -----------   ------------  -----------

 Balance at December 31, 1998              (581)     1,182,426     1,181,845

    Net Earnings                         50,527        209,163       259,690
    Distributions to partners           (55,116)      (385,809)     (440,925)
                                      -----------   ------------  -----------

 Balance at December 31, 1999            (5,170)     1,005,780     1,000,610

    Net Earnings (Unaudited)             15,392         72,079        87,471
    Distributions to partners
(Unaudited)                             (15,041)      (105,284)     (120,325)
                                      -----------   ------------  -----------

 Balance at March 31, 2000
(Unaudited)                           $  (4,819)    $  972,575    $  967,756
                                      ===========   ============  ===========


See accompanying notes to financial statements.

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1997, 1998 and 1999
             (Information insofar as it relates to March 31, 2000
        or the three months ended March 31, 1999 and 2000 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Natural Gas Income Fund 1993-I Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves, Inc., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 21 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

          . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . All other items of income and expense, with certain limited exceptions, and cash distributions are allocated 87.50% to the Limited Partners and 12.50% to the General Partners.

     The terms of the Partnership offering called for a subscription price of $500,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 4.725 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma, Nebraska, Wyoming and New Mexico.

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less at the time of purchase to be cash equivalents.

     Property and Equipment

    The Partnership follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. The Partnership does not capitalize any internal costs as part of the full cost pool. Net capital costs (capitalized costs less accumulated amortization) are limited to the estimated future net revenues using period end pricing, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves plus the lower of cost or estimated fair market value of unproven properties subject to amortization. The Partnership subjects all costs of unproven properties subject to amortization, as such costs are insignificant. The Partnership compares the carrying value of its oil and gas properties to the calculated limitation at each period end. Capitalized costs less accumulated amortization plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves plus estimated dismantlement and abandonment costs, net of estimated salvage values, if any, are amortized by an equivalent unit-of-production method, converting natural gas to oil at the ratio approximating their relative energy content of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and natural gas properties unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

     The Partnership accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and identifiable

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

     Production Costs

     Lease operating costs, including costs incurred to maintain or increase production levels from an existing completion interval, along with production related taxes are expensed as incurred.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1997 the Partnership's largest single purchaser accounted for approximately 20% and during 1998 and 1999 the Partnership's largest two purchasers accounted for 30% and 35%, respectively, of its

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                              December 31,             March 31,
                                                      ---------------------------
                                                         1998            1999             2000
                                                      -----------     -----------    -------------
                                                                                       (Unaudited)
     Oil and natural gas revenue accruals.........    $   160,187    $    111,365    $     119,200
     Other........................................         18,447               -                -
                                                      -----------    ------------    -------------

     Total........................................    $   178,634    $    111,365    $     119,200
                                                      ===========    ============    =============

3.   Long-Term Debt

     The balances at December 31, 1999 and 1998 consist of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on April 15, 2001. The established borrowing base available to the Partnership under this credit facility was $600,000 and $500,000 at December 31, 1999 and 1998, respectively. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at December 31, 1999 was 8.15%. At December 31, 1999 and 1998, the balances of the revolving line of credit facility were classified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in May 2000, extending the maturity date to April 15, 2001.

4.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

5.   Related Party Transactions

     During the years ended December 31, 1999, 1998 and 1997, the Partnership engaged in certain transactions with Coral Reserves, Inc., the Managing General Partner of the Partnership, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. or Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of three percent (3%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $14,210, $13,580, and $20,611 for 1999, 1998 and 1997, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

     Effective January 1, 1994, the Partnership purchased for $106,123 the rights to consulting fees paid by Coral Reserves Natural Gas Income Fund 1991 Limited Partnership ("Coral 1991") to the Selling Agent of Coral 1991. The fees are paid by Coral 1991 for services performed by the Selling Agent, and consist of 1 1/2% of Coral 1991's gross annual revenues, plus 1% of monthly distributable cash before payout and an additional 1% after payout. The sole exception to this fee structure as purchased is that the Selling Agent will retain the additional 1% after payout interest

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     in Partnership monthly distributable cash. Revenues received by the Partnership under this arrangement totaled $20,603, $23,937 and $24,645 for the years ended December 31, 1999, 1998 and 1997, respectively.

6.   Reduction of Carrying Cost of Oil and Natural Gas Properties

     Under the full cost method of accounting, the net book value of oil and natural gas properties may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and natural gas properties. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value is compared to the ceiling with any excess written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

     At December 31, 1998, the carrying value of the Partnership's oil and natural gas properties exceeded the full cost ceiling by $99,640. Accordingly, a $100,000 reduction of the carrying value of such properties was recorded.

7.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                                          Three months ended
                                                  Year ended December 31                       March 31,
                                                  ----------------------                  ------------------
                                           1997            1998            1999           1999          2000
                                           ----            ----            ----           ----          ----
                                                                                              (Unaudited)
   Development costs..........       $     89,630   $     117,820   $      38,105   $           -  $     22,995

     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

                                                                                        Three months ended
                                                     Year Ended December 31,                 March 31,
                                              ---------------------------------------  ----------------------
                                                 1997          1998          1999        1999        2000
                                              ---------     ----------    ---------    ----------  ----------
                                                                                            (Unaudited)
Oil and natural gas sales.................    $ 938,252     $  691,149   $  621,568   $  112,742  $ 181,073
Production and operating expenses.........     (196,647)      (189,140)    (161,930)    (258,917)   (41,005)
Depreciation, depletion and amortization       (228,730)      (249,343)    (157,095)     (43,951)   (38,772)
Reduction of carrying value of oil and
  gas assets..............................            -       (100,000)           -            -          -
                                              ---------     ----------   ----------   ----------  ---------
Results of operations for oil and gas
  producing activities....................    $ 512,875     $  152,666   $  302,543   $   42,900  $ 101,296
                                              =========     ==========   ==========   ==========  =========
Depreciation, depletion and amortization
  per equivalent MCF of production........    $    0.67     $     0.72   $     0.60   $    0.60   $    0.60
                                              =========     ==========   ==========   ==========  =========

8.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1999. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     The Partnership prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

     Changes in Proved Reserves:

                                                                         Oil          Gas
                                                                         ---          ---
                                                                        (Bbls)        (Mcf)
                                                                        ------        -----
     Proved Reserves as of December 31, 1996.....................       90,000      2,150,000
          Extensions and discoveries.............................            -        216,000
          Production.............................................      (14,000)      (260,000)
                                                                    ----------     ----------
     Proved Reserves as of December 31, 1997.....................       76,000      2,106,000
          Extensions and discoveries.............................            -          8,000
          Production.............................................      (11,000)      (278,000)
          Sale of reserves.......................................       (8,000)       (47,000)
                                                                    ----------     ----------
     Proved Reserves as of December 31, 1998.....................       57,000      1,789,000
          Revisions..............................................       45,000         64,000
          Extensions and discoveries.............................       19,000              -
          Production.............................................       (9,000)      (205,000)
                                                                    ----------     ----------
     Proved Reserves as of December 31, 1999.....................      112,000      1,648,000
                                                                    ==========     ==========
     Proved developed reserves as of:
          December 31, 1996......................................       90,000      2,320,000
          December 31, 1997......................................       76,000      2,060,000
          December 31, 1998......................................       57,000      1,735,000
          December 31, 1999......................................       93,000      1,559,000

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Standardized Measure of Discounted Future Net Cash Flows


     The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                               Year ended December 31,
                                                     ------------------------------------------
                                                         1997           1998           1999
                                                     -----------     -----------     ----------
    Future cash inflows..........................   $  6,113,000     $ 3,862,000    $ 6,136,000
    Future production costs......................     (1,409,000)     (1,482,000)    (2,099,000)
    Future development costs.....................       (102,000)       (102,000)      (137,000)
                                                    ------------     -----------    -----------
    Future net cash flows........................      4,602,000       2,278,000      3,900,000
    10% discount to reflect timing of cash
     flows.......................................     (1,884,000)       (932,000)    (1,850,000)
                                                    ------------     -----------    -----------
    Standardized measure of discounted future
     net cash flows..............................   $  2,718,000     $  1,346,000   $  2,050,000
                                                    ============     ===========    ===========

     Future cash inflows are computed by applying year-end prices (averaging $22.75 per barrel of oil, adjusted for transportation and other charges, and $2.25 per Mcf of gas at December 31, 1999) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                  Year ended December 31,
                                                         -----------------------------------------
                                                             1997            1998           1999
                                                         ----------      -----------    ----------
     Beginning balance..............................  $   4,996,000    $   2,718,000  $  1,346,000
     Sales of oil and natural gas, net of
        production costs............................       (731,000)        (490,000)     (457,000)
     Net changes in year-end prices and production
        costs.......................................     (2,071,000)      (1,030,000)      513,000
     Extensions, discoveries, and improved
        recovery, net of future development costs...        225,000            6,000       191,000
     Revisions......................................              -                -       471,000
     Sales of reserves in place.....................              -          (58,000)            -
     Accretion of discount..........................        500,000          272,000       135,000
     Other, primarily changes in timing.............       (201,000)         (72,000)     (149,000)
                                                         ----------      -----------    ----------
     Ending balance.................................  $   2,718,000    $   1,346,000  $  2,050,000
                                                         ==========      ===========    ==========

                         INDEPENDENT AUDITOR'S REPORT




To the Partners
Coral Reserves Energy Income Fund
         1995 Limited Partnership
Oklahoma City, Oklahoma


         We have audited the balance sheets of Coral Reserves Energy Income Fund 1995 Limited Partnership as of December 31, 1998 and 1999 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves Energy Income Fund 1995 Limited Partnership as of December 31, 1998 and 1999, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.



                                        William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
March 10, 2000

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                                Balance Sheets

                                                                                  December 31,          March 31,
                                                                             -----------------------
                                                                               1998          1999           2000
                                                                           ----------    -----------    ------------
Assets                                                                                                 (Unaudited)
Current assets:
       Cash and cash equivalents                                           $   522,748   $   234,216    $     67,547
       Accounts receivable, net (Note 2)                                       271,488       390,001         389,029
       Inventories                                                               4,251         2,813           2,813
                                                                           -----------   -----------    ------------
            Total current assets                                               798,487       627,030         459,389
                                                                           -----------   -----------    ------------

Property and equipment, at cost, based on the full cost method of
    accounting for oil and gas properties                                    4,847,201     5,274,378       5,381,519
        Accumulated depreciation, depletion and
        amortization                                                        (1,635,657)   (2,020,781)     (2,119,448)
                                                                           -----------   -----------    ------------
                                                                              3,11,544     3,253,597       3,262,071
                                                                           -----------   -----------    ------------

Other assets                                                                       800             -               -
                                                                           -----------   -----------    ------------


         Total assets                                                      $ 4,010,831   $ 3,880,627    $  3,721,460
                                                                           ===========   ===========    ============

Liabilities and Partners' Equity
Current liabilities:
       Accounts payable                                                    $    40,237   $   118,904    $     38,782
       Revenue and royalty distributions payable                                23,874        26,796          28,458
                                                                           -----------   -----------    ------------
            Total current liabilities                                           64,111       145,700          67,240
                                                                           -----------   -----------    ------------

Long-term debt (Note 3)                                                              -             -          10,000

Partners' equity (deficit):
       General partners                                                         (2,775)       10,781          10,589
       Limited partners                                                      3,949,495     3,724,146       3,633,631
                                                                           -----------   -----------    ------------

              Total partners' equity                                         3,946,720     3,734,927       3,644,220
                                                                           -----------   -----------    ------------

                  Total liabilities and partners' equity                   $ 4,010,831   $ 3,880,627    $  3,721,460
                                                                           ===========   ===========    ============

See accompanying notes to financial statements.

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP


                           Statements of Operations

                                                                                         Three months ended
                                                   Year ended December 31,                    March 31
                                            ---------------------------------------  ------------------------
                                               1997            1998         1999         1999          2000
                                           ------------    -----------  -----------  -----------  -----------
                                                                                            (Unaudited)
        Revenues:
          Oil and gas sales                $  2,142,877    $ 1,553,143  $ 1,802,613  $   332,948  $   531,354
          Other income                           46,712         30,940       23,346        5,832        3,859
                                           ------------    -----------  -----------  -----------  -----------
                 Total revenues               2,189,589      1,584,083    1,825,959      338,780      535,213
                                           ------------    -----------  -----------  -----------  -----------

        Costs and expenses:
          Lease operating                       371,371        342,852      344,984       80,066       83,107
          Production taxes                      153,336        110,949      138,216       25,793       46,343
          Depreciation, depletion
            and amortization                    469,181        474,655      385,924       95,514       98,667
          General and administrative            108,651        100,674      114,126       22,523       34,234
                                           ------------    -----------  -----------  -----------  -----------
             Total costs and expenses         1,102,539      1,029,130      983,250      223,896      262,351
                                           ------------    -----------  -----------  -----------  -----------

             Net earnings                  $  1,087,050    $   554,953  $   842,709  $   114,884  $   272,862
                                           ============    ===========  ===========  ===========  ===========

See accompanying notes to financial statements.

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                            Statements of Cash Flow

                                                                                                            Three months ended
                                                                                                       --------------------------
                                                                    Year ended December 31,                     March 31,
                                                           ----------------------------------------    --------------------------
                                                               1997          1998           1999          1999           2000
                                                           -----------   -----------    -----------    -----------    -----------
                                                                                                               (Unaudited)
Cash flows from operating activities:
  Net earnings                                             $ 1,087,050   $   554,953    $   842,709    $   114,884    $   272,862
  Adjustments to reconcile net earnings to net
   Cash provided by operating activities:
     Depreciation, depletion and amortization                  469,181       474,655        385,924         95,514         98,667
     Changes in operating assets and liabilities:
        Accounts receivable                                     17,153       167,573       (118,513)        10,364            972
        Inventories                                              9,078          (520)         1,438              -              -
      Increase (decrease) in:
        Accounts payable and Revenue and royalties
              payable                                           20,937       (10,223)        81,589         (3,291)       (78,460)
                                                           -----------   -----------    -----------    -----------    -----------
Net cash provided by operating activities                    1,603,399     1,186,438      1,193,147        217,471        294,041
                                                           -----------   -----------    -----------    -----------    -----------

Cash flows from investing activities:
  Proceeds from sales of property and equipment                 23,540             -              -              -              -
  Capital expenditures                                        (557,762)     (134,716)      (427,177)        (1,476)      (107,141)
                                                           -----------   -----------    -----------    -----------    -----------
Net cash (used) provided by investing activities              (534,222)     (134,716)      (427,177)        (1,476)      (107,141)
                                                           -----------   -----------    -----------    -----------    -----------

Cash flows from financing activities:
  Borrowings on long-term debt                                       -             -              -              -         10,000
  Distributions to partners                                 (1,502,438)   (1,193,395)    (1,054,502)      (216,146)      (363,569)
                                                           -----------   -----------    -----------    -----------    -----------
Net cash (used) provided by financing activities            (1,502,438)   (1,193,395)    (1,054,502)      (216,146)      (353,569)
                                                           -----------   -----------    -----------    -----------    -----------

Net increase (decrease) in cash and cash equivalents          (433,261)     (141,673)      (288,532)          (151)      (166,669)

Cash and cash equivalents at beginning of year               1,097,682       664,421        522,748        522,748        234,216
                                                           -----------   -----------    -----------    -----------    -----------

Cash and cash equivalents at end of year                   $   664,421   $   522,748    $   234,216    $   522,597    $    67,547
                                                           ===========   ===========    ===========    ===========    ===========

See accompanying notes to financial statements.

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP


                        Statements of Partners' Equity

                                                          General        Limited           Total
                                                         Partners'       Partners'       Partners'
                                                          Equity          Equity           Equity
                                                        -----------    ------------     ------------
            Balance at December 31, 1997                $    18,334    $  4,566,828     $  4,585,162

               Net Earnings                                  98,230         456,723          554,953
               Distributions to partners                   (119,339)     (1,074,056)      (1,193,395)
                                                        -----------    ------------     ------------

            Balance at December 31, 1998                     (2,775)      3,949,495        3,946,720

               Net Earnings                                 119,006         723,703          842,709
               Distributions to partners                   (105,450)       (949,052)      (1,054,502)
                                                        -----------    ------------     ------------

            Balance at December 31, 1999                     10,781       3,724,146        3,734,927

               Net Earnings (Unaudited)                      36,165         236,697          272,862
               Distributions to partners (Unaudited)        (36,357)       (327,212)        (363,569)
                                                        -----------    ------------     ------------

            Balance at March 31, 2000 (Unaudited)       $    10,589    $  3,633,631     $  3,644,220
                                                        ===========    ============     ============

See accompanying notes to financial statements.

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1997, 1998 and 1999
             (Information insofar as it relates to March 31, 2000
        or the three months ended March 31, 1999 and 2000 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Energy Income Fund 1995 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves Energy Corp., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 196 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

          . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . All other items of income and expense, with certain limited exceptions, and cash distributions are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 68.050 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)



     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma, Arkansas and Wyoming.

     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less at the time of purchase to be cash equivalents.

     Inventories

     Inventories are comprised of salvaged lease and well equipment and are accounted for at the lower of cost or fair market value. Items are removed from inventory utilizing the first-in, first-out method.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. The Partnership does not capitalize any internal costs as part of the full cost pool. Net capital costs (capitalized costs less accumulated amortization) are limited to the estimated future net revenues using period end pricing, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves plus the lower of cost or estimated fair market value of unproven properties subject to amortization. The Partnership subjects all costs of unproven properties subject to amortization, as such costs are insignificant. The Partnership compares the carrying value of its oil and gas properties to the calculated limitation at each period end. Capitalized costs less accumulated amortization plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves plus estimated dismantlement and abandonment costs, net of estimated salvage values, if any, are amortized by an equivalent unit-of-production method, converting natural gas to oil at the ratio approximating their relative energy content of

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and natural gas properties unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

     The Partnership accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

     Production Costs

     Lease operating costs, including costs incurred to maintain or increase production levels from an existing completion interval, along with production related taxes are expensed as incurred.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1997, the Partnership's largest single purchaser accounted for approximately 50% and during 1998 the Partnership's largest three purchasers accounted for 70% of its oil and natural gas revenues. During 1999, the Partnership's two largest purchasers accounted for 65% of its oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk. At December 31, 1999, a significant concentration of credit risk existed with respect to $234,216 deposited with one financial institution.

     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.   Accounts Receivable

     Accounts receivable consisted of the following:

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

                                                                December 31,
                                                       -------------------------------         March 31,
                                                            1998              1999               2000
                                                       -------------     -------------     ---------------
                                                                                             (Unaudited)
Oil and natural gas revenue accruals..............  $        267,961  $        390,001  $          389,029
Other.............................................             3,527                 -                   -
                                                       -------------     -------------     ---------------

Total.............................................  $        271,488  $        390,001  $          389,029
                                                       =============     =============     ===============

3.   Long-Term Debt

     A revolving line of credit maturing on April 15, 2001, was established in September 1999. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The borrowing base available to the Partnership under this credit facility is $2,000,000. No borrowings have been made under this line of credit as of December 31, 1999. An initial draw of $10,000 was made against the line of credit in March, 2000. The balance of the revolving line of credit facility was reclassified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in May 2000, extending the maturity date to April 15, 2001.

4.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

5.   Related Party Transactions

     During the years ended December 31, 1999, 1998 and 1997, the Partnership engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnership

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $59,253, $58,639, and $78,659 for 1999, 1998 and 1997, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


6.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                                          Three months ended
                                                  Year ended December 31                       March 31,
                                                  ----------------------                  ------------------
                                           1997            1998            1999           1999          2000
                                           ----            ----            ----           ----          ----
                                                                                              (Unaudited)
    Development costs..........     $    500,780   $     117,707   $     305,227   $           -  $    184,934

     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

                                                                                                Three months ended
                                                           Year ended December 31,                  March 31,
                                                  ---------------------------------------- ---------------------------
                                                       1997          1998          1999         1999          2000
                                                  ------------ -------------- ------------ ------------- -------------
                                                                                                   (Unaudited)
Oil and natural gas sales....................     $ 2,142,877  $   1,553,143  $ 1,802,613  $   332,948   $   531,354
Production and operating expenses............        (524,707)      (453,801)    (483,200)    (105,859)     (129,450)
Depreciation, depletion and amortization.....        (469,181)      (474,665)    (385,924)     (95,514)      (98,667)
                                                  -----------  -------------  -----------  -----------   -----------
Results of operations for oil and gas
  producing activities.......................     $ 1,148,989  $     624,677  $   933,489  $   131,575   $   303,237
                                                  ===========  =============  ===========  ===========   ===========
Depreciation, depletion and amortization
  per equivalent MCF of production...........     $      0.57  $        0.59  $      0.48  $      .048   $      .049
                                                  ===========  =============  ===========  ===========   ===========

7.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1999. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     The Partnership prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Changes in Proved Reserves:
                                                                        Oil           Gas
                                                                    -----------  -------------
                                                                       (Bbls)        (Mcf)
                                                                    -----------  -------------
     Proved Reserves as of December 31, 1996....................      232,000      7,079,000
         Extensions and discoveries.............................       18,000        132,000
         Production.............................................      (28,000)      (655,000)
                                                                    -----------  -------------
     Proved Reserves as of December 31, 1997....................      222,000      6,556,000
         Production.............................................      (26,000)      (654,000)
                                                                    -----------  -------------
     Proved Reserves as of December 31, 1998....................      196,000      5,902,000
         Revisions..............................................      111,000      1,411,000
         Purchase of reserves...................................       47,000        164,000
         Extensions and discoveries.............................        9,000        227,000
         Production.............................................      (25,000)      (651,000)
                                                                    -----------  -------------
     Proved Reserves as of December 31, 1999....................      338,000      7,053,000
                                                                    ===========  =============
     Proved developed reserves as of:
         December 31, 1996......................................      246,000      6,116,000
         December 31, 1997......................................      217,000      5,461,000
         December 31, 1998......................................      191,000      4,806,000
         December 31, 1999......................................      224,000      5,428,000

     Standardized Measure of Discounted Future Net Cash Flows


     The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:


                                                               Year ended December 31,
                                                     --------------------------------------------
                                                           1997            1998          1999
                                                     --------------  --------------  -------------
     Future cash inflows...........................  $   17,704,000  $   12,402,000  $  22,375,000
     Future production costs.......................      (4,420,000)     (5,083,000)    (6,925,000)
     Future development costs......................        (930,000)       (930,000)    (1,129,000)
                                                     --------------  --------------  -------------

     Future net cash flows.........................      12,354,000       6,389,000     14,321,000
     10% discount to reflect timing of cash flows..      (5,358,000)     (2,771,000)    (6,821,000)
                                                     --------------  --------------  -------------
     Standardized measure of discounted future
     net cash flows................................. $    6,996,000  $    3,618,000  $   7,500,000
                                                     ==============  ==============  =============

     Future cash inflows are computed by applying year-end prices (averaging $22.75 per barrel of oil, adjusted for transportation and other charges, and $2.25 per Mcf of gas at December 31, 1999) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                  Year ended December 31,
                                                      ---------------------------------------------
                                                             1997            1998           1999
                                                      --------------   -------------  -------------
     Beginning balance..............................  $   13,460,000   $   6,996,000  $   3,618,000
     Sales of oil and natural gas, net of
        production costs............................      (1,585,000)     (1,046,000)    (1,631,000)
     Net changes in year-end sales prices and
     production costs...............................      (5,816,000)     (2,786,000)     2,394,000
     Extensions, discoveries, and improved
        recovery, net of future development costs...         251,000               -        191,000
     Revisions......................................               -               -      2,067,000
     Purchases of reserves, net of future
        development costs...........................               -               -        589,000
     Accretion of discount..........................       1,346,000         700,000        362,000
     Other, primarily changes in timing.............        (660,000)       (246,000)       (90,000)
                                                      --------------   -------------  -------------
     Ending balance.................................  $    6,996,000   $   3,618,000  $   7,500,000
                                                      ==============   =============  =============

                         INDEPENDENT AUDITOR'S REPORT





To the Partners
Coral Reserves Energy Income Fund
         1996 Limited Partnership
Oklahoma City, Oklahoma


     We have audited the balance sheets of Coral Reserves Energy Income Fund 1996 Limited Partnership as of December 31, 1998 and 1999 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves Energy Income Fund 1996 Limited Partnership as of December 31, 1998 and 1999, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.



                                           William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
March 10, 2000

          CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                                Balance Sheets

                                                                              December 31,        March 31,
                                                                        ----------------------
                                                                           1998        1999          2000
                                                                        ----------  ----------   -----------
      Assets                                                                                     (Unaudited)
      Current assets:
               Cash and cash equivalents                               $ 1,274,867 $    80,529  $   106,971
               Accounts receivable, net (Note  2)                          271,512     434,776      473,006
                                                                        ----------  ----------   ----------
                    Total current assets                                 1,546,379     515,305      579,977
                                                                        ----------  ----------   ----------
      Property and equipment, at cost, based on the full
      cost method of accounting for oil and gas properties               5,467,383   5,762,256    5,804,141
               Accumulated depreciation, depletion and amortization       (699,904) (1,260,382)  (1,377,827)
                                                                        ----------  ----------  -----------
                                                                         4,767,479   4,501,874    4,426,314
                                                                        ----------  ----------  -----------
      Notes Receivable (Note 3)                                                  -   2,900,000    2,810,000
      Other assets                                                           1,933       1,133          933
                                                                        ----------  ----------  -----------

                        Total assets                                   $ 6,315,791 $ 7,918,312  $ 7,817,224
                                                                        ==========  ==========   ==========
      Liabilities and Partners' Equity
      Current liabilities:
               Accounts payable                                        $    59,158 $    53,757  $    62,135
               Revenue and royalty distributions payable                    12,711       6,922        7,557
                                                                        ----------   ---------   ----------
                    Total current liabilities                               71,869      60,679       69,692
                                                                        ----------   ---------   ----------

      Long-term debt (Note 4)                                                    -   2,272,000    2,365,000

      Partners' equity (deficit):
               General partners                                             (2,715)    (17,951)     (27,675)
               Limited partners                                          6,246,637   5,603,584    5,410,207
                                                                         ---------   ---------   ----------
                    Total partners' equity                               6,243,922   5,585,633    5,382,532
                                                                         ---------   ---------   ----------

                        Total liabilities and partners' equity         $ 6,315,791 $ 7,918,312  $ 7,817,224
                                                                         =========   =========   ===========

     See accompanying notes to financial statements.

          CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP


                           Statements of Operations

                                                                                                 Three months ended
                                                             Year ended December 31,                  March 31
                                                     --------------------------------------    ----------------------
                                                        1997            1998         1999         1999        2000
                                                     ----------      ---------    ---------    ---------    ---------
                                                                                                      (Unaudited)
       Revenues:
         Oil and gas sales                         $    641,810    $ 1,292,067  $ 2,152,981  $   402,834  $   676,552
         Other income                                   146,966        111,286       19,480        8,651        1,641
                                                     ----------      ---------    ---------    ---------    ---------
             Total revenues                             788,776      1,403,353    2,172,461      411,485      678,193
                                                     ----------      ---------    ---------    ---------    ---------
       Costs and expenses:
         Lease operating                                 84,617        249,675      391,189       86,436      139,484
         Production taxes                                48,733        128,663      172,622       21,632       60,537
         Depreciation, depletion and amortization       166,094        509,808      561,278      133,332      117,645
         General and administrative                      32,526         98,635      151,533       21,088       42,641
         Interest                                             -              -      133,870            -       49,917
         Reduction of carrying
            value of oil and gas
            properties (Note 7)                               -        887,000            -            -            -
                                                     ----------      ---------    ---------    ---------    ---------
             Total costs and expenses                   331,970      1,873,781    1,410,492      262,488      410,224
                                                     ----------      ---------    ---------    ---------    ---------

             Net earnings (loss)                   $    456,806    $  (470,428) $   761,969  $   148,997  $   267,969
                                                     ==========      =========    =========    =========    =========

     See accompanying notes to financial statements.

          CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                            Statements of Cash Flow


                                                                                                             Three months ended
                                                                     Year ended December 31,                     March 31,
                                                             ----------------------------------------    ------------------------
                                                                1997           1998          1999          1999            2000
                                                             ----------     ----------    -----------    ---------      ---------
                                                                                                                (Unaudited)
Cash flows from operating activities:
    Net earnings (loss)                                    $    456,806   $   (470,428) $     761,969  $   148,997   $    267,969
    Adjustments to reconcile net earnings to net
       Cash provided by operating activities:
        Depreciation, depletion and amortization                166,094        509,808        561,278      133,332        117,656
        Reduction in carrying value of oil and gas
           properties                                                 -        887,000              -            -              -
        Changes in operating assets and liabilities:
           Accounts receivable                                 (275,150)        84,438       (163,264)     (70,640)       (38,230)
        Increase (decrease) in:
           Accounts payable and Revenue and royalties
             payable                                            109,921        (42,919)       (11,190)     (17,814)         9,013
                                                             ----------      ---------    -----------    ---------      ---------
Net cash provided by operating activities                       457,671        967,899      1,148,793      193,875        356,397
                                                             ----------      ---------    -----------    ---------      ---------
Cash flows from investing activities:
    Advances on notes receivable                                      -              -     (3,200,000)  (3,200,000)             -
    Repayments of notes receivable                                    -              -        300,000            -         90,000
    Proceeds from sales of property and equipment                     -         25,000         14,527            -              -
    Capital expenditures                                     (1,967,166)    (3,709,533)      (309,400)     (68,993)       (41,885)
                                                             ----------     ----------    -----------    ---------      ---------
Net cash (used) provided by investing activities             (1,967,166)    (3,684,533)    (3,194,873)  (3,268,993)        48,115
                                                             ----------     ----------    -----------    ---------      ---------

Cash flows from financing activities:
    Borrowings on long-term debt                                      -              -      2,272,000    2,100,000         93,000
    Contributed capital                                       5,695,100              -              -            -              -
    Distributions to partners                                  (417,286)    (1,034,692)    (1,420,258)    (190,899)      (471,070)
    Cost of capital raised                                   (1,129,100)       (10,862)             -            -              -
                                                             ----------     ----------    -----------    ---------      ---------
Net cash (used) provided by financing activities              4,148,714     (1,045,554)       851,742    1,909,101       (378,070)
                                                             ----------     ----------    -----------    ---------      ---------

Net increase (decrease) in cash and cash equivalents          2,639,219     (3,762,188)    (1,194,338)  (1,166,017)        26,442

Cash and cash equivalents at beginning of year                2,397,836      5,037,055      1,274,867    1,274,867         80,529
                                                             ----------     ----------    -----------    ---------      ---------

Cash and cash equivalents at end of year                   $  5,037,055   $  1,274,867  $      80,529  $   108,850   $    106,971
                                                             ==========     ==========    ===========    =========      =========
Supplemental cash flow information:
    Cash payments for interest                             $          -   $          -  $     133,870  $         -  $      49,917
                                                             ==========     ==========    ===========    =========      =========

     See accompanying notes to financial statements.

             CORAL RESERVES ENERGY INCOME 1996 LIMITED PARTNERSHIP


                        Statements of Partners' Equity

                                                                    General      Limited         Total
                                                                   Partners'     Partners'     Partners'
                                                                    Equity        Equity        Equity
                                                                  ----------    ----------    ----------
                    Balance at December 31, 1997                $    22,084  $   7,737,820  $  7,759,904

                       Net Earnings                                  78,670       (549,098)     (470,428)
                       Distributions to partners                   (103,469)      (931,223)   (1,034,692)
                       Cost of capital raised                             -        (10,862)      (10,862)
                                                                  ---------     ----------    ----------

                    Balance at December 31, 1998                     (2,715)     6,246,637     6,243,922

                       Net Earnings                                 126,790        635,179       761,969
                       Distributions to partners                   (142,026)    (1,278,232)   (1,420,258)
                                                                  ---------     ----------    ----------

                    Balance at December 31, 1999                    (17,951)     5,603,584     5,585,633

                       Net Earnings (Unaudited)                      37,383        230,586       267,969
                       Distributions to partners (Unaudited)        (47,107)      (423,963)     (471,070)
                                                                  ---------     ----------    ----------

                    Balance at March 31, 2000 (Unaudited)       $   (27,675)  $  5,410,207  $  5,382,532
                                                                  =========     ==========    ==========

     See accompanying notes to financial statements.

          CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1997, 1998 and 1999
                (Information insofar as it relates to March 31,
               2000 or the three months ended March 31, 1999 and
                              2000 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Energy Income Fund 1996 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves Energy Corp., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 226 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

        . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

        . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

        . All other items of income and expense, with certain limited exceptions, and cash distributions are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 96.350 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma and Texas.

          CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less at the time of purchase to be cash equivalents.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. The Partnership does not capitalize any internal costs as part of the full cost pool. Net capital costs (capitalized costs less accumulated amortization) are limited to the estimated future net revenues using period end pricing, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves plus the lower of cost or estimated fair market value of unproven properties subject to amortization. The Partnership subjects all costs of unproven properties subject to amortization, as such costs are insignificant. The Partnership compares the carrying value of its oil and gas properties to the calculated limitation at each period end. Capitalized costs less accumulated amortization plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves plus estimated dismantlement and abandonment costs, net of estimated salvage values, if any, are amortized by an equivalent unit-of-production method, converting natural gas to oil at the ratio approximating their relative energy content of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and natural gas properties unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

     The Partnership accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances

          CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

     Production Costs

     Lease operating costs, including costs incurred to maintain or increase production levels from an existing completion interval, along with production related taxes are expensed as incurred.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1997, the Partnership's largest five purchasers accounted for approximately 80%, and during 1998 the largest two purchasers accounted for 50% of its oil and natural gas revenues. During 1999, the Partnership's three largest purchasers accounted for 60% of its oil and natural gas

          CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.   Accounts Receivable

     Accounts receivable consisted of the following:


                                                               December 31,               March 31,
                                                         ---------------------------
                                                            1998            1999             2000
                                                         -----------     -----------    --------------
                                                                                          (Unaudited)
     Oil and natural gas revenue accruals.........    $   267,215    $    432,205      $   469,691
     Other........................................          4,297           2,571            3,315
                                                         -----------     -----------      ----------
     Total........................................    $   271,512    $    434,776      $   473,006
                                                         ===========     ===========      ==========

3.   Notes Receivable

     Effective February 1999, the Partnership made an advance of $3,200,000 to Indian Oil Company (Indian). In return for the advance, the Partnership receives a production payment payable from Indian in the amount of $30,000 per month.

          CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

4.   Long-Term Debt

     The balance at December 31, 1999 consists of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on April 15, 2001. The established borrowing base available to the Partnership under this credit facility was $2,400,000 at December 31, 1999. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at December 31, 1999 was 8.19%. At December 31, 1999, the balance of the revolving line of credit facility was reclassified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in May 2000, extending the maturity date to April 15, 2001.

5.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

6.   Related Party Transactions

     During the years ended December 31, 1999, 1998 and 1997, the Partnership engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnership, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. or Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $80,193, $53,583 and $24,511 for 1999, 1998 and 1997, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

     During 1997, the Partnership purchased interests in various producing oil and gas properties from Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, for aggregate consideration of $96,623.

          CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


7.   Reduction of Carrying Cost of Oil and Natural Gas Properties

     Under the full cost method of accounting, the net book value of oil and natural gas properties may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and natural gas properties. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value is compared to the ceiling with any excess written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

     At December 31, 1998, the carrying value of the Partnership's oil and natural gas properties exceeded the full cost ceiling by $886,779. Accordingly, a $887,000 reduction of the carrying value of such properties was recorded.


8.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                     Three months ended

                                                   Year ended December 31                       March 31,
                                                   ----------------------                       ---------
                                            1997             1998           1999           1999           2000
                                            ----             ----           ----           ----           ----
                                                                                               (Unaudited)
   Production acquisition costs
   (proved)...................       $     936,095    $    3,522,344   $     3,047    $          -  $           -
   Development costs..........           1,002,947           113,261       232,107          76,234         55,136


     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

          CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

                                                                                        Three months ended
                                                     Year ended December 31,                 March 31,
                                              ---------------------------------------  ----------------------
                                                 1997          1998          1999        1999        2000
                                              -----------   -----------   ---------    ----------  ----------
                                                                                            (Unaudited)
Oil and natural gas sales.................  $   641,810  $   1,292,067  $ 2,152,981  $  402,834  $   676,552
Production and operating expenses.........     (133,350)      (378,338)    (563,811)   (108,068)    (200,021)
Depreciation, depletion and amortization..     (166,094)      (509,808)    (561,278)   (133,332)    (117,645)
Reduction of carrying value of oil and gas
  assets..................................            -       (887,000)           -           -            -
                                              ---------     ----------    ---------    --------    ---------
Results of operations for oil and gas
  producing activities....................  $   342,366  $    (483,079) $ 1,027,892  $  161,434  $   358,886
                                              =========     ==========    =========    ========    =========
Depreciation, depletion and amortization
  per equivalent MCF of production........  $      0.70  $        0.77  $      0.61  $     0.61  $      0.62
                                              =========     ==========    =========    ========    =========

9.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1999 The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     The Partnership prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

     Changes in Proved Reserves:


                                                                        Oil           Gas
                                                                        ---           ---
                                                                       (Bbls)        (Mcf)
                                                                       ------        -----
    Proved Reserves as of December 31, 1996.....................       22,000      2,412,000
         Extensions and discoveries.............................       14,000        182,000
         Purchases of reserves..................................      114,000      1,468,000
         Production.............................................       (9,000)      (183,000)
                                                                 ------------   ------------
    Proved Reserves as of December 31, 1997.....................      141,000      3,879,000
         Purchases of reserves..................................       62,000      4,286,000
         Production.............................................      (21,000)      (537,000)
                                                                 ------------   ------------
    Proved Reserves as of December 31, 1998.....................      182,000      7,628,000
         Revisions..............................................       21,000        838,000
         Purchase of reserves...................................        2,000          1,000
         Extensions and discoveries.............................        7,000         32,000
         Production.............................................      (28,000)      (745,000)
                                                                 ------------   ------------
    Proved Reserves as of December 31, 1999.....................      184,000      7,754,000
                                                                 ============   ============
    Proved developed reserves as of:
         December 31, 1996......................................       24,000      2,232,000
         December 31, 1997......................................      104,000      3,226,000
         December 31, 1998......................................      142,000      6,724,000
         December 31, 1999......................................      162,000      5,873,000

     Standardized Measure of Discounted Future Net Cash Flows

     The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

          CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)



                                                               Year ended December 31,
                                                      -------------------------------------------
                                                         1997             1998           1999
                                                      -----------     ------------    -----------
    Future cash inflows........................... $  11,174,000   $   15,843,000  $  20,768,000
    Future production costs.......................    (2,702,000)      (6,489,000)    (6,882,000)
    Future development costs......................      (830,000)      (1,057,000)      (923,000)
                                                      ----------      -----------     ----------
    Future net cash flows.........................     7,642,000        8,297,000     12,963,000
    10% discount to reflect timing of cash
      flows.......................................    (3,250,000)      (3,529,000)    (5,617,000)
                                                      ----------      -----------     ----------
    Standardized measure of discounted future
      net cash flows.............................. $   4,392,000   $    4,768,000  $   7,346,000
                                                      ==========      ===========     ==========

     Future cash inflows are computed by applying year-end prices (averaging $22.75 per barrel of oil, adjusted for transportation and other charges, and $2.25 per Mcf of gas at December 31, 1999) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

                                                                  Year ended December 31,
                                                      -------------------------------------------------
                                                             1997            1998           1999
                                                      ---------------  ---------------   --------------
     Beginning balance..............................  $   4,331,000    $   4,392,000  $   4,768,000
     Sales of oil and natural gas, net of
        production costs............................       (504,000)        (899,000)    (1,571,000)
     Net changes in year-end sales prices and
        production costs............................     (2,001,000)      (1,869,000)     2,507,000
     Extensions, discoveries, and improved
        recovery, net of future development costs...        284,000                -        325,000
     Revisions......................................              -                -        865,000
     Purchases of reserves, net of future
        development costs...........................      2,068,000        2,761,000         20,000
     Accretion of discount..........................        433,000          439,000        477,000
     Other, primarily changes in timing.............       (219,000)         (56,000)       (45,000)
                                                      -------------    -------------  -------------
     Ending balance.................................  $   4,392,000    $   4,768,000  $   7,346,000
                                                      =============    =============  =============

                         INDEPENDENT AUDITOR'S REPORT



To the Partners
Coral Reserves 1996 Institutional Limited Partnership
Oklahoma City, Oklahoma


         We have audited the balance sheets of Coral Reserves 1996 Institutional Limited Partnership as of December 31, 1998 and 1999 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves 1996 Institutional Limited Partnership as of December 31, 1998 and 1999, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.



                                          William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
March 10, 2000

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                                Balance Sheets

                                                                                December 31,
                                                                         -------------------------    March 31,
                                                                             1998         1999           2000
                                                                         -----------   -----------   -----------
Assets                                                                                               (Unaudited)
Current assets:
          Cash and cash equivalents                                      $ 1,052,042   $   120,626   $    97,074
          Accounts receivable, net (Note  2)                                 221,194       325,620       337,893
          Inventories                                                            779           779           779
                                                                         -----------   -----------   -----------
             Total current assets                                          1,274,015       447,025       435,746
                                                                         -----------   -----------   -----------

Property and equipment, at cost, based on the full cost method of
    accounting for oil and gas properties                                  4,469,952     4,607,371     4,619,556
          Accumulated depreciation, depletion and amortization              (763,224)   (1,177,029)   (1,278,783)
                                                                         -----------   -----------   -----------
                                                                           3,706,728     3,430,342     3,340,773
                                                                         -----------   -----------   -----------

          Notes Receivable (Note 3)                                                -     2,537,500     2,458,750
                                                                         -----------   -----------   -----------
             Total assets                                                $ 4,980,743   $ 6,414,867   $ 6,235,269
                                                                         ===========   ===========   ===========

Liabilities and Partners' Equity

Current liabilities:
          Accounts payable                                               $    26,583   $    52,560   $    61,928
          Revenue and royalty distributions payable                           23,306        23,653        23,298
                                                                         -----------   -----------   -----------
             Total current liabilities                                        49,889        76,213        85,226
                                                                         -----------   -----------   -----------

Long-term debt (Note 4)                                                            -     1,948,000     1,950,000

Partners' equity (deficit):

          General partners                                                    12,660        (7,276)      (19,404)
          Limited partners                                                 4,918,194     4,397,930     4,217,794
                                                                         -----------   -----------   -----------
             Total partners' equity                                        4,930,854     4,390,654     4,200,043
                                                                         -----------   -----------   -----------

                Total liabilities and partners' equity                   $ 4,980,743   $ 6,414,867   $ 6,235,269
                                                                         ===========   ===========   ===========

     See accompanying notes to financial statements.

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                           Statements of Operations

                                                                                        Three months ended
                                                    Year ended December 31,                  March 31
                                            --------------------------------------   ------------------------
                                               1997          1998          1999          1999        2000
                                            ----------   -----------   -----------   -----------  -----------
                                                                                            (Unaudited)
Revenues:
  Oil and gas sales                         $  784,110   $ 1,213,718   $ 1,643,206   $   334,647  $   460,712
  Other income                                  83,885        96,543        18,114         6,623        2,403
                                            ----------   -----------   -----------   -----------  -----------
     Total revenues                            867,995     1,310,261     1,661,320       341,270      463,115
                                            ----------   -----------   -----------   -----------  -----------

Costs and expenses:
  Lease operating                               73,996       153,701       245,404        52,725       68,270
  Production taxes                              58,538       103,393       122,014        12,951       39,898
  Depreciation, depletion
     and amortization                          225,803       443,525       413,805       103,504      101,754
  General and administrative                    19,162        47,349        69,667        16,996       17,218
  Interest                                           -             -       117,776             -       41,661
  Reduction of carrying
     value of oil and gas
     properties (Note 7)                             -       649,000             -             -            -
                                            ----------   -----------   -----------   -----------  -----------
     Total costs and expenses                  377,499     1,396,968       968,666       186,176      269,801
                                            ----------   -----------   -----------   -----------  -----------

     Net earnings (loss)                    $  490,496   $   (86,707)  $   692,654   $   155,094  $   193,314
                                            ==========   ===========   ===========   ===========  ===========


     See accompanying notes to financial statements.

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                            Statements of Cash Flow

                                                                                                       Three months ended
                                                                 Year ended December 31,                    March 31,
                                                        -----------------------------------------   ------------------------
                                                            1997          1998           1999           1999         2000
                                                        ------------  ------------   ------------   -----------   ----------
                                                                                                           (Unaudited)
Cash flows from operating activities:
  Net earnings (loss)                                   $    490,496   $   (86,707)   $   692,654   $   155,094   $  193,314
  Adjustments to reconcile net earnings to net
   Cash provided by operating activities:
    Depreciation, depletion and amortization                 225,803       443,525        413,805       103,504      101,754
     Reduction in carrying value of oil and gas
       properties                                                  -       649,000              -             -            -
     Changes in operating assets and liabilities:
       Accounts receivable                                   (95,086)       (6,077)      (104,426)      (71,933)     (12,273)
       Inventories                                              (727)          (52)             -             -            -
     Increase (decrease) in:
       Accounts payable and Revenue and royalties
        Payable                                               31,737         5,118         26,324         6,463        9,013
                                                        ------------   -----------    -----------   -----------   ----------
  Net cash provided by operating activities                  652,223     1,004,807      1,028,357       193,128      291,808
                                                        ------------   -----------    -----------   -----------   ----------

Cash flows from investing activities:
  Advances on notes receivable                                     -             -     (2,800,000)   (2,800,000)           -
  Repayments of notes receivable                                   -             -        262,500             -       78,750
  Proceeds from sales of property and equipment                    -        15,500              -             -            -
  Capital expenditures                                    (1,283,933)   (2,873,152)      (137,419)      (41,678)     (12,185)
  Increase in other assets                                         -             -              -             -            -
                                                        ------------   -----------    -----------   -----------   ----------
  Net cash (used) provided by investing activities        (1,283,933)   (2,857,652)    (2,674,919)   (2,841,678)      66,565
                                                        ------------   -----------    -----------   -----------   ----------

Cash flows from financing activities:
  Borrowings on long-term debt                                     -             -      1,948,000     1,900,000        2,000
  Contributed capital                                      3,520,100             -              -             -            -
  Distributions to partners                                 (533,207)   (1,037,824)    (1,232,854)     (191,363)    (383,925)
  Cost of capital raised                                    (187,670)            -              -             -            -
                                                        ------------   -----------    -----------   -----------   ----------
Net cash (used) provided by financing activities           2,799,223    (1,037,824)      715,146      1,708,637     (381,925)
                                                        ------------   -----------    -----------   -----------   ----------

Net increase (decrease) in cash and cash equivalents       2,167,513    (2,890,669)      (931,416)     (939,913)     (23,552)

Cash and cash equivalents at beginning of year             1,775,198     3,942,711      1,052,042     1,052,042      120,626
                                                        ------------   -----------    -----------   -----------   ----------

Cash and cash equivalents at end of year                $  3,942,711   $ 1,052,042    $   120,626   $   112,129   $   97,074
                                                        ============   ===========    ===========   ===========   ==========

Supplemental cash flow information:
  Cash payments for interest                            $          -   $         -    $   117,776   $         -   $   42,661
                                                        ============   ===========    ===========   ===========   ==========

     See accompanying notes to financial statements.

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                        Statements of Partners' Equity

                                      General        Limited        Total
                                     Partners'      Partners'     Partners'
                                      Equity         Equity        Equity
                                    -----------    -----------  ------------

 Balance at December 31, 1997       $    27,586    $ 6,027,799  $  6,055,385

    Net Earnings                        114,802       (201,509)      (86,707)
    Distributions to partners          (129,728)      (908,096)   (1,037,824)
                                    -----------    -----------  ------------

 Balance at December 31, 1998            12,660      4,918,194     4,930,854

    Net Earnings                        134,171        558,483       692,654
    Distributions to partners          (154,107)    (1,078,747)   (1,232,854)
                                    -----------    -----------  ------------

 Balance at December 31, 1999            (7,276)     4,397,930     4,390,654

    Net Earnings (Unaudited)             35,863        157,451       193,314
    Distributions to partners
(Unaudited)                             (47,991)      (335,934)     (383,925)
                                    -----------    -----------  ------------

 Balance at March 31, 2000
(Unaudited)                         $   (19,404)   $ 4,219,447  $  4,200,043
                                    ===========    ===========  ============

     See accompanying notes to financial statements.

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1997, 1998 and 1999
             (Information insofar as it relates to March 31, 2000
        or the three months ended March 31, 1999 and 2000 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves 1996 Institutional Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves Energy Corp., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 54 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

          . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . All other items of income and expense, with certain limited exceptions, and cash distributions are allocated 87.5% to the Limited Partners and 12.5% to the General Partners.

     The terms of the Partnership offering called for a subscription price of $500,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 13.040 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma and Texas.

     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less at the time of purchase to be cash equivalents.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. The Partnership does not capitalize any internal costs as part of the full cost pool. Net capital costs (capitalized costs less accumulated amortization) are limited to the estimated future net revenues using period end pricing, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves plus the lower of cost or estimated fair market value of unproven properties subject to amortization. The Partnership subjects all costs of unproven properties subject to amortization, as such costs are insignificant. The Partnership compares the carrying value of its oil and gas properties to the calculated limitation at each period end. Capitalized costs less accumulated amortization plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves plus estimated dismantlement and abandonment costs, net of estimated salvage values, if any, are amortized by an equivalent unit-of-production method, converting natural gas to oil at the ratio approximating their relative energy content of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and natural gas properties unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     The Partnership accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

     Production Costs

     Lease operating costs, including costs incurred to maintain or increase production levels from an existing completion interval, along with production related taxes are expensed as incurred.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1997, the Partnership's largest five purchasers accounted for approximately 80%, and during 1998 and 1999 the largest two purchasers accounted for 50% and 65%, respectively, of it's oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                                December 31,              March 31,
                                                         --------------------------
                                                            1998            1999            2000
                                                         ----------      ----------     --------------
                                                                                          (Unaudited)
     Oil and natural gas revenue accruals.........      $   220,259    $    322,625    $   336,823
     Other........................................              935           2,995          1,070
                                                         ----------      ----------     ----------

     Total........................................      $   221,194    $    325,620    $   337,893
                                                         ==========      ==========     ==========

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


3.   Notes Receivable

     Effective February 1999, the Partnership made an advance of $2,800,000 to Indian Oil Company (Indian). In return for the advance, the Partnership receives a production payment payable from Indian in the amount of $26,250 per month.

4.   Long-Term Debt

     The balance at December 31, 1999 consists of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on April 15, 2001. The established borrowing base available to the Partnership under this credit facility was $1,950,000 at December 31, 1999. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at December 31, 1999 was 8.19%. At December 31, 1999, the balance of the revolving line of credit facility was reclassified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in May 2000, extending the maturity date to April 15, 2001.

5.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

6.   Related Party Transactions

     During the years ended December 31, 1999, 1998 and 1997, the Partnership engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnership, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. or Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $40,390, $53,583, and $24,511 for 1999, 1998 and 1997, respectively, and are

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     included in "General and administrative" expenses in the accompanying statements of operations.

     During 1997, the Partnership purchased interests in various producing oil and gas properties from Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, for aggregate consideration of $96,623.


7.   Reduction of Carrying Cost of Oil and Natural Gas Properties

     Under the full cost method of accounting, the net book value of oil and natural gas properties may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and natural gas properties. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value is compared to the ceiling with any excess written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

     At December 31, 1998, the carrying value of the Partnership's oil and natural gas properties exceeded the full cost ceiling by $886,779. Accordingly, a $887,000 reduction of the carrying value of such properties was recorded.

8.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                                          Three months ended
                                                  Year ended December 31                       March 31,
                                                  ----------------------                  ------------------
                                           1997            1998            1999           1999          2000
                                           ----            ----            ----           ----          ----
                                                                                              (Unaudited)
   Production acquisition costs
     (proved).................       $    423,943   $   2,655,594    $       3,047   $          -   $         -
   Development costs..........            852,692         144,481           91,322          2,707        27,746

     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.


                                                                                               Three months ended
                                                            Year ended December 31,                 March 31,
                                                     ---------------------------------------  ----------------------
                                                        1997          1998          1999        1999        2000
                                                     ---------    -----------    ---------    ----------  ----------
                                                                                                   (Unaudited)
Oil and natural gas sales...................       $   784,110    $ 1,213,718  $ 1,643,206   $  334,647  $  460,712
Production and operating expenses...........          (132,534)      (257,094)    (367,418)     (65,676)   (108,168)
Depreciation, depletion and amortization....          (225,803)      (443,525)    (413,805)    (103,504)   (101,754)
Reduction of carrying value of oil and gas
  assets....................................                 -       (649,000)           -            -           -
                                                     ---------     ----------    ---------    ----------  ---------
Results of operations for oil and gas
  producing activities......................           425,773       (135,901)     861,983       165,467    250,790
                                                     =========     ==========    =========    ==========  =========
Depreciation, depletion and amortization
  per equivalent MCF of production..........       $      0.75    $      0.74  $      0.61   $     0.61  $     0.61
                                                     =========     ==========    =========    ==========  =========

9.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1999. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     The Partnership prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

     Changes in Proved Reserves:

                                                                        Oil          Gas
                                                                        ---          ---
                                                                       (Bbls)        (Mcf)
                                                                       ------        -----
     Proved Reserves as of December 31, 1996....................       55,000      2,077,000
         Extensions and discoveries.............................       13,000        208,000
         Purchases of reserves..................................       17,000        577,000
         Production.............................................      (11,000)      (238,000)
                                                                     ---------     ----------
     Proved Reserves as of December 31, 1997....................       74,000      2,624,000
         Extensions and discoveries.............................            -         15,000
         Purchases of reserves..................................      155,000      3,342,000
         Production.............................................      (22,000)      (471,000)
                                                                     ---------     ----------
     Proved Reserves as of December 31, 1998....................      207,000      5,510,000
         Revisions..............................................      (12,000)       430,000
         Extensions and discoveries.............................        9,000          8,000
         Purchases of reserves..................................        2,000          1,000
         Production.............................................      (26,000)      (525,000)
                                                                     ---------     ----------
     Proved Reserves as of December 31, 1999....................      180,000      5,424,000
                                                                     =========     ==========
     Proved developed reserves as of:
          December 31, 1996.....................................       60,000      1,776,000
          December 31, 1997.....................................       72,000      2,225,000
          December 31, 1998.....................................      165,000      4,835,000
          December 31, 1999.....................................      135,000      4,494,000

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Standardized Measure of Discounted Future Net Cash Flows


     The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                                     Year ended December 31,
                                                          --------------------------------------------
                                                               1997             1998           1999
                                                          ------------     ------------    -----------
    Future cash inflows............................      $   7,223,000   $   11,927,000  $  15,637,000
    Future production costs........................         (1,311,000)      (5,065,000)    (4,648,000)
    Future development costs.......................           (355,000)        (619,000)      (526,000)
                                                          ------------     ------------    -----------
    Future net cash flows..........................          5,557,000        6,243,000     10,463,000
    10% discount to reflect timing of cash flows...         (2,257,000)      (2,536,000)    (4,642,000)
                                                          ------------     ------------    -----------
    Standardized measure of discounted future
      net cash flows...............................      $   3,300,000   $    3,707,000  $   5,821,000
                                                          ============     ============    ===========

     Future cash inflows are computed by applying year-end prices (averaging $22.75 per barrel of oil, adjusted for transportation and other charges, and $2.25 per Mcf of gas at December 31, 1999) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                  Year ended December 31,
                                                        -------------------------------------------
                                                             1997            1998           1999
                                                        -----------      -----------     ----------
     Beginning balance..............................  $   4,346,000    $   3,300,000   $  3,707,000
     Sales of oil and natural gas, net of
        production costs............................       (639,000)        (929,000)    (1,242,000)
     Net changes in year-end sales prices and
        production costs............................     (1,783,000)      (1,459,000)     2,843,000
     Extensions, discoveries, and improved
        recovery, net of future development costs...        341,000            9,000        227,000
     Revisions......................................              -                -        200,000
     Purchases of reserves, net of future
        development costs...........................        775,000        2,409,000         20,000
     Accretion of discount..........................        435,000          330,000        371,000
     Other, primarily changes in timing.............       (175,000)          47,000       (305,000)
                                                        -----------      -----------     ----------
     Ending balance.................................  $   3,300,000    $   3,707,000   $  5,821,000
                                                        ===========      ===========     ==========

                         INDEPENDENT AUDITOR'S REPORT


To the Stockholder
Canaan Securities, Inc.
New Canaan, CT  06840


         We have audited the accompanying balance sheet of Canaan Securities, Inc. as of December 31, 1999 and 1998, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canaan Securities, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                            Nishball, Carp, Niedermeier, Pacowta & Co., P.C.




Bridgeport, Connecticut
January 26, 2000

                            CANAAN SECURITIES, INC.

                                 Balance Sheet

                                                                      December 31,           March 31,
                                                                 ------------------------
                                                                    1998         1999           2000
                                                                 ----------   -----------  -------------
         Assets                                                                             (Unaudited)
         Current assets:
               Cash and cash equivalents                       $    14,407    $  10,503    $  51,206
                                                                 -----------  -----------  -------------
                    Total current assets                            14,407       10,503       51,206
                                                                 -----------  -----------  -------------

         Property and equipment:
               Office furniture and equipment                       41,351       47,101       47,101
               Less:  accumulated depreciation                     (30,166)     (33,923)     (34,791)
                                                                 -----------  -----------  -------------
                  Net property and equipment                        11,185       13,178       12,310
                                                                 -----------  -----------  -------------

                       Total assets                            $    25,592    $  23,681    $  63,516
                                                                 ===========  ===========  =============

         Liabilities and Stockholder's Equity
         Current liabilities:
               Accrued income taxes and other                  $       250    $     250    $     250
                                                                 -----------  -----------  -------------
                    Total current liabilities                          250          250          250
                                                                 -----------  -----------  -------------

         Stockholder's equity:
               Common stock, $.01 par value, 1,000 shares
               authorized, 500 shares issued and outstanding             5            5            5
               Paid in capital                                      36,495       36,495       36,495
               Officer loan receivable                             (43,164)     (47,928)     (55,928)
               Retained earnings                                    32,006       34,859       82,694
                                                                 -----------  -----------  -------------
                    Total stockholder's equity                      25,342       23,431       63,266
                                                                 -----------  -----------  -------------

                      Total liabilities and stockholder's
                       equity                                  $    25,592    $  23,681    $  65,516
                                                                 ===========  ===========  =============


See accompanying notes.

                            CANAAN SECURITIES, INC.

                   Statement of Income and Retained Earnings

                                                                                    Three months ended
                                                     Year ended December 31,             March 31,
                                                    -------------------------   --------------------------
                                                         1998         1999          1999          2000
                                                    ------------  -----------   ------------  ------------
                                                                                          (Unaudited)
Revenues
          Sales commissions                         $   141,995   $   134,572   $    26,937   $    41,279
          Consulting fee income                          57,071        51,013        10,110        16,584
          Investor services income                       91,883        89,810        17,557        30,457
          Other income                                    7,860         1,483            --           375
                                                      ------------  -----------   ------------  ------------
             Total revenues                             298,809       276,878        54,604        88,695
                                                      ------------  -----------   ------------  ------------

Operating expenses
         Commission expense                              85,000        75,970        16,777        23,295
         Depreciation                                     3,153         3,757           772           868
         General and administrative                     103,709        94,115        18,071        16,721
         Sales and related expenses                     108,000       105,000            --            --
                                                      ------------  -----------   ------------  ------------
             Total operating expenses                   299,862       278,842        35,620        40,884
                                                      ------------  -----------   ------------  ------------

             Income (loss) from operations               (1,053)       (1,964)       18,984        47,811
                                                      ------------  -----------   ------------  ------------

Other income (expense)
          Interest income                                 5,773         5,043            25            24
          Interest expense                               (3,712)           --            --            --
                                                      ------------  -----------   ------------  ------------
             Total other income                           2,061         5,043            25            24
                                                      ------------  -----------   ------------  ------------

             Income before income taxes                   1,008         3,079        19,009        47,835
Income taxes                                                  0           226           170            --
                                                      ------------  -----------   ------------  ------------
             Net income                                   1,008         2,853        18,839        47,835

Retained earnings - beginning                            30,998        32,006        32,006        34,859
                                                      ------------  -----------   ------------  ------------

Retained earnings - ending                          $    32,006   $    34,859   $    50,845   $    82,694
                                                      ============  ===========   ============  ============

See accompanying notes.

                            Statements of Cash Flow


                                                                                         Three Months ended
                                                             Year ended December 31,           March 31,
                                                           -------------------------   ------------------------
                                                              1998          1999         1999         2000
                                                           -----------   -----------   ---------   ------------
                                                                                             (Unaudited)
      Cash flows from operating activities:
         Net income                                     $      1,008  $      2,853   $   18,839  $    47,835
         Adjustments to reconcile net income to net
            cash from operating activities:
             Depreciation expense                              3,153         3,757          772          868
               Change in accrued income taxes and other            -             -          325            -
                                                           -----------   ------------ -----------  -----------
             Total adjustments                                 3,153         3,757        1,097          868
                                                           -----------   ------------ -----------  -----------
                Net cash provided by operating activities      4,161         6,610       19,936       48,703
                                                           -----------   ------------ -----------  -----------

      Cash flows from investing activities:
         Advances to officer                                (106,400)      (81,860)     (24,860)      (8,000)
         Payments received from officer                      102,350        77,096       10,000            -
         Cash payments for the purchase of equipment          (2,702)       (5,750)           -            -
                                                           -----------   ------------ -----------  -----------
                Net cash used in investing activities         (6,752)      (10,514)     (14,860)      (8,000)
                                                           -----------   ------------ -----------  -----------

                Net increase (decrease) in cash               (2,591)       (3,904)       5,076       40,703

      Cash - beginning                                        16,998        14,407       14,407       10,503
                                                           -----------   ------------ -----------  -----------

      Cash - ending                                     $     14,407  $     10,503   $   19,483  $    51,206
                                                           ===========   ============ ===========  ===========

      Supplemental disclosure of cash flow information:
         Cash paid during the year for:
         Taxes                                          $          -  $        169   $        -  $         -
         Interest                                              3,712             -            -            -

See accompanying notes.

                            CANAAN SECURITIES, INC.

                         Notes to Financial Statements

Summary of significant accounting policies

     This summary of significant accounting policies of Canaan Securities, Inc. (the "Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

     Description of business - Canaan Securities, Inc. was incorporated in the State of Delaware in 1989.
         The Company is a registered broker/dealer engaged in selling interests in oil and gas limited partnerships and is subject to certain regulations of the Securities and Exchange Commission (SEC) and the National Association of Securities Dealers, Inc. (NASD).

     Accounting period - the Company maintains a calendar year-end for both fiscal and tax purposes.

     Revenue recognition - commission income is recognized by the Company as of the date of acceptance of the limited partners' investment. All other income is recognized when earned.

     Cash and cash equivalents - the Company considers all short term investments with an original maturity of 90 days or less to be cash equivalents.

     Office furniture and equipment - office furniture and equipment are recorded at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, generally 5 to 10 years.

     Income taxes - income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income.

     Use of estimates - the preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Officer loan receivable

     This represents various advances to the Company's officer/sole stockholder under a note dated January 31, 1994, and extended in 1997. Under the agreement, the principal balance outstanding is not to exceed $300,000 and is payable on demand. Interest accrues at the rate of 6% per annum, and is payable quarterly. In 1997, the maturity date of the note was extended to June 15, 2002. Interest income recorded on these advances was $4,904 and $5,621 for the years ended December 31, 1999 and 1998, respectively. Because the loan is not paid in full in the ordinary course of business, the unpaid principal is recorded as a reduction of stockholder's equity.

                            CANAAN SECURITIES, INC.

                         Notes to Financial Statements
                                  (Continued)


Operating expenses

     The Company has an informal agreement whereby certain operating expenses are reimbursed by an unrelated third party who is not a broker/dealer for which the Company provides ongoing investor relations reporting services. Reimbursements for operating expenses were approximately $146,848 and $94,374 for 1999 and 1998, respectively. Operating expenses are shown net of these reimbursements.

Pension plan

     The Company maintains a defined contribution money purchase and discretionary profit sharing pension plan for its employees. Two years of service are required to participate. Pension expense for the years ended December 31, 1999 and 1998 was $26,250 and $26,000, respectively.

Income taxes

     Income tax expense consists of the following:
                                                          1999       1998
                                                          ----       ----

         State                                            $226       $ -0-
                                                          ----       -----
             Total                                        $226       $ -0-
                                                          ====       =====

Operating leases

     The Company leases office equipment for an aggregate of $838 per month under noncancelable operating leases expiring at various dates through September 2001. The Company also leases two offices from its stockholder. One lease is for $1,900 per month which increased to $1,925 in August 1998 and $1,950 in August 1999 under an agreement which expires in July 2000. The other office is being leased on a month to month basis for $450 per month.

     The following is a schedule of future minimum lease payments required under these noncancelable operating leases:

         Year ended,
         December 31,
         ------------

             2000                                 $17,098
             2001                                   2,480
                                                   ------
               Total                              $19,578
                                                   ======

     Rent expense of $11,400 and $8,250 in 1999 and 1998, respectively, is shown net of third party reimbursements (see Operating expenses).

Economic dependency

     The Company derives all of its revenues from various partnerships sponsored by an unrelated third party, which also reimburses the Company for certain operating expenses (see Operating expenses).

                            CANAAN SECURITIES, INC.

                         Notes to Financial Statements
                                  (Continued)


Customer securities - possession and control requirements

     The Company is exempt from certain provisions of Rule 15c3-3 of the Securities Exchange Act of 1934 since it carries no customer accounts, and does not otherwise hold funds or securities of customers.

Capital requirements

     The Company is subject to the Uniform Net Capital Rule (Rule 15c3-1) under the Securities Exchange Act of 1934, which requires that aggregate indebtedness (as defined) shall not exceed fifteen times net capital (as defined).

     The following is a summary of the Company's net capital position at December 31, 1999:

         Net capital                                            $10,253
                                                                 ======
         Excess of net capital over the requirement             $ 5,253
                                                                 ======
         Aggregate indebtedness to net capital              .05 to 1.00
                                                            ===========

Pending transaction

     The Company has entered into an agreement to be acquired by Canaan Energy Corporation ("Canaan Energy"), a privately-owned corporation formerly known as Coral Reserves Group, Ltd. Canaan Energy would purchase 100% of the Company's common stock in exchange for shares in Canaan Energy. Completion of the transaction is subject to several conditions, including the successful registration of Canaan Energy's common stock on the NASDAQ National Market System.

                         INDEPENDENT AUDITOR'S REPORT



To the Stockholders
Coral Reserves, Inc.
Oklahoma City, Oklahoma


     We have audited the consolidated balance sheets of Coral Reserves, Inc. as of December 31, 1998 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Coral Reserves, Inc. as of December 31, 1998 and 1999, and the consolidated results of its operations and its cash flow for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.


                                           William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
March 10, 2000

                             CORAL RESERVES, INC.

                          Consolidated Balance Sheets

                                                                      December 31,        March 31,
                                                                 ---------------------
                                                                   1998        1999         2000
                                                                 ----------  ----------  -----------
      Assets                                                                             (Unaudited)
      Current assets:
               Cash and cash equivalents                          $ 1,153,017  $   252,301  $   203,210
               Accounts receivable, net (Note  2)                     523,216      583,888      599,040
               Inventories                                                779          779          779
                                                                    ---------   ----------   ----------
                    Total current assets                            1,677,012      836,967      803,029
                                                                    ---------   ----------   ----------

      Property and equipment, at cost, based on the full
      cost method of accounting for oil and gas properties         10,368,920   10,660,364   10,668,788
               Accumulated depreciation, depletion and
               amortization                                        (3,931,015)  (4,696,152)  (4,884,354)
                                                                    ---------   ----------   ----------
                                                                    6,437,905    5,964,212    5,784,434
                                                                    ---------   ----------   ----------

      Notes Receivable (Note 3)                                             -    2,537,500    2,458,750
                                                                    ---------   ----------   ----------

                    Total assets                                  $ 8,114,917  $ 9,338,679 $  9,046,213
                                                                    =========   ==========   ==========

      Liabilities and Stockholders' Equity
      Current liabilities:
               Accounts payable                                   $    60,785  $   124,228 $    102,238
               Revenue and royalty distributions payable               51,210       55,167       57,085
                                                                    ---------   ----------   ----------
                    Total current liabilities                         111,995      179,395      159,323
                                                                    ---------   ----------   ----------

      Long-term debt (Note 4)                                         974,955    3,013,955    3,027,955

      Minority interest                                             7,057,706    6,192,609    5,922,157

      Stockholders' equity (deficit):
               Common Stock, $0.10 par value: 10,000 shares
               authorized, 1,053 shares outstanding                       105          105          105
               Additional paid-in capital                               3,187        3,187        3,187
               Common Stock subscription receivable                    (2,128)      (1,064)        (798)
               Retained Earnings                                      (30,903)     (49,508)     (65,716)
                                                                    ---------   ----------   ----------
                    Total stockholders' equity                        (29,739)     (47,280)     (63,222)
                                                                    ---------   ----------   ----------

                        Total liabilities and stockholders'
                           equity                                 $ 8,114,917  $ 9,338,679 $  9,046,213
                                                                    =========   ==========   ==========



See accompanying notes to financial statements.

                             CORAL RESERVES, INC.


                     Consolidated Statements of Operations


                                                                                        Three months Ended
                                                    Year ended December 31,                  March 31
                                          ---------------------------------------   -----------------------
                                              1997          1998          1999         1999         2000
                                          ------------   -----------  -----------   ----------   ----------
                                                                                            (Unaudited)
     Revenues:

     Oil and gas sales                    $ 2,736,368    $ 2,605,124  $ 2,960,371   $  570,324   $  818,114
     Other income                             145,962        105,221       34,431        7,940        4,352
                                          -----------    -----------  -----------   ----------   ----------
           Total revenues                   2,882,330      2,710,345    2,994,802      578,264      822,466
                                          -----------    -----------  -----------   ----------   ----------

     Costs and expenses:
     Lease operating                          300,316        379,283      450,758       97,785      118,375
     Production taxes                         177,784        224,569      222,390       25,937       68,085
     Depreciation, depletion
     and amortization                         711,124        927,290      765,137      193,619      188,202
     General and administrative               479,092        452,496      443,039       89,377      128,037
     Interest                                  69,995         73,811      205,023       25,105       66,089
     Reduction of carrying value
        of oil and gas properties
        (Note 7)                                    -        749,000            -            -            -
                                          -----------    -----------  -----------   ----------   ----------
          Total costs and expenses          1,738,311      2,806,449    2,086,347      431,823      568,788
                                          -----------    -----------  -----------   ----------   ----------

     Net earnings (loss) before
        minority interest in operations
        of consolidated subsidiaries        1,144,019        (96,104)     908,455      146,441      253,678

     Minority interest in operations of
        consolidated subsidiaries           1,125,390        (31,341)     927,060      150,219      269,886
                                          -----------    -----------  -----------   ----------   ----------

        Net earnings (loss)               $    18,629    $   (64,763) $   (18,605)  $   (3,778)  $  (16,208)
                                          ===========    ===========  ===========   ==========   ==========

     Net earnings (loss) per average
        common share outstanding
        - basic and diluted               $     18.63    $    (64.50) $    (17.67)  $    (3.59)  $   (15.39)
                                          ===========    ===========  ===========   ==========   ==========

     Weighted average common
        shares outstanding - basic
        and diluted                             1,000          1,004        1,053        1,053        1,053
                                          ===========    ===========  ===========   ==========   ==========


See accompanying notes to financial statements.

                             CORAL RESERVES, INC.

                      Consolidated Statements of Cash Flow

                                                                                                             Three months ended
                                                                      Year ended December 31,                    March 31,
                                                              -----------------------------------------   ------------------------
                                                                  1997          1998           1999          1999          2000
                                                              ------------   ------------  -------------  -----------    ---------
                                                                                                                (Unaudited)
Cash flows from operating activities:
    Net earnings (loss)                                       $    18,629    $   (64,763)  $    (18,605)  $   (3,778)    $ (16,208)
    Adjustments to reconcile net earnings to
     net cash provided by operating activities:
         Minority interest in consolidated subsidiaries         1,125,390        (31,341)       927,060      150,219       269,886
         Forgiveness of subscription receivable                         -          1,064          1,064          266           266
         Depreciation, depletion and amortization                 711,124        927,290        765,137      193,619       188,202
         Reduction in carrying value of oil and gas
         properties                                                     -        749,000              -            -             -
         Stock based compensation expense                               -          1,000              -            -             -
         Changes in operating assets and liabilities:
            Accounts receivable                                   (77,159)       138,040        (60,671)     (15,683)      (15,153)
            Inventories                                              (727)           (52)             -            -             -
         Increase (decrease) in:
            Accounts payable and revenue and royalties
              payable                                              52,607        (28,757)        67,400      (16,830)      (20,072)
                                                              -----------    -----------   ------------   ----------     ---------
Net cash provided by operating activities                       1,829,864      1,691,481      1,681,385      307,813       406,921
                                                              -----------    -----------   ------------   ----------     ---------

Cash flows from investing activities:
    Advances on notes receivable                                        -              -     (2,800,000)  (2,800,000)            -
    Repayments of notes receivable                                      -              -        262,500            -        78,750
    Proceeds from sales of property and equipment                   8,072         62,757              -            -             -
    Capital expenditures                                       (1,588,557)    (3,049,485)      (291,444)     (44,669)       (8,424)
                                                              -----------    -----------   ------------   ----------     ---------
Net cash (used) provided by investing activities               (1,580,485)    (2,986,728)    (2,828,944)  (2,844,669)       70,326
                                                              -----------    -----------   ------------   ----------     ---------

Cash flows from financing activities:
    Borrowings on long-term debt                                  413,500        181,300      2,039,000    1,900,000        14,000
    Repayments of long-term debt                                 (199,500)       (41,500)             -            -             -
    Contributed capital                                         3,520,100              -              -            -             -
    Distributions to partners                                  (1,647,091)    (1,795,061)    (1,792,157)    (314,012)     (540,338)
    Cost of capital raised                                       (187,670)             -              -            -             -
                                                              -----------    -----------   ------------   ----------     ---------
Net cash (used) provided by financing activities                1,899,339     (1,655,261)       246,843    1,585,988      (526,338)
                                                              -----------    -----------   ------------   ----------     ---------

Net increase (decrease) in cash and cash equivalents            2,148,718     (2,950,508)      (900,716)    (950,868)      (49,091)

Cash and cash equivalents at beginning of year                  1,954,807      4,103,525      1,153,017    1,153,017       252,301
                                                              -----------    -----------   ------------   ----------     ---------

Cash and cash equivalents at end of year                      $ 4,103,525    $ 1,153,017   $    252,301   $  202,149     $ 203,210
                                                              ===========    ===========   ============   ==========     =========

Supplemental cash flow information:
    Cash payments for interest                                $    69,995    $    73,811   $    205,023   $   25,105     $  66,089
                                                              ===========    ===========   ============   ==========     =========

     See accompanying notes to financial statements.

                             CORAL RESERVES, INC.

                      Statements of Stockholders' Equity

                                                   Number of
                                                   Shares of                               Common         Retained
                                                    Common                  Additional      Stock         Earnings        Total
                                                     Stock       Common     Paid-In      Subscription   (Accumulated   Stockholders'
                                                  Outstanding     Stock      Capital     Receivable       Deficit)        Equity
                                                  ------------   ---------  -----------  ------------   -------------  -------------
    Balance at December 31, 1997                      1,000      $   100    $        -   $         -    $     32,860   $    32,960

    Net Loss                                              -            -             -             -         (64,763)      (64,763)
    Common stock issued through subscription
     receivable                                          53            5         3,187        (3,192)              -         1,000
    Forgiveness of subscription receivable                -            -             -         1,064               -         1,064
                                                  ---------      -------    ----------   -----------    ------------   -----------
    Balance at December 31, 1998                      1,053      $   105    $    3,187   $    (2,128)   $    (31,903)  $   (29,739)
                                                  =========      =======    ==========   ===========    ============   ===========


    Net Loss                                              -      $     -    $        -   $         -    $    (18,605)  $   (18,605)
    Forgiveness of subscription receivable                -            -             -         1,064               -         1,064
                                                  ---------      -------    ----------   -----------    ------------   -----------

    Balance at December 31, 1999                      1,053      $   105    $    3,187   $    (1,064)   $    (50,508)  $   (47,280)
                                                  =========      =======    ==========   ===========    ============   ===========

    Net Loss (unaudited)                                  -      $     -    $        -    $        -    $    (16,208)  $   (16,208)
    Forgiveness of subscription receivable
     (unaudited)                                          -            -             -           266               -           266
                                                  ---------      -------    ----------   -----------    ------------   -----------

    Balance at March 31, 2000                         1,053      $   105    $    3,187   $      (798)   $    (66,716)  $   (63,222)
                                                  =========      =======    ==========   ===========    ============   ===========

See accompanying notes to financial statements.

                             CORAL RESERVES, INC.

                         Notes to Financial Statements
                       December 31, 1997, 1998 and 1999
                (Information insofar as it relates to March 31,
               2000 or the three months ended March 31, 1999 and
                              2000 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves, Inc. ("CRI") was formed as an Oklahoma corporation in December, 1989 for the sole purpose of serving as Managing General Partner for Coral Reserves Natural Gas Income Fund 1990 Limited Partnership ("Coral 1990"). In addition, CRI has subsequently served as Managing General Partner for Coral Reserves 1993 Institutional Limited Partnership ("Coral 1993-I") and Coral Reserves 1996 Institutional Limited Partnership ("Coral 1996-I"). All of the aforementioned partnerships are also collectively referred to in these footnotes as "the Partnerships".

     By the terms of the respective partnership agreements of the Partnerships ("the Partnership Agreements"), revenues, costs and expenses are allocated to CRI as follows:


         Coral 1990:
         ----------
              Cost Depletion                                                              1%
              Lease & well equipment depreciation and amortization of
              organization costs                                                          1%
              All other items of income and expense (before payout)                       9%
              All other items of income and expense (after payout)                       24%

         Coral 1993-I and Coral 1996-I:
         -----------------------------
              Cost Depletion                                                              1%
              Lease & well equipment depreciation and amortization of  organization
              costs                                                                       1%
              All other items of income and expense                                      12%

     Payout occurs on an individual limited partner basis, and is reached at the point in time when cumulative cash distributions made to a limited partner equal his or her capital contributions made to the Partnership.

     CRI is not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

                             CORAL RESERVES, INC.

                         Notes to Financial Statements
                                  (Continued)

     Accounting policies employed by CRI reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     The accompanying financial statements include the accounts of CRI and the three limited partnerships that it controls as Managing General Partner. All significant intercompany balances and transactions have been eliminated in consolidation.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, CRI considers all short-term debt securities purchased with a maturity of three months or less at the time of purchase to be cash equivalents.

     Property and Equipment

     CRI follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. CRI does not capitalize any internal costs as part of the full cost pool. Net capital costs (capitalized costs less accumulated amortization) are limited to the estimated future net revenues using period end pricing, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves plus the lower of cost or estimated fair market value of unproven properties subject to amortization. CRI subjects all costs of unproven properties subject to amortization, as such costs are insignificant. CRI compares the carrying value of its oil and gas properties to the calculated limitation at each period end. Capitalized costs less accumulated amortization plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves plus estimated dismantlement and abandonment costs, net of estimated salvage values, if any, are amortized by an equivalent unit-of-production method, converting natural gas to oil at the ratio approximating their relative energy content of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and natural gas properties unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

     CRI accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed

                             CORAL RESERVES, INC.

                         Notes to Financial Statements
                                  (Continued)

     for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, CRI receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. CRI accrues revenue for only its net interest in its oil and natural gas properties.

     Production Costs

     Lease operating costs, including costs incurred to maintain or increase production levels from an existing completion interval, along with production related taxes are expensed as incurred.

     Gas Balancing

     During the course of normal operations, CRI and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. CRI follows the sales method of accounting for gas imbalances. A liability is recorded only if CRI's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where CRI has taken less than its ownership share of gas production.

     Major Purchasers

     CRI markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1997, 1998 and 1999 CRI's single largest purchaser accounted for approximately 14%, 22% and 36%, respectively, of its oil and natural gas revenues. CRI does not believe that the loss of any single customer would have a material effect on the results of its operations.

                             CORAL RESERVES, INC.

                         Notes to Financial Statements
                                  (Continued)

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject CRI to credit risk consist primarily of cash and cash equivalents and trade receivables.

     CRI maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. CRI has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Trade receivables subject CRI to the potential for credit risk with customers within the oil and gas industry. To reduce risk, CRI performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.   Accounts Receivable

     Accounts receivable consisted of the following:


                                                                December 31,              March 31,
                                                         ----------------------------
                                                            1998            1999             2000
                                                         -----------     ------------    -------------
     Oil and natural gas revenue accruals.........    $    502,700   $     578,147    $      595,548
     Other........................................          20,516           5,741             3,492
                                                         -----------     ------------    -------------
     Total........................................    $    523,216   $     583,888    $      599,040
                                                         ===========     ============    =============

3.   Notes Receivable

     Effective February 1999, one of the partnerships that is controlled by CRI made an advance of $2,800,000 to Indian Oil Company (Indian). In return for the advance, the Partnership receives a production payment payable from Indian in the amount of $26,250 per month.

4.   Long-Term Debt

     The balance at December 31, 1999 consists of notes payable to a bank. These borrowings have been made against a revolving line of credit maturing on April 15, 2001. The established borrowing base available to the Partnerships that CRI controls under these credit facilities was $3,300,000 at December 31, 1999. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and

                             CORAL RESERVES, INC.

                         Notes to Financial Statements
                                  (Continued)

     gas properties of the Partnerships, as well as guarantees by CRI and the Additional General Partners. The average interest rate under these credit facilities outstanding at December 31, 1999 was 8.15%.

5.   Income Taxes

     CRI is an S Corporation for federal and state income tax purposes. The items of taxable income and expense generated by its operations are includable in the income tax returns of the shareholders, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The CRI income tax returns, the qualifications of CRI as such for tax purposes, and the amount of CRI's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to CRI's qualification as an S Corporation or in changes to taxable income or loss, the tax liability of the shareholders could change accordingly.

6.   Related Party Transactions

     During the years ended December 31, 1999, 1998 and 1997, the Partnerships engaged in certain transactions with Coral Reserves, Inc., the Managing General Partner of the Partnerships, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

     The Partnerships are required to reimburse the CRI for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses that the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $77,716, $74,524 and $77,482 for 1997, 1998 and 1999, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

     During 1997, one of the Partnerships controlled by CRI purchased interests in various producing oil and natural gas properties from Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, for aggregate consideration of $96,623.

     In November 1998, CRi issued 53 shares or 5% of its common stock to one of its officers in exchange for a $3,000 promissory note. The note earns interest at the annual rate equal to the discount rate charged by the New York Federal Reserve Bank, redetermined semi-annually, and is secured by the common stock. The note matures in November 2001; however, it allows CRI to forgive the note as services are provided by the officer over the term of the note. CRI forgave approximately $1,000 of the note in 1998 and 1999 and approximately $300 for the three months ended March 31, 2000. The note is reflected in the accompanying balance sheets and statements of stockholders' equity as a stock subscription receivable. Compensation expense is recorded pro ratably over the term of the note. The shares issued to the officer have rights equal to CRI's other common shares. CRI estimated the fair value of the shares issued to the officer exceeded the promissory note principal balance by $1,000. Therefore, CRI recorded $1,000 of additional compensation expenses in 1998.


7.   Reduction of Carrying Cost of Oil and Natural Gas Properties

     Under the full cost method of accounting, the net book value of oil and natural gas properties may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and natural gas properties. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value is compared to the ceiling with any

                             CORAL RESERVES, INC.

                         Notes to Financial Statements
                                  (Continued)

     excess written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

     At December 31, 1998, the carrying value of the Coral 1993-I and Coral 1996-I partnerships' oil and natural gas properties exceeded the full cost ceiling. Accordingly, an aggregate reduction of $749,000 of the carrying value of such properties was recorded.

8.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                                       Three months ended
                                                     Year ended December 31,                March 31,
                                                     -----------------------                ---------
                                                 1997           1998         1999       1999        2000
                                                 ----           ----         ----       ----        ----
   Property acquisition costs (proved).....    $  936,095     $3,522,344    $    3,047  $    -    $     -
   Development costs.......................     1,002,947        113,261       232,107   2,707     61,506

    Results of Operations for Oil and Gas Producing Activities

    The following table includes revenues and expenses associated directly with the CRI's oil and gas producing activities. They do not include any allocation of interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of CRI's oil and gas operations.

                                                                                        Three months ended
                                                     Year ended December 31,                 March 31,
                                              ---------------------------------------  ----------------------
                                                 1997          1998          1999        1999        2000
                                              ----------    ----------    ----------   ----------  ----------
Oil and natural gas sales.................. $ 2,736,368  $   2,605,124  $  2,960,371  $  570,324 $   818,114
Production and operating expenses..........    (478,100)      (603,852)     (673,148)   (123,722)   (186,460)
Depreciation, depletion and amortization...    (711,124)      (927,290)     (765,137)   (193,619)   (188,202)
Reduction of carrying value of oil and
  gas assets...............................           -       (749,000)           -            -           -
                                              ---------      ---------    ----------   ---------   ---------
Results of operations for oil and gas
  producing activities..................... $ 1,547,144  $     324,982  $  1,522,086  $  252,983 $   443,452
                                              =========      =========    ==========   =========   =========
Depreciation, depletion and amortization
  per equivalent MCF of production......... $      0.70  $        0.72  $       0.62  $     0.62 $      0.62
                                              =========      =========    ==========   =========   =========

9.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of CRI is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

                             CORAL RESERVES, INC.

                         Notes to Financial Statements
                                  (Continued)

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1999. CRI's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. CRI cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     CRI prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, CRI used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. CRI has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

                             CORAL RESERVES, INC.

                         Notes to Financial Statements
                                  (Continued)

     Changes in Proved Reserves:


                                                                         Oil        Gas
                                                                         (Bbls)    (Mcf)
                                                                         ------    -----
    Proved Reserves as of December 31, 1996.....................      166,000       6,951,000
         Extensions and discoveries.............................       14,000         568,000
         Purchases of reserves..................................       17,000         577,000
         Production.............................................      (30,000)       (842,000)
                                                                    -------------  -------------
    Proved Reserves as of December 31, 1997.....................      167,000       7,254,000
         Extensions and discoveries.............................            -          29,000
         Purchases of reserves..................................      155,000       3,342,000
         Production.............................................      (36,000)     (1,062,000)
         Sales of reserves in place.............................       (8,000)        (47,000)
                                                                    -------------  -------------
    Proved Reserves as of December 31, 1998.....................      278,000       9,516,000
         Revisions..............................................       33,000         731,000
         Extensions and discoveries.............................       28,000           8,000
         Purchases of reserves..................................        2,000           1,000
         Production.............................................      (38,000)     (1,011,000)
                                                                    -------------  -------------
    Proved Reserves as of December 31, 1999.....................      303,000       9,245,000
                                                                    -------------  -------------
    Proved developed reserves as of:
         December 31, 1996......................................      170,000       6,696,000
         December 31, 1997......................................      163,000       6,541,000
         December 31, 1998......................................      234,000       8,513,000
         December 31, 1999......................................      237,000       7,855,000

     Standardized Measure of Discounted Future Net Cash Flows

     The following table reflects the standardized measure of discounted future net cash flows relating to the CRI's interest in proved reserves:


                                                               Year ended December 31,
                                                      ------------------------------------------
                                                         1997             1998           1999
                                                      ------------    -------------   ----------
    Future cash inflows..........................  $  19,680,000   $   20,204,000  $  26,676,000
    Future production costs......................     (3,964,000)      (8,217,000)    (8,462,000)
    Future development costs.....................       (692,000)        (956,000)      (861,000)
                                                      ----------      -----------     ----------
    Future net cash flows........................     15,024,000       11,031,000     17,353,000
    10% discount to reflect timing of cash flows.     (5,935,000)      (4,394,000)    (7,703,000)
                                                      ----------      -----------     ----------
    Standardized measure of discounted future
    net cash flows...............................  $   9,089,000   $    6,637,000  $   9,650,000
                                                      ==========      ===========     ==========

     Future cash inflows are computed by applying year-end prices (averaging $22.75 per barrel of oil, adjusted for transportation and other charges, and $2.25 per Mcf of gas at December 31, 1999) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil

                             CORAL RESERVES, INC.

                         Notes to Financial Statements
                                  (Continued)

     and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:


                                                                  Year ended December 31,
                                                         ------------------------------------------
                                                             1997            1998           1999
                                                         ------------  ---------------  -----------
     Beginning balance..............................  $  15,285,000    $   9,089,000  $   6,637,000
     Sales of oil and natural gas, net of
        production costs............................     (2,206,000)      (1,933,000)    (2,243,000)
     Net changes in year-end sales prices
        and production costs........................     (6,378,000)      (3,656,000)     3,777,000
     Extensions, discoveries, and improved
        recovery, net of future development costs...        746,000           20,000        455,000
     Revisions......................................              -                -        862,000
     Purchases of reserves, net of future
        development costs...........................        775,000        2,409,000         20,000
     Sales of reserves in place.....................              -          (58,000)             -
     Accretion of discount..........................      1,529,000          909,000        664,000
     Other, primarily changes in timing.............       (662,000)        (143,000)      (522,000)
                                                         ----------    -------------    -----------
     Ending balance.................................  $   9,089,000    $   6,637,000  $   9,650,000
                                                         ==========    =============    ===========

                         INDEPENDENT AUDITOR'S REPORT



To the Stockholders
Coral Reserves Energy Corp.
Oklahoma City, Oklahoma


         We have audited the consolidated balance sheets of Coral Reserves Energy Corp. as of December 31, 1998 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Coral Reserves Energy Corp. as of December 31, 1998 and 1999, and the consolidated results of its operations and its cash flow for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.



                                   William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
March 10, 2000

                          CORAL RESERVES ENERGY CORP.

                          Consolidated Balance Sheets

                                                                                      December 31,               March 31,
                                                                            ------------------------------
                                                                                  1998           1999              2000
                                                                            -------------    -------------      ------------
                                                                                                                 (Unaudited)
      Assets
      Current assets:
               Cash and cash equivalents                                    $   2,036,923    $     655,054     $     518,373
               Accounts receivable, net (Note  2)                               1,159,452        1,674,168         1,682,370
               Inventories                                                          8,831            5,955             5,955
                                                                             ------------     ------------      ------------
                  Total current assets                                          3,205,206        2,335,177         2,206,698
                                                                             ------------     ------------      ------------

      Property and equipment, at cost, based on the full cost method of
               accounting for oil and gas properties                           25,886,779       26,882,112        27,033,714
               Accumulated depreciation, depletion and amortization
                                                                              (10,312,949)     (12,104,275)      (12,529,982)
                                                                             ------------     ------------      ------------
                                                                               15,573,830       14,777,837        14,503,732
                                                                             ------------     ------------      ------------

      Notes Receivable (Note 3)                                                         -        2,900,000         2,810,000
      Other assets                                                                  2,733            1,133               933
                                                                             ------------     ------------      ------------

                  Total assets                                              $  18,781,769    $  20,014,147     $  19,521,363
                                                                             ============     ============      ============

      Liabilities and Stockholders' Equity
      Current liabilities:
               Accounts payable                                             $     262,334    $     431,915     $     273,139
               Revenue and royalty distributions payable                          120,972          200,554           211,821
                                                                             ------------     ------------      ------------
                  Total current liabilities                                       383,306          632,469           484,960
                                                                             ------------     ------------      ------------

      Long-term debt (Note 4)                                                   1,640,534        4,098,534         4,299,534
      Minority interest in consolidated subsidiaries                           16,855,313       15,366,730        14,839,734

      Partners' equity (deficit):
               Common Stock, $0.10 par value: 10,000 shares
               authorized, 1,053 shares outstanding                                   105              105               105
               Additional paid-in capital                                          11,834           11,834            11,834
               Common stock subscription receivable                                (5,226)          (2,613)           (1,960)
               Retained earnings (accumulated deficit)                           (104,097)         (92,912)         (112,844)
                                                                             ------------     ------------      ------------
                  Total stockholders' equity                                      (97,384)         (83,586)         (102,865)
                                                                             ------------     ------------      ------------

                    Total liabilities and partners' equity                  $  18,781,769    $  20,014,147     $  19,521,363
                                                                             ============     ============      ============


See accompanying notes to financial statements.

                          CORAL RESERVES ENERGY CORP.


                     Consolidated Statements of Operations

                                                                                                   Three months ended
                                                         Year ended December 31,                         March 31,
                                             ----------------------------------------------     -----------------------------
                                                 1997             1998             1999             1999             2000
                                             ------------     ------------     ------------     ------------     ------------
                                                                                                        (Unaudited)
     Revenues:

     Oil and gas sales                      $   8,163,123    $   6,829,792    $   7,814,682    $   1,414,106    $   2,264,862
     Other income                                 490,080          177,224           61,041           18,198           11,548
                                             ------------     ------------     ------------     ------------     ------------
           Total revenues                       8,653,203        7,007,016        7,875,723        1,432,304        2,276,410
                                             ------------     ------------     ------------     ------------     ------------

     Costs and expenses:
     Lease operating                            1,368,235        1,480,983        1,525,420          352,524          438,108
     Production taxes                             596,770          558,325          600,538           88,782          191,128
     Depreciation, depletion and
       amortization                             1,879,584        2,262,654        1,792,926          467,686          425,907
     General and administrative                 1,323,030        1,043,606        1,024,143          205,483          320,406
     Interest                                     107,835          129,793          292,159           42,244           90,441
     Reduction of carrying value
       of oil and gas properties
       (Note 7)                                         -        1,132,000                -                -                -
                                             ------------     ------------     ------------     ------------     ------------
         Total costs and expenses               5,275,454        6,607,361        5,235,186        1,156,719        1,465,990
                                             ------------     ------------     ------------     ------------     ------------

     Net earnings before minority
       interest in operations of
       consolidated subsidiaries                3,377,749          399,655        2,640,537          275,585          810,420

     Minority interest in operations of
       consolidated subsidiaries               (3,378,048)        (510,923)      (2,629,352)        (295,322)        (830,352)
                                             ------------     ------------     ------------     ------------     ------------

     Net earnings (loss)                    $        (299)   $    (111,268)   $      11,185    $     (19,737)   $     (19,932)
                                             ============     ============     ============     ============     ============


     Net earnings (loss) per
       common share outstanding
       - basic and diluted                  $       (0.30)   $     (110.82)   $       10.62    $      (18.74)   $      (18.93)
                                             ============     ============     ============     ============     ============

     Weighted average common
       shares outstanding
       - basic and diluted                          1,000            1,004            1,053            1,053            1,053
                                             ============     ============     ============     ============     ============



See accompanying notes to financial statements.

                          CORAL RESERVES ENERGY CORP.

                     Consolidated Statements of Cash Flow

                                                                                                          Three months ended
                                                                   Year ended December 31,                     March 31,
                                                         ------------------------------------------   ---------------------------
                                                             1997           1998          1999           1999           2000
                                                         ------------   ------------   ------------   ------------   ------------
                                                                                                             (Unaudited)
Cash flows from operating activities:
    Net earnings (loss)                                 $        (299) $    (111,268) $      11,185  $     (19,737) $     (19,932)
    Adjustments to reconcile net earnings to net
       cash provided by operating activities:
         Minority interest in consolidated subsidiaries     3,378,048        510,923      2,629,352        295,322        830,352
         Forgiveness of subscription receivable                     -          2,613          2,613            653            653
         Depreciation, depletion and amortization           1,879,584      2,262,654      1,792,926        467,686        425,907
         Reduction in carrying value of oil and gas
           properties                                               -      1,132,000              -              -              -
        Stock based compensation expense                            -          4,000              -              -              -
        Changes in operating assets and liabilities:
           Accounts receivable                               (171,749)       644,110       (514,716)        80,344         (8,202)
           Inventories                                         18,156         (1,040)         2,876              -              -
       Increase (decrease) in:
           Accounts payable and revenue and royalties
             payable                                          102,950       (128,398)       249,163        (52,410)      (147,509)
                                                         ------------   ------------   ------------   ------------   ------------
Net cash provided by operating activities                   5,206,690      4,315,594      4,173,399        771,858      1,081,269
                                                         ------------   ------------   ------------   ------------   ------------

Cash flows from investing activities:
    Advances on notes receivable                                    -              -     (3,200,000)    (3,200,000)             -
    Repayments of notes receivable                                  -              -        300,000              -         90,000
    Proceeds from sales of property and equipment             224,286        166,770         49,946              -              -
    Capital expenditures                                   (3,312,868)    (4,217,959)    (1,045,279)       (79,487)      (151,602)
    Increase in other assets                                      315              -              -              -              -
                                                         ------------   ------------   ------------   ------------   ------------
Net cash (used) provided by investing activities           (3,088,267)    (4,051,189)    (3,895,333)    (3,279,487)       (61,602)
                                                         ------------   ------------   ------------   ------------   ------------

Cash flows from financing activities:
    Borrowings on long-term debt                            1,060,200        401,100      2,458,000      2,100,000        201,000
    Repayments of long-term debt                             (553,246)      (164,500)             -              -              -
    Contributed capital                                     5,695,100              -              -              -              -
    Distributions to partners                              (5,058,190)    (4,519,130)    (4,117,935)      (793,105)    (1,357,348)
    Cost of capital raised                                 (1,129,100)       (10,862)             -              -              -
                                                         ------------   ------------   ------------   ------------   ------------
Net cash (used) provided by financing activities               14,764     (4,293,392)    (1,659,935)     1,306,895     (1,156,348)
                                                         ------------   ------------   ------------   ------------   ------------

Net increase (decrease) in cash and cash equivalents        2,133,187     (4,028,987)    (1,381,869)    (1,200,734)      (136,681)

Cash and cash equivalents at beginning of year              3,932,723      6,065,910      2,036,923      2,036,923        655,054
                                                         ============   ============   ============   ============   ============

Cash and cash equivalents at end of year                $   6,065,910  $   2,036,923  $     655,054  $     836,189  $     518,373
                                                         ============   ============   ============   ============   ============

Supplemental cash flow information:
    Cash payments for interest                          $     107,835  $     129,793  $     292,159  $      42,244  $      90,441
                                                         ============   ============   ============   ============   ============

See accompanying notes to financial statements.

                          CORAL RESERVES ENERGY CORP.

                Consolidated Statements of Stockholders' Equity

                                                     Number of
                                                     Shares of                              Common        Retained
                                                      Common                Additional      Stock         Earnings       Total
                                                       Stock      Common     Paid-In     Subscription   (Accumulated  Stockholders'
                                                    Outstanding    Stock     Capital      Receivable      Deficit)      Equity
                                                    ------------  --------  -----------  -------------  ------------  -------------
Balance at December 31, 1997                            1,000    $   100   $       -    $        -     $    7,171    $     7,271

Net Loss                                                    -          -           -             -       (111,268)      (111,268)
Common stock issued through subscription receivable        53          5      11,834        (7,839)             -          4,000
Forgiveness of subscription receivable                      -          -           -         2,613              -          2,613
                                                    ------------  --------  -----------  -------------  ------------  -------------

Balance at December 31, 1998                            1,053        105      11,834        (5,226)      (104,097)       (97,384)


Net Earnings                                                -          -           -             -         11,185         11,185
Forgiveness of subscription receivable                      -          -           -         2,613              -          2,613
                                                    ------------  --------  -----------  -------------  ------------  -------------

Balance at December 31, 1999                            1,053        105      11,834        (2,613)       (92,912)       (83,586)

Net Loss (unaudited)                                        -          -           -             -        (19,932)       (19,932)
Forgiveness of subscription receivable
(unaudited)                                                 -          -           -           653              -            653
                                                    ------------  --------  -----------  -------------  ------------  -------------

Balance at March 31, 2000                               1,053    $   105   $  11,834    $   (1,960)    $ (112,844)   $  (102,865)
                                                    ============  ========  ===========  =============  ============  =============

                          CORAL RESERVES ENERGY CORP.

                         Notes to Financial Statements
                       December 31, 1997, 1998 and 1999
             (Information insofar as it relates to March 31, 2000
        or the three months ended March 31, 1999 and 2000 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Energy Corp. ("CREC") was formed as an Oklahoma corporation in January, 1991 for the sole purpose of serving as Managing General Partner for Coral Reserves Natural Gas Income Fund 1991 Limited Partnership ("Coral 1991"). In addition, CREC has subsequently served as Managing General Partner for Coral Reserves Natural Gas Income Fund 1992 Limited Partnership ("Coral 1992"), Coral Reserves Natural Gas Income Fund 1993 Limited Partnership ("Coral 1993"), Coral Reserves Energy Income Fund 1995 Limited Partnership ("Coral 1995") and Coral Reserves Energy Income Fund 1996 Limited Partnership ("Coral 1996"). All of the aforementioned partnerships are also collectively referred to in these footnotes as "The Partnerships".

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated to CREC as follows:

          . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . All other items of income and expense, with certain limited exceptions, are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 96.350 units in the Partnership.

                          CORAL RESERVES ENERGY CORP.

                         Notes to Financial Statements
                                  (Continued)


     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma and Texas.

     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     The accompanying financial statements include the accounts of CREC and the five limited partnerships that it controls as Managing General Partner. All significant intercompany balances and transactions have been eliminated in consolidation.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less at the time of purchase to be cash equivalents.

     Property and Equipment

     CREC follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. CREC does not capitalize any internal costs as part of the full cost pool. Net capital costs (capitalized costs less accumulated amortization) are limited to the estimated future net revenues using period end pricing, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves plus the lower of cost or estimated fair market value of unproven properties subject to amortization. CREC subjects all costs of unproven properties subject to amortization, as such costs are insignificant. CREC compares the carrying value of its oil and gas properties to the calculated limitation of each period end. Capitalized costs less accumulated amortization plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves plus estimated dismantlement and abandonment costs, net of estimated salvage values, if any, are amortized by an equivalent unit-of-

                          CORAL RESERVES ENERGY CORP.

                         Notes to Financial Statements
                                  (Continued)


     production method, converting natural gas to oil at the ratio approximating their relative energy content of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and natural gas properties unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

     CREC accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the CREC receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. CREC accrues revenue for only its net interest in its oil and natural gas properties.

     Production Costs

     Lease operating costs, including costs incurred to maintain or increase production levels from an existing completion interval, along with production related taxes are expensed as incurred.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining

                          CORAL RESERVES ENERGY CORP.

                         Notes to Financial Statements
                                  (Continued)


     recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

     Major Purchasers

     CREC markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1997, 1998 and 1999 CREC's single largest purchaser accounted for approximately 35%, 34% and 32%, respectively, of its oil and natural gas revenues. CRI does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                                December 31,               March 31,
                                                      ------------------------------      -----------
                                                          1998              1999              2000
                                                      -----------        -----------      -----------
     Oil and natural gas revenue accruals.....      $   1,136,529      $   1,599,699    $   1,601,091
     Other....................................             22,923             74,469           81,279
                                                      -----------        -----------      -----------

     Total....................................      $   1,159,452      $   1,674,168    $   1,682,370
                                                      ===========        ===========      ===========

                          CORAL RESERVES ENERGY CORP.

                         Notes to Financial Statements
                                  (Continued)


3.   Notes Receivable

     Effective February 1999, one of the Partnerships that is controlled by CREC made an advance of $3,200,000 to Indian Oil Company (Indian). In return for the advance, the Partnership receives a production payment payable from Indian in the amount of $30,000 per month.

4.   Long-Term Debt

     The balance at December 31, 1999 consists of a notes payable to a bank. These borrowings have been made against a revolving line of credit maturing on April 15, 2001. The established borrowing base available to these Partnerships under this credit facility was $5,375,000 at December 31, 1999. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnerships, as well as guarantees by the Managing and Additional General Partners. The average interest rate under these credit facilities outstanding at December 31, 1999 was 8.15%.

5.   Income Taxes

     CREC is an S Corporation for federal and state income tax purposes. The items of taxable income and expense generated by its operations are includable in the income tax returns of the shareholders, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The CREC income tax returns, the qualifications of the CREC as such for tax purposes, and the amount of CREC's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to CREC's qualification as an S Corporation or in changes to taxable income or loss, the tax liability of the shareholders could change accordingly.

6.   Related Party Transactions

     During the years ended December 31, 1999, 1998 and 1997, the Partnerships engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnerships, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. Coral Reserves Energy Corp. and Coral Reserves, Inc. have common shareholders.

     The Partnerships are required to reimburse CREC for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses that the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $300,483, $252,862 and $258,016 for

                          CORAL RESERVES ENERGY CORP.

                         Notes to Financial Statements
                                  (Continued)


     1997, 1998 and 1999, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

     During 1997, Coral 1991 sold interests in various producing oil and gas properties to Coral 1996 and another affiliated partnership, for aggregate consideration of $193,246.

     In November 1998, CREC issued 53 shares or 5% of its common stock to one of its officers in exchange for a $8,000 promissory note. The note earns interest at the annual rate equal to the discount rate charged by the New York Federal Reserve Bank, redetermined semi-annually, and is secured by the common stock. The note matures in November 2001; however, it allows CREC to forgive the note as services are provided by the officer over the term of the note. CREC forgave approximately $3,000 of the note in 1998 and 1999 and approximately $700 for the three months ended March 31, 2000. The note is reflected in the accompanying balance sheets and statements of stockholders' equity as a stock subscription receivable. Compensation expense is recorded pro ratably over the term of the note. The shares issued to the officer have rights equal to CREC's other common shares. CREC estimated the fair value of the shares issued to the officer exceeded the promissory note principal balance by $4,000. Therefore, CREC recorded $4,000 of additional compensation expense in 1998.

7.   Reduction of Carrying Cost of Oil and Natural Gas Properties

     Under the full cost method of accounting, the net book value of oil and natural gas properties may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and natural gas properties. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value is compared to the ceiling with any excess written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

     At December 31, 1998, the carrying value of the Coral 1993 and Coral 1996 partnerships' oil and natural gas properties exceeded the full cost ceiling. Accordingly, an aggregate reduction of $1,132,000 of the carrying value of such properties was recorded.

8.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                                         Three months ended
                                                      Year ended December 31,                 March 31,
                                                      -----------------------                 ---------
                                                   1997          1998         1999        1999         2000
                                                   ----          ----         ----        ----         ----
   Property acquisition costs (proved).....    $   936,095   $ 3,522,344   $    3,047   $      -     $      -
   Development costs........................     1,002,947       113,261      232,107     76,500      368,773

     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the CREC's oil and gas producing activities. They do not include any allocation of interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of CREC's oil and gas operations.

                          CORAL RESERVES ENERGY CORP.

                         Notes to Financial Statements
                                  (Continued)


                                                                                                  Three months ended
                                                              Year ended December 31,                  March 31,
                                                       --------------------------------------   -----------------------
                                                          1997          1998          1999        1999         2000
                                                       ----------   -----------   -----------   ----------   ----------
Oil and natural gas sales....................        $  8,163,123  $  6,829,792  $  7,814,682  $ 1,414,106  $ 2,264,862
Production and operating expenses............          (1,965,005)   (2,039,308)   (2,125,958)    (441,306)    (629,236)
Depreciation, depletion and amortization.....          (1,879,584)   (2,262,664)   (1,792,926)    (467,686)    (425,907)
Reduction of carrying value of oil and gas
 assets......................................                   -    (1,132,000)            -            -            -
                                                       ----------   -----------   -----------   ----------   ----------
Results of operations for oil and gas
 producing activities........................        $  4,318,534  $  1,395,820  $  3,895,798  $   505,114  $ 1,209,719
                                                       ==========    ==========    ==========   ==========  ===========
Depreciation, depletion and amortization
  per equivalent MCF of production...........        $       0.62  $       0.65  $       0.54  $      0.53  $      0.54
                                                       ==========    ==========    ==========   ==========  ===========

9.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of CREC is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1999. CREC's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. CREC cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

                          CORAL RESERVES ENERGY CORP.

                         Notes to Financial Statements
                                  (Continued)


     CREC prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, CREC used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. CREC has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

     Changes in Proved Reserves:

                                                                        Oil           Gas
                                                                       (Bbls)        (Mcf)
                                                                       ------        -----
    Proved Reserves as of December 31, 1996.....................      760,000     25,142,000
         Extensions and discoveries.............................       36,000        723,000
         Purchases of reserves..................................      114,000      1,468,000
         Production.............................................     (115,000)    (2,337,000)
         Sale of Reserves.......................................      (18,000)      (547,000)
                                                                   ----------     ----------
    Proved Reserves as of December 31, 1997.....................      777,000     24,449,000
         Extensions and discoveries.............................        6,000        294,000
         Purchases of reserves..................................       62,000      4,286,000
         Production.............................................     (116,000)    (2,764,000)
         Sales of reserves in place.............................      (23,000)      (140,000)
                                                                   ----------     ----------
    Proved Reserves as of December 31, 1998.....................      706,000     26,125,000
         Revisions..............................................      425,000      3,887,000
         Extensions and discoveries.............................       59,000        276,000
         Purchases of reserves..................................       49,000        165,000
         Production.............................................     (114,000)    (2,659,000)
                                                                   ----------     ----------
    Proved Reserves as of December 31, 1999.....................    1,125,000     27,794,000
                                                                   ==========     ==========
    Proved developed reserves as of:
         December 31, 1996......................................      762,000     22,431,000
         December 31, 1997......................................      734,000     21,231,000
         December 31, 1998......................................      654,000     22,362,000
         December 31, 1999......................................      936,000     22,036,000

                          CORAL RESERVES ENERGY CORP.

                         Notes to Financial Statements
                                  (Continued)


    Standardized Measure of Discounted Future Net Cash Flows

    The following table reflects the standardized measure of discounted future net cash flows relating to the CREC's interest in proved reserves:

                                                                        Year ended December 31,
                                                             --------------------------------------------
                                                                 1997             1998            1999
                                                             -----------      -----------     -----------
    Future cash inflows............................        $  67,702,000   $   54,847,000   $  84,540,000
    Future production costs........................          (17,118,000)     (22,152,000)    (28,785,000)
    Future development costs.......................           (3,325,000)      (3,552,000)     (3,645,000)
                                                             -----------      -----------     -----------
    Future net cash flows..........................           47,259,000       29,143,000      52,110,000
    10% discount to reflect timing of cash flows...          (20,449,000)     (12,599,000)    (24,145,000)
    Standardized measure of discounted future                -----------      -----------     -----------
      net cash flows...............................        $  26,810,000   $   16,544,000   $  27,965,000
                                                             ===========      ===========     ===========

    Future cash inflows are computed by applying year-end prices (averaging $22.75 per barrel of oil, adjusted for transportation and other charges, and $2.25 per Mcf of gas at December 31, 1999) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

    Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                   Year ended December 31,
                                                        --------------------------------------------
                                                            1997            1998            1999
                                                        -----------     ------------     -----------
    Beginning balance..............................  $  48,436,000    $  26,810,000   $  16,544,000
    Sales of oil and natural gas, net of
       production costs............................     (6,083,000)      (4,628,000)     (5,928,000)
    Net changes in year-end sales prices and
       production costs............................    (20,369,000)     (10,455,000)      7,808,000
    Extensions, discoveries, and improved
       recovery, net of future development costs...      1,007,000          234,000       1,002,000
    Revisions......................................              -                -       6,664,000
    Purchases of reserves, net of future
       development costs...........................      2,068,000        2,761,000         609,000
    Sales of reserves in place.....................       (873,000)        (155,000)              -
    Accretion of discount..........................      4,844,000        2,680,000       1,654,000
    Other, primarily changes in timing.............     (2,220,000)        (703,000)       (388,000)
                                                       -----------     ------------     -----------
    Ending balance.................................  $  26,810,000    $  16,544,000   $  27,965,000
                                                       ===========     ============     ===========

                                  APPENDIX A

                        Summary of Reserve Reports For
                              Combining Entities
             As estimated by Netherland, Sewell & Associates, Inc.

                           As of September 30, 1999

                  The following tables summarize the reports of Netherland, Sewell & Associates, Inc. for the Exchange Reserves and the Reserve Value for each of the partnerships for Canaan, for the Coral Group without operating rights, for Indian and for all Combining Entities. See "Definitions" for definitions of the terms "Exchange Reserves" and "Reserve Value".

                  Upon written request by a limited partner or his representative who has been so designated in writing, a copy of the Netherland Sewell Reserve Report shall be transmitted promptly, without charge by the General Partner. Request for copies of the Reserve Report should be directed to Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma, 73102. The Netherland Sewell reserve reports are as filed as exhibits to the Registration Statement of which this document is a part.

                                                             Net Reserves                      Future Net Revenues
                                                             ------------                      -------------------
   Entity or                                                                                               Present Worth
   ---------
     Group                  Category                Oil (Barrels)      Gas (MCF)            Total               at 10%
     -----                  --------                    ---------          -----            -----          --------------
---------------------------------------------------------------------------------------------------------------------------
1990            Exchange Developed Reserves
                     Producing                              10,729         1,745,316          $2,957,900         $1,905,700
                     Non-Producing                             470           124,332             160,200             61,700

                Exchange Undeveloped Reserves                2,262           273,792             302,800            110,100
                                                            ------         ---------          ----------         ----------
                Total Exchange Reserve                      13,461         2,143,440          $3,420,900         $2,077,500
                                                            ======         =========          ==========         ==========
---------------------------------------------------------------------------------------------------------------------------
1991            Exchange Developed Reserves
                     Producing                              53,624         2,131,729          $3,992,900         $2,478,700
                     Non-Producing                             258           138,343             163,400             63,400
                Exchange Undeveloped Reserves                  942           277,936             338,400            127,300
                                                            ------        ----------        ------------       ------------
                Total Exchange Reserves                     54,824         2,548,008          $4,494,700         $2,669,400
                                                            ======         =========          ==========         ==========
---------------------------------------------------------------------------------------------------------------------------
1992            Exchange Developed Reserves
                     Producing                             184,554         4,254,042          $8,387,500         $4,851,200
                     Non-Producing                           4,517           414,381             748,700            247,400
                Exchange Undeveloped Reserves                5,932         1,102,577           1,398,600            399,200
                                                           -------         ---------         -----------         ----------
                Total Exchange Reserves                    195,003         5,771,000         $10,534,800         $5,497,800
                                                           =======         =========         ===========         ==========
---------------------------------------------------------------------------------------------------------------------------

                                                             Net Reserves                      Future Net Revenues
                                                             ------------                      -------------------
   Entity or                                                                                               Present Worth
   ---------
     Group                  Category                Oil (Barrels)      Gas (MCF)            Total               at 10%
     -----                  --------                    ---------          -----            -----          --------------
---------------------------------------------------------------------------------------------------------------------------
1993            Exchange Developed Reserves
                     Producing                             257,633         4,000,585          $7,853,000         $4,560,300
                     Non-Producing                           2,873            59,394             217,500             75,000
                Exchange Undeveloped Reserves               45,102           343,730             703,100            116,100
                                                           -------         ---------          ----------         ----------
                Total Exchange Reserves                    305,608         4,403,709          $8,773,600         $4,751,400
                                                           =======         =========          ==========         ==========
---------------------------------------------------------------------------------------------------------------------------
1993-I          Exchange Developed Reserves
                     Producing                              90,208         1,612,620          $3,500,200         $2,052,000
                     Non-Producing                           1,134            56,228              97,400             29,600
                Exchange Undeveloped Reserves               19,554            56,951             219,500             17,700
                                                           -------         ---------          ----------         ----------
                Total Exchange Reserves                    110,896         1,725,799          $3,817,100         $2,099,300
                                                           =======         =========          ==========         ==========
---------------------------------------------------------------------------------------------------------------------------
1995            Exchange Developed Reserves
                     Producing                             182,812         5,010,743          $8,762,500         $5,253,800
                     Non-Producing                          55,366           285,426           1,250,500            362,100
                Exchange Undeveloped Reserves               13,821         1,218,505           1,585,700            700,100
                                                           -------         ---------         -----------         ----------
                Total Exchange Reserves                    251,999         6,514,674         $11,598,700         $6,316,000
                                                           =======         =========         ===========         ==========
---------------------------------------------------------------------------------------------------------------------------
1996            Exchange Developed Reserves
                     Producing                             145,940         5,867,587         $10,150,500         $6,227,800
                     Non-Producing                           8,131         1,148,505           2,018,200            975,200
                Exchange Undeveloped Reserves               45,779           898,715           1,487,800            746,500
                                                           -------         ---------         -----------         ----------
                Total Exchange Reserves                    199,850         7,914,807         $13,656,500         $7,949,500
                                                           =======         =========         ===========         ==========
---------------------------------------------------------------------------------------------------------------------------
1996-I          Exchange Developed Reserves
                     Producing                             132,423         4,424,652          $8,138,300         $5,004,500
                     Non-Producing                          32,415           413,683           1,046,000            384,600
                Exchange Undeveloped Reserves               52,436           780,886           1,424,400            763,500
                                                           -------         ---------         -----------         ----------
                Total Exchange Reserves                    217,274         5,619,221         $10,608,700         $6,152,600
                                                           =======         =========         ===========         ==========
---------------------------------------------------------------------------------------------------------------------------

                                                             Net Reserves                      Future Net Revenues
                                                             ------------                      -------------------
   Entity or                                                                                               Present Worth
   ---------
     Group                  Category                Oil (Barrels)      Gas (MCF)            Total               at 10%
     -----                  --------                    ---------          -----            -----          --------------
---------------------------------------------------------------------------------------------------------------------------
Canaan          Exchange Developed Reserves
                     Producing                               7,717           372,341            $772,900           $410,000
                     Non-Producing                           2,267             8,797              36,500             16,400
                Exchange Undeveloped Reserves                4,313           118,750             177,900             64,500
                                                            ------           -------            --------           --------
                Total Exchange Reserves                     14,297           499,888            $987,300           $490,900
                                                            ======           =======            ========           ========
---------------------------------------------------------------------------------------------------------------------------
Coral           Exchange Developed Reserves
Group                Producing                           1,185,229        31,052,012         $62,256,800        $35,976,100
w/o                  Non-Producing                         107,597         2,616,494           6,032,400          2,314,800
Operating       Exchange Undeveloped Reserves              190,141         5,071,842           8,232,100          3,234,800
Fees                                                     ---------        ----------         -----------        -----------
                Total Exchange Reserves                  1,482,967        38,740,348         $76,521,300        $41,525,700
                                                         =========        ==========         ===========        ===========
---------------------------------------------------------------------------------------------------------------------------
Indian          Exchange Developed Reserves
                     Producing                             517,748        34,642,743         $58,301,700        $33,993,500
                     Non-Producing                          13,622         1,786,364           2,667,500          1,384,100
                Exchange Undeveloped Reserves              129,504        19,669,359          26,658,500         10,090,200
                                                           -------        ----------         -----------        -----------
                Total Exchange Reserves                    660,874        56,098,466         $87,627,700        $45,467,800
                                                           =======        ==========         ===========        ===========
---------------------------------------------------------------------------------------------------------------------------
All             Exchange Developed Reserves
Combining            Producing                           1,702,977        65,694,755        $120,558,500        $69,969,600
Entities             Non-Producing                         121,219         4,402,858           8,699,900          3,698,900
                Exchange Undeveloped Reserves              319,645        24,741,201          34,890,600         13,325,000
                                                         ---------        ----------        ------------        -----------
                Total Exchange Reserves                  2,143,841        94,838,814        $164,149,000        $86,993,500
                                                         =========        ==========        ============        ===========
---------------------------------------------------------------------------------------------------------------------------

                                                                    Appendix B


                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma financial information has been prepared to assist in the analysis of the financial effects of the combination transactions involving Canaan, Indian, the General Partners, the partnerships, and Canaan Securities. This pro forma information is based on the historical financial statements of the entities participating in the combination transactions.

      The information was prepared based on the following:

  . After completion of the combination transactions, 5,000,000 Canaan common shares are assumed to be outstanding assuming no limited partners elect to receive cash in lieu of Canaan common stock. Assuming the full $15 million is paid to electing limited partners, there will be approximately 3,106,938 shares outstanding after completion of the combination transactions. The 2,671,175 shares potentially distributable to the limited partners would be reduced to 778,113 if the limited partners elect to receive the full $15 million. For information regarding the appraised value of the limited partners' share of the partnerships, see Method of Determining Combination Exchange Values and Appraised Values elsewhere in this document. Canaan will borrow under its credit line the amount, if any, up to $15 million, to be paid to cash-electing limited partners.

  . Canaan utilizes the full cost method of accounting for its oil and gas activities.

  .   The combination transactions are completed by July 31, 2000.

  . The combination transactions are accounted for as a reorganization of interests under common control in a manner similar to a pooling of interests for the partnerships and the General Partners and as purchases of Indian and Canaan Securities.

  . The unaudited pro forma balance sheet has been prepared as if the combination transactions occurred on March 31, 2000. The unaudited pro forma statement of operations and cash flows have been prepared as if the combination transactions occurred on January 1, 1999.

  . Targeted annual general and administrative expense savings from the combination transactions have not been reflected as an adjustment to the historical data.

  . Costs of the combination transactions incurred are estimated to be $850,000 (excluding $150,000 of transaction costs previously incurred by Indian) with $50,000 attributable to the acquisition of Indian, $10,000 attributable to the acquisition of Canaan Securities and $790,000 attributable to the combination of Canaan, the partnerships and the General Partners. Through March 31, 2000, Canaan has incurred and capitalized $545,000 of the reorganization and acquisition costs. Costs related to the combination transactions with the partnerships and the General Partners will be expensed in the period the combination transactions are completed. Costs related to the acquisitions of Indian and Canaan Securities will be capitalized as part of the purchase price.

      The unaudited pro forma financial statements and related notes are presented for illustrative purposes only. If the combination transactions had occurred in the past, Canaan's financial position or operating results might have been different from those presented in the unaudited pro forma information. The unaudited pro forma information should not be relied on as an indication of the financial position or operating results that Canaan would have achieved if the combination transactions had occurred as of March 31, 2000 or January 1, 1999. The unaudited pro forma information also should not be relied on as an indication of the future results that Canaan will achieve after the completion of the combination transactions.

                       Unaudited Pro Forma Balance Sheet
                                March 31, 2000



                                          Canaan                       Combined      Indian        Canaan
                                          Energy        Combined     General         Oil        Securities
                                        Corporation   Partnerships   Partners       Company        Inc.
                                        Historical    Historical    Historical    Historical    Historical
                                       ------------  ------------- ------------  ------------  ------------
              Assets
Current assets                        $    780,781     3,006,303     3,009,727     5,919,118      51,206


Property and equipment, net                 62,866    20,288,166    20,288,166    24,995,145      12,310


Intangible asset (goodwill)                     --            --            --            --          --

Notes receivable                                --     5,268,750     5,268,750            --          --
Deferred tax asset                              --            --            --     1,962,000          --
Other assets                               545,180           933           933        30,000          --
                                       -------------  ------------  ------------  ------------   ---------
     Total assets                     $  1,388,827    28,564,152    28,567,576    32,906,263      63,516
                                       =============  ============  ============  ============   =========

       Liabilities and Equity
Current liabilities                   $    804,746       644,284       644,284    27,967,670         250




Long-term debt, less current portion            --     7,327,489     7,327,489     5,093,750          --

Other non-current liabilities                   --            --            --        28,259          --
Minority interest in consolidated
 partnerships                                   --            --    20,760,311            --          --
Deferred income taxes                       46,000            --            --            --          --


Stockholders' equity:
  Common stock                                 632            --           210           328           5



  Additional paid-in capital               646,520            --        11,021     4,532,435      36,495



  Officer loan receivable                       --            --            --            --     (55,928)
  Stock subscription receivable             (5,455)           --        (2,758)           --          --
  Retained earnings (deficit)             (103,616)           --      (172,981)   (4,716,179)     82,694





Partners' equity (deficit):
  General partners                              --      (167,932)           --            --          --
  Limited partners                              --    20,760,311            --            --          --
                                       -------------  ------------  ------------  ------------   ---------
     Total equity                          538,081    20,592,379      (164,508)     (183,416)     63,266
                                       -------------  ------------  ------------  ------------   ---------
     Total liabilities and equity     $  1,388,827    28,564,152    28,567,576    32,906,263      63,516
                                       =============  ============  ============  ============   =========
Book value per share                  $        851
                                       =============

Common shares outstanding                      632
                                       =============
                                          Pro Forma
                                          Adjustments                           Canaan
                                         to Eliminate          Other            Energy
                                         Duplicative         Pro Forma        Corporation
                                           Amounts          Adjustments        Pro Forma
                                        -------------      -------------     -------------
          Assets
Current assets                             (3,006,303) (a)    (390,528)  (d)     9,080,648
                                                               (51,206)  (d)
                                                              (238,450)  (e)
Property and equipment, net               (20,288,166) (a)   7,120,855   (b)    53,867,032
                                                             1,400,000   (d)
                                                               (12,310)  (d)
Intangible asset (goodwill)                        --        2,700,000   (c)     2,993,000
                                                               293,000   (d)
Notes receivable                           (5,268,750) (a)  (5,268,750)  (e)            --
Deferred tax asset                                 --       (1,962,000)  (b)            --
Other assets                                     (933) (a)    (526,000)  (g)        30,933
                                                               (19,180)  (b)
                                         --------------    -------------      -------------

     Total assets                         (28,564,152)       3,045,431          65,971,613
                                         ==============    =============      =============
       Liabilities and Equity
Current liabilities                          (644,284) (a)     (84,778)  (b)    28,493,472
                                                                  (250)  (d)
                                                              (238,450)  (e)
                                                              (675,000)  (e)
                                                                75,000   (h)
Long-term debt, less current portion       (7,327,489) (a)  (4,593,750)  (e)     7,827,489

Other non-current liabilities                      --          (28,259)  (b)           --
Minority interest in consolidated
 partnerships                             (20,760,311) (a)          --                 --
Deferred income taxes                              --        2,700,000   (c)    5,084,000
                                                             2,045,000   (f)
                                                               293,000   (d)
Stockholders' equity:
  Common stock                                     --             (328)  (b)       50,000
                                                                    (5)  (d)
                                                                49,158   (i)

  Additional paid-in capital                       --       (4,532,435)  (b)   46,084,418
                                                             5,069,296   (b)
                                                               (36,495)  (d)
                                                             1,009,472   (d)
                                                            39,348,109   (i)
  Officer loan receivable                          --           55,928   (d)           --
  Stock subscription receivable                    --               --             (8,213)
  Retained earnings (deficit)                      --        4,716,179   (b)  (21,559,553)
                                                               (82,694)  (d)
                                                            (2,045,000)  (f)
                                                              (526,000)  (g)
                                                               (75,000)  (h)
                                                           (18,636,956)  (i)
Partners' equity (deficit):
  General partners                            167,932 (a)           --                 --
  Limited partners                                 --      (20,760,311)  (i)           --
                                         --------------   -------------      -------------
     Total equity                             167,932        3,552,918         24,566,652
                                         --------------   -------------      -------------
     Total liabilities and equity         (28,564,152)       3,045,431         65,971,613
                                         ==============   =============      =============
Book value per share                                                         $       4.91
                                                                             =============
Common shares outstanding                                                       5,000,000
                                                                             =============

See accompanying notes to unaudited pro forma financial information.

                                            Unaudited Pro Forma Statement of Operations

                                                   Year ended December 31, 1999



                                                         Canaan                        Combined        Indian         Canaan
                                                         Energy         Combined        General          Oil        Securities
                                                       Corporation     Partnerships    Partners        Company         Inc.
                                                       Historical       Historical    Historical     Historical     Historical
                                                       -----------     ------------   ----------     ----------     ----------
Revenues:
   Oil and natural gas sales                             $ 140,446      10,775,053    10,775,053      9,050,664             --
   Sales commissions                                            --              --            --             --        134,572
   Consulting fee and investor services income                  --              --            --             --        140,823
   Other income                                                 --          92,499        95,472        318,412          1,483
                                                       -----------     ------------   ----------     ----------     ----------
      Total revenues                                       140,446      10,867,552    10,870,525      9,369,076        276,878
                                                       -----------     ------------   ----------     ----------     ----------
Costs and expenses:
   Lease operating                                          16,261       1,976,178     1,976,178      2,684,875             --
   Production taxes                                         12,270         822,928       822,928        506,854             --
   Commission expense                                           --              --            --             --         75,970
   Depreciation and amortization                            23,338       2,558,063     2,558,063      3,047,718          3,757

   General and administrative, net                          63,007         637,852     1,467,182      2,395,974        199,115


   Interest expense                                             --         497,182       497,182      2,709,491             --
                                                       -----------     ------------   ----------     ----------     ----------
      Total costs and expenses                             114,876       6,492,203     7,321,533     11,344,912        278,842
                                                       -----------     ------------   ----------     ----------     ----------

Other income, principally interest                          36,423              --            --             --          5,043
                                                       -----------     ------------   ----------     ----------     ----------

Minority interest in operations of consolidated
   partnerships                                                 --              --    (3,556,412)            --             --
                                                       -----------     ------------   ----------     ----------     ----------

Earnings (loss) before income taxes and
   transaction expenses and payments                        61,993       4,375,349        (7,420)    (1,975,836)         3,079
Income tax expense (benefit)                                29,000              --            --       (529,000)           226
                                                       -----------     ------------   ----------     ----------     ----------

Net earnings (loss) before transaction
   expenses and payments                                    32,993       4,375,349        (7,420)    (1,446,836)         2,853
Transaction expenses and payments, net of income taxes          --              --            --             --             --
                                                       -----------     ------------   ----------     ----------     ----------

Net earnings (loss) after transaction
  expenses and payments                                  $  32,993       4,375,349        (7,420)    (1,446,836)         2,853
                                                       ===========     ============   ==========     ==========     ==========
Net earnings (loss) per average
   common share outstanding -
   basic and diluted:
     Before transaction expenses and payments            $   52.20
                                                       ===========
     After transaction expenses and  payments            $   52.20
                                                       ===========

Weighted average common shares
   outstanding - basic and diluted                             632
                                                       ===========

Ratio of earnings to fixed charges:
     Before transaction expenses and payments                   --
                                                       ===========
     After transaction expenses and payments                    --
                                                       ===========



                                                            Pro Forma
                                                           Adjustments                                     Canaan
                                                           to Eliminate            Other                   Energy
                                                           Duplicative           Pro Forma               Corporation
                                                             Amounts            Adjustments               Pro Forma
                                                           ------------        ------------              ------------
Revenues:
   Oil and natural gas sales                               (10,775,053)  (j)           --                 19,966,163
   Sales commissions                                                --           (134,572)      (l)               --
   Consulting fee and investor services income                      --           (140,823)      (l)               --
   Other income                                                (92,499)  (j)           --                    413,884
                                                                                   (1,483)      (l)
                                                           ------------        ------------              ------------
      Total revenues                                       (10,867,552)          (276,878)                20,380,047
                                                           ------------        ------------              ------------
Costs and expenses:
   Lease operating                                          (1,976,178)  (j)     (427,852)      (k)        4,249,462
   Production taxes                                           (822,928)  (j)           --                  1,342,052
   Commission expense                                               --            (75,970)      (l)               --
   Depreciation and amortization                            (2,558,063)  (j)       86,000       (n)        5,964,876
                                                                                  246,000       (n)
   General and administrative, net                            (637,852)  (j)      394,000       (k)        4,242,000
                                                                                 (276,878)      (l)
   Interest expense                                           (497,182)  (j)     (360,037)      (m)        2,613,020
                                                                                 (233,616)      (m)
                                                           ------------        ------------              ------------
      Total costs and expenses                              (6,492,203)          (648,353)                18,411,810
                                                           ------------        ------------              ------------

Other income, principally interest                                  --             (5,043)      (l)           36,423
                                                           ------------        ------------              ------------

Minority interest in operations of consolidated
   partnerships                                              3,556,412   (j)           --                         --
                                                           ------------        ------------              ------------

Earnings (loss) before income taxes and
   transaction expenses and payments                          (818,937)           366,432                  2,004,660
Income tax expense (benefit)                                        --          1,577,774       (o)        1,078,000
                                                           ------------        ------------              ------------

Net earnings (loss) before transaction
   expenses and payments                                      (818,937)        (1,211,342)                   926,660
Transaction expenses and payments, net of income taxes              --            335,000       (p)          335,000
                                                           ------------        ------------              ------------

Net earnings (loss) after transaction
  expenses and payments                                       (818,937)        (1,546,342)                   591,660
                                                           ============        ============              ============

Net earnings (loss) per average
   common share outstanding -
   basic and diluted:
     Before transaction expenses and payments                                                             $     0.19
                                                                                                         ============
     After transaction expenses and  payments                                                             $     0.12
                                                                                                         ============

Weighted average common shares
   outstanding - basic and diluted                                                                         5,000,000
                                                                                                         ============

Ratio of earnings to fixed charges:
     Before transaction expenses and payments                                                                   1.77
                                                                                                         ============
     After transaction expenses and payments                                                                    1.56
                                                                                                         ============

See accompanying notes to unaudited pro forma financial information.

                  Unaudited Pro Forma Statement of Operations

                       Three months ended March 31, 2000



                                                                                                Pro Forma
                                                                                              Adjustments
                                    Canaan                  Combined    Indian     Canaan         to                       Canaan
                                    Energy      Combined    General      Oil     Securities    Eliminate       Other       Energy
                                  Corporation Partnerships  Partners   Company      Inc.      Duplicative    Pro Forma   Corporation
                                  Historical   Historical  Historical Historical Historical     Amounts      Adjustments  Pro Forma
                                  ----------- ------------ ---------- ---------- ----------   ------------   ----------- -----------
Revenues:
   Oil and natural gas sales       $ 37,740     3,082,976   3,082,976  2,509,655       --    (3,082,976)(j)        --      5,630,371
   Sales commissions                     --            --          --         --   26,937            --       (26,937)(l)         --
   Consulting fee and investor
    services income                      --            --          --         --   27,667            --       (27,667)(l)         --
   Other income                          --        15,204      15,900     36,380       --       (15,204)(j)        --         52,280
                                   --------     ---------   ---------  ---------   ------     ---------       -------      ---------
      Total revenues                 37,740     3,098,180   3,098,876  2,546,035   54,604    (3,098,180)      (54,604)     5,682,651
                                   --------     ---------   ---------  ---------   ------     ---------       -------      ---------

Costs and expenses:
   Lease operating                    4,225       556,483     556,483    672,735       --      (556,483)(j)  (111,355)(k)  1,122,088
   Production taxes                   2,670       259,213     259,213    147,506       --      (259,213)(j)        --        409,389
   Commission expense                    --            --          --         --   16,777            --       (16,777)(l)         --
   Depreciation and amortization      3,764       614,109     614,109    692,445      772      (614,109)(j)   153,000 (n)  1,528,090
                                                                                                               64,000 (n)
   General and administrative, net    8,634       182,143     448,443    179,662   18,071      (182,143)(j)   100,000 (k)    700,206
                                                                                                              (54,604)(l)
   Interest expense                      --       156,530     156,530    598,701       --      (156,530)(j)   (45,558)(m)    689,175
                                                                                                              (20,498)(m)
                                   --------     ---------   ---------  ---------   ------     ---------       -------      ---------
      Total costs and expenses       19,293     1,768,478   2,034,778  2,291,049   35,620    (1,768,478)       68,208      4,448,948
                                   --------     ---------   ---------  ---------   ------     ---------       -------      ---------

Other income, principally interest   13,379            --          --         --       25            --           (25)(l)     13,379
                                   --------     ---------   ---------  ---------   ------     ---------       -------      ---------

Minority interest in operations of
 consolidated partnerships               --            --  (1,100,238)        --       --     1,100,238 (j)        --             --
                                   --------     ---------   ---------  ---------   ------     ---------       -------      ---------

Earnings (loss) before income taxes  31,826     1,329,702     (36,140)   254,986   19,009      (229,464)     (122,837)    1,247,082
Income tax expense                    9,000            --          --     87,000      170            --       401,830 (o)   498,000
                                   --------     ---------   ---------  ---------   ------     ---------       -------      ---------

      Net earnings (loss) before
       transaction expenses
       and payments                 $ 22,826     1,329,702     (36,140)   167,986   18,339      (229,464)     (524,667)      749,082
      Transaction expenses and
       payments net of income taxes       --            --          --         --       --            --       155,000 (p)   155,000
                                   ---------     ---------  ----------  ---------   ------     ---------       -------     ---------
      Net earnings (loss) after
       transaction expenses
       and payments                 $ 22,826     1,329,702     (36,140)   167,986   18,839      (229,464)     (679,667)      594,082
                                   =========     =========   =========  =========   ======     =========       =======      ========


Net earnings per average common
 share outstanding - basic and
 diluted:
      Before transaction expenses
       and payments                 $  36.12                                                                              $     0.15
                                   =========                                                                              ==========
      After transaction expenses
       and payments                 $  36.12                                                                              $     0.12
                                   =========                                                                              ==========

Weighted average common shares
 outstanding - basic and diluted:        632                                                                               5,000,000
                                   =========                                                                              ==========

Ratio of earnings to fixed charges:
      Before transaction expenses
       and payments                       --                                                                                    2.81
                                   =========                                                                              ==========
      After transaction expenses
       and payments                       --                                                                                    2.45
                                   =========                                                                              ==========

See accompanying notes to unaudited pro forma financial information.


                                           Unaudited Pro Forma Statement of Cash Flows

                                                   Year ended December 31, 1999



                                                                                          Pro Forma
                             Canaan                   Combined     Indian      Canaan    Adjustments                      Canaan
                             Energy      Combined     General       Oil      Securities  to Eliminate       Other        Energy
                          Corporation  Partnerships   Partners    Company       Inc.     Duplicative      Pro Forma    Corporation
                           Historical   Historical   Historical  Historical  Historical    Amounts       Adjustments    Pro Forma
                          -----------  ------------  ----------  ----------  ----------  ------------    -----------   -----------
Cash flows from
  operating activities:
   Net earnings (loss)       $ 32,993     4,375,349      (7,420) (1,446,836)      2,853    (818,937)(q) (1,546,342) (r)    591,660
   Adjustments to reconcile
    net earnings (loss) to
    net cash provided by
    operating activities:
     Depreciation and
      amortization             23,338     2,558,063   2,558,063   3,047,718       3,757  (2,558,063)(q)    332,000  (r)  5,964,876
     Amortization of debt
      issuance costs               --            --          --     233,616          --          --       (233,616) (r)         --
     Accretion of discount
      on long-term debt            --            --          --      46,700          --          --        (46,700) (r)         --
     Deferred income tax
      expense (benefit)        14,000            --          --    (529,000)         --          --        (58,852) (v)   (573,852)
     Other                      7,273            --       3,677     549,000          --          --             --         559,950
     Gain on sale of
      equipment                    --            --          --     (34,067)         --          --             --         (34,067)
     Accrued interest expense
      increasing debt              --            --          --     313,337          --          --       (313,337) (r)         --
     Minority interest in
      operations of
      consolidated
      partnerships                 --            --   3,556,412          --          --  (3,556,412)(q)         --              --
     Changes in operating
      assets and liabilities:
      Accounts receivable     (41,391)     (575,388)   (575,388)   (432,249)         --     575,388 (q)         --      (1,049,028)
      Other current assets        110         2,876       2,876     (35,277)         --      (2,876)(q)         --         (32,291)
      Accounts payable and
       accrued expenses      (101,090)      316,841     316,563     389,568          --    (316,841)(q)         --         605,041
                          -----------  ------------  ----------  ----------  ----------  ------------   -----------     -----------
Net cash provided by
  operating activities        (64,767)    6,677,741   5,854,783   2,102,510       6,610  (6,677,741)    (1,866,847)      6,032,289
                          -----------  ------------  ----------  ----------  ----------  ------------   -----------     -----------
Cash flows from
  investing activities:
   Capital expenditures
   net of proceeds from
   contract services          (47,809)   (1,336,723) (1,336,723) (1,346,325)     (5,750)  1,336,723 (q)   (390,528) (s) (3,121,385)
                                                                                                             5,750  (u)
   Proceeds from sales of
    property and equipment         --        49,946      49,946     570,222          --     (49,946)(q)         --         620,168
   Advances on note
    receivable                     --    (6,000,000) (6,000,000)         --          --   6,000,000 (q)  6,000,000  (t)         --
   Repayments on notes
    receivable                     --       562,500     562,500          --          --    (562,500)(q)   (562,500) (t)         --
   Cash received from
    adjustment to purchase
    price of property and
    equipment                      --            --          --     372,066          --          --             --         372,066
   Advances to officer             --            --          --          --     (81,860)         --         81,860  (u)         --

   Payments received from
    officer                        --            --          --          --      77,096          --        (77,096) (u)         --
   Cash of business acquired       --            --          --          --          --          --      1,990,838  (s)  1,990,838
   Costs related to
   combination transactions   (87,696)           --          --          --          --          --         87,696  (w)         --
                          -----------  ------------  ----------  ----------  ----------  ------------   -----------     -----------
Net cash used in investing
  activities                 (135,505)   (6,724,277) (6,724,277)   (404,037)    (10,514)  6,724,277      7,136,020        (138,313)
                          -----------  ------------  ----------  ----------  ----------  ------------   -----------     -----------
Cash flows from financing
  activities:
   Net proceeds from
    contract services          38,414            --          --           --         --          --             --          38,414
   Borrowings on long-term
    debt                           --     4,497,000   4,497,000    6,500,000         --  (4,497,000)(q) (6,000,000) (t)  4,997,000
   Repayments of long-term
    debt                           --            --          --   (8,758,500)        --          --        562,500  (t) (8,196,000)
   Distributions to partners       --    (6,733,156) (5,910,091)          --         --   6,733,156 (q)         --      (5,910,091)
   Payments for debt issuance
    costs                          --            --          --    (120,000)         --          --             --        (120,000)
                          -----------  ------------  ----------  ----------  ----------  ------------   -----------     -----------
Net cash used in financing
  activities                   38,414    (2,236,156) (1,413,091) (2,378,500)         --   2,236,156     (5,437,500)     (9,190,677)
                          -----------  ------------  ----------  ----------  ----------  ------------   -----------     -----------
Net decrease in cash and
  cash equivalents           (161,858)   (2,282,692) (2,282,585)   (680,027)     (3,904)  2,282,692       (168,327)     (3,296,701)

Cash and cash equivalents
  at beginning of year        749,538     3,185,455   3,189,940   1,990,838     14,407   (3,185,455)    (1,990,838) (s)  3,939,478
                                                                                                           (14,407) (u)
                          -----------  ------------  ----------  ----------  ----------  ------------   -----------     -----------
Cash and cash equivalents
  at end of year        $     587,680       902,763     907,355   1,310,811      10,503      (902,763)  (2,173,572)        642,777
                          ===========  ============  ==========  ==========  ==========  ============   ===========     ===========

See accompanying notes to unaudited pro forma financial information.

                  Unaudited Pro Forma Statement of Cash Flows

                       Three months ended March 31, 2000




                                                       Canaan                      Combined       Indian       Canaan
                                                       Energy       Combined       General          Oil      Securities
                                                     Corporation  Partnerships     Partners      Company        Inc.
                                                     Historical    Historical     Historical    Historical   Historical
                                                     -----------  ------------    ----------    ----------   ----------
Cash flows from operating activities:
   Net earnings (loss)                                $  22,826     1,329,702       (36,140)      167,986       18,839
   Adjustments to reconcile net earnings (loss)
    to net cash provided by (used in) operating
    activities:
      Depreciation and amortization                       3,764       614,109       614,109       692,445          772
      Amortization of debt issuance costs                    --            --            --        20,498           --
      Accretion of discount on long-term debt                --            --            --         6,300           --
      Deferred income tax expense (benefit)              (8,000)           --            --        87,000           --
      Other                                               1,819            --           919            --           --
      Gain on sale of equipment                              --            --            --       (21,195)          --
      Accrued interest expense increasing debt               --            --            --        39,258           --
      Minority interest in operations of
       consolidated partnerships                             --            --     1,100,238            --           --
      Changes in operating assets and
       liabilities:
         Accounts receivable                           (154,665)      (23,354)      (23,354)       19,758           --
         Other current assets                                --            --            --        91,999           --
         Accounts payable and accrued expenses         (110,642)     (167,580)     (167,580)      188,934          325
                                                     -----------  ------------    ----------    ----------   ----------
Net cash provided by (used in) operating activities    (244,898)    1,752,877     1,488,192     1,292,983       19,936
                                                     -----------  ------------    ----------    ----------   ----------

Cash flows from investing activities:
   Capital expenditures net of proceeds from
    contract services                                    (1,333)     (160,026)     (160,026)     (356,523)          --
   Proceeds from sales of property and equipment             --            --            --        75,000           --
   Repayments on notes receivable                            --       168,750       168,750            --           --
   Advances to officer                                       --            --            --            --      (24,860)
   Payments received from officer                            --            --            --            --       10,000
   Costs related to combination transactions            (57,760)           --            --            --           --
                                                     -----------  ------------    ----------    ----------   ----------
Net cash provided by (used in) investing activities     (59,093)        8,724         8,724      (281,523)     (14,860)
                                                     -----------  ------------    ----------    ----------   ----------

Cash flows from financing activities:
   Borrowings on long-term debt                              --       215,000       215,000            --           --
   Repayments of long-term debt                              --            --            --      (599,627)          --
   Distributions to partners                                 --    (2,161,205)   (1,897,688)           --           --
                                                     -----------  ------------    ----------    ----------   ----------
Net cash used in financing activities                        --    (1,946,205)   (1,682,688)     (599,627)          --
                                                     -----------  ------------    ----------    ----------   ----------

Net increase (decrease) in cash and cash equivalents   (303,991)     (184,604)     (185,772)      411,833        5,076

Cash and cash equivalents at beginning of period        587,680       902,763       907,355     1,310,811       14,407
                                                     -----------  ------------    ----------    ----------   ----------

Cash and cash equivalents at end of period            $ 283,689       718,159       721,583     1,722,644       19,483
                                                     ===========  ============    ==========    ==========   ==========
                                                        Pro Forma
                                                       Adjustments                           Canaan
                                                       to Eliminate         Other            Energy
                                                       Duplicative        Pro Forma        Corporation
                                                         Amounts         Adjustments        Pro Forma
                                                       ------------      -----------       -----------
Cash flows from operating activities:
   Net earnings (loss)                                    (229,464) (q)    (679,667) (r)      594,082
   Adjustments to reconcile net earnings (loss)
    to net cash provided by (used in) operating
    activities:
      Depreciation and amortization                       (614,109) (q)     217,000  (r)    1,528,000
      Amortization of debt issuance costs                       --          (20,498) (r)           --
      Accretion of discount on long-term debt                   --           (6,300) (r)           --
      Deferred income tax expense (benefit)                     --          (80,000) (v)        1,000
      Other                                                     --               --             2,738
      Gain on sale of equipment                                 --               --           (21,195)
      Accrued interest expense increasing debt                  --          (39,258) (r)           --
      Minority interest in operations of
       consolidated partnerships                        (1,100,238) (q)          --                --
      Changes in operating assets and
       liabilities:
         Accounts receivable                                23,354  (q)          --          (158,261)
         Other current assets                                   --               --            91,999
         Accounts payable and accrued expenses             167,580  (q)        (325) (u)      (89,288)
                                                       ------------      -----------       -----------
Net cash provided by (used in) operating activities     (1,752,877)        (609,048)        1,947,165
                                                       ------------      -----------       -----------

Cash flows from investing activities:
   Capital expenditures net of proceeds from
    contract services                                      160,026  (q)          --          (517,882)
   Proceeds from sales of property and equipment                --               --            75,000
   Repayments on notes receivable                         (168,750) (q)    (168,750) (t)           --
   Advances to officer                                          --           24,860  (u)           --
   Payments received from officer                               --          (10,000) (u)           --
   Costs related to combination transactions                    --           57,760  (w)           --
                                                       ------------      -----------       -----------
Net cash provided by (used in) investing activities         (8,724)         (96,130)         (442,882)
                                                       ------------      -----------       -----------

Cash flows from financing activities:
   Borrowings on long-term debt                           (215,000) (q)          --           215,000
   Repayments of long-term debt                                 --          168,750  (t)     (430,877)
   Distributions to partners                             2,161,205  (q)          --        (1,897,688)
                                                       ------------      -----------       -----------
Net cash used in financing activities                    1,946,205          168,750        (2,113,565)
                                                       ------------      -----------       -----------

Net increase (decrease) in cash and cash equivalents       184,604         (536,428)         (609,282)

Cash and cash equivalents at beginning of period          (902,763)         (14,407) (u)    2,805,846
                                                       ------------      -----------       -----------

Cash and cash equivalents at end of period                (718,159)        (550,835)        2,196,564
                                                       ============      ===========       ===========

 See accompanying notes to unaudited pro forma financial information.

                                                                    Appendix B

              Notes to Unaudited Pro Forma Financial Information

                     December 31, 1999 and March 31, 2000


1.   Method of Accounting for the Combination Transactions

     In presentation of the accompanying pro forma financial information, Canaan accounted for the combination transactions as:

     . A reorganization of entities under common control for the partnerships and the General Partners in a manner similar to a pooling of interests. Canaan does not believe the amount of cash elections offered in the combination transaction with the limited partners will be significant. See note 3 to Pro Forma Financial Information. As a result, the historical recorded amounts for the assets and liabilities of the partnerships and the General Partners were not adjusted to fair value and the operating results of the partnerships and the General Partners have been included since formation.

     . A purchase of Indian by Canaan. Accordingly, the assets acquired and the liabilities assumed by Canaan were revalued and recorded at their estimated "fair values" and the results of operations of Indian have been included only since January 1, 1999.

     . A purchase of Canaan Securities by Canaan. Accordingly, the assets acquired by Canaan were revalued and recorded at their estimated "fair values." The operations of Canaan Securities before the combination transactions will not continue after the combination transactions and Canaan Securities assets and liabilities other than its right to receive cash distributions from the partnerships will be distributed to the sole owner of Canaan Securities prior to completion of the combination transactions.

     . The purchase price of the acquired net assets of Indian was based on the risk-adjusted, present value (using a 20% discount rate) of estimated future net revenues from oil and gas reserves, less the fair value of liabilities to be assumed by Canaan plus the fair value of non-oil and gas assets and working capital of Indian as of March 31, 2000.

     . The purchase price of the acquired net assets of Canaan Securities was based on the fair value of the right to receive cash distributions from production revenues of the partnerships. The fair value was determined using the same assumptions to value the oil and gas assets of Indian.

2.   Pro Forma Adjustments Related to the Combination Transactions

The unaudited pro forma balance sheet includes the following adjustments:

     (a) This adjustment eliminates duplicative balances of the partnerships which are also included in the combined General Partners' financial statements. The General Partners manage and control the operations of the partnerships, and therefore consolidate the partnerships' assets and liabilities.

     (b) This entry adjusts the historical book values of Indian's assets and liabilities to their estimated fair values as of March 31, 2000 and eliminates Indian's historical financial equity. The calculation of the total purchase price and the preliminary allocation to assets and liabilities are as follows:

                                                                    Appendix B


          Calculation and allocation of purchase price:
          Fair value of assets acquired:
               Oil and gas properties                                                                   $     32,000,000
               Non-oil and gas properties                                                                         66,000
               Current assets                                                                                  5,919,118
               Other assets                                                                                       30,000
          Less fair value of liabilities assumed:
               Current liabilities, excluding current maturities of long-term debt                            (3,457,309)
               Bank debt                                                                                     (24,250,583)
               Production payment debt                                                                        (5,268,750)
                                                                                                        ----------------
          Purchase price before transaction costs                                                              5,038,476
               Estimated transaction costs                                                                        50,000
                                                                                                        ----------------
          Total purchase price for Indian                                                               $      5,088,476
                                                                                                        ================
          Allocated to:
               Property and equipment                                                                   $     32,116,000
               Current assets                                                                                  5,919,118
               Other assets                                                                                       30,000
               Current liabilities, excluding current maturities of long-term debt                            (3,457,309)
               Current maturities of long-tem debt                                                           (24,425,583)
               Long-term debt                                                                                 (5,093,750)
                                                                                                        ----------------
                                                                                                        $      5,088,476
                                                                                                        ================

          The above purchase price and allocation are as of March 31, 2000. The ultimate actual purchase price will be determined as of the date the combination transactions are completed and will be allocated to assets and liabilities as of that date. The fair value of Indian's oil and gas properties as of the date the acquisition is completed may be different than as of March 31, 2000 due to changes in oil and gas reserve quantities and estimated future prices used to value the reserve quantities.

          Current liabilities and other non-current liabilities being assumed by Canaan are less than corresponding amounts recorded by Indian by $84,778 and $28,259, respectively. Such amounts represent the deferred gain from a previous sale-leaseback transaction which does not obligate Canaan in the future.

          As of March 31, 2000, Canaan had incurred and capitalized $19,180 of Indian-related transaction costs.

          Based on relative exchange values, Indian's shareholders will receive 1,110,500 shares of Canaan common stock which represents approximately 22% of Canaan assuming no limited partners elect to receive cash in lieu of Canaan common stock.

     (c) This adjustment records goodwill resulting from the combination transaction with Indian and increases deferred income taxes by $2.7 million. This adjustment equals the deferred income tax effect of the difference between the fair value assigned to Indian's assets and liabilities and their estimated income tax basis for income tax purposes. Due to the tax-free nature of the combination transactions to the shareholders of Indian, Canaan's tax basis in those assets and liabilities will be the same as Indian's tax basis. Future utilization of Indian's tax operating loss carryforwards will be limited as a result of the "change of control" of Indian which will occur if the combination transactions are approved. The $2.7 million net deferred tax liability consists of tax-effected (using 38% combined federal and state tax rate) future taxable temporary differences of $3.3 million reduced by $.6 million tax-effected operating loss carryforwards of Indian.

                                                                    Appendix B


     (d) This adjustment increases Canaan's oil and gas properties by $1.4 million for the fair value of the future fees based on the partnerships' ongoing cash distributions from oil and gas properties to be received by Canaan Securities and the Placing Brokers. Even though Canaan is acquiring all the common stock of Canaan Securities in exchange for Canaan common stock, all recorded assets and liabilities of Canaan Securities will be distributed to the sole owner of Canaan Securities prior to completion of the combination transactions. Accordingly, the only asset being acquired by Canaan is the right to receive future payments based on the partnerships' ongoing cash distributions from oil and gas properties. The fair value of future payments based on cash distributions from the partnerships was determined in the same manner as the fair value of Indian's oil and gas properties. See The Combination Transactions - Description of the Combination Transactions elsewhere in this document. Canaan is acquiring the rights to receive cash distributions from the partnerships from the Placing Brokers in exchange for Canaan common stock and cash. The Placing Brokers will receive 40% of the exchange value in cash which approximates $390,582. This payment is in addition to the maximum $15 million cash option to the limited partners of the partnerships. See Summary - Method of Determining Combination Exchange Values. The owner of Canaan Securities will receive an estimated 119,950 shares of Canaan and the Placing Brokers will receive an estimated 56,100 shares of Canaan which shares approximate 2.40% and 1.14% of total Canaan shares, respectively, assuming that no limited partners elect to receive cash in lieu of Canaan common stock.

          This adjustment also records goodwill resulting from the combination transactions with Canaan Securities and increases deferred income taxes by $293,000. This adjustment equals the deferred income tax effect of the difference between the fair value assigned to Canaan Securities' assets and their estimated tax basis for income tax purposes. Due to the tax-free nature of the combination transactions to the shareholder of Canaan Securities, Canaan's tax basis in those assets will be the same as Canaan Securities' tax basis. The deferred tax adjustment was based on a combined federal and state tax rate of 38%.

     (e) This adjustment eliminates receivables and payables between Canaan, the General Partners and Indian. The adjustment also eliminates the monetary production payment receivable and payable between the General Partners and Indian.

     (f) This adjustment increases Canaan's deferred income taxes for the tax effect of the differences between the financial carrying amounts and the tax bases of the partnerships' assets and liabilities at March 31, 2000 using a combined federal and state tax rate of 38%. The partnerships have not recorded deferred income taxes since any tax liabilities are the responsibility of the individual partners. The $2.05 million has been excluded from the unaudited pro forma statements of operations as the amount will not recur and is directly attributable to the combination transactions. The deferred income taxes will be recorded as part of operations in the period in which the combination transactions are completed.

     (g) This adjustment reflects expensing the deferred costs incurred by Canaan related to the combination transactions with the General Partners and the partnerships. The actual deferred costs related to the combination transactions with the General Partners and the partnerships will be expensed in the period the transactions are completed.


     (h) This adjustment reflects additional compensation expense to a consultant of Indian (who is a proposed executive officer of Canaan) payable upon completion of the combination transactions. This adjustment has not been reflected in the unaudited pro forma statement of operations for the year ended December 31, 1999, because of the nonrecurring nature of the expense. The compensation expense will be recorded by Canaan during the period in which the combination transactions are completed.

     (i) This adjustment records the par value ($.01) of the 5,000,000 common shares of Canaan which will be outstanding after completing the combination transactions and reclassifies the partnerships' equity to additional paid-in capital and accumulated deficit of Canaan. The adjustment assumes that no limited partners will elect to receive cash in lieu of Canaan common stock.

                                                                    Appendix B


The unaudited pro forma statement of operations include the following adjustments:

     (j) These adjustments eliminate duplicative amounts of the partnerships which are also included in the combined General Partners' financial statements. The General Partners manage and control the operations of the partnerships and therefore consolidate the partnerships' revenues and expenses.

     (k) These adjustments eliminate oil and natural gas well overhead and various services charged to the partnerships as working interests owners in wells operated by Canaan. The overhead charges are recorded by Canaan as a reduction in general and administrative expenses.

     (l) These adjustments eliminate sales commissions, consulting fees and investor services income, and other income of Canaan Securities derived from the General Partners. Canaan Securities derives all of its revenues from the General Partners. The adjustments also eliminate commission expense which will not be incurred after the combination transactions, and interest income resulting from the loan receivable from Canaan Securities' officer which is excluded from the combination transaction.

     (m) These adjustments eliminate interest expense applicable to Indian's shareholder debt, which was contributed to Indian's equity in February 2000 in accordance with the merger agreement between Indian and Canaan.

     (n) These adjustments record depreciation and amortization of property and equipment on a consolidated basis assuming the combination transactions were completed on January 1, 1999. The adjustments also record amortization of goodwill resulting from the combination transactions with Indian and Canaan Securities, assuming the transactions were completed on January 1, 1999. Goodwill amortization is based on the estimated life of the acquired oil and gas assets.



     (o) These adjustments record the net tax effect of all pro forma adjustments at a combined statutory federal and state tax rate of 38% after consideration of permanent differences. The adjustments include income taxes for the applicable period for the partnerships for which no income taxes have been previously recorded.

     (p) These adjustments record estimated transaction costs, net of income taxes related to the combination of the General Partners and the partnerships. Total combination transaction costs are expected to be $790,000 and primarily relate to reserve preparation, legal and accounting assistance.

The unaudited pro forma statements of cash flows include the following adjustments:

     (q) These adjustments eliminate the cash flows of the partnerships, which are also included in the combined general partners' financial statements. The General Partners manage and control the operations of the partnerships, and therefore consolidate the partnerships' cash flows.

     (r) These adjustments reflect the net adjustments to the pro forma statement of operations and reflect pro forma adjustments effecting the reconciliation of net earnings to net cash provided by operating activities.

                                                                    Appendix B


     (s) This adjustment reflects the acquisition of Indian's cash, assuming the transaction was completed on January 1, 1999. The adjustment also reflects the $390,528 Canaan will pay in acquiring the Placing Brokers' rights to receive cash distributions from the partnerships (see adjustment (d)).

     (t) This adjustment eliminates the advances/borrowings and repayments related to the monetary production payment receivable and payable between the General Partners and Indian.

     (u) These adjustments eliminate Canaan Securities' beginning historical cash balances, and historical net cash provided (used in) operating and investing activities. Canaan Securities' assets are excluded from the acquisition, and its liabilities are not being assumed (see adjustment (d)).

     (v) These adjustments reflect the change in deferred income taxes, resulting from pro forma adjustments effecting the differences between financial carrying amounts and the tax bases of the combination entities.

     (w) This adjustment eliminates the historical deferred transaction costs related to the combination with the General Partners and the limited partners to reflect the expensing of such costs.

3.   Pro Forma Effect of Cash Offer to Limited Partners

     A limited partner may elect to receive cash in lieu of Canaan common stock in an amount equal to the appraisal value of his partnership interest based on an independent appraisal of the partnership assets. See Summary - Determination of Appraised Value. There is a limit of $15 million on the amount of cash payable to electing limited partners.

     The pro forma financial information has been prepared based on no limited partners electing to receive cash. Accordingly, the combination of the partnerships and Canaan has been accounted for as a reorganization of interests under common control in a manner similar to a pooling of interests.

     If the limited partners elect to receive the full $15 million, approximately 71% of the limited partners interests in the partnerships will be purchased for cash. While Canaan does not expect to purchase a significant portion of the limited partner interests for cash, a payment of $15 million would likely require the combination of Canaan and the partnerships to be accounted for as a purchase of the limited partners interests rather than as a reorganization of interests under common control.

     However, the net book of the partnerships' oil and gas properties as reflected on the accompanying pro forma balance sheet as of March 31, 2000 does not differ materially from the fair value of such properties. Accordingly, the differences resulting from different accounting treatment of the combination of Canaan and the partnerships under reorganization accounting or purchase accounting would not materially affect the pro forma balance sheet of Canaan as of March 31, 2000.

     Assuming Canaan borrows the entire $15 million (at 8.75%) for the purchase of electing-limited partners' partnership interests, the effect on the accompanying pro forma statements of operations would be as follows:

                                                                    Appendix B

                                                           Year ended                                 Three months ended
                                                       December 31, 1999                                March 31, 2000
                                            -------------------------------------           ----------------------------------
                                            As Presented                                    As Presented
                                               Without                    With                 Without                With
                                             $15 Million              $15 Million            $15 Million           $15 Million
                                              Purchase                 Purchase               Purchase              Purchase
                                            ------------             ------------           ------------          ------------
Revenues                                    $ 20,380,047               20,380,047              5,682,651             5,682,651
Costs and expenses                            18,411,810               19,724,310              4,448,948             4,777,073
Other income                                      36,423                   36,423                 13,379                13,379
                                            ------------             ------------           ------------          ------------
Earnings before income taxes and
 transaction expenses and payments             2,004,660                  692,160              1,247,082               918,957
Income tax expense                             1,078,000                  579,000                498,000               373,000
                                            ------------             ------------           ------------          ------------
Net earnings before transaction
 expenses and payments                           926,660                  113,160                749,082               545,957
Transaction expenses and payments,
 net of income taxes                             335,000                  335,000                155,000               155,000
                                            ------------             ------------           ------------          ------------
Net earnings (loss) after transaction
 expenses and payments                      $    591,660                 (221,840)               594,082               390,957
                                            ============             ============           ============          ============

Net earnings (loss) per average common
 share outstanding - basic and
 diluted:
  Before transaction expenses
   and payments                             $       0.19                     0.04                   0.15                   .18
                                            ------------             ------------           ------------          ------------
  After transaction expenses
   and payments                             $       0.12                    (0.07)                  0.12                   .13
                                            ------------             ------------           ------------          ------------

Weighted average common shares
 outstanding                                   5,000,000                3,106,938              5,000,000             3,106,938
                                            ------------             ------------           ------------          ------------

Ratio of earnings to fixed charges:
 Before transaction expenses
  and payments                                      1.77                     1.18                   2.81                  1.90
                                            ------------             ------------           ------------          ------------
 After transaction expenses
  and payments                                      1.56                     1.03                   2.45                  1.66
                                            ------------             ------------           ------------          ------------

4.   Pro Forma Outstanding Shares of Canaan

     A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to the limited partners who elect to receive cash. The owners of each of the participating entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of each entity to the total Exchange Value of all entities. The Exchange Value has been determined by Canaan and is based on a valuation of each entity's oil and gas reserves and other assets and liabilities. Any limited partner in any partnership may elect to receive cash in lieu of Canaan common stock equal to the appraisal value of his interest in a partnership.

     The number of shares to be received by each participating entity, assuming no limited partner elects to receive cash in lieu of Canaan common stock, is reflected in the table on page 16 under the heading Canaan Common Stock - Number of Shares.

     Assuming the full $15 million is paid to electing partners, there will be 3,106,938 shares outstanding after completion of the combination transactions. The 2,671,175 shares potentially distributable to the limited partners would be reduced to 778,113 if the limited partners elect to receive the full $15 million. For every $100,000 of cash paid to electing limited partners, the number of shares otherwise distributable to limited

                                                                    Appendix B


partners decreases by 12,620 or approximately .5% of the total shares distributable to the limited partners. To effect a 1% decrease in the total shares expected to be outstanding after completion of the combination transactions, limited partners would have to elect to receive an aggregate of approximately $396,000 which is 1.9% of the total appraised value of all the partnerships.

5.   Pro Forma Oil and Gas Property Acquisition and Development Activities

     The pro forma oil and gas property acquisition and development activities set forth below assumes the combination transactions were completed on January 1, 1999. The pro forma adjustments reflect the estimated fair value of the oil and gas assets purchased from Indian, and the estimated fair value of Canaan Securities' and the Placing Brokers' future payments from the partnerships' ongoing cash distributions from oil and gas properties.

                                          Canaan         Combined          Indian
                                          Energy          General           Oil
                                        Corporation      Partners         Company        Pro Forma
                                        Historical      Historical      Historical      Adjustments     Pro Forma
                                       ------------    ------------    ------------    ------------    ------------
Year ended December 31, 1999:
Development costs                   $       106,671         464,214       1,186,837              --       1,757,722
Acquisition costs                                --           6,094         123,000      33,450,000      33,579,094
                                       ------------    ------------    ------------    ------------    ------------
   Total                            $       106,671         470,308       1,309,837      33,450,000      35,336,816
                                       ============    ============    ============    ============    ============
Three months ended March 31, 2000:

Development costs                   $         1,486         430,279         356,523              --         788,288
Acquisition costs                                --              --              --              --              --
                                       ------------    ------------    ------------    ------------    ------------
   Total                            $         1,486         430,279         356,523              --         788,288
                                       ============    ============    ============    ============    ============

6.   Pro Forma Information on Oil and Gas Operations

     The pro forma reserve information set forth below assumes the combination transactions were completed on January 1, 1999. Since the General Partners consolidate the assets, liabilities, revenues and expenses of the partnerships for financial reporting purposes, the partnerships' reserve quantities and the standardized measure of discounted future net cash flows of the partnerships are included in the column for the General Partners. There are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     All reserves are located in the United States.

                                                                    Appendix B

Changes in Pro Forma Proved Reserves

                                                 Canaan        Combined        Indian
                                                 Energy         General          Oil
                                              Corporation      Partners        Company
                                               Historical     Historical     Historical      Pro Forma
                                              -----------     ----------     ----------     ----------
Oil (Bbls):

Proved reserves, December 31, 1998                 11,000        984,000        330,000      1,325,000
 Extensions and discoveries                         2,000         87,000         38,000        127,000
 Purchases of reserves                                 --         51,000         26,000         77,000
 Production                                        (1,000)      (152,000)       (55,000)      (208,000)
 Revisions of previous estimates                    3,000        458,000        300,000        761,000
                                              -----------     ----------     ----------     ----------
Proved reserves, December 31, 1999                 15,000      1,428,000        639,000      2,082,000
                                              ===========     ==========     ==========     ==========
Proved developed reserves,
 December 31, 1999                                 11,000      1,173,000        519,000      1,703,000
                                              ===========     ==========     ==========     ==========
Natural Gas (Mcf):

Proved reserves, December 31, 1998                511,000     35,641,000     50,783,000     86,935,000
 Extensions and discoveries                            --        284,000      3,448,000      3,732,000
 Purchases of reserves                                 --        166,000         36,000        202,000
 Production                                       (47,000)    (3,670,000)    (4,305,000)    (8,022,000)
 Revisions of previous estimates                   43,000      4,618,000      3,647,000      8,308,000
 Sales of reserves                                     --             --         (9,000)        (9,000)
                                              -----------     ----------     ----------     ----------
Proved reserves, December 31, 1999                507,000     37,039,000     53,600,000     91,146,000
                                              ===========     ==========     ==========     ==========
Proved developed reserves,
 December 31, 1999                                390,000     29,891,000     34,956,000     65,237,000
                                              ===========     ==========     ==========     ==========


Pro Forma Standardized Measure of Discounted Future Net Cash Flows - December 31, 1999

                                                 Canaan        Combined       Indian
                                                 Energy        General         Oil
                                              Corporation      Partners       Company        Pro Forma
                                               Historical     Historical     Historical     Adjustments     Pro Forma
                                              -----------    -----------    -----------     -----------    -----------
Future cash inflows                         $   1,476,000    111,216,000    129,862,000              --    242,554,000
Future development costs                          (95,000)    (4,506,000)    (9,760,000)             --    (14,361,000)
Future production costs                          (420,000)   (37,247,000)   (48,088,000)             --    (85,755,000)
Future income tax expense                        (206,000)            --     (5,237,000)     (9,800,000)   (15,243,000)
                                              -----------    -----------    -----------     -----------    -----------
Future net cash flows                             755,000     69,463,000     66,777,000      (9,800,000)   127,195,000
10% discount to reflect timing of
 cash flows                                      (426,000)   (31,848,000)   (32,289,000)      4,500,000    (60,063,000)
                                              -----------    -----------    -----------     -----------    -----------
Standardized measure of discounted
 future net cash flows                      $     329,000     37,615,000     34,488,000      (5,300,000)    67,132,000
                                              ===========    ===========    ===========     ===========     ==========

                                                                    Appendix B

Pro Forma Changes in Standardized Measure of Discounted Future Net Cash Flows

                                                  Canaan        Combined        Indian
                                                  Energy         General          Oil
                                               Corporation      Partners        Company       Pro Forma
                                                Historical     Historical     Historical     Adjustments     Pro Forma
                                               -----------    -----------    -----------     -----------    -----------
Balance at December 31, 1998                $      242,000     23,181,000     29,107,000              --     52,530,000
Sales of oil and natural gas, net of
 production costs                                 (112,000)    (8,171,000)    (5,935,000)             --    (14,218,000)
Net changes in year-end sales prices
 and production costs                              102,000     11,585,000      4,764,000              --     16,451,000
Purchase of reserves, net of future
 development costs                                      --        629,000        276,000              --        905,000
Revisions of previous estimates, net of
 future development costs                           53,000      7,526,000      5,323,000              --     12,902,000
Extensions and discoveries, net of
 future development costs                           16,000      1,457,000      1,649,000              --      3,122,000
Development costs incurred during
 the period which reduced future
 development costs                                  57,000             --        845,000              --        902,000
Sales of reserves in place, net of
 future development costs                               --             --         (8,000)             --         (8,000)
Accretion of discount                               31,000      2,318,000      2,911,000              --      5,260,000
Net change in income taxes                         (52,000)            --     (3,070,000)     (5,300,000)    (8,422,000)
Other, primarily timing                             (8,000)      (910,000)    (1,374,000)             --     (2,292,000)
                                               -----------    -----------    -----------     -----------    -----------
Balance at December 31, 1999                $      329,000     37,615,000     34,488,000      (5,300,000)    67,132,000
                                               ===========    ===========    ===========     ===========    ===========

     The pro forma adjustment to standardized measure and changes in standardized measure of discounted future net cash flows reflects the purchase of Indian's oil and gas reserves, assuming the combination transactions were completed on January 1, 1999. The adjustment also reflects the future income tax expense impact on the General Partners' standardized measure and changes in standardized measure of discounted future net cash flows using a combined federal and state tax rate of 38%. Future income tax expense has been excluded from the General Partners' standardized measure and changes in standardized measure of discounted future net cash flows since any tax liabilities are the responsibility of the individual partners.

                                                                      Appendix C

                    Coral Reserves Natural Gas Income Funds
               Coral Reserves Institutional Limited Partnerships
                     and Coral Reserves Energy Income Fund

                            Combining Balance Sheet
                                March 31, 2000



                                                                                                                          Combined
                                    1990       1991       1992       1993      1993-I     1995        1996     1996-I   Partnerships
                                ----------  ---------  ---------  ---------  ---------  ---------  ---------  --------- -----------
              Assets
Current assets                  $  204,468    285,121    485,394    395,169    161,039    459,389    579,977    435,746   3,006,303
Property and equipment, net      1,221,583  1,295,738  3,029,104  2,490,505  1,222,078  3,262,071  4,426,314  3,340,773  20,288,166
Notes receivable                        --         --         --         --         --         --  2,810,000  2,458,750   5,268,750
Other assets                            --         --         --         --         --         --        933         --         933
                                ----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ----------
     Total assets               $1,426,051  1,580,859  3,514,498  2,885,674  1,383,117  3,721,460  7,817,224  6,235,269  28,564,152
                                ==========  =========  =========  =========  =========  =========  =========  =========  ==========

  Liabilities and Partners' Equity
Current liabilities             $   46,236     69,945    133,492    144,592     27,861     67,240     69,692     85,226     644,284
Long-term debt, less
 current portion                   690,455    742,734    639,000    542,800    387,500     10,000  2,365,000  1,950,000   7,327,489
Partners' equity (deficit):
   General partners                (39,863)   (35,815)   (23,574)   (29,024)    (4,819)    10,589    (27,675)   (17,751)   (167,932)
   Limited partners                729,223    803,995  2,765,580  2,227,306    972,575  3,633,631  5,410,207  4,217,794  20,760,311
                                ----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ----------
     Total partners' equity        689,360    768,180  2,742,006  2,198,282    967,756  3,644,220  5,382,532  4,200,043  20,592,379
                                ----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ----------
     Total liabilities and
      partners' equity          $1,426,051  1,580,859  3,514,498  2,885,674  1,383,117  3,721,460  7,817,224  6,235,269  28,564,152
                                ==========  =========  =========  =========  =========  =========  =========  =========  ==========

                                                                      Appendix C

                    Coral Reserves Natural Gas Income Funds
               Coral Reserves Institutional Limited Partnerships
                     and Coral Reserves Energy Income Fund

                       Combining Statement of Operations
                         Year ended December 31, 1999

                                                                                                                         Combined
                                    1990       1991       1992       1993    1993-I      1995       1996     1996-I    Partnerships
                                 ---------  ---------  ---------  ---------  -------  ---------  ---------  ---------  ------------
Revenues:
  Oil and natural gas sales      $ 695,597  1,016,200  1,346,054  1,496,834  621,568  1,802,613  2,152,981  1,643,206   10,775,053
  Other income                       3,560      4,251      5,168      5,823   12,757     23,346     19,480     18,114       92,499
                                 ---------  ---------  ---------  ---------  -------  ---------  ---------  ---------   ----------
     Total revenues                699,157  1,020,451  1,351,222  1,502,657  634,325  1,825,959  2,172,461  1,661,320   10,867,552
                                 ---------  ---------  ---------  ---------  -------  ---------  ---------  ---------   ----------

Costs and expenses:
  Lease operating                   93,983    134,644    243,633    410,970  111,371    344,984    391,189    245,404    1,976,178
  Production taxes                  49,817     75,389     95,866    118,445   50,559    138,216    172,622    122,014      822,928
  Depreciation and amortization    194,237    232,109    330,018    283,597  157,095    385,924    561,278    413,805    2,558,063
  General and administrative        46,502     64,143     83,888     83,528   24,465    114,126    151,533     69,667      637,852
  Interest                          56,102     67,135     50,472     40,682   31,145          -    133,870    117,776      497,182
                                 ---------  ---------  ---------  ---------  -------  ---------  ---------  ---------   ----------
     Total costs and expenses      440,641    573,420    803,877    937,222  374,635    983,250  1,410,492    968,666    6,492,203
                                 ---------  ---------  ---------  ---------  -------  ---------  ---------  ---------   ----------

Net earnings                     $ 258,516    447,031    547,345    565,435  259,690    842,709    761,969    692,654    4,375,349
                                 =========  =========  =========  =========  =======  =========  =========  =========   ==========

                                                                      Appendix C


                                              Coral Reserves Natural Gas Income Funds
                                         Coral Reserves Institutional Limited Partnerships
                                               and Coral Reserves Energy Income Fund

                                                 Combining Statement of Operations
                                                 Three months ended March 31, 2000

                                                                                                                          Combined
                                     1990        1991      1992       1993      1993-I     1995       1996     1996-I   Partnerships
                                  ---------    -------   -------    -------    -------   -------    -------    -------  ------------
Revenues:
    Oil and natural gas sales     $ 176,329    237,394   399,936    419,626    181,073   531,354    676,552    460,712    3,082,976
    Other income                      1,143      1,529     1,814      2,009        806     3,859      1,641      2,403       15,204
                                  ---------    -------   -------    -------    -------   -------    -------    -------  ------------
         Total revenues             177,472    238,923   401,750    421,635    181,879   535,213    678,193    463,115    3,098,180
                                  ---------    -------   -------    -------    -------   -------    -------    -------  ------------
Costs and expenses:
    Lease operating                  23,132     39,970    69,622    105,925     26,973    83,107    139,484     68,270      556,483
    Production taxes                 14,155     17,510    32,401     34,337     14,032    46,343     60,537     39,898      259,213
    Depreciation and amortization    47,676     54,415    87,221     67,959     38,772    98,667    117,645    101,754      614,109
    General and administrative       12,641     15,857    26,949     26,287      6,316    34,234     42,641     17,218      182,143
    Interest                         15,113     16,258    13,245     11,021      8,315         -     49,917     42,661      156,530
                                  ---------    -------   -------    -------    -------   -------    -------    -------  ------------
         Total costs and expenses   112,717    144,010   229,438    245,529     94,408   262,351    410,224    269,801    1,768,478
                                  ---------    -------   -------    -------    -------   -------    -------    -------  ------------
Net earnings                      $  64,755     94,913   172,312    176,106     87,471   272,862    267,969    193,314    1,329,702
                                  =========    =======   =======    =======    =======   =======    =======    =======  ============

                                                                      Appendix C


                    Coral Reserves Natural Gas Income Funds
               Coral Reserves Institutional Limited Partnerships
                     and Coral Reserves Energy Income Fund


                       Combining Statement of Cash Flows
                         Year ended December 31, 1999


                                                           1990         1991         1992         1993       1993-I
                                                       ----------     --------     --------     --------    --------
Cash flows from operating activities:
  Net earnings                                         $  258,516      447,031      547,345      565,435     259,690
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization                       194,237      232,109      330,018      283,597     157,095
      Changes in operating assets and liabilities:
      Accounts receivable                                 (23,515)      (1,154)    (159,367)     (72,418)     67,269
      Other assets                                              -            -            -        1,438           -
      Accounts payable and accrued expenses                14,053       (4,242)     106,878       76,406      27,023
                                                       ----------     --------     --------     --------    --------
Net cash provided by operating activities                 443,291      673,744      824,874      854,458     511,077
                                                       ----------     --------     --------     --------    --------

Cash flows from investing activities:
  Proceeds from sales of property and equipment                 -            -       35,419            -           -
  Capital expenditures                                    (75,307)     (34,717)    (137,975)    (136,010)    (78,718)
  Advances on note receivable                                   -            -            -            -           -
  Repayments of note receivable                                 -            -            -            -           -
                                                       ----------     --------     --------     --------    --------
Net cash used in investing activities                     (75,307)     (34,717)    (102,556)    (136,010)    (78,718)
                                                       ----------     --------     --------     --------    --------

Cash flows from financing activities:
  Borrowings on long-term debt                             62,000       47,000      100,000       39,000      29,000
  Distributions to partners                              (420,043)    (660,973)    (769,396)    (734,205)   (440,925)
                                                       ----------     --------     --------     --------    --------
Net cash provided by (used in) financing activities      (358,043)    (613,973)    (669,396)    (695,205)   (411,925)
                                                       ----------     --------     --------     --------    --------

Net increase (decrease) in cash and cash equivalents        9,941       25,054       52,922       23,243      20,434

Cash and cash equivalents at beginning of year             73,681       84,107       70,000       82,750      25,260
                                                       ----------     --------     --------     --------    --------
Cash and cash equivalents at end of year               $   83,622      109,161      122,922      105,993      45,694
                                                       ==========     ========     ========     ========    ========

                                                                                                     Combined
                                                           1995         1996          1996-I       Partnerships
                                                        ---------     ---------      ---------     ------------
Cash flows from operating activities:
  Net earnings                                            842,709       761,969        692,654        4,375,349
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization                       385,924       561,278        413,805        2,558,063
      Changes in operating assets and liabilities:
      Accounts receivable                                (118,513)     (163,264)      (104,426)        (575,388)
      Other assets                                          1,438             -              -            2,876
      Accounts payable and accrued expenses                81,589       (11,190)        26,324          316,841
                                                        ---------     ---------      ---------       ----------
Net cash provided by operating activities               1,193,147     1,148,793      1,028,357        6,677,741
                                                        ---------     ---------      ---------       ----------

Cash flows from investing activities:
  Proceeds from sales of property and equipment                 -        14,527              -           49,946
  Capital expenditures                                   (427,177)     (309,400)      (137,419)      (1,336,723)
  Advances on note receivable                                   -    (3,200,000)    (2,800,000)      (6,000,000)
  Repayments of note receivable                                 -       300,000        262,500          562,500
                                                        ---------     ---------      ---------       ----------
Net cash used in investing activities                    (427,177)   (3,194,873)    (2,674,919)      (6,724,277)
                                                        ---------     ---------      ---------       ----------

Cash flows from financing activities:
  Borrowings on long-term debt                                  -     2,272,000      1,948,000        4,497,000
  Distributions to partners                            (1,054,502)   (1,420,258)    (1,232,854)      (6,733,156)
                                                        ---------     ---------      ---------       ----------
Net cash provided by (used in) financing activities    (1,054,502)      851,742        715,146       (2,236,156)
                                                        ---------     ---------      ---------       ----------

Net increase (decrease) in cash and cash equivalents     (288,532)   (1,194,338)      (931,416)      (2,282,692)

Cash and cash equivalents at beginning of year            522,748     1,274,867      1,052,042        3,185,455
                                                        ---------     ---------      ---------       ----------
Cash and cash equivalents at end of year                  234,216        80,529        120,626          902,763
                                                        =========     =========       ========       ==========

                                                                      Appendix C

                                              Coral Reserves Natural Gas Income Funds
                                         Coral Reserves Institutional Limited Partnerships
                                               and Coral Reserves Energy Income Fund

                                                 Combining Statement of Cash Flows
                                                 Three months ended March 31, 2000


                                                        1990       1991       1992       1993      1993-I      1995       1996
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cash flows from operating activities:
  Net earnings                                       $ 64,755     94,913    172,312    176,106     87,471    272,862    267,969
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization                    47,676     54,415     87,221     67,959     38,772     98,667    117,645
      Changes in operating assets and liabilities:
        Accounts receivable                             4,956      4,377      6,171     18,508     (7,835)       972    (38,230)
        Other assets
        Accounts payable and accrued expenses          (8,434)     7,576    (41,272)   (44,365)   (20,651)   (78,460)     9,013
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net cash provided by operating activities             108,953    161,281    224,432    218,208     97,757    294,041    356,397
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

Cash flows from investing activities:
  Capital expenditures                                 (2,952)    (2,496)    (5,651)     5,571      6,713   (107,141)   (41,885)
  Repayments of note receivable                           -          -          -          -          -          -       90,000
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net cash provided by (used in) investing activities    (2,952)    (2,496)    (5,651)     5,571      6,713   (107,141)    48,115
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

Cash flows from financing activities:
  Borrowings on long-term debt                            -          -       50,000     48,000     12,000     10,000     93,000
  Distributions to partners                          (127,102)  (172,722)  (264,211)  (258,281)  (120,325)  (363,569)  (471,070)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net cash used in financing activities                (127,102)  (172,722)  (214,211)  (210,281)  (108,325)  (353,569)  (378,070)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents  (21,101)   (13,937)     4,570     13,498     (3,855)  (166,669)    26,442

Cash and cash equivalents at beginning of year         83,622    109,161    122,922    105,993     45,694    234,216     80,529
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents at end of year             $ 62,521     95,224    127,492    119,491     41,839     67,547    106,971
                                                     =========  =========  =========  =========  =========  =========  =========

                                                                          Combined
                                                           1996-I       Partnerships
                                                         ---------     --------------
Cash flows from operating activities:
  Net earnings                                            193,314        1,329,702
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization                       101,754          614,109
      Changes in operating assets and liabilities:
        Accounts receivable                               (12,273)         (23,354)
        Other assets
        Accounts payable and accrued expenses               9,013         (167,580)
                                                         ---------     --------------
                                                          291,808        1,752,877
                                                         ---------     --------------
Net cash provided by operating activities

Cash flows from investing activities:
  Capital expenditures                                    (12,185)        (160,026)
  Repayments of note receivable                            78,750          168,750
                                                         ---------     --------------
Net cash provided by (used in) investing activities        66,565            8,724
                                                         ---------     --------------

Cash flows from financing activities:
  Borrowings on long-term debt                              2,000          215,000
  Distributions to partners                              (383,925)      (2,161,205)
                                                         ---------     --------------
Net cash used in financing activities                    (381,925)      (1,946,205)
                                                         ---------     --------------
Net increase (decrease) in cash and cash equivalents      (23,552)        (184,604)

Cash and cash equivalents at beginning of year            120,626          902,763
                                                         ---------     --------------
Cash and cash equivalents at end of year                   97,074          718,159
                                                         =========     ==============

                    CORAL RESERVES NATURAL GAS INCOME FUND
                           1990 LIMITED PARTNERSHIP
                           (the "1990 Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                            Dated __________, 2000

             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' and additional general partners' interests in the eight oil and gas limited partnerships previously sponsored by Coral Reserves, Inc. and Coral Reserves Energy Corp., affiliates of Canaan and the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's relative share of the total "exchange value" as described below.

          We refer to Canaan, the partnerships, the general partners, Indian Oil Company and Canaan Securities as the "Combining Entities". When we refer to the Coral Group we mean Canaan, the partnerships, the general partners, the additional general partners, Canaan Securities and the placing brokers. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "exchange value" of such entity relative to the total exchange value of all Combining Entities. The exchange value was determined by Canaan and is based on a valuation of each Combining Entity's oil and gas reserve values and other assets and liabilities. The reserves values were determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership may also elect to receive cash in lieu of Canaan common stock equal to the "appraised value" of his interest in the partnership.

          The Prospectus/Proxy Statement dated ___________, 2000, which we refer to as the "Prospectus" describes the combination transactions in detail. However, the effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1990 Partnership. The general partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus.

                                 RISK FACTORS

          There are numerous risks associated with the combination transactions. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on page 29 of the Prospectus.

          . "Comparison of Securityholder Rights" beginning on page 154 of the Prospectus.

Risks Related to the 1990 Partnership

          There are no risk factors applicable to the 1990 Partnership that are materially different from the risk factors described in the Prospectus.

                               TAX CONSEQUENCES

          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss will be recognized by a limited partner as a result of the receipt of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives cash will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Material Federal Income Tax Consequences" beginning on page 87 of the Prospectus.

    METHOD OF DETERMINING COMBINATION EXCHANGE VALUES AND APPRAISED VALUES

          The following is a summary of the methods of determining the exchange values and appraised values. For more detailed information concerning the subject, please see the following sections of the Prospectus:

          . "Summary - Method of Determining Combination Exchange Values" on page 8.

          .    "Summary - Summary of Estimated Exchange Values" on page 12.

          .    "Summary - Determination of Appraised Value" on page 18.

          . "Method of Determining Combination Exchange Values and Appraised Values" on page 58.

General

          Canaan and the General Partners determined the Exchange Value for each of the Combining Entities. The Exchange Value takes into consideration the value of each Combining Entities oil and gas reserves determined as described below and the other assets and liabilities of each Combining Entity as adjusted for other items for Canaan, Indian and the 1996 and 1996-I partnerships. The Exchange Value is used to allocate the shares of Canaan common stock to each Combining Entity based on relative Exchange Values. This methodology is used based on the arm's length negotiated agreement between Indian and Canaan and the General Partners in connection with the negotiation of the Indian Acquisition Agreement and because it is a consistent methodology for establishing the relative value of each Combining Entity. The Exchange Value may not represent fair market value.

          Canaan engaged Netherland, Sewell & Associates, Inc. to estimate a value of the oil and gas reserves for each Combining Entity. Netherland Sewell estimated the reserves, future net revenues therefrom and the present value of such future net revenues for each Combining Entity as of September 30, 1999. We refer to the evaluation date of September 30, 1999 as the "Effective Date" and the present value of the estimated future net revenues from estimated reserves as of the Effective Date as the "Reserve Value" for each Combining Entity.

          We refer to the reserves estimated by Netherland Sewell as "Exchange Reserves". They include estimates of proved undeveloped reserves as well as proved developed reserves, both producing and nonproducing, as the term "proved" is defined by the Society of Petroleum Engineers. However, because the reserves are estimated using prices different from those required by the Securities and Exchange Commission, we use the term "Exchange" instead of "proved" to describe the reserve estimates for the Exchange Value.

          The Reserve Value is an estimate only and does not represent the fair market value of the underlying properties. The Reserve Values are being used solely for purposes of determining the relative value of each of the Combining Entities in the combination transactions.

          The "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank or other debt assumed by Canaan from the Effective Date through July 31, 2000.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and through July 31, 2000.

          . An adjustment for any gas imbalances which Canaan and the General Partners do not expect to be material.

          . For Canaan, an upward adjustment of $5.0 million for the value of its "operating rights" as described in the Prospectus.

          . For the 1996 and 1996-I Partnerships, upward adjustments, and for Indian, a downward adjustment, for the Indian contingent production payment as described in the Prospectus.

Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Reserve Value and other components of Exchange Value was allocated in after payout sharing ratios.

          As of March 31, 2000, "payout" had occurred for all limited partners in the 1990 Partnership.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Reserve Value and other components of Exchange Value to the limited partners and the General Partners.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and through July 31, 2000. Cash distributions from the partnerships will be suspended after July 31, 2000 to the date of the meetings to vote on the combination transactions. If the combination transactions are approved and closed the partnerships will not make any further cash distributions. If the combination transactions are not approved or closed, the partnerships will immediately pay any suspended cash distributions.

          If the allocation of Exchange Value within a partnership plus historical cash distributions is not at least 115% of the capital contributions of the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this amount is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Method of Determining Appraised Value

          A limited partner may elect to receive cash equal to the Appraised Value of his interest in a partnership. The Appraised Value was determined based on an appraisal by Madison Energy Advisors of each partnership's oil and gas properties valuing them as if sold in an orderly manner and in a reasonable period of time and in a manner consistent with appropriate industry practice. Other assets and liabilities of each partnership, consisting primarily of bank debt and working capital were valued at their respective book values. The Appraised Value also takes into consideration the cost associated with the sale of the partnership oil and gas properties and assumes the proceeds of sale of the partnership properties and working capital after payment of liabilities are distributed in a liquidation of the partnership. The appraisal was obtained in order to satisfy the requirements of the National Association of Securities Dealers that limited partners be offered the opportunity to receive cash equal to the Appraised Value of their interest in the partnership. The Appraised Value for each partnership ranges from 56% to 93% of the Exchange Values.

          If the Appraised Value of a limited partner's interest plus historical cash distributions is less than 110% of the amount of the limited partner's original investment, the Appraised Value for a limited partner electing cash will be increased to such amount. Canaan and the General Partners believe that the limited partners of the 1996 and 1996-I partnerships will be the only limited partners whose Appraised Value will be affected by this adjustment.

Calculation of Exchange Value and Appraised Value

          See Table A in this Supplement for calculation of the Exchange Value of the 1990 Partnership and Table B for the calculation of the Appraised Value of the 1990 Partnership.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS

          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships receiving Canaan common stock or cash at Appraised Value and are fair to the partnerships as a whole.

          Please see "Recommendation of the General Partners and Fairness of the Combination Transactions" on page 71 of the Prospectus for a detailed discussion of the reasons for the General Partners' opinions. The following summarizes the principal reasons for the General Partners' opinions.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. The Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions.

          A limited partner of a partnership may elect to receive cash in lieu of Canaan common stock in an amount equal to the Appraised Value of such limited partner's interest. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value of their interest based on an appraisal of the partnership oil and gas properties performed by an independent appraiser.

                  INFORMATION CONCERNING THE 1990 PARTNERSHIP

General

          The 1990 Partnership was formed in April, 1990 and raised $3.9 million of limited partner capital contributions. As of March 31, 2000, the 1990 Partnership had distributed $5.5 million in cash to limited partners representing 143% of their original investment. The 1990 Partnership has achieved payout for all limited partners.

          The term of the 1990 Partnership is until December 31, 2009 unless the partnership is earlier terminated in accordance with the applicable provisions of the Partnership Agreement.

          See "Information Concerning Partnerships" beginning on page 107 of the Prospectus for additional information about the 1990 Partnership.

Failure to Approve the Combination Transactions

          If the combination transactions are not approved, the 1990 Partnership will continue in its business as previously conducted. However, it is possible a new transaction might be provoked by Canaan or the General Partners, but no other terms have been discussed or considered by them. In addition, Canaan and the General Partners may also explore other alternatives, such as the sale of the Coral Group to a third party, but there is no assurance that Canaan and the General Partners could find a third party interested in purchasing as such. The terms and conditions of any such purchase and sale agreement would be as favorable as the terms offered pursuant to the combination transactions.

          As of December 31, 1999, the 1990 Partnership had bank indebtedness of $690,455 which is equal to 39% of the Present Value of its oil and gas reserves. If the combination transactions are not approved, the General Partners anticipate that amortization of such bank debt will begin prior to year end 2000 and such amortization will have an adverse affect on limited partner cash distributions.

          If the combination transactions are not consummated, costs and expenses incurred in connection with the combination transaction proposals will be borne by the Combining Entities, including the partnerships. Limited partners in each partnership will bear a portion of the costs allocated to each partnership based on the percentage interest of limited partners voting in favor of the combination transactions. The estimated share of expenses allocated to the 1990 Partnership is $25,500 of which a maximum of $19,125 would be allocated to limited partners, or $5 per $1,000 of investment, if all limited partners voted in favor of the combination transactions.

          Canaan and the General Partners have prepared an analysis of the present value of the estimated future net cash flows to the limited partners assuming that each partnership was continued. This value is referred to as the "Continuation Value" and is based on the following assumptions:

          . The estimated future net revenues from the sale of oil and gas are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

          . The partnerships will continue to incur general administrative expenses in favor of the General Partners as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

          . Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

          . The estimated future net cash flows have been discounted at a discount rate of 10% to arrive at the estimated Continuation Value.

          Table E in this Supplement provides a comparison of Exchange Value, Appraised Value and Continuation Value for the 1990 Partnership

                      COMBINATION VALUES AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A -  Calculation of estimated Exchange Values and the allocation of shares of Canaan common stock assuming a closing of the combination transactions on July 31, 2000.

          .    Table B -  Calculation of estimated Appraised Values as of July
                          31, 2000.

          .    Table C -  Calculation of Continuation Value as of July 31,
                          2000.

          .    Table D -  The General Partners' and Canaan's compensation and cash distribution history for the three most recent fiscal years and the three months ended March 31, 2000.

          .    Table E -  The amount of the limited partners' cash distributions for the five most recent fiscal years and the three months ended March 31, 2000.

          .    Table F -  Comparison of Exchange Value, Appraised Value and
                          Continuation Value.

          For additional information, see the following sections of the
Prospectus:

          . "Information Concerning the Partnerships - Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 118; and

          .   "Unaudited Pro Forma Financial Information" in Appendix B.

                                    Table A
                    Coral Reserves Natural Gas Income Fund
                           1990 Limited Partnership
                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to July 31, 2000, after which date cash distributions will be suspended pending the meetings of the partnerships to vote on the combination transactions. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                        Amount
                                                        ------
Reserve Value of Oil and Gas
        Properties (1)..............................  $2,077,500
Bank Debt as of Effective Date......................     655,454
Working Capital as of Effective Date:
        Cash and cash equivalents...................      75,749
        Accounts receivable.........................     118,176
        Accounts payable............................      43,166
Subtotal - Working Capital..........................     150,759
Estimated Cash Distributions Before
        Closing (3).................................     354,102
Estimated Interest Expense Before
        Closing (3).................................      50,247         Shares of         Percent of
                                                                           Canaan            Stock
Other Adjustments(4)................................     (47,196)       Common Stock (2)  Outstanding (2)
                                                                        ----------------  ---------------
Estimated Exchange Value
        at Closing(5)...............................   1,080,205           107,000              2.14%
Allocated to:
         Limited Partners...........................      766,701            77,490             1.55%
         General Partner............................      241,945            24,470             0.49%
         Additional General Partners................       10,222             1,020             0.02%
         Canaan Securities..........................       10,222             1,020             0.02%
         Placing Brokers............................       51,114             3,000             0.06%
Limited Partner per $1000 Investment................          197                20               (6)

________________
(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the year ended December 31, 1999.

(2) Assumes no limited partners elect to receive cash. Placing Brokers' shares based on 60% of Exchange Value.

(3) Assumes no further cash distributions after July 31, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt through July 31, 2000.

(4) Adjustment to reflect sale of a portion of Canaan Securities' interests to the 1991 partnership.

(5) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.3% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus for a more detailed explanation.

(6)   Less than 0.01%

                                    Table B
                    Coral Reserves Natural Gas Income Fund
                           1990 Limited Partnership

                   Calculation of Estimated Appraised Value

          The Appraised Value is estimated based on Canaan's estimate of property net revenue from the September 30, 1999 Effective Date to July 31, 2000. Variances in actual net revenue or a change in the closing date will result in a change in the Appraised Value for the partnership and will similarly change Appraised Values for other partnerships. Property net revenues include proceeds from sale of production less production taxes and operating expense.

                                                                                Amount
                                                                                ------
Appraised Value of Oil and Gas
        Properties at Effective Date (1)...................................   $1,510,000
Estimated Property Net Revenues Before Closing(2)..........................      485,577
Appraised Value of Properties at Closing
        Date...............................................................    1,024,423
Bank Debt as of Closing Date...............................................      690,454
Working Capital as of Closing Date:
        Cash and cash equivalents..........................................       75,749
        Accounts receivable................................................      118,176
        Accounts payable...................................................       43,166
Subtotal - Working Capital.................................................      150,759
Estimated Appraised Value
        at Closing(2)......................................................      484,728
Allocated to:(3)
        Limited Partners...................................................      433,154
        General Partner and Additional General Partners....................       51,574

Limited Partner per $1000 Investment.......................................          111

____________________
(1) As determined based on an appraisal of the partnership's properties by Madison Energy Advisors. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus.

(2) Estimated through July 31, 2000, and uses actual property net revenues from September 30, 1999 to March 31, 2000 and estimated property net revenues based on Netherland, Sewell report thereafter.

(3) Allocated based on liquidation provisions of applicable partnership agreement.

                                    Table C
        Coral Reserves Natural Gas Income Fund 1990 Limited Partnership
                       Calculation of Continuation Value


          The Continuation Value is based on the present value of the estimated future net cash flows to limited partners assuming the partnership was continued after July 31, 2000 which is the date used in the Prospectus to calculate the estimated Exchange Value and Appraised Value. The Continuation Value is based on the following assumptions.

          . The estimated future net revenues from the sale of oil and gas after July 31, 2000 are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

          . The partnerships will continue to incur general and administrative expenses in favor of the General Partner as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

          . Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

          . The estimated future net cash flows were then discounted at a discount rate of 10% to arrive at the Continuation Value.

          The following table sets forth the estimated future net cash flows for all limited partners as a group and per $1,000 of investment used to calculate the Continuation Value.


                                          Estimated Net Cash
                                                 Flow             Per $1,000 of
                     Year                 to Limited Partners      Investment
                     ----                 -------------------      ----------
             1999/(1)/                        $   73,409             $   19
             2000                                270,299                 70
             2001                                105,847                 27
             2002                                 65,521                 17
             2003                                 35,307                  9
             2004                                179,165                 46
             2005                                147,351                 38
             Thereafter                          947,488                244
             Less:
              Cash flow from
              September 30, 1999 through
              July 31, 2000/(2)/                (312,130)               (80)
                                              ----------             ------
                       Total                  $1,511,256             $  389
                                              ==========             ======
             Continuation Value -
             Present value of Estimated
             Net Cash Flow at 10%
             discount rate                   $  710,147              $  183
                                             ==========              ======

          _______________________
          /(1)/ Estimated net cash low from September 30, 1999 Effective Date through December 31, 1999.

          /(2)/ Adjusts cash flow to July 31, 2000 evaluation date.

                                    Table D
        Coral Reserves Natural Gas Income Fund 1990 Limited Partnership

                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                              Year Ended December 31,
                                         --------------------------------
                                                                            Three months ended
                                           1997        1998        1999       March 31, 2000
                                         --------    --------    --------   -------------------
Reimbursement of expenses paid to
General Partner.......................   $ 40,086    $ 30,676    $ 22,883           $  6,334

Operating fees paid to Canaan.........      4,831       5,347       5,625              1,447

Cash distributions paid to
General Partner.......................    182,809     146,809     100,810             30,504

Cash distributions paid to
Additional General Partners...........      7,616       6,117       4,202              1,271


                                    Table E
        Coral Reserves Natural Gas Income Fund 1990 Limited Partnership

            Summary of Cash Distributions Paid to Limited Partners

                                              Year Ended December 31,
                                 -------------------------------------------------
                                                                                      Three months
                                                                                     ended March 31,
                                   1995      1996       1997      1998      1999          2000
                                 --------  --------   --------  --------  --------   ---------------
Cash distributions paid
to limited partners(1).........  $537,136  $551,661   $571,275  $458,774  $315,031       $ 95,327

Cash distributions to
limited partners per
$1,000 investment..............       138       142        147       118        81             25

__________________________
(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                                    Table F
        Coral Reserves Natural Gas Income Fund 1990 Limited Partnership

                        Comparison of Exchange Value,
                    Appraised Value and Continuation Value

          The following table sets forth a comparison of the Exchange Value, Appraised Value and Continuation Value for the 1990 Partnership for the limited partners as a group and for each limited partner per $1000 of investment all as of July 31, 2000.

                                               Liquidation/      Continuation
                                              Appraised Value        Value      Exchange Value
                                              ---------------        -----      --------------
1990 Partnership
----------------
   Limited Partners                                  $433,154        $710,147        $766,701
   Limited Partners per $1000 of investment               111             183             197

          The Exchange Value does not represent the fair value of the partnership or its net assets and is being used solely for purposes of determining the relative ownership of Canaan by the 1990 Partnership. There is no assurance that the value of common stock received by a limited partner will be equal to Exchange Value. The Continuation Value is based on the present value of the estimated future net cash flows to the limited partners if the partnership were continued. The Appraised Value is the amount a limited partner may elect to receive in cash and is based on an appraisal of the partnership's assets and an assumed liquidation of the 1990 Partnership.

                    CORAL RESERVES NATURAL GAS INCOME FUND
                           1991 LIMITED PARTNERSHIP
                           (the "1991 Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                          Dated ________________, 2000

             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' and additional general partners' interests in the eight oil and gas limited partnerships previously sponsored by Coral Reserves, Inc. and Coral Reserves Energy Corp., affiliates of Canaan and the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's relative share of the total "exchange value" as described below.

          We refer to Canaan, the partnerships, the general partners, Indian Oil Company and Canaan Securities as the "Combining Entities". When we refer to the Coral Group we mean Canaan, the partnerships, the general partners, the additional general partners, Canaan Securities and the placing brokers. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "exchange value" of such entity relative to the total exchange value of all Combining Entities. The exchange value was determined by Canaan and is based on a valuation of each Combining Entity's oil and gas reserve values and other assets and liabilities. The reserves values were determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership may also elect to receive cash in lieu of Canaan common stock equal to the "appraised value" of his interest in the partnership.

          The Prospectus/Proxy Statement dated ___________, 2000, which we refer to as the "Prospectus" describes the combination transactions in detail. However, the effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1991 Partnership. The general partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus.


                                 RISK FACTORS

          There are numerous risks associated with the combination transactions. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on page 29 of the Prospectus.

          . "Comparison of Securityholder Rights" beginning on page 154 of the Prospectus.

Risks Related to the 1991 Partnership

          There are no risk factors applicable to the 1991 Partnership that are materially different from the risk factors described in the Prospectus.

                               TAX CONSEQUENCES

          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss will be recognized by a limited partner as a result of the receipt of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives cash will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Material Federal Income Tax Consequences" beginning on page 87 of the Prospectus.

     METHOD OF DETERMINING COMBINATION EXCHANGE VALUES AND
                               APPRAISED VALUES

          The following is a summary of the methods of determining the exchange values and appraised values. For more detailed information concerning the subject, please see the following sections of the Prospectus:

          . "Summary - Method of Determining Combination Exchange Values"on page 8.

          .   "Summary - Summary of Estimated Exchange Values" on page 12.

          .   "Summary - Determination of Appraised Value" on page 18.

          . "Method of Determining Combination Exchange Values and Appraised Values" on page 58.

General

          Canaan and the General Partners determined the Exchange Value for each of the Combining Entities. The Exchange Value takes into consideration the value of each Combining Entities oil and gas reserves determined as described below and the other assets and liabilities of each Combining Entity as adjusted for other items for Canaan, Indian and the 1996 and 1996-I partnerships. The Exchange Value is used to allocate the shares of Canaan common stock to each Combining Entity based on relative Exchange Values. This methodology is used based on the arm's length negotiated agreement between Indian and Canaan and the General Partners in connection with the negotiation of the Indian Acquisition Agreement and because it is a consistent methodology for establishing the relative value of each Combining Entity. The Exchange Value may not represent fair market value.

          Canaan engaged Netherland, Sewell & Associates, Inc. to estimate a value of the oil and gas reserves for each Combining Entity. Netherland Sewell estimated the reserves, future net revenues therefrom and the present value of such future net revenues for each Combining Entity as of September 30, 1999. We refer to the evaluation date of September 30, 1999 as the "Effective Date" and the present value of the estimated future net revenues from estimated reserves as of the Effective Date as the "Reserve Value" for each Combining Entity.

          We refer to the reserves estimated by Netherland Sewell as "Exchange Reserves". They include estimates of proved undeveloped reserves as well as proved developed reserves, both producing and nonproducing, as the term "proved" is defined by the Society of Petroleum Engineers. However, because the reserves are estimated using prices different from those required by the Securities and Exchange Commission, we use the term "Exchange" instead of "proved" to describe the reserve estimates for the Exchange Value.

          The Reserve Value is an estimate only and does not represent the fair market value of the underlying properties. The Reserve Values are being used solely for purposes of determining the relative value of each of the Combining Entities in the combination transactions.

          The "Exchange Value" for each Combining Entity will be equal to:

          .   Reserve Value as of the Effective Date.

          .   Less bank debt at the Effective Date.

          .   Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank or other debt assumed by Canaan from the Effective Date through July 31, 2000.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and through July 31, 2000.

          . An adjustment for any gas imbalances which Canaan and the General Partners do not expect to be material.

          . For Canaan, an upward adjustment of $5.0 million for the value of its "operating rights" as described in the Prospectus.

          . For the 1996 and 1996-I Partnerships, upward adjustments, and for Indian, a downward adjustment, for the Indian contingent production payment as described in the Prospectus.

Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Reserve Value and other components of Exchange Value was allocated in after payout sharing ratios.

          As of March 31, 2000, "payout" had occurred for all limited partners in the 1991 Partnership.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Reserve Value and other components of Exchange Value to the limited partners and the General Partners.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and through July 31, 2000. Cash distributions from the partnerships will be suspended after July 31, 2000 to the date of the meetings to vote on the combination transactions. If the combination transactions are approved and closed the partnerships will not make any further cash distributions. If the combination transactions are not approved or closed, the partnerships will immediately pay any suspended cash distributions.

          If the allocation of Exchange Value within a partnership plus historical cash distributions is not at least 115% of the capital contributions of the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this amount is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Method of Determining Appraised Value

          A limited partner may elect to receive cash equal to the Appraised Value of his interest in a partnership. The Appraised Value was determined based on an appraisal by Madison Energy Advisors of each partnership's oil and gas properties valuing them as if sold in an orderly manner and in a reasonable period of time and in a manner consistent with appropriate industry practice. Other assets and liabilities of each partnership, consisting primarily of bank debt and working capital were valued at their respective book values. The Appraised Value also takes into consideration the cost associated with the sale of the partnership oil and gas properties and assumes the proceeds of sale of the partnership properties and working capital after payment of liabilities are distributed in a liquidation of the partnership. The appraisal was obtained in order to satisfy the requirements of the National Association of Securities Dealers that limited partners be offered the opportunity to receive cash equal to the Appraised Value of their interest in the partnership. The Appraised Value for each partnership ranges from 56% to 93% of the Exchange Values.

          If the Appraised Value of a limited partner's interest plus historical cash distributions is less than 110% of the amount of the limited partner's original investment, the Appraised Value for a limited partner electing cash will be increased to such amount. Canaan and the General Partners believe that the limited partners of the 1996 and 1996-I partnerships will be the only limited partners whose Appraised Value will be affected by this adjustment.

Calculation of Exchange Value and Appraised Value

          See Table A in this Supplement for calculation of the Exchange Value of the 1991 Partnership and Table B for the calculation of the Appraised Value of the 1991 Partnership.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS

          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships receiving Canaan common stock or cash at Appraised Value and are fair to the partnerships as a whole.

          Please see "Recommendation of the General Partners and Fairness of the Combination Transactions" on page 71 of the Prospectus for a detailed discussion of the reasons for the General Partners' opinions. The following summarizes the principal reasons for the General Partners' opinions.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. The Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions.

          A limited partner of a partnership may elect to receive cash in lieu of Canaan common stock in an amount equal to the Appraised Value of such limited partner's interest. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value of their interest based on an appraisal of the partnership oil and gas properties performed by an independent appraiser.

                  INFORMATION CONCERNING THE 1991 PARTNERSHIP

General

          The 1991 Partnership was formed in April, 1991 and raised $4.5 million of limited partner capital contributions. As of March 31, 2000, the 1991 Partnership had distributed $6.5 million in cash to limited partners representing 144% of their original investment. The 1991 Partnership has achieved payout for all limited partners.

          The term of the 1991 Partnership is until December 31, 2010 unless the partnership is earlier terminated in accordance with the applicable provisions of the Partnership Agreement.

          See "Information Concerning Partnerships" beginning on page 107 of the Prospectus for additional information about the 1991 Partnership.

Failure to Approve the Combination Transactions

          If the combination transactions are not approved, the 1991 Partnership will continue in its business as previously conducted. However, it is possible a new transaction might be provoked by Canaan or the General Partners, but no other terms have been discussed or considered by them. In addition, Canaan and the General Partners may also explore other alternatives, such as the sale of the Coral Group to a third party, but there is no assurance that Canaan and the General Partners could find a third party interested in purchasing as such. The terms and conditions of any such purchase and sale agreement would be as favorable as the terms offered pursuant to the combination transactions.

          As of December 31, 1999, the 1991 Partnership had bank indebtedness of $742,734 which is equal to 32% of the Present Value of its oil and gas reserves. If the combination transactions are not approved, the General Partners anticipate that amortization of such bank debt will begin prior to year end 2000 and such amortization will have an adverse affect on limited partner cash distributions.

          If the combination transactions are not consummated, costs and expenses incurred in connection with the combination transaction proposals will be borne by the Combining Entities, including the partnerships. Limited partners in each partnership will bear a portion of the costs allocated to each partnership based on the percentage interest of limited partners voting in favor of the combination transactions. The estimated share of expenses allocated to the 1991 Partnership is $34,000 of which a maximum of $25,500 would be allocated to limited partners, or $6 per $1,000 of investment, if all limited partners voted in favor of the combination transactions.

          Canaan and the General Partners have prepared an analysis of the present value of the estimated future net cash flows to the limited partners assuming that each partnership was continued. This value is referred to as the "Continuation Value" and is based on the following assumptions:

          . The estimated future net revenues from the sale of oil and gas are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

          . The partnerships will continue to incur general administrative expenses in favor of the General Partners as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

          . Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

          . The estimated future net cash flows have been discounted at a discount rate of 10% to arrive at the estimated Continuation Value.

          Table E in this Supplement provides a comparison of Exchange Value, Appraised Value and Continuation Value for the 1991 Partnership


                      COMBINATION VALUES AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .     Table A -    Calculation of estimated Exchange Values and the
                             allocation of shares of Canaan common stock assuming a closing of the combination transactions on July 31, 2000.

          .     Table B -    Calculation of estimated Appraised Values as of
                             July 31, 2000.

          .     Table C -    Calculation of Continuation Value as of July 31,
                             2000.

          .     Table D -    The General Partners' and Canaan's compensation and
                             cash distribution history for the three most recent fiscal years and the three months ended March 31, 2000.

          .     Table E -    The amount of the limited partners' cash
                             distributions for the five most recent fiscal years and the three months ended March 31, 2000.

          .     Table F -    Comparison of Exchange Value, Appraised Value and
                             Continuation Value.

          For additional information, see the following sections of the
          Prospectus:

          . "Information Concerning the Partnerships - Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 118; and

          .   "Unaudited Pro Forma Financial Information" in Appendix B.

                                    Table A
                    Coral Reserves Natural Gas Income Fund
                           1991 Limited Partnership
                    Calculation of Estimated Exchange Value


          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to July 31, 2000, after which date cash distributions will be suspended pending the meetings of the partnerships to vote on the combination transactions. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                                             Amount
                                                                             ------
Reserve Value of Oil and Gas                                              $2,669,400
        Properties (1).................................
Bank Debt as of Effective Date.........................                      742,734
Working Capital as of Effective Date:
        Cash and cash equivalents......................                       79,068
        Accounts receivable............................                      205,597
        Accounts payable...............................                       66,705
Subtotal - Working Capital.............................                      217,960
Estimated Cash Distributions Before
        Closing (3)....................................                      463,129
Estimated Interest Expense Before
        Closing (3)                                                           54,628     Shares of          Percent of
                                                                                          Canaan              Stock
Other Adjustments(4)                                                         (15,533)  Common Stock (2)   Outstanding (2)
Estimated Exchange Value                                                               ----------------   ---------------
        at Closing(5)..................................                    1,552,339            154,000             3.08%
Allocated to:
        Limited Partners...............................                    1,108,466            112,253             2.25%
        General Partner................................                      340,417             34,185             0.68%
        Additional General Partners....................                       14,779              1,531             0.03%
        Canaan Securities..............................                       14,779              1,531             0.03%
        Placing Brokers................................                       73,898              4,500             0.09%

Limited Partner per $1000 Investment...................                          247                 25               (6)

_________________________
(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the year ended December 31, 1999.

(2) Assumes no limited partners elect to receive Placing Brokers' cash. shares based on 60% of Exchange Value.

(3) Assumes no further cash distributions after July 31, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt through July 31, 2000.

(4) Adjustment to reflect sale of a portion of Canaan Securities' interest to the 1993-I Partnership and a purchase of a portion of Canaan Securities interest from the 1990 Partnership.

(5) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.3% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus for a more detailed explantation.

(6)      Less than 0.01%

                                    Table B
                    Coral Reserves Natural Gas Income Fund
                           1991 Limited Partnership

                   Calculation of Estimated Appraised Value

          The Appraised Value is estimated based on Canaan's estimate of property net revenue from the September 30, 1999 Effective Date to July 31, 2000. Variances in actual net revenue or a change in the closing date will result in a change in the Appraised Value for the partnership and will similarly change Appraised Values for other partnerships. Property net revenues include proceeds from sale of production less production taxes and operating expense.

                                                                                              Amount
                                                                                              ------
Appraised Value of Oil and Gas
          Properties at Effective Date(1)......................................           $1,953,000
Estimated Property Net Revenues Before Closing(2)..............................              625,149
Appraised Value of Properties at Closing Date..................................            1,327,851
Bank Debt as of Closing Date...................................................              742,734
Working Capital as of Closing Date:
          Cash and cash equivalents............................................               79,068
          Accounts receivable..................................................              205,597
          Accounts payable.....................................................               66,705
Subtotal - Working Capital.....................................................              217,960
Estimated Appraised Value
          at Closing(2)........................................................              803,077
Allocated to:(3)
          Limited Partners.....................................................              712,074
          General Partner and Additional General Partners......................               91,003

Limited Partner per $1000 Investment...........................................                  159

_______________________

(1) As determined based on an appraisal of the partnership's properties by Madison Energy Advisors. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus.

(2) Estimated through July 31, 2000, and uses actual property net revenues from September 30, 1999 to March 31, 2000 and estimated property net revenues based on Netherland, Sewell report thereafter.

(3) Allocated based on liquidation provisions of applicable partnership agreement.

                                    Table C
        Coral Reserves Natural Gas Income Fund 1991 Limited Partnership
                       Calculation of Continuation Value

          The Continuation Value is based on the present value of the estimated future net cash flows to limited partners assuming the partnership was continued after July 31, 2000 which is the date used in the Prospectus to calculate the estimated Exchange Value and Appraised Value. The Continuation Value is based on the following assumptions.

          . The estimated future net revenues from the sale of oil and gas after July 31, 2000 are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

          . The partnerships will continue to incur general and administrative expenses in favor of the General Partner as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

          . Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

          . The estimated future net cash flows were then discounted at a discount rate of 10% to arrive at the Continuation Value.

          The following table sets forth the estimated future net cash flows for all limited partners as a group and per $1,000 of investment used to calculate the Continuation Value.

                                   Estimated Net Cash
                                         Flow                 Per $1,000 to
              Year                  Limited Partners            Investment
              ----                  ----------------          -------------
     1999(1)                          $  140,563                $   31
     2000                                343,774                    77
     2001                                122,115                    27
     2002                                 67,348                    15
     2003                                 54,810                    12
     2004                                256,462                    57
     2005                                208,655                    47
     Thereafter                        1,335,170                   298
     Less:
      Cash flow from
      September 30, 1999 through
      July 31, 2000/(2)/                (408,320)                  (91)
                                      ----------                ------
            Total                     $2,120,576                $  473
                                      ==========                ======
      Continuation Value -
      Present Value of Estimated
      Net Cash Flow at 10%
      discount rate                   $  995,442                $  222
                                      ==========                ======
     __________________

     /(1)/ Estimated net cash flow from September 30, 1999 Effective Date through December 31, 1999.

     /(2)/ Adjusts cash flow to July 31, 2000 evaluation date.

                                    Table D
        Coral Reserves Natural Gas Income Fund 1991 Limited Partnership

                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                                                  Year Ended December 31,
                                                    ----------------------------------------------
                                                                                                         Three months ended
                                                        1997             1998             1999             March 31 ,2000
                                                    ------------     -----------      ------------      --------------------
Reimbursement of expenses paid
to General Partner...........................          $  42,908      $   39,606        $   35,154                  $  8,390

Operating fees paid to Canaan................                 --              --                --                        --

Cash distributions paid to
General Partner..............................            187,026         189,177           158,633                    41,453

Cash distributions paid to
Additional General Partners..................              8,078           7,882             6,610                     1,727




                                    Table E
        Coral Reserves Natural Gas Income Fund 1991 Limited Partnership

            Summary of Cash Distributions Paid to Limited Partners


                                                 Year Ended December 31,
                                 ---------------------------------------------------------
                                                                                              Three months
                                                                                              ended March 31,
                                    1995          1996        1997        1998       1999          2000
                                 ----------   -----------  ----------  ---------  --------   ----------------
Cash distributions
paid to limited
partners(1)...................     $903,162    $820,632    $612,723    $591,182     $495,730   $129,542

Cash distributions
to limited partners
per $1,000
investment....................          202         183         137         132          111         29

_____________________

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                                    Table F
        Coral Reserves Natural Gas Income Fund 1991 Limited Partnership

                        Comparison of Exchange Value,
                    Appraised Value and Continuation Value


          The following table sets forth a comparison of the Exchange Value, Appraised Value and Continuation Value for the 1991 Partnership for the limited partners as a group and for each limited partner per $1000 of investment all as of July 31, 2000.

                                                  Liquidation/                Continuation
                                                 Appraised Value                Value                   Exchange Value
                                                 ---------------              ------------              --------------
1991 Partnership
----------------
   Limited Partners                                      $712,074                 $995,442                  $1,108,466
   Limited Partner per $1000 of investment                    159                      222                         247

          The Exchange Value does not represent the fair value of the partnership or its net assets and is being used solely for purposes of determining the relative ownership of Canaan by the 1991 Partnership. There is no assurance that the value of common stock received by a limited partner will be equal to Exchange Value. The Continuation Value is based on the present value of the estimated future net cash flows to the limited partners if the partnership were continued. The Appraised Value is the amount a limited partner may elect to receive in cash and is based on an appraisal of the partnership's assets and an assumed liquidation of the 1991 Partnership.

                    CORAL RESERVES NATURAL GAS INCOME FUND
                           1992 LIMITED PARTNERSHIP
                           (the "1992 Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                       Dated ____________________, 2000

              The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' and additional general partners' interests in the eight oil and gas limited partnerships previously sponsored by Coral Reserves, Inc. and Coral Reserves Energy Corp., affiliates of Canaan and the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's relative share of the total "exchange value" as described below.

          We refer to Canaan, the partnerships, the general partners, Indian Oil Company and Canaan Securities as the "Combining Entities". When we refer to the Coral Group we mean Canaan, the partnerships, the general partners, the additional general partners, Canaan Securities and the placing brokers. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "exchange value" of such entity relative to the total exchange value of all Combining Entities. The exchange value was determined by Canaan and is based on a valuation of each Combining Entity's oil and gas reserve values and other assets and liabilities. The reserves values were determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership may also elect to receive cash in lieu of Canaan common stock equal to the "appraised value" of his interest in the partnership.

          The Prospectus/Proxy Statement dated __________, 2000, which we refer to as the "Prospectus" describes the combination transactions in detail. However, the effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1992 Partnership. The General Partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus.

                                 RISK FACTORS

          There are numerous risks associated with the combination transactions. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on page 29 of the Prospectus.

          . "Comparison of Securityholder Rights" beginning on page 154 of the Prospectus.

Risks Related to the 1992 Partnership

          There are no risk factors applicable to the 1992 Partnership that are materially different from the risk factors described in the Prospectus.

                               TAX CONSEQUENCES

          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss will be recognized by a limited partner as a result of the receipt of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives cash will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Material Federal Income Tax Consequences" beginning on page 87 of the Prospectus.

             METHOD OF DETERMINING COMBINATION EXCHANGE VALUES AND
                               APPRAISED VALUES

          The following is a summary of the methods of determining the exchange values and appraised values. For more detailed information concerning the subject, please see the following sections of the Prospectus:

          . "Summary - Method of Determining Combination Exchange Values" on page 8.

          .    "Summary - Summary of Estimated Exchange Values" on page 12.

          .    "Summary - Determination of Appraised Value" on page 18.

          . "Method of Determining Combination Exchange Values and Appraised Values" on page 58.

General

          Canaan and the General Partners determined the Exchange Value for each of the Combining Entities. The Exchange Value takes into consideration the value of each Combining Entities oil and gas reserves determined as described below and the other assets and liabilities of each Combining Entity as adjusted for other items for Canaan, Indian and the 1996 and 1996-I partnerships. The Exchange Value is used to allocate the shares of Canaan common stock to each Combining Entity based on relative Exchange Values. This methodology is used based on the arm's length negotiated agreement between Indian and Canaan and the General Partners in connection with the negotiation of the Indian Acquisition Agreement and because it is a consistent methodology for establishing the relative value of each Combining Entity. The Exchange Value may not represent fair market value.

          Canaan engaged Netherland, Sewell & Associates, Inc. to estimate a value of the oil and gas reserves for each Combining Entity. Netherland Sewell estimated the reserves, future net revenues therefrom and the present value of such future net revenues for each Combining Entity as of September 30, 1999. We refer to the evaluation date of September 30, 1999 as the "Effective Date" and the present value of the estimated future net revenues from estimated reserves as of the Effective Date as the "Reserve Value" for each Combining Entity.

          We refer to the reserves estimated by Netherland Sewell as "Exchange Reserves". They include estimates of proved undeveloped reserves as well as proved developed reserves, both producing and nonproducing, as the term "proved" is defined by the Society of Petroleum Engineers. However, because the reserves are estimated using prices different from those required by the Securities and Exchange Commission, we use the term "Exchange" instead of "proved" to describe the reserve estimates for the Exchange Value.

          The Reserve Value is an estimate only and does not represent the fair market value of the underlying properties. The Reserve Values are being used solely for purposes of determining the relative value of each of the Combining Entities in the combination transactions.

          The "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank or other debt assumed by Canaan from the Effective Date to July 31, 2000.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and through July 31, 2000.

          . An adjustment for any gas imbalances which Canaan and the General Partners do not expect to be material.

          . For Canaan, an upward adjustment of $5.0 million for the value of its "operating rights" as described in the Prospectus.

          . For the 1996 and 1996-I Partnerships, upward adjustments, and for Indian, a downward adjustment, for the Indian contingent production payment as described in the Prospectus.

Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Reserve Value and other components of Exchange Value was allocated in after payout sharing ratios.

          As of March 31, 2000, "payout" had occurred for some but not all limited partners in the 1992 Partnership.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Reserve Value and other components of Exchange Value to the limited partners and the General Partners.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and through July 31, 2000. Cash distributions from the partnerships will be suspended after July 31, 2000 to the date of the meetings to vote on the combination transactions. If the combination transactions are approved and closed the partnerships will not make any further cash distributions. If the combination transactions are not approved or closed, the partnerships will immediately pay any suspended cash distributions.

          If the allocation of Exchange Value within a partnership plus historical cash distributions is not at least 115% of the capital contributions of the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this amount is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Method of Determining Appraised Value

          A limited partner may elect to receive cash equal to the Appraised Value of his interest in a partnership. The Appraised Value was determined based on an appraisal by Madison Energy Advisors of each partnership's oil and gas properties valuing them as if sold in an orderly manner and in a reasonable period of time and in a manner consistent with appropriate industry practice. Other assets and liabilities of each partnership, consisting primarily of bank debt and working capital were valued at their respective book values. The Appraised\ Value also takes into consideration the cost associated with the sale of the partnership oil and gas properties and assumes the proceeds of sale of the partnership properties and working capital after payment of liabilities are distributed in a liquidation of the partnership. The appraisal was obtained in order to satisfy the requirements of the National Association of Securities Dealers that limited partners be offered the opportunity to receive cash equal to the Appraised Value of their interest in the partnership. The Appraised Value for each partnership ranges from 56% to 93% of the Exchange Values.

          If the Appraised Value of a limited partner's interest plus historical cash distributions is less than 110% of the amount of the limited partner's original investment, the Appraised Value for a limited partner electing cash will be increased to such amount. Canaan and the General Partners believe that the limited partners of the 1996 and 1996-I partnerships will be the only limited partners whose Appraised Value will be affected by this adjustment.

Calculation of Exchange Value and Appraised Value

          See Table A in this Supplement for calculation of the Exchange Value of the 1992 Partnership and Table B for the calculation of the Appraised Value of the 1992 Partnership.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS

          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships receiving Canaan common stock or cash at Appraised Value and are fair to the partnerships as a whole.

          Please see "Recommendation of the General Partners and Fairness of the Combination Transactions" on page 71 of the Prospectus for a detailed discussion of the reasons for the General Partners' opinions. The following summarizes the principal reasons for the General Partners' opinions.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. The Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions.

          A limited partner of a partnership may elect to receive cash in lieu of Canaan common stock in an amount equal to the Appraised Value of such limited partner's interest. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value of their interest based on an appraisal of the partnership oil and gas properties performed by an independent appraiser.

                  INFORMATION CONCERNING THE 1992 PARTNERSHIP

General

          The 1992 Partnership was formed in June, 1992 and raised $7.5 million of limited partner capital contributions. As of March 31, 2000, the 1992 Partnership had distributed $7.2 million in cash to limited partners representing 97% of their original investment. The 1992 Partnership has achieved payout for some limited partners but not all.

          The term of the 1992 Partnership is until December 31, 2011 unless the partnership is earlier terminated in accordance with the applicable provisions of the Partnership Agreement.

          See "Information Concerning Partnerships" beginning on page 107 of the Prospectus for additional information about the 1992 Partnership.

Failure to Approve the Combination Transactions

          If the combination transactions are not approved, the 1992 Partnership will continue in its business as previously conducted. However, it is possible a new transaction might be provoked by Canaan or the General Partners, but no other terms have been discussed or considered by them. In addition, Canaan and the General Partners may also explore other alternatives, such as the sale of the Coral Group to a third party, but there is no assurance that Canaan and the General Partners could find a third party interested in purchasing as such. The terms and conditions of any such purchase and sale agreement would be as favorable as the terms offered pursuant to the combination transactions.

          As of December 31, 1999, the 1992 Partnership had bank indebtedness of $589,000 which is equal to 11% of the Present Value of its oil and gas reserves. If the combination transactions are not approved, the General Partners anticipate that amortization of such bank debt will begin prior to year end 2000 and such amortization will have an adverse affect on limited partner cash distributions.

          If the combination transactions are not consummated, costs and expenses incurred in connection with the combination transaction proposals will be borne by the Combining Entities, including the partnerships. Limited partners in each partnership will bear a portion of the costs allocated to each partnership based on the percentage interest of limited partners voting in favor of the combination transactions. The estimated share of expenses allocated to the 1992 Partnership is $93,500 of which a maximum of $84,150 would be allocated to limited partners, or $11 per $1,000 of investment, if all limited partners voted in favor of the combination transactions.

          Canaan and the General Partners have prepared an analysis of the present value of the estimated future net cash flows to the limited partners assuming that each partnership was continued. This value is referred to as the "Continuation Value" and is based on the following assumptions:

          . The estimated future net revenues from the sale of oil and gas are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

          . The partnerships will continue to incur general administrative expenses in favor of the General Partners as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

          . Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

          . The estimated future net cash flows have been discounted at a discount rate of 10% to arrive at the estimated Continuation Value.

          Table E in this Supplement provides a comparison of Exchange Value, Appraised Value and Continuation Value for the 1992 Partnership

                      COMBINATION VALUES AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A -  Calculation of estimated Exchange Values and the allocation of shares of Canaan common stock assuming a closing of the combination transactions on July 31, 2000.

          .    Table B -  Calculation of estimated Appraised Values as of July
                          31, 2000.

          .    Table C -  Calculation of Continuation Value as of July 31, 2000.

          .    Table D -  The General Partners' and Canaan's compensation and cash distribution history for the three most recent fiscal years and the three months ended March 31, 2000.

          .    Table E -  The amount of the limited partners' cash distributions for the five most recent fiscal years and the three months ended March 31, 2000.

          .    Table F -  Comparison of Exchange Value, Appraised Value and
                          Continuation Value.

          For additional information, see the following sections of the
          Prospectus:

          . "Information Concerning the Partnerships - Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 118; and

          .    "Unaudited Pro Forma Financial Information" in Appendix B.

                                    Table A
                    Coral Reserves Natural Gas Income Fund
                           1992 Limited Partnership
                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to July 31, 2000, after which date cash distributions will be suspended pending the meetings of the partnerships to vote on the combination transactions. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                                         Amount
                                                                         ------
Reserve Value of oil and Gas
        Properties (1)............................................     $5,497,800
Bank Debt as of Effective Date....................................        558,000
Working Capital as of Effective Date:
        Cash and cash equivalents.................................        106,800
        Accounts receivable.......................................        248,264
        Accounts payable..........................................         87,489
Subtotal - Working Capital........................................        267,575
Estimated Cash Distributions Before
        Closing (3)...............................................        808,274     Shares Of        Percent Of
Estimated Interest Expense Before                                                       Canaan            Stock
        Closing (3)...............................................         44,963  Common Stock (2)  Outstanding (2)
                                                                                   ----------------  ---------------
Estimated Exchange Value
        At Closing(4).............................................      4,194,714           416,500             8.33%
Allocated to:
        Limited Partners..........................................      2,992,455           301,746             6.03%
        General Partner...........................................        773,546            78,230             1.57%
        Additional General Partners...............................         40,062             4,064             0.08%
        Canaan Securities.........................................        228,314            22,860             0.46%
        Placing Brokers...........................................        160,337             9,600             0.19%
Limited Partner per $1000 Investment..............................            399                40               (5)

_________________________
(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the year ended December 31, 1999.

(2) Assumes no limited partners elect to receive cash. Placing Brokers' shares based on 60% of Exchange Value.

(3) Assumes no further cash distributions after July 31, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt through July 31, 2000.


(4) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.3% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus for a more detailed explantation.

(5)  Less than 0.01%

                                    TABLE B
                    Coral Reserves Natural Gas Income Fund
                           1992 Limited Partnership

                   Calculation of Estimated Appraised Value

          The Appraised Value is estimated based on Canaan's estimate of property net revenue from the September 30, 1999 Effective Date to July 31, 2000. Variances in actual net revenue or a change in the closing date will result in a change in the Appraised Value for the partnership and will similarly change Appraised Values for other partnerships. Property net revenues include proceeds from sale of production less production taxes and operating expense.

                                                                                            Amount
                                                                                            ------
Appraised Value of Oil and Gas
        Properties at Effective Date(1)...........................................      $3,815,000
Estimated Property Net Revenues Before Closing(2).................................         976,068
Appraised Value of Properties at Closing Date.....................................       2,838,932
Bank Debt As of Closing Date......................................................         639,000
Working Capital as of Closing Date:
        Cash and cash equivalents..................................................        106,800
        Accounts receivable........................................................        248,264
        Accounts payable...........................................................         87,489
Subtotal - Working Capital.........................................................        267,575
Estimated Appraised Value
        at Closing(2)..............................................................      2,467,507
Allocated to:(3)
        Limited Partners...........................................................      2,308,438
        General Partner and Additional General Partners............................        159,068


Limited Partners per $1000 Investment.............................................             308

__________________________

(1) As determined based on an appraisal of the partnership's properties by Madison Energy Advisors. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus.

(2) Estimated through July 31, 2000, and uses actual property net revenues from September 30, 1999 to March 31, 2000 and estimated property net revenues based on Netherland, Sewell report thereafter.

(3) Allocated based on liquidation provisions of applicable partnership agreement.

                                    TABLE C
        Coral Reserves Natural Gas Income Fund 1992 Limited Partnership
                       Calculation of Continuation Value


          The Continuation Value is based on the present value of the estimated future net cash flows to limited partners assuming the partnership was continued after July 31, 2000 which is the date used in the Prospectus to calculate the estimated Exchange Value and Appraised Value. The Continuation Value is based on the following assumptions.

          . The estimated future net revenues from the sale of oil and gas after July 31, 2000 are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

          . The partnerships will continue to incur general and administrative expenses in favor of the General Partner as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

          . Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

          . The estimated future net cash flows were then discounted at a discount rate of 10% to arrive at the Continuation Value.

          The following table sets forth the estimated future net cash flows for all limited partners as a group and per $1,000 of investment used to calculate the Continuation Value.

                                          Estimated Net Cash
                                               Flow                    Per $1,000 of
                     Year                to Limited Partners            Investment
                     ---                 -------------------            ----------
          1999/(1)/                        $     148,848              $    20
          2000                                   744,948                   99
          2001                                   346,139                   46
          2002                                   377,578                   50
          2003                                   401,700                   54
          2004                                   525,454                   70
          2005                                   460,198                   61
          Thereafter                           3,910,406                  521
          Less:
           Cash flow from
           September 30, 1999 through
           July 31, 2000/(2)/                   (760,942)                (101)
                                        --------------------        ----------------
                     Total                 $   6,154,331              $   821
                                        ====================        ================
          Continuation Value -
          Present Value of Estimated
          Net Cash Flow at 10%
          discount rate                    $   2,768,081              $   369
                                        ====================        ================

_______________________
/(1)/Estimated net cash flow from September 30, 1999 Effective Date through
     December 31, 1999.

/(2)/Adjusts cash flow to July 31, 2000 evaluation date.

                                    TABLE D
        Coral Reserves Natural Gas Income Fund 1992 Limited Partnership

                  Summary of Compensation Cash Distributions
                    Paid to General Partners and Affiliates



                                                   Year Ended December 31,
                                          ------------------------------------------
                                                                                          Three Months Ended
                                             1997            1998           1999            March 31, 2000
                                          ----------      ----------      ----------    ----------------------
Reimbursement of expenses paid to
General Partner........................    $ 74,405        $50,165         $42,042              $14,588

Operating fees paid to Canaan..........      10,658         13,346          14,127                3,614

Cash distributions paid to
General Partner........................     126,905         92,497          72,765               32,244

Cash distributions paid to
Additional General Partners............      14,100         10,278           7,694                2,629


                                    TABLE E
        Coral Reserves Natural Gas Income Fund 1992 Limited Partnership

         Summary of Cash Distributions Paid to Limited Partners

                                                        Year Ended December 31,
                                               ------------------------------------------
                                                                                                             Three Months
                                                                                                            ended March 31,
                                  1995            1996            1997            1998           1999            2000
                               ----------      ----------      ----------      ----------     ----------  ------------------
Cash distributions
paid to limited
partners(1).................    $927,447       $1,234,237      $1,269,050        $924,978       $688,937         $229,338

Cash distributions
to limited partners
per $1,000
investment..................         124              165             169             123             92               31

____________________________

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                              TABLE F
        Coral Reserves Natural Gas Income Fund 1992 Limited Partnership

               Comparison of Exchange Value, Appraised Value and
                              Continuation Value

          The following table sets forth a comparison of the Exchange Value, Appraised Value and Continuation Value for the 1992 Partnership for the limited partners as a group and for each limited partner per $1000 of investment all as of July 31, 2000.

                                                           Liquidation/      Continuation
                                                          Appraised Value       Value         Exchange Value
                                                          ---------------    ------------     --------------
1992 Partnership
----------------
     Limited Partners                                          $2,308,438      $2,768,081         $2,992,455
     Limited Partners per $1000 of investment                         308             369                399


          The Exchange Value does not represent the fair value of the partnership or its net assets and is being used solely for purposes of determining the relative ownership of Canaan by the 1992 Partnership. There is no assurance that the value of common stock received by a limited partner will be equal to Exchange Value. The Continuation Value is based on the present value of the estimated future net cash flows to the limited partners if the partnership were continued. The Appraised Value is the amount a limited partner may elect to receive in cash and is based on an appraisal of the partnership's assets and an assumed liquidation of the 1992 Partnership.

                       CORAL RESERVES 1993 INSTITUTIONAL
                             LIMITED PARTNERSHIP
                          (the "1993-I Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                          Dated _______________, 2000

             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' and additional general partners' interests in the eight oil and gas limited partnerships previously sponsored by Coral Reserves, Inc. and Coral Reserves Energy Corp., affiliates of Canaan and the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's relative share of the total "exchange value" as described below.

          We refer to Canaan, the partnerships, the general partners, Indian Oil Company and Canaan Securities as the "Combining Entities". When we refer to the Coral Group we mean Canaan, the partnerships, the general partners, the additional general partners, Canaan Securities and the placing brokers. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "exchange value" of such entity relative to the total exchange value of all Combining Entities. The exchange value was determined by Canaan and is based on a valuation of each Combining Entity's oil and gas reserve values and other assets and liabilities. The reserves values were determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership may also elect to receive cash in lieu of Canaan common stock equal to the "appraised value" of his interest in the partnership.

          The Prospectus/Proxy Statement dated _________, 2000, which we refer to as the "Prospectus" describes the combination transactions in detail. However, the effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1993-I Partnership. The general partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus.

                                 RISK FACTORS

          There are numerous risks associated with the combination transactions. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on page 29 of the Prospectus.

          . "Comparison of Securityholder Rights" beginning on page 154 of the Prospectus.

Risks Related to the 1993-I Partnership

          There are no risk factors applicable to the 1993-I Partnership that are materially different from the risk factors described in the Prospectus.

                               TAX CONSEQUENCES

          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss will be recognized by a limited partner as a result of the receipt of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives cash will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Material Federal Income Tax Consequences" beginning on page 87 of the Prospectus.

             METHOD OF DETERMINING COMBINATION EXCHANGE VALUES AND
                               APPRAISED VALUES

          The following is a summary of the methods of determining the exchange values and appraised values. For more detailed information concerning the subject, please see the following sections of the Prospectus:

          . "Summary - Method of Determining Combination Exchange Values" on page 8.

          .    "Summary - Summary of Estimated Exchange Values" on page 12.

          .    "Summary - Determination of Appraised Value" on page 18.

          . "Method of Determining Combination Exchange Values and Appraised Values" on page 58.

General

          Canaan and the General Partners determined the Exchange Value for each of the Combining Entities. The Exchange Value takes into consideration the value of each Combining Entities oil and gas reserves determined as described below and the other assets and liabilities of each Combining Entity as adjusted for other items for Canaan, Indian and the 1996 and 1996-I partnerships. The Exchange Value is used to allocate the shares of Canaan common stock to each Combining Entity based on relative Exchange Values. This methodology is used based on the arm's length negotiated agreement between Indian and Canaan and the General Partners in connection with the negotiation of the Indian Acquisition Agreement and because it is a consistent methodology for establishing the relative value of each Combining Entity. The Exchange Value may not represent fair market value.

          Canaan engaged Netherland, Sewell & Associates, Inc. to estimate a value of the oil and gas reserves for each Combining Entity. Netherland Sewell estimated the reserves, future net revenues therefrom and the present value of such future net revenues for each Combining Entity as of September 30, 1999. We refer to the evaluation date of September 30, 1999 as the "Effective Date" and the present value of the estimated future net revenues from estimated reserves as of the Effective Date as the "Reserve Value" for each Combining Entity.

          We refer to the reserves estimated by Netherland Sewell as "Exchange Reserves". They include estimates of proved undeveloped reserves as well as proved developed reserves, both producing and nonproducing, as the term "proved" is defined by the Society of Petroleum Engineers. However, because the reserves are estimated using prices different from those required by the Securities and Exchange Commission, we use the term "Exchange" instead of "proved" to describe the reserve estimates for the Exchange Value .

          The Reserve Value is an estimate only and does not represent the fair market value of the underlying properties. The Reserve Values are being used solely for purposes of determining the relative value of each of the Combining Entities in the combination transactions.

          The "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank or other debt assumed by Canaan from the Effective Date through July 31, 2000.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and through July 31, 2000.

          . An adjustment for any gas imbalances which Canaan and the General Partners do not expect to be material.

          . For Canaan, an upward adjustment of $5.0 million for the value of its "operating rights" as described in the Prospectus.

          . For the 1996 and 1996-I Partnerships, upward adjustments, and for Indian, a downward adjustment, for the Indian contingent production payment as described in the Prospectus.

Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Reserve Value and other components of Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Reserve Value and other components of Exchange Value to the limited partners and the General Partners.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and through July 31, 2000. Cash distributions from the partnerships will be suspended after July 31, 2000 to the date of the meetings to vote on the combination transactions. If the combination transactions are approved and closed the partnerships will not make any further cash distributions. If the combination transactions are not approved or closed, the partnerships will immediately pay any suspended cash distributions.

          If the allocation of Exchange Value within a partnership plus historical cash distributions is not at least 115% of the capital contributions of the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this amount is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Method of Determining Appraised Value

          A limited partner may elect to receive cash equal to the Appraised Value of his interest in a partnership. The Appraised Value was determined based on an appraisal by Madison Energy Advisors of each partnership's oil and gas properties valuing them as if sold in an orderly manner and in a reasonable period of time and in a manner consistent with appropriate industry practice. Other assets and liabilities of each partnership, consisting primarily of bank debt and working capital were valued at their respective book values. The Appraised Value also takes into consideration the cost associated with the sale of the partnership oil and gas properties and assumes the proceeds of sale of the partnership properties and working capital after payment of liabilities are distributed in a liquidation of the partnership. The appraisal was obtained in order to satisfy the requirements of the National Association of Securities Dealers that limited partners be offered the opportunity to receive cash equal to the Appraised Value of their interest in the partnership. The Appraised Value for each partnership ranges from 56% to 93% of the Exchange Values.

          If the Appraised Value of a limited partner's interest plus historical cash distributions is less than 110% of the amount of the limited partner's original investment, the Appraised Value for a limited partner electing cash will be increased to such amount. Canaan and the General Partners believe that the limited partners of the 1996 and 1996-I partnerships will be the only limited partners whose Appraised Value will be affected by this adjustment.

Calculation of Exchange Value and Appraised Value

          See Table A in this Supplement for calculation of the Exchange Value of the 1993-I Partnership and Table B for the calculation of the Appraised Value of the 1993-I Partnership.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS

          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships receiving Canaan common stock or cash at Appraised Value and are fair to the partnerships as a whole.

          Please see "Recommendation of the General Partners and Fairness of the Combination Transactions" on page 71 of the Prospectus for a detailed discussion of the reasons for the General Partners' opinions. The following summarizes the principal reasons for the General Partners' opinions.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. The Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions.

          A limited partner of a partnership may elect to receive cash in lieu of Canaan common stock in an amount equal to the Appraised Value of such limited partner's interest. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value of their interest based on an appraisal of the partnership oil and gas properties performed by an independent appraiser.

                 INFORMATION CONCERNING THE 1993-I PARTNERSHIP

General
          The 1993-I Partnership was formed in September, 1993 and raised $2.4 million of limited partner capital contributions. As of March 31, 2000, the 1993-I Partnership had distributed $2.6 million in cash to limited partners representing 112% of their original investment.

          The term of the 1993-I Partnership is until December 31, 2012 unless the partnership is earlier terminated in accordance with the applicable provisions of the Partnership Agreement.

          See "Information Concerning Partnerships" beginning on page 107 of the Prospectus for additional information about the 1993-I Partnership.

Failure to Approve the Combination Transactions

          If the combination transactions are not approved, the 1993-I Partnership will continue in its business as previously conducted. However, it is possible a new transaction might be provoked by Canaan or the General Partners, but no other terms have been discussed or considered by them. In addition, Canaan and the General Partners may also explore other alternatives, such as the sale of the Coral Group to a third party, but there is no assurance that Canaan and the General Partners could find a third party interested in purchasing as such. The terms and conditions of any such purchase and sale agreement would be as favorable as the terms offered pursuant to the combination transactions.

          As of December 31, 1999, the 1993-I Partnership had bank indebtedness of $375,500 which is equal to 18% of the Present Value of its oil and gas reserves. If the combination transactions are not approved, the General Partners anticipate that amortization of such bank debt will begin prior to year end 2000 and such amortization will have an adverse affect on limited partner cash distributions.

          If the combination transactions are not consummated, costs and expenses incurred in connection with the combination transaction proposals will be borne by the Combining Entities, including the partnerships. Limited partners in each partnership will bear a portion of the costs allocated to each partnership based on the percentage interest of limited partners voting in favor of the combination transactions. The estimated share of expenses allocated to the 1993-I Partnership is $34,000 of which a maximum of $29,750 would be allocated to limited partners, or $13 per $1,000 of investment, if all limited partners voted in favor of the combination transactions.

          Canaan and the General Partners have prepared an analysis of the present value of the estimated future net cash flows to the limited partners assuming that each partnership was continued. This value is referred to as the "Continuation Value" and is based on the following assumptions:

          . The estimated future net revenues from the sale of oil and gas are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

          . The partnerships will continue to incur general administrative expenses in favor of the General Partners as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

          . Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

          . The estimated future net cash flows have been discounted at a discount rate of 10% to arrive at the estimated Continuation Value.

          Table E in this Supplement provides a comparison of Exchange Value, Appraised Value and Continuation Value for the 1993-I Partnership

                      COMBINATION VALUES AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A -  Calculation of estimated Exchange Values and the allocation of shares of Canaan common stock assuming a closing of the combination transactions on July 31, 2000.

          .    Table B -  Calculation of estimated Appraised Values as of July
                          31, 2000.

          .    Table C -  Calculation of Continuation Value as of July 31,
                          2000.

          .    Table D -  The General Partners' and Canaan's compensation and cash distribution history for the three most recent fiscal years and the three months ended March 31, 2000.

          .    Table E -  The amount of the limited partners' cash distributions for the five most recent fiscal years and the three months ended March 31, 2000.

          .    Table F -  Comparison of Exchange Value, Appraised Value and
                          Continuation Value.

          For additional information, see the following sections of the
Prospectus:

          . "Information Concerning the Partnerships - Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 118; and

          .    "Unaudited Pro Forma Financial Information" in Appendix B.

                                    Table A
                    Coral Reserves Natural Gas Income Fund
                          1993-I Limited Partnership
                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to July 31, 2000, after which date cash distributions will be suspended pending the meetings of the partnerships to vote on the combination transaction. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                              Amount
                                                              ------
Reserve Value of Oil and Gas
     Properties (1)...............................          $2,099,300
Bank Debt as of Effective Date....................             346,500
Working Capital as of Effective Date:
     Cash and cash equivalents....................              91,751
     Accounts receivable..........................             122,242
     Accounts payable.............................              21,238
Subtotal - Working Capital........................             192,755
Estimated Cash Distributions Before
     Closing (3)..................................             442,273
Estimated Interest Expense Before
     Closing (3)                                                28,555        Shares of         Percent of
                                                                                Canaan             Stock
Other Adjustments(4)                                            62,729     Common Stock (2)    Outstanding (2)
                                                                           ----------------    ---------------
Estimated Exchange Value
     at Closing(5)................................           1,481,164          147,000             2.94%
Allocated to:
     Limited Partners.............................           1,270,531          127,050             2.54%
     General Partner..............................             135,342           13,613             0.27%
     Additional General Partners..................               7,103              504             0.01%
     Canaan Securities............................              39,776            4,033             0.08%
     Placing Brokers..............................              28,412            1,800             0.04%
Limited Partner per $1000 Investment..............                 538                                (6)

________________________
(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the year ended December 31, 1999.

(2) Assumes no limited partners elect to receive cash. Placing Brokers' shares based on 60% of Exchange Value.

(3) Assumes no further cash distributions after July 31, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt through July 31, 2000.

(4) Adjustment to reflect purchase of a portion of Canaan Securities' interest in the 1991 Partnership.

(5) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.3% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus for a more detailed explantation.

(6)  Less than 0.01%

                                    Table B
                      Coral Reserves 1993 Institutional
                              Limited Partnership

                   Calculation of Estimated Appraised Value

          The Appraised Value is estimated based on Canaan's estimate of property net revenue from the September 30, 1999 Effective Date to July 31, 2000. Variances in actual net revenue or a change in the closing date will result in a change in the Appraised Value for the partnership and will similarly change Appraised Values for other partnerships. Property net revenues include proceeds from sale of production less production taxes and operating expense.

                                                                                         Amount
                                                                                         ------
Appraised Value of Oil and Gas
     Properties at Effective Date (1)......................................            $1,571,000
Estimated Property Net Revenues Before Closing(2)..........................               511,255
Appraised Value of Properties at Closing Date..............................             1,059,745
Bank Debt as of Closing Date...............................................               387,500
Working Capital as of Closing Date:
     Cash and cash equivalents.............................................                91,751
     Accounts receivable...................................................               111,989
     Accounts payable......................................................                10,985
Subtotal - Working Capital.................................................               192,755
Estimated Appraised Value
     at Closing(2).........................................................               865,000
Allocated to: (3)
     Limited Partners......................................................               843,903
     General Partner and Additional General Partners.......................                21,097


Limited Partners per $1000 Investment......................................                   357

___________________
(1) As determined based on an appraisal of the partnership's properties by Madison Energy Advisors. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus.

(2) Estimated through July 31, 2000, and uses actual property net revenues from September 30, 1999 to March 31, 2000 and estimated property net revenues based on Netherland, Sewell report thereafter.

(3) Allocated based on liquidation provisions of applicable partnership agreement.

                                    Table C
            Coral Reserves 1993 Institutional Limited Partnership
                       Calculation of Continuation Value


          The Continuation Value is based on the present value of the estimated future net cash flows to limited partners assuming the partnership was continued after July 31, 2000 which is the date used in the Prospectus to calculate the estimated Exchange Value and Appraised Value. The Continuation Value is based on the following assumptions.

          . The estimated future net revenues from the sale of oil and gas after July 31, 2000 are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

          . The partnerships will continue to incur general and administrative expenses in favor of the General Partner as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

          . Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

          . The estimated future net cash flows were then discounted at a discount rate of 10% to arrive at the Continuation Value.

          The following table sets forth the estimated future net cash flows for all limited partners as a group and per $1,000 of investment used to calculate the Continuation Value.

                                      Estimated Net Cash
                                            Flow                 Per $1,000 of
           Year                      to Limited Partners          Investment
           ----                      -------------------          ----------
1999/(1)/                                $    77,151              $    33
2000                                         327,565                  139
2001                                         124,950                   53
2002                                         174,688                   74
2003                                         190,337                   81
2004                                         209,217                   89
2005                                         204,549                   87
Thereafter                                 1,558,050                  659
Less:
  Cash flow from
  September 30, 1999 through
  July 31, 2000/(2)/                        (417,013)                (177)
                                         -----------              -------
           Total                         $ 2,449,494              $ 1,037
                                         ===========              =======
Continuation Value -
Present Value of Estimated
Net Cash Flow at 10%
discount rate                            $ 1,084,232              $   459
                                         ===========              =======

_____________________
/(1)/Estimated net cash flow from September 30, 1999 Effective Date through
     December 31, 1999.

/(2)/Adjusts cash flow to July 31, 2000 evaluation date.

                                 Table D
             Coral Reserves 1993 Institutional Limited Partnership

                 Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates


                                                             Year Ended December 31,
                                                   -----------------------------------------
                                                                                                    Three months
                                                                                                   ended March 31,
                                                      1997           1998             1999              2000
                                                   ---------      ---------        ---------       ---------------
Reimbursement of expenses paid
to General Partner..........................        $20,611        $13,580          $14,210            $ 3,955

Operating fees paid to Canaan...............          3,193          4,175            4,419              1,130

Cash distributions paid to
General Partner.............................         81,678         56,849           52,912             14,439

Cash distributions paid to
Additional General Partners.................          3,404          2,368            2,204                602


                                    Table E
             Coral Reserves 1993 Institutional Limited Partnership

            Summary of Cash Distributions Paid to Limited Partners


                                                  Year Ended December 31,
                                 ----------------------------------------------------------
                                                                                                 Three months
                                                                                               ended March 31,
                                   1995         1996         1997        1998        1999           2000
                                 --------     --------     --------    --------    --------    ---------------
Cash distributions
paid to limited
partners(1).................     $389,575     $602,827     $595,575    $414,514    $385,809       $105,284

Cash distributions
to limited partners
per $1,000
investment..................          165          255          252         175         163             45

________________________________________
(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                                 Table F
             Coral Reserves 1993 Institutional Limited Partnership

                        Comparison of Exchange Value,
                    Appraised Value and Continuation Value


          The following table sets forth a comparison of the Exchange Value, Appraised Value and Continuation Value for the 1993-I Partnership for the limited partners as a group and for each limited partner per $1000 of investment all as of July 31, 2000.

                                                           Liquidation/    Continuation
                                                          Appraised Value     Value      Exchange Value
                                                          ---------------     -----      --------------
1993-I Partnership
------------------
     Limited Partners                                           $843,903    $1,084,232      $1,270,531
     Limited Partners per $1000 of investment                        357           459             538


          The Exchange Value does not represent the fair value of the partnership or its net assets and is being used solely for purposes of determining the relative ownership of Canaan by the 1993-I Partnership. There is no assurance that the value of common stock received by a limited partner will be equal to Exchange Value. The Continuation Value is based on the present value of the estimated future net cash flows to the limited partners if the partnership were continued. The Appraised Value is the amount a limited partner may elect to receive in cash and is based on an appraisal of the partnership's assets and an assumed liquidation of the 1993-I Partnership.

                    CORAL RESERVES NATURAL GAS INCOME FUND
                           1993 LIMITED PARTNERSHIP
                           (the "1993 Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                          Dated________________, 2000

             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' and additional general partners' interests in the eight oil and gas limited partnerships previously sponsored by Coral Reserves, Inc. and Coral Reserves Energy Corp., affiliates of Canaan and the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's relative share of the total "exchange value" as described below.

          We refer to Canaan, the partnerships, the general partners, Indian Oil Company and Canaan Securities as the "Combining Entities". When we refer to the Coral Group we mean Canaan, the partnerships, the general partners, the additional general partners, Canaan Securities and the placing brokers. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "exchange value" of such entity relative to the total exchange value of all Combining Entities. The exchange value was determined by Canaan and is based on a valuation of each Combining Entity's oil and gas reserve values and other assets and liabilities. The reserves values were determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership may also elect to receive cash in lieu of Canaan common stock equal to the "appraised value" of his interest in the partnership.

          The Prospectus/Proxy Statement dated ____________, 2000, which we refer to as the "Prospectus" describes the combination transactions in detail. However, the effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1993 Partnership. The general partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus.

                                 RISK FACTORS

          There are numerous risks associated with the combination transactions. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on page 29 of the Prospectus.

          . "Comparison of Securityholder Rights" beginning on page 154 of the Prospectus.

Risks Related to the 1993 Partnership

          There are no risk factors applicable to the 1993 Partnership that are materially different from the risk factors described in the Prospectus.

                               TAX CONSEQUENCES

          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss will be recognized by a limited partner as a result of the receipt of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives cash will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Material Federal Income Tax Consequences" beginning on page 87 of the Prospectus.

             METHOD OF DETERMINING COMBINATION EXCHANGE VALUES AND
                               APPRAISED VALUES

          The following is a summary of the methods of determining the exchange values and appraised values. For more detailed information concerning the subject, please see the following sections of the Prospectus:

          . "Summary - Method of Determining Combination Exchange Values" on page 8.

          .    "Summary - Summary of Estimated Exchange Values" on page 12.

          .    "Summary - Determination of Appraised Value" on page 18.

          . "Method of Determining Combination Exchange Values and Appraised Values" on page 58.

General

          Canaan and the General Partners determined the Exchange Value for each of the Combining Entities. The Exchange Value takes into consideration the value of each Combining Entities oil and gas reserves determined as described below and the other assets and liabilities of each Combining Entity as adjusted for other items for Canaan, Indian and the 1996 and 1996-I partnerships. The Exchange Value is used to allocate the shares of Canaan common stock to each Combining Entity based on relative Exchange Values. This methodology is used based on the arm's length negotiated agreement between Indian and Canaan and the General Partners in connection with the negotiation of the Indian Acquisition Agreement and because it is a consistent methodology for establishing the relative value of each Combining Entity. The Exchange Value may not represent fair market value.

          Canaan engaged Netherland, Sewell & Associates, Inc. to estimate a value of the oil and gas reserves for each Combining Entity. Netherland Sewell estimated the reserves, future net revenues therefrom and the present value of such future net revenues for each Combining Entity as of September 30, 1999. We refer to the evaluation date of September 30, 1999 as the "Effective Date" and the present value of the estimated future net revenues from estimated reserves as of the Effective Date as the "Reserve Value" for each Combining Entity.

          We refer to the reserves estimated by Netherland Sewell as "Exchange Reserves". They include estimates of proved undeveloped reserves as well as proved developed reserves, both producing and nonproducing, as the term "proved" is defined by the Society of Petroleum Engineers. However, because the reserves are estimated using prices different from those required by the Securities and Exchange Commission, we use the term "Exchange" instead of "proved" to describe the reserve estimates for the Exchange Value.

          The Reserve Value is an estimate only and does not represent the fair market value of the underlying properties. The Reserve Values are being used solely for purposes of determining the relative value of each of the Combining Entities in the combination transactions.

          The "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank or other debt assumed by Canaan from the Effective Date through July 31, 2000.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and through July 31, 2000.

          . An adjustment for any gas imbalances which Canaan and the General Partners do not expect to be material.

          . For Canaan, an upward adjustment of $5.0 million for the value of its "operating rights" as described in the Prospectus.

          . For the 1996 and 1996-I Partnerships, upward adjustments, and for Indian, a downward adjustment, for the Indian contingent production payment as described in the Prospectus.

Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Reserve Value and other components of Exchange Value was allocated in after payout sharing ratios.

          As of March 31, 2000, "payout" had not occurred for any limited partners in the 1993 Partnership.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Reserve Value and other remaining components of Exchange Value to the limited partners and the General Partners.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and through July 31, 2000. Cash distributions from the partnerships will be suspended after July 31, 2000 to the date of the meetings to vote on the combination transactions. If the combination transactions are approved and closed the partnerships will not make any further cash distributions. If the combination transactions are not approved or closed, the partnerships will immediately pay any suspended cash distributions.

          If the allocation of Exchange Value within a partnership plus historical cash distributions is not at least 115% of the capital contributions of the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this amount is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Method of Determining Appraised Value

          A limited partner may elect to receive cash equal to the Appraised Value of his interest in a partnership. The Appraised Value was determined based on an appraisal by Madison Energy Advisors of each partnership's oil and gas properties valuing them as if sold in an orderly manner and in a reasonable period of time and in a manner consistent with appropriate industry practice. Other assets and liabilities of each partnership, consisting primarily of bank debt and working capital were valued at their respective book values. The Appraised Value also takes into consideration the cost associated with the sale of the partnership oil and gas properties and assumes the proceeds of sale of the partnership properties and working capital after payment of liabilities are distributed in a liquidation of the partnership. The appraisal was obtained in order to satisfy the requirements of the National Association of Securities Dealers that limited partners be offered the opportunity to receive cash equal to the Appraised Value of their interest in the partnership. The Appraised Value for each partnership ranges from 56% to 93% of the Exchange Values.

          If the Appraised Value of a limited partner's interest plus historical cash distributions is less than 110% of the amount of the limited partner's original investment, the Appraised Value for a limited partner electing cash will be increased to such amount. Canaan and the General Partners believe that the limited partners of the 1996 and 1996-I partnerships will be the only limited partners whose Appraised Value will be affected by this adjustment.

Calculation of Exchange Value and Appraised Value

          See Table A in this Supplement for calculation of the Exchange Value of the 1993 Partnership and Table B for the calculation of the Appraised Value of the 1993 Partnership.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS

          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships receiving Canaan common stock or cash at Appraised Value and are fair to the partnerships as a whole.

          Please see "Recommendation of the General Partners and Fairness of the Combination Transactions" on page 71 of the Prospectus for a detailed discussion of the reasons for the General Partners' opinions. The following summarizes the principal reasons for the General Partners' opinions.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. The Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions.

          A limited partner of a partnership may elect to receive cash in lieu of Canaan common stock in an amount equal to the Appraised Value of such limited partner's interest. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value of their interest based on an appraisal of the partnership oil and gas properties performed by an independent appraiser.

                  INFORMATION CONCERNING THE 1993 PARTNERSHIP

General

          The 1993 Partnership was formed in July, 1993 and raised $6.5 million of limited partner capital contributions. As of March 31, 2000, the 1993 Partnership had distributed $5.9 million in cash to limited partners representing 91% of their original investment. The 1993 Partnership has not achieved payout for any limited partners.

          The term of the 1993 Partnership is until December 31, 2012 unless the partnership is earlier terminated in accordance with the applicable provisions of the Partnership Agreement.

          See "Information Concerning Partnerships" beginning on page 107 of the Prospectus for additional information about the 1993 Partnership.

Failure to Approve the Combination Transactions

          If the combination transactions are not approved, the 1993 Partnership will continue in its business as previously conducted. However, it is possible a new transaction might be provoked by Canaan or the General Partners, but no other terms have been discussed or considered by them. In addition, Canaan and the General Partners may also explore other alternatives, such as the sale of the Coral Group to a third party, but there is no assurance that Canaan and the General Partners could find a third party interested in purchasing as such. The terms and conditions of any such purchase and sale agreement would be as favorable as the terms offered pursuant to the combination transactions.

          As of December 31, 1999, the 1993 Partnership had bank indebtedness of $494,800 which is equal to 9% of the Present Value of its oil and gas reserves. If the combination transactions are not approved, the General Partners anticipate that amortization of such bank debt will begin prior to year end 2000 and such amortization will have an adverse affect on limited partner cash distributions.

          If the combination transactions are not consummated, costs and expenses incurred in connection with the combination transaction proposals will be borne by the Combining Entities, including the partnerships. Limited partners in each partnership will bear a portion of the costs allocated to each partnership based on the percentage interest of limited partners voting in favor of the combination transactions. The estimated share of expenses allocated to the 1993 Partnership is $76,500 of which a maximum of $68,850 would be allocated to limited partners, or $11 per $1,000 of investment, if all limited partners voted in favor of the combination transactions.

          Canaan and the General Partners have prepared an analysis of the present value of the estimated future net cash flows to the limited partners assuming that each partnership was continued. This value is referred to as the "Continuation Value" and is based on the following assumptions:

               The estimated future net revenues from the sale of oil and gas are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

               The partnerships will continue to incur general administrative expenses in favor of the General Partners as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

               Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

               The estimated future net cash flows have been discounted at a discount rate of 10% to arrive at the estimated Continuation Value.

          Table E in this Supplement provides a comparison of Exchange Value, Appraised Value and Continuation Value for the 1993 Partnership


                      COMBINATION VALUES AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A -  Calculation of estimated Exchange Values and the allocation of shares of Canaan common stock assuming a closing of the combination transactions on July 31, 2000.

          .    Table B -  Calculation of estimated Appraised Values as of July
                          31, 2000.

          .    Table C -  Calculation of Continuation Value as of July 31,
                          2000.

          .    Table D -  The General Partners' and Canaan's compensation and cash distribution history for the three most recent fiscal years and the three months ended March 31, 2000.

          .    Table E -  The amount of the limited partners' cash distributions for the five most recent fiscal years and the three months ended March 31, 2000.

          .    Table F -  Comparison of Exchange Value, Appraised Value and
                          Continuation Value.

          For additional information, see the following sections of the
           Prospectus:

          . "Information Concerning the Partnerships - Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 118; and

          .    "Unaudited Pro Forma Financial Information" in Appendix B.

                                    Table A
                    Coral Reserves Natural Gas Income Fund
                           1993 Limited Partnership
                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to July 31, 2000, after which date cash distributions will be suspended pending the meetings of the partnerships to vote on the combination transactions. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                              Amount
                                                              ------
Reserve Value of Oil and Gas                                $4,751,400
     Properties (1).......................................
Bank Debt as of Effective Date............................     479,800
Working Capital as of Effective Date:
     Cash and cash equivalents............................     103,297
     Accounts receivable..................................     269,446
     Accounts payable.....................................      90,684
Subtotal - Working Capital................................     282,059
Estimated Cash Distributions Before
     Closing (3)..........................................     808,281     Shares of        Percent of
Estimated Interest Expense Before                                           Canaan            Stock
     Closing (3)                                                37,060  Common Stock (2)  Outstanding (2)
                                                                        ----------------  ---------------
Estimated Exchange Value
     at Closing(4)........................................   3,572,540          354,500             7.09%
Allocated to:
     Limited Partners.....................................   2,569,088          258,883             5.18%
     General Partner......................................     639,378           63,959             1.27%
     Additional General Partners..........................      34,089            3,553             0.07%
     Canaan Securities....................................     199,205           20,305             0.41%
     Placing Brokers......................................     130,780            7,800             0.16%
Limited Partner per $1000 Investment......................         394               40               (5)

______________________
(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the year ended December 31, 1999.

(2) Assumes no limited partners elect to receive cash. Placing Brokers' shares based on 60% of Exchange Value.

(3) Assumes no further cash distribution after July 31, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt through July 31, 2000.

(4) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.3% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus for a more detailed explantation.

(5)  Less than 0.01%

                                    Table B
                    Coral Reserves Natural Gas Income Fund
                           1993 Limited Partnership

                   Calculation of Estimated Appraised Value

          The Appraised Value is estimated based on Canaan's estimate of property net revenue from the September 30, 1999 Effective Date to July 31, 2000. Variances in actual net revenue or a change in the closing date will result in a change in the Appraised Value for the partnership and will similarly change Appraised Values for other partnerships. Property net revenues include proceeds from sale of production less production taxes and operating expense.

                                                                                         Amount
                                                                                         ------
Appraised Value of Oil and Gas
     Properties (1)..................................................................  $3,549,000
Estimated Property Net Revenues Before Closing(2)....................................     948,543
Appraised Value of Properties at Closing Date........................................   2,600,457
Bank Debt as of Closing Date.........................................................     583,800
Working Capital as of Closing Date:
     Cash and cash equivalents.......................................................     103,297
     Accounts receivable.............................................................     269,446
     Accounts payable................................................................      90,684
Subtotal - Working Capital...........................................................     282,059
Estimated Appraised Value
     at Closing(2)...................................................................   2,298,716
Allocated to:(3)
     Limited Partners................................................................   2,219,543
     General Partner and Additional General Partners.................................      79,173


Limited Partners per $1000 Investment................................................         340

__________________

(1) As determined based on an appraisal of the partnership's properties by Madison Energy Advisors. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus.

(2) Estimated through July 31, 2000, and uses actual property net revenues from September 30, 1999 to March 31, 2000 and estimated property net revenues based on Netherland, Sewell report thereafter.

(3) Allocated based on liquidation provisions of applicable partnership agreement.

                                    Table C
        Coral Reserves Natural Gas Income Fund 1993 Limited Partnership
                       Calculation of Continuation Value


          The Continuation Value is based on the present value of the estimated future net cash flows to limited partners assuming the partnership was continued after July 31, 2000 which is the date used in the Prospectus to calculate the estimated Exchange Value and Appraised Value. The Continuation Value is based on the following assumptions.

               The estimated future net revenues from the sale of oil and gas after July 31, 2000 are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

               The partnerships will continue to incur general and administrative expenses in favor of the General Partner as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

               Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

               The estimated future net cash flows were then discounted at a discount rate of 10% to arrive at the Continuation Value.

          The following table sets forth the estimated future net cash flows for all limited partners as a group and per $1,000 of investment used to calculate the Continuation Value.

                                           Estimated Net Cash
                                               Flow                  Per $1,000 of
                 Year                    to Limited Partners          Investment
                 ----                    -------------------          ----------
          1999/(1)/                        $    179,179               $     27
          2000                                  733,657                    112
          2001                                  306,700                     47
          2002                                  341,575                     52
          2003                                  329,965                     51
          2004                                  460,687                     71
          2005                                  335,467                     51
          Thereafter                          3,090,441                    473
          Less:
           Cash flow from
           September 30, 1999 through
           July 31, 2000/(2)/                  (770,969)                  (118)
                                           ------------               --------
                           Total           $  5,006,720               $    767
                                           ============               ========
           Continuation Value -
           Present Value of Estimated
           Net Cash Flow at 10%
           discount rate                   $  2,311,366               $    354
                                           ============               ========

__________________

/(1)/ Estimated net cash flow from September 30, 1999 Effective Date through December 31, 1999.

/(2)/  Adjusted cash flow to July 31, 200 evaluation date.

                                    Table D
        Coral Reserves Natural Gas Income Fund 1993 Limited Partnership

                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                                Year Ended December 31,
                                              ---------------------------------
                                                                                    Three months ended
                                                1997         1998         1999        March 31, 2000
                                              --------     --------     --------   --------------------
Reimbursement of expenses paid
to General Partner..........................  $ 80,000     $ 50,869     $ 41,374          $13,961
Operating fees paid to Canaan...............    78,583      105,624      107,780           27,137
Cash distributions paid to
General Partner.............................   139,082       94,622       66,079           23,245
Cash distributions paid to
Additional General Partners.................    15,454       10,514        7,342            2,583


                                    Table E
        Coral Reserves Natural Gas Income Fund 1993 Limited Partnership

            Summary of Cash Distributions Paid to Limited Partners

                                                Year Ended December 31,
                              ---------------------------------------------------------
                                                                                            Three months
                                                                                           ended March 31,
                                1995          1996        1997      1998        1999           2000
                              --------     ----------  ----------  --------    --------    ---------------
Cash distributions
paid to limited
partners(1).................  $875,590     $1,376,677  $1,390,822  $946,226    $660,784        $232,453

Cash distributions
to limited partners
per $1,000
investment..................       134            211         213       145         101              36

________________

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                                    Table F
        Coral Reserves Natural Gas Income Fund 1993 Limited Partnership

               Comparison of Exchange Value, Appraised Value and
                              Continuation Value

          The following table sets forth a comparison of the Exchange Value, Appraised Value and Continuation Value for the 1993 Partnership for the limited partners as a group and for each limited partner per $1000 of investment all as of July 31, 2000.

                                                       Liquidation/      Continuation
                                                      Appraised Value       Value       Exchange Value
                                                      ---------------       -----       --------------
1993 Partnership
----------------
     Limited Partners                                      $2,219,543    $2,311,366      $2,569,088
     Limited Partners per $1000 of investment                     340           354             394


          The Exchange Value does not represent the fair value of the partnership or its net assets and is being used solely for purposes of determining the relative ownership of Canaan by the 1993 Partnership. There is no assurance that the value of common stock received by a limited partner will be equal to Exchange Value. The Continuation Value is based on the present value of the estimated future net cash flows to the limited partners if the partnership were continued. The Appraised Value is the amount a limited partner may elect to receive in cash and is based on an appraisal of the partnership's assets and an assumed liquidation of the 1993 Partnership.

                      CORAL RESERVES ENERGY INCOME FUND
                           1995 LIMITED PARTNERSHIP
                           (the "1995 Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                           Dated _____________, 2000

             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' and additional general partners' interests in the eight oil and gas limited partnerships previously sponsored by Coral Reserves, Inc. and Coral Reserves Energy Corp., affiliates of Canaan and the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's relative share of the total "exchange value" as described below.

          We refer to Canaan, the partnerships, the general partners, Indian Oil Company and Canaan Securities as the "Combining Entities". When we refer to the Coral Group we mean Canaan, the partnerships, the general partners, the additional general partners, Canaan Securities and the placing brokers. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "exchange value" of such entity relative to the total exchange value of all Combining Entities. The exchange value was determined by Canaan and is based on a valuation of each Combining Entity's oil and gas reserve values and other assets and liabilities. The reserves values were determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership may also elect to receive cash in lieu of Canaan common stock equal to the "appraised value" of his interest in the partnership.

          The Prospectus/Proxy Statement dated _____________, 2000, which we refer to as the "Prospectus" describes the combination transactions in detail. However, the effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1995 Partnership. The General Partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus.

                                 RISK FACTORS

          There are numerous risks associated with the combination transactions. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on page 29 of the Prospectus.

          . "Comparison of Securityholder Rights" beginning on page 154 of the Prospectus.

Risks Related to the 1995 Partnership

          There are no risk factors applicable to the 1995 Partnership that are materially different from the risk factors described in the Prospectus.

                               TAX CONSEQUENCES

          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss will be recognized by a limited partner as a result of the receipt of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives cash will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Material Federal Income Tax Consequences" beginning on page 87 of the Prospectus.

             METHOD OF DETERMINING COMBINATION EXCHANGE VALUES AND
                               APPRAISED VALUES

          The following is a summary of the methods of determining the exchange values and appraised values. For more detailed information concerning the subject, please see the following sections of the Prospectus:

          . "Summary - Method of Determining Combination Exchange Values" on page 8.

          .    "Summary - Summary of Estimated Exchange Values" on page 12.

          .    "Summary - Determination of Appraised Value" on page 18.

          . "Method of Determining Combination Exchange Values and Appraised Values" on page 58.

General

          Canaan and the General Partners determined the Exchange Value for each of the Combining Entities. The Exchange Value takes into consideration the value of each Combining Entities oil and gas reserves determined as described below and the other assets and liabilities of each Combining Entity as adjusted for other items for Canaan, Indian and the 1996 and 1996-I partnerships. The Exchange Value is used to allocate the shares of Canaan common stock to each Combining Entity based on relative Exchange Values. This methodology is used based on the arm's length negotiated agreement between Indian and Canaan and the General Partners in connection with the negotiation of the Indian Acquisition Agreement and because it is a consistent methodology for establishing the relative value of each Combining Entity. The Exchange Value may not represent fair market value.

          Canaan engaged Netherland, Sewell & Associates, Inc. to estimate a value of the oil and gas reserves for each Combining Entity. Netherland Sewell estimated the reserves, future net revenues therefrom and the present value of such future net revenues for each Combining Entity as of September 30, 1999. We refer to the evaluation date of September 30, 1999 as the "Effective Date" and the present value of the estimated future net revenues from estimated reserves as of the Effective Date as the "Reserve Value" for each Combining Entity.

          We refer to the reserves estimated by Netherland Sewell as "Exchange Reserves". They include estimates of proved undeveloped reserves as well as proved developed reserves, both producing and nonproducing, as the term "proved" is defined by the Society of Petroleum Engineers. However, because the reserves are estimated using prices different from those required by the Securities and Exchange Commission, we use the term "Exchange" instead of "proved" to describe the reserve estimates for the Exchange Value.

          The Reserve Value is an estimate only and does not represent the fair market value of the underlying properties. The Reserve Values are being used solely for purposes of determining the relative value of each of the Combining Entities in the combination transactions.

          The "Exchange Value" for each Combining Entity will be equal to:

          .  Reserve Value as of the Effective Date.

          .  Less bank debt at the Effective Date.

          .  Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank or other debt assumed by Canaan from the Effective Date through July 31, 2000.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and through July 31, 2000.

          . An adjustment for any gas imbalances which Canaan and the General Partners do not expect to be material.

          . For Canaan, an upward adjustment of $5.0 million for the value of its "operating rights" as described in the Prospectus.

          . For the 1996 and 1996-I Partnerships, upward adjustments, and for Indian, a downward adjustment, for the Indian contingent production payment as described in the Prospectus.

Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Reserve Value and other components of Exchange Value was allocated in after payout sharing ratios.

          As of March 31, 2000, "payout" had not occurred for any limited partners in the 1995 Partnership.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Reserve Value and other components of Exchange Value to the limited partners and the General Partners.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and through July 31, 2000. Cash distributions from the partnerships will be suspended after July 31, 2000 to the date of the meetings to vote on the combination transactions. If the combination transactions are approved and closed the partnerships will not make any further cash distributions. If the combination transactions are not approved or closed, the partnerships will immediately pay any suspended cash distributions.

          If the allocation of Exchange Value within a partnership plus historical cash distributions is not at least 115% of the capital contributions of the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this amount is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Method of Determining Appraised Value

          A limited partner may elect to receive cash equal to the Appraised Value of his interest in a partnership. The Appraised Value was determined based on an appraisal by Madison Energy Advisors of each partnership's oil and gas properties valuing them as if sold in an orderly manner and in a reasonable period of time and in a manner consistent with appropriate industry practice. Other assets and liabilities of each partnership, consisting primarily of bank debt and working capital were valued at their respective book values. The Appraised Value also takes into consideration the cost associated with the sale of the partnership oil and gas properties and assumes the proceeds of sale of the partnership properties and working capital after payment of liabilities are distributed in a liquidation of the partnership. The appraisal was obtained in order to satisfy the requirements of the National Association of Securities Dealers that limited partners be offered the opportunity to receive cash equal to the Appraised Value of their interest in the partnership. The Appraised Value for each partnership ranges from 56% to 93% of the Exchange Values.

          If the Appraised Value of a limited partner's interest plus historical cash distributions is less than 110% of the amount of the limited partner's original investment, the Appraised Value for a limited partner electing cash will be increased to such amount. Canaan and the General Partners believe that the limited partners of the 1996 and 1996-I partnerships will be the only limited partners whose Appraised Value will be affected by this adjustment.

Calculation of Exchange Value and Appraised Value

          See Table A in this Supplement for calculation of the Exchange Value of the 1995 Partnership and Table B for the calculation of the Appraised Value of the 1995 Partnership.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS

          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships receiving Canaan common stock or cash at Appraised Value and are fair to the partnerships as a whole.

          Please see "Recommendation of the General Partners and Fairness of the Combination Transactions" on page 71 of the Prospectus for a detailed discussion of the reasons for the General Partners' opinions. The following summarizes the principal reasons for the General Partners' opinions.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. The Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions.

          A limited partner of a partnership may elect to receive cash in lieu of Canaan common stock in an amount equal to the Appraised Value of such limited partner's interest. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value of their interest based on an appraisal of the partnership oil and gas properties performed by an independent appraiser.

                  INFORMATION CONCERNING THE 1995 PARTNERSHIP

General
          The 1995 Partnership was formed in April, 1995 and raised $6.8 million of limited partner capital contributions. As of March 31, 2000, the 1995 Partnership had distributed $5.2 million in cash to limited partners representing 76% of their original investment. The 1995 Partnership has not achieved payout for any limited partners.

          The term of the 1995 Partnership is until December 31, 2014 unless the partnership is earlier terminated in accordance with the applicable provisions of the Partnership Agreement.

          See "Information Concerning Partnerships" beginning on page 107 of the Prospectus for additional information about the 1995 Partnership.

Failure to Approve the Combination Transactions

          If the combination transactions are not approved, the 1995 Partnership will continue in its business as previously conducted. However, it is possible a new transaction might be provoked by Canaan or the General Partners, but no other terms have been discussed or considered by them. In addition, Canaan and the General Partners may also explore other alternatives, such as the sale of the Coral Group to a third party, but there is no assurance that Canaan and the General Partners could find a third party interested in purchasing as such. The terms and conditions of any such purchase and sale agreement would be as favorable as the terms offered pursuant to the combination transactions.

          The 1995 Partnership does not have any material bank indebtedness. If the combination transactions are not approved, the General Partners anticipate that the 1995 Partnership may incur indebtedness to provide funds to finance additional development costs. If so amortization of any bank debt will have an adverse affect on limited partner cash distributions.

          If the combination transactions are not consummated, costs and expenses incurred in connection with the combination transaction proposals will be borne by the Combining Entities, including the partnerships. Limited partners in each partnership will bear a portion of the costs allocated to each partnership based on the percentage interest of limited partners voting in favor of the combination transactions. The estimated share of expenses allocated to the 1995 Partnership is $127,500 of which a maximum of $114,750 would be allocated to limited partners, or $17 per $1,000 of investment, if all limited partners voted in favor of the combination transactions.

          Canaan and the General Partners have prepared an analysis of the present value of the estimated future net cash flows to the limited partners assuming that each partnership was continued. This value is referred to as the "Continuation Value" and is based on the following assumptions:

               The estimated future net revenues from the sale of oil and gas are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

               The partnerships will continue to incur general administrative expenses in favor of the General Partners as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

               Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

               The estimated future net cash flows have been discounted at a discount rate of 10% to arrive at the estimated Continuation Value.

          Table E in this Supplement provides a comparison of Exchange Value, Appraised Value and Continuation Value for the 1995 Partnership

                      COMBINATION VALUES AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A -  Calculation of estimated Exchange Values and the allocation of shares of Canaan common stock assuming a closing of the combination transactions on July 31, 2000.

          .    Table B -  Calculation of estimated Appraised Values as of July
                          31, 2000.

          .    Table C -  Calculation of Continuation Value as of July 31,
                          2000.

          .    Table D -  The General Partners' and Canaan's compensation and cash distribution history for the three most recent fiscal years and the three months ended March 31, 2000.

          .    Table E -  The amount of the limited partners' cash distributions for the five most recent fiscal years and the three months ended March 31, 2000.

          .    Table F -  Comparison of Exchange Value, Appraised Value and
                          Continuation Value.

          For additional information, see the following sections of the Prospectus :

          . "Information Concerning the Partnerships - Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 118; and

          .    "Unaudited Pro Forma Financial Information" in Appendix B.

                                    Table A
                      Coral Reserves Energy Income Fund
                           1995 Limited Partnership

                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to July 31, 2000, after which date cash distributions will be suspended pending the meetings of the partnerships to vote on the combination transaction. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                                          Amount
                                                                          ------
Reserve Value of Oil and Gas
          Properties (1)............................................  $6,316,000
Bank Debt as of Effective Date......................................          --
Working Capital as of Effective Date:
          Cash and cash equivalents.................................     388,408
          Accounts receivable.......................................     372,644
          Accounts payable..........................................      59,528
Subtotal - Working Capital..........................................     701,524
Estimated Cash Distributions Before
          Closing (3)...............................................   1,108,367        Shares of         Percent of
Estimated Interest Expense Before                                                         Canaan             Stock
          Closing (3)                                                         --     Common Stock (2)    Outstanding (2)
Estimated Exchange Value
          at Closing(4).............................................   5,692,797          565,000            11.30%
Allocated to:
          Limited Partners..........................................   4,220,132          426,113             8.52%
          General Partner...........................................     956,506           96,104             1.92%
          Additional General Partners...............................      54,803            5,593             0.11%
          Canaan Securities.........................................     231,580           23,390             0.47%
          Placing Brokers...........................................     229,777           13,800             0.28%
Limited Partner per $1000 Investment................................         620               63               (5)

____________________________
(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus. No partnerships own an individual property representing more than 10% the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the year ended December 31, 1999.

(2) Assumes no limited partners elect to receive cash. Placing Brokers' shares based on 60% of Exchange Value.

(3) Assumes no further cash distributions after July 31, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt through July 31, 2000.

(4) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.3% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus for a more detailed explantation.

(5)  Less than 0.01%

                                    Table B
                      Coral Reserves Energy Income Fund
                           1995 Limited Partnership

                   Calculation of Estimated Appraised Value

          The Appraised Value is estimated based on Canaan's estimate of property net revenue from the September 30, 1999 Effective Date to July 31, 2000. Variances in actual net revenue or a change in the closing date will result in a change in the Appraised Value for the partnership and will similarly change Appraised Values for other partnerships. Property net revenues include proceeds from sale of production less production taxes and operating expense.

                                                                                                    Amount
                                                                                                    ------
Appraised Value of Oil and Gas
          Properties at Effective Date(1).....................................................    $4,317,000
Estimated Property Net Revenues Before Closing(2).............................................     1,282,241
Appraised Value of Properties at Closing Date.................................................     3,034,759
Bank Debt as of Closing Date..................................................................        94,000
Working Capital as of Closing Date:
          Cash and cash equivalents...........................................................       388,408
          Accounts receivable.................................................................       372,644
          Accounts payable....................................................................        59,528
Subtotal - Working Capital....................................................................       701,524
Estimated Appraised Value
          at Closing(2).......................................................................     3,642,283
Allocated to:(3)
          Limited Partners....................................................................     3,642,283
          General Partner and Additional General Partners.....................................           ---


Limited Partners per $1000 Investment.........................................................           535

______________________
(1) As determined based on an appraisal of the partnership's properties by Madison Energy Advisors. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus.

(2) Estimated through July 31, 2000, and uses actual property net revenues from September 30, 1999 to March 31, 2000 and estimated property net revenues based on Netherland, Sewell report thereafter.

(3) Allocated based on liquidation provisions of applicable partnership agreement.

                                    Table C
             Coral Reserves Energy Income 1995 Limited Partnersip
                       Calculation of Continuation Value

          The Continuation Value is based on the present value of the estimated future net cash flows to limited partners assuming the partnership was continued after July 31, 2000 which is the date used in the Prospectus to calculate the estimated Exchange Value and Appraised Value. The Continuation Value is based on the following assumptions.

               The estimated future net revenues from the sale of oil and gas after July 31, 2000 are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

               The partnerships will continue to incur general and administrative expenses in favor of the General Partner as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

               Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

               The estimated future net cash flows were then discounted at a discount rate of 10% to arrive at the Continuation Value.

          The following table sets forth the estimated future net cash flows for all limited partners as a group and per $1,000 of investment used to calculate the Continuation Value.

                                                Estimated Net Cash
                                                       Flow                Per $1,000 of
                      Year                      to Limited Partners         Investment
                      ----                      -------------------         ----------
          1999/(1)/                               $      329,391           $       48
          2000                                         1,083,442                  159
          2001                                           823,880                  121
          2002                                           588,089                   86
          2003                                           557,926                   82
          2004                                           517,336                   76
          2005                                           499,707                   73
          Thereafter                                   2,469,353                  363
          Less:
            Cash flow from
            September 30, 1999 through
            July 31, 2000/(2)/                        (1,060,357)                (156)
                                                  --------------           ----------
                           Total                  $    5,808,775           $      854
                                                  ==============           ==========
          Continuation Value -
          Present Value of Estimated
          Net Cash Flow at 10%
          discount rate                           $    3,603,349           $      526
                                                  ==============           ==========

__________________
/(1)/Estimated net cash flow from September 30, 1999 Effective Date through
     December 31, 1999.

/(2)/Adjusts cash flow to July 31, 2000 evaluation date.

                                   Table D
          Coral Reserves Energy Income Fund 1995 Limited Partnership

                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                                                      Year Ended December 31,
                                                                   -----------------------------------
                                                                                                          Three months ended
                                                                      1997          1998        1999        March 31, 2000
                                                                   ---------      --------    --------    ------------------
Reimbursement of expenses paid
to General Partner.................................                 $ 78,659      $ 58,639    $ 59,253          $ 18,261
Operating fees paid to Canaan......................                   87,611       125,383     130,991            33,114
Cash distributions paid to
General Partner....................................                  135,220       107,405      94,904            32,721
Cash distributions paid to
Additional General Partners........................                   15,024        11,934      10,546             3,636

                                   Table E
          Coral Reserves Energy Income Fund 1995 Limited Partnership

            Summary of Cash Distributions Paid to Limited Partners

                                                       Year Ended December 31,
                              -----------------------------------------------------------------------
                                                                                                               Three months
                                                                                                              ended March 31,
                                  1995            1996          1997           1998          1999                   2000
                              -----------      -----------  -------------   ------------   ----------         ----------------
Cash distributions
paid to limited
partners(1).................  $406,954          $1,089,050     $1,352,194     $1,074,056     $949,052              $327,212

Cash distributions
to limited partners
per $1,000
investment..................        60                 160            199            158          139                    48

_____________________

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                                   Table F
          Coral Reserves Energy Income Fund 1995 Limited Partnership

                        Comparison of Exchange Value,
                    Appraised Value and Continuation Value

          The following table sets forth a comparison of the Exchange Value, Appraised Value and Continuation Value for the 1995 Partnership for the limited partners as a group and for each limited partner per $1000 of investment all as of July 31, 2000.

                                                           Liquidation/           Continuation
                                                          Appraised Value             Value         Exchange Value
                                                          ---------------             -----         --------------
1995 Partnership
----------------
     Limited Partners                                       $3,642,283             $3,564,073         $4,220,132

     Limited Partner per $1000 of investment                       535                    524                620

          The Exchange Value does not represent the fair value of the partnership or its net assets and is being used solely for purposes of determining the relative ownership of Canaan by the 1995 Partnership. There is no assurance that the value of common stock received by a limited partner will be equal to Exchange Value. The Continuation Value is based on the present value of the estimated future net cash flows to the limited partners if the partnership were continued. The Appraised Value is the amount a limited partner may elect to receive in cash and is based on an appraisal of the partnership's assets and an assumed liquidation of the 1995 Partnership.

                       CORAL RESERVES 1996 INSTITUTIONAL
                             LIMITED PARTNERSHIP
                          (the "1996-I Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                        Dated __________________, 2000

             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' and additional general partners' interests in the eight oil and gas limited partnerships previously sponsored by Coral Reserves, Inc. and Coral Reserves Energy Corp., affiliates of Canaan and the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's relative share of the total "exchange value" as described below.

          We refer to Canaan, the partnerships, the general partners, Indian Oil Company and Canaan Securities as the "Combining Entities". When we refer to the Coral Group we mean Canaan, the partnerships, the general partners, the additional general partners, Canaan Securities and the placing brokers. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "exchange value" of such entity relative to the total exchange value of all Combining Entities. The exchange value was determined by Canaan and is based on a valuation of each Combining Entity's oil and gas reserve values and other assets and liabilities. The reserves values were determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership may also elect to receive cash in lieu of Canaan common stock equal to the "appraised value" of his interest in the partnership.

          The Prospectus/Proxy Statement dated ___________, 2000, which we refer to as the "Prospectus" describes the combination transactions in detail. However, the effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1996-I Partnership. The general partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus.

                                 RISK FACTORS

          There are numerous risks associated with the combination transactions. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on page 29 of the Prospectus.

          . "Comparison of Securityholder Rights" beginning on page 154 of the Prospectus.

Risks Related to the 1996-I Partnership

          For the 1996-I Partnership, failure to approve the combination transactions may result in a material adverse affect on the current limited partners due to a $3,000,000 downward adjustment in the Indian Contingent Production Payment negotiated in connection with the Indian Acquisition Agreement.

                               TAX CONSEQUENCES

          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss will be recognized by a limited partner as a result of the receipt of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives cash will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Material Federal Income Tax Consequences" beginning on page 87 of the Prospectus.

             METHOD OF DETERMINING COMBINATION EXCHANGE VALUES AND
                               APPRAISED VALUES

          The following is a summary of the methods of determining the exchange values and appraised values. For more detailed information concerning the subject, please see the following sections of the Prospectus:

          . "Summary - Method of Determining Combination Exchange Values" on page 8.

          .    "Summary - Summary of Estimated Exchange Values" on page 12.

          .    "Summary - Determination of Appraised Value" on page 18.

          . "Method of Determining Combination Exchange Values and Appraised Values" on page 58.

General

          Canaan and the General Partners determined the Exchange Value for each of the Combining Entities. The Exchange Value takes into consideration the value of each Combining Entities oil and gas reserves determined as described below and the other assets and liabilities of each Combining Entity as adjusted for other items for Canaan, Indian and the 1996 and 1996-I partnerships. The Exchange Value is used to allocate the shares of Canaan common stock to each Combining Entity based on relative Exchange Values. This methodology is used based on the arm's length negotiated agreement between Indian and Canaan and the General Partners in connection with the negotiation of the Indian Acquisition Agreement and because it is a consistent methodology for establishing the relative value of each Combining Entity. The Exchange Value may not represent fair market value.

          Canaan engaged Netherland, Sewell & Associates, Inc. to estimate a value of the oil and gas reserves for each Combining Entity. Netherland Sewell estimated the reserves, future net revenues therefrom and the present value of such future net revenues for each Combining Entity as of September 30, 1999. We refer to the evaluation date of September 30, 1999 as the "Effective Date" and the present value of the estimated future net revenues from estimated reserves as of the Effective Date as the "Reserve Value" for each Combining Entity.

          We refer to the reserves estimated by Netherland Sewell as "Exchange Reserves". They include estimates of proved undeveloped reserves as well as proved developed reserves, both producing and nonproducing, as the term "proved" is defined by the Society of Petroleum Engineers. However, because the reserves are estimated using prices different from those required by the Securities and Exchange Commission, we use the term "Exchange" instead of "proved" to describe the reserve estimates for the Exchange Value.

          The Reserve Value is an estimate only and does not represent the fair market value of the underlying properties. The Reserve Values are being used solely for purposes of determining the relative value of each of the Combining Entities in the combination transactions.

          The "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank or other debt assumed by Canaan from the Effective Date through July 31, 2000.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and through July 31, 2000.

          . An adjustment for any gas imbalances which Canaan and the General Partners do not expect to be material.

          . For Canaan, an upward adjustment of $5.0 million for the value of its "operating rights" as described in the Prospectus.

          . For the 1996 and 1996-I Partnerships, upward adjustments, and for Indian, a downward adjustment, for the Indian contingent production payment as described in the Prospectus.

Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1996-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Reserve Value and other components of Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1996-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Reserve Value and other components of Exchange Value to the limited partners and the General Partners.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and through July 31, 2000. Cash distributions from the partnerships will be suspended after July 31, 2000 to the date of the meetings to vote on the combination transactions. If the combination transactions are approved and closed the partnerships will not make any further cash distributions. If the combination transactions are not approved or closed, the partnerships will immediately pay any suspended cash distributions.

          If the allocation of Exchange Value within a partnership plus historical cash distributions is not at least 115% of the capital contributions of the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this amount is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Method of Determining Appraised Value

          A limited partner may elect to receive cash equal to the Appraised Value of his interest in a partnership. The Appraised Value was determined based on an appraisal by Madison Energy Advisors of each partnership's oil and gas properties valuing them as if sold in an orderly manner and in a reasonable period of time and in a manner consistent with appropriate industry practice. Other assets and liabilities of each partnership, consisting primarily of bank debt and working capital were valued at their respective book values. The Appraised Value also takes into consideration the cost associated with the sale of the partnership oil and gas properties and assumes the proceeds of sale of the partnership properties and working capital after payment of liabilities are distributed in a liquidation of the partnership. The appraisal was obtained in order to satisfy the requirements of the National Association of Securities Dealers that limited partners be offered the opportunity to receive cash equal to the Appraised Value of their interest in the partnership. The Appraised Value for each partnership ranges from 56% to 93% of the Exchange Values.

          If the Appraised Value of a limited partner's interest plus historical cash distributions is less than 110% of the amount of the limited partner's original investment, the Appraised Value for a limited partner electing cash will be increased to such amount. Canaan and the General Partners believe that the limited partners of the 1996 and 1996-I partnerships will be the only limited partners whose Appraised Value will be affected by this adjustment.

Calculation of Exchange Value and Appraised Value

          See Table A in this Supplement for calculation of the Exchange Value of the 1996-I Partnership and Table B for the calculation of the Appraised Value of the 1996-I Partnership.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS

          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships receiving Canaan common stock or cash at Appraised Value and are fair to the partnerships as a whole.

          Please see "Recommendation of the General Partners and Fairness of the Combination Transactions" on page 71 of the Prospectus for a detailed discussion of the reasons for the General Partners' opinions. The following summarizes the principal reasons for the General Partners' opinions.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. The Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions.

          A limited partner of a partnership may elect to receive cash in lieu of Canaan common stock in an amount equal to the Appraised Value of such limited partner's interest. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value of their interest based on an appraisal of the partnership oil and gas properties performed by an independent appraiser.

                 INFORMATION CONCERNING THE 1996-I PARTNERSHIP

General

          The 1996-I Partnership was formed in December, 1995 and raised $6.5 million of limited partner capital contributions. As of March 31, 2000, the 1996-I Partnership had distributed $3.0 million in cash to limited partners representing 47% of their original investment.

          The term of the 1996-I Partnership is until December 31, 2014 unless the partnership is earlier terminated in accordance with the applicable provisions of the Partnership Agreement.

          See "Information Concerning Partnerships" beginning on page 107 of the Prospectus for additional information about the 1996-I Partnership.

Failure to Approve the Combination Transactions

          If the combination transactions are not approved, the 1996-I Partnership will continue in its business as previously conducted. However, it is possible a new transaction might be provoked by Canaan or the General Partners, but no other terms have been discussed or considered by them. In addition, Canaan and the General Partners may also explore other alternatives, such as the sale of the Coral Group to a third party, but there is no assurance that Canaan and the General Partners could find a third party interested in purchasing as such. The terms and conditions of any such purchase and sale agreement would be as favorable as the terms offered pursuant to the combination transactions.

          If the combination transactions are not consummated, the amount of the remaining balance of the Contingent Production Payment owing from Indian to the 1996 and 1996-I partnerships will be reduced by $3 million. This will result in no gain or return on the amount of these partnerships' investments in the Contingent Production Payment. The payment of this obligation is subordinate to Indian's obligations to its bank lenders and depending on the amount of the liquidation proceeds, the Contingent Production Payment may not be paid in full. The Coral Group, including these partnerships, would also be entitled to share a portion of the 50% of the remaining proceeds of liquidation otherwise distributable to Indian shareholders, which is uncertain. The amount invested in the Contingent Production Payment represented 33% of the initial capital of the 1996 partnership and 43% of the initial capital of the 1996-I partnership. Thus, the failure to approve the combination transactions would adversely affect the returns to the limited partners in these partnerships unless the Contingent Production Payment repayment proceeds are successfully reinvested.

          As of December 31, 1999, the 1996-I Partnership had bank indebtedness of $1,948,000 which is equal to 33% of the Present Value of its oil and gas reserves. If the combination transactions are not approved, the General Partners anticipate that amortization of such bank debt will begin prior to year end 2000 and such amortization will have an adverse affect on limited partner cash distributions.

          If the combination transactions are not consummated, costs and expenses incurred in connection with the combination transaction proposals will be borne by the Combining Entities, including the partnerships. Limited partners in each partnership will bear a portion of the costs allocated to each partnership based on the percentage interest of limited partners voting in favor of the combination transactions. The estimated share of expenses allocated to the 1996-I Partnership is $153,000 of which a maximum of $133,875 would be allocated to limited partners, or $21 per $1,000 of investment, if all limited partners voted in favor of the combination transactions.

          Canaan and the General Partners have prepared an analysis of the present value of the estimated future net cash flows to the limited partners assuming that each partnership was continued. This value is referred to as the "Continuation Value" and is based on the following assumptions:

          . The estimated future net revenues from the sale of oil and gas are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

          . The partnerships will continue to incur general administrative expenses in favor of the General Partners as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

          . Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

          . The estimated future net cash flows have been discounted at a discount rate of 10% to arrive at the estimated Continuation Value.

          Table E in this Supplement provides a comparison of Exchange Value, Appraised Value and Continuation Value for the 1996-I Partnership

                      COMBINATION VALUES AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A -      Calculation of estimated Exchange Values and the
                              allocation of shares of Canaan common stock assuming a closing of the combination transactions on July 31, 2000.

          .    Table B -      Calculation of estimated Appraised Values as of
                              July 31, 2000.

          .    Table C -      Calculation of Continuation Value as of July 31,
                              2000.

          .    Table D -      The General Partners' and Canaan's compensation
                              and cash distribution history for the three most recent fiscal years and the three months ended
                              March 31, 2000.

          .    Table E -      The amount of the limited partners' cash
                              distributions for the five most recent fiscal years and the three months ended March 31, 2000.

          .    Table F -      Comparison of Exchange Value, Appraised Value and
                              Continuation Value.

          For additional information, see the following sections of the
Prospectus:

          . "Information Concerning the Partnerships - Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 118; and

          .    "Unaudited Pro Forma Financial Information" in Appendix B.

                                    TABLE A

       Coral Reserves 1996 Institutional Limited Partnership Calculation
                          of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to July 31, 2000, after which date cash distributions will be suspended pending the meetings of the partnerships to vote on the combination transactions. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                            Amount
                                                            ------
Reserve Value of Oil and Gas
        Properties (1)...............                     $6,152,600
Bank Debt as of Effective Date.......
Working Capital As Of Effective Date:                      1,900,000
        Cash and cash equivalents....                         96,989
        Accounts receivable..........                      2,732,318
        Accounts payable.............                         62,360
Subtotal - Working Capital...........                      2,766,947
Estimated Cash Distributions Before
        Closing (3)..................                      1,159,841
Estimated Interest Expense Before
        Closing (3)                                          142,216      Shares Of            Percent of
                                                                            Canaan               Stock
Other Adjustment                                           1,400,000   Common Stock (2)    Outstanding (2)
                                                                       ----------------    ---------------
Estimated Exchange Value
        at Closing(5)................                      7,110,123        705,000               14.11%
Allocated to:
        Limited Partners.............                      6,162,085        616,092               12.32%
        General Partner..............                        586,536         58,434                1.17%
        Additional General Partners..                         34,429          3,527                0.07%
        Canaan Securities............                        198,311         19,647                0.39%
        Placing Brokers..............                        128,764          7,800                0.16%
Limited Partner per $1000 Investment.                            945             94                  (6)

______________________________
(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the year ended December 31, 1999.

(2) Assumes no limited partners elect to receive cash. Placing Brokers' shares based on 60% of Exchange Value.

(3) Assumes no further cash distributions after July 31, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt through July 31, 2000.

(4) Adjustment for Indian Contingent Production Payment. Balance before adjustment included in Working Capital as of Effective Date.

(5) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.3% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus for a more detailed explantation.

(6)  Less than 0.01%

                                    TABLE B
             Coral Reserves 1996 Institutional Limited Partnership
                   Calculation of Estimated Appraised Value

          The Appraised Value is estimated based on Canaan's estimate of property net revenue from the September 30, 1999 Effective Date to July 31, 2000. Variances in actual net revenue or a change in the closing date will result in a change in the Appraised Value for the partnership and will similarly change Appraised Values for other partnerships. Property net revenues include proceeds from sale of production less production taxes and operating expense.

                                                                                          Amount
                                                                                          ------
Appraised Value Of Oil And Gas
        Properties At Effective Date(1)...............................................  $4,205,000
Estimated Property Net Revenues Before Closing(2).....................................   1,308,706
Appraised Value Of Properties At Closing Date.........................................   2,896,294
Bank Debt As Of Closing Date..........................................................   1,948,000
Working Capital as of Closing Date:
        Cash and cash equivalents.....................................................      96,989
        Accounts receivable...........................................................   2,732,318
        Accounts payable..............................................................      62,360
Subtotal - Working Capital............................................................   2,766,947
Estimated Appraised Value
        at Closing(2).................................................................   3,715,241
Allocated to:(3)
        Limited Partners..............................................................   3,969,059  (4)
        General Partner and Additional General Partners...............................       8,062


Limited Partners per $1000 Investment.................................................         609

_________________________
(1) As determined based on an appraisal of the partnership's properties by Madison Energy Advisors. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus.

(2) Estimated through July 31, 2000, and uses actual property net revenues from September 30, 1999 to March 31, 2000 and estimated property net revenues based on Netherland, Sewell report thereafter.

(3) Allocated based on liquidation provisions of applicable partnership agreement.

(4) Allocation to limited partners adjusted to increase Appraised Value so limited partners receive Appraised Value plus historical cash distributions equal to 110% of original investment.

                                    Table C
             Coral Reserves 1996 Institutional Limited Partnership
                       Calculation of Continuation Value

          The Continuation Value is based on the present value of the estimated future net cash flows to limited partners assuming the partnership was continued after July 31, 2000 which is the date used in the Prospectus to calculate the estimated Exchange Value and Appraised Value. The Continuation Value is based on the following assumptions.

          . The estimated future net revenues from the sale of oil and gas after July 31, 2000 are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

          . The partnerships will continue to incur general and administrative expenses in favor of the General Partner as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

          . Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

          . The estimated future net cash flows were then discounted at a discount rate of 10% to arrive at the Continuation Value.

          The following table sets forth the estimated future net cash flows for all limited partners as a group and per $1,000 of investment used to calculate the Continuation Value.

                                               Estimated Net Cash
                                                    Flow                Per $1,000 Of
                    Year                      to Limited Partners        Investment
                    ---                       -------------------        ----------
             1999/(1)/                           $   225,810              $    35
             2000                                    936,315                  144
             2001                                    647,962                   99
             2002                                    583,302                   89
             2003                                    761,986                  117
             2004                                    956,202                  147
             2005                                    841,196                  129
             Thereafter                            4,395,507                  674
             Less:
              Cash flow from
              September 30, 1999 through
              July 31, 2000/(2)/                  (1,093,850)                (168)
                        Total                    $ 8,254,429              $ 1,266
             Continuation Value -
             Present Value of Estimated
                        Net Cash Flow at 10%
                        discount rate            $ 4,231,779              $   649

_______________________
/(1)/ Estimated net cash flow from September 30, 1999 Effective Date through
      December 31, 1999.

/(2)/ Adjusts cash flow to July 31, 2000 evaluation date.

                                    TABLE D
             Coral Reserves 1996 Institutional Limited Partnership

                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                                      Year Ended December 31,
                                              ---------------------------------------
                                                                                         Three months
                                                                                        ended March 31,
                                                 1997          1998           1999           2000
                                              -----------   -----------   -----------  -----------------
Reimbursement of expenses paid
to General Partner.........................     $19,019       $ 30,268      $ 40,389         $11,452
Operating fees paid to Canaan..............       7,812         30,060        56,667          15,905
Cash distributions paid to
General Partner............................      63,985        124,538       147,943          46,071
Cash distributions paid to
Additional General Partners................       2,666          5,190         6,164           1,920


                                    Table E
             Coral Reserves 1996 Institutional Limited Partnership

            Summary of Cash Distributions Paid to Limited Partners

                                          Year Ended December 31,
                                  ---------------------------------------
                                                                                                        Three months
                                                                                                       ended March 31,
                                     1995          1996           1997        1998         1999            2000
                                  -----------   ------------  -----------  -----------  -----------  -----------------
Cash distributions paid to
limited partners(1).............    $16,510       $236,346     $466,556     $908,096    $1,078,747        $335,934

Cash distributions to
limited partners per
$1,000 investment...............          3             36           72          139           165              52

________________________

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                                 Table F
             Coral Reserves 1996 Institutional Limited Partnership

                        Comparison of Exchange Value,
                    Appraised Value and Continuation Value

          The following table sets forth a comparison of the Exchange Value, Appraised Value and Continuation Value for the 1996-I Partnership for the limited partners as a group and for each limited partner per $1000 of investment all as of July 31, 2000.

                                            Liquidation/      Continuation
                                           Appraised Value       Value        Exchange Value
                                           ---------------       -----        --------------
1996-I Partnership
------------------
  Limited Partners                           $3,969,059       $4,231,779         $6,162,084
  Limited Partner per $1000 of investment           609              649                945


          The Exchange Value does not represent the fair value of the partnership or its net assets and is being used solely for purposes of determining the relative ownership of Canaan by the 1996-I Partnership. There is no assurance that the value of common stock received by a limited partner will be equal to Exchange Value. The Continuation Value is based on the present value of the estimated future net cash flows to the limited partners if the partnership were continued. The Appraised Value is the amount a limited partner may elect to receive in cash and is based on an appraisal of the partnership's assets and an assumed liquidation of the 1996-I Partnership.

                      CORAL RESERVES ENERGY  INCOME FUND
                           1996 LIMITED PARTNERSHIP
                           (the "1996 Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                         Dated ________________, 2000

             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' and additional general partners' interests in the eight oil and gas limited partnerships previously sponsored by Coral Reserves, Inc. and Coral Reserves Energy Corp., affiliates of Canaan and the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's relative share of the total "Exchange Value" as described below.

          We refer to Canaan, the partnerships, the general partners, Indian Oil Company and Canaan Securities as the "Combining Entities". When we refer to the Coral Group we mean Canaan, the partnerships, the general partners, the additional general partners, Canaan Securities and the placing brokers. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "exchange value" of such entity relative to the total exchange value of all Combining Entities. The exchange value was determined by Canaan and is based on a valuation of each Combining Entity's oil and gas reserve values and other assets and liabilities. The reserves values were determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership may also elect to receive cash in lieu of Canaan common stock equal to the "appraised value" of his interest in the partnership.

          The Prospectus/Proxy Statement dated ____________, 2000, which we refer to as the "Prospectus" describes the combination transactions in detail. However, the effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1996 Partnership. The general partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus.

                                 RISK FACTORS

          There are numerous risks associated with the combination transactions. For a more complete description of these risk factors, please see:


          . "Risk Factors and Material Considerations" beginning on page 29 of the Prospectus.

          . "Comparison of Securityholder Rights" beginning on page 154 of the Prospectus.

Risks Related to the 1996 Partnership

          For the 1996 Partnership, failure to approve the combination transactions may result in a material adverse affect on the current limited partners due to a $3,000,000 downward adjustment in the Indian Contingent Production Payment negotiated in connection with the Indian Acquisition Agreement.

                               TAX CONSEQUENCES

          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss will be recognized by a limited partner as a result of the receipt of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives cash will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Material Federal Income Tax Consequences" beginning on page 87 of the Prospectus.

             METHOD OF DETERMINING COMBINATION EXCHANGE VALUES AND
                               APPRAISED VALUES

          The following is a summary of the methods of determining the exchange values and appraised values. For more detailed information concerning the subject, please see the following sections of the Prospectus:

          . "Summary - Method of Determining Combination Exchange Values" on page 8.

          .  "Summary - Summary of Estimated Exchange Values" on page 12.

          .  "Summary - Determination of Appraised Value" on page 18.

          . "Method of Determining Combination Exchange Values and Appraised Values" on page 58.

General

          Canaan and the General Partners determined the Exchange Value for each of the Combining Entities. The Exchange Value takes into consideration the value of each Combining Entities oil and gas reserves determined as described below and the other assets and liabilities of each Combining Entity as adjusted for other items for Canaan, Indian and the 1996 and 1996-I partnerships. The Exchange Value is used to allocate the shares of Canaan common stock to each Combining Entity based on relative Exchange Values. This methodology is used based on the arm's length negotiated agreement between Indian and Canaan and the General Partners in connection with the negotiation of the Indian Acquisition Agreement and because it is a consistent methodology for establishing the relative value of each Combining Entity. The Exchange Value may not represent fair market value.

          Canaan engaged Netherland, Sewell & Associates, Inc. to estimate a value of the oil and gas reserves for each Combining Entity. Netherland Sewell estimated the reserves, future net revenues therefrom and the present value of such future net revenues for each Combining Entity as of September 30, 1999. We refer to the evaluation date of September 30, 1999 as the "Effective Date" and the present value of the estimated future net revenues from estimated reserves as of the Effective Date as the "Reserve Value" for each Combining Entity.

          We refer to the reserves estimated by Netherland Sewell as "Exchange Reserves". They include estimates of proved undeveloped reserves as well as proved developed reserves, both producing and nonproducing, as the term "proved" is defined by the Society of Petroleum Engineers. However, because the reserves are estimated using prices different from those required by the Securities and Exchange Commission, we use the term "Exchange" instead of "proved" to describe the reserve estimates for the Exchange Value.

          The Reserve Value is an estimate only and does not represent the fair market value of the underlying properties. The Reserve Values are being used solely for purposes of determining the relative value of each of the Combining Entities in the combination transactions.

          The "Exchange Value" for each Combining Entity will be equal to:

          .  Reserve Value as of the Effective Date.

          .  Less bank debt at the Effective Date.

          .  Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank or other debt assumed by Canaan from the Effective Date through July 31, 2000.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and through July 31, 2000.

          . An adjustment for any gas imbalances which Canaan and the General Partners do not expect to be material.

          . For Canaan, an upward adjustment of $5.0 million for the value of its "operating rights" as described in the Prospectus.

          . For the 1996 and 1996-I Partnerships, upward adjustments, and for Indian, a downward adjustment, for the Indian contingent production payment as described in the Prospectus.

Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Reserve Value and other components of Exchange Value was allocated in after payout sharing ratios.

          As of March 31, 2000, "payout" had not occurred for any limited partners in the 1996 Partnership.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Reserve Value and other components of Exchange Value to the limited partners and the General Partners.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and through July 31, 2000. Cash distributions from the partnerships will be suspended after July 31, 2000 to the date of the meetings to vote on the combination transactions. If the combination transactions are approved and closed the partnerships will not make any further cash distributions. If the combination transactions are not approved or closed, the partnerships will immediately pay any suspended cash distributions.

          If the allocation of Exchange Value within a partnership plus historical cash distributions is not at least 115% of the capital contributions of the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this amount is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Method of Determining Appraised Value

          A limited partner may elect to receive cash equal to the Appraised Value of his interest in a partnership. The Appraised Value was determined based on an appraisal by Madison Energy Advisors of each partnership's oil and gas properties valuing them as if sold in an orderly manner and in a reasonable period of time and in a manner consistent with appropriate industry practice. Other assets and liabilities of each partnership, consisting primarily of bank debt and working capital were valued at their respective book values. The Appraised Value also takes into consideration the cost associated with the sale of the partnership oil and gas properties and assumes the proceeds of sale of the partnership properties and working capital after payment of liabilities are distributed in a liquidation of the partnership. The appraisal was obtained in order to satisfy the requirements of the National Association of Securities Dealers that limited partners be offered the opportunity to receive cash equal to the Appraised Value of their interest in the partnership. The Appraised Value for each partnership ranges from 56% to 93% of the Exchange Values.

          If the Appraised Value of a limited partner's interest plus historical cash distributions is less than 110% of the amount of the limited partner's original investment, the Appraised Value for a limited partner electing cash will be increased to such amount. Canaan and the General Partners believe that the limited partners of the 1996 and 1996-I partnerships will be the only limited partners whose Appraised Value will be affected by this adjustment.

Calculation of Exchange Value and Appraised Value

          See Table A in this Supplement for calculation of the Exchange Value of the 1996 Partnership and Table B for the calculation of the Appraised Value of the 199
6 Partnership.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS

          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships receiving Canaan common stock or cash at Appraised Value and are fair to the partnerships as a whole.

          Please see "Recommendation of the General Partners and Fairness of the Combination Transactions" on page 71 of the Prospectus for a detailed discussion of the reasons for the General Partners' opinions. The following summarizes the principal reasons for the General Partners' opinions.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. The Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions.

          A limited partner of a partnership may elect to receive cash in lieu of Canaan common stock in an amount equal to the Appraised Value of such limited partner's interest. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value of their interest based on an appraisal of the partnership oil and gas properties performed by an independent appraiser.

                  INFORMATION CONCERNING THE 1996 PARTNERSHIP

General
          The 1996 Partnership was formed in May, 1996 and raised $9.6 million of limited partner capital contributions. As of March 31, 2000, the 1996 Partnership had distributed $3.1 million in cash to limited partners representing 32% of their original investment. The 1996 Partnership has not achieved payout for any limited partner.

          The term of the 1996 Partnership is until December 31, 2015 unless the partnership is earlier terminated in accordance with the applicable provisions of the Partnership Agreement.

          See "Information Concerning Partnerships" beginning on page 107 of the Prospectus for additional information about the 1996 Partnership.

Failure to Approve the Combination Transactions

          If the combination transactions are not approved, the 1996 Partnership will continue in its business as previously conducted. However, it is possible a new transaction might be provoked by Canaan or the General Partners, but no other terms have been discussed or considered by them. In addition, Canaan and the General Partners may also explore other alternatives, such as the sale of the Coral Group to a third party, but there is no assurance that Canaan and the General Partners could find a third party interested in purchasing as such. The terms and conditions of any such purchase and sale agreement would be as favorable as the terms offered pursuant to the combination transactions.

          If the combination transactions are not consummated, the amount of the remaining balance of the Contingent Production Payment owing from Indian to the 1996 and 1996-I partnerships will be reduced by $3 million. This will result in no gain or return on the amount of these partnerships' investments in the Contingent Production Payment. The payment of this obligation is subordinate to Indian's obligations to its bank lenders and depending on the amount of the liquidation proceeds, the Contingent Production Payment may not be paid in full. The Coral Group, including these partnerships, would also be entitled to share a portion of the 50% of the remaining proceeds of liquidation otherwise distributable to Indian shareholders, which is uncertain. The amount invested in the Contingent Production Payment represented 33% of the initial capital of the 1996 partnership and 43% of the initial capital of the 1996-I partnership. Thus, the failure to approve the combination transactions would adversely affect the returns to the limited partners in these partnerships unless the Contingent Production Payment repayment proceeds are successfully reinvested.

          As of December 31, 1999, the 1996 Partnership had bank indebtedness of $2,272,000 which is equal to 31% of the Present Value of its oil and gas reserves. If the combination transactions are not approved, the General Partners anticipate that amortization of such bank debt will begin prior to year end 2000 and such amortization will have an adverse affect on limited partner cash distributions.

          If the combination transactions are not consummated, costs and expenses incurred in connection with the combination transaction proposals will be borne by the Combining Entities, including the partnerships. Limited partners in each partnership will bear a portion of the costs allocated to each partnership based on the percentage interest of limited partners voting in favor of the combination transactions. The estimated share of expenses allocated to the 1996 Partnership is $187,000 of which a maximum of $168,300 would be allocated to limited partners, or $17 per $1,000 of investment, if all limited partners voted in favor of the combination transactions.

          Canaan and the General Partners have prepared an analysis of the present value of the estimated future net cash flows to the limited partners assuming that each partnership was continued. This value is referred to as the "Continuation Value" and is based on the following assumptions:

             The estimated future net revenues from the sale of oil and gas are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

             The partnerships will continue to incur general administrative expenses in favor of the General Partners as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

             Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

             The estimated future net cash flows have been discounted at a discount rate of 10% to arrive at the estimated Continuation Value.

          Table E in this Supplement provides a comparison of Exchange Value, Appraised Value and Continuation Value for the 1996 Partnership


                      COMBINATION VALUES AND COMPENSATION
                         AND DISTRIBUTION INFORMATION
          Set forth below are the following tables:

          .     Table A -  Calculation of estimated Exchange Values and the allocation of shares of Canaan common stock assuming a closing of the combination transactions on July 31, 2000.

          .     Table B -  Calculation of estimated Appraised Values as of July
                           31, 2000.

          .     Table C -  Calculation of Continuation Value as of July 31,
                           2000.

          .     Table D -  The General Partners' and Canaan's compensation and cash distribution history for the three most recent fiscal years and the three months ended March 31, 2000.

          .     Table E -  The amount of the limited partners' cash
                           distributions for the five most recent fiscal years and the three months ended March 31, 2000.

          .     Table F -  Comparison of Exchange Value, Appraised Value and
                           Continuation Value.

          For additional information, see the following sections of the
          Prospectus:

          . "Information Concerning the Partnerships - Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 118; and

          .   "Unaudited Pro Forma Financial Information" in Appendix B.

                                    Table A
                      Coral Reserves Energy Income Fund
                           1996 Limited Partnership
                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to July 31, 2000, after which date cash distributions will be suspended pending the meetings of the partnerships to vote on the combination transactions. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                     Amount
                                                     ------
Reserve Value of Oil and Gas
        Properties (1)........................   $7,949,500

Bank Debt as of Effective Date................
Working Capital as of Effective Date:             2,214,000
        Cash and cash equivalents.............       38,354
        Accounts receivable...................    3,019,500
        Accounts payable......................       43,995
Subtotal - Working Capital....................    3,013,859
Estimated Cash Distributions Before
          Closing (3).........................    1,413,537
Estimated Interest Expense Before
          Closing (3)                               166,855                     Shares of                      Percent of
                                                                                 Canaan                          Stock
Other Adjustments(4)                              1,600,100                  Common Stock (2)                 Outstanding (2)
                                                                             ----------------                 ---------------
Estimated Exchange Value
          at Closing(5).......................    8,736,913                           867,000                           17.34%

Allocated to:
          Limited Partners....................    7,526,357(6)                        751,548                           15.03%
          General Partner.....................      760,454(6)                         75,457                            1.51%
          Additional General Partners.........       49,914(6)                          5,031                            0.10%
          Canaan Securities...................      270,543(6)                         27,164                            0.54%
          Placing Brokers.....................      129,646(6)                          7,800                            0.16%
Limited Partner per $1000 Investment..........          781(6)                             78                              (7)

_________________________________
(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the year ended December 31, 1999.

(2) Assumes no limited partners elect to receive cash. Placing Brokers' shares based on 60% of Exchange Value.

(3) Assumes no further cash distributions after July 31, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt through July 31, 2000.

(4) Adjustment for Indian Contingent Production Payment. Balance before adjustment included in Working Capital as of Effective Date.

(5) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.3% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus for a more detailed explanation.

(6) Estimated Exchange Value for limited partners adjusted to increase Exchange Value so limited partners receive Exchange Value plus cash distributions equal to 115% of original investment and other participants reduced accordingly.

(7)  Less than 0.01%

                                    Table B
                      Coral Reserves Energy Income Fund
                           1996 Limited Partnership

                   Calculation of Estimated Appraised Value

          The Appraised Value is estimated based on Canaan's estimate of property net revenue from the September 30, 1999 Effective Date to July 31, 2000. Variances in actual net revenue or a change in the closing date will result in a change in the Appraised Value for the partnership and will similarly change Appraised Values for other partnerships. Property net revenues include proceeds from sale of production less production taxes and operating expense.

                                                                                               Amount
                                                                                               -------
Appraised Value of Oil and Gas
        Properties at Effective Date(1).............................................         $5,398,000
Estimated Property Net Revenues Before Closing(2)...................................          1,726,264
Appraised Value of Properties at Closing Date.......................................          3,671,736
Bank Debt as of Closing Date........................................................          2,365,000
Working Capital as of Closing Date:
        Cash and cash equivalents...................................................             38,354
        Accounts receivable.........................................................          3,019,500
        Accounts payable............................................................             43,995
Subtotal - Working Capital..........................................................          3,013,859
Estimated Appraised Value
        at Closing(2)...............................................................          4,320,595
Allocated to:(3)
        Limited Partners............................................................          7,037,268    (4)
        General Partner and Additional General Partners.............................                 --


Limited Partners per $1000 Investment...............................................                730

________________________
(1) As determined based on an appraisal of the partnership's properties by Madison Energy Advisors. See "Method of Determining Combination Exchange Values and Appraised Values" in the Prospectus.

(2) Estimated through July 31, 2000, and uses actual property net revenues from September 30, 1999 to March 31, 2000 and estimated property net revenues based on Netherland, Sewell report thereafter.

(3) Allocated based on liquidation provisions of applicable partnership agreement.

(4) Allocation to limited partners adjusted to increase Appraised Value so limited partners receive Appraised Value plus historical cash distributions equal to 110% of original investment.

                                    Table C
          Coral Reserves Energy Income Fund 1996 Limited Partnership
                       Calculation of Continuation Value


          The Continuation Value is based on the present value of the estimated future net cash flows to limited partners assuming the partnership was continued after July 31, 2000 which is the date used in the Prospectus to calculate the estimated Exchange Value and Appraised Value. The Continuation Value is based on the following assumptions.

          . The estimated future net revenues from the sale of oil and gas after July 31, 2000 are based on the same prices and costs that are used to estimate the Reserve Value for purposes of the Exchange Value.

          . The partnerships will continue to incur general and administrative expenses in favor of the General Partner as provided in the applicable partnership agreement in the amount of 5% of the amount of distributable cash.

          . Any partnership with bank debt is assumed to amortize such debt on a 36 month level amortization basis, assuming an interest rate of 9%, beginning July 31, 2000.

          . The estimated future net cash flows were then discounted at a discount rate of 10% to arrive at the Continuation Value.

          The following table sets forth the estimated future net cash flows for all limited partners as a group and per $1,000 of investment used to calculate the Continuation Value.

                                        Estimated Net Cash
                                               Flow               Per $1,000 of
                                        to Limited Partners        Investment
                                        -------------------       -------------
          1999/(1)/                            $    363,174              $   38
          2000                                    1,069,759                 111
          2001                                      776,558                  81
          2002                                      709,592                  74
          2003                                    1,017,330                 106
          2004                                    1,198,887                 124
          2005                                    1,016,690                 106
          Thereafter                              4,708,236                 489
          Less:
           Cash flow from
           September 30, 1999 through
           July 31, 2000/(2)/                    (1,349,859)               (140)
                                               ------------              ------
                    Total                      $  9,510,367                 987
                                               ============              ======
          Continuation Value -
          Present Value of Estimated
          Net Cash Flow at 10%
          discount rate                        $  4,991,147              $  518
                                               ============              ======

______________________
/(1)/Estimated net cash flow from September 30, 1999 Effective Date through
     December 31, 1999.

/(2)/Adjusts cash flow to July 31, 2000 evaluation date.

                                    Table D

          Coral Reserves Energy Income Fund 1996 Limited Partnership


                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                         Year Ended   December 31,
                                      ------------------------------
                                                                       Three months ended
                                       1997       1998        1999       March 31, 2000
                                      -------    -------    --------   ------------------
Reimbursement of expenses paid
to General Partner..................  $24,511    $53,583    $ 80,193        $23,696

Operating fees paid to Canaan.......    4,665     41,144      74,332         17,217
Cash distributions paid to
General Partner.....................   37,555     93,121     127,824         42,396

Cash distributions paid to
Additional General Partners.........    4,174     10,348      14,202          4,711


                                   Table E
          Coral Reserves Energy Income Fund 1996 Limited Partnership


            Summary of Cash Distributions Paid to Limited Partners

                                                  Year Ended December 31,
                              ----------------------------------------------------------
                                                                                          Three months  ended
                               1995          1996       1997        1998         1999       March  31, 2000
                              --------     -------    --------    --------    ----------  -------------------
Cash distributions
paid to limited
partners(1).................  $      -     $78,845    $375,557    $931,223    $1,278,232        $ 423,963

Cash distributions
to limited partners
per $1,000
investment..................         -           8          39          97           133               44

_________________________________________

/(1)/ Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                                    Table F
          Coral Reserves Energy Income Fund 1996 Limited Partnership


                Comparison of Exchange Value, Appraised Value
                            and Continuation Value


          The following table sets forth a comparison of the Exchange Value, Appraised Value and Continuation Value for the 1996 Partnership for the limited partners as a group and for each limited partner per $1000 of investment all as of July 31, 2000.


                                                 Liquidation/          Continuation
                                                 Appraised Value          Value             Exchange Value
                                                 ---------------       ------------         --------------
1996 Partnership
Limited Partners                                      $7,037,268        $4,991,147              $7,526,357
Limited Partners per $1000 of investment                     730               518                     781


          The Exchange Value does not represent the fair value of the partnership or its net assets and is being used solely for purposes of determining the relative ownership of Canaan by the 1996 Partnership. There is no assurance that the value of common stock received by a limited partner will be equal to Exchange Value. The Continuation Value is based on the present value of the estimated future net cash flows to the limited partners if the partnership were continued. The Appraised Value is the amount a limited partner may elect to receive in cash and is based on an appraisal of the partnership's assets and an assumed liquidation of the 1996 Partnership.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation provides that, pursuant to Oklahoma law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. The provision in the Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Oklahoma law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, as well as for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Oklahoma law. The provision also does not affect a director's responsibilities under any other law, such as the state or federal securities laws.

     Under Section 1031 of the Oklahoma General Corporation Act, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Oklahoma law. The Certificate of Incorporation requires the Registrant to indemnify such person against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, an officer or director will not be entitled to indemnification in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Registrant, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for expenses.

     The Registrant has entered into Indemnification Agreements with each non-employee director of the Registrant that require the Registrant to indemnify such persons against certain liabilities and expenses incurred by any such persons by reason of their status or service as directors of the Registrant. The Indemnification Agreements also set forth procedures that will apply in the event of a claim for indemnification under such agreements. In addition, the Indemnification Agreements require that the Registrant use commercially reasonable efforts to maintain policies of directors' liability insurance.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 21. Exhibits and Financial Statements Schedules.

Exhibit No.    Description
-----------    -----------

2.1/(4)/ Plan of Combination, dated as of February 11, 2000, by and between the Registrant, Coral Reserves, Inc., Coral Reserves Energy Corp., Indian Oil Company, Canaan Securities, Inc. and the partnerships.


2.1(a)/(4)/    Amendment No. 1 to Plan of Combination dated May 5, 2000.


2.1(b)/(4)/    Amendment No. 2 to Plan of Combination dated July 20, 2000.

2.2/(4)/ Agreement and Plan of Merger dated February 15, 1999, between Registrant, Indian Oil Company, Coral Reserves, Inc. and Coral Reserves Energy Corp. and First Amendment dated February 15, 1999.

2.3/(4)/ Management Agreement dated February 15, 1999, between Coral Reserves Group, Ltd. and Indian Oil Company.

3.1(a)/(4)/    Amended and Restated Certificate of Incorporation of Registrant.

3.1(b)/(4)/    Amended and Restated Bylaws of Registrant.

3.2(a)/(4)/    Amended and Restated Certificate of Incorporation of Indian Oil
               Company.

3.2(b)/(4)/    Amended and Restated Bylaws of Indian Oil Company.

3.3(a)/(4)/    Certificate of Incorporation of Canaan Securities, Inc.

3.3(b)/(4)/    Bylaws of Canaan Securities, Inc.

3.4(a)/(4)/    Certificate of Incorporation of Coral Reserves, Inc.

3.4(b)/(4)/    Bylaws of Coral Reserves, Inc.

3.5(a)/(4)/    Certificate of Incorporation of Coral Reserves Energy Corp.

3.5(b)/(4)/    Bylaws of Coral Reserves Energy Corp.

3.6(a)/(1)(4)/ Amended and Restated Agreement of Limited Partnership of Coral
               Reserves Energy Income Fund 1996 Limited Partnership.

3.6(b)/(2)(4)/ Amended and Restated Agreement of Limited Partnership of Coral
               Reserves 1996 Institutional Limited Partnership.


5.1/(4)/ Opinion of Crowe & Dunlevy, A Professional Corporation, regarding the legality of the securities being registered.

8.1/(4)/ Opinion of Crowe & Dunlevy, A Professional Corporation, with respect to certain tax matters.

10.1/(4)/      Stock Option Plan of the Registrant.

10.2/(4)/      Form of Indemnification Agreement by and between the Registrant and non-employee directors.

10.3/(3)(4)/   Form of Change of Control Agreement by and between the Registrant and executive officers.

10.4/(4)/      Shareholders Agreement between Registrant and shareholders of
               Registrant and of Indian Oil Company.

10.5(a)/(4)/   Credit Agreement between Indian Oil Company and Bank One,
               Oklahoma, N.A. dated December 22, 1997.

10.5(b)/(4)/   First Amendment to Credit Agreement by and between Indian Oil
               Company and Bank One, Oklahoma, N.A. dated August 10, 1998.

10.5(c)/(4)/   Second Amendment to Credit Agreement by and between Indian Oil
               Company and Bank One, Oklahoma, N.A. dated February 26, 1999.

10.5(d)/(4)/   Third Amendment to Credit Agreement by and between Indian Oil
                Company and Bank One, Oklahoma, N.A. dated March 31, 1999.

10.5(e)/(4)/   Fourth Amendment to Credit Agreement by and between Indian Oil
               Company and Bank One, Oklahoma, N.A.

10.5(f)/(4)/   Intercreditor Agreement by and among Bank One, Oklahoma, N.A.,
               MidFirst Bank and Indian Oil Company dated March 31, 1999.

10.5(g)/(4)/   Intercreditor Agreement by and among BankOne, Oklahoma, N.A.,
               Coral Reserves, Inc., Coral Reserves Energy Corp., Coral Reserves
               Group, Ltd., Coral Reserves Energy Income Fund 1996 Limited
               Partnership and Indian Oil Company.

10.5(h)/(4)/   Fifth Amendment to Credit Agreement by and Between Indian Oil
               Company and Bank One, Oklahoma, N.A.


10.5(i)/(4)/   Sixth Amendment to Credit Agreement by and between Indian Oil
               Company and Bank One, Oklahoma, N.A.

10.6(a)/(4)/   Credit Agreement among Indian Oil Company, Cibola Corporation and
               MidFirst Bank dated March 31, 1999.

10.6(b)/(4)/   First Amendment to Credit Agreement among Indian Oil Company,
               Cibola Corporation, Richard R. Dunning, Larry D. Hartzog, Michael
               C. Black, Dunning Family Limited Partnership, and Michael C.
               Black, Trustee of the Michael C. Black Revocable Trust and
               MidFirst Bank dated as of May 1999.

10.6(c)/(4)/   Intercreditor Agreement dated March __, 1999 by and among
               MidFirst Bank, Coral Reserves, Inc., Coral Reserves Energy Corp,
               Coral Reserves Group, Ltd. and Indian Oil Company.

10.6(d)/(4)/   Second Amendment to Credit Agreement dated February __, 2000, by
               Indian Oil Company, Cibola Corporation, Richard R. Dunning, Larry
               D. hartzon, Michael C. Black, Dunning Family Limited Partnership and Michael C. Black, Trustee of The Michael C. Black Revocable
               Trust and MidFirst Bank.

10.6(e)/(4)/   First Amendment to Intercreditor Agreement dated February __,
               2000, by and among MidFirst Bank, Coral Reserves, Inc., Coral
               Reserves Energy Corp., Canaan Energy Corporation and Indian Oil
               Company.

10.7(a)/(4)/   Promissory Note of Indian Oil Company in favor of Larry D.
               Hartzog dated January 20, 1993.

10.7(b)/(4)/   Promissory Note of Indian Oil Company in favor of Richard R.
               Dunning dated January 20, 1993.

10.7(c)/(4)/   Promissory Note of Indian Oil Company in favor of Michael C.
               Black dated January 20, 1993.

10.8 /(4)/     Amended and Restated Promissory Notes of Indian Oil Company in
               favor of Cibola Corporation dated January 2000.


10.9/(4)/      Asset Purchase Agreement between Indian Oil Company and Indco,
               L.L.C.

10.10 /(4)/    Stock Purchase Agreement among Coral Reserves Group, Ltd., Coral
               Reserves, Inc., Coral Reserves Energy Corp. and Michael Mewbourn dated November 30, 1998.

10.11(a)/(4)/  Consulting Agreement dated April 1, 1999 between Anthony
               "Skeeter" Lasuzzo and Indian Oil Company.

10.11(b)/(4)/  Stock Rights Certificate dated April 1, 1999 between Anthony
               "Skeeter" Lasuzzo and Indian Oil Company.

10.11(c)/(4)/  Letter agreement dated September 29, 1999 between Anthony
               "Skeeter" Lasuzzo and Richard R. Dunning.

10.12/(4)/     Settlement Agreement among stockholders of Indian Oil Company dated May 3, 2000.

12.1/(4)/      Calculation of Ratio of earnings to Fixed Charges of Canaan
               Energy Corporation

12.2/(4)/      Calculation of Ratio of Earnings to Fixed Charges of Indian Oil
               Company.

12.3/(4)/      Calculation of Ratio of Earnings to Fixed Charges of Coral
               Reserves, Inc.

12.4/(4)/      Calculation of Ratio of Earnings to Fixed Charges of Coral
               Reserves Energy Corp.

12.5/(4)/      Calculation of Ratio of Earnings to Fixed Charges of Coral
               Reserves Natural Gas Income Fund 1990 Limited Partnership.

12.6/(4)/      Calculation of Ratio of Earnings to Fixed Charges of Coral
               Reserves Natural Gas Income Fund 1991 Limited Partnership.

12.7/(4)/      Calculation of Ratio of Earnings to Fixed Charges of Coral
               Reserves Natural Gas Income Fund 1992 Limited Partnership.

12.8/(4)/      Calculation of Ratio of Earnings to Fixed  Charges of Coral
               Reserves Natural Gas Income Fund 1993 Limited Partnership.

12.9/(4)/      Calculation of Ratio of Earnings to Fixed Charges of Coral
               Reserves 1993 Institutional Limited Partnership.

12.10/(4)/     Calculation of Ratio of Earnings to Fixed Charges of Coral
               Reserves Energy Income Fund 1995 Limited Partnership.

12.11/(4)/     Calculation of Ratio of Earnings to Fixed Charges of Coral
               Reserves Energy Income Fund 1996 Limited Partnership.

12.12/(4)/     Calculation of Ratio of Earnings to Fixed Charges of Coral
               Reserves 1996 Institutional Limited Partnership.

23.1/(4)/      Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibits 5.1 and 8.1).

23.2/(5)/      Consent of KPMG, L.L.P.

23.3/(5)/      Consent of William T. Zumwalt, Inc.


23.4/(4)/      Consent of Netherland, Sewell and Associates, Inc.

23.5/(5)/      Consent of Nishball, Carp, Niedermeier, Pacowta & Co., P.C.


23.6/(5)/      Consent of Madison Energy Advisors, Inc.

27/(4)/        Financial Data Schedule.

99.1/(4)/      Reserve Reports of Netherland, Sewell & Associates, Inc.

99.2/(4)/      Form of Proxy and Cash Election Form and Letter of Transmittal.


99.3           Intentionally ommitted.

99.4/(4)/      Consent of Thomas H. Henson to be named director.


99.5/(4)/      Appraisal of Madison Energy Advisors.

99.6/(4)/      Consent of Michael P. Cross to be named director.

99.7/(4)/      Consent of Mischa Gorkuscha to be named director.

99.8/(4)/      Consent of Randy Harp to be named director.

____________________

(1) Agreements of limited partnership for the 1990, 1991, 1992, 1993 and 1995 Partnerships are substantially identical to the 1996 Partnership agreement and are not being filed.

(2) Agreement of limited partnership for the 1993-I Partnership is substantially identical to the 1996-I Partnership agreement and is not being filed.

(3)  To be entered into with Messrs. Woodard, Penton, Mewbourn, Henson and
     Lasuzzo.

(4)  Previously filed.

(5)  Filed herewith.



Item 22. Undertakings.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 herein, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.


                        [SIGNATURES ON FOLLOWING PAGE]

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 11, 2000.

                                      CANAAN ENERGY CORPORATION


                                      By:   /s/ Leo E. Woodard
                                          --------------------------------------
                                            Leo E. Woodard, Chairman and Chief
                                            Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                 Date
---------                                      -----                                 ----
/s/ Leo E. Woodard                 Chairman and Chief Executive Officer              August 11, 2000
-------------------------
Leo E. Woodard

/s/ John Penton                    President and Director                            August 11, 2000
-------------------------
John Penton

/s/ Michael S. Mewbourn            Sr. Vice President, Chief Financial Officer
-------------------------
Michael S. Mewbourn                and Director                                      August 11, 2000